UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Amplify Energy Corp.
500 Dallas Street, Suite 1700
Houston, Texas 77002
(832) 219-9001
Notice of Special Meeting of Shareholders
                 , 2025
To our Shareholders:
You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Amplify Energy Corp. (“Amplify,” the “Company,” “we,” “us” or “our”), to be held virtually on                 , 2025 at                 Central Time. Amplify stockholders will be able to virtually attend and vote at the Special Meeting via the internet at www.cesonlineservices.com/ampysm_vm. In order to virtually attend, you must register in advance at www.cesonlineservices.com/ampysm_vm prior to       , 2025 at                 Central Time. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting.
On January 14, 2025, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Amplify DJ Operating LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company (“First Merger Sub”), Amplify PRB Operating LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company (“Second Merger Sub,” and together with First Merger Sub, the “Merger Subs”), North Peak Oil & Gas, LLC, a Delaware limited liability company (“NPOG”), Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company (“COG,” and together with NPOG, the “Acquired Companies”), and, solely for purposes of the specified provisions therein, Juniper Capital Advisors, L.P., a Delaware limited partnership (“Juniper”), and the Specified Company Entities set forth on Annex A thereto, pursuant to which, subject to the satisfaction or waiver of certain conditions in the Merger Agreement, (a) First Merger Sub will merge with and into NPOG, with NPOG being the surviving entity and an indirect, wholly owned subsidiary of Amplify and (b) Second Merger Sub will merge with and into COG, with COG being the surviving entity and an indirect, wholly owned subsidiary of Amplify (clauses (a) and (b), together, the “Mergers”). All capitalized terms used but not defined in this notice have the meaning given to them in the Merger Agreement.
Subject to the terms and conditions of the Merger Agreement, at the Effective Time, all of the issued and outstanding limited liability company interests of each of the Acquired Companies will automatically be converted into the right to receive, in the aggregate, 26,729,315 validly issued, fully paid and nonassessable shares of the Company’s common stock (the “Aggregate Merger Consideration”), par value $0.01 per share (the “Common Stock”). It is anticipated that, as a result of these transactions, (a) our current stockholders will own approximately 61% of our outstanding Common Stock, on a fully diluted basis, (b) Juniper (and/or its affiliates) will own approximately 39% of our outstanding Common Stock, on a fully diluted basis, and (c) we will own 100% of the Acquired Companies.
Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “AMPY.” As a result, we are required to comply with the applicable provisions of Section 312.03 of the NYSE Listed Company Manual, pursuant to which stockholder approval is required prior to the issuance of securities in connection with certain acquisitions of stock or assets of another company where such issuance (i) equals 20% or more of the common stock or voting power outstanding before such issuance under Section 312.03(c) of the NYSE Listed Company Manual or (ii) constitutes a change of control under Section 312.03(d) of the NYSE Listed Company Manual.
Accordingly, we are holding the Special Meeting for stockholders to consider and vote upon the following:
1.
Proposal No. 1 — The Stock Issuance Proposal — RESOLVED, to approve the issuance of Common Stock in connection with the Mergers, for purposes of complying with Section 312.03(c)

of the NYSE Listed Company Manual and, in the event such issuance constitutes a change of control, Section 312.03(d) of the NYSE Listed Company Manual (the “Stock Issuance Proposal”); and
2.
Proposal No. 2 — The Adjournment Proposal — RESOLVED, to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal (the “Adjournment Proposal”).

These items are fully described in the proxy statement, which is part of this notice.
All stockholders of record as of                 , 2025, the record date for the Special Meeting (the “Record Date”), are entitled to vote at the Special Meeting.
We are providing the accompanying proxy statement and proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Special Meeting (including following any adjournments or postponements of the Special Meeting). Information about the Special Meeting, the Transactions (as defined herein) and other related business to be considered by our stockholders at the Special Meeting is included in this proxy statement. Whether or not you plan to attend the Special Meeting, we urge all stockholders to read this proxy statement, including the annexes and the accompanying financial statements of the Acquired Companies and the pro forma financial information included herein, carefully and in its entirety. In particular, we urge you to read carefully the section entitled “Risk Factors” in the accompanying proxy statement. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The accompanying proxy statement, including the summary of the Merger Agreement beginning on page 10 thereof, is incorporated by reference in this notice.
After careful consideration, our Board of Directors (the “Board”) has unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers and the issuance of Common Stock pursuant thereto (the “Transactions”) are advisable, fair to, and in the best interests of the Company and its stockholders, (b) approved and adopted the Merger Agreement and the Transactions and (c) resolved to recommend that our stockholders vote “FOR” the approval of the Stock Issuance Proposal and the Adjournment Proposal.
The Board unanimously recommends that you vote “FOR” the Stock Issuance Proposal and “FOR” the Adjournment Proposal.
When you consider the Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Transactions that may conflict with your interests as a stockholder. Please see the section entitled “Proposal 1 — The Stock Issuance Proposal — Interests of Amplify’s Directors and Executive Officers in the Transactions” for additional information.
The Stock Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person or represented by proxy at the Special Meeting by the holders of Common Stock entitled to vote thereon, assuming a quorum is present. The Adjournment Proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote thereon.
Your vote is very important.   Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting. It is important for you to note that if the Stock Issuance Proposal does not receive the requisite vote for approval, we will not be able to consummate the Transactions. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement, and no proposal is conditioned on the approval of the Adjournment Proposal.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting virtually, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting.
Your vote is very important. Whether or not you expect to attend the Special Meeting, please vote as soon as possible to ensure that your shares are represented at the Special Meeting.
By order of the Board of Directors

Martyn Willsher
President, Chief Executive Officer and Director
YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING,
PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD.
This proxy statement is dated                 , 2025 and is expected to be first mailed to Amplify’s stockholders on or about                 , 2025.

SUMMARY TERM SHEET
This summary term sheet highlights information contained elsewhere in this proxy statement. This summary term sheet does not contain all of the information you should consider before voting. You should carefully read this entire proxy statement, including the attached annexes, for a more complete understanding of the matters to be considered at the Special Meeting (as defined herein).
This proxy statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act (each as defined herein). Please refer to the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this proxy statement for a description of the substantial risks and uncertainties related to any forward-looking statements that are included in this proxy statement.
All references in this proxy statement to “we,” “our,” “us,” “Amplify” or the “Company” refer to Amplify Energy Corp. and its subsidiaries.
Our board of directors (the “Board”) is soliciting the enclosed proxy card for use at the special meeting of stockholders (the “Special Meeting”) to be held virtually on                 , 2025 at      Central Time. Amplify stockholders will be able to virtually attend and vote at the Special Meeting via the internet at www.cesonlineservices.com/ampysm_vm. In order to virtually attend, you must register in advance at www.cesonlineservices.com/ampysm_vm prior to                 , 2025 at                 Central Time. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting.
We are holding the Special Meeting for stockholders to consider and vote upon the following:
1.
Proposal No. 1 — The Stock Issuance Proposal — RESOLVED, to approve the issuance of Common Stock in connection with the Mergers, for purposes of complying with Section 312.03(c) of the NYSE Listed Company Manual and, in the event such issuance constitutes a change of control, Section 312.03(d) of the NYSE Listed Company Manual (the “Stock Issuance Proposal”); and

2.
Proposal No. 2 — The Adjournment Proposal — RESOLVED, to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal (the “Adjournment Proposal”).

Each of the Stock Issuance Proposal and the Adjournment Proposal are described more fully in the sections entitled “Proposal 1 — The Stock Issuance Proposal” and “Proposal 2 — The Adjournment Proposal.”
Amplify is an independent oil and natural gas company engaged in the acquisition, development, exploitation and production of oil and natural gas properties. Our business activities are conducted through OLLC, our wholly owned subsidiary, and its wholly owned subsidiaries. Our assets consist primarily of producing oil and natural gas properties located in Oklahoma, the Rockies, federal waters offshore Southern California, East Texas/North Louisiana, and the Eagle Ford Shale (Non-op). Most of our oil and natural gas properties are located in large, mature oil and natural gas reservoirs. The Company’s properties consist primarily of operated and non-operated working interests in producing and undeveloped leasehold acreage and working interests in identified producing wells. For more information about us, please see the section entitled “Information About the Parties.”
The Acquired Companies are composed of (i) North Peak Oil & Gas, LLC, a Delaware limited liability company (“NPOG”), and (ii) Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company (“COG”), and their respective subsidiaries. NPOG is a privately held oil and gas exploration and production company that primarily, together with its wholly owned subsidiaries, operates in the northern part of the Denver-Julesburg Basin of Colorado and Wyoming (the “DJ Basin”). NPOG and its subsidiaries own approximately 94,890 net leasehold acres in the DJ Basin, approximately 62% of which is held by production, with an average working interest of 94%. COG is a privately held oil and gas exploration and production

i

company that, together with its subsidiaries, operates in the Powder River Basin of Wyoming (the “PRB”). COG and its subsidiaries own approximately 220,580 net leasehold acres in the PRB, approximately 37% of which is held by production, with an average working interest of 76%. For more information about the Acquired Companies, please see the sections entitled “Information About the Parties” and “Information About the Acquired Companies.”
On January 14, 2025, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Amplify DJ Operating LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company (“First Merger Sub”), Amplify PRB Operating LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company (“Second Merger Sub,” and together with First Merger Sub, the “Merger Subs”), NPOG, COG (together with NPOG, the “Acquired Companies”), and, solely for purposes of the specified provisions therein, Juniper Capital Advisors, L.P., a Delaware limited partnership (“Juniper”), and the Specified Company Entities set forth on Annex A thereto, pursuant to which, subject to the terms and conditions of the Merger Agreement, (a) First Merger Sub will merge with and into NPOG, with NPOG being the surviving entity and an indirect, wholly owned subsidiary of Amplify and (b) Second Merger Sub will merge with and into COG, with COG being the surviving entity and an indirect, wholly owned subsidiary of Amplify (clauses (a) and (b), together, the “Mergers”). All capitalized terms used but not defined in this proxy statement have the meaning given to them in the Merger Agreement.
Subject to the terms and conditions of the Merger Agreement, at the Effective Time, all of the issued and outstanding limited liability company interests of each of the Acquired Companies (collectively, the “Company Units”) will automatically be converted into the right to receive, in the aggregate, 26,729,315 validly issued, fully paid and nonassessable shares (the “Aggregate Merger Consideration”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”).
It is anticipated that immediately after the consummation of the Transactions, (a) our current stockholders will own approximately 61% of our outstanding Common Stock, on a fully diluted basis, (b) Juniper (or its affiliates) will own approximately 39% of our outstanding Common Stock, on a fully diluted basis, and (c) we will own 100% of the Acquired Companies. Our management and Board considered various factors in determining whether to approve the Merger Agreement and the Transactions, including the Mergers and issuance of 26,729,315 shares of Common Stock (the “Stock Issuance”). For more information about the Board’s reasons for approving the Transactions, see the section entitled “Proposal 1 — The Stock Issuance Proposal — Our Board of Directors’ Reasons for the Approval of the Transactions and the Stock Issuance.”
Unless waived by the parties to the Merger Agreement, and subject to applicable law, the closing of the Mergers (the “Closing”) is subject to a number of conditions set forth in the Merger Agreement, including, among others, (i) the receipt of approval of the Stock Issuance by the affirmative vote of at least a majority of the votes cast in person or represented by proxy at the Special Meeting by the holders of Common Stock entitled to vote thereon; (ii) the receipt of certain specified consents or waivers from certain of Amplify’s and the Acquired Companies’ creditors (or the relevant indebtedness of Amplify or the Acquired Companies shall no longer be outstanding); and (iii) the approval for listing by the NYSE of the shares of Common Stock to be issued in connection with the Mergers. For more information about the closing conditions to the Transactions, please see the section entitled “Proposal 1 — The Stock Issuance Proposal — The Merger Agreement — Conditions to Closing.”
The Merger Agreement may be terminated at any time prior to the consummation of the Transactions upon agreement of the parties thereto, or by us or the Acquired Companies in specified circumstances. For more information about the termination rights under the Merger Agreement, please see the section entitled “Proposal 1 — The Stock Issuance Proposal — The Merger Agreement — Termination.”
The proposed Transactions involve numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”
In considering the recommendation of our Board to vote for the proposals presented at the Special Meeting, including the Stock Issuance Proposal, you should be aware that aside from their interests as stockholders, certain members of our Board and management have interests in the Transactions that are different from, or in addition to (and which may conflict with), the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating the Merger Agreement, the Related Agreements and the Transactions, and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Stock Issuance Proposal. Shareholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Stock Issuance Proposal. For more information, please see the section entitled “Proposal 1 — The Stock Issuance Proposal — Interests of Amplify’s Directors and Executive Officers in the Transactions.”.

FREQUENTLY USED TERMS
Throughout this proxy statement, except as otherwise indicated:
“Amplify” or the “Company” means Amplify Energy Corp., a Delaware corporation.
“Amplify Parties,” “we,” “us,” “our” or the “Company” means Amplify and its consolidated subsidiaries.
“Acquired Companies” means, collectively, North Peak Oil & Gas, LLC, a Delaware limited liability company, and Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company.
“Board” or “Board of Directors” means the board of directors of Amplify.
“Bylaws Amendment” means the first amendment to the third amended and restated bylaws of Amplify, the form of which is included as Annex B hereto.
“Deloitte” means Deloitte & Touche LLP, Amplify’s independent registered public accounting firm.
“EQ” means Equiniti Trust Company, LLC, Amplify’s transfer agent.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“GAAP” means accounting principles generally accepted in the United States as in effect from time to time.
“Gibson” means Gibson, Dunn & Crutcher LLP, counsel to Juniper and the Acquired Companies with respect to the Transactions.
“Houlihan Lokey” means Houlihan Lokey Capital, Inc., financial advisor to Amplify with respect to the Mergers.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Juniper” means Juniper Capital Advisors, L.P., a Delaware limited partnership.
“Kirkland” means Kirkland & Ellis LLP, counsel to Amplify with respect to the Transactions.
“NYSE” means the New York Stock Exchange.
“OLLC” means Amplify Energy Operating LLC, the Company’s wholly owned subsidiary through which it operates its properties.
“Related Agreements” means the Bylaws Amendment and the Stockholder Agreement, the forms of which are included as Annexes B and C, respectively, hereto, and any other agreement, instrument or certificate required by, or contemplated in connection with, the Merger Agreement to be executed by any of the parties thereto, Juniper or any designee of the Acquired Companies as contemplated by the Merger Agreement, in each case, only as is applicable to the relevant party or parties to such Related Agreement, as indicated by the context in which such term is used in the Merger Agreement.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Transactions” means the transactions contemplated by the Merger Agreement.

GLOSSARY OF OIL AND NATURAL GAS TERMS
“Basin” means a large depression on the earth’s surface in which sediments accumulate.
“Barrel” or “Bbl” means one stock tank barrel, or 42 U.S. gallons liquid volume, used in reference to oil or other liquid hydrocarbons.
“Bcf” means one billion standard cubic feet of natural gas.
“Boe” means one barrel of oil equivalent, calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Bbl of oil.
“Boe/d” means one Boe per day.
“Completion” means the process of treating a drilled well followed by the installation of permanent equipment for the production of oil, natural gas or NGLs.
“Development Well” means a well drilled within the proved area of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.
“Exploitation” means a development or other project which may target proven or unproven reserves (such as probable or possible reserves) but which generally has a lower risk than that associated with exploration projects.
“Exploratory Well” means a well drilled to find and produce oil and natural gas reserves not classified as proved, to find a new reservoir in a field previously found to be productive of oil or natural gas in another reservoir or to extend a known reservoir.
“Formation” means a layer of rock which has distinct characteristics that differs from nearby rock.
“Gross Acres” or “Gross Wells” means the total acres or wells, as the case may be, in which we have a working interest.
“Mcf” means one thousand cubic feet of natural gas.
“Mboe” means one thousand barrels of oil equivalent.
“MBoe/d” means one thousand barrels of oil equivalent per day.
“MMbbl” means one million stock tank barrels.
“MMBoe” means one million barrels of oil equivalent.
“Net Acres,” “Net Leasehold Acres” or “Net Wells” means gross acres or wells, as the case may be, multiplied by our working interest ownership percentage.
“Net Production” means production that is owned by us less royalties and production due others.
“NGLs” means the combination of ethane, propane, butane and natural gasolines that, when removed from natural gas, become liquid under various levels of higher pressure and lower temperature.
“NYMEX” means New York Mercantile Exchange.
“NYMEX Henry Hub” means the major exchange for pricing natural gas futures on the New York Mercantile Exchange, frequently referred to as the Henry Hub Index.
“Oil” means oil and condensate.
“Operator” means the individual or company responsible for the exploration and/or production of an oil or natural gas well or lease.
“Plugged and abandoned” means the sealing off of fluids in the strata penetrated by a well so that the fluids from one stratum will not escape into another stratum or to the surface. Regulations of all states require plugging of abandoned wells.

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“Productive well” means a well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.
“Proved Reserves,” “Proved Oil and Natural Gas Reserves” or “Proved Oil and Natural Gas Properties” means those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible, from a given date forward, from known reservoirs and under existing economic conditions, operating methods and government regulations, prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced, or the operator must be reasonably certain that it will commence the project within a reasonable time. The area of the reservoir considered as proved includes (i) the area identified by drilling and limited by fluid contacts, if any, and (ii) adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or natural gas on the basis of available geoscience and engineering data. In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons, as seen in a well penetration, unless geoscience, engineering or performance data and reliable technology establishes a lower contact with reasonable certainty. Where direct observation from well penetrations has defined a highest known oil elevation, and the potential exists for an associated natural gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty. Reserves that can be produced economically through application of improved recovery techniques (including fluid injection) are included in the proved classification when (i) successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir, or an analogous reservoir or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (ii) the project has been approved for development by all necessary parties and entities, including governmental entities. Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price used is the average price during the twelve-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.
“Proved Undeveloped Reserves,” “Proved Undeveloped Oil and Natural Gas Reserves” or “Proved Undeveloped Oil and Natural Gas Properties” means proved oil and natural gas reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated unless such techniques have been proved effective by actual tests in the area and in the same reservoir.
“Realized Price” means the cash market price less all expected quality, transportation and demand adjustments.
“Reserves” means estimated remaining quantities of oil and natural gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and natural gas or related substances to market and all permits and financing required to implement the project. Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

“Reservoir” means a porous and permeable underground formation containing a natural accumulation of producible oil and/or natural gas that is confined by impermeable rock or water barriers and is individual and separate from other reserves.
“SEC pricing” means the unweighted average first-day-of-the-month commodity price for crude oil or natural gas for each month within the 12-month period prior to the end of the reporting period, adjusted by lease for market differentials (quality, transportation, fees, energy content, and regional price differentials). The SEC provides a complete definition of prices in “Modernization of Oil and Gas Reporting” (Final Rule, Release Nos. 33-8995; 34-59192).
“Undeveloped acreage” means lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.
“Working Interest” means an interest in an oil and natural gas lease that gives the owner of the interest the right to drill for and produce oil and natural gas on the leased acreage and generally requires the owner to pay a share of the costs of drilling and production operations.
“Workover” means operations on a producing well to restore or increase production.
“WTI” means West Texas Intermediate.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS
Why am I receiving this proxy statement?
We are sending you this proxy statement and the enclosed proxy card because our Board is soliciting your proxy to vote on proposals in connection with the Mergers. This proxy statement summarizes the information you need to know to vote at the Special Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply sign, date and return the enclosed proxy card or voting instruction form provided by your bank or broker, or follow the instructions specified in your proxy card or voting instruction form to vote by telephone or via the internet.
We intend to begin delivering this proxy statement, the attached notice of our Special Meeting and the enclosed proxy card on or about           , 2025 to all stockholders who own Common Stock as of the Record Date (as defined herein) and are thus entitled to vote at the Special Meeting. As of the Record Date, there were approximately                 shares of Common Stock issued and entitled to vote at the Special Meeting. Our Common Stock is our only class of stock entitled to vote at the Special Meeting.
What is a proxy and how does it work?
Our Board is asking for your proxy. A “proxy” is your legal designation of another person to vote the stock you own in the manner you direct. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By giving your proxy to the persons named as proxy holders in the proxy card accompanying this proxy statement, you authorize them to vote your shares of Common Stock at the Special Meeting in the manner you direct. You may cast votes “FOR,” “AGAINST” or “ABSTAIN” with respect to both, either or neither of the matters we are submitting to a vote of holders of Common Stock at the Special Meeting.
What will Juniper or its affiliates receive for the Company Units in the Mergers?
In connection with the Mergers, certain affiliates of Juniper will be entitled to receive 26,729,315 shares of Common Stock. It is anticipated that immediately after the consummation of the Mergers, certain affiliates of Juniper will own approximately 39% of Amplify, on a fully diluted basis.
What am I voting on?
The items of business scheduled to be voted on at the Special Meeting are:
1.
Proposal No. 1 — The Stock Issuance Proposal — RESOLVED, to approve the issuance of Common Stock in connection with the Mergers, for purposes of complying with Section 312.03(c) of the NYSE Listed Company Manual and, in the event such issuance constitutes a change of control, Section 312.03(d) of the NYSE Listed Company Manual; and

2.
Proposal No. 2 — The Adjournment Proposal — RESOLVED, to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal.

Each of the Stock Issuance Proposal and the Adjournment Proposal are described more fully in the sections entitled “Proposal 1 — The Stock Issuance Proposal” and “Proposal 2 — The Adjournment Proposal.”
How does the Board recommend that I vote?
Our Board unanimously recommends that you vote:
•
“FOR” the approval of the Stock Issuance Proposal (Proposal 1); and

•
“FOR” the approval of the Adjournment Proposal (Proposal 2).

Who can vote?
You can vote your shares of Common Stock if our records show that you were the owner of the shares as of the close of business on           , 2025 (the “Record Date”). As of the Record Date, there were a total of                 shares of Common Stock issued and entitled to vote at the Special Meeting. You get one vote for each share of Common Stock that you own as of the Record Date.
How is a quorum determined?
We will hold the Special Meeting if stockholders representing the required quorum of shares of Common Stock entitled to vote authorize their proxy online or telephonically, sign and return their proxy cards or attend the Special Meeting. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote generally in the election of directors constitutes a quorum. If you authorize your proxy online or telephonically or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to indicate your vote on the proxy card.
What is the required vote for approval?
The Stock Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person or represented by proxy at the Special Meeting by the holders of Common Stock entitled to vote thereon, assuming a quorum is present. The Adjournment Proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Accordingly, a stockholder’s failure to vote by proxy or to vote in person at the Special Meeting will have no effect on the Stock Issuance Proposal or the Adjournment Proposal. An abstention, on the other hand, will be the equivalent of a vote “AGAINST” the Stock Issuance Proposal or the Adjournment Proposal.
The Transactions are conditioned on, among other things, the approval of the Stock Issuance Proposal by our stockholders. It is important for you to note that if the Stock Issuance Proposal does not receive the requisite vote for approval, we will not be able to consummate the Transactions.
What will happen in the Transactions?
Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of certain conditions therein, at the Effective Time, (a) First Merger Sub will merge with and into NPOG, with NPOG being the surviving entity and an indirect, wholly owned subsidiary of Amplify, (b) Second Merger Sub will merge with and into COG, with COG being the surviving entity and an indirect, wholly owned subsidiary of Amplify and (c) all of the issued and outstanding limited liability company interests of each of the Acquired Companies will automatically be converted into the right to receive the Aggregate Merger Consideration. For more information, please see the section entitled “Proposal 1 — The Stock Issuance Proposal — The Merger Agreement.”
How will the Transactions impact the shares of Common Stock outstanding after the Transactions?
As a result of the Transactions, the amount of Common Stock issued and outstanding, as of January 14, 2025, will increase by approximately 66% to approximately 66.7 million shares of Common Stock. It is anticipated that immediately after the consummation of the Transactions our current stockholders will own approximately 61% of our outstanding Common Stock, on a fully diluted basis, and certain affiliates of Juniper will own approximately 39% of our outstanding Common Stock, on a fully diluted basis.
Will the Common Stock received at the time of completion of the Transactions be traded on an exchange?
The Common Stock issued and outstanding prior to the Closing will continue to be listed on the NYSE. The Common Stock issued in the Stock Issuance may be registered in accordance with the rights granted to the Stockholder (as defined herein) in accordance with the Stockholder Agreement.

How will Amplify be structured following the Transactions?
Following the Effective Time, both NPOG and COG will be indirect wholly owned subsidiaries of Amplify.
What conditions must be satisfied to complete the Transactions?
There are a number of closing conditions in the Merger Agreement, including (i) the receipt of approval of the Stock Issuance Proposal by the affirmative vote of at least a majority of the votes cast in person or represented by proxy at the Special Meeting by the holders of Common Stock entitled to vote thereon; (ii) the receipt of certain specified consents or waivers from certain of Amplify’s and the Acquired Companies’ creditors (or the relevant indebtedness of Amplify or the Acquired Companies shall no longer be outstanding); and (iii) the approval for listing by the NYSE for the shares of Common Stock to be issued in connection with the Mergers. For a summary of the conditions that must be satisfied or waived prior to completion of the Transactions, please see the section entitled “Proposal 1 — The Stock Issuance Proposal — The Merger Agreement — Conditions to Closing.”
Why is Amplify proposing the Stock Issuance Proposal?
We are proposing the Stock Issuance Proposal in order to comply with applicable provisions of Section 312.03 of the NYSE Listed Company Manual, which requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company (other than a public offering for cash) where such issuance (i) equals 20% or more of the common stock or voting power outstanding before such issuance under Section 312.03(c) of the NYSE Listed Company Manual or (ii) constitutes a change of control under Section 312.03(d) of the NYSE Listed Company Manual.
In connection with the Transactions, we expect to issue 26,729,315 shares of Common Stock to certain affiliates of Juniper, which we expect will represent approximately 39% of the outstanding Common Stock, on a fully diluted basis, immediately after giving effect to the Transactions. Because we are issuing 20% or more of the outstanding Common Stock in connection with the Transactions, we are required to obtain stockholder approval of such issuance pursuant to the applicable provisions of Section 312.03 of the NYSE Listed Company Manual. For more information, please see the section entitled “Proposal 1 — The Stock Issuance Proposal.”
Why is Amplify proposing the Adjournment Proposal?
We are proposing the Adjournment Proposal to allow our Board to adjourn the special meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal. For more information, please see the section entitled “Proposal 2 — The Adjournment Proposal.”
What interests do Amplify’s current officers and directors have in the Transactions?
Our officers and directors may have interests in the Transactions that are different from, or in addition to (and which may conflict with) your interests. You should take these interests into account in deciding whether to approve the Transactions. These interests include, among other things, the expected continued employment and directorship of Martyn Willsher as chief executive officer of Amplify, and the expected continued service of Christopher W. Hamm as the executive chairman of the Board until such time as the Board shall vote to elect a different chairperson by a majority vote of the Board. Our Board was aware of and considered these interests, among other matters, in evaluating the Merger Agreement, the Related Agreements and the Transactions and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Stock Issuance Proposal and the Adjournment Proposal. For more information, please see the section entitled “Proposal 1 — The Stock Issuance Proposal — Interests of Amplify’s Directors and Executive Officers in the Transactions.”
What are the material U.S. federal income tax consequences of the Transactions to me?
Because our current stockholders will continue to own and hold their existing shares of Common Stock following the Transactions, the Transactions generally will not result in U.S. federal income tax consequences to our current stockholders.

Do I have appraisal rights if I object to the proposed Transactions?
No. Appraisal rights are not available to holders of Common Stock in connection with the Transactions.
What happens if the Merger Agreement is terminated and the Transactions are not consummated?
There are certain circumstances under which the Merger Agreement may be terminated prior to the consummation of the Transactions. If the Merger Agreement is terminated under specified circumstances, we may be obligated to pay a termination fee of $8,500,000 or to reimburse certain transaction expenses of the Acquired Companies up to $800,000. Please see the sections entitled “Proposal 1 — The Stock Issuance Proposal — The Merger Agreement — Termination” and “Proposal 1 — The Stock Issuance Proposal — The Merger Agreement — Fees and Expense Reimbursement Relating to the Termination of the Merger Agreement” for information regarding the parties’ termination rights and the termination fees.
When are the Transactions expected to be completed?
The Transactions are currently expected to close in the second quarter of 2025, subject to the approval of our stockholders of the Stock Issuance Proposal, the receipt of certain specified consents or waivers from certain of Amplify’s and the Acquired Companies’ creditors (or the relevant indebtedness of Amplify or the Acquired Companies shall no longer be outstanding), the approval for listing by the NYSE for the shares of Common Stock to be issued in connection with the Mergers and the satisfaction of other customary closing conditions. The Merger Agreement may be terminated and the Transactions abandoned by us, NPOG or COG in certain circumstances if the Closing has not occurred on or before July 14, 2025. For a description of the conditions to the completion of the Transactions, see the section entitled “Proposal 1 — The Stock Issuance Proposal — The Merger Agreement — Conditions to Closing.”
Are there any risks that I should consider as an Amplify Stockholder in deciding how to vote?
Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 17. You also should read and carefully consider the risk factors of Amplify contained in the documents that are incorporated by reference in this proxy statement.
How do I vote by proxy?
Follow the instructions on the proxy card to authorize a proxy to vote your shares of Common Stock at the Special Meeting. We urge you to sign, date and return the enclosed proxy card or voting instruction form provided by your bank or broker as soon as possible to ensure that your vote is recorded promptly. The individuals named and designated as proxies will vote your shares of Common Stock as you instruct. You have the following choices in voting your shares of Common Stock:
•
You may vote on each proposal, in which case your shares of Common Stock will be voted in accordance with your choices.

•
You may abstain from voting on (i) the Stock Issuance Proposal and/or (ii) the Adjournment Proposal, in which case no vote will be recorded with respect to the proposal. Such abstention will be the equivalent of a vote “AGAINST” the Stock Issuance Proposal or the Adjournment Proposal.

How can I authorize my proxy online or via telephone?
You may vote your shares via the internet or by telephone by following the instructions provided on your proxy card or voting instruction form. If your shares are registered in the name of a broker, bank or other financial institution, you may also be eligible to vote your shares electronically over the internet or by telephone if your financial institution makes such options available.
What if other matters come up at the Special Meeting?
As of the date of this proxy statement, the only matter we know of that will be voted on at the Special Meeting is the Stock Issuance Proposal. If other matters are properly presented at the Special Meeting, the designated proxies will vote your shares of Common Stock at their discretion.

How will my shares be voted if I return a blank proxy?
If you sign, date and return your proxy and do not indicate how you want your shares of Common Stock to be voted, then your shares of Common Stock will be voted “FOR” the approval of the Stock Issuance Proposal and “FOR” the Adjournment Proposal.
Can I change my previously authorized vote?
Yes, you can change your vote at any time before the vote on a proposal either by executing or authorizing, dating and delivering to us a new proxy electronically via the internet, by telephone or by mail at any time prior to 11:59 PM, Eastern Time, on           , 2025, the day before the Special Meeting, by giving us a written notice revoking your proxy card or by attending the Special Meeting and voting your shares of Common Stock during the Special Meeting. Your attendance at the Special Meeting will not, by itself, revoke a proxy previously given by you. We will honor the latest dated proxy.
Proxy revocation notices or new proxy cards should be sent to Amplify Energy Corp., 500 Dallas Street, Suite 1700, Houston, Texas 77002, Attention: General Counsel.
Can I vote during the Special Meeting rather than by authorizing a proxy?
You can attend the Special Meeting and vote your shares of Common Stock during the Special Meeting; however, we encourage you to authorize your proxy to ensure that your vote is counted. Authorizing your proxy electronically or telephonically, or submitting a proxy card, will not prevent you from later attending the Special Meeting and voting your shares of Common Stock during the Special Meeting.
Will my shares of Common Stock be voted if I do not provide my proxy?
If your shares of Common Stock are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares of Common Stock with instructions on how to vote such shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares of Common Stock held in “street name” by returning a proxy card directly to us or by voting in person (which would include presence at a meeting) at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.
Under NYSE rules, brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not permitted to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be “non-routine” without specific instructions from the beneficial owner. It is expected that all proposals to be voted on at the Special Meeting are “non-routine” matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power.
If you are an Amplify stockholder holding your shares of Common Stock in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares of Common Stock, your broker, bank or other nominee will not vote your shares on the Stock Issuance Proposal. Such broker non-votes will have no effect on the vote count for the Stock Issuance Proposal or the Adjournment Proposal.
What do I do if my shares are held in “street name”?
If your shares of Common Stock are held in the name of your broker, a bank or other nominee in “street name,” that party will give you instructions for voting your shares of Common Stock. If your shares of Common Stock are held in “street name” and you would like to vote your shares of Common Stock in person at the Special Meeting, you must contact your broker, bank or other nominee to obtain a proxy form from the record holder of your shares of Common Stock.
What happens if I sell my shares before the Special Meeting?
The Record Date for stockholders entitled to vote at the Special Meeting is earlier than the date of the Special Meeting. If you transfer your shares of Common Stock after the Record Date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting.

What happens if the Special Meeting is postponed or adjourned?
If the Special Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted. See “Can I change my previously authorized vote?” above.
How can I submit a question at the Special Meeting?
Stockholders attending the Special Meeting will be in a listen-only mode and will not be able to speak during the webcast. However, stockholders will be able to submit any questions by the close of business on           , 2025 in advance of the Special Meeting by visiting www.proxyvote.com with their 16-digit control number found on their proxy card or voting instruction form.
Who do I contact if I am encountering difficulties attending the Special Meeting online?
All stockholders who register to virtually attend the Annual Meeting will receive an email prior to the Annual Meeting containing the contact details of technical support in the event they encounter difficulties accessing the virtual meeting or during the meeting. Stockholders are encouraged to contact technical support if they encounter any technical difficulties with the meeting webcast.
Who will count the votes?
A representative of Sodali & Co. (“Sodali”), will count the votes and will serve as the independent inspector of election.
Who pays for this proxy solicitation?
We do. We have engaged Sodali to assist in the solicitation of proxies for the Special Meeting. We have agreed to pay Sodali a fee of $25,000, plus disbursements. We will also reimburse Sodali for reasonable out-of-pocket expenses and will indemnify Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition, we will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Common Stock for their expenses in forwarding soliciting materials to beneficial owners of shares of Common Stock and in obtaining voting instructions from those owners. In addition to sending you these materials, some of our employees or agents may contact you by telephone, by mail or in person. None of our employees will receive any extra compensation for providing those services.
When and where will the Special Meeting be held?
The Special Meeting will be held virtually on           , 2025 at            Central Time. Amplify stockholders will be able to virtually attend and vote at the Special Meeting via the internet at www.cesonlineservices.com/ampysm_vm. In order to virtually attend, you must register in advance at www.cesonlineservices.com/ampysm_vm prior to                 , 2025 at                  Central Time. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting.
Where can I find the voting results of the Special Meeting?
We will file the final voting results of the Special Meeting with the SEC in a Current Report on Form 8-K within four business days after the date of the Special Meeting, following any adjournments or postponements thereof.
I share an address with another stockholder, but we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
If you share an address with another stockholder, you may receive only one set of proxy materials unless you have provided contrary instructions. The rules promulgated by the SEC permit companies,

brokers, banks or other financial institutions to deliver a single copy of proxy statements and annual reports to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings, save significant printing and postage costs and conserve natural resources. Shareholders will receive only one copy of our proxy statements and annual reports if they share an address with another stockholder, have been previously notified of householding by their broker, bank or other financial institution, and have consented to householding, either affirmatively or implicitly by not objecting to householding. If you would like to opt out of householding for future mailings, or if you currently receive multiple copies of our annual reports and proxy statements and would prefer to receive a single copy in the future, please contact your broker, bank or financial institution. You may also obtain a separate proxy statement or annual report without charge by sending a written request to Amplify Energy Corp., 500 Dallas Street, Suite 1700, Houston, Texas 77002, Attention: General Counsel. We will promptly send additional copies of this proxy statement upon receipt of such request.
What if I receive more than one proxy card?
This means that you have multiple accounts holding shares of our Common Stock. These may include accounts with our transfer agent and/or accounts with a broker, bank or other holder of record. In order to vote all of the shares held by you in multiple accounts, you will need to vote separately the shares held in each account. Please follow the voting instructions provided on each proxy card to ensure that all of your shares are voted.
You are encouraged to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, EQ, at EQ, PO Box 500, Newark, NJ 07101 or at its toll-free number (800) 937-5449 or on its website at https://equiniti.com/us/ast-access/
What do I need to do now?
You are urged to read carefully and consider the information contained in this proxy statement, including the annexes hereto. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares of Common Stock through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.
Who can help answer my questions?
If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:
Amplify Energy Corp.
Jim Frew — Senior Vice President and Chief Financial Officer
(832) 219-9044
james.frew@amplifyenergy.com
Michael Jordan — Director, Finance and Treasurer
(832) 219-9051
michael.jordan@amplifyenergy.com
To help ensure timely delivery, please request any such additional copies no later than five business days prior to the Special Meeting. You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”
The SEC has an informational website that provides stockholders with general information about how to cast their vote and why voting should be an important consideration for stockholders. You may access that information at www.sec.gov/spotlight/proxymatters.shtml or at www.investor.gov.

If you have any questions or need assistance voting your shares of Common Stock, you may also contact our proxy solicitor at:
Sodali & Co.
430 Park Avenue
14th Floor
New York, NY 10022
Stockholders Call Toll-Free: (800) 662-5200
Banks, Brokers, Trustees, and Other Nominees Call Collect: (203) 658-9400
E-mail: AMPY@investor. sodali.com

PROXY STATEMENT SUMMARY
This summary highlights selected information contained elsewhere in this proxy statement. This summary does not contain all of the information that may be important to you. You should carefully read this entire proxy statement, including the annexes and accompanying financial statements of the Acquired Companies and pro forma financial information included herein, to fully understand the proposed Transactions before voting on the proposals to be considered at the Special Meeting. Please see the section entitled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference” of this proxy statement.
The Companies
Amplify Energy Corp.
Amplify is an independent oil and natural gas company engaged in the acquisition, development, exploitation and production of oil and natural gas properties. Our management evaluates performance based on one reportable business segment, as the economic environments are not different within the operation of our oil and natural gas properties. Our business activities are conducted through OLLC, our wholly owned subsidiary, and its wholly owned subsidiaries. Our assets consist primarily of producing oil and natural gas properties located in Oklahoma, the Rockies, federal waters offshore Southern California, East Texas/North Louisiana, and the Eagle Ford Shale (Non-op). Most of our oil and natural gas properties are located in large, mature oil and natural gas reservoirs.
Our securities are currently traded on NYSE under the ticker symbol “AMPY.”
The mailing address of our principal executive office is 500 Dallas Street, Suite 1700, Houston, Texas 77002 and our telephone number is (832) 219-9001.
For more information about us, please see the section entitled “Information About The Parties.”
Merger Subs
The Merger Subs are indirect wholly owned subsidiaries of Amplify.
The mailing address of both Merger Subs’ principal executive offices is 500 Dallas Street, Suite 1700, Houston, Texas 77002, and their telephone number is (832) 219-9001.
North Peak Oil & Gas, LLC
NPOG is a privately held oil and gas exploration and production company that primarily that, together with its wholly owned subsidiaries, operates in the northern part of the DJ Basin. NPOG and its subsidiaries own approximately 94,890 net leasehold acres in the DJ Basin, approximately 62% of which is held by production, with an average working interest of 94%.
The mailing address of NPOG’s principal executive office is c/o Boomtown Oil, LLC, 1416 Campbell RD, Suite 208B, Houston, TX 77055-4758, and its telephone number is (713) 489-6780.
For more information about NPOG, please see the sections entitled “Information About the Parties,” “Information About the Acquired Companies” and “Management’s Discussion and Analysis of the Acquired Companies.”
Century Oil and Gas Sub-Holdings, LLC
COG is a privately held oil and gas exploration and production company that, together with its subsidiaries, operates in the PRB. COG and its subsidiaries own approximately 220,580 net leasehold acres in the PRB, approximately 37% of which is held by production, with an average working interest of 76%.
The mailing address of COG’s principal executive office is c/o Century Natural Resources, 24285 Katy Freeway, Suite 400-C, Katy, TX 77494 and its telephone number is (281) 836-3850.

For more information about COG, please see the sections entitled “Information About the Parties,” “Information About the Acquired Companies” and “Management’s Discussion and Analysis of the Acquired Companies.”
The Merger Agreement
On January 14, 2025, we entered into the Merger Agreement with the Merger Subs, the Acquired Companies, and, solely for purposes of the specified provisions therein, Juniper and the Specified Company Entities set forth on Annex A thereto pursuant to which, at the Effective Time, and subject to the satisfaction or waiver of certain conditions in the Merger Agreement, (i) First Merger Sub will merge with and into NPOG, with NPOG being the surviving entity and an indirect, wholly owned subsidiary of Amplify; (ii) Second Merger Sub will merge with and into COG, with COG being the surviving entity and an indirect, wholly owned subsidiary of Amplify; and (iii) all of the issued and outstanding limited liability company interests of each of the Acquired Companies will automatically be converted into the right to receive the Aggregate Merger Consideration.
Related Agreements
This section describes the material provisions of certain additional agreements entered into, or to be entered into, in connection with the Merger Agreement, which we refer to as the Related Agreements, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements, the forms of which are included as Annexes B, C and D, respectively, hereto. Shareholders and other interested parties are urged to read the Related Agreements in their entirety prior to voting on the proposals presented at the Special Meeting. For more information, please see the section entitled “Proposal 1 — The Stock Issuance Proposal — Related Agreements.”
Stockholder Agreement
In accordance with the terms of the Merger Agreement, at the Closing, Amplify will enter into a Stockholder Agreement (the “Stockholder Agreement”) with North Peak Oil & Gas Holdings, LLC (“NPOG Parent”) and Century Oil and Gas Holdings, LLC (“COG Parent” and together with NPOG Parent, the “Stockholder”).
The Stockholder Agreement will provide the Stockholder the right (but not obligation) to designate a number of nominees (each such person, and any other person designated for nomination by the Stockholder pursuant to the Stockholder Agreement, a “Stockholder Nominee”) to the Board such that:
•
From and after the date on which the Closing takes place (the “Closing Date”), until the first date on which the Stockholder has a Securities Ownership Percentage (as defined in the Stockholder Agreement) of less than 30.0%, the Stockholder may designate for nomination to the Board two Stockholder Nominees;

•
If at any time the Stockholder has a Securities Ownership Percentage of less than 30.0% but greater than or equal to 15.0% of Securities Ownership Percentage (the “Stockholder Nomination Threshold”), the Stockholder may designate for nomination to the Board one Stockholder Nominee; and

•
If at any time the Stockholder has a Securities Ownership Percentage less than the Stockholder Nomination Threshold, (i) the Stockholder will no longer have the right to designate a Stockholder Nominee to the Board and (ii) the Company will no longer be obligated to nominate a Stockholder Nominee to the Board pursuant to the Stockholder Agreement.

The Stockholder will also have the right to representation on the compensation committee of the Board (the “Compensation Committee”), which representative will be appointed as the chairman of the compensation committee, and the nominating and governance committee of the Board (the “Nominating Committee”) under the Stockholder Agreement, and in the event that the size of the Board is increased pursuant to the Third Amended and Restated Bylaws (the “Bylaws”) without the consent of the Stockholder, the Stockholder Agreement will provide that the Company will take appropriate action to provide the Stockholder with representation on the Board commensurate with its Securities Ownership Percentage as of such date.
The Stockholder Agreement will also provide that the Stockholder will be bound by certain “lock-up” provisions pursuant to the terms and conditions of the Stockholder Agreement, pursuant to which the Stockholder will be restricted from transferring any shares of Common Stock for a period of one year following the Closing Date, subject to customary exceptions. Further, the Stockholder Agreement provides that until the date that the Stockholder owns less than 10.0% of Amplify’s issued and outstanding Common Stock (the “Trigger Date”), the Stockholder will be restricted from transferring any shares of Common Stock to (a) a Competitor (as defined in the Stockholder Agreement) or (b) in a block trade that would result in a single person holding greater than 10.0% of Amplify’s issued and outstanding Common Stock.
Finally, the Stockholder Agreement will contain (i) certain standstill provisions that will, among other things, prohibit Holders (as defined in the Stockholder Agreement) from acquiring additional shares of Common Stock and soliciting proxies or influencing any voting of Amplify’s capital stock prior to the Trigger Date; (ii) customary registration rights; (iii) customary information rights, (iv) certain restrictions on the Stockholder’s ability to vote shares of Common Stock owned by it or its affiliates prior to the earlier of (a) the Trigger Date and (b) the date of the annual meeting of the Company’s stockholders to be held in 2027 (the “2027 Annual Meeting”); and (v) provisions renouncing the Company’s interest and expectancy in certain corporate opportunities to the extent permissible under Delaware law, subject to limited exceptions.
For more information, please see the section entitled “The Merger Agreement — Stockholder Agreement.”
Bylaws Amendment
In connection with the Transactions, the Company agreed that, at the Effective Time, the Bylaws of the Company will be amended in the form set forth in the Bylaws Amendment. The Bylaws Amendment will, among other things, incorporate certain of the Stockholder’s rights under the Stockholder Agreement, including but not limited to the Stockholder’s right to representation on committees of the Board, into the Bylaws.
For more information, please see the section entitled “The Merger Agreement — Bylaws Amendment.”
Parent Charter Amendment
In connection with the Transactions, the Company agreed that, prior to the Closing, the Board will approve an amendment to its Second Amended and Restated Certificate of Incorporation (the “Charter”) that will specify, among other things, that the number of directors on the Board may not be changed if doing so would violate any covenant of Amplify in the Stockholder Agreement. Subject to certain conditions and limitations, the Company also agreed that, at the first annual meeting of the Company’s stockholders following the Closing, and at every adjournment or postponement thereof, the Board will direct that such amendment be submitted to the Company’s stockholders.
For more information, please see the section entitled “The Merger Agreement — Parent Charter Amendment.”
Monitoring and Oversight Agreement
In connection with the Transactions, the Company entered into a monitoring and oversight agreement, dated as of January 14, 2025 (the “Monitoring Agreement”), with Juniper, which agreement will become effective upon Closing. Under the Monitoring Agreement, among other things, the Company agreed to pay Juniper $175,000 annually for each of its nominees then serving on the Board in exchange for Juniper’s assistance from time to time with respect to certain financial and strategic matters related to the business and affairs of the Company.
For more information, please see the section entitled “The Merger Agreement — Monitoring and Oversight Agreement.”

Our Board Following the Transactions
If the Transactions are consummated, we will take all necessary action (but solely to the extent such actions are permitted by law) to cause the Board to consist of seven members, including: (i) our existing non-executive chairman, Christopher W. Hamm; (ii) our duly appointed and acting Chief Executive Officer, Martyn Willsher; (iii) three existing non-executive directors, Deborah G. Adams, James E. Craddock and Vidisha Prasad; and (iv) two directors designated by the Stockholder, who shall initially be Edward Geiser and Josh Schmidt. Further, Edward Geiser will be appointed as a member of the Nominating Committee, and Josh Schmidt will be appointed as Chairman of the Compensation Committee. For more information, please see the section entitled “Management After the Transactions.”
The Stock Issuance Proposal
Pursuant to the Merger Agreement, our stockholders will be asked to vote on a proposal to approve the issuance of Common Stock in connection with the Mergers, for purposes of complying with Section 312.03(c) of the NYSE Listed Company Manual and, in the event such issuance constitutes a change of control, Section 312.03(d) of the NYSE Listed Company Manual. For more information about the issuance contemplated by the Merger Agreement, please see the section entitled “Proposal 1 — The Stock Issuance Proposal.”
The Adjournment Proposal
In addition, our stockholders will be asked to vote on a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal. For more information, please see the section entitled “Proposal 2 — The Adjournment Proposal.”
Date, Time and Place of Special Meeting
The Special Meeting will be held virtually on           , 2025 at            Central Time. Amplify stockholders will be able to virtually attend and vote at the Special Meeting via the internet at www.cesonlineservices.com/ampysm_vm. In order to virtually attend, stockholders must register in advance at www.cesonlineservices.com/ampysm_vm prior to                 , 2025 at              Central Time. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting.
Voting Power; Record Date
Only stockholders of record at the close of business on           , the Record Date, will be entitled to vote at the Special Meeting. You are entitled to one vote for each share of Common Stock that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. As of the Record Date, there were           shares of Common Stock outstanding and entitled to vote.
Accounting and Tax Treatment
The Transactions will be accounted for using the acquisition method of accounting for business combinations with the Company being treated as the acquirer. The Transactions will result in the recognition of assets acquired and liabilities assumed at fair value. The preliminary allocation of the purchase price used in the pro forma combined financial information presented elsewhere in this proxy statement is based on preliminary estimates and currently available information. These assumptions and estimates, some of which cannot be finalized until the Closing, will be revised as additional information becomes available upon the Closing and finalization of the valuation of the Acquired Companies’ assets and liabilities. The final determination of the allocation of the purchase price will be based on the fair values of the assets and liabilities of the Acquired Companies as of the Closing Date of the Transactions.

For U.S. federal income tax purposes, we expect to treat the Mergers as a taxable acquisition of the assets of the Acquired Companies by Amplify in exchange for the Aggregate Merger Consideration. We do not expect the issuance of the Aggregate Merger Consideration to result in the recognition of taxable gain or loss for Amplify, the Merger Subs or our current stockholders.
Proxy Solicitation
We are soliciting proxies on behalf of our Board. Proxies may be solicited by mail. We have also engaged Sodali to assist in the solicitation of proxies.
Conditions to Closing
Conditions to Each Party’s Obligations
The respective obligations of us and the Acquired Companies to consummate and effect the Transactions are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:
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the receipt of approval of the Stock Issuance Proposal by the affirmative vote of at least a majority of the votes cast in person or represented by proxy at the Stockholders Meeting by the holders of Common Stock entitled to vote thereon;

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no law restrains, enjoins, prohibits or renders illegal the consummation of the Mergers, and no proceeding before a Governmental Entity seeking such a law shall be pending; and

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the approval for listing by the NYSE for the shares of Common Stock to be issued in connection with the Mergers.

Conditions to the Acquired Companies’ Obligations
The obligations of the Acquired Companies to consummate the Transactions are subject to the satisfaction (or waiver by either of the Acquired Companies in writing) on or prior to the Closing of each of the following conditions precedent:
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the accuracy of the representations and warranties of Amplify set forth in the Merger Agreement, subject to the materiality standards set forth in the Merger Agreement, as of the date of the Merger Agreement and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties will be true and correct as of such specific date only);

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performance of, or compliance with, in all material respects, all agreements and covenants required to be performed or complied with under the Merger Agreement by Amplify and the Merger Subs at or prior to the Effective Time;

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the receipt by the Acquired Companies of an officer’s certificate from Amplify confirming the foregoing conditions have been satisfied;

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execution of the Stockholder Agreement by Amplify; and

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receipt of certain specified consents or waivers from certain of Amplify’s creditors, or the relevant indebtedness shall no longer be outstanding.

Conditions to Amplify’s and the Merger Subs’ Obligations
The obligations of Amplify and the Merger Subs to consummate the Transactions are subject to the satisfaction (or waiver by Amplify in writing) on or prior to the Closing Date of each of the following conditions precedent:
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the accuracy of the representations and warranties of the Acquired Companies set forth in the Merger Agreement, subject to the materiality standards set forth in the Merger Agreement, as of the date of the Merger Agreement and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties will be true and correct as of such specific date only);

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performance of, or compliance with, in all material respects, all agreements and covenants required to be performed or complied with under the Merger Agreement by the Acquired Companies at or prior to the Effective Time;

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the receipt by Amplify of an officer’s certificate from each of the Acquired Companies confirming the foregoing conditions have been satisfied;

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receipt of certain tax forms from the members of the Acquired Companies;

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execution of the Stockholder Agreement by the Stockholder; and

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receipt of certain specified consents or waivers from certain of the Acquired Companies’ creditors, or the relevant indebtedness shall no longer be outstanding.

Quorum and Required Vote for Proposals for the Special Meeting
We will hold the Special Meeting if stockholders representing the required quorum of shares of Common Stock entitled to vote authorize their proxy online or telephonically, sign and return their proxy cards or attend the Special Meeting. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote generally in the election of directors at the Special Meeting constitutes a quorum. If you authorize your proxy online or telephonically or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to indicate your vote on the proxy card.
The Stock Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person or represented by proxy at the Special Meeting by the holders of Common Stock entitled to vote thereon, assuming a quorum is present. The Adjournment Proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Accordingly, a stockholder’s failure to vote by proxy or to vote in person at the Special Meeting will have no effect on the Stock Issuance Proposal or the Adjournment Proposal. An abstention, on the other hand, will be the equivalent of a vote “AGAINST” the Stock Issuance Proposal or the Adjournment Proposal.
The Transactions are conditioned on, among other things, the approval of the Stock Issuance Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement, and no proposal is conditioned on the approval of the Adjournment Proposal. It is important for you to note that if the Stock Issuance Proposal does not receive the requisite vote for approval, we will not be able to consummate the Transactions.
Opinion of Houlihan Lokey to the Board
On January 14, 2025, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) orally rendered its opinion to the Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board dated January 14, 2025) as to, as of such date, the fairness, from a financial point of view, to the Company, of the Aggregate Merger Consideration to be issued by the Company in the Mergers pursuant to the Merger Agreement.
Houlihan Lokey’s opinion was directed to the Board (in its capacity as such), and only addressed the fairness, from a financial point of view, to the Company, of the Aggregate Merger Consideration to be issued by the Company in the Mergers pursuant to the Merger Agreement and did not address any other aspect or implication of the Mergers or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex D to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Board, the Company, any security holder or any other person as to how to act or vote with respect to any matter relating to the Mergers or otherwise. For more information, see the section entitled “Proposal 1 — The Stock Issuance Proposal — Opinion of Houlihan Lokey to the Board.”

Recommendation to Our Shareholders; Reasons for the Transactions
The Board unanimously recommends that our stockholders vote “FOR” each of the Stock Issuance Proposal and the Adjournment Proposal. In making its determination, the Board considered a number of factors, which are described in greater detail in the section entitled “Proposal 1 — The Stock Issuance Proposal — Our Board of Directors’ Reasons for the Approval of the Transactions and the Stock Issuance.”
When you consider the recommendation of our Board in favor of approval of the Stock Issuance Proposal, you should keep in mind that certain members of our Board and officers have interests in the Transactions that are different from or in addition to (and which may conflict with) your interests as a stockholder. Shareholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Stock Issuance Proposal and the Adjournment Proposal. For more information, please see the section entitled “Proposal 1 — The Stock Issuance Proposal — Interests of Amplify’s Directors and Executive Officers in the Transactions.”
Risk Factors
In evaluating the Transactions and the proposals to be considered and voted on at the Special Meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of us or the Acquired Companies to complete the Transactions and (ii) the business, cash flows, financial condition and results of operations of Amplify or the Acquired Companies or their respective subsidiaries prior to the consummation of the Transactions and the combined company following consummation of the Transactions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements are based on current expectations, estimates, forecasts and projections about the industries in which we and the Acquired Companies operate and the beliefs and assumptions of our respective management. We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words and similar expressions to identify forward-looking statements. In addition, statements that refer to the Transactions and any statements regarding the expected timing, benefits, synergies, growth opportunities and other financial and operating benefits thereof, the Closing and timing or satisfaction of regulatory requirements and closing conditions, or the anticipated operations, financial position, liquidity, performance, prospects or growth and scale opportunities of the combined company; integration activities; the anticipated value of the combined business to us and our stakeholders; the expected impact of the Transactions on our results of operations and financial condition; anticipated growth and trends in the business or key markets; and other characterizations of future events or circumstances, are forward-looking statements. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. While forward-looking statements are based on assumptions and analyses that management of Amplify and the Acquired Companies believe to be reasonable under the circumstances, whether actual results and developments will meet such expectations and predictions depends on a number of risks and uncertainties that could cause actual results, performance, and financial condition to differ materially from such expectations. Any forward-looking statements speak only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible to predict all of them. Please consider the foregoing factors and the other risk factors in the section entitled “Risk Factors,” as well as the risk factors contained in our SEC filings available at including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and such reports that are subsequently filed with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and Amplify and the Acquired Companies assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by securities and other applicable laws. Neither Amplify nor the Acquired Companies give any assurance that any of Amplify, the Acquired Companies or the combined company will achieve its expectations.

RISK FACTORS
You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the unaudited pro forma combined financial information, financial statements of the Acquired Companies and notes to the financial statements included herein, in evaluating the Transactions and the proposals to be voted on at the Special Meeting. The following risk factors apply to the business and operations of Amplify and each of the Acquired Companies and will also apply to the business and operations of the combined company following the completion of the Transactions. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Transactions, and may have an adverse effect on the business, cash flows, financial condition and results of operations of the combined company. You should also carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We, and each of the Acquired Companies, may face additional risks and uncertainties that are not presently known to us or the Acquired Companies, or that we or the Acquired Companies currently deem immaterial, which may also impair our or the Acquired Companies’ business or financial condition. The following discussion should be read in conjunction with the unaudited pro forma combined financial information, financial statements of the Acquired Companies and notes to the financial statements included herein.
We have grouped the risks into three categories for ease of reading, and without any reflection on the importance of, or likelihood of, any particular category.
Risks Relating to the Transactions
The Transactions are subject to closing conditions and may not be completed, the Merger Agreement may be terminated in accordance with its terms, and we may be required to pay a termination fee or reimburse expenses upon termination.
The Transactions are subject to customary closing conditions that must be satisfied or waived prior to the completion of the Transactions, including the approval by our stockholders of the Stock Issuance Proposal and other customary closing conditions. Many of the closing conditions are not within our control. No assurance can be given that our stockholder approval will be obtained or that the required conditions to the Closing will be satisfied in a timely manner or at all. Any delay in completing the Transactions could cause the combined company not to realize, or to be delayed in realizing, some or all of the benefits that we expect to achieve if the Transactions are successfully completed within the expected time frame.
Additionally, either party may terminate the Merger Agreement under certain circumstances, including, among other reasons, if the Transactions are not completed by July 14, 2025. In addition, if the Merger Agreement is terminated under specified circumstances, we may be obligated to pay a termination fee of $8,500,000 or to reimburse the Acquired Companies for certain of their transaction expenses in an amount of up to $800,000.
Moreover, if the Transactions are not completed for any reason, including because stockholder approval of the Stock Issuance Proposal is not obtained, our ongoing businesses may be adversely affected and, without realizing any of the expected benefits of having completed the Transactions, we would be subject to a number of risks, including the following:
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we may experience negative reactions from the financial markets, including negative impacts on our stock price;

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we may experience negative reactions from our customers, suppliers, distributors and employees;

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we will be required to pay our costs relating to the Transactions, such as financial advisory, legal, financing and accounting costs and associated fees and expenses, whether or not the Transactions are completed;

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the market price of our Common Stock could decline to the extent that the current market price reflects a market assumption that the Transactions will not be completed;

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the Merger Agreement places certain restrictions on the conduct of our business prior to completion of the Transactions and such restrictions, the waiver of which are subject to the consent of the Acquired Companies, may prevent us from taking actions during the pendency of the Transactions that would be beneficial; and

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matters relating to the Transactions (including integration planning) will require substantial commitments of time and resources by management, which could otherwise have been devoted to day-to-day operations or to other opportunities that may have been beneficial to us as an independent company.

The consideration payable under the Merger Agreement is fixed and will not be adjusted based on our performance.
Under the Merger Agreement, the total consideration payable by us consists of 26,729,315 shares of Common Stock. The purchase price will not be adjusted for changes in the market price of our Common Stock or the economic performance of Amplify or either of the Acquired Companies. If the market price of our Common Stock increases or the economic performance of the Acquired Companies relative to us improves, the consideration will not be adjusted to account for any such changes or any effective increase or decrease in the value of the Aggregate Merger Consideration issued or paid to certain affiliates of Juniper under the Merger Agreement.
We will be subject to business uncertainties and contractual restrictions, including the risk of litigation, while the Transactions are pending that may cause disruption and may make it more difficult to maintain relationships with employees, suppliers or customers.
Uncertainty about the effect of the Transactions on employees, suppliers and customers may have an adverse effect on Amplify and/or the Acquired Companies, which uncertainties may impair our or the Acquired Companies’ ability to attract, retain and motivate key personnel until the Transactions are completed and for a period of time thereafter, and could cause customers, suppliers and others that deal with Amplify or the Acquired Companies to seek to change existing business relationships with us or the Acquired Companies.
Employee retention and recruitment may be challenging before the completion of the Transactions, as employees and prospective employees may experience uncertainty about their future roles following the Transactions. Key employees may depart or prospective key employees may fail to accept employment with us or the Acquired Companies because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company following the Transactions, any of which could have a material adverse effect on our business, financial condition and results of operations.
The pursuit of the Transactions and the preparation for the integration may place a significant burden on management and internal resources. The diversion of management’s attention away from day-to-day business concerns and any difficulties encountered in the transition and integration process could have a material adverse effect on our business, financial condition and results of operations.
Until the completion of the Transactions or the termination of the Merger Agreement in accordance with its terms, we are prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to us and our stockholders.
During the period between the date of the Merger Agreement and completion of the Transactions (or earlier termination of the Merger Agreement), the Merger Agreement restricts us from taking specified actions or from pursuing what might otherwise be attractive business opportunities or making other changes to our business, in each case without the consent of the Acquired Companies. These restrictions may prevent us from taking actions during the pendency of the Transactions that would have been beneficial. Adverse effects arising from these restrictions during the pendency of the Transactions could be exacerbated by any delays in consummation of the Transactions or termination of the Merger Agreement.
The Merger Agreement limits our ability to pursue alternatives to the Transactions and may discourage a potential competing acquirer of Amplify, including the payment by Amplify of a termination fee.
The Merger Agreement contains provisions that, subject to limited exceptions, restrict our ability to, among other things, directly or indirectly (i) initiate, solicit, propose, seek or knowingly encourage or knowingly facilitate (including by furnishing or providing information) any inquiries, proposals, or offers regarding, or the making of a Parent Alternative Proposal (as defined in the Merger Agreement); (ii) enter into, participate in or engage in any discussions or negotiations with respect to a Parent Alternative Proposal; (iii) furnish any information or afford access to our properties, assets or employees, in each case, in connection with or in response to a Parent Alternative Proposal; (iv) enter into any letter of intent or agreement in principle, or any other agreement providing for a Parent Alternative Proposal (other than certain permitted confidentiality agreements); (v) waive or release any person from, forbear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contract; (vi) take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar takeover laws, including Section 203 of the DGCL, inapplicable to any person or a Parent Alternative Proposal or (vii) resolve, agree, or publicly propose to take any of the foregoing actions. Further, even if the Board withdraws, modifies, or qualifies its recommendation with respect to the Stock Issuance Proposal, unless the Merger Agreement has been terminated in accordance with its terms, Amplify will still be required to submit the Stock Issuance Proposal to a vote at our special meeting. In addition, the Acquired Companies generally have an opportunity to offer to modify the terms of the Mergers in response to any third-party alternative transaction proposal before the Board may withdraw, modify or qualify its recommendation with respect to the Stock Issuance Proposal. In some circumstances, upon termination of the Merger Agreement, we will be required to pay the Acquired Companies a termination fee equal to $8,500,000. In addition, unless otherwise entitled to the termination fee, we may be obligated to pay the Acquired Companies an expense reimbursement fee up to $800,000 if the Merger Agreement is terminated in certain circumstances.
These provisions could discourage a potential third-party acquirer that might have an interest in acquiring all or a significant portion of us from considering or proposing that acquisition, even if it were prepared to pay above market value, or might otherwise result in a potential third-party acquirer proposing to pay a lower price to Amplify stockholders than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances.
If the Merger Agreement is terminated and we decide to seek another merger transaction, we may not be able to negotiate or consummate a transaction with another party on terms comparable to, or better than, the terms of the Merger Agreement.
Affiliates of Amplify may have interests in the Transactions that are different from, or in addition to, the interests of Amplify’s other stockholders.
Our officers and directors may have interests in the Transactions that are different from, or in addition to (and which may conflict with) your interests. These interests include, among other things, the expected continued employment and directorship of Martyn Willsher as chief executive officer of Amplify, and the expected continued service of Christopher W. Hamm as the executive chairman of the Board until such time as the Board shall vote to elect a different chairperson by a majority vote of the Board. Our Board was aware of and considered these interests, among other matters, in evaluating the Merger Agreement, the Related Agreements and the Transactions and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Stock Issuance Proposal and the Adjournment Proposal. For more information, please see the section entitled “Proposal 1 — The Stock Issuance Proposal — Interests of Amplify’s Directors and Executive Officers in the Transactions.”
Current Amplify stockholders will have a reduced ownership and voting interest in Amplify after the Transactions compared to their current ownership and will exercise less influence over management.
Based on the number of issued and outstanding shares of Common Stock as of                 , 2025, it is expected that, on a fully-diluted basis, current Amplify stockholders will collectively own approximately 61%, and certain affiliates of Juniper will collectively own approximately 39%, of the outstanding shares of Common Stock. As a result of the Transactions, current Amplify stockholders will own a smaller percentage of the combined company than they currently own of Amplify, and as a result will have less influence on the management and policies of Amplify post-Transactions than they now have on the management and policies of Amplify, as the case may be.

The Transactions will involve substantial costs.
We have incurred and expect to incur non-recurring costs associated with the Transactions and combining the operations of the companies, as well as transaction fees and other costs related to the Transactions. These costs and expenses include fees paid to legal, financial and accounting advisors, regulatory and public relations advisors, filing fees, printing costs and other costs and expenses. A significant portion of these transaction costs is contingent upon the Closing occurring, although some have been and will be incurred regardless of whether the Transactions are consummated.
In addition, the combined company may incur significant restructuring and integration costs in connection with the integration of Amplify and the Acquired Companies and the execution of our business plan, including costs relating to formulating and implementing integration plans and eliminating duplicative costs. The costs related to restructuring will be expensed as a cost of the ongoing results of operations of either us or the combined company. There are processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the Transactions and the integration of each of the Acquired Companies’ businesses. While we have assumed a certain level of expenses would be incurred to integrate Amplify and the Acquired Companies and achieve synergies and efficiencies and we continue to assess the magnitude of these costs, many of these expenses are, by their nature, difficult to estimate accurately, and there are many factors beyond our control that could affect the total amount or timing of these costs. Although we expect that the elimination of duplicative costs, as well as the realization of strategic benefits, additional income, synergies and other efficiencies should allow the combined company to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all.
Securities class action and derivative lawsuits may be filed against us, or against our directors, challenging the Transactions, and an adverse ruling in any such lawsuit may prevent the Transactions from becoming effective or from becoming effective within the expected time frame.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger or other similar agreements. Transactions like the Transactions are frequently subject to litigation or other legal proceedings, including actions alleging that our Board breached their fiduciary duties to our stockholders by entering into the Merger Agreement. We cannot provide assurance that such litigation or other legal proceedings will not be brought. If litigation or other legal proceedings are in fact brought against us, or against our Board, we will defend against it, but might not be successful in doing so. An adverse outcome in such matters, as well as the costs and efforts of a defense even if successful, could have a material adverse effect on the business, results of operation or financial position of us or the combined company, including through the possible diversion of company resources or distraction of key personnel.
Lawsuits that may be brought against us, the Acquired Companies or our or their directors could also seek, among other things, injunctive relief or other equitable relief, including a request to enjoin us from consummating the Transactions. One of the conditions to the Closing are that no order, award or judgment by any court or other tribunal of competent jurisdiction has been entered and continues to be in effect and no law has been adopted or is effective, in either case, that prohibits or makes illegal the Closing. Consequently, if a plaintiff is successful in obtaining an order, award or judgment prohibiting completion of the Transactions, that order, award or judgment may delay or prevent the Transactions from being completed within the expected time frame or at all, which may adversely affect our business, financial position and results of operations.
We expect to refinance substantial indebtedness of the Acquired Companies in connection with the Transactions, which combined with our current debt may limit our financial flexibility and adversely affect our financial results.
In connection with the Mergers, Amplify expects to refinance a substantial portion of its outstanding debt and approximately $133 million in principal amount of the Acquired Companies’ outstanding debt. There is no guarantee that Amplify will be able to execute the refinancing on favorable terms or at all. If Amplify is unable to refinance the debt on favorable terms, its financial condition could be adversely affected. If Amplify is unable to complete a sufficient refinancing at all, it may not be able to complete the Transactions.

In addition, if Amplify is able to execute the refinancing, the combined company’s level of indebtedness following the completion of the Transactions could have important consequences. For example, it could:
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increase our vulnerability to general adverse economic and industry conditions;

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impair our ability to obtain additional debt or equity financing in the future for working capital, capital expenditures, development of estimated proved undeveloped reserves (“PUDs”), development and acquisition projects, acquisitions or general corporate or other purposes;

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require us to dedicate a material portion of our cash flows to the payment of principal and interest on our indebtedness, thereby reducing the availability of our cash flows to fund working capital needs, capital expenditures, development of estimated PUDs, development and acquisition projects, acquisitions and other general corporate purposes;

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expose us to variable interest rate risk to the extent of any borrowings under our existing and any assumed credit facilities;

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limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

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place us at a disadvantage compared to our competitors that have less indebtedness; and

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limit our ability to adjust to changing market conditions.

Any of these risks could materially impact our ability to fund our operations or limit our ability to expand the combined business, which could have a material adverse effect on the combined company, its financial condition and results of operations.
Combining the businesses of Amplify, NPOG and COG may be more difficult, costly or time-consuming than expected and the combined company may fail to realize the anticipated synergies and other benefits of the Transactions, which may adversely affect the combined company’s business results and negatively affect the value of our Common Stock following the consummation of the Transactions.
Amplify and each of the Acquired Companies have operated and, until the completion of the Transactions will continue to operate, independently. The success of the Transactions will depend on, among other things, the ability of Amplify and the Acquired Companies to combine their businesses in a manner that facilitates growth opportunities and realizes expected cost savings. We have entered into the Merger Agreement because we believe that the transactions contemplated by the Merger Agreement are fair to and in the best interests of our stockholders and that combining the businesses of Amplify and the Acquired Companies will produce benefits as well as cost savings and other cost and capital expenditure synergies.
Following the Closing, Amplify and the Acquired Companies must successfully combine their respective businesses in a manner that permits these benefits to be realized. For example, the following issues, among others, must be addressed in integrating the operations of the companies in order to realize the anticipated benefits of the Transactions:
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combining the companies’ operations and corporate functions;

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combining the businesses of Amplify and the Acquired Companies and meeting the capital requirements of the combined company, in a manner that permits the combined company to achieve any cost savings or other synergies anticipated to result from the Transactions, the failure of which would result in the anticipated benefits of the Transactions not being realized in the time frame currently anticipated or at all;

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integrating personnel from the companies;

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integrating and unifying our reserves and the development of our new PUDs;

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identifying and eliminating underperforming or uncertain wells;

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harmonizing the companies’ operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

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maintaining existing agreements with customers, suppliers, distributors and vendors, avoiding delays in entering into new agreements with prospective customers, suppliers, distributors and vendors, and leveraging relationships with such third parties for the benefit of the combined company;

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addressing possible differences in business backgrounds, corporate cultures and management philosophies;

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consolidating the companies’ administrative and information technology infrastructure;

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coordinating distribution and marketing efforts; and

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effecting actions that may be required in connection with obtaining regulatory or other governmental approvals.

It is possible that the integration process could result in the loss of key employees of Amplify or the Acquired Companies, the loss of customers, the disruption of either Amplify’s or the Acquired Companies’ ongoing businesses, inconsistencies in standards, controls, procedures and policies, unexpected integration issues, higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. In addition, the actual integration may result in additional and unforeseen expenses. If the combined company is not able to adequately address integration challenges, we may be unable to successfully integrate operations and the anticipated benefits of the integration plan may not be realized.
In addition, the combined company must achieve the anticipated growth and cost savings without adversely affecting current revenues and investments in future growth. If the combined company is not able to successfully achieve these objectives, the anticipated synergies and other benefits of the Transactions may not be realized fully, or at all, or may take longer to realize than expected. Additionally, we may inherit from the Acquired Companies legal, regulatory, and other risks that occurred prior to the Transactions, whether known or unknown to us, which may be material to the combined company. Actual growth, cost and capital expenditure synergies and other cost savings, if achieved, may be lower than what we expect and may take longer to achieve than anticipated. Moreover, at times the attention of the combined company’s management and resources may be focused on the integration of the businesses of the company and diverted from day-to-day business operations or other opportunities that may have been beneficial to such company, which may disrupt the combined company’s ongoing businesses.
An inability to realize the full extent of the anticipated benefits of the Transactions, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, level of expenses and operating results of the combined company, which may adversely affect the value of our Common Stock following the consummation of the Transactions. Moreover, if the combined company is unable to realize the full strategic and financial benefits currently anticipated from the Transactions, Amplify stockholders will have experienced substantial dilution of their ownership interests without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the combined company is able to realize only part of the strategic and financial benefits currently anticipated from the Transactions.
The combined company may not be able to retain customers, suppliers or distributors, or customers, suppliers or distributors may seek to modify contractual relationships with the combined company, which could have an adverse effect on the combined company’s business and operations. Third parties may terminate or alter existing contracts or relationships with the combined company.
As a result of the Transactions, the combined company may experience impacts on relationships with customers, suppliers and distributors that may harm the combined company’s business and results of operations. Certain customers, suppliers or distributors may seek to terminate or modify contractual obligations following the Transactions whether or not contractual rights are triggered as a result of the Transactions. There can be no guarantee that customers, suppliers and distributors will remain with or continue to have a relationship with the combined company or do so on the same or similar contractual terms following the Transactions. If any customers, suppliers or distributors seek to terminate or modify contractual obligations or discontinue the relationship with the combined company, then the combined company’s business and results of operations may be harmed. If the combined company’s suppliers were to seek to terminate or modify an arrangement with the combined company, then the combined company may be unable to procure necessary supplies from other suppliers in a timely and efficient manner and on acceptable terms, or at all.
We and each of the Acquired Companies also have contracts with third parties which may require consent from these parties in connection with the Transactions, or which may otherwise contain limitations applicable to such contracts following the Transactions. If these consents cannot be obtained, the combined company may suffer a loss of potential future revenue, incur costs and lose rights that may be material to the combined company’s business. In addition, third parties with whom we or either of the Acquired Companies currently have relationships may terminate or otherwise reduce the scope of their relationship in anticipation of the Transactions. Any such disruptions could limit the combined company’s ability to achieve the anticipated benefits of the Transactions. The adverse effect of any such disruptions could also be exacerbated by a delay in the completion of the Transactions or by a termination of the Merger Agreement.
The unaudited pro forma combined financial information and Amplify’s and the Acquired Companies’ respective unaudited forecasted financial information included in this proxy statement may not be indicative of what the actual financial position or results of operations would have been or will be. Our future results following the Transactions may differ, possibly materially, from the unaudited pro forma combined financial information and Amplify’s and the Acquired Companies’ respective unaudited forecasted financial information presented in this proxy statement.
The unaudited pro forma combined financial information and Amplify’s and the Acquired Companies’ respective unaudited forecasted financial information are presented for illustrative purposes only, contain a variety of adjustments, assumptions, and preliminary estimates and do not represent the actual financial position or results of operations of Amplify or the Acquired Companies prior to the Transactions or that of the combined company following the Transactions. Specifically, the Transactions and post-transaction integration process may give rise to unexpected liabilities and costs, including costs associated with the defense and resolution of Transactions-related litigation or other claims. In addition, the assumptions used in preparing the unaudited pro forma combined financial information and Amplify’s and the Acquired Companies’ respective unaudited forecasted financial information in this proxy statement may not prove to be accurate and may be affected by other factors. Any significant changes in the market price of the Common Stock may cause a significant change in the purchase price used for Amplify’s accounting purposes and the unaudited pro forma combined financial information and Amplify’s and the Acquired Companies’ respective unaudited forecasted financial information contained in this proxy statement. Because the unaudited pro forma combined financial information and Amplify’s and the Acquired Companies’ respective unaudited forecasted financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position or results of operations would have been had the Transactions been completed on the dates indicated, our future results following the Transactions may differ, possibly materially, from such unaudited pro forma combined financial information and Amplify’s and the Acquired Companies’ respective unaudited forecasted financial information. See the section entitled “Unaudited Pro Forma Combined Financial Information” and the historical financial statements of the Acquired Companies included elsewhere in this proxy statement for more information.
The historical financial results of the Acquired Companies and the unaudited pro forma combined financial information included elsewhere in this proxy statement may not be indicative of the Acquired Companies’ actual financial position or results of operations if it were a public company.
The historical financial results of the Acquired Companies included in this proxy statement do not reflect the financial condition, results of operations or cash flows it would have achieved as a public company during the periods presented or those the combined company will achieve in the future. The combined company’s future financial condition, results of operations and cash flows could be materially different from amounts reflected in the Acquired Companies’ historical financial statements included elsewhere in this proxy statement. As such, it may be difficult for investors to compare the combined company’s future results to historical results or to evaluate its relative performance or trends in its business.
Similarly, the unaudited pro forma combined financial information in this proxy statement is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, those assumptions described in the accompanying unaudited pro forma combined financial information. Accordingly, such pro forma financial information may not be indicative of the combined company’s future operating or financial performance and the combined company’s actual financial condition and results of operations may vary materially from the pro forma results of operations and balance sheet contained elsewhere in this proxy statement, including as a result of such assumptions not being accurate. See the section entitled “Unaudited Pro Forma Combined Financial Information.”
The Acquired Companies are currently not U.S. public reporting companies, and the obligations associated with integrating into a public company may require significant resources and management attention.
The Acquired Companies are, and prior to the consummation of the Transactions will remain, private companies that are not subject to reporting requirements and do not have accounting personnel specifically employed to review internal controls over financial reporting. Upon completion of the Transactions, the Acquired Companies will become subject to the rules and regulations established from time to time by the SEC and NYSE. In addition, as a public company, we are required to document and test our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, so that our management can certify as to the effectiveness of our internal control over financial reporting in connection with the annual report. The Acquired Companies are required to be included in the scope of our internal control over financial reporting in the annual report to be filed with the SEC for the fiscal year following the fiscal year in which the Transactions are consummated and thereafter, which requires us to make and document significant changes to our internal controls over financial reporting. Bringing the Acquired Companies into compliance with these rules and regulations and integrating the Acquired Companies into our current compliance and accounting system may increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. Furthermore, the need to establish the necessary corporate infrastructure to integrate the Acquired Companies may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, financial condition and results of operations. However, the measures we take may not be sufficient to satisfy our obligations as a public company. If we do not continue to develop and implement the right processes and tools to manage our changing enterprise upon the Transactions and maintain our culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, financial condition and results of operations. In addition, we cannot predict or estimate the amount of additional costs we may incur to bring the Acquired Companies into compliance with these requirements. We anticipate that these costs will materially increase our general and administration expenses. In addition, bringing the Acquired Companies into compliance with these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. These additional obligations could have a material adverse effect on our business, financial condition, results of operations and cash flow.
The opinion of Amplify’s financial advisor will not reflect changes in circumstances between the signing of the Merger Agreement and the completion of the Transactions.
Amplify has received an opinion from its financial advisor in connection with the signing of the Merger Agreement, but has not obtained any updated opinion from their respective financial advisors as of the date of this proxy statement. Changes in the operations and prospects of Amplify or the Acquired Companies, general market and economic conditions and other factors that may be beyond the control of Amplify or the Acquired Companies and, on which Amplify’s financial advisor’s opinion was based, may significantly alter the value of Amplify or the Acquired Companies or the prices of the shares of Common Stock by the time the Transactions are completed. The opinion does not speak as of the time the Mergers will be completed or as of any date other than the date of such opinion. Because Amplify does not currently anticipate asking its financial advisor to update its opinion, the opinion will not address the fairness of the Merger Consideration from a financial point of view at the time the Transactions are completed. The Board’s recommendation that Amplify stockholders vote in favor of the Stock Issuance Proposal and the Adjournment Proposal, however, are made as of the date of this proxy statement.
Risks Relating to Our Business
You should read and consider risk factors specific to our businesses that will also affect the combined company after the completion of the Transactions. These risks are described in our Annual Report on Form

10-K for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10- Q, which are incorporated by reference herein. For the location of information incorporated by reference in this proxy statement, see the section entitled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”
Risks Relating to the Acquired Companies’ Businesses
The businesses of the Acquired Companies and Amplify are subject to substantially similar risks and uncertainties. Accordingly, the Acquired Companies’ businesses are, and after the consummation of the Mergers will continue to be, subject to the risks described above and the business risks in Amplify’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q (taking into account the differences in their respective business activities). In addition, the Acquired Companies and their businesses are and will continue to be subject to the following risks specific to each of the Acquired Companies. For purposes of this section, unless the context requires otherwise, references to “we,” “our,” “us” and the “the Acquired Companies” refer to, on a consolidated basis, North Peak Oil & Gas, LLC and Century Oil and Gas Sub-Holdings, LLC and their respective subsidiaries.
Approximately 81% of our total proved reserves are classified as proved undeveloped and may ultimately prove to be less than estimated.
On June 30, 2024, approximately 81% of our total proved reserves of oil, natural gas and NGLs were classified as proved undeveloped. It will take substantial capital to drill our non-producing and undeveloped locations. Our estimate of proved reserves on June 30, 2024 assumes that we will need to spend significant development capital expenditures to develop these reserves. Further, our drilling efforts may be delayed or unsuccessful, and actual reserves may prove to be less than current reserve estimates, which could have a material adverse effect on our financial condition, future cash flows and the results of operations.
All of our oil, natural gas and NGLs revenues before impact of realized hedges and all of our total proved reserves as of and for the period ended June 30, 2024 were attributable to our properties in Wyoming and Colorado. Any disruption in production, development of proved reserves, or our ability to process and sell oil, natural gas or NGLs from this area would have a material adverse effect on our results of operations or reduce future revenues.
Our current production is geographically concentrated in Wyoming. As a result of this concentration, we may be disproportionately exposed to the impact of regional supply and demand factors, delays or interruptions of production from wells in these areas caused by and costs associated with governmental regulation, processing or transportation capacity constraints, market limitations, water shortages, natural disasters such as earthquakes, wildfires or weather-related conditions or interruption of the processing or transportation of oil, natural gas or NGLs and changes in regional and local political regimes and regulations. Such conditions could have a material adverse effect on our financial condition and results of operations. Moreover, an unexpected delay in developing proved reserves in this area due to capital constraints or changes in development plan could reduce future revenues.
We are subject to restrictions and financial covenants contained in our debt facilities. Our inability to comply with such restrictions and to meet such financial covenants may adversely affect our liquidity, financial condition and results of operations.
We are subject to certain restrictions under our debt facilities, which, among other things and subject to certain qualifications, restrict us from incurring certain liens or consummating a change of control and require us to maintain certain minimum hedging requirements. We are also subject to certain financial covenants that we are required to maintain under our debt facilities, including maintenance covenants related to our leverage ratio (the “Leverage Ratio Covenant”), asset coverage ratio, interest coverage ratio (the “Interest Coverage Ratio Covenant”) and ratio of current assets to current liabilities(the “Current Ratio Covenant”), among others. If we breach a restriction or financial covenant and we are unable to cure such violation or obtain waivers from our lenders under our respective debt facilities within the applicable cure periods, such violation will constitute an event of default under our respective debt facilities, and our lenders could terminate any commitments (if any) they have to make available further funds, accelerate the due dates for the payments of all outstanding indebtedness and exercise their remedies as a secured creditor with respect to the collateral securing the respective debt facilities. For a more detailed discussion regarding the Acquired Companies’ debt facilities, including descriptions of applicable restrictions, financial covenants and collateral, please see “Management’s Discussion and Analysis of the Acquired Companies — Liquidity and Capital Resources.”
For the fiscal quarters ended June 30, 2024, September 30, 2024 and December 31, 2024, we failed to comply with the Current Ratio Covenant, and as a result of such failure, events of default occurred under each of the EOC Loan and the Amegy Notes (each as defined herein). Pursuant to (i) an amendment and limited waiver to the EOC Loan dated as of January 13, 2025 and (ii) an amendment and limited waiver to the Amegy Notes, dated as of January 13, 2025, the lenders under each of those credit agreements (a) waived such events of default; (b) waived an event of default relating to failure to comply with the minimum hedging requirements under such credit agreements; and (c) waived any potential event of default resulting from any failure to comply with the Current Ratio Covenant for the fiscal quarter ending March 31, 2025 (the “Q1 2025 Waiver”). For the fiscal quarter ended June 30, 2024, we failed to comply with (i) the Leverage Ratio Covenant under the Senior Subordinated Loan constituting part of the Prudential Notes (as defined herein) (the “Subordinated NPA”) and (ii) the Leverage Ratio Covenant and the Interest Coverage Ratio Covenant under the Senior Loan constituting part of the Prudential Notes (the “Senior Secured NPA”), and as a result of such failures, events of default occurred under each of the Subordinated NPA and the Senior Secured NPA. Pursuant to (i) an amendment and limited waiver to the Subordinated NPA, dated as of October 22, 2024 and (ii) an amendment and limited waiver to the Senior Secured NPA, dated as of October 22, 2024, the noteholders under each of those note purchase agreements waived such events of default. There is no assurance that we will be able to comply with such covenants in the future or obtain any future waivers and/or amendments. In addition, there is no assurance that we (with respect to each of the EOC Loan, Amegy Notes, Subordinated NPA and the Senior Secured NPA) will be able to obtain a consent to the change of control that would occur after giving effect to the closing of the transactions contemplated by the Merger Agreement.
In addition, the Senior Secured NPA matures on the earlier of (x) the Closing and (y) June 30, 2025. If we are unable to refinance such indebtedness by the earlier of the Closing or June 30, 2025, or otherwise extend the maturity date, the noteholders may declare the indebtedness thereunder to be immediately due and payable.
Any acceleration of any of our debt facilities could also result in a cross-acceleration of existing or other future indebtedness. The Acquired Companies might not have, or be able to obtain, sufficient funds to make these accelerated payments. In addition, obligations under certain of these credit agreements are secured by substantially all of our assets, and if the Acquired Companies are unable to repay the indebtedness under the relevant credit agreements, the lenders thereunder could seek to foreclose on such assets or force the Acquired Companies to seek bankruptcy protection.
Approximately 193,000 net acres in the PRB are located on federal lands as of June 30, 2024, which are subject to administrative permitting requirements, current and potential federal legislation, regulation and orders and pending litigation that may limit or restrict oil and natural gas operations on federal lands.
At June 30, 2024, approximately 193,000 net acres in the PRB were on federal lands administered by the Bureau of Land Management (“BLM”). In addition to permits issued by state and local authorities, oil and natural gas activities on federal lands also require permits from the BLM. Permitting for oil and natural gas activities on federal lands can take significantly longer than the permitting process for oil and natural gas activities not located on federal lands. In addition, the advancement of presidential administrative priorities and government disruptions, such as a shutdown of the U.S. federal government resulting from the failure to pass budget appropriations, adopt continuing funding resolutions or raise the debt ceiling, could delay or halt the availability of federal leases or the granting and renewal of permits or other licenses, approvals or certificates required to conduct our operations. Delays in making federal acreage available for leasing by oil and gas operators or obtaining necessary permits or other approvals can disrupt our operations and have a material adverse effect on our business. As an example, drilling long lateral wells in Wyoming typically involves interception and development of multiple federal leases. However, for several years now, the BLM has limited the number of minerals acres made available for lease. As a result, many operators suffer from leasehold “gaps” in their drilling units, which effectively prohibit these operators from developing their existing federal leasehold at no-fault of the operator. Section 39 of the Mineral Leasing Act of 1920 (“Section 39”) allows for the suspension of operations and production on leases when the necessary federal tracts for exploration and development are not yet available. Section 39 suspense must be requested annually. Certain of the leases owned by the Acquired Companies in the PRB covering approximately 40,000 net acres have been “placed in suspense” under Section 39 as of June 30, 2024. The ability of the Acquired Companies to effectively develop these leases is subject to its ability to close existing “gaps” in its federal leasehold by leasing additional acreage from the BLM. The Acquired Companies’ inability to secure such leases could materially and adversely affect our financial condition, results of operations and cashflows. Further, BLM leases contain relatively standardized terms requiring compliance with detailed regulations. Under certain circumstances, the BLM may require operations on federal leases to be suspended or terminated. Any such suspension or termination could materially and adversely affect our interests on federal lands.
In addition, litigation related to leasing and permitting of federal lands could also restrict, delay or limit our ability to conduct operations on our federal leasehold or acquire additional federal leasehold. For example, in 2022, two environmental advocacy groups filed suit against the U.S. Department of Interior and the BLM challenging certain lease sales by the BLM beginning in December of 2017 (the “BLM Litigation”). On January 17, 2025, a three-judge panel of the Ninth Circuit Court of Appeals upheld vacatur of various leases sold by the BLM, on grounds that the BLM violated the NEPA (defined herein) and the Federal Land Planning and Management Act when selling certain leases. It remains unclear whether parties involved in the BLM Litigation will seek en banc review of the decision. While the Acquired Companies are not named in the BLM Litigation (as defendants, intervenors or otherwise), certain of the leases owned by the Acquired Companies in the PRB covering approximately 82,804 acres (as of June 30, 2024) have been “placed in suspense” pending a ruling by the Ninth Circuit Court of Appeals in the BLM Litigation. It is possible that the Ninth Circuit Court of Appeals ruling could result in the cancellation of these leases. In addition, as part of the BLM Litigation, on September 13, 2024, the U.S. District Court for the District of Columbia issued a ruling temporarily enjoining further applications for permits to drill (“APDs”) with respect to certain of the Acquired Companies’ BLM leases, citing erroneous data that overstated the amount of available groundwater in the Converse County Oil and Gas Project’s (the “Project”) Environmental Impact Statement. This ruling had the effect of halting federal APD approvals within the area of the Project until the court “determines the appropriate final remedy” to correct the deficiency being alleged in the case. It is possible that the BLM’s review and ultimate approval of our APDs could be impacted by this federal court ruling. If the January 17, 2025 Ninth Circuit Court of Appeals decision remains final, or if a final judgment on any similar future litigation results in the cancellation of leases or otherwise restricts production of our oil, natural gas or NGLs assets, our financial condition, results of operations and cash flows could be materially and adversely affected.
For a further discussion regarding government regulations and related risks to which we may be subject, see “Risks Relating to Our Business.”
Our hedging activities may prevent us from fully benefiting from increases in crude oil, natural gas and NGLs prices and may expose us to other risks, including counterparty risk, and our future production may not be sufficiently protected from any declines in commodity prices by our existing or future hedging arrangements.
We use financial derivative instruments (primarily financial fixed price swaps and collar contracts) to hedge the impact of fluctuations in commodity prices on our results of operations and cash flows. To the extent that we engage in hedging activities to protect ourselves against commodity price declines, we may be prevented from fully realizing the benefits of increases in commodity prices above the prices established by our hedging contracts. In addition, our hedging activities may expose us to the risk of financial loss in certain circumstances, including instances in which the counterparties to our hedging contracts fail to perform under the contracts.

PROPOSAL 1: THE STOCK ISSUANCE PROPOSAL
Overview
At the Effective Time, all limited liability interests issued and outstanding of each of the Acquired Companies will automatically be converted into the right to receive, in the aggregate, 26,729,315 validly issued, fully paid and nonassessable shares of Common Stock. The number of shares is fixed and will not be adjusted to reflect stock price changes prior to the Closing.
Under the NYSE Listed Company Manual, a company listed on the NYSE is required to obtain stockholder approval prior to the issuance of common stock in any transaction or series of related transactions if the number of shares of common stock to be issued is equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock. If the Mergers are completed, Amplify will issue or reserve for issuance 26,729,315 shares of Common Stock in connection with the Mergers, which will exceed 20% of the shares of Common Stock outstanding before such issuance and for this reason Amplify must obtain the approval of the Stock Issuance.
Amplify is asking its stockholders to approve the Stock Issuance Proposal. The issuance of these securities to certain affiliates of Juniper is necessary to effect the Mergers and the approval of the Stock Issuance Proposal is required for completion of the Mergers and is a condition to the completion of the Mergers.
The terms of, reasons for and other aspects of the Merger Agreement, the Mergers and the issuance of Common Stock to Amplify common stockholders pursuant to the Merger Agreement are described in detail below.
The Merger Agreement
The following summary describes the material provisions of the Merger Agreement. The provisions of the Merger Agreement are complicated and not easily summarized. This summary may not contain all of the information about the Merger Agreement that is important to you. This summary is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. The Merger Agreement is the principal legal document governing the Mergers, and Amplify strongly encourages you to carefully read the Merger Agreement in its entirety before making any investment or voting decision.
The Merger Agreement contains representations and warranties that Amplify and the Merger Subs, on the one hand, and the Acquired Companies, on the other hand, have made to one another as of specific dates. The information about Amplify or the Acquired Companies contained elsewhere in this proxy statement or in Amplify’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Amplify contained in the following description of the material provisions of the Merger Agreement or in the Merger Agreement. The representations and warranties contained in the Merger Agreement are qualified and subject to important limitations that were negotiated and agreed to by the parties to the Merger Agreement. Accordingly, in your review of the following description of the material provisions of the Merger Agreement and the representations and warranties contained in the Merger Agreement, you should bear in mind that such representations and warranties were made solely for the benefit of another party or parties to the Merger Agreement and may have been negotiated with the principal purpose of allocating risk between the parties to the Merger Agreement, rather than as statements of fact. Neither Amplify nor the Acquired Companies intend that the Merger Agreement will be a source of business or operational information about Amplify or the Acquired Companies. In addition, the representations and warranties contained in the Merger Agreement are qualified by information exchanged by the parties to the Merger Agreement in confidential disclosure schedules. Accordingly, you should not rely on the following description of the material provisions of the Merger Agreement or the representations and warranties contained in the Merger Agreement as statements of fact regarding the parties to the Merger Agreement. Amplify and the Acquired Companies strongly encourage you to carefully read the information provided elsewhere in this proxy statement and in the documents incorporated by reference herein. For more information about the documents incorporated by reference, see the section entitled “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”

General
The Merger Agreement provides that, at the Effective Time, (i) First Merger Sub will merge with and into NPOG, with NPOG surviving the merger as an indirect, wholly owned subsidiary of Amplify, and (ii) Second Merger Sub will merge with and into COG, with COG surviving the merger as an indirect, wholly owned subsidiary of Amplify.
Merger Consideration
At the Effective Time, all of the issued and outstanding Company Units will automatically be converted into the right to receive the Aggregate Merger Consideration.
Closing of the Merger
The Closing Date will occur no later than three business days after the satisfaction or waiver of all conditions to the Closing (other than those conditions that by their nature cannot be satisfied until the Closing Date, which will be required to be satisfied or (to the extent permitted by applicable law) waived on the Closing Date). For more information, please see the section below entitled “— Conditions to Closing.”
On the Closing Date, Amplify and the Merger Subs will cause certificates of merger to be filed with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the Delaware Limited Liability Company Act (as amended, the “DLLCA”) and will make any other filings, recordings or publications required to be made by Amplify or the Merger Subs under the DLLCA in connection with the Mergers. The Mergers are expected to become effective upon the filing of the certificates of merger with the Secretary of State of the State of Delaware.
Subject to the satisfaction or waiver of all conditions to the Closing, Amplify and the Acquired Companies currently expect to complete the Mergers in the second quarter of 2025, subject to receipt of the required Amplify stockholder approval, certain specified consents or waivers from certain of Amplify’s and the Acquired Companies’ creditors (or the relevant indebtedness of Amplify or the Acquired Companies shall no longer be outstanding) and the satisfaction or waiver of the other conditions to the Closing (described below under “— Conditions to Closing”).
Governance
Amplify will take all necessary action such that, immediately after the Effective Time, (i) the Board shall be composed of seven members, including: (a) five existing directors that will remain on the Board following the Closing, who shall be Martyn Willsher (the Company’s chief executive officer), Christopher W. Hamm, Deborah G. Adams, James E. Craddock and Vidisha Prasad, and (b) two new directors designated by the Stockholder, who shall initially be Edward Geiser and Josh Schmidt, with Edward Geiser to be appointed as a member of the Nominating Committee, and Josh Schmidt to be appointed as chairman of the Compensation Committee.
Payment Procedures
At the Closing, Amplify will direct Amplify’s transfer agent to create a book-entry account for each holder of Company Units and to credit each such account with a number of shares of Common Stock, in the aggregate equal to the Aggregate Merger Consideration, allocated in the manner provided by the Acquired Companies. The parties will be entitled to deduct or withhold from the merger consideration any amounts or securities required to be deducted or withheld under applicable laws.
Representations and Warranties
Each of Amplify, the Merger Subs and the Acquired Companies have, respectively, made representations and warranties to each other in the Merger Agreement. The representations and warranties made by each of Amplify and the Acquired Companies relate to, among other topics, the following:
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organization, general authority and standing;

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capital structure;

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subsidiaries and equity interests;

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corporate authority to execute and deliver the Merger Agreement and the enforceability of the Merger Agreement;

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the absence of conflicts with, or violations of, organizational documents and contracts;

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the absence of consents relating to the execution, delivery and performance of the Merger Agreement or the Transactions;

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the absence of undisclosed liabilities;

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financial statements, disclosure controls and procedures and a system of internal control over financial reporting;

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the accuracy of information supplied or to be supplied in this proxy statement;

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the absence of certain changes or events;

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taxes;

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labor relations;

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employee benefits;

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title to properties;

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oil and gas properties;

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certain payment matters;

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wells and equipment;

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rights-of-way;

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reserve report;

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material contracts;

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the absence of material litigation;

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compliance with laws;

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environmental matters;

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indebtedness;

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material customers and material suppliers;

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intellectual property;

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insurance;

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regulatory matters;

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broker’s fees payable in connection with the Mergers; and

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related party transactions.

In addition, Amplify made representations and warranties relating to, among other topics, (i) Amplify’s SEC reports; (ii) Amplify’s receipt of an opinion from Amplify’s financial advisor; (iii) Amplify not being bound by any stockholder rights plan, “poison pill” or similar anti-takeover device and no anti-takeover law being applicable to the Merger Agreement or the Transactions; (iv) Amplify’s eligibility to register the shares of Common Stock issued as part of the Aggregate Merger Consideration under a registration statement on Form S-3 under the Securities Act; (v) the valid issuance of the shares of Common Stock issued as part of the Aggregate Merger Consideration; (vi) the capitalization of the Merger Subs; and (vii) the absence of any business conduct by the Merger Subs other than in connection with its organization and the preparation, negotiation and execution of the Merger Agreement and the Transactions.
Certain of the representations and warranties made by Amplify, the Merger Subs and the Acquired Companies, respectively, are qualified as to “materiality” or whether a “material adverse effect” has occurred or would reasonably be expected to occur. For purposes of the Merger Agreement, a “material adverse effect” with respect to a person or entity means any change, event, effect or occurrence that (i) has a material adverse effect on the business, assets, financial condition or results of operations of such person and its subsidiaries, taken as a whole, or (ii) prevents the consummation of the Mergers. However, none of the following will be deemed, either alone or in combination, to constitute a “material adverse effect” or be taken into account in determining whether a “material adverse effect” has occurred: any change, event, effect or occurrence that results from or arises in connection with (i) (A) the oil and gas exploration and production industry generally, (B) the natural gas gathering, compressing, treating, processing and transportation industry generally, (C) the natural gas liquids fractionating and transportation industry generally, (D) the crude oil and condensate logistics and marketing industry generally and (E) the natural gas marketing and trading industry generally (including in each case changes in the laws affecting such industries); (ii) general U.S. or global economic or regulatory, legislative or political conditions (or changes therein) or securities, credit, financial or other capital markets conditions (including changes generally in prevailing interest rates, currency exchange rates, commodity prices, credit markets and price levels or trading volumes); (iii) any change or prospective change in applicable law or GAAP (or interpretation or enforcement thereof); (iv) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism or any epidemics, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism or any epidemics; (v) any hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster or any other national or international calamity or crises; (vi) the failure, in and of itself, of such person or its subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of the Merger Agreement, or changes or prospective changes in the market price or trading volume of any securities or indebtedness of such person or its subsidiaries or the credit rating of such person (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a material adverse effect if such facts are not otherwise excluded under this definition); (vii) the announcement, pendency and consummation of any of the transactions contemplated by the Merger Agreement, including the Mergers, or any claim, suit, action or proceeding in respect of the Merger Agreement or any of the Transactions; (viii) the compliance with the covenants contained in the Merger Agreement and any loss of or change in relationship with any customer, supplier, vendor or other business partner, or departure of any employee or officer, of such person or its subsidiaries; (ix) (A) any action taken by such person or its subsidiaries at the other party’s written request or with the other party’s written consent or (B) the failure to take any action by such person or its subsidiaries if that action is prohibited by the Merger Agreement to the extent that the other party fails to give its written consent after receipt of a request therefor; and (x) the identity of, or any facts or circumstances relating to, the other party or its affiliates; provided that the exceptions set forth in clauses (i), (ii), (iii), (iv) and (v) above will not be excluded to the extent such effect has disproportionately affected such person or its subsidiaries when compared to other persons operating in the same industries.
Covenants
Under the Merger Agreement, each of Amplify and the Acquired Companies have agreed to restrict the conduct of its respective businesses between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement pursuant to its terms.
Conduct of Business of Amplify and its Subsidiaries
In general, until the earlier of the Effective Time and the termination of the Merger Agreement pursuant to its terms, except (i) as expressly contemplated or permitted by the Merger Agreement; (ii) as required by applicable law or the terms of any Amplify benefit plan as in effect on the date of the Merger Agreement; (iii) as previously disclosed to the Acquired Companies; or (iv) with the prior written consent of the Acquired Companies (such consent not to be unreasonably withheld, conditioned or delayed), Amplify has agreed that it will not, and that it will cause its subsidiaries not to:
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conduct business other than in the ordinary course in any material respect;

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fail to use commercially reasonable efforts to preserve intact its business organizations, goodwill and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates;

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take any action that adversely affects the ability of any party to obtain any regulatory approvals for the transactions contemplated by the Merger Agreement;

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issue, sell, pledge, dispose of, grant, transfer, encumber or otherwise permit to become outstanding, or authorize the creation of, any additional equity or any additional rights other than (i) grants of Parent TRSUs and Parent PRSUs (each as defined in the Merger Agreement) in the ordinary course of business consistent with past practice (including, with respect to award mix and the material terms and conditions of awards, including vesting and forfeiture terms), with the aggregate number of shares of Common Stock subject to such grants (measured assuming target performance with respect to Parent PRSUs) not to exceed 1,200,000 and (ii) issuances of Common Stock in respect of the vesting, settlement or exercise of Amplify stock options, Parent TRSUs and Parent PRSUs outstanding as of the date of the Merger Agreement or granted after the date of the Merger Agreement to the extent permitted thereby;

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(i) split, combine or reclassify any of Amplify’s equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests, or (ii) repurchase, redeem or otherwise acquire equity interests or rights, except as required by the terms of Amplify’s equity plans and any related award agreements or to satisfy any tax withholding obligations of the holder thereof or as required by the terms of its securities outstanding on the date of the Merger Agreement (or granted following such date in accordance with the Merger Agreement) by any Amplify benefit plan;

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(i) sell, lease, transfer, farmout, exchange, dispose of, license, convey, encumber or discontinue all or any portion of Amplify’s or any of its subsidiary’s oil and gas properties or other assets, business or properties other than (A) sales of oil and gas in the ordinary course of business, (B) any individual sales, leases or dispositions for consideration not in excess of $500,000 (individually) or $5,000,000 (in the aggregate for all such sales, leases, or dispositions), (C) sales or dispositions of obsolete or worthless equipment, inventory, materials or consumables, in the ordinary course of business consistent with past practice, or (D) any distributions expressly permitted by the Merger Agreement; (ii) acquire, by merger or otherwise, or lease any assets or all or any portion of the business or property of any other entity other than (A) acquisitions of oil and gas properties or entry into oil and gas leases in the ordinary course of business for which the aggregate consideration (or fair market value thereof) is not in excess of $500,000 (individually) or $5,000,000 (in the aggregate for all such acquisitions or leases) or (B) acquisitions resulting from a working interest holder’s non-participation election in a well or wells; (iii) merge, consolidate or enter into any other business combination transaction with any person; or (iv) convert from a limited liability company or corporation, as the case may be, to any other business entity;

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make or declare dividends or distributions to the holders of Common Stock or any subsidiary of Amplify (other than any dividend or distribution from a wholly owned subsidiary of Amplify to Amplify or to any other wholly owned subsidiary of Amplify);

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other than the Bylaws Amendment, amend Amplify’s or any of its subsidiary’s organizational documents;

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enter into any material contract, agreement or arrangement, except as would not prevent or materially delay the consummation of the Mergers or the other transactions contemplated by the Merger Agreement;

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modify, amend, terminate or assign, or waive or assign any rights under any material agreement, in a manner that would reasonably be expected, individually or in the aggregate, to have a material adverse effect, or that would reasonably be expected to prevent or materially delay the consummation of the Mergers or the other transactions contemplated by the Merger Agreement;

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waive, release, assign, settle or compromise any material proceeding or settle or compromise any proceeding if such settlement or compromise (i) involves a material conduct remedy or material injunctive or similar relief; (ii) involves an admission of criminal wrongdoing by Amplify or any subsidiary of Amplify; or (iii) has in any material respect a restrictive impact on the business of Amplify or any subsidiary of Amplify;

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implement or adopt any change in its GAAP accounting principles, practices or methods, other than as may be required by GAAP;

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fail to use commercially reasonable efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it at present except to the extent that any such failure would not reasonably be expected, individually or in the aggregate, to have a material adverse effect;

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(i) make, change or rescind any material elections relating to taxes; (ii) settle or compromise (A) any material proceeding or controversy relating to taxes or (B) any material tax liability or refund; (iii) amend any tax return in any material respect; (iv) change in any material respect any of its methods of reporting income or deductions for U.S. federal income tax purposes; (v) agree to any extension or waiver of the statute of limitations with respect to taxes; (vi) surrender any right to claim a material tax refund; (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income law or Laws related to taxes) or other written agreement with any governmental entity with respect to taxes; or (viii) enter into any tax sharing, allocation or indemnification agreement or arrangement (other than such agreements or arrangements (A) exclusively between Amplify and any subsidiary of Amplify or (B) the primary subject matter of which is not tax);

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(i) establish, adopt, enter into, terminate or materially amend any material Amplify benefit plan or any other benefit or compensation plan, policy, program, contract, agreement or arrangement that would be an Amplify benefit plan if in effect on the date of the Merger Agreement, except for any amendment to any Amplify benefit plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code that is made in the ordinary course of business in connection with Amplify or any of its subsidiaries’ annual review of any such plan; (ii) increase or accelerate the funding, payment or vesting of the compensation or benefits provided to any current or former employee, officer, director, or other individual service provider of Amplify or any of its subsidiaries, except for increases in base compensation, with such increases not to exceed 4% in the aggregate; (iii) grant or announce to any current or former director, officer, employee, or other individual service provider of Amplify or any of its subsidiaries any cash or equity or equity-based incentive awards, bonus, transaction, change in control, retention, severance, termination pay or similar compensation, other than the payment of annual bonuses earned for any completed performance period prior to the Closing Date in the ordinary course of business consistent with past practice; (iv) (A) modify, extend, terminate or enter into any collective bargaining agreement or other labor-related agreement or (B) recognize or certify any labor union, labor organization, works council, employee representative or group of employees as the bargaining representative of any employees of Amplify or any of its subsidiaries; (v) implement or announce any employee layoffs, furloughs, reductions in force, plant closings, material reductions in compensation or other similar actions; or (vi) waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former employee of Amplify or any of its subsidiaries;

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(i) incur, assume, guarantee or otherwise become liable for any indebtedness (directly, contingently or otherwise), other than (A) borrowings under existing revolving credit facilities in the ordinary course of business consistent with past practices or (B) in the ordinary course of business; (ii) redeem, repurchase, cancel or otherwise acquire any indebtedness (directly, contingently or otherwise); (iii) other than with respect to the existing revolving credit facilities, create any material lien that is not permitted by the Merger Agreement on its property or the property of any subsidiary of Amplify in connection with any pre-existing indebtedness, new indebtedness or lease; or (iv) make or commit to make any capital expenditures other than such capital expenditures that do not exceed 115% of Amplify’s capital budget (on a rolling three-month basis);

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make any election to be a non-consenting party (or fail to make any election, the result of which is to be deemed a non-consenting party) with respect to any proposed operation regarding any of the oil and gas properties of Amplify or any of its subsidiaries that (i) involves capital expenditures (net to the interest of Amplify and its subsidiaries) in excess of $2,000,000, without first reasonably consulting with the Acquired Companies or (ii) would expressly result in permanent forfeiture, relinquishment or termination of an oil and gas property of Amplify or any of its subsidiaries (excluding, for avoidance of doubt, forfeiture or relinquishment subject to customary back-in rights after payout of a contractual or statutory non-consent penalty);
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implement or otherwise enter into any derivative security with respect to hydrocarbon production or marketing or enter into any derivative transaction applicable to Amplify other than in the ordinary course of business;

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enter into any transaction or contracts that would be required to be disclosed by Amplify under Item 404 of Regulation S-K of the SEC;

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authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation; or

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agree or commit to do any of the foregoing prohibited actions.

The above obligations of Amplify do not limit or restrict the ability of Amplify or any subsidiary of Amplify to take otherwise prohibited actions in response to emergency situations to the extent required in order to ensure the protection of individuals or assets or compliance with any law, including with respect to any release or threatened release of hazardous materials; provided that Amplify promptly notifies the Acquired Companies of the action.
Conduct of Business of the Acquired Companies and their Subsidiaries
In general, until the earlier of the Effective Time and the termination of the Merger Agreement pursuant to its terms, except (i) as expressly permitted or required by the Merger Agreement; (ii) as required by applicable law; (iii) as previously disclosed to Amplify; or (iv) with the prior written consent of Amplify (such consent not to be unreasonably withheld, conditioned or delayed), the Acquired Companies have agreed (A) to use commercially reasonable efforts to propose and conduct the operations disclosed to Amplify as required operations and (B) that the Acquired Companies will not, and that they will cause their subsidiaries not to, and with respect to the matters concerning their respective benefit plans, will use commercially reasonable efforts to cause the management companies employing or engaging the employees providing services to the Acquired Companies and their subsidiaries and/or sponsoring the benefit plans, as applicable, not to:
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conduct business other than in the ordinary course in any material respect;

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fail to use commercially reasonable efforts to preserve intact its business organizations, goodwill and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates;

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take any action that adversely affects the ability of any party to obtain any regulatory approvals for the transactions contemplated by the Merger Agreement;

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issue, sell, pledge, dispose of, grant, transfer, encumber or otherwise permit to become outstanding, or authorize the creation of, any additional equity or any additional rights;

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(i) split, combine or reclassify any of its equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests, or (ii) repurchase, redeem or otherwise acquire equity interests or rights;

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(i) sell, lease, transfer, farmout, exchange, dispose of, license, convey, encumber or discontinue all or any portion of the oil and gas properties or other assets, business or properties of the Acquired Companies or their subsidiaries other than (A) sales of oil and gas in the ordinary course of business, (B) any individual sales, leases or dispositions for consideration not in excess of $500,000 (individually) or $5,000,000 (in the aggregate for all such sales, leases, or dispositions), (C) sales or dispositions of obsolete or worthless equipment, inventory, materials or consumables, in the ordinary course of business consistent with past practice, or (D) any distributions expressly permitted by the Merger Agreement; (ii) acquire, by merger or otherwise, or lease any assets or all or any portion of the business or property of any other entity other than (A) acquisitions of oil and gas properties or entry into oil and gas leases in the ordinary course of business for which the aggregate consideration (or fair market value thereof) is not in excess of $500,000 (individually) or $5,000,000 (in the aggregate for all such acquisitions or leases) or (B) acquisitions resulting from a working interest holder’s non-participation election in a well or wells; (iii) merge, consolidate or enter into any other business combination transaction with any person; or (iv) convert from a limited liability company or corporation, as the case may be, to any other business entity;
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make or declare dividends or distributions to the holders of Company Units or any subsidiary of the Acquired Companies (other than any dividend or distribution from a wholly owned subsidiary of the Acquired Companies to an Acquired Company or to any other wholly owned subsidiary of the Acquired Companies);

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amend any Acquired Companies’ or any subsidiary of the Acquired Companies’ organizational documents;

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other than in the ordinary course of business consistent with past practice and other than extensions of six months or less of any marketing contracts on terms substantially similar to those in effect with respect to such contract on the date of the Merger Agreement, enter into any contract that would be a material contract if it were in effect on the date of the Merger Agreement;

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(i) modify or amend any material agreement, in a manner that would reasonably be expected, individually or in the aggregate, to be material to the Acquired Companies and their subsidiaries, taken as a whole, or (ii) terminate (other than upon the expiration of the term of such material agreement in accordance with its terms without additional action by the Acquired Companies or any of their subsidiaries) or assign, or waive or assign any rights under, any material agreement other than in the ordinary course of business consistent with past practice;

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waive, release, assign, settle or compromise any material proceeding or settle or compromise any proceeding if such settlement or compromise (i) involves a material conduct remedy or material injunctive or similar relief; (ii) involves an admission of criminal wrongdoing by any Acquired Company or any subsidiary of the Acquired Companies; or (iii) has in any material respect a restrictive impact on the business of any Acquired Company or any subsidiary of the Acquired Companies;

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implement or adopt any change in its GAAP accounting principles, practices or methods, other than as may be required by GAAP;

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fail to use commercially reasonable efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it at present except to the extent that any such failure would not reasonably be expected, individually or in the aggregate, to have a material adverse effect;

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(i) make, change or rescind any material elections relating to taxes; (ii) settle or compromise (A) any material proceeding or controversy relating to taxes or (B) any material tax liability or refund; (iii) amend any tax return in any material respect; (iv) change in any material respect any of its methods of reporting income or deductions for U.S. federal income tax purposes; (v) agree to any extension or waiver of the statute of limitations with respect to taxes; (vi) surrender any right to claim a material tax refund; (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income law or laws related to taxes) or other written agreement with any governmental entity with respect to taxes; or (viii) enter into any tax sharing, allocation or indemnification agreement or arrangement (other than such agreements or arrangements (A) exclusively between any Acquired Company and any subsidiary of the Acquired Companies or (B) the primary subject matter of which is not tax);

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except as required by the terms of any benefit plan in effect on the date of the Merger Agreement and disclosed to Amplify, (i) establish, adopt, enter into, terminate or materially amend, any benefit plan or any other benefit or compensation plan, policy, program, contract, agreement or arrangement that would be a benefit plan if in effect on the date of the Merger Agreement, except for any amendment to any benefit plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code that is made in the ordinary course of business consistent with past practice in connection with the annual review of any such plan; (ii) increase or accelerate the funding, payment or vesting of the compensation or benefits provided to any employee or former employee, officer, director, or other individual service provider of any Acquired Company or their subsidiaries, except for increases in base compensation, with such increases not to exceed 4% in the aggregate; (iii) grant or announce to any employee or former director, officer, employee or other individual service provider of any Acquired Company or any of their subsidiaries (or any of their respective dependents or beneficiaries) any cash or equity or equity-based incentive awards, bonus, transaction, change in control, retention, severance, termination pay or similar compensation, other than the payment of annual bonuses earned for any completed performance period prior to the Closing Date in the ordinary course of business consistent with past practice; (iv) (A) modify, extend, terminate or enter into any collective bargaining agreement or other labor-related agreement or (B) recognize or certify any labor union, labor organization, works council, employee representative or group of employees as the bargaining representative for any employees; (v) implement or announce any employee layoffs, furloughs, reductions in force, plant closings, material reductions in compensation or other similar actions; or (vi) waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former employee;
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(i) incur, assume, guarantee or otherwise become liable for any indebtedness (directly, contingently or otherwise), other than (A) borrowings under existing revolving credit facilities in the ordinary course of business consistent with past practices not to exceed $1,000,000 or (B) in the ordinary course of business; (ii) redeem, repurchase, cancel or otherwise acquire any indebtedness (directly, contingently or otherwise); (iii) other than with respect to the existing revolving credit facilities, create any material lien that is not permitted by the Merger Agreement on their property or the property of any subsidiary of the Acquired Companies in connection with any pre-existing indebtedness, new indebtedness or lease; or (iv) make or commit to make any capital expenditures other than such capital expenditures that do not exceed 115% of the Acquired Companies’ capital budget (on a rolling three-month basis);

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make any election to be a non-consenting party (or fail to make any election, the result of which is to be deemed a non-consenting party) with respect to any proposed operation regarding any of the oil and gas properties of any member of the Acquired Companies or their subsidiaries that (i) involves capital expenditures (net to the interest of the Acquired Companies or their subsidiaries) in excess of $1,000,000, without first reasonably consulting with Amplify or (ii) would expressly result in permanent forfeiture, relinquishment or termination of an oil and gas property of any Acquired Company or their subsidiaries (excluding, for avoidance of doubt, forfeiture or relinquishment subject to customary back-in rights after payout of a contractual or statutory non-consent penalty);

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implement or otherwise enter into any derivative security with respect to hydrocarbon production or marketing or enter into any derivative transaction applicable to the Acquired Companies other than in the ordinary course of business;

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enter into any transaction or contracts that would be required to be disclosed by any Acquired Company under Item 404 of Regulation S-K of the SEC;

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authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation;

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take any action that would reasonably be expected to result in the payment or provision of any compensation or benefits that, individually or together with any other payment of compensation or benefit that could be received (whether in cash or property or the vesting of property) by any current or former employee, officer, director or other individual service provider of any Acquired Company or their subsidiaries who is a “disqualified individual” (as such term is defined in Section 280G of the Code and the regulations thereunder) could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) and could not be deductible by reason of Section 280G of the Code or could be subject to an excise Tax under Section 4999 of the Code; or

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agree or commit to do any of the foregoing prohibited actions.

The above obligations of the Acquired Companies do not limit or restrict the ability of the Acquired Companies or any subsidiary of the Acquired Companies to take otherwise prohibited actions in response to emergency situations to the extent required in order to ensure the protection of individuals or assets or compliance with any law, including with respect to any release or threatened release of hazardous materials; provided that the Acquired Companies promptly notify Amplify of the action.

Consummation of the Mergers
The Acquired Companies and Amplify have agreed to cooperate and use (and to cause their respective subsidiaries to use) their reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Mergers, including preparing and filing promptly and fully all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain promptly all consents, clearances, expirations or terminations of waiting periods, registrations, authorizations and other confirmations from any governmental entity or third party necessary, proper or advisable to consummate the merger.
The Acquired Companies and Amplify will use reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing to or submission with a governmental entity in connection with the transactions contemplated by the Merger Agreement and with any proceeding relating to the Mergers; (ii) promptly inform the other party (and supply to the other party) any material communication received from or given by such party to any third party or governmental entity or received or given in connection with any proceeding by a private person, in each case regarding the Mergers; (iii) permit the other party to review in advance, and incorporate the other party’s reasonable comments, in any communication given by such party to any governmental entity with respect to obtaining any consents under any law in connection with the transactions contemplated by the Merger Agreement; and (iv) to the extent practicable, consult with the other party in advance of any substantive meeting, written communications or telephone conference with any governmental entity, or in connection with any proceeding by a private person, and, to the extent not prohibited, give the other party the opportunity to attend and participate in such meetings and teleconferences.
The Acquired Companies and Amplify will use reasonable best efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege in a manner so as to preserve any applicable privilege.
Amplify Special Meeting
Subject to Amplify’s rights and obligations in certain circumstances to postpone or adjourn the Amplify special meeting, as applicable, Amplify has agreed to hold the Special Meeting as promptly as reasonably practicable (and in any event no later than 45 days after the clearance of this proxy statement by the SEC) for the purpose of obtaining its stockholders’ approval of the Stock Issuance Proposal. Under the Merger Agreement, Amplify has agreed to submit the Stock Issuance Proposal to a stockholder vote even if the Board has made an adverse recommendation change (as described under the section entitled “— Change in Board Recommendation”).
Indemnification and Insurance
For a period of six years from the Effective Time, Amplify and the Surviving Entities (as defined in the Merger Agreement) will jointly and severally indemnify and hold harmless each past and present director and officer of the Acquired Companies and any of their subsidiaries at any time prior to the Effective Time to the fullest extent that the Acquired Companies or the subsidiary for which they were acting in such capacity would have been permitted to indemnify and hold harmless such individuals by applicable law. Amplify and the Merger Subs agree that all rights to exculpation or indemnification for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time existing as of the date of the execution of the Merger Agreement in favor of the indemnified parties in the foregoing sentence as provided in the Acquired Companies’ or their subsidiaries’ certificate of incorporation or bylaws (or comparable organizational documents) in existence on the date of the execution of the Merger Agreement and provided to Amplify prior to the date thereof will survive the Mergers and will continue in full force and effect in accordance with their respective terms in the applicable certificate of incorporation or bylaws (or comparable organizational documents).
Additionally, for six years after the Effective Time, (i) Amplify’s and its subsidiaries’ organizational documents and (ii) each Surviving Entity’s and their subsidiaries’ organizational documents will contain provisions no less favorable in the aggregate with respect to indemnification, advancement of expenses, exculpation and limitations on liability of directors and officers than those set forth in such organizational documents immediately prior to the Effective Time and no such provision will be amended, repealed or otherwise modified in any manner that would affect adversely the rights or protections of any such indemnified party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time.
Pursuant to the Merger Agreement, Amplify must, on or prior to the Effective Time, obtain and purchase six years of tail coverage for the Acquired Companies’ current directors’ and officers’ liability and fiduciary liability insurance policies providing coverage for post-Effective Time claims asserting actual or alleged acts or omissions occurring at or prior to the Effective Time; provided that Amplify will not be required to pay a premium for such tail coverage in excess of 300% of the annual premiums currently paid by the Acquired Companies for such insurance.
No Solicitation of Alternative Proposals
Each of Juniper, the Acquired Companies and Amplify have agreed that they will, and will cause their respective subsidiaries and affiliates to, and will use commercially reasonable efforts to cause their respective representatives to immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiations with any person conducted prior to the execution of the Merger Agreement with respect to any alternative proposal (as defined herein). In addition, each of Juniper, the Acquired Companies and Amplify have agreed that they will not, and will cause their respective subsidiaries and affiliates not to, and will use commercially reasonable efforts to cause their respective representatives not to, directly or indirectly, (i) initiate, solicit, propose, seek or knowingly encourage or knowingly facilitate (including by furnishing or providing information or taking any other action) any inquiries, proposals, offers, requests for information, expressions of interest, or the making, submission or announcement of any inquiry, proposal, offer, request for information or expression of interest from any person which constitutes an alternative proposal or would reasonably be expected to result in an alternative proposal; (ii) enter into, participate or engage in any discussions or negotiations with respect to an alternative proposal or any inquiry or indication of interest that would reasonably be expected to lead to an alternative proposal; (iii) furnish any information regarding itself or its subsidiaries, or access to its properties, assets or employees, to any person in connection with or in response to an alternative proposal; (iv) enter into any letter of intent or agreement in principle, or other agreement or arrangement providing for an alternative proposal (other than, in the case of Amplify, certain confidentiality agreements); (v) in the case of Amplify, waive or release any person from, forbear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contract, subject to certain fiduciary exceptions; (vi) take any action to make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar takeover laws, inapplicable to any person or any alternative proposal; or (vii) resolve, agree or publicly propose to take any of the foregoing actions. Notwithstanding the foregoing, the Acquired Companies may respond to any unsolicited proposal regarding an alternative proposal by communicating only that such Acquired Company is subject to an exclusivity agreement and is unable to provide any information related to either or both of the Acquired Companies or their subsidiaries or entertain any proposals or offers or engage in any negotiations or discussions concerning an alternative proposal for as long as the Merger Agreement remains in effect.
Amplify has agreed to advise the Acquired Companies, in writing, within 24 hours of its receipt, or its affiliates’ or representatives’ receipt, of any alternative proposal or any inquiries, proposals, offers, requests for non-public information or data or expressions of interest in connection therewith, and to provide the Acquired Companies (within such 24 hour time frame) either (i) an unredacted copy of any such alternative proposal made in writing, or if such alternative proposal is not made in writing, a reasonably detailed written description of the material terms thereof or (ii) a written summary of the material terms of any such inquiry, proposal, offer, request or expression of interest, including the identity of the third party making such inquiry, proposal, offer, request or expression of interest and, as applicable, the nature of the information requested. Amplify must also keep the Acquired Companies reasonably informed regarding the status and material terms of any such alternative proposal, and any material changes to the status of any such discussions or negotiations or the nature of any information requested, and must promptly (and in no event later than

24 hours after transmittal or receipt) provide the Acquired Companies with copies of any correspondence and other written material and, with respect to material oral communications, a written summary thereof.
An “alternative proposal” means, with respect to the applicable party, any bona fide contract, proposal, offer or indication of interest relating to any transaction or series of related transactions involving: (i) any direct or indirect acquisition (by asset purchase, stock purchase, merger or otherwise) by any person or group of any business or assets of the applicable party or any of its subsidiaries (including capital stock of or ownership interest in any subsidiary) that generated 15% or more of the applicable party’s or any of its subsidiaries’ net revenue or earnings before interest, taxes, depreciation and amortization for the preceding 12 months, or any license, lease or long-term supply agreement having a similar economic effect; (ii) any direct or indirect acquisition of beneficial ownership by any person or group of 15% or more of the total voting power or of any class of equity interests of the applicable party or any of its subsidiaries or any tender or exchange offer that if consummated would result in any person or group beneficially owning 15% or more of the total voting power or of any class of equity interests of the applicable party or any of its subsidiaries; or (iii) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the applicable party that is structured to permit any person or group to acquire beneficial ownership of 15% or more of the applicable party’s or any of its subsidiaries’ assets or equity interests.
Nevertheless, Amplify is permitted, prior to obtaining stockholder approval of the Stock Issuance Proposal, to engage in the activities described in clauses (ii) and (iii) in the first paragraph of this section solely with and to any person who has made a written, alternative proposal that did not result from a breach of Amplify’s non-solicitation obligations; provided that (i) no non-public information may be furnished until Amplify receives an executed confidentiality agreement containing limitations on the use and disclosure of non-public information no less favorable to that party in the aggregate than the terms of the confidentiality agreement between the Acquired Companies and Amplify and which do not otherwise prohibit Amplify from complying with its non-solicitation obligations, as applicable; (ii) Amplify also provides the Acquired Companies, prior to or substantially concurrently with the time such non-public information is provided to a third party, any non-public information furnished to such third party that was not previously furnished to the Acquired Companies; and (iii) prior to taking any such actions, the Board (or any committee thereof) determines in good faith, after consultation with its financial advisors and legal counsel, that such alternative proposal is, or would reasonably be expected to lead to, a superior proposal (as defined herein), and, after consultation with its legal counsel, that the failure to engage in such activities would be inconsistent with the Board’s fiduciary duties under applicable law.
A “superior proposal” means, with respect to Amplify, a written alternative proposal (with references in the definition thereof to “15%” being deemed to be replaced with references to “50%”) that in the good faith business judgment of the Board or any committee thereof, after consultation with its financial advisors and its legal counsel (i) would, if consummated in accordance with its terms, result in a transaction more favorable, in the opinion of the Board or any committee thereof in the exercise of its good faith business judgment, from a financial point of view to Amplify’s stockholders than the transactions contemplated by the Merger Agreement and (ii) is reasonably likely to be consummated on the terms proposed, taking into account the terms and conditions of such proposal and the Merger Agreement, in the case of each of the foregoing clauses (i) and (ii), taking into account the terms and conditions of such proposal and the Merger Agreement, including all financial, regulatory, financing, conditionality, legal and other terms and conditions, of such proposal and any adjustments or revisions to the terms and conditions of the Mergers and/or the Merger Agreement offered by the Acquired Companies in response to such proposal or otherwise.
Change in Board Recommendation
Amplify has agreed that it will, among other things, not (i) fail to include the Board’s recommendation in this proxy statement; (ii) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to the Acquired Companies, the Board’s recommendation; (iii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any alternative proposal; (iv) following any public disclosure of an alternative proposal relating to Amplify, fail to publicly reaffirm its board recommendation within five business days after the Acquired Companies so requests; (v) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any alternative proposal relating to Amplify subject to Regulation 14D under the Exchange Act within five business days after the commencement of such alternative proposal; or (vi) approve or authorize, or cause or permit the entry into, any Merger Agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or any other similar arrangement providing for any alternative proposal relating to Amplify (other than certain confidentiality agreements). The taking of any action described in this paragraph is referred to as a “change of recommendation.”
Nevertheless, prior to the adoption by Amplify’s stockholders of the Stock Issuance Proposal, in response to an alternative proposal that did not result from a breach of Amplify’s non-solicitation obligations, if the Board (or any committee thereof) so chooses, Amplify may effect a change of recommendation if, prior to taking such action, (i) the Board (or any committee thereof) determines in good faith after consultation with its financial advisors and legal counsel that the alternative proposal is a superior proposal (taking into account any adjustment to the terms and conditions of the Merger Agreement proposed by the Acquired Companies in response to such alternative proposal); (ii) the Board (or any committee thereof) has determined in good faith (after consultation with its outside legal counsel) that failure to do so would be inconsistent with its fiduciary duties under applicable law; (iii) Amplify has given notice to the Acquired Companies that it has received such proposal, specifying the material terms and conditions thereof, and, that Amplify intends to take such action; and (iv) either (1) the Acquired Companies have not proposed revisions to the terms and conditions of the Merger Agreement prior to the earlier to occur of the Special Meeting and the fifth business day after the date on which notice is given to the Acquired Companies or (2) if the Acquired Companies within the foregoing period have proposed revisions to the terms and conditions of the Merger Agreement, at the end of such negotiation period, the Board (or any committee thereof) has determined in good faith, after consultation with its financial advisors and legal counsel that such alternative proposal remains a superior proposal with respect to the Acquired Companies’ revised proposal. If there is any material modification to the financial terms of a superior proposal, a new notice must be given and a new negotiation period must elapse; except that the negotiation period will be 48 hours after notification of such change to the Acquired Companies. During the foregoing periods, the parties must make their respective representatives available to negotiate in good faith to amend the terms of the Merger Agreement such that the alternative proposal would no longer constitute a superior proposal.
In addition, prior to approval by Amplify’s stockholders of the Stock Issuance Proposal, in response to an intervening event (as defined herein) that occurs or arises after the date of the Merger Agreement, if the Board (or any committee thereof) so chooses, Amplify may effect a change of recommendation if, prior to taking such action, (i) the Board (or a committee thereof) determines in good faith after consultation with its financial advisors and outside legal counsel that an intervening event has occurred; (ii) the Board (or any committee thereof) determines in good faith after consultation with its legal counsel that the failure to take such action would be inconsistent with its fiduciary duties under applicable law; (iii) Amplify has given notice to the Acquired Companies that it has determined that an intervening event has occurred or arisen and that it intends to effect a change of recommendation; (iii) either (A) the Acquired Companies have not proposed revisions to the terms and conditions of the Merger Agreement prior to the earlier to occur of the Special Meeting or the fifth business day after the date on which such notice is given to the Acquired Companies or (2) within the foregoing period, the Acquired Companies have proposed revisions to the terms and conditions of the Merger Agreement and at the end of such negotiation period, the Board (or any committee thereof) has determined in good faith, after consultation with its financial advisors and legal counsel that such proposed changes to the terms and conditions of the Merger Agreement do not obviate the need for the Board to effect a change in recommendation and, after consultation with its legal counsel, that the failure to take make a change of recommendation would be inconsistent with the Board’s fiduciary duties under applicable law. During the foregoing periods, the parties must make their respective representatives available to negotiate in good faith to amend the terms of the Merger Agreement in a manner that would obviate the need to effect a change in recommendation.
An “intervening event” means any event, fact, circumstance, development or occurrence that is not known by the Board as of the date of the Merger Agreement (or if known, the magnitude or material consequences of which were not known by the Board as of the date of the Merger Agreement), which event, fact, circumstance, development or occurrence is material to Amplify and its subsidiaries (taken as a whole) and becomes known (or the magnitude or material consequences thereof become known) to or by the Board prior to the time the Stock Issuance Proposal is approved by Amplify’s stockholders. However, in no event shall the following be an intervening event: (i) any event, fact, circumstance, development or occurrence resulting from any action taken or omitted by Amplify or any of its subsidiaries that is required to be taken or omitted by Amplify or any of its subsidiaries pursuant to the Merger Agreement (as discussed further above in “— Conduct of Business of the Acquired Companies and their Subsidiaries”); (ii) the receipt, existence or terms of an alternative proposal or any inquiry, proposal, offer, request for information or expression of interest that may reasonably be expected to lead to, or result in, an alternative proposal, or any matter relating thereto or consequence thereof; (iii) any event, fact, circumstance, development or occurrence relating to the Acquired Companies or any of their subsidiaries; (iv) changes in the market price or trading volume of the Common Stock or any other securities of Amplify or its subsidiaries, or any change in the credit rating thereof or the fact that Amplify meets or exceeds (or that the Acquired Companies fail to meet or exceed) internal or published estimates, projections, forecasts or predictions for any period (it being understood that the underlying cause thereof or the underlying facts giving rise or contributing to such event, fact, circumstance, development or occurrence may be taken into account for purposes of determining whether an intervening event has occurred if such cause or facts are not otherwise excluded under this definition); (v) changes after the date of the Merger Agreement in general economic or business conditions (including, without limitation, the price of oil, natural gas or other commodities) in the U.S. or elsewhere in the world; or (vi) changes after the date of the Merger Agreement in the credit, debt, financial or capital markets or in interest or exchange rates, in each case, in the U.S. or elsewhere in the world.
Other Covenants and Agreements
The Merger Agreement contains certain other covenants and agreements, including, among other things, covenants relating to:
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access by each party to certain information about the other party and confidentiality obligations;

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cooperation in connection with public announcements or other public disclosures regarding the Merger Agreement or the Transactions;

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Amplify’s use of commercially reasonable efforts to consummate the debt refinancing contemplated by the Merger Agreement and the Acquired Companies and Amplify using commercially reasonable efforts to cooperate in relation thereto;

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certain employee matters;

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the defense or settlement of any stockholder litigation relating to the Transactions;

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certain tax matters;

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termination of certain related party contracts;

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Juniper’s commitment to, following the execution of the Merger Agreement, cause certain of its affiliates to make cash contributions, in an aggregate amount of $5,000,000, to the Acquired Companies or their subsidiaries prior to the Closing;

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certain insurance matters; and

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a mutual release by each of Juniper and Amplify, on behalf of themselves and their respective successors, affiliates, officers, directors, equityholders and other representatives, releasing each other and their respective successors, affiliates, officers, directors, equityholders and other representatives, from certain claims and causes of action arising from or related to such person’s ownership or operation of the Acquired Companies or their subsidiaries on or prior to the Closing, as applicable, subject to customary exceptions.

Conditions to Closing
The obligations of the Acquired Companies and Amplify to consummate the Mergers are conditioned upon the satisfaction (or, to the fullest extent permitted by law, waiver by both the Acquired Companies and Amplify) of the following mutual conditions:
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the approval of the Stock Issuance Proposal by Amplify’s stockholders;

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the absence of any law, rule, regulation, ordinance, act, statute, code, judgment, order, treaty, convention, governmental directive or other legally enforceable requirement (whether preliminary, temporary or permanent) restraining, enjoining, prohibiting or rendering illegal the consummation of the transactions contemplated by the Merger Agreement and the absence of any pending proceeding seeking such a law, rule, regulation, ordinance, code, judgment, order, treaty, convention, governmental directive or other legally enforceable requirement; and

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the approval for listing on the NYSE, subject to official notice of issuance, of the shares of Common Stock to be issued in the Mergers.

The obligation of Amplify and the Merger Subs to effect the Mergers is also subject to the satisfaction or waiver by Amplify and the Merger Subs of additional customary conditions, including:
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the accuracy of the representations and warranties of the Acquired Companies set forth in the Merger Agreement, subject to the materiality standards set forth in the Merger Agreement, as of the date of the Merger Agreement and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties will be true and correct as of such specific date only);

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performance of, or compliance with, in all material respects, all agreements and covenants required to be performed or complied with under the Merger Agreement by the Acquired Companies at or prior to the Effective Time;

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the receipt by Amplify of an officer’s certificate from each Acquired Company confirming the foregoing conditions have been satisfied;

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entry into the Stockholder Agreement by the Stockholder; and

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receipt of certain specified consents or waivers from certain of the Acquired Companies’ creditors, or the relevant indebtedness shall no longer be outstanding.

The obligations of the Acquired Companies to effect the Mergers are also subject to the satisfaction or waiver by Amplify and the Merger Subs of additional customary conditions, including:
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the accuracy of the representations and warranties of Amplify set forth in the Merger Agreement, subject to the materiality standards set forth in the Merger Agreement, as of the date of the Merger Agreement and as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties will be true and correct as of such specific date only);

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performance of, or compliance with, in all material respects, all agreements and covenants required to be performed or complied with under the Merger Agreement by Amplify or the Merger Subs, as applicable, at or prior to the Effective Time;

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the receipt by the Acquired Companies of an officer’s certificate from Amplify confirming the foregoing conditions have been satisfied;

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entry into the Stockholder Agreement by Amplify; and

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receipt of certain specified consents or waivers from certain of Amplify’s creditors, or the relevant indebtedness shall no longer be outstanding.

Neither the Acquired Companies nor Amplify can be certain when, or whether, the conditions to the Mergers will be satisfied or waived or whether the Mergers will ultimately be consummated. For more information on risks related to the Mergers, see the section entitled “Risk Factors.”
Termination
Prior to the Closing, Amplify and the Acquired Companies may terminate the Merger Agreement at any time by mutual written consent.
In addition, prior to the Closing, either Amplify or the Acquired Companies may terminate the Merger Agreement if:
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there is in effect a final nonappealable order of a governmental entity of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Merger Agreement or if any law is adopted that permanently makes consummation of the transactions contemplated thereby illegal or otherwise permanently prohibited (provided that this right to terminate the Merger Agreement is not available to either party if such order or law was primarily due to the material breach by such party of the Merger Agreement);
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if after final adjournment or postponement of the Special Meeting at which a vote of the Amplify stockholders has been taken in accordance with the Merger Agreement, the approval by the Amplify stockholders of the Stock Issuance Proposal has not been obtained;

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there has been a breach or failure to perform by the other party of any of its representations, warranties, covenants or agreements contained in the Merger Agreement or any of its representations or warranties becomes untrue, which breach, failure to perform or untruth if it was continuing as of the Closing Date would result in the failure of the closing conditions being satisfied and such breach, failure to perform or untruth is incapable of being cured (or becoming true) or, if capable of being cured (or becoming true), is not cured (or does not become true) by the earlier of (i) July 14, 2025 or (ii) within 30 days following receipt by such breaching party of notice of such breach, failure or untruth from the other party (provided the party seeking to terminate the Merger Agreement pursuant to this provision is not then in terminable breach);

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the Mergers are not consummated by July 14, 2025 (provided that this right to terminate the Merger Agreement will not be available to any party whose failure to comply in all material respects with the covenants or agreements under the Merger Agreement has been the cause of or resulted in the failure of the merger to occur on or before July 14, 2025); or

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the other party is in material violation of its non-solicitation obligations.

Furthermore, the Acquired Companies may terminate the Merger Agreement if, prior to, but not after, the approval of the Stock Issuance Proposal by Amplify’s stockholders, the Board effects a change of recommendation.
Fees and Expense Reimbursement Relating to the Termination of the Merger Agreement
Amplify will be obligated to pay the Acquired Companies a termination fee of $8,500,000 if the Merger Agreement is terminated by the Acquired Companies for the following circumstances:
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if Amplify effects an adverse recommendation change or commits a material breach of its non-solicitation obligations and the Acquired Companies terminate the Merger Agreement; or

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if (i) an alternative proposal is publicly submitted, publicly proposed, publicly disclosed or otherwise communicated to the Board prior to, and not withdrawn at the time of, the special meeting of Amplify’s stockholders; (ii) the Merger Agreement is terminated by (A) the Acquired Companies due to Amplify’s terminable breach, or (B) by either Amplify or the Acquired Companies due to the Stock Issuance Proposal not being approved by Amplify’s stockholders or as a result of the failure to close the Mergers on or before July 14, 2025; and (iii) Amplify enters into a definitive agreement with a third party with respect to, or consummates a transaction that is, an alternative proposal relating to 50% or more of Amplify’s assets or stock within 12 months following termination of the Merger Agreement.

The Acquired Companies will be obligated to pay Amplify a termination fee of $5,500,000 if the Acquired Companies commit a material breach of their non-solicitation obligations and Amplify terminates the Merger Agreement.
In addition, unless otherwise entitled to the $8,500,000 termination fee, Amplify will be obligated to pay the Acquired Companies an expense reimbursement fee, up to a maximum aggregate amount of $800,000, for reasonable and documented out-of-pocket fees and expenses incurred in connection with the Merger Agreement and the Transactions if (i) Amplify’s stockholders fail to approve the Stock Issuance Proposal or (ii) Amplify commits a terminable breach (other than with respect to a breach of the change of recommendation and non-solicitation obligations, in which case the entire $8,500,000 termination fee will be due and payable).

In addition, unless otherwise entitled to the $5,500,000 termination fee, the Acquired Companies will be obligated to pay Amplify an expense reimbursement fee, up to a maximum aggregate amount of $1,250,000, for reasonable and documented out-of-pocket fees and expenses incurred in connection with the Merger Agreement and the Transactions if the Acquired Companies commit a terminable breach (other than with respect to a breach of the non-solicitation obligations, in which case the entire $5,500,000 termination fee will be due and payable).
In no event will either party be entitled to receive more than one termination fee and one expense reimbursement fee. If a party receives a termination fee, then such party will not be entitled to also receive an expense reimbursement fee, and any payment of the expense reimbursement fee will be fully creditable against any subsequent payment of the termination fee.
Amendment, Supplement or Waiver
At any time prior to the Effective Time, the Merger Agreement may be amended, supplemented or waived in any and all respects by written agreement of the parties to the Merger Agreement, by action taken or authorized by their respective boards of directors or similar governing bodies. However, no such amendment, supplement or waiver shall be made, after Amplify’s stockholders have approved the Stock Issuance Proposal, that pursuant to applicable law or the rules and regulations of the NYSE requires further approval by Amplify’s stockholders, without such further approval.
Specific Performance
The parties to the Merger Agreement are entitled to obtain an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.
Governing Law
The Merger Agreement is governed by the laws of the State of Delaware.
Related Agreements
This section describes the material provisions of certain additional agreements entered into, or to be entered into, in connection with the Merger Agreement, which we refer to as the Related Agreements, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. Stockholders and other interested parties are urged to read the Related Agreements in their entirety prior to voting on the proposals presented at the Special Meeting.
Stockholder Agreement
In accordance with the terms of the Merger Agreement, at the Closing, Amplify will enter into a Stockholder Agreement with the Stockholder.
Board Nomination Rights
The Stockholder Agreement provides the Stockholder the right (but not obligation) to designate a number of Stockholder Nominees to the Board such that:
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From and after the Closing Date, until the first date on which the Stockholder has a Securities Ownership Percentage (as defined in the Stockholder Agreement) of less than 30.0%, the Stockholder may designate for nomination to the Board two Stockholder Nominees;

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If at any time the Stockholder has a Securities Ownership Percentage of less than 30.0% but greater than or equal to the Stockholder Nomination Threshold, the Stockholder may designate for nomination to the Board one Stockholder Nominee; and

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If at any time the Stockholder has a Securities Ownership Percentage less than the Stockholder Nomination Threshold, (i) the Stockholder will no longer have the right to designate a Stockholder

Nominee to the Board and (ii) the Company will no longer be obligated to nominate a Stockholder Nominee to the Board pursuant to the Stockholder Agreement.
Such Stockholder Nominee must, in the good faith determination of the Board or the Board’s governance committee, (i) be suitable to serve on the Board in accordance with customary standards of suitability for directors of NYSE-listed companies; (ii) not be prohibited from serving as a director pursuant to any rule or regulation of the SEC or any national securities exchange on which the Common Stock is listed or admitted to trading; and (iii) not be subject to any order, decree or judgment of any domestic (including federal, state or local) or foreign court, arbitrator, administrative, regulatory or other governmental department, agency, official, commission, tribunal, authority or instrumentality, non-government authority or self-regulatory body (including any domestic or foreign securities exchange) prohibiting service as a director of any public company.
In addition, for so long as the Stockholder has a Securities Ownership Percentage greater than or equal to the Stockholder Nomination Threshold, the Stockholder Agreement will provide that at least one Stockholder Nominee shall serve as a member of each committee of the Board (other than the audit committee of the Board) and a Stockholder Nominee shall be designated as the chairperson of the Compensation Committee.
Finally, the Stockholder Agreement will also provide that the size of the Board shall not be increased or decreased without the affirmative vote of a majority of the independent directors then serving on the Board and the written consent of the Stockholder. The Board may increase the size of the Board pursuant to the Company’s bylaws, however, provided that the number of Stockholder Nominees that the Stockholder is permitted to designate for nomination to the Board under the Stockholder Agreement is increased to provide the Stockholder with representation on the Board substantially commensurate with the Securities Ownership Percentage of the Stockholder. The Company will agree to take all actions necessary or advisable to implement any such change.
Lock-Up and Transfer Restrictions
The Stockholder Agreement also provides that the Stockholder will be bound by certain “lock-up” provisions pursuant to the terms and conditions of the Stockholder Agreement, pursuant to which the Stockholder will be restricted from transferring any shares of Common Stock for a period of one year following the Closing Date, subject to customary exceptions. Further, the Stockholder Agreement provides that until the Trigger Date, the Stockholder will be restricted from transferring any shares of Common Stock to (a) a Competitor (as defined in the Stockholder Agreement) or (b) in a block trade that would result in a single person holding greater than 10.0% of Amplify’s issued and outstanding Common Stock.
Standstill
The Stockholder Agreement will contain certain standstill provisions which, among other things, will prohibit the Holder party thereto and the Restricted Parties from (i) acquiring additional shares of Common Stock, subject to customary exceptions; (ii) soliciting proxies or influencing any voting of Common Stock or Amplify’s other capital stock; (iii) directly or indirectly proposing transactions that would be reasonably likely to result in a change of control of Amplify; (iv) calling or seeking to call a meeting of stockholders of the Company or initiating a stockholder proposal or seeking additional representation on the Board, or otherwise seeking to control the management of Amplify and its controlled affiliates, including through the removal of directors; (v) forming, joining or knowingly encouraging or engaging in discussions regarding the formation of a “group” within the meaning of Section 13(d)(3) of the Exchange Act with non-affiliates with respect to the Amplify’s securities; and (vi) publicly disclosing any intention, plan, or arrangement inconsistent with any of the foregoing. The standstill provisions will commence at the Closing Date and continue until the Trigger Date, unless an exemption or waiver is otherwise approved in advance in writing by Amplify or if certain other events occur.
Voting Restrictions
The Stockholder Agreement will contain certain restrictions on the Stockholder’s ability to vote shares of Common Stock owned by it or its affiliates prior to the earlier of (i) the Trigger Date and (ii) the 2027

Annual Meeting. Such restrictions provide that the Stockholder will cause all securities beneficially owned by it and its affiliates to (x) be present at any stockholder meeting where the election of directors is among the matters to be considered (an “Election Meeting”), either in person or by proxy, and (y) to vote any such securities (a) 100% in favor of the Stockholder Nominees and (b) in the Stockholder’s discretion, either (1) pro rata with the votes cast by all other stockholders of the Company (not taking into account the voting securities held by the Stockholder or its affiliates) at such Election Meeting or (2) in favor of all other director nominees nominated by the Board.
Corporate Opportunities
The Stockholder Agreement will contain provisions renouncing the Company’s interest and expectancy in certain corporate opportunities to the extent permissible under Delaware law, such that, subject to limited exceptions described in more detail below, the Stockholder Nominees will have no duty to communicate or offer any business opportunity to the Company and will not be liable to the Company or any of its stockholders for breach of any fiduciary or other duty under statutory or common law, as a director, by reason of the fact that any such individual pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company. The Stockholder Agreement will provide that if (i) the Stockholder receives an invitation to participate in, or otherwise acquires actual knowledge of, an opportunity to acquire oil and gas assets consisting primarily of operated and/or non-operated working interests covering lands located within the DJ Basin or the PRB or (ii) the Company (a) receives an invitation to participate in, or otherwise acquires actual knowledge of, an opportunity to acquire oil and gas assets consisting primarily of operated and/or non-operated working interests covering lands located within the DJ Basin or the PRB and (b) presents such opportunity to the Board for the Board’s consideration (the Stockholder or the Company, as applicable, in such capacity, the “Receiving Party”), the Receiving Party shall, to the extent legally permissible, notify the other party of any such opportunity as soon as reasonably practicable. The Stockholder, however, will be under no obligation to notify the Company of any such opportunity that is for an aggregate purchase price of less than $5,000,000.
Registration Rights
The Stockholder Agreement will contain “demand” and “piggyback” registration rights which, among other things and subject to certain restrictions, the Company will agree, on the terms set forth therein, to file with the SEC a registration statement registering for resale the Aggregate Merger Consideration and to conduct certain underwritten offerings upon the request of holders of Registrable Securities (as defined in the Stockholder Agreement). The Stockholder Agreement also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.
The Stockholder Agreement will become effective at the Closing and will terminate in accordance with its terms. The foregoing summary of the Stockholder Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the substantially final form Stockholder Agreement, which is attached hereto as Annex C and incorporated herein by reference.
Bylaws Amendment
In connection with the Transactions, the Company agreed that, at the Effective Time, the third amended and restated bylaws of the Company will be amended in the form set forth in the Bylaws Amendment. In the judgment of the Board, the Bylaws Amendment is necessary to adequately address the combined company’s needs following the Closing. The Bylaws Amendment will, among other things, incorporate certain of the Stockholder’s rights under the Stockholder Agreement into the bylaws, including setting the number of directors on the Board as seven, except the Board may fix a greater number of directors if it is in compliance with the Stockholder Agreement.
The Bylaws Amendment will only be adopted if the Transactions are consummated. We can give no assurance that the conditions to the Closing will be satisfied or waived. The foregoing summary of the Bylaws Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the substantially final form Stockholder Agreement, which is attached hereto as Annex C. We encourage our stockholders to read the Bylaws Amendment in its entirety for a more complete description of its terms.
Parent Charter Amendment
In connection with the Transactions, the Company agreed that, prior to the Closing, the Board will approve an amendment to its Charter that will specify that the number of directors on the Board may not be changed, whether by amendment to the bylaws of Amplify or otherwise, if doing so would violate any covenant of Amplify in the Stockholder Agreement. In addition, the Company agreed that, at the next annual meeting of the Company’s stockholders, and at every adjournment or postponement thereof, the Board will direct that such amendment be submitted to the Company’s stockholders (provided, that, if the proxy statement relating to the annual meeting of the Company’s stockholders to be held in 2025 has been sent to the Company’s stockholders prior to the Closing, the Board will not be required to direct that such amendment be submitted to the Company’s stockholders at such meeting and the foregoing requirement to submit such proposal will instead apply to the next annual meeting of the Company’s stockholders). The Company will take all actions necessary or advisable to effect the foregoing, including ensuring that such amendment is included in the proxy statement relating to such annual meeting and supporting the proposal in a manner no less rigorous and favorable than the manner in which the Company supports other proposals submitted by the Company to the Company’s stockholders.
Monitoring and Oversight Agreement
In connection with the Transactions, the Company entered into the Monitoring Agreement with Juniper, which will become effective upon Closing. Under the Monitoring Agreement, the Company agreed to pay Juniper $175,000 annually for each of its nominees then serving on the Board in exchange for Juniper’s assistance from time to time with respect to certain financial and strategic matters related to the business and affairs of the Company. The Monitoring Agreement will terminate upon the earlier of (a) the termination of the Stockholder’s right to designate any Stockholder Nominee for nomination or appointment to the Board pursuant to the Stockholder Agreement and (b) the date on which the Company and Juniper agree in writing to terminate the Monitoring Agreement.
Background of the Transactions
The Board and management team of Amplify regularly review Amplify’s operating results, capital structure, future growth opportunities and its competitive position in the exploration and production industry. These analyses have included consideration by the Board and Amplify’s management team, and discussions with industry participants from time to time, of potential strategic transactions, including acquisitions, divestitures, joint ventures and business combinations or other transactions, as well as ongoing initiatives aimed at enhancing stockholder value, strengthening Amplify’s liquidity positions and growing Amplify’s business organically, to prepare for and respond to changing market forces and resulting business risks and uncertainties in the exploration and production industry.
From May 2023 through October 2024, the Board evaluated numerous strategic alternatives in an effort to enhance stockholder value and to, among other things, increase scale, improve returns and operating metrics, enhance efficiency and increase organic growth opportunities. On May 1, 2023, the Board approved the retention of Houlihan Lokey to lead a process of identifying strategic alternatives. In this process, the Board and Amplify management, together with representatives from Houlihan Lokey, explored and evaluated several transactional frameworks and potential counterparties, which involved a mix of public companies and private companies (including sponsor-backed portfolio companies).
On June 21, 2023, following an inbound request from Company A, Mr. Willsher had a telephone call with the Chief Executive Officer of Company A, a private exploration and production company, to discuss a potential transaction between Amplify and Company A. On June 23, 2023, Amplify and Company A entered into a mutual confidentiality and non-disclosure agreement, following which time the parties began exchanging data and information to assist each other and their financial advisors in their preliminary efforts to explore a possible transaction.

In August 2023, Mr. Willsher had a number of telephone conversations with the Chief Executive Officer of Company A to discuss potential transaction structures and complexities associated with Amplify’s assets in federal waters offshore Southern California (the “Beta assets”). On August 21, 2023, Company A informed Mr. Willsher that it would not pursue a potential transaction with Amplify and the discussions were terminated. In a meeting of the Board on August 22, 2023, attended by representatives of Amplify’s management team and Houlihan Lokey, Mr. Willsher informed the Board that discussions with Company A had terminated due to Company A’s concerns related to the complexities associated with Amplify’s Beta assets.
On August 29, 2023, representatives of Wells Fargo, financial advisor to Juniper, reached out to Dan Furbee, Chief Operating Officer of Amplify, to inform Mr. Furbee that members of Juniper’s management team wanted to meet with members of Amplify’s management team for an introductory lunch. The parties subsequently scheduled a lunch meeting for September 28, 2023.
On September 5, 2023, following business discussions between the parties, Mr. Willsher and James Frew, Chief Financial Officer of Amplify, had lunch with the Chief Executive Officer and Chief Financial Officer of Company B, a private exploration and production company, and discussed potential transaction structures and each company’s asset portfolios and strategies, with an emphasis on a potential transaction involving Company B’s assets in East Texas. Mr. Willsher and Mr. Frew had a subsequent meeting with Company B at Amplify’s offices on February 14, 2024, to discuss potential business combination structures between the companies. In a subsequent discussion on August 26, 2024 between Company B and Houlihan Lokey, Company B informed Houlihan Lokey that it was not interested in pursuing a business combination transaction involving Amplify’s Beta assets, and neither Amplify nor Company B pursued further discussions.
On September 28, 2023, Mr. Furbee and Mr. Frew, had an introductory lunch with Edward Geiser, the Executive Managing Partner of Juniper, and Kevin Cumming, a Partner of Juniper, during which they generally discussed each party’s assets and strategic plans, and subsequently, on October 11, 2023, members of Amplify’s management team had a follow up meeting with members of Juniper’s management team to discuss a potential transaction involving Juniper’s assets in the DJ Basin and PRB. Shortly after that meeting, on October 19, 2023, Amplify and Juniper entered into a mutual confidentiality and non-disclosure agreement, following which time the parties began exchanging data and information to assist each other and their financial advisors in their preliminary efforts to explore and evaluate a possible transaction.
On October 23, 2023, Mr. Willsher and Mr. Geiser met over lunch and discussed each party’s assets and strategic plans generally.
On October 26, 2023, Mr. Willsher received a telephone call from an investment banker representing Company C, a publicly traded exploration and production company focused on natural gas production, expressing Company C’s interest in a potential transaction between the two companies. Following the telephone call, the investment banker sent Mr. Willsher a presentation describing a potential business combination between Amplify and Company C.
On November 8, 2023, the Board held a regular meeting attended by representatives of Amplify’s management team. During the meeting, Amplify’s management provided an overview of the potential transaction with Juniper and possible structures for the transaction. The Board was supportive of management engaging in further discussions with Juniper, and Mr. Willsher informed the Board that he would report back to the Board following further discussions with Juniper management. During the meeting, Mr. Willsher also informed the Board of discussions with Company C with respect to a potential business combination. After discussion, the Board determined that a combination with Company C would likely not meet Amplify’s goals because Company C was not a strategic fit due to its long-term liabilities and focus on natural gas. Shortly thereafter, Mr. Willsher contacted Company C’s financial advisor to indicate Amplify would not pursue a transaction with Company C at that point in time.
On December 7, 2023, members of Amplify’s management team and representatives from Houlihan Lokey met with members of Juniper’s management team and the Acquired Companies and representatives from Wells Fargo at the offices of Houlihan Lokey to further discuss each party’s assets and exchange more information to assist with the evaluation of a potential transaction.

On December 21, 2023, Mr. Willsher and Mr. Geiser met over breakfast to discuss the parties’ respective analyses of a potential transaction based on information exchanged to date. Following this discussion, the parties paused further discussions and diligence due to the disparity between their respective preliminary valuations of each other’s assets.
On January 18, 2024, following inbound interest from Company D, a publicly traded exploration and production company, Mr. Willsher had a telephone conference with the Chief Executive Officer of Company D to discuss potential transactions between Amplify and Company D. During the telephone conference, the Chief Executive Officer of Company D expressed to Mr. Willsher that Company D was only interested in assets in Oklahoma. Company D did not subsequently provide any formal or informal indications of interest in a combination and the discussions between the two companies with respect to a combination ceased.
On April 17, 2024, Mr. Willsher and Mr. Geiser met over lunch to discuss whether to reengage in discussions and diligence in order to update their respective analyses. Following that discussion, the parties reopened communication and, from April 2024 to August 2024, Mr. Willsher and Mr. Geiser had a number of meetings in-person and over telephone to further discuss a potential transaction, including discussions of preliminary valuations, diligence processes and timeline, and the parties continued exchanging data and information to assist each other and their respective financial advisors in their preliminary efforts to explore a possible transaction.
On May 2, 2024, following inbound interest from Company E, a publicly traded exploration and production company, Mr. Willsher had a video conference with representatives of Company E, to discuss potential transactions between Amplify and Company E. On May 7, 2024, representatives of Company E expressed to Mr. Willsher that Amplify’s Beta assets would be an impediment to any transaction with Company E, and the discussions between the two companies with respect to a combination ceased.
On July 16, 2024, Mr. Willsher had a telephone call with a director of Company F, a private exploration and production company, and was informed that Company F would be launching an auction process for a sale of Company F. On August 6, 2024, Mr. Willsher further discussed participating in Company F’s sale process and was informed that Company F preferred all-cash offers. Amplify and Company F entered into a mutual confidentiality and non-disclosure agreement on September 4, 2024. Subsequently, on September 25, 2024, members of Amplify’s management and representatives of Houlihan Lokey met with members of Company F’s management team and Company F’s financial advisor to review a management presentation prepared by Company F for the sale process. Following the presentation, Amplify’s management determined not to participate in the sale process due to concerns with respect to Company F’s cash flow, securitization and assets and Company F’s preference for all-cash offers.
On July 24, 2024, after being approached by Company G, a publicly traded exploration and production company, regarding a potential business combination or other transaction, Amplify and Company G entered into a mutual confidentiality and non-disclosure agreement in connection with the potential transaction. Also on July 24, 2024, Mr. Willsher had a video conference with the Chief Executive Officer and investment banker for Company G to discuss potential transactions between Amplify and Company G. The parties had a follow-up video conference on September 10, 2024 and discussed Company G’s concerns related to Amplify’s Beta assets, and representatives of Company G noted that Company G was focused on another transaction through the end of October and would reconnect with Amplify after closing that transaction. Company G did not subsequently reach back out to Amplify or provide any formal or informal indications of interest in a combination and the discussions between the two companies with respect to a combination ceased.
On August 14, 2024, the Board held a regular meeting attended by representatives of Amplify’s management team and Houlihan Lokey. During the meeting, representatives of Houlihan Lokey provided a broad overview of Amplify’s strategic plans, potential valuation, and strategic options. Houlihan Lokey advised the Board that a business combination transaction would be value maximizing for Amplify relative to other strategic alternatives available to Amplify. Houlihan Lokey also advised the Board that Amplify’s Beta assets would be an impediment to a transaction in that Amplify’s Beta assets would significantly narrow the universe of interested counterparties. In addition, Amplify management provided an update on discussions with Juniper and a detailed analysis of a potential transaction. The Board discussed and concluded that a transaction with Juniper aligned with Amplify’s strategic objectives for a combination, including, in particular, a substantial increase in scale, accretive value for operating margins and free cash flow, general and administrative cost synergies and increased organic growth opportunities. In addition, it was discussed at the meeting that Juniper’s DJ Basin and PRB assets would complement Amplify’s existing diversified oil and gas asset portfolio. The Board approved management engaging in further discussions with Juniper.
Following the August 14, 2024 meeting of the Board, from August 2024 through September 2024, Mr. Willsher and Mr. Geiser and other members of the Amplify and Juniper teams had a number of telephone calls and in-person meetings to further discuss the potential transaction, including a review of the potential pro forma organization structure, review of each company’s operations and production updates, and a transaction timeline, and the parties continued exchanging data and information to facilitate evaluation of a potential combination.
On September 27, 2024, Mr. Geiser informed Mr. Willsher over a telephone call that Juniper would be sending Amplify an updated presentation detailing the potential benefits of the proposed transaction and a non-binding proposal for the potential transaction.
On October 2, 2024, after previously meeting representatives of Company H, a publicly traded exploration and production company, at a business conference, Mr. Willsher and Mr. Frew had lunch with investment bankers to discuss Company H’s interest in a potential transaction between the two companies. Representatives of Company H subsequently communicated to representatives of Houlihan Lokey that Company H was still considering how the two companies may be able to transact given their different asset bases, but that Company H was not ready to move forward with further discussions at that time.
On October 3, 2024, Mr. Willsher received a non-binding proposal from Mr. Geiser, on behalf of Juniper, expressing Juniper’s interest in pursuing an all-stock transaction effected through the issuance of new shares of Amplify Common Stock, with, pro forma for the stock issuance, Amplify’s current stockholders owning 48% of the fully diluted equity of Amplify and certain affiliates of Juniper owning 52% of the fully diluted equity of Amplify. The proposal included the assumption of the Acquired Companies debt. The non-binding proposal described other terms of the potential transaction, including that Amplify would continue to be led by its existing management team and would have a nine-member board of directors (consisting of Mr. Willsher, four of the existing non-executive Amplify directors and four directors nominated by Juniper). The proposal requested that the parties enter into a 30-day mutual exclusivity agreement.
Also on October 3, 2024, Mr. Willsher contacted the law firm of Kirkland & Ellis LLP, which had historically served as outside counsel to Amplify, to assist Amplify with the potential transaction with Juniper.
On October 9, 2024, the Board held a special meeting, attended by representatives of Amplify’s management team, Houlihan Lokey and Kirkland, during which the Board discussed the proposal received from Juniper. The Board received advice from Kirkland regarding director fiduciary duties and the various standards under which public company transactions are subject to review. During the meeting, Houlihan Lokey presented their impressions of the proposal provided by Juniper, including with respect to the pro forma equity splits, governance and control considerations and underlying analysis of the valuation represented by Juniper’s proposal. Houlihan Lokey shared with the Board that Amplify and/or Houlihan Lokey had discussed a corporate transaction with eight counterparties in addition to Juniper, and that all of those counterparties (other than Company F) had declined to, or otherwise expressed concern about, pursuing a transaction with Amplify specifically because of, among other reasons, Amplify’s Beta assets. Houlihan Lokey also provided an updated evaluation of Juniper’s assets in light of more recent production information from Juniper’s recently drilled wells and an updated assessment of Juniper’s current and forecasted operational and financial performance. The Board requested that Houlihan provide the Board with additional accretion and dilution analysis and instructed the management team to prepare a response letter to Juniper for the Board’s review.
On October 14, 2024, at the Board’s direction, Mr. Willsher delivered a counterproposal response letter to Mr. Geiser that contemplated an all-stock transaction with an equity split of 65% to Amplify stockholders and 35% to certain affiliates of Juniper. The counteroffer further noted that Amplify disagreed with Juniper’s proposal on the composition of the Board following the transaction and that board composition and other governance matters would be further discussed once the parties aligned on key transaction terms.

On October 18, 2024, Mr. Willsher received a counterproposal letter from Mr. Geiser that contemplated a fully diluted equity split for the combined company of 54% to Amplify stockholders and 46% to certain affiliates of Juniper. The response letter also reasserted that Juniper would be entitled to nominate four directors (of nine total directors) to the Board (with Juniper’s rights to nominate such directors stepping down based on percentage ownership thresholds of Amplify’s Common Stock). The letter further included that Juniper-nominated directors would be appointed to committees of the Board in a manner commensurate with the composition of the overall Board and that Juniper would receive customary registration rights and be subject to a six-month post-closing lock-up. The letter again requested that the parties enter into a 30-day mutual exclusivity agreement.
On October 23, 2024, Mr. Willsher and Mr. Geiser met for lunch and discussed the current business combination proposals (including valuation and equity splits) and additional diligence requirements for the transaction.
On October 31, 2024, the Board had a special meeting regarding the ongoing discussions with Juniper. At the meeting, Mr. Willsher recounted his recent discussion with Mr. Geiser and summarized for the Board events since the last Board meeting, including the most recent counterproposal from Juniper and the ongoing review of additional data and updated models with respect to the transaction. The Board, along with members of the Amplify management team and representatives from Kirkland and Houlihan Lokey, discussed the best strategic path for pursuing the transaction with Juniper. As part of this discussion, Houlihan Lokey presented a range of implied equity splits based on their review of updated diligence data. The Board then determined, based on a number of factors that were reviewed, discussed and evaluated and with the support of Amplify’s management team, that the appropriate equity split in a business combination with Juniper was 60% of the combined company’s equity going to Amplify stockholders and 40% of the combined company’s equity going to certain affiliates of Juniper. The Board requested that management reach out again to Mr. Geiser to verbally deliver Amplify’s final and best proposal.
The following day, Mr. Willsher met with Mr. Geiser at Juniper’s offices to discuss the terms of the latest Juniper proposal, including the proposed valuation and equity split. Mr. Willsher relayed the Board’s counterproposal for a 60% / 40% equity split, and Mr. Geiser indicated that Juniper would need to further consider the proposal.
On November 5, 2024, Mr. Geiser called Mr. Willsher and confirmed Juniper’s agreement to the Board’s proposed equity split. Mr. Willsher informed Mr. Geiser that he would send him a response letter from Amplify confirming the agreed equity split. Later that evening, Mr. Willsher sent a response letter setting forth the proposal for a 60% / 40% equity split and stating that Amplify would like to arrange a meeting between principals and advisors to facilitate the next steps towards the proposed transaction.
On November 11, 2024, both Amplify and Juniper granted their respective legal advisors access to their respective “virtual data rooms,” allowing the companies’ legal advisors to initiate their confidential review of the previously provided documentation and complete their due diligence review.
On November 12, 2024, the Board held its regularly scheduled fourth quarter Board meeting, attended by representatives of Amplify’s management team, Houlihan Lokey and Kirkland, at which the directors discussed several matters, including current operational and financial performance of the Company, as well as the current strategic alternatives being considered by the Company. During the meeting, representatives of Kirkland reviewed materials regarding governance and liquidity matters for Board consideration in connection with the proposed transaction with Juniper, including, but not limited to, transfer restrictions, standstill provisions, voting restrictions, nomination rights, corporate opportunity restrictions and registration rights. Kirkland also provided summaries of governance rights and liquidity considerations in recent transactions involving energy and production companies, including transactions involving Juniper. The Board discussed potential governance terms, and, following such discussion, requested that the management team and Kirkland prepare a governance term sheet for the Board’s review.
On November 14, 2024, Mr. Willsher sent the Board a proposed term sheet detailing the governance terms discussed at the Board’s prior meeting. The governance term sheet included, among other things: (i) a ten-member board of directors (consisting of Mr. Willsher, the six existing non-executive Amplify directors and three directors nominated by Juniper); (ii) step down thresholds for Juniper’s board nomination rights at

30%, 20% and 10% ownership of Amplify’s issued and outstanding shares of Common Stock, respectively; (iii) the existing Chairman of the Board remaining the Chairman following Closing; (iv) Juniper having a Juniper-nominated director on each committee of the Board (subject to stock exchange and SEC requirements); (v) no compensation for Juniper or Juniper-nominated directors; (vi) certain voting, standstill and transfer restrictions; (vii) a lockup for 12 months for 50% of Juniper’s shares and 24 months for the remaining 50% of Juniper’s shares; (viii) customary registration rights and information rights; and (ix) a waiver of corporate opportunities with respect to Juniper, with a requirement to present certain opportunities in the DJ Basin and PRB so long as Juniper owns at least 10% of Amplify’s issued and outstanding shares of Common Stock, to the Board for consideration. The members of the Board reviewed the proposed term sheet and approved the delivery of the term sheet to Juniper.
The following day Mr. Willsher sent Amplify’s proposed governance term sheet to Mr. Geiser and copied Mr. Hamm, the Chairman of the Board.
On November 19, 2024, Mr. Willsher and Mr. Hamm met with Mr. Geiser and Josh Schmidt, the Chief Operating Officer of Juniper, in order to introduce Mr. Geiser and Mr. Schmidt to Mr. Hamm and to discuss the proposed governance terms for the business combination.
On November 21, 2024, Mr. Geiser sent Mr. Willsher Juniper’s responses to Amplify’s governance term sheet, which included, among other things, requests for: (i) Mr. Schmidt to be the chair of the Compensation Committee and for Mr. Geiser to be the chair of the Nominating Committee; (ii) Juniper to be paid compensation through a Monitoring Agreement equal to the compensation that would be paid to non-executive directors; (iii) Juniper’s voting restrictions to be limited to voting for the Board proposed director nominees in the 2025 and 2026 annual stockholder meetings; and (iv) revisions to the corporate opportunities waiver for Juniper. Juniper’s response further noted that board size and composition remained subject to further discussion between the parties. That same day, Mr. Willsher sent Juniper’s response to the Board and requested a call with the Board to discuss Juniper’s proposed governance terms.
On November 25, 2024, the Board held a special meeting with representatives of Amplify’s management team, Houlihan Lokey and Kirkland to discuss Juniper’s response to Amplify’s governance term sheet. The Board determined that, among other things: (i) Mr. Schmidt chairing the Compensation Committee and Mr. Geiser serving on, but not chairing, the Nominating Committee would be acceptable; (ii) an arrangement for compensation for Juniper based on services provided to the Board or Amplify would be acceptable; (iii) voting restrictions should apply through the 2027 Annual Meeting; and (iv) the corporate opportunity waiver would be further discussed between the parties and their legal advisors. The Board further instructed members of Amplify management and Kirkland to engage in discussions with Juniper and its legal advisors to resolve the open governance matters.
On November 26, 2024, Kirkland and Gibson, Dunn & Crutcher LLP, long-time legal counsel to Juniper, had a telephone call to discuss open items in the governance term sheet.
Messrs. Willsher, Hamm, Geiser and Schmidt met again on December 3, 2024 to further discuss governance terms and transaction diligence. At the meeting, the parties generally discussed the following governance terms: (i) a seven-member board of directors (consisting of Mr. Willsher, four of the existing non-executive Amplify directors and two directors nominated by Juniper); (ii) the step down of Juniper’s board nomination rights being based on the number of shares of Amplify outstanding at closing (to avoid a step down resulting from dilution); (iii) Mr. Schmidt chairing the Board’s Compensation Committee and Mr. Geiser serving on, but not chairing, the Board’s Nominating and Governance Committee would be acceptable; (iv) annual compensation for Juniper directors to be paid to Juniper in stock with one-year vesting; (v) Juniper’s voting restrictions should apply through the 2027 Annual Meeting; (vi) a lockup of Juniper’s shares of Amplify common stock for 12 months; and (vii) no restrictions on Juniper’s ability to pursue corporate opportunities, with an obligation for Juniper to notify Amplify of any opportunities Juniper learns of in the DJ Basin or PRB.
On December 3, 2024, representatives of Kirkland sent Gibson an initial draft of the Merger Agreement. The draft Merger Agreement reflected, among other things, reciprocal representations, warranties and interim operating covenants (other than with respect to differences due to Amplify’s status as a public company and the Acquired Companies status as private companies), a mutual no solicitation provision, which would restrict each of Amplify and Juniper from soliciting alternative acquisition proposals during the interim period, subject to certain exceptions for Amplify, a “force the vote” provision requiring Amplify to submit the transaction to its stockholders regardless of a change in the Board’s recommendation, a reciprocal termination fee payable by Amplify or Juniper in certain situations, with the termination fee amount to be determined between the parties, and an expense reimbursement payable by Amplify if Amplify’s stockholders fail to approve the proposal presented to them with respect to the Merger Agreement at Amplify’s special meeting following a recommendation of Amplify’s Board that its stockholders approve the Merger Agreement and no termination fee is otherwise payable.
On December 4, 2024, the mutual confidentiality and non-disclosure agreement between Juniper and Amplify was amended to extend the term of the agreement.
On December 5, 2024, Kirkland and Gibson had a call to discuss open items in the governance term sheet and the draft Merger Agreement. Gibson informed Kirkland that Juniper was requesting, among other governance matters: (i) a cap on further increases in Amplify’s board size without Juniper’s consent; (ii) the ability for Juniper to call Board and committee meetings; (iii) $300,000 per year stock compensation per Juniper-nominated director; (iv) Juniper’s voting restrictions to be limited to a requirement to vote with the shareholders on the Board nominees (other than Juniper’s nominees, which Juniper can support 100%); and (v) removal of the restriction on transfers by Juniper to activists. Subsequently, on December 6, 2024, Mr. Willsher had a telephone conversation with Mr. Geiser to discuss Juniper’s latest proposals and requested that Mr. Geiser send a revised governance term sheet for Amplify’s review.
On December 11, 2024, Mr. Geiser sent Mr. Willsher and Mr. Hamm a revised governance term sheet, and, on December 12, 2024, Mr. Willsher and Mr. Hamm had a telephone call with Mr. Geiser and Mr. Schmidt in order to discuss governance matters. Mr. Geiser and Mr. Schmidt expressed Juniper’s views on each of the terms in Juniper’s latest governance term sheet and informed Mr. Willsher and Mr. Hamm that they would send a further revised draft of the term sheet to Amplify following the call.
Also on December 12, 2024, Mr. Willsher and Mr. Geiser had a separate telephone call to discuss matters related to Juniper’s existing financings with maturities in late December and opportunities for refinancing such existing financings or extending the maturity dates.
On December 13, 2024, Mr. Schmidt sent Mr. Willsher and Mr. Hamm a further revised draft of the governance term sheet. Juniper’s revised terms included, among other things: (i) a right for Juniper to nominate additional members to the Board upon an increase in Board size such that Juniper’s representation on the Board would be commensurate with its equity ownership percentage; (ii) Juniper’s board rights to step down at a 30% and 15% ownership threshold, respectively, with the percentage determined based on Amplify’s shares outstanding as of closing of the transaction; (iii) Juniper to receive compensation of $200,000 per year per Juniper-nominated director; and (iv) for the 2025, 2026 and 2027 annual stockholder meetings, Juniper to vote with the shareholders on the Board nominees (other than Juniper’s nominees, which Juniper can support 100%).
On December 13, 2024, Mr. Willsher sent an email to the Board providing an update on transaction process and timing, due diligence and proposed governance terms in Juniper’s latest governance term sheet.
Representatives of Gibson sent Kirkland an issues list for the Merger Agreement on December 15, 2024. The issues list included, among other issues, that (i) the aggregate merger consideration should be determined on a formula as of closing (rather than through a fixed exchange ratio as of signing), (ii) the reciprocal termination fees should be equal to 4.0% of each company’s equity value and (iii) the expense reimbursement should be capped at 0.5% of each company’s equity value.
From December 18, 2024 through January 5, 2024, Mr. Willsher and Mr. Hamm had a number of telephone calls with Mr. Geiser to discuss updates on due diligence, open deal terms and matters related to the pro forma financing for the combined company, and the parties’ respective advisors continued to conduct due diligence for the transaction.
On December 19, 2024, representatives of Kirkland sent Gibson an initial draft of the Stockholder Agreement, which, among other things, incorporated the agreed terms from the governance term sheet.

Representatives of Gibson sent a revised draft of the Merger Agreement to Kirkland on December 22, 2024. The Merger Agreement included the items identified in Gibson’s prior issues list and, among other changes, included (i) a requirement for Amplify to amend the Charter and Bylaws to incorporate certain of Juniper’s governance rights contained in the Stockholder Agreement and (ii) a covenant requiring Amplify to approve and adopt an amendment to Amplify’s corporate governance guidelines allowing Juniper-nominated directors to add items to the agenda for meetings of the Board.
On December 24, 2024, representatives of Gibson sent Kirkland a revised draft of the Stockholder Agreement. Representatives of Kirkland sent Gibson a further revised draft of the Stockholder Agreement on December 30, 2024.
On January 2, 2025, representatives from Kirkland sent a revised draft of the Merger Agreement to Gibson. Among other changes, this draft included (i) a fixed exchange ratio for the merger consideration as of signing, with performance stock units to be valued at target for purposes of the fully diluted share count; (ii) the reciprocal termination fees should be equal to 3.0% of each company’s equity value; (iii) no requirement for Amplify to amend its Charter to include Juniper’s governance rights and (iv) no requirement for Amplify to amend its corporate governance guidelines.
On January 6, 2025, Mr. Willsher and Mr. Geiser had a meeting at Juniper’s offices to discuss deal valuation and Amplify’s desire to revisit the agreed 60% / 40% equity split in light of Amplify’s ongoing diligence. Following the meeting, on January 7, 2025, Mr. Geiser called Mr. Willsher and informed Mr. Willsher that Juniper would be willing to agree to a revised 61% / 39% equity split and a requirement for Juniper to contribute $5,000,000 in cash to the Acquired Companies prior to the closing of the transaction.
On January 7, 2025, Mr. Willsher and Mr. Geiser had a telephone call to discuss the remaining minor open points in the Merger Agreement and Stockholder Agreement and process to get to signing of the transaction.
Also on January 7, 2025, representatives of Gibson sent Kirkland an initial draft of the Monitoring And Oversight Agreement, which included compensation payable to Juniper of $200,000 per year for each Juniper-nominated director serving on the Board.
Representatives of Gibson sent Kirkland revised drafts of the Merger Agreement and the Stockholder Agreement on January 9, 2025. Among other changes, the Merger Agreement included (i) a covenant requiring the Board to approve an amendment to Amplify’s Charter prior to closing and submit such amendment for stockholder approval at the first annual stockholder meeting following closing; (ii) a closing condition with respect to the receipt of certain specified consents unless a refinancing of the parties’ respective credit facilities is completed; and (iii) that the reciprocal termination fees should be equal to 3.5% of each company’s equity value.
On January 10, 2025, the Board met in a special meeting to discuss the proposed transaction, including the proposed substantially final terms of the Merger Agreement that the parties had negotiated. At the meeting, representatives from Kirkland presented a summary of the proposed substantially final terms of the Merger Agreement and the Stockholder Agreement as well as an overview of the legal due diligence conducted and proposed resolutions for the Board’s approval. During the meeting, representatives from Kirkland also reviewed the fiduciary duties owed by the members of the Board, in particular in light of the equity split and negotiated governance, and the Board reviewed certain information from Houlihan Lokey and Kirkland regarding Houlihan Lokey’s and Kirkland’s respective material relationships with Amplify and Juniper. Representatives from Houlihan Lokey also provided a presentation on the financial fairness of the Aggregate Merger Consideration to Amplify and reviewed a draft of Houlihan Lokey’s fairness opinion with the Board. Following a thorough discussion of these matters, the Board determined to schedule a meeting to receive Houlihan Lokey’s fairness opinion and approve the proposed transaction once all material terms of the Merger Agreement and other transaction documents were finalized.
On January 11, 2025, representatives of Gibson sent Kirkland initial drafts of an amendment to the Charter (the “Charter Amendment”) and Bylaws Amendment. The amendments included, among other things: (i) an amendment to the Charter providing that (a) the number of directors on the Board will be specified in the Company’s bylaws and (b), so long as the Stockholder Agreement is in place, the number of directors of Amplify may not be changed without compliance with the terms of the Stockholder

Agreement; and (ii) amendments to the Company’s bylaws providing that (a) the number of directors on the Board will be seven and that the number may be changed by resolution adopted by the majority of the Board (provided that, so long as the Stockholder Agreement is in place, the number of directors of Amplify could not be changed without compliance with the terms of the Stockholder Agreement) and (b) provisions in the bylaws with respect to board size could, so long as the Stockholder Agreement is in place, not be amended, altered or repealed without a resolution adopted by all directors then-serving on the Board.
From January 11, 2025 through January 14, 2025, representatives of Kirkland and Gibson exchanged revised drafts of the Merger Agreement, Stockholder Agreement, Charter Amendment, Bylaws Amendment and other ancillary agreements. During this same time period, representatives from each of Amplify, Kirkland, Juniper and Gibson held telephonic meetings and exchanged emails to finalize the outstanding terms of the Merger Agreement, Stockholder Agreement, Charter Amendment and Bylaws Amendment and to address outstanding due diligence items. Among other changes, the Monitoring And Oversight Agreement was revised so that the compensation payable to Juniper would be $175,000 per year per each Juniper-nominated director serving on the Board.
On January 14, 2025, the Board again met in a special meeting to discuss the proposed transaction, including the proposed final terms of the Merger Agreement that the parties had negotiated. At the meeting, representatives from Kirkland presented a summary of changes to the Merger Agreement and the Stockholder Agreement since the prior meeting of the Board. Representatives from Houlihan Lokey also provided an updated review of Houlihan Lokey’s financial analysis to the Board and then rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board dated the same date) to the effect that, as of the date of such opinion and based upon and subject to the factors, assumptions, qualifications, limitations and other matters set forth therein, the Aggregate Merger Consideration to be issued by Amplify in the mergers pursuant to the Merger Agreement was fair from a financial point of view to Amplify. Following a discussion of these matters, the Board unanimously (i) determined that the Merger Agreement and transactions contemplated thereby, including the mergers and the issuance of Amplify common stock pursuant thereto, were advisable, fair to, and in the best interests of Amplify and its stockholders, (ii) approved and adopted the Merger Agreement and the transactions contemplated thereby, including the mergers and the issuance of Amplify common stock pursuant thereto, (iii) approved the execution, delivery and performance by Amplify of the Merger Agreement, including the mergers and the issuance of Amplify common stock pursuant thereto, upon the terms and subject to the conditions contained therein, (iv) directed that the Merger Agreement be submitted to Amplify stockholders at a special meeting of stockholders to approve the issuance of Amplify common stock pursuant to the Merger Agreement and (v) resolved to recommend that Amplify stockholders approve the issuance of Amplify common stock pursuant to the Merger Agreement.
Following the approval of the Board, the management of Amplify and Juniper and their respective legal advisors finalized the Merger Agreement, remaining ancillary agreements and the disclosure schedules and the parties executed the Merger Agreement and Monitoring and Oversight Agreement on January 14, 2025.
On January 15, 2025, Amplify filed a Current Report on Form 8-K with the SEC announcing the entry into the Merger Agreement and held a conference call to discuss the transaction.
Our Board of Directors’ Reasons for the Approval of the Transactions and the Stock Issuance
Our Board, in evaluating the Transactions, held a number of meetings, consulted with Amplify’s executive management team, legal and financial advisors and other advisors, and considered the businesses, assets and liabilities, results of operations, financial performance, strategic direction and prospects of each of Amplify and the Acquired Companies. In reaching its unanimous resolution (i) to determine that the Merger Agreement and the Transactions, including the Mergers and the Stock Issuance, were advisable, fair to and in the best interests of Amplify and its stockholders; (ii) to approve and adopt the Merger Agreement and the Transactions, including the Mergers and the Stock Issuance; (iii) to approve the execution, delivery and performance by Amplify of the Merger Agreement, including the Mergers and the Stock Issuance, upon the terms and subject to the conditions of the Merger Agreement; (iv) to direct the Merger Agreement be submitted to the holders of Common Stock at a special meeting of stockholders to approve the Stock Issuance; and (v) to resolve to recommend that the holders of Common Stock approve the Stock

Issuance, our Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. This explanation of our Board’s reasons for the Transactions and all other information presented in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” of this proxy statement.
In the course of reaching its recommendation, the Board consulted with Amplify’s executive management team, legal and financial advisors and other advisors and considered several potentially positive factors and potential benefits of the Transactions, including but not limited to the following (not necessarily presented in order of relative importance to Amplify):
Benefits of an Acquisition of the Acquired Companies.
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Substantial Increase in Scale.   The Transactions will add approximately 19 MMBoe of developed reserves and 287,000 net acres in the DJ Basin and PRB in Wyoming adjacent to assets owned and operated by some of the largest publicly traded U.S. oil companies. Over 115,000 of the net acres are operated and held-by-production. The large held-by-production position and multi-year term on a majority of the undeveloped acreage is expected to allow Amplify to opportunistically develop the assets over time.

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Significantly Accretive.   The Transactions are expected to be significantly accretive to Amplify’s free cash flow in both the near- and long-term.

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Material Improvements to Operating Metrics and Efficiency.   The assets to be acquired have historically generated strong margins with low operating costs, which is expected to improve operating metrics across the combined company.

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Material Synergies.   The combined company is expected to benefit from material synergies, including from optimizing overhead in connection with its combined operations, eliminating redundancies and from income tax savings related to certain tax attributes of the Acquired Companies.

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Increases Organic Growth Opportunities.   Within the assets to be acquired, Amplify has identified hundreds of potential high-quality, operated undeveloped locations, including a multi-year inventory of high-confidence locations that Amplify expects to opportunistically develop alongside, and as a complement to, its ongoing Beta development program.

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Corporate Governance.   Amplify’s stockholders will have a continuing influence in the execution of the strategy and business plan of the combined company through both their combined majority ownership stake and the retention of five current Amplify directors on the Board. Additionally, Mr. Willsher, the current Amplify Chief Executive Officer, and the current Amplify management team will be responsible for the day-to-day operations of the combined company in the same or similar roles as they already hold with Amplify. The Surviving Entities’ headquarters will be located at the current Amplify offices of Houston, Texas with the Surviving Entities’ operating under the Amplify brand.

•
Creation of a Focal Area for Further Consolidation Opportunities.   The large acreage position and operating footprint of the combined company in the DJ Basin and PRB following the Closing will provide Amplify with a new core area for future consolidation opportunities with the potential for accretive add-on acquisitions from smaller private companies or non-core assets of larger operators. Additionally, the more broadly scaled pro forma asset base will afford Amplify flexibility in optimizing cash flow and production across its portfolio.

•
Portfolio Optionality.   The combined portfolios of the two companies will provide multiple options for the optimization of non-strategic assets, if desired.

Alternative Transactions.
•
The Board believes, after thorough review and underlying knowledge of Amplify’s strategic goals and opportunities, and trends in and the competitive environment of the exploration and production industry, including the potential impact of those factors on the trading price of our Common Stock (which cannot be precisely quantified numerically), that the Transactions are more favorable to Amplify’s stockholders than the potential value that might reasonably be expected to result from remaining a stand-alone public company.
•
The Board also considered alternative strategic transactions, including asset acquisitions and other strategic combinations, and, following review of such alternatives and consultation with Amplify management and Houlihan Lokey, believed that it was unlikely an alternative strategic counterparty could consummate a transaction that would be on superior terms and that would provide Amplify stockholders better value than is being provided in connection with the Mergers.

In addition to its consideration of the above benefits, our Board considered a number of other factors pertaining to the Transactions as generally supporting its recommendation of the Transactions, including but not limited to, the following material factors:
•
Receipt of Fairness Opinion from Houlihan Lokey.   The Board considered the financial analysis reviewed and discussed with representatives of Houlihan Lokey, as well as the oral opinion of Houlihan Lokey rendered to the Board, which was subsequently confirmed by delivery of a written opinion dated January 14, 2025, to the effect that, as of such date, the Aggregate Merger Consideration was fair, from a financial point of view, to Amplify. See the section entitled “— Opinion of Houlihan Lokey to the Board” beginning on page 59.

•
Terms of the Merger Agreement.   The terms and conditions of the Merger Agreement, including the ability of Amplify to consider, receive and respond to, under certain circumstances specified in the Merger Agreement, an unsolicited proposal for an alternative transaction from a third party prior to completion of the Transactions and the right of the Board after complying with the terms of the Merger Agreement to change its recommendation to our shareholders, and belief that, in consultation with Amplify’s legal advisors, the terms of the Merger Agreement, taken as a whole, including the parties’ representations, warranties, covenants and conditions to closing, and the circumstances under which the Merger Agreement may be terminated, are reasonable. For further discussion of the Merger Agreement and the terms included therein, please see the section entitled “— The Merger Agreement” beginning on page 28.

•
Stockholder Agreement and Related Agreements.   Our Board’s belief that the terms of the ancillary agreements, including the Stockholder Agreement, are reasonable, and the fact that the parties have agreed to certain lock-up, transfer and voting restrictions in the Stockholder Agreement, as more fully described in “— Related Agreements — Stockholder Agreement” on page 44.

•
Stockholder Approval.   The fact that Amplify’s stockholders will have the opportunity to vote on the Stock Issuance Proposal, the approval of which is a condition precedent to the Transactions.

•
Experienced Advisors.   The fact that, in connection with the consideration of the Merger Agreement, the Board retained financial and legal advisors with knowledge and experience advising publicly traded companies with respect to transactions similar to the Mergers.

•
Other Factors.   The Board also considered historical information concerning Amplify’s and the Acquired Companies’ respective businesses, financial condition, results of operations, earnings, management, competitive positions and prospects on a standalone basis and a forecasted combined basis, as well as the current and prospective business environment in which Amplify and the Acquired Companies operate, including national and local economic conditions and the competitive and regulatory environment, and the likely effect of these factors on Amplify and the combined company.

The Board also considered and balanced against the potentially positive factors a number of uncertainties, risks and other countervailing factors in its deliberations concerning the Transactions, including the following (not necessarily in order of relative importance):
•
Significant Stock Issuance.   The potential impact on the market price of our Common Stock from the increased number of outstanding shares of our Common Stock as a result of the Stock Issuance.

•
Fixed Consideration.   The fact that the consideration payable by us, including the number of shares of Common Stock to be issued by us, under the Merger Agreement is fixed (other than in respect of certain specified adjustments), and will not be adjusted for changes in the market price of our Common Stock or the economic performance of Amplify or the Acquired Companies. The number of shares of Common Stock to be issued under the Merger Agreement will not be adjusted if the market price of Amplify’s shares increases or if the economic performance of the Acquired Companies relative to Amplify declines (or the economic performance of Amplify relative to the Acquired Companies improves), which means that the value of the shares of Common Stock to be issued under the Merger Agreement based on the then-current trading price could be significantly higher than their value based on the trading price prevailing at the time the Merger Agreement was entered into.
•
Interim Restrictions.   The fact that the restrictions on Amplify’s conduct of business prior to completion of the Transactions could delay or prevent Amplify from undertaking business opportunities that may arise or taking other actions with respect to its operations during the pendency of the Transactions, and the fact that the completion of the Transactions depends on factors, some of which are outside of Amplify’s or the Acquired Companies’ control, which means Amplify could remain subject to such restrictions on Amplify’s conduct of business for an extended period of time prior to completion of the Transactions.

•
Force the Vote; Non-Solicit Restrictions.   The force-the-vote provision and the provisions in the Merger Agreement restricting Amplify from soliciting or responding to alternative transaction proposals unless certain conditions are satisfied may impact Amplify’s ability to receive an alternative acquisition proposal.

•
Termination Fees and Expense Reimbursements.   The fact that, under specified circumstances, Amplify may be required to pay a termination fee of $8,500,000 or reimburse the Acquired Companies’ expenses up to $800,000 in the event the Merger Agreement is terminated, as more fully described in “— The Merger Agreement — Fees and Expense Reimbursement Relating to the Termination of the Merger Agreement” on page 43, and the effect this could have on Amplify.

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Certain Shareholder Rights.   The fact that, as a result of the Mergers, Juniper (through its affiliates) is expected to own approximately 39% of our issued and outstanding Common Stock, on a fully diluted basis, and that restrictions on transfers by Juniper of shares of Common Stock will be limited to the first twelve months following the Effective Time, and that Juniper has certain shareholder rights pursuant to the Stockholder Agreement, as described in “— Related Agreements — Stockholder Agreement” beginning on page 44, including the right to nominate up to two directors to serve on the Board until the aggregate ownership percentage of the issued and outstanding shares of Common Stock owned by Juniper and its affiliate transferees falls below certain thresholds.

•
Business Disruption Resulting from the Transactions.   The possibility that the announcement and pendency of the Transactions could result in the disruption of Amplify’s business, including as a result of the substantial time and effort of management and other employees of Amplify required to consummate the Transactions.

•
Risks Associated with Failure to Complete the Transactions.   The risks and costs to Amplify, including the transaction costs to be incurred by Amplify in connection with the Transactions, that Amplify’s stockholders may not approve the Stock Issuance Proposal and that the Transactions may not be completed in a timely manner or at all and the potential consequences of non-completion or delays in completion.

•
Effects on Stock Price.   The fact that the market price of our Common Stock could be affected by many factors, including: (i) if the Merger Agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting Amplify; (ii) the possibility that, as a result of the termination of the Merger Agreement, potential acquirers may consider Amplify to be an unattractive acquisition candidate; and (iii) the possible sale of our Common Stock by short-term investors following an announcement that the Merger Agreement was terminated.

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Unknown Liabilities.   The risk that the Acquired Companies may have or incur material liabilities that were not identified during our due diligence.

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Litigation Risk.   The inherent risk of litigation in transactions of this nature, including the potential lawsuits that could be brought against us or our Board in connection with the Transactions.

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No Financing Condition.   The fact that the Merger Agreement does not contain a financing condition, and the risk that the financing and any refinancing that may be undertaken in connection with the Mergers may not ultimately be available at all or on the terms anticipated by Amplify.

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Interests of Directors and Officers.   The potentially differing interests of Amplify directors and executive officers with respect to the consummation of the Mergers, including in connection with (i) the continued engagement and/or employment of such directors and executive officers, and (ii) the continued positions of certain of such directors as directors on the Board.

•
Other Risks.   The risks and uncertainties associated with executing Amplify’s business strategy and achieving Amplify’s related financial projections and opportunities, including as described in the “risk factors” and “forward looking information” sections of Amplify’s disclosures filed with the SEC and in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of this proxy statement.

After taking into account the factors set forth above, as well as others, the Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Transactions were outweighed by the potential benefits of the Transactions to Amplify’s stockholders.
The foregoing discussion of factors considered is not intended to be exhaustive, but rather it summarizes the material factors considered by the Board. In light of the variety of factors considered in connection with their evaluation of the Merger Agreement and the Transactions, Amplify did not find it practicable to and did not quantify, rank or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Board applied their own personal business judgment to the process and may have given different weight to different factors. The Board based its recommendation on the totality of the information presented, including thorough discussions with, and questioning of, Amplify’s executive management team and the Board’s financial advisors and outside legal counsel.
In considering the recommendation of the Board to approve the Stock Issuance Proposal, Amplify stockholders should be aware that the executive officers and directors of Amplify have certain interests in the transaction that may be different from, or in addition to (and which may conflict with) the interests of Amplify stockholders generally. The Board was aware of these interests and considered them when approving the Merger Agreement and recommending that Amplify stockholders vote to approve the Stock Issuance Proposal. See the section entitled “— Interests of Amplify’s Directors and Executive Officers in the Transactions” beginning on page 69.
It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the risk factors set forth in “Cautionary Note Regarding Forward-Looking Statements” beginning on page 16.
Opinion of Houlihan Lokey to the Board
On January 14, 2025, Houlihan Lokey orally rendered its opinion to the Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board dated January 14, 2025) as to, as of such date, the fairness, from a financial point of view, to the Company of the Aggregate Merger Consideration to be issued by the Company in the Mergers pursuant to the Merger Agreement.
Houlihan Lokey’s opinion was furnished for the use of the Board (in its capacity as such), and only addressed the fairness, from a financial point of view, to the Company of the Aggregate Merger Consideration to be issued by the Company in the Mergers pursuant to the Merger Agreement and did not address any other aspect or implication of the Mergers or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex D to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Board, the Company, any security holder or any other person as to how to act or vote with respect to any matter relating to the Mergers or otherwise.
In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:
•
reviewed a draft, dated January 14, 2025 of the Merger Agreement;

•
reviewed certain publicly available business and financial information relating to the Company and the Acquired Companies that Houlihan Lokey deemed to be relevant;

•
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company and the Acquired Companies made available to Houlihan Lokey by the Company, including (a) with respect to the Company, (i) financial projections relating to the Company (the “Company Projections”), and (ii) certain reserve estimates for oil, natural gas and natural gas liquids, in each case by reserve category, associated risking and production volume, as well as assessments of the Company’s upside acreage (the “Company Reserve and Other Information”), in each case prepared by management of the Company, and (b) with respect to the Acquired Companies, (i) certain financial projections relating to the Acquired Companies and (ii) certain reserve estimates for oil, natural gas and natural gas liquids, in each case, by reserve category, associated risking and production volume, as well as assessments of the Acquired Companies’ upside acreage, in each case, prepared by the management of the Acquired Companies as adjusted by the management of the Company (as so adjusted, the “Company Projections for the Acquired Companies” and the “Company Reserve and Other Information for the Acquired Companies”), and (c) certain forecasts and estimates of potential cost savings expected to result from the Mergers, as prepared by the management of the Company (the “Estimated Synergies”);

•
reviewed certain publicly available market data regarding future oil and natural gas commodity pricing;

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spoke with certain members of the managements of the Company and the Acquired Companies and certain of their respective representatives and advisors regarding the respective businesses, operations, financial condition and prospects of the Company, the Acquired Companies, the Mergers and related matters;

•
compared the financial and operating performance of the Company and the Acquired Companies with that of companies with publicly traded equity securities that Houlihan Lokey deemed to be relevant; and

•
conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. Management of the Company advised Houlihan Lokey, and at the Company’s direction Houlihan Lokey assumed, that (i) the Company Projections for the Acquired Companies and the Company Reserve and Other Information for the Acquired Companies were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Acquired Companies and the other matters covered thereby, and (ii) the Company Projections and the Company Reserve and Other Information were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company and the other matters covered thereby. Furthermore, upon the advice of the management of the Company, and at the Company’s direction, Houlihan Lokey assumed that the Estimated Synergies were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of the Company and that the Estimated Synergies would be realized in the amounts and the time periods indicated thereby. At the Company’s direction, Houlihan Lokey assumed that the Company Projections for the Acquired Companies, the Company Reserve and Other Information for the Acquired Companies, the Company Projections, the Company Reserve and Other Information and the Estimated

Synergies provided a reasonable basis on which to evaluate the Acquired Companies, the Company and the Mergers, and Houlihan Lokey, at the Company’s direction, used and relied upon the Company Projections for the Acquired Companies, the Company Reserve and Other Information for the Acquired Companies, the Company Projections for the Acquired Companies and the Estimated Synergies for purposes of its analyses and opinion. Houlihan Lokey expressed no view or opinion with respect to the Company Projections for the Acquired Companies, the Company Reserve and Other Information for the Acquired Companies, the Company Projections, the Company Reserve and Other Information, the Estimated Synergies or the respective assumptions on which they are based. Houlihan Lokey relied upon and assumed, without independent verification, that there was no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Acquired Companies or the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.
Houlihan Lokey relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments referred to therein were true and correct; (ii) each party to the Merger Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party (including, without limitation, that the Juniper or its affiliates would after the entry into the Merger Agreement, but prior to the Mergers, contribute to the Acquired Companies or their subsidiaries, cash in the aggregate amount of $5,000,000 (the “Cash Contribution”)); (iii) all conditions to the consummation of the Mergers would be satisfied without waiver thereof; and (iv) the Mergers would be consummated in a timely manner in accordance with the terms described in the Merger Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the Mergers would be consummated in a manner that complies in all respects with all applicable federal, state and local statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Mergers would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of the Acquired Companies or the Company, or otherwise have an effect on the Company, the Acquired Companies or any of the expected benefits of the Mergers that would be material to its analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the Merger Agreement would not differ in any respect from the draft of the Merger Agreement identified above.
Furthermore, in connection with its opinion, Houlihan Lokey was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Acquired Companies, the Company or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation, other than the Company Reserve and Other Information for the Acquired Companies and the Company Reserve and Other Information. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not conduct or provide geological, environmental or other technical assessments and are not experts in the evaluation of oil, natural gas, or natural gas liquids reserves or properties and Houlihan Lokey expressed no view or opinion as to reserve quantities, or the exploration, development or production (including, without limitation, as to the feasibility or timing thereof), of any oil, natural gas or natural gas liquids properties of the Acquired Companies or the Company. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Acquired Companies or the Company was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Acquired Companies or the Company was or may have been a party or was or may have been subject. With respect to the October 2021 incident involving the Company’s pipeline off the coast of Newport Beach, California and the Company’s decommissioning obligations related to its Beta properties, Houlihan Lokey, at the Company’s instruction, (i) relied, without independent verification, solely upon the assessments and judgments of the management of the Company and (ii) assumed that any potential liabilities, any future settlements or sinking fund or other obligations related thereto would not have a material effect on Houlihan Lokey’s analyses or opinion.

Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion. Houlihan Lokey did not express any view or opinion as to what the value of the Common Stock actually would be when issued in the Mergers or the price or range of prices at which Common Stock or units of the Acquired Companies may be purchased or sold, or otherwise be transferable, at any time.
Houlihan Lokey’s opinion was furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Mergers and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion was not intended to be, and did not constitute, a recommendation to the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Mergers or otherwise.
Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Mergers; (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Mergers or otherwise (other than the Aggregate Merger Consideration to the extent expressly specified in its opinion), including, without limitation, any aspect or implication of the Stockholder Agreement to be entered into in connection with the Mergers; (iii) the fairness of any portion or aspect of the Mergers to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of its opinion; (iv) the relative merits of the Mergers as compared to any alternative business strategies or transactions that might have been available for the Company or any other party; (v) the fairness of any portion or aspect of the Mergers to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents); (vi) the allocation of the Aggregate Merger Consideration as between the Acquired Companies; (vii) the appropriate capital structure of the Company, whether the Company should be issuing debt or equity securities or a combination of both in the Mergers, or the form, structure or any aspect or terms of any debt or equity financing for the Mergers or the likelihood of obtaining such financing; (viii) whether or not the Company, the Acquired Companies, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Mergers; (ix) the solvency, creditworthiness or fair value of the Company, the Acquired Companies or any other participant in the Mergers, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; or (x) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Mergers, any class of such persons or any other party, relative to the Aggregate Merger Consideration or otherwise.
Houlihan Lokey did not express any opinion, counsel or interpretation regarding matters that require legal, regulatory, environmental, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Board, on the assessments by the Board, the Company and their respective advisors as to all legal, regulatory, environmental, accounting, insurance, tax and other similar matters with respect to the Company, the Acquired Companies, the Mergers or otherwise.
In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company or business used in Houlihan Lokey’s analyses for comparative purposes is identical to the Company or the Acquired Companies, and an evaluation of the results of those analyses is not entirely mathematical. As a consequence, mathematical derivations (such as the high, low, mean and median) of financial data are not by themselves meaningful and in selecting the ranges of multiples to be applied were considered in conjunction with experience and the exercise of judgment. The estimates contained in the Company Projections, the Company Reserve and Other Information, the

Company Projections for the Acquired Companies, the Company Reserve and Other Information for the Acquired Companies and the Estimated Synergies and the implied value reference ranges indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.
Houlihan Lokey’s opinion was only one of many factors considered by the Board in evaluating the Mergers. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Aggregate Merger Consideration or of the views of the Board or Company management with respect to the Mergers or the Aggregate Merger Consideration. Under the terms of its engagement by the Company, neither Houlihan Lokey’s opinion nor any other advice or services rendered by it in connection with the proposed Mergers or otherwise, should be construed as creating, and Houlihan Lokey should not be deemed to have, any fiduciary duty to, or agency relationships with, the Board, the Company, the Acquired Companies, any security holder or creditor of the Company or the Acquired Companies or any other person, regardless of any prior or ongoing advice or relationships. The type and amount of consideration payable in the Mergers were determined through negotiation between the Company and the Acquired Companies, and the decision to enter into the Agreement was solely that of the Board.
Financial Analyses
In preparing its opinion to the Board, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses are readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.
The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Board on January 14, 2025. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.
For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including the following:
•
Adjusted EBITDA — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization and stock-based compensation expense for a specified time period, as adjusted for certain non-recurring items.

•
Enterprise Value — generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding dilutive options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of its net debt (the amount of its outstanding indebtedness, net unfunded pension & postretirement benefit obligations, preferred stock, capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).
Unless the context indicates otherwise, enterprise values used in the selected companies analysis described below were calculated using the closing prices of the common stock of the selected companies listed below as of January 13, 2025. The estimates of the future financial performance of the Company and the Acquired Companies relied upon for the financial analyses described below were based upon (a) with respect to the Company, the Company Projections and the Company Reserve and Other Information, and (b) with respect to the Acquired Companies, the Company Projections for the Acquired Companies and the Company Reserve and Other Information for the Acquired Companies, and (c) the Estimated Synergies. The estimates of the future financial performance of the selected companies listed below were based on certain publicly available research analyst estimates for those companies.
Selected Companies Analysis.   Houlihan Lokey reviewed certain financial data for selected companies with publicly traded equity securities that Houlihan Lokey deemed relevant.
The financial data reviewed included:
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Enterprise value as a multiple of estimated Adjusted EBITDA for the calendar year ending December 31, 2024, or “CY 2024E Adjusted EBITDA”;

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Enterprise value as a multiple of estimated Adjusted EBITDA for the calendar year ending December 31, 2025, or “CY 2025E Adjusted EBITDA”; and

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Enterprise value as a multiple of estimated Adjusted EBITDA for the calendar year ending December 31, 2026, or “CY 2026E Adjusted EBITDA.”

The selected companies and resulting low, high, median and mean financial data were:
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Berry Corporation

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Crescent Energy Company

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Diversified Energy Company PLC

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Empire Petroleum Corporation

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Mach Natural Resources LP

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Ring Energy, Inc.

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Riley Exploration Permian, Inc.

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SandRidge Energy, Inc.

•
TXO Partners, LP.

Enterprise Value /
	CY 2024E Adjusted EBITDA	CY 2025E Adjusted EBITDA	CY 2026E Adjusted EBITDA
Low	3.0x	2.8x	2.3x
High	8.7x	5.7x	5.4x
Median	4.3x	3.4x	3.4x
Mean	4.7x	3.9x	3.7x
Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of 3.50x to 4.00x to the Company’s CY 2024E Adjusted EBITDA, 3.00x to 3.50x to Company’s CY 2025E Adjusted EBITDA, and 3.00x to 3.50x to the Company’s CY 2026E Adjusted EBITDA and selected multiple ranges of 2.25x to 2.75x to the Acquired Companies’ CY 2024E Adjusted EBITDA, 2.75x to 3.25x to the Acquired Companies’ CY 2025E Adjusted EBITDA, and 3.25x to 3.75x to the Acquired Companies’ CY 2026E Adjusted EBITDA. The selected companies analysis indicated (x) implied value reference ranges for the Aggregate Merger Consideration of (i) $68.1 million to $98.5 million based on CY 2024E Adjusted EBITDA; (ii) $98.6 million to $139.1 million based on CY 2025E Adjusted EBITDA and (iii) $90.0 to $129.0 million based on CY 2026E Adjusted EBITDA, and (y) implied total equity value reference ranges for the Acquired Companies (after giving effect to the Cash Contribution) (1) before giving effect to the Estimated Synergies, of (i) $63.0 million to $122.5 million based on CY 2024E Adjusted EBITDA; (ii) $92.3 million to $149.4 million based on CY 2025E Adjusted EBITDA; and (iii) $77.1 million to $125.8 million based on CY 2026E Adjusted EBITDA, and (2) after giving effect to the Estimated Synergies (which were capitalized at 3.0x), of (i) $81.0 million to $140.5 million based on CY 2024E Adjusted EBITDA; (ii) $110.3 million to $167.4 million based on CY 2025E Adjusted EBITDA and (iii) $95.1 million to $143.8 million based on CY 2026E Adjusted EBITDA.
Discounted Cash Flow Analysis.   Houlihan Lokey performed discounted cash flow analyses of the Company and the Acquired Companies based on (i) the present value of the future pre-tax cash flows associated with the developed and undeveloped reserves expected to be generated from the respective company’s assets to be developed on a stand-alone, status quo basis (the “NAV DCF Analysis”), and (ii) the present value of the future unlevered post-tax cash flows associated with the respective companies on a stand-alone, status quo basis (the “Corporate DCF Analysis”).
In conducting the NAV DCF Analysis, Houlihan Lokey applied risk adjusted discounted rates by reserve classification to (i) the New York Mercantile Exchange Strip Pricing (“Strip Pricing”); (ii) market pricing and (iii) consensus pricing, in each of the foregoing, of the Company and the Acquired Companies. The NAV DCF Analysis indicated implied value reference ranges for the Aggregate Merger Consideration of (i) $0.0 million to $24.9 million based on Strip Pricing; (ii) $14.0 million to $51.9 million based on market pricing and (iii) $8.8 million to $46.0 million based on consensus pricing. The NAV DCF Analysis indicated implied total equity value reference ranges for the Acquired Companies (after giving effect to the Cash Contribution but before giving effect to the Estimated Synergies) of (i) $29.9 million to $70.9 million based on Strip Pricing; (ii) $44.4 million to $90.2 million based on market pricing and (iii) $40.8 million to $86.1 million based on consensus pricing. After taking into account the Estimated Synergies, which were capitalized at 3.0x, the NAV DCF Analysis, indicated implied total equity value reference ranges for the Acquired Companies (after giving effect to the Cash Contribution) of (i) $47.9 million to $88.9 million based on Strip Pricing; (ii) $62.4 million to $108.2 million based on market pricing and (iii) $58.8 million to $104.1 million based on consensus pricing.
In conducting the Corporate DCF Analysis of the Company, Houlihan Lokey applied a range of terminal value multiples of 3.00x to 3.50x to the Company’s estimated 2029 Adjusted EBITDA and discount rates ranging from 11.00% to 13.00%. The Corporate DCF Analysis of the Company indicated an implied value reference range for the Aggregate Merger Consideration of $43.9 million to $71.5 million. In conducting the Corporate DCF Analysis of the Acquired Companies, Houlihan Lokey applied a range of terminal value multiples of 3.25x to 3.75x to the Acquired Companies’ estimated 2029 Adjusted EBITDA and discount rates ranging from 11.00% to 13.00%. The Corporate DCF Analysis of the Acquired Companies indicated an implied total equity value reference range for the Acquired Companies (after giving effect to the Cash Contribution but before giving effect to the Estimated Synergies) of $39.6 million to $75.5 million. After taking into account the Estimated Synergies, which were capitalized at 3.0x, the Corporate DCF Analysis of the Acquired Companies indicated an implied total equity value reference range for the Acquired Companies (after giving effect to the Cash Contribution) of $57.6 million to $93.5 million.
Other Matters
Houlihan Lokey was engaged by the Company to provide financial advisory services in connection with a possible merger, consolidation, business combination, sale, financing, recapitalization or other similar transaction. The Company engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers, acquisitions, divestitures, leveraged buyouts, financings and financial restructurings. Pursuant to the terms of its engagement by the Company, Houlihan Lokey is entitled to a transaction fee based on the value of the Mergers, which fee is currently estimated to be approximately $4.6 million and is contingent upon the consummation of the Mergers. Houlihan Lokey also became entitled to a fee of $500,000 upon the delivery of Houlihan Lokey’s opinion to the Board, 50% of which is creditable against the transaction fee, and no portion of which is contingent upon the successful completion of the Mergers. The Company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.
In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, the Acquired Companies or any other party that may be involved in the Mergers and their respective affiliates or security holders or any currency or commodity that may be involved in the Mergers.
Houlihan Lokey and/or certain of its affiliates have in the past provided investment banking, financial advisory and/or other financial or consulting services to the Company for which Houlihan Lokey and its affiliates have received compensation. Based on a review of its information management systems, Houlihan Lokey identified engagements with the Company during the two years prior to the date of its opinion for which Houlihan Lokey and its affiliates received aggregate compensation of approximately $500,000, including, among other things, having provided financial advisory services to the Company in connection with a refinancing of its reserve-based lending facility, which closed in November 2023. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, the Acquired Companies, Juniper, an affiliate of the Acquired Companies, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Juniper (collectively, with Juniper, the “Juniper Group”), other participants in the Mergers or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of its and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Juniper, other participants in the Mergers or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with the members of the Juniper Group, other participants in the Mergers or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, the Acquired Companies, members of the Juniper Group, other participants in the Mergers or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Certain Projected Financial Information
Amplify does not, as a matter of course, publicly disclose long-term projections as to future revenues, earnings or other results given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, certain non-public financial forecasts relating to Amplify and the Acquired Companies covering multiple years were prepared by Amplify management and not for public disclosure, and were provided to the Board in connection with its evaluation of the Transactions and to Houlihan Lokey, Amplify’s financial advisor, for its use and reliance in connection with its financial analyses and opinion as described in the section entitled “— Opinion of Houlihan Lokey to the Board.”
A summary of the Company Projections and the Company Projections for the Acquired Companies (together, the “Projections”) is not included in this proxy statement to influence your decision whether to vote for or against the Stock Issuance Proposal, but it is included because such forecasts were made available to the Board and Houlihan Lokey.
The inclusion of this information should not be regarded as an indication that the Board or Amplify or any of their respective affiliates, officers, directors, advisors or other representatives or any other person considered, or now considers, the Projections to be necessarily predictive of actual future events or results of Amplify’s or the Acquired Companies’ operations and should not be relied upon as such. Amplify management’s internal financial forecasts, upon which the Amplify forecasted financial information is based, are subjective in many respects. There can be no assurance that the Projections will be realized or that actual results will not be significantly different than those forecasted. The Projections cover multiple years and such information by its nature becomes less predictive with each successive year. As a result, the Projections summarized in this proxy statement should not be relied on as necessarily predictive of actual future events.
In addition, the Projections were not prepared with a view to publicly disclosing such information or to complying with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of forecasted financial information. Amplify’s independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed, compiled or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The Projections are based on numerous variables and assumptions that Amplify management deemed reasonable as of the date on which such Projections were finalized. However, such assumptions are inherently uncertain and difficult or impossible to predict or estimate and most of them are beyond Amplify’s or the Acquired Companies’ control. Assumptions used by Amplify management in developing the Projections include, but are not limited to, the following: no unannounced acquisitions; normal weather in the forward-looking periods; ongoing investments in Amplify’s and the Acquired Companies’ existing entities for maintenance, integrity and other capital expenditures; and no material fluctuations in interest rate assumptions over the forward-looking periods. The Projections also reflect assumptions regarding the continuing nature of certain business decisions that, in reality, are subject to change. The Projections are generally based on information known to Amplify management as of January 9, 2025.
Important factors that may affect actual results and cause the Projections not to be achieved include, but are not limited to, changes in commodity prices from those described in such forecasted information, risks and uncertainties relating to Amplify’s and the Acquired Companies’ businesses (including the ability to achieve strategic goals, objectives and targets), industry performance, the legal and regulatory environment, general business and economic conditions and other factors described in this proxy statement or described or referenced in Amplify’s filings with the SEC, including the annual report, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. The Projections summarized in this proxy statement constitute “forward-looking statements” and actual results may differ materially and adversely from those projected. For more information, see the section entitled “Cautionary Note Regarding Forward-Looking Statements.” In addition, the summary of the Projections reflects assumptions that are subject to change and does not reflect revised prospects for Amplify’s or the Acquired Companies’ respective businesses, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the Projections were prepared.
Amplify management developed the Projections in connection with its evaluation of the Transactions utilizing reasonably available estimates and judgments at the time of its preparation, including the commodity price assumptions described below. The Projections relating to Amplify are based upon the internal financial model that Amplify historically has used in connection with its strategic planning and budgeting process. The Projections (other than the pro forma forecasts) were developed on a standalone basis without giving effect to the Transactions, and therefore the Projections do not give effect to the Transactions or any changes to Amplify’s or the Acquired Companies’ respective operations or strategy that may be implemented after the Effective Time of the Transactions, if the Transactions are completed, including any potential cost synergies to be realized as a result of the Transactions or any costs incurred in connection with the Transactions. Furthermore, the Projections do not take into account the effect of any failure of the Transactions to be completed and should not be viewed as accurate or continuing in that context.
Accordingly, there can be no assurance that the projections contained in the Projections will be realized or that Amplify’s or the Acquired Companies’ future financial results will not vary materially from the Projections. Neither Amplify nor either of the Acquired Companies, or any of their respective affiliates, officers, directors, advisors or other representatives or any other person, can give any assurance that actual results will not differ from the Projections, nor does any such party undertake any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing, or developments or events occurring, after the date on which the Projections were finalized, or that may occur in the future, even if any or all of the assumptions underlying the Projections are not appropriate. Amplify does not intend to make available publicly any update or other revision to the Projections, except as otherwise required by applicable law. None of Amplify, NPOG, COG or any of their respective affiliates, officers, directors, advisors or other representatives has made or makes any representation to any Amplify stockholder, NPOG equityholder or COG equityholder regarding the ultimate performance of Amplify, or the Acquired Companies compared to the information contained in the Projections, or that the expectations contained in the Projections will be achieved.
In light of the foregoing factors as well as the uncertainties inherent in the Projections, and given that the Special Meeting will be held several months after the Projections were prepared, Amplify stockholders are cautioned not to place undue, if any, reliance on the information presented in this summary of the Projections, and Amplify urges all Amplify stockholders to review Amplify’s most recent SEC filings for a description of Amplify’s reported financial results. The inclusion of this information in this proxy statement does not constitute an admission or representation by Amplify or its affiliates, officers, directors, advisors or other representatives or any other person that the information is material, particularly in light of the inherent risks and uncertainties associated with such forecasts.
Amplify Management’s Assumptions Regarding Commodity Prices
The Projections described below under the sections entitled “— Amplify Management’s Unaudited Forecasted Financial Information of Amplify” and “— Amplify Management’s Unaudited Forecasted Financial Information of the Acquired Companies” were based on various assumptions of Amplify’s management, including, but not limited to, certain commodity price assumptions based on New York Mercantile Exchange strip pricing as of January 3, 2025.
Amplify Management’s Unaudited Forecasted Financial Information of Amplify
The following table sets forth certain summarized unaudited financial and operating information with respect to Amplify for the fiscal years 2025 through 2029 on a standalone basis prepared by Amplify’s management.
(in millions, except where otherwise noted)	2025E	2026E	2027E	2028E	2029E
Total Net Production (Mboe)	7,846.2	7,734.6	7,386.4	6,839.9	6,262.7
Average Daily Net Production (Mboe/d)	21.5	21.2	20.2	18.7	17.2
Yearly Average Underlying Strip Pricing(1)
Crude Oil – NYMEX West Texas Intermediate	$71.45	$67.60	$65.44	$64.20	$63.38
Natural Gas – NYMEX Henry Hub	3.41	3.85	3.79	3.69	3.53
Total Hedged Revenue	$321.5	$312.0	$289.6	$265.8	$242.8
Lease Operating Expenses(2)	(149.3)	(145.4)	(140.5)	(125.6)	(121.6)
Severance and Ad Valorem Taxes	(19.5)	(18.2)	(16.5)	(14.7)	(13.2)
General and Administrative(3)	(32.3)	(32.3)	(32.3)	(32.3)	(32.3)
Adjustments	0.0	0.0	0.0	0.0	0.0
Adjusted EBITDA	120.5	116.2	100.3	93.2	75.6
Additional Financial Information
Total Capital Expenditures	$68.7	$38.4	$32.1	$31.1	$27.7
Sinking Fund Payments(4)	9.0	9.0	9.0	9.0	9.0
Cash Taxes	3.5	11.1	10.6	12.5	10.2

(1)
As of January 3, 2025.

(2)
Includes gathering, processing, and transportation expenses.

(3)
Includes stock-based compensation.

(4)
Represents Amplify’s requirement to fund trust accounts related to decommissioning obligations for the Beta production facilities.

Amplify Management’s Unaudited Forecasted Financial Information of the Acquired Companies
The following table sets forth certain summarized unaudited financial and operating information with respect to the Acquired Companies for the fiscal years 2025 through 2029 on a standalone basis prepared by Amplify’s management.
(in millions, except where otherwise noted)	2025E	2026E	2027E	2028E	2029E
Total Net Production (Mboe)	2,548.8	2,279.7	2,178.5	2,075.2	1,698.2
Average Daily Net Production (Mboe/d)	7.0	6.2	6.0	5.7	4.7
Yearly Average Underlying Strip Pricing(1)
Crude Oil – NYMEX West Texas Intermediate	$71.45	$67.60	$65.44	$64.20	$63.38
Natural Gas – NYMEX Henry Hub	3.41	3.85	3.79	3.69	3.53
Total Hedged Revenue	$146.0	$122.8	$113.6	$106.0	$84.4
Lease Operating Expenses(2)	(40.5)	(37.1)	(34.7)	(31.4)	(24.6)
Severance and Ad Valorem Taxes	(18.9)	(16.0)	(14.7)	(13.7)	(10.9)
General and Administrative	(7.0)	(7.0)	(7.0)	(7.0)	(7.0)
Adjusted EBITDA	79.5	62.7	57.1	53.9	41.8
Additional Financial Information
Total Capital Expenditures	$35.3	$31.6	$32.0	$29.4	$0.5
Cash Taxes	NA	NA	NA	NA	NA

(1)
As of January 3, 2025.

(2)
Includes gathering, processing, and transportation expenses.

AMPLIFY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED FINANCIAL AND OPERATING FORECASTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE ON WHICH SUCH FORECASTS WERE FINALIZED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IF ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED FINANCIAL AND OPERATING FORECASTS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.
Interests of Amplify’s Directors and Executive Officers in the Transactions
In considering the recommendation of the Board that you vote to approve and adopt the Transactions, you should be aware that aside from their interests as Amplify stockholders, Amplify’s directors and executive officers have interests in the Merger that are different from, or in addition to (and which may conflict with) those of other Amplify stockholders generally. The members of the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Transactions, and in recommending to the Amplify stockholders that the Transactions. See the section above entitled “— Background of the Transactions,” and the section entitled “— Our Board of Directors’ Reasons for the Approval of the Transactions and the Stock Issuance.” Amplify’s stockholders should take these interests into account in deciding whether to vote “FOR” the proposals herein. These interests include, among other things, the expected continued employment and directorship of Martyn Willsher as chief executive officer of Amplify, and the expected continued service of Christopher W. Hamm as the chairman of the Board.
Continued Indemnification and Insurance Coverage
Pursuant to the terms of the Merger Agreement, Amplify’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies from the combined company following the Closing.

Our Board Following the Transactions
If the Transactions are consummated, we will take all necessary action (but solely to the extent such actions are permitted by law) to cause the Board to be composed of seven members, including: (a) five existing directors that will remain on the Board, who shall be Martyn Willsher (the Company’s chief executive officer), Christopher W. Hamm, Deborah G. Adams, James E. Craddock and Vidisha Prasad, and (b) two new directors designated by the Stockholder, who shall initially be Edward Geiser and Josh Schmidt, with Edward Geiser to be appointed as a member of the Nominating Committee, and Josh Schmidt to be appointed as chairman of the Compensation Committee. For more information, please see the section entitled “Management After the Transactions.”
Total Shares of Common Stock to be Issued in the Transactions
In connection with the Transactions, we expect to issue 26,729,315 shares of Common Stock to certain affiliates of Juniper. Because we are issuing 20% or more of the outstanding Common Stock in connection with the Transactions, we are required to obtain stockholder approval of such issuance pursuant to the applicable provisions of Section 312.03 of the NYSE Listed Company Manual. As a result of the Transactions, the amount of Common Stock issued and outstanding, as of January 14, 2025, will increase by approximately 66% to approximately 66.7 million shares of Common Stock. It is anticipated that immediately after the consummation of the Transactions our current stockholders will own approximately 61% of our outstanding Common Stock, on a fully diluted basis, and Juniper (through its affiliates) will own approximately 39% of our outstanding Common Stock, on a fully diluted basis.
Appraisal Rights
Appraisal rights are not available to holders of Common Stock in connection with the Transactions.
Accounting and Tax Treatment
The Transactions will be accounted for using the acquisition method of accounting for business combinations with the Company being treated as the acquirer. The Transactions will result in the recognition of assets acquired and liabilities assumed at fair value. The preliminary allocation of the purchase price used in the pro forma combined financial information presented elsewhere in this proxy statement is based on preliminary estimates and currently available information. These assumptions and estimates, some of which cannot be finalized until the Closing, will be revised as additional information becomes available upon the Closing and finalization of the valuation of the Acquired Companies’ assets and liabilities. The final determination of the allocation of the purchase price will be based on the fair values of the assets and liabilities of the Acquired Companies as of the Closing Date of the Transactions.
For U.S. federal income tax purposes, we expect to treat the Mergers as a taxable acquisition of the assets of the Acquired Companies by Amplify in exchange for the Aggregate Merger Consideration. We do not expect the issuance of the Aggregate Merger Consideration to result in the recognition of taxable gain or loss for Amplify, the Merger Subs or our current stockholders.
Why We Need Stockholder Approval
We are seeking stockholder approval in order to comply with applicable provisions of Section 312.03 of the NYSE Listed Company Manual, under which stockholder approval is required prior to the issuance of common stock (or securities convertible into or exercisable for common stock) in connection with the acquisition of the stock or assets of another company (other than a public offering for cash) where such issuance (i) equals 20% or more of the common stock the voting power outstanding before such issuance under Section 312.03(c) of the NYSE Listed Company Manual or (ii) constitutes a change of control under Section 312.03(d) of the NYSE Listed Company Manual.
The Aggregate Merger Consideration to be received by certain affiliates of Juniper will consist of 26,729,315 shares of Common Stock. For more information about the Aggregate Merger Consideration, please see the section entitled “Proposal 1 — The Stock Issuance Proposal — The Merger Agreement.” Because the Aggregate Merger Consideration exceeds 20% of the voting power outstanding before the Transactions, the applicable provisions of Section 312.03 of the NYSE Listed Company Manual require us to obtain stockholder approval before completing the Transactions.
Effect of Proposal on Current Stockholders
If the Stock Issuance Proposal is adopted, 26,729,315 shares of Common Stock will be issued as the Aggregate Merger Consideration pursuant to the terms of the Merger Agreement. The issuance of such shares would result in significant potential dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of Amplify. We anticipate that the Aggregate Merger Consideration to be issued to certain affiliates of Juniper will represent approximately 39% of the total outstanding shares of Common Stock, on a fully diluted basis, immediately after the Transactions, and that existing Amplify stockholders would collectively own approximately 61% of the total outstanding shares of Common Stock, on a fully diluted basis, immediately after the Transactions.
We will not be able to consummate the Transactions unless the Stock Issuance Proposal is adopted.
Vote Required for Approval
The Stock Issuance Proposal requires the affirmative vote of at least a majority of the votes cast in person or represented by proxy at the Special Meeting by the holders of Common Stock entitled to vote thereon, assuming a quorum is present. Accordingly, a stockholder’s failure to vote by proxy or to vote in person at the Special Meeting will have no effect on the Stock Issuance Proposal. An abstention, on the other hand, will be the equivalent of a vote “AGAINST” the Stock Issuance Proposal. Abstentions (but not broker non-votes) will be counted in connection with the determination of whether a valid quorum is established.
Recommendation of Our Board
Our Board unanimously recommends that you vote “FOR” the Stock Issuance Proposal.

PROPOSAL 2: THE ADJOURNMENT PROPOSAL
Overview
The Adjournment Proposal, if adopted, will allow our Board to adjourn the special meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the special meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Stock Issuance Proposal.
Vote Required for Approval
The Adjournment Proposal in this Proposal 2 requires the affirmative vote of at least a majority of the votes cast in person or represented by proxy at the Special Meeting by the holders of Common Stock entitled to vote thereon. You may vote “FOR” the Adjournment Proposal, “AGAINST” the Adjournment Proposal or you may ABSTAIN from voting with respect to the Proposal. Abstentions are considered shares of common stock present and entitled to vote and will have the same effect as votes “against” the Adjournment Proposal.
Recommendation of the Board of Directors
Our Board unanimously recommends that you vote “FOR” the Adjournment Proposal.

INFORMATION ABOUT THE PARTIES
Amplify Energy Corp.
Amplify is an independent oil and natural gas company engaged in the acquisition, development, exploitation and production of oil and natural gas properties. Our business activities are conducted through OLLC, our wholly owned subsidiary, and its wholly owned subsidiaries. Our assets consist primarily of producing oil and natural gas properties located in Oklahoma, the Rockies, federal waters offshore Southern California, East Texas/North Louisiana and the Eagle Ford Shale (Non-op). Most of our oil and natural gas properties are located in large, mature oil and natural gas reservoirs. The Company’s properties consist primarily of operated and non-operated working interests in producing and undeveloped leasehold acreage and working interests in identified producing wells.
Our securities are currently traded on NYSE under the ticker symbol “AMPY.”
The mailing address of our principal executive office is 500 Dallas Street, Suite 1700, Houston, Texas 77002 and our telephone number is (832) 219-9001.
For additional information about Amplify, please see our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and such reports that are subsequently filed with the SEC.
Merger Subs
The Merger Subs are indirect wholly owned subsidiaries of Amplify. The Merger Subs were formed by Amplify solely in contemplation of the Mergers, has not conducted any business and has no assets, liabilities or other obligations of any nature other than as set forth in the Merger Agreement.
The mailing address of both Merger Subs’ principal executive offices is c/o Amplify Energy Corp., 500 Dallas Street, Suite 1700, Houston, Texas 77002, and their telephone number is (832) 219-9001.
North Peak Oil & Gas, LLC
NPOG is a privately held oil and gas exploration and production company that primarily that, together with its wholly owned subsidiaries, operates in the northern part of the DJ Basin. NPOG and its subsidiaries own approximately 94,890 net leasehold acres in the DJ Basin, approximately 62% of which is held by production, with an average working interest of 94%.
The mailing address of NPOG’s principal executive office is c/o Boomtown Oil, LLC, 1416 Campbell RD, Suite 208B, Houston, TX 77055-4758, and its telephone number is (713) 489-6780.
For more information about NPOG, please see the section “Management’s Discussion and Analysis of the Acquired Companies.”
Century Oil and Gas Sub-Holdings, LLC
COG is a privately held oil and gas exploration and production company that, together with its subsidiaries, operates in the PRB. COG and its subsidiaries own approximately 220,580 net leasehold acres in the PRB, approximately 37% of which is held by production, with an average working interest of 76%.
The mailing address of COG’s principal executive office is c/o Century Natural Resources, 24285 Katy Freeway, Suite 400-C, Katy, TX 77494 and its telephone number is (281) 836-3850.
For more information about COG, please see the section entitled “Management’s Discussion and Analysis of the Acquired Companies.”

INFORMATION ABOUT THE ACQUIRED COMPANIES
The Acquired Companies
The following discussion of the Acquired Companies’ business should be read in conjunction with “Management’s Discussion and Analysis of the Acquired Companies,” the accompanying financial statements of the Acquired Companies and the related notes included elsewhere in this Proxy Statement. Unless otherwise indicated, all reserve and property information relating to the Acquired Companies is as of June 30, 2024, which is the date on which the Acquired Companies’ third-party reserve engineer, DeGolyer and MacNaughton Corp. (“D&M”), completed their most recent reserve report, and all financial information is as of September 30, 2024 and is unaudited.
Unless the context requires otherwise, references to “we,” “our” and “us” in this section are to the business and operations of the Acquired Companies.
Overview
The Acquired Companies engage in the exploration, development and production of crude oil, natural gas and NGLs on its properties in the DJ Basin, primarily located in northern Colorado and southeastern Wyoming, and the PRB, primarily located in northeastern Wyoming. The Acquired Companies are composed of NPOG, COG and their respective subsidiaries. NPOG was formed on April 8, 2022, and primarily holds, through its wholly owned subsidiaries, the Acquired Companies’ DJ Basin assets. COG was formed on January 6, 2025, and primarily holds, through its wholly owned subsidiaries, the Acquired Companies’ PRB assets. The Acquired Companies maintain two distinct operating teams — one operating team for its DJ Basin assets and one operating team for its PRB assets. Each team has extensive experience in the exploration and production industry, with a proven track record of creating value through operational excellence, capital discipline, technical innovation and strategic vision. During the nine months ended September 30, 2024, we produced an average of approximately 7,300 net Boe/d, of which approximately 82% is oil, and over 98% of which came from wells in which we were the operator. Formations which we have drilled or participated in include: Codell, Niobrara, Turner, Parkman, Frontier, and Mowry.
Acreage
The Acquired Companies own, in the aggregate, approximately 314,000 net leasehold acres in the DJ Basin and the PRB as of September 30, 2024. More than 75% of our net acreage in the DJ Basin is located on private land in Wyoming, and more than 87% of our net acreage in the PRB is located on federal land. As of June 30, 2024, approximately 55,600 of our net acres in the DJ Basin and approximately 61,300 of our net acres in the PRB are held by production. We currently have an average working interest of approximately 90% on our operated net acreage in the DJ Basin (inclusive of our net royalty acres) and approximately 91% on our net acreage in the PRB (inclusive of our net royalty acres). All acreage and operational activity of the Acquired Companies is within the U.S.
Acquired Companies Oil and Natural Gas Data
Reserve Estimates
The following tables summarize the Acquired Companies’ estimated oil, natural gas and NGL reserves on a historical basis as of June 30, 2024 in each of these areas. These estimates are based on an SEC pricing case and were prepared in connection with a reserve report prepared by D&M, the Acquired Companies’ independent reservoir engineer, as of June 30, 2024. The report was prepared in accordance with current Petroleum Resources Management System (“PRMS”) standards and regulations regarding reserve reporting. Prices were adjusted by lease for quality, energy content, transportation fees and market differentials.

	As of June 30, 2024
	PRB	DJ Basin	Total
Proved Developed Producing:
Oil (MMbbl)	2.2	14.3	16.5
Natural gas (Bcf)	3.4	8.5	11.8
Natural gas liquid (MMbbl)	0.3	1.8	2.2
Net total oil equivalent (MBoe)(1)	3.1	17.5	20.6
Proved Undeveloped:
Oil (MMbbl)	20.7	30.3	51.0
Natural gas (Bcf)	117.0	17.8	134.8
Natural gas liquid (MMbbl)	12.0	3.8	15.8
Net total oil equivalent (MBoe)(1)	52.2	37.1	89.3
Total Proved Reserves:
Oil (MMbbl)	22.9	44.6	67.5
Natural gas (Bcf)	120.4	26.3	146.7
Natural gas liquid (MMbbl)	12.4	5.6	18.0
Net total oil equivalent (MBoe)(1)	55.3	54.6	109.9
Net PV-10 (in millions)(2)	$251	774.3	1,025.3

(1)
Determined using a ratio of six Mcf of natural gas to one Bbl of oil, condensate or NGLs based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

(2)
PV-10 is a non-GAAP financial measure and represents the year end present value of estimated future cash inflows from proved oil and natural gas reserves, less future development and operating costs, discounted at 10% per annum to reflect the timing of future cash flows and using SEC prescribed pricing assumptions for the period. Amplify believes the presentation of PV-10 provides useful information because it is widely used by investors in evaluating oil and natural gas companies without regard to specific income tax characteristics of such entities. PV-10 is not intended to represent the current market value of our estimated proved reserves.

Methodology
Proved developed reserves are those volumes that are expected to be recovered through existing wells with existing equipment and operating methods, for which the incremental cost of any additional required investment is relatively minor. Proved undeveloped reserves are those volumes that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required.
Our reserve estimates are conducted from fundamental petrophysical, geological, engineering, financial and accounting data. Reserves are estimated based on production decline analysis, analogy to producing offsets, detailed reservoir modeling, volumetric calculations or a combination of these methods, in all cases having regard to economic considerations and using technologies that have been demonstrated in the field to yield repeatable and consistent results as defined in the PRMS standards. To establish reasonable certainty of our proved reserves estimates, we use certain technologies and economic data, including production and well test data, historical well costs and operating data, geologic and seismic data and subsurface information obtained through wellbores such as electrical logs, radioactive logs, reservoir core samples, fluid samples and static and dynamic pressure information. Non-producing reserves are estimated by analogy to producing offsets, with consideration given to a development plan approved by management.
Qualifications of Technical Persons
In accordance with the Standards Pertaining to Estimating and Auditing of Oil and Gas Reserves Information (the “SPE Standards”) promulgated by the Society of Petroleum Engineers, D&M prepared

100% of our estimates of proved reserves as of June 30, 2024. D&M is a respected company in the reservoir engineering field and provides petroleum property analysis for other upstream companies including other public companies. The technical persons responsible for preparing the reserves estimates meet the requirements regarding qualifications, independence, objectivity and confidentiality set forth in the SPE Standards promulgated by the Society of Petroleum Engineers. D&M does not own an interest in our properties and is not employed on a contingent fee basis.
Production, Price and Cost Data
The prices that we receive for the oil, natural gas and NGLs produced are largely a function of market supply and demand. Demand for oil, natural gas and NGLs in the U.S. has increased dramatically during this decade. Demand is affected by general economic conditions, weather and other seasonal conditions, including winter storms and droughts. Over or under supply of oil, natural gas or NGLs can result in substantial price volatility. Historically, commodity prices have been volatile, and we expect that volatility to continue in the future. A substantial or extended decline in oil, natural gas or NGLs prices or poor drilling results could have a material adverse effect on the Acquired Companies’ financial position, results of operations, cash flows, quantities of oil, natural gas and NGL reserves that may be economically produced.
The following table summarizes the Acquired Companies’ oil, natural gas and NGLs production and historical operating data for the periods presented.
	Years Ended December 31,
	2023	2022
Net Production Volumes:
Oil (MBbl)	2,694	2,404
Natural gas (MMcf)	1,623	2,185
NGLs (MBbl)	247	267
Total (MBoe)	3,212	3,035
Average daily production (Boe per day)	8,775	8,316
Average Wellhead Realized Prices (before giving effect to derivatives):
Oil ($/Bbl)	$72.25	$74.35
Natural Gas ($/Mcf)	1.68	2.85
NGLs ($/Bbl)	27.04	27.27
Average Wellhead Realized Prices (after giving effect to derivatives):
Oil ($/Bbl)	$74.13	$68.63
Natural Gas ($/Mcf)	1.67	2.19
NGLs ($/Bbl)	27.04	27.27
Operating costs and expenses (per Boe):
Lease operating and workover expense	$15.09	$11.23
Production and ad valorem taxes	8.24	8.16
Depletion, depreciation, amortization and accretion	21.82	15.24
Impairment of oil and natural gas properties	6.56	2.71
General and administrative expenses	0.33	0.31
Affiliate expense	2.11	1.96
Productive Wells
Productive wells consist of producing wells and wells capable of production, including natural gas wells awaiting pipeline connection to commence deliveries and oil wells awaiting connection to production facilities. Gross wells are the total number of producing wells in which we own an interest and net wells are the sum of our fractional working interests owned in gross wells. During the nine months ended September 30, 2024, we produced an average of approximately 7,300 net Boe/d, of which approximately 82% is oil, and over 98% of which came from wells in which we were the operator. The following table sets forth information relating to the productive oil wells in which we owned a working interest as of June 30, 2024.
	As of June 30, 2024
	Gross	Net
DJ Basin
Operated(1)	67.0	60.5
Non-operated	8.0	2.2
Total	75.0	62.7
PRB
Operated(1)	48.0	44.0
Non-operated(2)	14.0	0.3
Total	62.0	44.3
Total	137.0	107.0

(1)
Our operated properties reflect all proved developed producing properties at June 30, 2024.

(2)
Our non-operated properties reflect wells in which we have a royalty interest.

Developed Acreage
Acreage related to royalty, overriding royalty and other similar interests is excluded from this summary. As of June 30, 2024, approximately 55,600 of our net acres in the DJ Basin and approximately 61,300 of our net acres in the PRB are held by production. The following table sets forth information as of June 30, 2024 relating to our approximate leasehold acreage:
Basin	Developed Acreage(1)
	Gross(2)	Net(3)
DJ Basin	61,100	55,600
PRB	63,400	61,300
Total	124,500	116,900

(1)
Developed acres are acres spaced or assigned to productive wells or wells capable of production.

(2)
A gross acre is an acre in which we own a working interest. The number of gross acres is the total number of acres in which we own a working interest.

(3)
Net acres are gross acres or wells, as the case may be, multiplied by our working interest ownership percentage.

Undeveloped Acreage
As of June 30, 2024, we had approximately 39,200 net undeveloped acres in the DJ Basin and approximately 160,300 net undeveloped acres in the PRB.
Operations
General
We maintain and operate our business in the Rockies, notably the DJ Basin and the PRB, through two holding companies: NPOG in the DJ Basin and COG in the PRB. Each holding company is managed by a separate operating team — Boomtown Oil, LLC at NPOG and Century Natural Resources, LLC at COG. Each of NPOG and COG maintains certain subsidiaries that own title to the assets that constitute our business. We design and manage the development, recompletion and/or workover operations, and supervise other operation and maintenance activities for all of the wells in which we are the operator. We do not own the drilling rigs used for drilling wells on our properties; independent contractors provide all the equipment and personnel associated with these activities.
Marketing Activities and Major Customers
The following individual customers each accounted for a material portion of our total reported revenues for the period indicated:
	Nine-Months Ended September 30,
	2024	2023
Major Customers:
Kaiser Francis and Affiliates	76%	65%
Wyoming Refining Company	11%	11%
Plains Marketing	7%	10%
Roaring Fork Midstream	2%	9%
The Acquired Companies have agreements in place with various midstream companies for the gathering, processing and marketing of its produced oil and gas. The majority of crude oil and natural gas produced in Laramie County, Wyoming is gathered and/or processed pursuant to agreements with Roaring Fork Midstream, LLC (“RFM”). RFM is the largest natural gas processor in Laramie County and has crude oil storage facilities in proximity to the Wyoming operations of NPOG. RFM was previously owned and controlled by Juniper, the equity sponsor that currently owns and controls the Acquired Companies. Notwithstanding this, the agreements and other arrangements with RFM are on arm’s-length terms. In the fourth quarter of 2024, Juniper sold control of RFM to a third party but continues to maintain a residual equity interest in the business. This residual equity interest provides Juniper with minority membership on the RFM board of directors, certain negative controls and certain information rights, among other things. Juniper’s economic interest in RFM can increase over time upon the achievement by RFM of certain agreed thresholds; provided that such increase in economics will not result in a commensurate increase in control of RFM by Juniper.
Pursuant to NPOG’s agreements with RFM, which extend into 2030 and beyond and contain no minimum volume commitments, NPOG has dedicated a significant portion of current and future production in northern Laramie County to RFM. NPOG also has a crude gathering agreement with Plains Marketing, a subsidiary of Plains All American, L.P. (“Plains”), to gather crude volumes from wells that are outside of the RFM dedication, primarily in southern Laramie County and northern Weld County, Colorado.
Crude oil produced in Laramie County that is gathered by RFM is marketed and sold pursuant to an agreement with Kaiser Supply and Trading, LLC (“Kaiser”). That agreement contains customary marketing fees and prices for crude oil at prevailing market prices. The crude oil produced in Laramie and Weld Counties that is gathered by Plains is sold to Plains at the wellhead for the prevailing market prices on the day of the sale.
In the PRB, the Acquired Companies have an agreement with Wyoming Refining Company for the purchase of produced crude oil. Pursuant to that agreement, the crude oil is sold at market prices, determined daily, less customary marketing and transportation discounts.
Infrastructure
The Acquired Companies own infrastructure supporting the current production and future development of its assets in the DJ Basin and the PRB, which infrastructure assets are not material to the business of the Acquired Companies, taken as a whole. Among those assets are produced water gathering pipeline and disposal wells, artificial lift surface equipment and production and storage facilities at the wellheads.
Competition
We compete with major integrated oil and gas companies, government-affiliated oil and gas companies and other independent oil and gas companies for the acquisition of leases, properties and reserves and access to the facilities, equipment, materials, services and employees and other personnel (including geologists, geophysicists, engineers and other specialists) required to explore for, develop and produce crude oil, natural gas and NGLs. Certain of our competitors have financial and other resources substantially greater than those the Acquired Companies possess and have established strategic long-term positions or strong governmental relationships in areas in which we may seek new or expanded entry. As a consequence, we may be at a competitive disadvantage in certain respects, such as in bidding for drilling rights or in accessing necessary services, facilities, equipment, materials and personnel. In addition, our larger competitors may have a competitive advantage when responding to factors that affect demand for crude oil, natural gas and NGLs, such as changing worldwide prices and levels of production and the cost and availability of alternative fuels. Additionally, we face competition from competing energy sources, such as renewable energy sources. See “Risk Factors — Risks Relating to the Acquired Companies’ Business.”
Delivery Commitments
As a part of the aforementioned crude oil purchase and sale agreement with Kaiser, NPOG has committed to deliver a minimum volume of crude oil each month. Such minimum volume deliverable requirement is currently scheduled to expire on September 30, 2025. To date, NPOG has been in compliance with this minimum volume commitment, as existing production has exceeded the required minimum. Based on NPOG’s projected production forecasts and development pace, NPOG believes it will continue to be able to comply with this minimum volume commitment. In the event that NPOG fails to so comply, NPOG will be required to make Kaiser whole by paying the difference between the volume of crude oil delivered and the required minimum.
We have no other commitments to deliver a determinable quantity of our oil or natural gas production under our existing gathering and/or sales contracts.
Human Capital
As of September 30, 2024, the NPOG operating team has 15 full-time employees, and the COG operating team has nine full-time employees. Salary and benefits for the employees are paid by NPOG or COG (as applicable). As of September 30, 2024, NPOG has 12 independent contractors and COG has 20 independent contractors (inclusive of pumpers and other individuals whose work is limited) who, in each case, provide specialized skills and services essential to the Acquired Companies’ operations.
The workforce at each of our operating teams is distributed across various production and operational sites throughout the DJ Basin and the PRB. None of the employees referenced above are represented by a labor union or collective bargaining agreement. Our operating teams maintain positive relations with their employees.
Facilities
Each of the Acquired Companies’ operating teams maintains separate offices that are used in the operation of the Acquired Companies’ business. The principal executive offices of NPOG are located at c/o Boomtown Oil, LLC, 1416 Campbell RD, Suite 208B, Houston TX 77055-4758, and its telephone number is (713) 489-6780. The principal executive offices of COG are located at c/o Century Natural Resources, 24285 Katy Freeway, Suite 400-C, Katy, TX 77494, and its telephone number is (281) 836-3850. The foregoing referenced facilities are, in each case, subject to lease agreements with third parties that are cancelable on not more than six months prior written notice.
Government Regulation
General
New or revised rules, regulations and policies may be issued, and new legislation may be proposed, that could impact the oil and gas exploration and production industry. Such rules, regulations, policies and legislation may affect, among other things, (i) permitting for oil and gas drilling on state, tribal and federal lands; (ii) the leasing of state, tribal and federal lands for oil and gas development; (iii) the regulation and disclosure of greenhouse gas (“GHG”) emissions and/or other climate change-related matters associated with oil and gas operations (e.g., the development, implementation and carrying out of carbon capture and storage activities, including associated financial or tax incentives); (iv) the use of hydraulic fracturing on state, tribal and federal lands; (v) the calculation of royalty payments in respect of oil and gas production from state, tribal and federal lands (including, but not limited to, an increase in applicable royalty percentages); (vi) U.S. federal income tax laws applicable to oil and gas exploration and production companies; and (vii) the use of financial derivative instruments to hedge the financial impact of fluctuations in crude oil, natural gas and NGLs prices. As an example, drilling long lateral wells in Wyoming typically involves interception and development of multiple federal leases. However, for several years, the federal government, through the BLM, has limited the number of minerals acres made available for lease. As a result, many operators suffer from leasehold “gaps” in their drilling units, which effectively prohibit these operators from developing their existing federal leasehold at no-fault of the operator. Section 39 allows for the suspension of operations and production on leases when the necessary federal tracts for exploration and development are not yet available. Section 39 suspense must be requested annually. Certain of the leases owned by the Acquired Companies in the PRB have been “placed in suspense” under Section 39. The ability of the Acquired Companies to effectively develop these leases is subject to their ability to close existing “gaps” in its federal leasehold by leasing additional acreage from the BLM. For additional discussion regarding the regulatory-related risks to which our operations, financial condition and results of operations are or may be subject, see “Risk Factors — Risks Relating to the Acquired Companies’ Business” and “— Risks Relating to Our Business.”
Regulation of Crude Oil and Natural Gas Production
Crude oil and natural gas production operations are subject to various types of regulation, including regulation by federal and state agencies.
Federal legislation affecting the oil and gas industry is under constant review for amendment or expansion. In addition, numerous departments and agencies, both federal and state, are authorized by statute to issue, and have issued, rules and regulations applicable to the oil and gas industry. Such rules and regulations, among other things, require permits for the drilling of wells, regulate the spacing of wells, prevent the waste of natural gas through restrictions on flaring, require surety bonds for various exploration and production operations and regulate the calculation and disbursement of royalty payments (for federal and state leases), production taxes and ad valorem taxes.
A portion of our oil and gas leases are granted by the federal government and administered by the BLM. Operations conducted by the Acquired Companies on federal oil and gas leases must comply with numerous additional statutory and regulatory restrictions and, in the case of leases relating to tribal lands, certain tribal environmental and permitting requirements and employment rights regulations. In addition, the U.S. Department of the Interior (through its agencies, including the BLM and the Office of Natural Resources Revenue) has certain authority over our calculation and payment of royalties, bonuses, fines, penalties, assessments and other revenues related to our federal and tribal oil and gas leases. In addition, the Inflation Reduction Act of 2022 (the “IRA”) requires that all leases granted and administered by the BLM and entered into on or after August 16, 2022, include a royalty rate of 16.67% in respect of the associated oil and gas production. In addition, in 2022, two environmental advocacy groups filed suit against the U.S. Department of Interior and the BLM challenging certain lease sales by the BLM beginning in December of 2017. On January 17, 2025, a three-judge panel of the Ninth Circuit Court of Appeals upheld vacatur of various leases sold by the BLM, on grounds that the BLM violated the NEPA (defined herein) and the Federal Land Planning and Management Act when selling certain leases. It remains unclear whether parties involved in the BLM Litigation will seek en banc review of the decision. While the Acquired Companies are not named in the BLM Litigation (as defendants, intervenors or otherwise), certain of the leases owned by the Acquired Companies in the PRB have been “placed in suspense” pending a ruling by the Ninth Circuit Court of Appeals in the BLM Litigation. It is possible that the Ninth Circuit Court of Appeals ruling could result in the cancellation of these leases.
Operations conducted by the Acquired Companies are also subject to the National Environmental Policy Act (“NEPA”) which requires federal agencies, including the BLM, to evaluate major agency actions having the potential to significantly impact the environment. In the course of such evaluations, an agency will prepare an environmental assessment that pertains to the potential direct, indirect and cumulative impacts of a proposed project and, if necessary, will prepare a more detailed Environmental Impact Statement that may be made available for public review and comment. Certain of the Acquired Companies’ exploration, development and production activities include leasing of federal mineral interests, which will require the acquisition of governmental permits or authorizations that are subject to the procedural requirements of NEPA. This process has the potential to delay or limit, or increase the cost of, the development of oil and natural gas projects. Authorizations under NEPA are also subject to protest, appeal or litigation, any or all of which may delay or halt projects. Moreover, depending on the mitigation strategies recommended in environmental assessments or Environmental Impact Statements, we could incur added costs, which may be substantial. For example, as part of the BLM Litigation, on September 13, 2024, the U.S. District Court for the District of Columbia issued a ruling temporarily enjoining further applications for permits to drill (“APDs”) with respect to the certain of the Acquired Companies BLM leases, citing erroneous data that overstated the amount of available groundwater in the Project’s Environmental Impact Statement. This ruling had the effect of halting federal APD approvals within the Project area until the court “determines the appropriate final remedy” to correct the deficiency being alleged in the case. It is possible that the BLM’s review and ultimate approval of our APDs could be impacted by this federal court ruling and could result in the cancellation of these leases. However, in January 2025, President Trump issued an executive order requiring the Council on Environmental Quality (“CEQ”) to provide guidance on implementing NEPA and to propose rescinding and replacing CEQ’s NEPA regulations with implementing regulations at the agency level. The executive order also instructs federal agencies to adhere to only the relevant legislated requirements for environmental reviews and to prioritize efficiency and certainty over any other objectives in such reviews. The potential impact of further changes to the NEPA regulations and statutory text therefore remains uncertain and could have an effect on our operations and our ability to obtain governmental permits.
BLM leases contain relatively standardized terms requiring compliance with detailed regulations. Under certain circumstances, the BLM may require operations on federal leases to be suspended or terminated. Any such suspension or termination could materially and adversely affect our interests on federal lands. From time to time, the U.S. Department of the Interior has also considered limiting or pausing new oil and natural gas leases on federal lands. Any limitation or ban on permitting for oil and gas exploration and production activities on federal lands could have a material and adverse effect on our operations, financial condition and results of operations.
The transportation and sale for resale of natural gas in interstate commerce are regulated pursuant to the Natural Gas Act of 1938, as amended (the “NGA”), and the Natural Gas Policy Act of 1978. These statutes are administered by the Federal Energy Regulatory Commission (“FERC”). Effective January 1993, the Natural Gas Wellhead Decontrol Act of 1989 deregulated natural gas prices for all “first sales” of natural gas, which includes all sales by the Acquired Companies of their own production. All other sales of natural gas, such as those of natural gas purchased from third parties, remain jurisdictional sales subject to a blanket sales certificate under the NGA, which has flexible terms and conditions. Consequently, all of our sales of natural gas may currently be made at unregulated market prices, subject to applicable contract provisions. Jurisdictional sales, however, may be subject in the future to greater federal oversight, including the possibility that the FERC might prospectively impose more restrictive conditions on such sales. Conversely, sales of crude oil and NGLs by the Acquired Companies are made at unregulated market prices.
Proposals and proceedings that might affect the oil and gas industry are considered from time to time by Congress, the state legislatures, the FERC and other federal, state and local regulatory commissions, agencies, councils and courts. We cannot predict when or whether any such proposals or proceedings may become effective. It should also be noted that the oil and gas industry historically has been very heavily regulated; therefore, there is no assurance that the approach currently being followed by such legislative bodies and regulatory commissions, agencies, councils and courts will remain unchanged.
Environmental Regulation Generally
We are subject to various federal, state and local laws and regulations covering the discharge or release of materials into the environment or otherwise relating to the protection of the environment. These laws and regulations affect our operations and costs as a result of their effect on crude oil and natural gas exploration, development and production operations and related activities (e.g., carbon capture and storage). Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, including the assessment of monetary penalties, criminal prosecution, the imposition of investigatory and remedial obligations, the suspension or revocation of necessary permits, licenses and authorizations, the requirement that additional pollution controls be installed and the issuance of orders enjoining future operations or imposing additional compliance requirements.
In addition, we have acquired certain oil and gas properties from third parties whose actions with respect to the management and disposal or release of hydrocarbons or other wastes were not under our control. Under environmental laws and regulations, we could be required to remove or remediate wastes disposed of or released by prior owners or operators. We also could incur costs related to the clean-up of third-party sites to which we sent regulated substances for disposal or to which we sent equipment for cleaning, and for damages to natural resources or other claims related to releases of regulated substances at such third-party sites. In addition, we could be responsible under environmental laws and regulations for oil and gas properties in which we previously owned or currently own an interest but were or are not currently the operator. Moreover, we are currently subject to certain reporting requirements promulgated by U.S. Environmental Protection Agency’s (the “EPA”) regarding, among other things, GHG emissions and other fugitive emissions. And, as discussed further below, we are also subject to federal, state and local laws and regulations regarding hydraulic fracturing and other aspects of our operations.
Compliance with environmental laws and regulations increases our overall cost of business, but has not had, to date, a material adverse effect on our operations, financial condition, results of operations or capital expenditures (for environmental control facilities or otherwise). In addition, it is not anticipated, based on current laws and regulations, that we will be required in the near future to expend amounts (whether for environmental control facilities or otherwise) that are material in relation to our total exploration and development expenditure program in order to comply with such laws and regulations. However, we are unable to predict (i) the timing, scope and effect of any currently proposed or future laws or regulations regarding the environment and (ii) the ultimate cost of compliance or the ultimate effect on our operations, financial condition, results of operations and capital expenditures relating to such future laws and regulations. The direct and indirect cost of such laws and regulations (if enacted) could materially and adversely affect our operations, financial condition, results of operations and capital expenditures. However, in January 2025, President Trump issued an executive order directing the heads of all federal agencies to identify and begin the processes to suspend, revise, or rescind all agency actions that are unduly burdensome on the identification, development, or use of domestic energy resources. Accordingly, future implementation and enforcement of certain environmental laws or regulations are uncertain at this time.
Climate Change Regulations
Local, state, federal and international regulatory bodies have been increasingly focused on GHG emissions and climate change issues in recent years. Congress has, from time to time, proposed legislation for imposing restrictions on, or requiring fees or carbon taxes in respect of, GHG emissions. Further, the IRA imposes a methane emissions charge on certain oil and gas facilities, including petroleum and natural gas production facilities that exceed certain emissions thresholds. The charge will be levied annually based on emissions reported under the EPA’s GHG reporting program. In November 2024, the EPA finalized a regulation to implement the IRA’s Waste Emissions Charge, which became effective on January 1, 2025. The fee imposed under the Methane Emissions Reduction Program for 2024 is $900 per ton emitted over annual methane emissions thresholds, and increases to $1,200 in 2025, and $1,500 in 2026. In January 2025, industry associations challenged the Waste Emissions Charge rule in the D.C. Circuit Court of Appeals. Also in January 2025, President Trump issued an executive order directing the heads of all federal agencies to identify and begin the processes to suspend, revise or rescind all agency actions that are unduly burdensome on the identification, development or use of domestic energy resources. In addition, based on the timing of the rule's finalization and statements from congressional Republicans, the waste emissions charge rule is potentially vulnerable to repeal by Congress under the Congressional Review Act, and the IRA may also be subject to amendment or repeal through Congressional budget reconciliation. Consequently, future implementation and enforcement of these rules remains uncertain at this time.
The EPA has adopted regulations for certain large sources regulating GHG emissions as pollutants under the federal Clean Air Act. Further, the EPA, in May 2016, issued regulations that require operators to reduce methane emissions and emissions of volatile organic compounds (“VOC”) from new, modified and reconstructed crude oil and natural gas wells and equipment located at natural gas production gathering and booster stations, gas processing plants and natural gas transmission compressor stations. In November 2021, the EPA proposed a rule to further reduce methane and VOC emissions from new and existing sources in the oil and natural gas sector, and, in November 2022, the EPA issued a supplemental proposal to expand its November 2021 proposed rule, including proposed regulation of additional sources of methane and VOC emissions, such as abandoned and unplugged wells. The EPA issued the final new source performance standards and emissions guidelines for new and existing oil and gas facilities in December 2023, and although in effect, the final rule is subject to ongoing litigation. Furthermore, in January 2025, President Trump issued an executive order directing the heads of all federal agencies to identify and begin the processes to suspend, revise, or rescind all agency actions that are unduly burdensome on the identification, development, or use of domestic energy resources.
At the international level, the U.S., in December 2015, participated in the 21st Conference of the Parties of the United Nations Framework Convention on Climate Change in Paris, France. The Paris Agreement, which was adopted at the conference and went into effect in November 2016, calls for nations to undertake efforts with respect to global temperatures and set GHG emissions reduction goals every 5 years beginning in 2020. In February 2021, the Biden Administration announced reentry of the U.S. into the Paris Agreement along with a new “nationally determined contribution” for U.S. GHG emissions that would achieve emissions reductions of at least 50% relative to 2005 levels by 2030. Pursuant to its obligations as a signatory to the Paris Agreement, the United States set a target to reduce its GHG emissions by 50-52% by the year 2030 as compared with 2005 levels. In addition, in 2021, the Biden Administration publicly announced the Global Methane Pledge, a pact that aims to reduce global methane emissions at least 30% below 2020 levels by 2030, including “all feasible reductions” in the energy sector. Since its formal launch at the United Nations Framework Convention on Climate Change 26th Conference of the Parties (“COP26”), over 150 countries have joined the pledge. COP26 concluded with the finalization of the Glasgow Climate Pact (the “Glasgow Pact”), which stated long-term global goals (including those in the Paris Agreement) to limit the increase in the global average temperature and emphasized reductions in GHG emissions. At the 27th Conference of the Parties, the United States agreed, in conjunction with the European Union and a number of other partner countries, to develop standards for monitoring and reporting methane emissions to help create a market for low methane-intensity natural gas. In December 2023 at the 28th Conference of the Parties, nearly 200 countries entered into an agreement that calls for actions towards achieving, at a global scale, a tripling of renewable energy capacity and doubling energy efficiency improvements by 2030. The goals of the agreement, among other things, are to contribute to the transition away from fossil fuels, reduce methane emissions and increase renewable energy capacity, among other things, in order to achieve global net zero emissions by 2050. Most recently, at the 29th Conference of the Parties (“COP29”), delegates approved rules to operationalize international carbon markets under Article 6 of the Paris Agreement, including a new Paris Agreement Crediting Mechanism to trade UN-approved carbon credits. Additionally, participants at COP29 representing 159 countries met to review progress toward the goals of the Global Methane Pledge and the addition of nearly $500 million in new grant funding for methane abatement. On January 20th, 2025, the Trump Administration announced its intention to withdraw from the Paris Agreement and all other agreements made under the United Nations Framework Convention on Climate Change. The full impact of these actions remains unclear at this time. However, various state and local governments in the U.S. have publicly committed to furthering the goals of the Paris Agreement and many of these initiatives are expected to continue.
We are unable to predict the timing, scope and effect of any currently proposed or future investigations, laws, regulations, treaties or policies regarding climate change and GHG emissions (including any laws and regulations that may be enacted in the U.S.), but the direct and indirect costs of such investigations, laws, regulations, treaties or policies (if enacted, issued or applied) could materially and adversely affect our operations, financial condition, results of operations and capital expenditures.
Regulation of Hydraulic Fracturing and Other Operations
Hydraulic fracturing technology, which has been used by the oil and gas industry for more than 60 years and continues to evolve, enables us to produce crude oil and natural gas that otherwise would not be recovered. While hydraulic fracturing has historically been regulated by state oil and natural gas commissions, the practice has become increasingly controversial in certain parts of the country, resulting in increased scrutiny and regulation. For example, the EPA’s wastewater pretreatment standards prohibit onshore unconventional oil and natural gas extraction facilities from sending wastewater to publicly-owned treatment works. This restriction of disposal options for hydraulic fracturing waste and other changes to environmental requirements may result in increased costs.
In addition to the above-described federal regulations, some state and local governments have imposed, or have considered imposing, various conditions and restrictions on drilling and completion operations, including requirements regarding casing and cementing of wells, testing of nearby water wells, restrictions on access to, and usage of, water, disclosure of the chemical additives used in hydraulic fracturing operations, restrictions on the type of chemical additives that may be used in hydraulic fracturing operations and restrictions on drilling or injection activities on certain lands lying within wilderness wetlands, ecologically or seismically sensitive areas and other protected areas. Such federal, state and local permitting and disclosure requirements, operating restrictions, conditions or prohibitions could lead to operational delays and increased operating and compliance costs and, moreover, could delay or effectively prevent the development of crude oil and natural gas from formations which would not be economically viable without the use of hydraulic fracturing.
Compliance with laws and regulations relating to hydraulic fracturing and other aspects of our operations increases our overall cost of business, but has not had, to date, a material adverse effect on our operations, financial condition, results of operations or capital expenditures. In addition, it is not anticipated, based on current laws and regulations, that we will be required in the near future to expend amounts that are material in relation to our total exploration and development expenditure program in order to comply with such laws and regulations. However, we are unable to predict (i) the timing, scope and effect of any currently proposed or future laws or regulations regarding hydraulic fracturing in the U.S. or other aspects of our operations; and (ii) the ultimate cost of compliance or the ultimate effect on our operations, financial condition, results of operations and capital expenditures relating to such future laws and regulations. The direct and indirect costs of such laws and regulations (if enacted) could materially and adversely affect our operations, financial condition, results of operations and capital expenditures.
Health and Safety Laws
Our operations are subject to regulation under the federal Occupational Safety and Health Act (“OSHA”) and comparable state laws in some states, all of which regulate health and safety of employees at our operations. Additionally, OSHA’s hazardous communication standard, the EPA community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act and comparable state laws require that information be maintained about hazardous materials used or produced by the Acquired Companies’ operations and that this information be provided to employees, state and local governments and the public.
Corporate Headquarters and Available Information
The principal executive offices of NPOG are located at c/o Boomtown Oil, LLC, 1416 Campbell RD, Suite 208B, Houston TX 77055-4758, and its telephone number is (713) 713-489-6780. The principal executive offices of COG are located at c/o Century Natural Resources, 24285 Katy Freeway, Suite 400-C, Katy, TX 77494, and its telephone number is (281) 281-836-3850.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF THE ACQUIRED COMPANIES
For purposes of this section, references to “we,” “our,” “us” and the “Acquired Companies” refer to, on a consolidated basis, North Peak Oil & Gas, LLC and Century Oil and Gas Sub-Holdings, LLC and their respective subsidiaries. You should read the following discussion of our historical performance, financial condition and future prospects in conjunction with our audited financial statements as of and for the years ended December 31, 2023, 2022 and 2021 and the notes thereto, as well as our unaudited interim financial statements as of and for the nine months ended September 30, 2024 and 2023 included elsewhere in this Proxy Statement. The information provided below supplements, but does not form part of our consolidated financial statements. This discussion contains forward looking statements that are based on the views and beliefs of our management, as well as assumptions and estimates made by our management. Actual results could differ materially from such forward-looking statements as a result of various risk factors, including those that may not be in the control of management. For further information on items that could impact our future operating performance or financial condition, see the section entitled “Risk Factors — Risks Relating to the Acquired Companies’ Businesses” elsewhere in this Proxy Statement.
Overview of the Acquired Companies
We are an independent oil and natural gas company headquartered in Houston, Texas, focused on generating robust equity returns through the responsible acquisition, optimization and development of oil and liquids-rich natural gas assets. Our operations are focused in the DJ Basin and the PRB, and a significant majority of our assets are located in Wyoming. We believe wells drilled on our acreage generate competitive economics to any oil and gas producing basin in North America, and our extensive acreage position provides over a decade of potential drilling inventory. Our assets are primarily located in Laramie, Campbell, Johnson, Niobrara and Weston Counties, Wyoming consisting of approximately 314,000 net leasehold acres as of September 30, 2024. During the nine months ended September 30, 2024, we produced an average of approximately 7,300 net Boe/d, of which approximately 82.0% is oil, and over 98% of which came from wells in which we were the operator. Formations which we have drilled or participated in include: Codell, Niobrara, Turner, Parkman, Frontier and Mowry. We believe the presence of numerous productive formations allows for significant operational synergies, and we believe the relatively high oil content of a majority of our wells results in attractive operating margins at current oil and natural gas prices.
We have sought to build a business that has a deep inventory of future potential locations, can generate substantial operating cash flow, return capital to our investors and generate robust equity returns in nearly any commodity price environment. We have grown the business through targeted leasing, thoughtful acquisitions and the disciplined development of our assets. We believe we and our equity partners have a proven track record of responsible capital stewardship and risk mitigation, with a focus on generating meaningful cash flow and production growth while securing substantial drilling inventory in attractive areas. Every investment we make — whether that be acquiring additional assets or the development of our existing portfolio — is made with the goal of increasing the return to our investors.
Factors Affecting Comparability of Our Results of Operations to Our Historical Results of Operations
Our historical results of operations for the periods presented may not be comparable, either to each other or to our future results of operations, primarily for the reasons described below:
DJ Basin Acquisition
Effective March 1, 2022, we acquired assets located in Laramie County, Wyoming from three private company sellers for approximately $195.0 million before purchase price and other transaction adjustments (the transactions, collectively, the “DJ Basin Transaction”). At closing, the acquired assets included approximately 26 gross producing wells (22 net producing wells), 1 gross salt water disposal well (0.9 net salt water disposal wells), as well as approximately 33,490 net acres in the DJ Basin. The purchase price for the DJ Basin Transaction was funded through a combination of cash on hand and debt.
The Acquired Companies’ Formation
Our consolidated financial results reflect the consolidated financial performance of North Peak Oil & Gas, LLC and its respective subsidiaries and Century Oil and Gas Sub-Holdings, LLC and its respective subsidiaries. NPOG was formed on April 8, 2022, to hold the equity interests in each of Longs Peak Resources, LLC and North Silo Resources, LLC, both of which were under common control. COG was formed on January 6, 2025, and consolidates the equity interest of each of Navigation Powder River, LLC, Century Oil and Gas, LLC and Century Oil and Gas South, LLC, all of which were under common control. The financial results for the years ended December 31, 2023, 2022 and 2021 and for the nine month periods ended September 30, 2024 and September 30, 2023, that are depicted herein reflect the financial performance of all of these entities.
Potential for Future Asset Impairments
During the years ended December 31, 2023, 2022 and 2021, we recorded impairment charges of $21.1 million, $8.2 million and $21.0 million, respectively, to our proved and unproved oil and natural gas properties. We could be at risk for proved and unproved property impairments if we experience adverse market conditions for an extended period of time. The carrying values of our properties are sensitive to declines in oil, natural gas and NGL prices as well as increases in various development and operating costs and expenses. If oil, natural gas and NGL prices remain depressed for extended periods of time or decline materially from current levels, we may be required to record additional write-downs of the carrying value of our proved oil and natural gas properties. Further, we periodically evaluate our unproved oil and natural gas properties to determine the recoverability of our costs.
Income Taxes
We have historically been treated as a pass-through entity for U.S. federal and other state and local income tax purposes and as such were not subject to U.S. federal income taxes or other state or local income taxes. Rather, the tax liability with respect to our taxable income is passed through to our owners. Accordingly, the financial data attributable to the Acquired Companies contains no provision for U.S. federal income taxes or income taxes in any state or locality.
How We Evaluate Our Operations
We use a variety of financial and operational metrics to assess performance of our oil, natural gas and NGL operations, including:
•
Production volumes;

•
Realized prices on the sale of hydrocarbons;

•
Lease operating expenses; and

•
Adjusted EBITDA (as defined below).

Sources of Our Revenues
Net Production Volumes.   Our oil and natural gas revenue is derived from the sale of oil, natural gas and NGL production. We report our reserves in three streams: oil, natural gas and NGLs. As reservoir pressures decline, production from a given well or formation decreases. Growth in future production and reserves will depend on our ability to continue to add proved reserves in excess of our production. Our ability to add reserves through development projects and acquisitions is dependent on many factors, including our ability to raise capital, obtain regulatory approvals, procure contract drilling rigs and personnel and successfully identify and consummate acquisitions. Please read “Risk Factors — Risks Relating to Our Business” for a discussion of these and other risks affecting our reserves and production.
Realized Prices.   The NYMEX WTI and NYMEX Henry Hub futures prices are widely used benchmarks in the pricing of domestic and imported oil and natural gas, respectively, in the United States. The actual prices realized from the sale of oil and natural gas differ from the quoted NYMEX WTI price and the NYMEX Henry Hub price, respectively, as a result of quality and location differentials. The prices we realize on the oil produced are affected by the ability to transport crude oil to the applicable transportation hub. Location differentials to NYMEX Henry Hub prices result from variances in transportation costs based on the proximity of the natural gas to the major consuming markets to which it is ultimately delivered.

The following table presents our composition of revenue generated by product for the periods indicated:
	Nine Months Ended September 30,		Year Ended December 31,
	2024	2023	2023	2022	2021
Crude Oil Sales	95%	95%	95%	93%	89%
Natural gas Sales	1%	1%	2%	3%	5%
NGL Sales	4%	4%	3%	4%	6%
Gain (Loss) on Derivatives, Net.   We recognize our derivative instruments as assets or liabilities at fair value with such amounts classified as current or long-term based on anticipated settlement dates. The accounting for the changes in fair value of a derivative depends on the intended use of the derivative and resulting designation. We have not designated derivative instruments as hedges for accounting purposes and, as a result, mark derivative instruments to fair value and recognize the cash and noncash change in fair value on derivative instruments for each period in our combined statements of operations.
Hedging only provides partial price protection against declines in prices and may partially limit our potential gains from future price increases. In addition, in times of low commodity prices, our ability to enter into additional commodity derivative contracts with favorable commodity price terms may be limited, which may adversely impact our future operating income and cash flows as compared to historical periods during which we were able to hedge a portion of production at higher prices.
Principal Components of Our Cost Structure
Lease Operating and Workover Expenses.   Lease operating expenses are the costs incurred in the operation of producing properties and workover costs. Expenses for direct labor, water injection and disposal, utilities, materials and supplies comprise the most significant portion of our lease operating expenses. Lease operating expenses do not include general and administrative expenses or production or ad valorem taxes. Certain items, such as direct labor and materials and supplies, generally remain relatively fixed across broad production volume ranges, but can fluctuate depending on activities performed during a specific period. For instance, repairs to our pumping equipment or surface facilities result in increased lease operating expenses in periods during which they are performed. Certain of our operating cost components are variable and increase or decrease as the level of produced hydrocarbons and water increases or decreases. For example, certain power and water disposal costs vary directly with the amount of hydrocarbons and water we produce.
We monitor our operations to ensure that we are incurring lease operating expenses at an acceptable level. Although we strive to reduce our lease operating expenses, these expenses can increase or decrease on a per unit basis as a result of various factors as we operate our properties or make acquisitions and dispositions of properties. For example, we may increase field level expenditures to optimize our operations, incurring higher expenses in one quarter relative to another, or we may acquire or dispose of properties that have different lease operating expenses per Boe. These initiatives would influence our overall operating costs and could cause fluctuations when comparing lease operating expenses on a period-to-period basis.
Exploration Expense.   Exploration expense consists primarily of geological and geophysical costs incurred in our exploration activities, including the costs of acquiring and processing geophysical data and core analysis along with surface and title costs on locations we no longer intend to drill. Exploration expense also includes costs associated with nonproductive exploratory wells, delay rentals and exploration overhead.
Severance and Ad Valorem Taxes.   Severance taxes are paid on produced oil and natural gas based on a percentage of revenues from production sold at fixed rates established by federal, state or local taxing authorities. In general, the production taxes we pay correlate to the changes in oil and natural gas revenues. We are also subject to ad valorem taxes in the counties where our production is located.
Depreciation, Depletion and Amortization.   Depreciation, depletion and amortization is the systematic expensing of the capitalized costs incurred to acquire, explore and develop oil and natural gas. We use the successful efforts method of accounting for oil and natural gas activities and, as such, we capitalize all costs incurred related to the acquisition of oil and natural gas properties and the costs of drilling development wells and successful exploratory wells. Costs associated with exploratory wells are capitalized, or suspended, until we determine if proved reserves are discovered.
Accretion.   We recognize accretion expense in connection with the discounted liability for future abandonment costs over the remaining estimated economic lives of the respective oil and natural gas properties.
Impairment of Oil and Natural Gas Properties.   We review and evaluate our long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. If there is an indication the carrying amount of an asset may not be recovered, the asset is assessed for potential impairment by management through an established process. If, upon review, the sum of the undiscounted pre-tax reserve cash flows is less than the carrying value of the asset, the carrying value is written down to estimated fair value. An impairment loss is measured as the amount by which asset carrying value exceeds fair value on an individual field-by-field basis.
General and Administrative Expenses.   General and administrative expenses include costs incurred to operate the business that are not directly tied to the operation of producing properties. Employee compensation and benefits, rent, office expenses and audit and other fees for professional services and legal compliance comprise the most significant portion of general and administrative expenses.
We monitor our general and administrative expenses to ensure that we are incurring expenses at an acceptable level. Although we strive to reduce our expenses, these expenses can increase or decrease as a result of various factors as we manage our business activities or make acquisitions and dispositions of properties. For example, we may increase general and administrative expenses to optimize our business monitoring and reporting, incurring higher expenses in one quarter relative to another, or we may acquire or dispose of properties that have different development opportunities. These initiatives would influence our overall general and administrative expenses and could cause fluctuations when comparing general and administrative expenses on a period-to-period basis.
Affiliate Expenses.   Third-party operating teams provide certain operational and administrative support and bill us for these services. Amounts incurred by us for the services performed by these operating teams are shown as “Affiliate expenses.”
Interest Expense.   We finance a portion of our working capital requirements and capital expenditures with borrowings under our Prudential Notes, EOC Loan and Amegy Notes. As a result, we may incur interest expense that is affected by both fluctuations in interest rates and our financing decisions. We reflect interest paid to the lenders under our revolving credit facility in interest expense.
Non-GAAP Financial Measures
Adjusted EBITDA.   We define Adjusted EBITDA as net income (loss) plus (i) interest expense; (ii) income tax expense; (iii) depreciation, depletion and amortization; (iv) impairment expenses; (v) accretion of discount on asset retirement obligations; (vi) loss on commodity derivative instruments; (vii) cash settlements received on expired commodity derivative instruments; (viii) amortization of gain on associated with terminated commodity derivatives; (ix) share-based compensation expenses; (x) exploration expenses; (xi) acquisition and divestiture related expenses; (xii) reorganization items, net; (xiii) severance payments; and (xiv) other non-routine items that we deem appropriate; less (a) interest income; (b) income tax benefit; (c) gain on commodity derivative instruments; (d) cash settlements paid on expired commodity derivative instruments; (e) gains on the sale of other assets; and (f) other non-routine items that we deem appropriate.
We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure.
Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. We believe that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure our ability to meet debt service requirements.
In addition, we use Adjusted EBITDA to evaluate actual cash flow available to develop existing reserves or acquire additional oil and natural gas properties.
Results of Operations — For the Nine Months Ended September 30, 2024 Compared to the Nine Months Ended September 30, 2023
Revenues.   The following information provides the components of our revenues, as well as average realized prices and net production volumes (dollar amounts in thousands):
	Nine Months Ended September 30,		2024 Compared to 2023
	2024	2023	Change	% Change
Revenues:
Oil sales	$116,679	$145,095	$(28,416)	(19.6)%
Natural gas sales	1,159	2,034	(875)	(43.0)%
NGL sales	5,439	5,167	272	5.3%
Loss on derivatives, net	(148)	(19,148)	19,000	99.2%
Total revenues	$123,129	$133,148	$(10,019)	(7.5)%
Average Sales Price:
Oil, without realized derivatives ($/Bbl)	$71.41	$71.91	$(0.50)	(0.7)%
Oil, with realized derivatives ($/Bbl)	$70.27	$74.33	$(4.06)	(5.5)%
Natural gas, without realized derivatives ($/Mcf)	$1.03	$1.67	$(0.65)	(38.6)%
Natural gas, with realized derivatives ($/Mcf)	$0.91	$1.67	$(0.76)	(45.5)%
NGLs, without realized derivatives ($/Bbl)	$30.41	$27.61	$2.80	10.2%
NGLs, with realized derivatives ($/Bbl)	$30.41	$27.61	$2.80	10.2%
Total, without realized derivatives ($/Boe)	$61.61	$63.25	$(1.64)	(2.6)%
Total, with realized derivatives ($/Boe)	$60.61	$65.28	$(4.67)	(7.2)%
Net Production Volumes:
Oil (Bbls)	1,633,869	2,017,780	(383,911)	(19.0)%
Natural gas (Mcf)	1,130,209	1,217,602	(87,393)	(7.2)%
NGLs (Bbls)	178,843	187,157	(8,314)	(4.4)%
Total (Boe)	2,001,080	2,407,870	(406,790)	(16.9)%
Average daily production (Boe/d)	7,303	8,820	(1,517)	(17.2)%
Our results of operations are heavily influenced by commodity prices, which have historically been volatile. As our production consists primarily of oil, our revenues are more sensitive to fluctuations in oil prices, as compared to fluctuations in natural gas and NGL prices. An extended decline in commodity prices may adversely affect our business, financial condition or results of operations and our ability to meet capital expenditure obligations and financial commitments.
The following table provides the dollar effect of changes in commodity prices on our oil, natural gas and NGL revenues for the periods indicated (dollar amounts in thousands):
	Nine Months Ended September 30, 2024 Compared to 2023
	Change in Price	Production Volumes	Total Net Effect
Effect of Change in Price:
Oil sales (Bbls)	$(0.50)	1,633,869	$(810)

	Nine Months Ended September 30, 2024 Compared to 2023
	Change in Price	Production Volumes	Total Net Effect
Natural gas sales (Mcf)	$(0.65)	1,130,209	(729)
NGL sales (Bbls)	$2.80	178,843	502
Change in total revenues			$(1,037)

The following table provides the dollar effect of changes in production volumes on our oil, natural gas and NGL revenues for the periods indicated (dollar amounts in thousands):
	Nine Months Ended September 30, 2024 Compared to 2023
	Change in Production	Prior Period Prices	Total Net Effect
Effect of Change in Production:
Oil sales (Bbls)	(383,911)	$71.91	$(27,606)
Natural gas sales (Mcf)	(87,393)	$1.67	(146)
NGL sales (Bbls)	(8,314)	$27.61	(230)
Change in total revenues			$(27,982)
Production decreased 406,790 Boe, or 16.9%, for the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023. Oil production decreased 383,911 barrels, or 19.0%, natural gas production decreased 87,393 Mcf, or 7.2%, and NGL production decreased by 8,314 barrels, or 4.4%. During the nine months ended September 30, 2024, we brought online seven gross wells versus 15 gross wells during the nine months ended September 30, 2023. This reduction in our drilling and completion activities during the nine months ended September 30, 2024, resulted in lower production as compared to the nine months ended September 30, 2023.
Loss on Derivatives, Net.   Loss on commodity derivatives decreased to a loss of $0.2 million for the nine months ended September 30, 2024, from a loss of $19.2 million for the nine months ended September 30, 2023.
The following table provides the components of loss on commodity derivatives, net, for the nine months ended September 30, 2024 and 2023:
	Nine Months Ended September 30,		2024 Compared to 2023
	2024	2023	Change	% Change
Cash received (paid) on derivatives	$(1,992)	$4,898	$(6,890)	(140.7)%
Non-cash gain (loss) on derivatives	1,844	(24,046)	25,890	107.7%
Loss on derivatives, net	$(148)	$(19,148)	$19,000	99.2%

Operating Expenses.   The following information provides the components of operating expenses, on both an absolute basis and per Boe basis, (dollar amounts in thousands):
	Nine Months Ended September 30,		2024 Compared to 2023
	2024	2023	Change	% Change
Operating Expenses:
Lease operating and workover	$35,593	$33,971	$1,622	4.8%
Exploration	137	236	(99)	(41.9)%
Production and ad valorem taxes	16,337	19,588	(3,251)	(16.6)%
Depletion, depreciation and amortization	50,559	52,563	(2,004)	(3.8)%
Accretion	195	210	(15)	(7.1)%
Impairment of oil and natural gas properties	233	21,074	(20,841)	(98.9)%
Legal	72	281	(209)	(74.4)%
General and administrative	1,051	685	366	53.4%
Affiliate	5,419	5,169	250	4.8%
Total operating expenses	$109,596	$133,777	$(24,181)	(18.1)%
Operating Expenses ($/Boe):
Lease operating and workover	$17.79	$14.11	$3.68	26.1%
Exploration	$0.07	$0.10	$(0.03)	(30.1)%
Production and ad valorem taxes	$8.16	$8.13	$0.03	0.4%
Depletion, depreciation and amortization	$25.27	$21.83	$3.44	15.7%
Accretion	$0.10	$0.09	$0.01	11.7%
Impairment of oil and natural gas properties	$0.12	$8.75	$(8.64)	(98.7)%
Legal	$0.04	$0.12	$(0.08)	(69.2)%
General and administrative	$0.53	$0.28	$0.25	87.9%
Affiliate	$2.71	$2.15	$0.56	26.1%
Lease Operating and Workover.   Lease operating and workover expenses increased by 4.8%, to $35.6 million, for the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023. On a per Boe basis, lease operating and workover expenses increased by 26.1%, to $17.79 per Boe, as a result of higher rental costs, gathering and transportation fees, fuel and power costs and contract labor costs during the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023.
Production and Ad Valorem Taxes.   Production and ad valorem taxes decreased by 16.6%, to $16.3 million, for the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023. Production and ad valorem taxes decreased as a result of lower overall production, which on a total Boe basis, decreased 16.9% for the nine months ended September 30, 2024 as compared to the nine months ended September 30, 2023. On a per Boe basis, production and ad valorem taxes increased by 0.4%, to $8.16 per Boe primarily as a result of changes in ad valorem tax for certain properties.
Depletion, Depreciation and Amortization.   Depletion, depreciation and amortization expenses decreased by 3.8%, to $50.6 million, for the nine months ended September 30, 2024, as compared to the September 30, 2023. On a per Boe basis, depletion, depreciation and amortization increased by 15.7%, to $25.27, per Boe for the nine months ended September 30, 2024. Higher depletion, depreciation and amortization expenses on a Boe basis were the result of a decrease in proved undeveloped oil and natural gas reserves and an increase in depletable costs for the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023.
Impairment of Oil and Natural Gas Properties.   Impairment of oil and natural gas properties decreased by 98.9%, to $0.2 million, for the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023. On a per Boe basis, impairment of oil and natural gas properties decreased by 98.7%, to $0.12 per Boe for the nine months ended September 30, 2024. Oil and natural gas prices decreased significantly during the nine months ended September 30, 2023, and as a result, our impairment analysis, which utilizes future commodity prices adjusted for differentials, indicated the carrying amount of proved oil and gas properties was not recoverable. Additionally, certain unproved crude oil and natural gas properties were impaired during the nine months ended September 30, 2023, reflecting recurring amortization of undeveloped leasehold costs on properties we expect will not be transferred to proved properties over the lives of the leases based on drilling plans, experience of successful drilling, and the average holding period.
The following table sets forth the non-cash impairments of both proved and unproved properties (in thousands):
	For the Nine Months Ended September 30,
	2024	2023
Proved property impairments	$—	$16,378
Unproved property impairments	233	4,696
Impairment expense	$233	$21,074
General and Administrative.   General and administrative costs increased by 53.4%, to $1.1 million, for the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023. On a per Boe basis, general and administrative costs increased by 87.9%, to $0.53 per Boe for the nine months ended September 30, 2024. Higher general and administrative costs were the result of increased software and third-party advisory costs during the nine months ended September 30, 2024.
Affiliate.   Expenses classified as Affiliate expense increased by 4.8%, to $5.4 million, for the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023. On a per Boe basis, affiliate expense increased by 26.1%, to $2.71 per Boe for the nine months ended September 30, 2024. Third-party operating teams provide certain operational and administrative support and bill us for these services. Higher costs are the result of increased activity and inflationary pressures during the nine months ended September 30, 2024.
Other Income (Expense).   The following information provides the components of other income and expense (dollar amounts in thousands):
	Nine Months Ended September 30,		2024 Compared to 2023
	2024	2023	Change	% Change
Other Income (Expense):
Other income, net	$3,314	$3,076	$238	7.7%
Gain on legal judgment	—	2,035	(2,035)	(100.0)%
Gain on sale of oil and natural gas properties	1	3,707	(3,706)	(100.0)%
Interest expense, net	(16,078)	(17,084)	1,006	(5.9)%
Total other expense, net	$(12,763)	$(8,266)	$(4,497)	(54.4)%
Other Income, Net.   Other income, net, increased by 7.7%, to $3.3 million, for the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023. Other income consists primarily of Council of Petroleum Accountants Societies (“COPAS”) income from acting as the operator on our oil and natural gas properties. Higher other income, net, was the result of seven gross wells brought online during the nine months ended September 30, 2024 in which we were the operator.
Gain on Legal Judgment.   Gain on legal judgment was $2.0 million for the nine months ended September 30, 2023. We were involved in litigation regarding ownership of revenue and working interests for certain wells and had received an unfavorable judgment from the court in the matter. As a result, we accrued for the entire amount of the judgment of $4.1 million at December 31, 2021. On October 26, 2022, the Wyoming Supreme Court ruled in our favor and remanded the case back to the lower court for further consideration, including determination of the disbursement of funds in accordance with the ruling by the

Wyoming Supreme Court. As a result of that ruling, the accrual was reduced to $3.7 million at December 31, 2022. On May 23, 2023, the District Court issued its final ruling in favor of us, resulting in all previously restricted funds being returned to us. As part of the final ruling, we recorded a $2.0 million gain on the legal judgment as we had previously accrued for the entire potential loss. For further information, please see “Note 11. Commitments and Contingencies — Litigation” in our 2023 year-end financial statement footnotes included in this Proxy Statement.
Gain on Sale of Oil and Natural Gas Properties.   Gain on sale of oil and natural gas properties was $3.7 million for the nine months ended September 30, 2023. During the nine months ended September 30, 2023, we sold one gross well and 1,580 net acres for approximately $3.6 million in cash consideration.
Interest Expense, Net.   Interest expense, net, decreased by 5.9%, to $16.1 million, for nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023. Total debt at September 30, 2024 was $144.6 million, which represented a decrease of 8.8% from December 31, 2023, resulting in lower interest expense during the nine months ended September 30, 2024.
Results of Operations — For the Year Ended December 31, 2023 Compared to the Year Ended December 31, 2022
Revenues.   The following information provides the components of our revenues, as well as average realized prices and net production volumes (dollar amounts in thousands):
	Year Ended December 31,		2023 Compared to 2022
	2023	2022	Change	% Change
Revenues:
Oil sales	$194,612	$178,747	$15,865	8.9%
Natural gas sales	2,725	6,233	(3,508)	(56.3)%
NGL sales	6,693	7,287	(594)	(8.2)%
Gain (loss) on derivatives, net	5,642	(1,919)	7,561	394.0%
Total revenues	$209,672	$190,348	$19,324	10.2%
Average Sales Price:
Oil, without realized derivatives ($/Bbl)	$72.25	$74.35	$(2.11)	(2.8)%
Oil, with realized derivatives ($/Bbl)	$74.13	$68.63	$5.51	8.0%
Natural gas, without realized derivatives ($/Mcf)	$1.68	$2.85	$(1.17)	(41.1)%
Natural gas, with realized derivatives ($/Mcf)	$1.67	$2.19	$(0.52)	(23.7)%
NGLs, without realized derivatives ($/Bbl)	$27.04	$27.27	$(0.23)	(0.8)%
NGLs, with realized derivatives ($/Bbl)	$27.04	$27.27	$(0.23)	(0.8)%
Total, without realized derivatives ($/Boe)	$63.53	$63.34	$0.19	0.3%
Total, with realized derivatives ($/Boe)	$65.11	$58.33	$6.78	11.6%
Net Production Volumes:
Oil (Bbls)	2,693,772	2,404,071	289,701	12.1%
Natural gas (Mcf)	1,622,572	2,184,639	(562,067)	(25.7)%
NGLs (Bbls)	247,482	267,207	(19,725)	(7.4)%
Total (Boe)	3,211,683	3,035,385	176,298	5.8%
Average daily production (Boe/d)	8,799	8,316	483	5.8%
Our results of operations are heavily influenced by commodity prices, which have historically been volatile. As our production consists primarily of oil, our revenues are more sensitive to fluctuations in oil prices, as compared to fluctuations in natural gas and NGL prices. An extended decline in commodity prices may adversely affect our business, financial condition or results of operations and our ability to meet capital expenditure obligations and financial commitments.

The following table provides the dollar effect of changes in commodity prices on our oil, natural gas and NGL revenues for the periods indicated (dollar amounts in thousands):
	Year Ended December 31, 2023 Compared to 2022
	Change in Price	Production Volumes	Total Net Effect
Effect of Change in Price:
Oil sales (Bbls)	$(2.11)	2,693,772	$(5,675)
Natural gas sales (Mcf)	$(1.17)	1,622,572	(1,904)
NGL sales (Bbls)	$(0.23)	247,482	(56)
Change in total revenues			$(7,635)
The following table provides the dollar effect of changes in production volumes on our oil, natural gas and NGL revenues for the periods indicated (dollar amounts in thousands):
	Year Ended December 31, 2023 Compared to 2022
	Change in Production	Prior Period Prices	Total Net Effect
Effect of Change in Production:
Oil sales (Bbls)	289,701	$74.35	$21,540
Natural gas sales (Mcf)	(562,067)	$2.85	(1,604)
NGL sales (Bbls)	(19,725)	$27.27	(538)
Change in total revenues			$19,398
Production increased 176,298 Boe, or 5.8%, for the year ended December 31, 2023, as compared to the year ended December 31, 2022. Oil production increased 289,701 barrels, or 12.1%, in contrast to natural gas production, which decreased 562,067 Mcf, or 25.7%, and NGL production, which decreased by 19,725 barrels, or 7.4%. During the year ended December 31, 2023, we brought 17 gross wells online. These wells had a much lower gas-to-oil ratio and higher oil cut, which resulted in increased oil production and overall production, which lowered natural gas and NGL production.
Gain (Loss) on Derivatives, Net.   Gain (loss) on commodity derivatives increased to a gain of $5.6 million for the year ended December 31, 2023, from a loss of $1.9 million for the year ended December 31, 2022.
The following table provides the components of gain (loss) on commodity derivatives, net, for the years ended December 31, 2023 and 2022:
	Year Ended December 31,		2023 Compared to 2022
	2023	2022	Change	% Change
Cash received (paid) on derivatives	$5,072	$(15,216)	$20,288	133.3%
Non-cash gain on derivatives	570	13,297	(12,727)	(95.7)%
Gain (loss) on derivatives, net	$5,642	$(1,919)	$7,561	394.0%
The $20.3 million favorable change in cash paid on derivatives was largely driven by lower oil prices for the year ended December 31, 2023, as compared to the year ended December 31, 2022.

Operating Expenses.   The following information provides the components of operating expenses, on both an absolute basis and per Boe basis, (dollar amounts in thousands):
	Year Ended December 31,		2023 Compared to 2022
	2023	2022	Change	% Change
Operating Expenses:
Lease operating and workover expenses	$48,462	$34,085	$14,377	42.2%
Exploration expense	414	360	54	15.0%
Severance and ad valorem taxes	26,461	24,764	1,697	6.9%
Depletion, depreciation and amortization expense	70,085	46,255	23,830	51.5%
Accretion expense	272	224	48	21.4%
Impairment of oil and natural gas properties	21,074	8,230	12,844	156.1%
Legal and litigation expense	376	783	(407)	(52.0)%
General and administrative	1,045	956	89	9.3%
Affiliate expense	6,777	5,941	836	14.1%
Total operating expenses	$174,966	$121,598	$53,368	43.9%
Operating Expenses ($/Boe):
Lease operating and workover expenses	$15.09	$11.23	$3.86	34.4%
Exploration expense	$0.13	$0.12	$0.01	8.7%
Severance and ad valorem taxes	$8.24	$8.16	$0.08	1.0%
Depletion, depreciation and amortization expense	$21.82	$15.24	$6.58	43.2%
Accretion expense	$0.08	$0.07	$0.01	14.8%
Impairment of oil and natural gas properties	$6.56	$2.71	$3.85	142.0%
Legal and litigation expense	$0.12	$0.26	$(0.14)	(54.6)%
General and administrative	$0.33	$0.31	$0.02	6.4%
Affiliate expense	$2.11	$1.96	$0.15	7.8%
Lease Operating and Workover Expenses.   Lease operating and workover expenses increased by 42.2%, to $48.5 million, for the year ended December 31, 2023, as compared to the year ended December 31, 2022. On a per Boe basis, lease operating and workover expenses increased by 34.4%, to $15.09 per Boe. Due to our focus on drilling and completion activities in areas with a lower gas-to-oil ratio and higher oil cut, certain rental expenses have increased as a result of more costly artificial lift. Additionally, as natural gas production decreases, certain associated transportation and gathering fees increase per Mcf. Both of these factors resulted in higher lease operating and workover expenses per Boe for the year ended December 31, 2023 as compared to the year ended December 31, 2022.
Severance and Ad Valorem Taxes.   Severance and ad valorem taxes increased by 6.9%, to $26.5 million, for the year ended December 31, 2023, as compared to the year ended December 31, 2022. Severance and ad valorem taxes increased as a result of higher overall production, which on a total Boe basis, increased 5.8% for the year ended December 31, 2023 as compared to the year ended December 31, 2022. On a per Boe basis, severance and ad valorem taxes increased by 1.0%, to $8.24 per Boe primarily as a result of changes in ad valorem tax for certain properties and higher oil production.
Depletion, Depreciation and Amortization Expense.   Depletion, depreciation and amortization expenses increased by 51.5%, to $70.1 million, for the year ended December 31, 2023, as compared to the year ended December 31, 2022. On a per Boe basis, depletion, depreciation and amortization increased by 43.2%, to $21.82 per Boe for the year ended December 31, 2023. Higher depletion, depreciation and amortization expenses on a per Boe basis were the result of a decrease in proved oil and gas reserves for the 2023 year and higher overall production for the year ended December 31, 2023, as compared to the year ended December 31, 2022. SEC oil prices declined approximately 16.9% during the year ended December 31, 2023, which led to a reduction in proved undeveloped reserves as such reserves become uneconomical at lower prices and also experience overall shorter economic lives.

Impairment of Oil and Natural Gas Properties.   Impairment of oil and natural gas properties increased by 156.1%, to $21.1 million, for the year ended December 31, 2023, as compared to the year ended December 31, 2022. On a per Boe basis, impairment of oil and natural gas properties increased by 142.0%, to $6.56 per Boe for the year ended December 31, 2023. Oil and natural gas prices decreased significantly during the year ended December 31, 2023, and as a result, our impairment analysis, which utilizes future commodity prices adjusted for differentials, indicated the carrying amount of proved oil and gas properties was not recoverable. Additionally, certain unproved crude oil and natural gas properties were impaired during the years ended December 31, 2023 and 2022, reflecting recurring amortization of undeveloped leasehold costs on properties we expect will not be transferred to proved properties over the lives of the leases based on drilling plans, experience of successful drilling, and the average holding period.
The following table sets forth the non-cash impairments of both proved and unproved properties (in thousands):
	For the Year Ended December 31,
	2023	2022
Proved property impairments	$16,378	$3,442
Unproved property impairments	4,696	4,788
Impairment expense	$21,074	$8,230
General and Administrative.   General and administrative costs increased by 9.3%, to $1.1 million, for the year ended December 31, 2023, as compared to the year ended December 31, 2022. On a per Boe basis, general and administrative costs increased by 6.4%, to $0.33 per Boe, for the year ended December 31, 2023. Higher general and administrative costs is the result of increased software and insurance costs during the year ended December 31, 2023.
Affiliate Expense.   Expenses classified as Affiliate expense increased by 14.1%, to $6.8 million, for the year ended December 31, 2023, as compared to the year ended December 31, 2022. On a per Boe basis, affiliate expense increased by 7.8%, to $2.11 per Boe, for the year ended December 31, 2023. Third-party operating teams provide certain operational and administrative support and bill us for these services. Higher costs are the result of increased activity and inflationary pressures during the year ended December 31, 2023.
Other Income (Expense).   The following information provides the components of other income and expense (dollar amounts in thousands):
	Year Ended December 31,		2023 Compared to 2022
	2023	2022	Change	% Change
Other Income (Expense):
Other income	$3,832	$1,135	$2,697	237.6%
Gain on litigation	2,035	340	1,695	498.5%
Gain on sale of oil and natural gas properties	3,735	—	3,735	*
Loss on member buyout	—	(100)	100	(100.0)%
Interest expense	(22,905)	(9,350)	(13,555)	145.0%
Total other expense	$(13,303)	$(7,975)	$(5,328)	(66.8)%

*
Percentage change not meaningful

Other Income.   Other income increased by 237.6%, to $3.8 million, for the year ended December 31, 2023, as compared to the year ended December 31, 2022. Other income consists primarily of COPAS income from acting as the operator on our oil and natural gas properties. Higher other income was the result of 17 gross wells brought online during the year ended December 31, 2023 in which we were the operator.
Gain on Litigation.   Gain on litigation increased by 498.5%, to $2.0 million, for the year ended December 31, 2023, as compared to the year ended December 31, 2022. We were involved in litigation regarding ownership of revenue and working interests for certain wells and had received an unfavorable judgment from the court in the matter. As a result, we accrued for the entire amount of the judgment of $4.1 million at December 31, 2021. On October 26, 2022, the Wyoming Supreme Court ruled in our favor and remanded the case back to the lower court for further consideration, including determination of the disbursement of funds in accordance with the ruling by the Wyoming Supreme Court. As a result of that ruling, the accrual was reduced to $3.7 million at December 31, 2022, resulting in a gain on litigation of $0.4 million. On May 23, 2023, the District Court issued its final ruling in favor of us resulting in all previously restricted funds being returned to us. As part of the final ruling, we recorded a $2.0 million gain on the legal judgment as we had previously accrued for the entire potential loss. For further information, please see “Note 11. Commitments and Contingencies — Litigation” in our 2023 year-end financial statement footnotes included in this Proxy Statement.
Gain on Sale of Oil and Natural Gas Properties.   Gain on sale of oil and natural gas properties was $3.7 million for the year ended December 31, 2023. During the year ended December 31, 2023 we sold one gross well and 1,580 net acres for approximately $3.6 million in cash consideration.
Interest Expense.   Interest expense increased by 145.0%, to $22.9 million, for the year ended December 31, 2023, as compared to the year ended December 31, 2022. On August 29, 2022, we entered into the four-year $150.0 million EOC Loan, which bears interest at the Secured Overnight Financing Rate (“SOFR”) plus an applicable margin. The applicable interest rate at December 31, 2023 and 2022 was 12.5% and 10.7%, respectively. As the EOC Loan was entered into late in 2022, interest expense increased during the year ended December 31, 2023 primarily as a result of a full year of interest on the EOC Loan as compared to a partial year of interest during the year ended December 31, 2022.
Results of Operations — For the Year Ended December 31, 2022 Compared to the Year Ended December 31, 2021
Revenues.   The following information provides the components of our revenues, as well as average realized prices and net production volumes (dollar amounts in thousands):
	Year Ended December 31,		2022 Compared to 2021
	2022	2021	Change	% Change
Revenues:
Oil sales	$178,747	$65,489	$113,258	172.9%
Natural gas sales	6,233	4,104	2,129	51.9%
NGL sales	7,287	4,301	2,986	69.4%
Loss on derivatives, net	(1,919)	(16,172)	14,253	88.1%
Total revenues	$190,348	$57,722	$132,626	229.8%
Average Sales Price:
Oil, without realized derivatives ($/Bbl)	$74.35	$63.37	$10.98	17.3%
Oil, with realized derivatives ($/Bbl)	$68.63	$54.12	$14.51	26.8%
Natural gas, without realized derivatives ($/Mcf)	$2.85	$4.47	$(1.62)	(36.2)%
Natural gas, with realized derivatives ($/Mcf)	$2.19	$3.87	$(1.68)	(43.5)%
NGLs, without realized derivatives ($/Bbl)	$27.27	$43.60	$(16.33)	(37.5)%
NGLs, with realized derivatives ($/Bbl)	$27.27	$43.60	$(16.33)	(37.5)%
Total, without realized derivatives ($/Boe)	$63.34	$57.50	$5.84	10.2%
Total, with realized derivatives ($/Boe)	$58.33	$49.64	$8.69	17.5%
Net Production Volumes:
Oil (Bbls)	2,404,071	1,033,473	1,370,598	132.6%
Natural gas (Mcf)	2,184,639	918,200	1,266,439	137.9%
NGLs (Bbls)	267,207	98,636	168,571	170.9%
Total (Boe)	3,035,385	1,285,142	1,750,242	136.2%
Average daily production (Boe/d)	8,316	3,521	4,795	136.2%

Our results of operations are heavily influenced by commodity prices, which have historically been volatile. As our production consists primarily of oil, our revenues are more sensitive to fluctuations in oil prices, as compared to fluctuations in natural gas and NGL prices. An extended decline in commodity prices may adversely affect our business, financial condition or results of operations and our ability to meet capital expenditure obligations and financial commitments.
The following table provides the dollar effect of changes in commodity prices on our oil, natural gas and NGL revenues for the periods indicated (dollar amounts in thousands):
	Year Ended December 31, 2022 Compared to 2021
	Change in Price	Production Volumes	Total Net Effect
Effect of Change in Price:
Oil sales (Bbls)	$10.98	2,404,071	$26,406
Natural gas sales (Mcf)	$(1.62)	2,184,639	(3,531)
NGL sales (Bbls)	$(16.33)	267,207	(4,364)
Change in total revenues			$18,511
The following table provides the dollar effect of changes in production volumes on our oil, natural gas and NGL revenues for the periods indicated (dollar amounts in thousands):
	Year Ended December 31, 2022 Compared to 2021
	Change in Production	Prior Period Prices	Total Net Effect
Effect of Change in Production:
Oil sales (Bbls)	1,370,598	$63.37	$86,852
Natural gas sales (Mcf)	1,266,439	$4.47	5,660
NGL sales (Bbls)	168,571	$43.60	7,350
Change in total revenues			$99,862
Production increased 1,750,242 Boe, or 136.2%, for the year ended December 31, 2022, as compared to the year ended December 31, 2021. Oil production increased 1,370,598 barrels, or 132.6%, natural gas production increased 1,266,439 Mcf, or 137.9%, and NGL production increased by 168,571 barrels, or 170.9%. During the year ended December 31, 2022, we brought six gross wells online and completed the DJ Basin Transaction, which added 26 gross wells. The completion of the DJ Basin Transaction coupled with our current year drilling significantly increased our overall well count and resulted in a large increase in production during the year ended December 31, 2022.
Loss on Derivatives, Net.   Loss on commodity derivatives decreased to $1.9 million for the year ended December 31, 2022, from a loss of $16.2 million for the year ended December 31, 2021.
The following table provides the components of loss on commodity derivatives, net, for the years ended December 31, 2022 and 2021:
	Year Ended December 31,		2022 Compared to 2021
	2022	2021	Change	% Change
Cash paid on derivatives	$(15,216)	$(10,105)	$(5,111)	(50.6)%
Non-cash gain (loss) on derivatives	13,297	(6,067)	19,364	319.2%
Loss on derivatives, net	$(1,919)	$(16,172)	$14,253	88.1%
The $5.1 million unfavorable change in cash paid on derivatives was largely driven by higher oil prices for the year ended December 31, 2022, as compared to the year ended December 31, 2021.

Operating Expenses.   The following information provides the components of operating expenses, on both an absolute basis and per Boe basis, (dollar amounts in thousands):
	Year Ended December 31,		2022 Compared to 2021
	2022	2021	Change	% Change
Operating Expenses:
Lease operating and workover expenses	$34,085	$14,831	$19,254	129.8%
Exploration expense	360	136	224	164.7%
Severance and ad valorem taxes	24,764	9,241	15,523	168.0%
Depletion, depreciation and amortization expense	46,255	22,096	24,159	109.3%
Accretion expense	224	477	(253)	(53.0)%
Impairment of oil and natural gas properties	8,230	20,996	(12,766)	(60.8)%
Legal and litigation expense	783	—	783	*
General and administrative	956	1,710	(754)	(44.1)%
Affiliate expense	5,941	7,288	(1,347)	(18.5)%
Total operating expenses	$121,598	$76,775	$44,823	58.4%
Operating Expenses ($/Boe):
Lease operating and workover expenses	$11.23	$11.54	$(0.31)	(2.7)%
Exploration expense	$0.12	$0.11	$0.01	12.1%
Severance and ad valorem taxes	$8.16	$7.19	$0.97	13.5%
Depletion, depreciation and amortization expense	$15.24	$17.19	$(1.95)	(11.4)%
Accretion expense	$0.07	$0.37	$(0.30)	(80.1)%
Impairment of oil and natural gas properties	$2.71	$16.34	$(13.63)	(83.4)%
Legal and litigation expense	$0.26	$—	$0.26	*
General and administrative	$0.31	$1.33	$(1.02)	(76.7)%
Affiliate expense	$1.96	$5.67	$(3.71)	(65.5)%

*
Percentage change not meaningful

Lease Operating and Workover Expenses.   Lease operating and workover expenses increased by 129.8%, to $34.1 million, for the year ended December 31, 2022, as compared to the year ended December 31, 2021. Higher lease operating and workover expenses were the result of an increase in total production of 136.2% during the year ended December 31, 2022, as compared to the year ended December 31, 2021. On a per Boe basis, lease operating and workover expenses decreased by 2.7%, to $11.23 per Boe. Lower lease operating and workover expenses per Boe were the result of the DJ Basin Transaction, which significantly increased our total well count and included certain infrastructure such as one gross saltwater disposal well, a saltwater gathering system and several electrified wells.
Severance and Ad Valorem Taxes.   Severance and ad valorem taxes increased by 168.0%, to $24.8 million, for the year ended December 31, 2022, as compared to the year ended December 31, 2021. Higher severance and ad valorem taxes were the result of an increase in oil, natural gas and NGL revenues, which increased 160.2% during the year ended December 31, 2022, as compared to the year ended December 31, 2021. On a per Boe basis, severance and ad valorem taxes increased by 13.5%, to $8.16 per Boe. The increase in severance and ad valorem taxes per Boe was the result of higher average realized prices, which increased by 10.2% on a total per Boe basis during the year ended December 31, 2022, as compared to the year ended December 31, 2021.
Depletion, Depreciation and Amortization Expense.   Depletion, depreciation and amortization expenses increased by 109.3%, to $46.3 million, for the year ended December 31, 2022, as compared to the year ended December 31, 2021. Higher depletion, depreciation and amortization expenses were the result of an increase in total production of 136.2% during the year ended December 31, 2022, as compared to the year ended December 31, 2021. On a per Boe basis, depletion, depreciation and amortization decreased by 11.4%, to $15.24 per Boe for the year ended December 31, 2022. Lower depletion, depreciation and amortization expenses on a per Boe basis were the result of an increase in proved oil and gas reserves as a result of higher SEC oil prices and the additions of a significant number of proved undeveloped property from the DJ Basin Transaction, offset partially by higher overall production for the year ended December 31, 2022, both as compared to the year ended December 31, 2021. SEC oil prices increased approximately 41.5% during the year ended December 31, 2022, which coupled with significant increases in our drilling activities and the DJ Basin Transaction, all collectively led to an increase of overall reserves of 121,290,890 Boe, or 326.5%.
Accretion Expense.   Accretion expense decreased by 53.0%, to $0.2 million, for the year ended December 31, 2022, as compared to the year ended December 31, 2021. On a per Boe basis, accretion expense decreased by 80.1%, to $0.07 per Boe for the year ended December 31, 2022. Accretion expense is due to changes in the discount on asset retirement obligations. When the assumptions used to estimate a recorded asset retirement obligation change, a revision is recorded to both the asset retirement obligation and the asset retirement cost. Such changes are recorded prospectively and do not affect periods prior to when the change in assumption occurred. During the year ended December 31, 2021, our estimate of asset retirement obligations decreased by $3.3 million as a result of an increase in the estimated life of certain developed properties. As such, our accretion expense for the year ended December 31, 2022 was significantly lower due to this change in assumption.
Impairment of Oil and Natural Gas Properties.   Impairment of oil and natural gas properties decreased by 60.8%, to $8.2 million, for the year ended December 31, 2022, as compared to the year ended December 31, 2021. On a per Boe basis, impairment of oil and natural gas properties decreased by 83.4%, to $2.71 per Boe for the year ended December 31, 2022. Proved oil and natural gas properties are reviewed for impairment on a field-by-field basis each quarter. Additionally, certain unproved oil and natural gas properties were impaired during the years ended December 31, 2022 and 2021, reflecting recurring amortization of undeveloped leasehold costs on properties we expect will not be transferred to proved properties over the lives of the leases based on drilling plans, experience of successful drilling, and the average holding period.
The following table sets forth the non-cash impairments of both proved and unproved properties (in thousands):
	For the Year Ended December 31,
	2022	2021
Proved property impairments	$3,442	$—
Unproved property impairments	4,788	20,966
Impairment expense	$8,230	$20,966
General and Administrative.   General and administrative costs decreased by 44.1%, to $1.0 million, for the year ended December 31, 2022, as compared to the year ended December 31, 2021. On a per Boe basis, general and administrative costs decreased by 76.7%, to $0.31 per Boe for the year ended December 31, 2022. Lower general and administrative costs is the result of the consolidation of multiple third-party operating teams into two operating teams. This consolidation lowered general and administrative costs such as subscriptions, contract labor, technical consultants and computer software for the year ended December 31, 2022.
Affiliate Expense.   Affiliate expense decreased by 18.5%, to $5.9 million, for the year ended December 31, 2022, as compared to the year ended December 31, 2021. On a per Boe basis, affiliate expense decreased by 65.5%, to $1.96 per Boe for the year ended December 31, 2022. Third party operating teams provide certain operational and administrative support and bill for these services. Lower costs are the result of the consolidation of multiple third-party operating teams into two operating teams. This consolidation lowered associated headcount and as a result, affiliate expense.

Other Income (Expense).   The following information provides the components of other income and expense (dollar amounts in thousands):
	Year Ended December 31,		2022 Compared to 2021
	2022	2021	Change	% Change
Other Income (Expense):
Other income	$1,135	$718	$417	58.1%
Gain (loss) on litigation	340	(2,374)	2,714	114.3%
Loss on sale of oil and natural gas properties	—	(669)	669	100.0%
Loss on member buyout	(100)	—	(100)	*
Interest expense	(9,350)	(1,333)	(8,017)	601.4%
Total other expense	$(7,975)	$(3,658)	$(4,317)	118.0%

*
Percentage change not meaningful

Other Income.   Other income increased by 58.1%, to $1.1 million, for the year ended December 31, 2022, as compared to the year ended December 31, 2021. Other income consists primarily of COPAS income from acting as the operator on our oil and natural gas properties. Higher other income was the result of six gross wells brought online during the year ended December 31, 2022 in which we were the operator and the DJ Basin Transaction, which was consummated during the third quarter of 2022 whereby we acquired 26 gross wells in which we were the operator.
Gain (loss) on Litigation.   Gain on litigation was $0.3 million for the year ended December 31, 2022, as compared to a loss on litigation of $2.4 million the year ended December 31, 2021. We were involved in litigation regarding ownership of revenue and working interests for certain wells and had received an unfavorable judgment from the court in the matter. As a result, we accrued for the entire amount of the judgment of $4.1 million at December 31, 2021, which includes $2.4 million in estimated additional losses. On October 26, 2022, the Wyoming Supreme Court ruled in our favor and remanded the case back to the lower court for further consideration, including determination of the disbursement of funds in accordance with the ruling by the Wyoming Supreme Court. As a result of that ruling, the accrual was reduced to $3.7 million at December 31, 2022, resulting in a gain on litigation of $0.4 million. For further information, please see “Note 11. Commitments and Contingencies — Litigation” in our 2022 year-end financial statement footnotes included in this Proxy Statement.
Loss on Sale of Oil and Natural Gas Properties.   Loss on sale of oil and natural gas properties was $0.7 million for the year ended December 31, 2021. During the year ended December 31, 2021 we sold 1,836 net acres for cash proceeds of approximately $1.0 million, which resulted in a loss of approximately $0.7 million.
Interest Expense.   Interest expense increased by 601.4%, to $9.4 million, for the year ended December 31, 2022, as compared to the year ended December 31, 2021. On August 29, 2022, we entered into the four-year $150.0 million EOC Loan, which bears interest at SOFR plus an applicable margin. The applicable interest rate at December 31, 2022 was 10.7%. The EOC Loan increased our outstanding debt to $179.1 million at December 31, 2022, an increase of 615.2% from December 31, 2021. Interest expense increased due to a partial year of interest on the EOC Loan during the year ended December 31, 2022. Additionally, amortization of debt issuance costs increased as a result of the EOC Loan by $0.8 million for the year ended December 31, 2022 as compared to the year ended December 31, 2021.
Liquidity and Capital Resources
Capital Commitments and Analysis of Changes in Cash Flows
Our primary needs for cash are for the acquisition and development of oil and natural gas assets, payment of contractual obligations including debt and working capital obligations. Funding for these cash needs may be provided by any combination of internally generated cash flow, borrowings under our various debt facilities or alternative financing sources, including sale of assets.
Our 2025 and 2026 capital expenditures programs are largely discretionary and within our control. The ultimate amount of our 2025 and 2026 capital expenditures will depend upon a variety of factors, including, but not limited to, the success of our drilling activities, prevailing and anticipated prices for oil and natural gas, the availability of necessary equipment, infrastructure and capital, the receipt and timing of required regulatory permits and approvals, seasonal conditions and drilling and acquisition costs.
Based upon current oil and natural price expectations for 2025, we believe that our cash flows from operations will be sufficient to fund our operations through 2025 and into 2026. However, future cash flows are subject to a number of variables, including the level of oil and natural gas production and associated prices. We cannot assure you that operations and other needed capital will be available on acceptable terms or at all.
Cash Flows
The table below summarizes our cash flows for the denoted periods (amounts in thousands):
	Nine Months Ended September 30,		Year Ended December 31,
	2024	2023	2023	2022	2021
Net cash provided by (used in):
Operating activities	$44,224	$64,050	$134,121	$99,725	$31,877
Investing activities	(30,195)	(119,584)	(174,140)	(256,298)	(56,178)
Financing activities	(13,350)	(2,047)	(20,146)	188,486	28,277
Net increase (decrease) in cash and cash equivalents	$679	$(57,581)	$(60,165)	$31,913	$3,976
Nine Months Ended September 30, 2024 Compared to Nine Months Ended September 30, 2023
Cash Flows Provided by Operating Activities.   Net cash provided by operating activities was $44.2 million for the nine months ended September 30, 2024 as compared to $64.1 million for the nine months ended September 30, 2023. The decrease in operating cash flows was primarily the result of a decrease in our oil, natural gas and NGL revenues of $29.0 million and increased net settlements paid on derivatives of $6.9 million, partially offset by a decrease in the change in operating assets and liabilities of $13.5 million, lower production and ad valorem taxes of $3.2 million and a decrease in cash interest of $1.5 million.
Cash Flows Used in Investing Activities.   Net cash used in investing activities was $30.2 million and $119.6 million during the nine months ended September 30, 2024 and 2023, respectively. Additions to oil and natural gas properties accounted for the majority of our cash outlays for investing activities during the nine months ended September 30, 2024 and 2023 and totaled $30.9 million and $123.3 million, respectively.
Cash Flows Used in Financing Activities.   Net cash used in financing activities was $13.4 million and $2.1 million for the nine months ended September 30, 2024 and 2023, respectively. Net cash used in financing activities was primarily comprised of net payments on term loans of $14.1 million and $2.4 million for the nine months ended September 30, 2024 and 2023, respectively.
Year Ended December 31, 2023 Compared to Year Ended December 31, 2022
Cash Flows Provided by Operating Activities.   Net cash provided by operating activities was $134.1 million for the year ended December 31, 2023 as compared to $99.7 million for the year ended December 31, 2022. The increase in operating cash flows was primarily the result of an increase in our oil, natural gas and NGL revenues of $11.8 million, increased net settlements received on derivatives of $20.3 million and an increase in the change in operating assets and liabilities of $28.8 million, partially offset by an increase in lease operating and workover expenses of $14.4 million and an increase in cash interest of $16.0 million.

Cash Flows Used in Investing Activities.   Net cash used in investing activities was $174.1 million and $256.3 million during the year ended December 31, 2023 and 2022, respectively. Additions to oil and natural gas properties accounted for the majority of our cash outlays for investing activities during the year ended December 31, 2023 and 2022 and totaled $178.1 million and $104.4 million, respectively. Additionally, during the year ended December 31, 2022, we consummated the DJ Basin Transaction, whereby we acquired 26 gross producing wells (22 net producing wells), 1 gross saltwater disposal well (0.9 net saltwater disposal wells), as well as approximately 33,490 net acres for $151.9 million in cash consideration.
Cash Flows Provided by (Used in) Financing Activities.   Net cash used in financing activities was $20.1 million and cash provided by financing activities was $188.5 million for the year ended December 31, 2023 and 2022, respectively. Net cash used in financing activities for the year ended December 31, 2023 was primarily comprised of net payments on long-term debt of $20.7 million. For the year ended December 31, 2022, cash provided by financing activities was comprised of proceeds from long-term debt of $159.5 million and equity contributions of $43.0 million offset partially by payment of debt issuance costs of $6.2 million, payments on long-term debt of $5.6 million and payments for the repurchase of certain outstanding equity of $2.1 million.
Year Ended December 31, 2022 Compared to Year Ended December 31, 2021
Cash Flows Provided by Operating Activities.   Net cash provided by operating activities was $99.7 million for the year ended December 31, 2022 as compared to $31.9 million for the year ended December 31, 2021. The increase in operating cash flows was primarily the result of an increase in our oil, natural gas and NGL revenues of $118.4 million, partially offset by an increase in lease operating and workover expenses of $19.3 million, an increase in severance and ad valorem taxes of $15.5 million, an increase in net settlements paid on derivatives of $5.1 million, a decrease in the change in operating assets and liabilities of $5.0 million and an increase in cash paid for interest of $4.3 million.
Cash Flows Used in Investing Activities.   Net cash used in investing activities was $256.3 million and $56.2 million during the year ended December 31, 2022 and 2021, respectively. Additions to oil and natural gas properties accounted for the majority of our cash outlays for investing activities during the year ended December 31, 2022 and 2021 and totaled $104.4 million and $57.2 million, respectively. Additionally, during the year ended December 31, 2022, we consummated the DJ Basin Transaction whereby we acquired 26 gross producing wells (22 net producing wells), 1 gross saltwater disposal well (0.9 net saltwater disposal wells), as well as approximately 33,490 net acres for $151.9 million in cash consideration.
Cash Flows Provided by Financing Activities.   Net cash provided by financing activities was $188.5 million and $28.3 million for the year ended December 31, 2022 and 2021, respectively. For the year ended December 31, 2022, cash provided by financing activities was comprised of proceeds from long-term debt of $159.5 million and equity contributions of $43.0 million offset partially by payment of debt issuance costs of $6.2 million, payments on long-term debt of $5.6 million and payments for the repurchase of certain outstanding equity of $2.1 million. For the year ended December 31, 2021, cash provided by financing activities was comprised of equity contributions of $25.0 million and proceeds from long-term debt of $25.0 million offset partially by payments on long-term debt of $20.0 million and payment of debt issuance costs of $1.6 million.
Capital Resources
Our primary sources of liquidity have been cash flows generated from operating activities and borrowings under our various debt facilities. As of September 30, 2024, we had a net working capital deficit of $73.7 million. As of December 31, 2023, 2022 and 2021, we had a net working capital surplus (deficit) of $(69.0) million, $17.6 million and $(0.7) million, respectively. Our collection of receivables has historically been timely, and losses associated with uncollectible receivables have historically not been significant. Our cash balances totaled $1.9 million, $1.2 million, $53.5 million and $25.4 million at September 30, 2024 and December 31, 2023, 2022 and 2021, respectively. Due to our derivative positions, the amounts that accrue related to our drilling program, and our business being capital intensive, we may continue to incur working capital deficits in the future. We expect that our pace of development, production volumes, commodity prices and differentials to NYMEX prices for our oil and natural gas production will be the largest variables affecting our working capital.

We believe that with cash on hand, our expected operating cash flow for 2025 and 2026 and available capital, we have sufficient capital resources to fund our 2025 and 2026 capital expenditures budget.
Debt Agreements
EOC Term Loan
On August 29, 2022, we entered into the four-year Senior Secured First Lien Term Loan Credit Agreement (the “EOC Credit Agreement”), among NPOG, as borrower, North Peak Oil & Gas Holdings, LLC, as parent, Alter Domus (US) LLC, as administrative agent and collateral agent and the lenders from time to time party thereto with an initial draw of $150 million (the “EOC Loan”). Proceeds from the EOC Loan were used for general corporate purposes, including to fund development drilling, future acquisitions and pay transactions fees and expenses. The EOC Loan is secured by first lien on substantially all of our assets, including substantially all of our oil and natural gas properties and other assets located in the DJ Basin. The EOC Loan matures on August 29, 2026, at which time all advances are required to be paid in full. Interest accrues at SOFR plus an applicable margin of 7.0% and a credit spread adjustment of 0.15%.
Principal payments in an amount equal to 3.75% of the original balance and interest payments are due quarterly, and the remaining balance and accrued interest are due at maturity.
The EOC Loan contains various financial covenants, defined within the EOC Credit Agreement, including covenants relating to our consolidated net leverage ratio, current ratio and asset coverage ratio (collectively, the “EOC Financial Covenants”). The following table summarizes the EOC Financial Covenants for the periods indicated:
	Consolidated Net Leverage Ratio	Current Ratio	Asset Coverage Ratio
At September 30, 2024:
EOC Loan	2.50 to 1.00	1.00 to 1.00	1.50 to 1.00
Additionally, the EOC Loan restricts our indebtedness, limits our ability to create liens, make restricted payments, make or permit investments, loans and advances or enter into certain sale-leaseback transactions or changes of control, among other matters. These covenants are subject to a number of important exceptions and qualifications.
As of September 30, 2024, we did not meet the required current ratio and, as a result, were not in compliance with the EOC Financial Covenants. On January 13, 2025, we entered into a waiver and amendment to the EOC Credit Agreement, pursuant to which the lenders of the EOC Loan, among other things, waived any failure to comply with the current ratio through the fiscal quarter ending March 31, 2025.
Amegy Notes
On October 18, 2022, we entered into that certain Senior Secured First Lien Revolving Credit Agreement, among NPOG, as borrower, Zions Bancorporation, N.A. dba Amegy Bank, as administrative agent and the lenders from time to time party thereto, pursuant to which the lenders party thereto provide $10 million of revolving commitments (the “Amegy Notes”). The Amegy Notes are secured by first lien on substantially all of our assets, including substantially all of our oil and natural gas properties and other assets located in the DJ Basin. Balances outstanding under the Amegy Notes bear interest at SOFR plus an applicable margin between 7.00% and 8.50% based on revolver utilization. Principal and any accrued interest are due at maturity on October 18, 2025.
The Amegy Notes contain various financial covenants, defined within the Amegy Notes, including covenants relating to our consolidated net leverage ratio, current ratio and asset coverage ratio (collectively, the “Amegy Financial Covenants”). The following table summarizes the Amegy Financial Covenants for the periods indicated:
	Consolidated Net Leverage Ratio	Current Ratio	Asset Coverage Ratio
At September 30, 2024:
Amegy Notes	2.50 to 1.00	1.00 to 1.00	1.50 to 1.00

Additionally, the Amegy Notes restrict our indebtedness and limit our ability to create liens, make restricted payments, make or permit investments, loans and advances or enter into certain sale-leaseback transactions or changes of control, among other matters. These covenants are subject to a number of important exceptions and qualifications.
As of September 30, 2024, we did not meet the required Current Ratio Covenant and, as a result, were not in compliance with the Amegy Financial Covenants. On January 13, 2025, we entered into a waiver and amendment to the Amegy Notes, pursuant to which the lenders of the Amegy Notes, among things, waived any failure to comply with the Current Ratio Covenant through the fiscal quarter ending March 31, 2025.
Prudential Notes
On October 7, 2021, we entered into (i) a Note Purchase Agreement, pursuant to which Navigation Powder River, LLC issued to the purchasers thereunder $40 million in senior secured revolving notes (the “Prudential Senior Notes”) and (ii) a Note Purchase Agreement, pursuant to which Navigation Powder River, LLC issued to the purchasers thereunder $15 million in senior subordinated term loans (the “Prudential Subordinated Notes,” and together with the Prudential Senior Notes, the “Prudential Notes”). Proceeds from the Prudential Notes were used for general corporate purposes, including to refinance existing indebtedness, fund development drilling, potential future acquisitions and pay transaction fees and expenses. The Prudential Senior Notes are secured by first lien on substantially all of our crude oil and natural gas properties and other assets located in the PRB.
The borrowing base under the Prudential Senior Notes was $33.0 million as of September 30, 2024. The borrowing base is redetermined twice per year, on or about March 31 and September 30 of each year. Fundings under the Prudential Senior Notes are classified as Eurodollar Loans and bear interest at Adjusted Term SOFR (defined below) plus an applicable margin of 6.0% to 7.0% based on the total leverage ratio and is subject to a minimum floor of 1.0%. “Adjusted Term SOFR” is defined as term SOFR, plus the applicable margin, plus 0.15% or 0.25%, dependent upon the London Interbank Offered Rate screen rate replaced term. Additionally, at any time the commitments under the Prudential Subordinated Notes have not been terminated, we may elect to pay a portion of such interest due equal to the paid-in-kind (the “PIK”) by adding the amount of the PIK to the principal balance, not to exceed 1.0% per annum. Other than the PIK interest described in the prior sentence, all cash interest is payable quarterly in arrears.
The Prudential Notes contain various financial covenants, each defined within the purchase agreements, including covenants relating to our total leverage ratio, senior leverage ratio, interest coverage ratio, and asset coverage ratio (collectively, the “Prudential Financial Covenants”). The following table summarizes the Prudential Financial Covenants for the periods indicated:
	Total Leverage Ratio	Senior Leverage Ratio	Interest Coverage Ratio	Asset Coverage Ratio
At September 30, 2024:
Prudential Senior Notes	4.00 to 1.00	2.50 to 1.00	1.75 to 1.00	1.50 to 1.00
Prudential Subordinated Notes	4.50 to 1.00	3.00 to 1.00	1.25 to 1.00	1.50 to 1.00
Additionally, the Prudential Notes require us to maintain unrestricted cash of at least $0.75 million and limit our ability to create liens securing certain indebtedness, enter into certain sale-leaseback transactions or changes of control, or consolidate, merge or transfer certain assets, among other matters. These covenants are subject to a number of important exceptions and qualifications.
As of September 30, 2024, we did not meet several of the covenant requirements listed above and, as a result, were not in compliance with the Prudential Financial Covenants. As of September 30, 2024, we obtained a waiver for the noncompliance with the Prudential Financial Covenants, and as of January 11, 2025, we amended the Prudential Senior Notes extending the maturity date to June 30, 2025 and revising the levels of the Prudential Financial Covenants to be (i) with respect to total leverage ratio, the senior leverage ratio, and the interest coverage ratio for the Prudential Senior Notes, to be 4.75 to 1.00, 2.75 to 1.00 and

1.50 to 1.00, respectively; and (ii) with respect to the total leverage ratio, the senior leverage ratio and the interest coverage ratio for the Prudential Subordinated Notes, 5.25 to 1.00, 3.25 to 1.00 and 1.00 to 1.00, respectively.
Critical Accounting Policies and Estimates
The preparation of financial statements in conformity with GAAP requires us to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from these estimates, and changes in these estimates are recorded when known. The accounting estimates and assumptions we consider to be the most significant to the financial statements are discussed below.
Oil and Natural Gas Properties
We follow the successful efforts method of accounting for our oil and natural gas properties. Exploration costs, such as exploratory geological and geophysical costs, and costs associated with nonproductive exploratory wells, delay rentals and exploration overhead are charged against earnings as incurred. Costs of drilling successful exploratory wells along with acquisition costs and the costs of drilling development wells, including those that are unsuccessful, are capitalized. Costs of seismic studies that are utilized in development drilling within an area of proved reserves are capitalized as development costs.
Exploratory drilling costs are initially capitalized, or suspended, pending the determination of proved reserves. If proved reserves are found, drilling costs remain capitalized as proved properties. Costs of unsuccessful wells are charged to exploration expense. For exploratory wells that discover reserves that cannot be classified as proved when drilling is completed, costs continue to be capitalized as suspended exploratory well costs if there have been sufficient reserves found to justify completion as a producing well and sufficient progress is being made in assessing the reserves and the economic and operating viability of the project. If management determines that future appraisal drilling or development activities are unlikely to occur, the associated suspended exploratory well costs are expensed. We expense the costs of such exploratory wells if a determination of proved reserves has not been made within a twelve-month period after drilling is complete.
Unproved properties and properties under development include costs that are not being depleted or amortized. We exclude these costs until proved reserves are found, until it is determined that the costs are impaired or until major development projects are placed in service, at which time such costs are moved into proved properties and subject to amortization.
Impairment
The carrying value of our properties is assessed for impairment annually and on an interim basis if conditions indicate that long-term assets may be impaired. We assess the impairment of our capitalized costs of oil and gas properties on a field-by-field basis. The estimated future cash flows expected in connection with the properties are compared to the carrying value of the properties to determine if the carrying amount is recoverable. If the carrying value of the property exceeds its estimated undiscounted future cash flows, the carrying amount of the property is reduced to its estimated fair value. To the extent that the carrying cost for the affected property exceeds its estimated fair value we make a provision for impairment of proved properties. If the fair value is revised upward in a future period, we do not reverse the prior provision, and continue to carry the property at a net cost that is lower than its estimated fair value. If the fair value is revised downward in a future period, an additional provision for impairment is made in that period.
All unproved property costs are reviewed at least annually to determine if impairment has occurred. In addition, impairment assessments are made on an interim basis if facts and circumstances exist that suggest impairment may have occurred. The impairment assessments are affected by economic factors such as the results of exploration activities, commodity price outlooks, anticipated drilling programs, remaining lease terms, and potential shifts in business strategy. During any period in which impairment is indicated, the accumulated costs associated with the impaired property are charged against earnings.

The following summarizes our impairments of proved and unproved oil and natural gas properties for the periods indicated (in thousands):
	Nine Months Ended September 30,		Year Ended December 31,
	2024	2023	2023	2022	2021
Proved property impairments	$—	$16,378	$16,378	$3,442	$—
Unproved property impairments	233	4,696	4,696	4,788	20,966
Impairment expense	$233	$21,074	$21,074	$8,230	$20,966
Oil and Natural Gas Reserves
Our estimates and classification of oil and natural gas reserves are, by necessity, projections based on geologic and engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that are difficult to measure. The accuracy of any reserve estimate is a function of the quality of available data, engineering, and geological interpretation and judgment. Estimates of economically recoverable oil and natural gas reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions. These factors and assumptions include historical production from the area compared with production from other producing areas, the assumed effect of regulations by governmental agencies, and assumptions governing future oil and natural gas prices. The process of estimating oil and natural gas reserves requires substantial judgment, resulting in imprecise determinations, particularly for new discoveries. Different reserve engineers may make different estimates of reserve quantities based on the same data.
Any significant variance in these assumptions could materially affect the estimated quantity of reserves, which could affect the carrying value of our oil and natural gas properties and/or the rate of depletion related to oil and natural gas properties.
Effects of Inflation and Pricing
Given the cyclical nature of our industry, demand for and costs of service providers, as well as inflationary pressure in the broader economy, may adversely affect the prices we pay for oilfield goods and services. The global economy is currently experiencing significant inflationary pressures resulting from rising commodities costs, tightening labor markets and supply chain shortages, as well as certain ongoing geopolitical conflicts. We continue to monitor the situation and assess its impact on our business, including our partners and their customers. We expect to continue to build on our technical expertise and operational efficiencies and synergies to mitigate inflationary and cost pressures as they may arise.
New Accounting Pronouncements
In November 2023, the Financial Accounting Standards Board issued ASU 2023-07, Improvements to Reportable Segments Disclosures (“ASU 2023-07”). Under ASU 2023-07, the scope and frequency of segment disclosures is increased to provide investors with additional detail regarding the information utilized by an entity’s “Chief Operating Decision Maker.” ASU 2023-07 could result in additional disclosures for certain public companies.

MANAGEMENT AFTER THE TRANSACTIONS
Following the Closing, the Board to consist of seven members, including: (a) five existing directors that will remain on the Board, who shall be Martyn Willsher (the Company’s chief executive officer), Christopher W. Hamm, Deborah G. Adams, James E. Craddock and Vidisha Prasad, and (b) two new directors designated by the Stockholder, who shall initially be Edward Geiser and Josh Schmidt, with Edward Geiser to be appointed as a member of the Nominating Committee, and Josh Schmidt to be appointed as chairman of the Compensation Committee. The following table sets forth the name, ages and titles of such individuals that have been identified as of the date of this proxy statement.
Name	Age	Position
Deborah G. Adams	64	Director
James E. Craddock	66	Director
Edward Geiser	47	Director
Christopher W. Hamm	57	Director (Chairman)
Vidisha Prasad	44	Director
Josh Schmidt	42	Director
Martyn Willsher	46	President & CEO and Director
Deborah G. Adams has served as a member of the board of directors of Amplify Energy Corp. since April 2022. Ms. Adams has over 35 years of energy industry experience, as a leader with particular focus on health, safety, and sustainability, project management, procurement, and transportation. Prior to retirement, Ms. Adams served as Senior Vice President of Health, Safety, and Environmental, Projects and Procurement at Phillips 66 from June 2014 to October 2016. In this role, Ms. Adams oversaw all regulatory affairs and processes, reported directly to the Company’s CEO, and regularly presented to the Board of Directors. She was responsible for improved safety performance across the entire company along with overseeing a number of new facilities projects worth over a billion dollars, all completed on budget and on time. Prior to this role, Ms. Adams held roles of increasing responsibility, including President Transportation and Chief Procurement Officer, at Phillips 66 and predecessor companies since 1983. Ms. Adams currently serves on the board of directors of MRC Global, where she serves as chair of the board of directors, and previously served on the board of directors of EnLink Midstream and Gulfport Energy. She also currently serves on the board of directors of Austin Industries, a privately-held, employee-owned construction company. Ms. Adams previously served her alma mater, Oklahoma State University, as a member of the foundation board of trustees. Ms. Adams also serves as a member of the Advisory Board for the TriCities Chapter of the National Association of Corporate Directors. Ms. Adams holds a B.S. in Chemical Engineering from Oklahoma State University.
James E. Craddock has served as a member of the Board since February 2023. Mr. Craddock is a seasoned upstream executive and director who possesses broad-based technical and operational knowledge with over 30 years of experience. Previously, Mr. Craddock served as the Chairman and Chief Executive Officer of Rosetta Resources Inc., from 2013 to 2015 until its merger with Noble Energy Inc., following which Mr. Craddock served on Noble Energy Inc.’s board of directors from 2015 until the company was acquired by Chevron in 2020. Prior to that, Mr. Craddock was the Chief Operating Officer for BPI Industries Inc. and held several positions of increasing responsibility over a 20-year career at Burlington Resources Inc. He currently serves on the board of directors of Callon Petroleum Company since April 2023 and Crescent Point Energy Corp. since June 2019 and previously served on the boards of Templar Energy LLC, Noble Energy Inc. and Bonanza Creek Energy, Inc. and on the Texas Railroad Commission’s Eagle Ford Shale Task Force. Mr. Craddock holds a B.S. in Mechanical Engineering from Texas A&M University.
Edward Geiser will be appointed to serve on the Board at the Effective Time. Mr. Geiser is the Executive Managing Partner of Juniper and the head of the Investment Committee for the firm and its funds. Mr. Geiser currently serves on the board of directors of Atmos Energy Corporation, a publicly traded, regulated natural gas distribution company, a position he has held since September 2024. Mr. Geiser also serves on the board of directors of several of Juniper’s portfolio companies. From January 2021 to June 2023, Mr. Geiser served as chairman of the board of directors of Ranger Oil Corporation, a formerly publicly traded oil and gas company. Prior to the formation of Juniper in January 2014, Mr. Geiser was a Managing Director at Och-Ziff where he focused on Och-Ziff’s private investing activity in the energy industry in

North America for over five years from 2008 to 2013. Prior to Och-Ziff, Mr. Geiser worked at each of the Merrill Lynch and Morgan Stanley Investment Banking Groups in Houston, where he provided strategic advisory and capital markets services to companies involved in the energy industry, with a particular emphasis on buy-side and sell-side advisory services to companies in the E&P sector. Mr. Geiser was also involved with the formation and investment activities of Juniper I. During his time at Juniper I, Mr. Geiser helped to source, structure and manage the firm’s investments. Mr. Geiser received a B.S. in Finance from Louisiana State University.
Christopher W. Hamm has served as Amplify Energy’s Chairman of the Board since January 2021. He previously served as the Lead Director of the Board from April 2020 until his appointment as Chairman, and has served as a member of Amplify Energy’s Board since August 2019. Mr. Hamm previously served as a member of the board of directors of Amplify Energy from its inception in May 2017 until the closing of the merger with Midstates Petroleum Company, Inc. in August 2019. Mr. Hamm has spent the majority of his 34-year career as a founder, CEO, professional investor, advisor and director of both public and private organizations. He is currently Chairman & CEO of Axys Capital, a boutique investment bank, advisor and manager he founded in 2009, and CEO of Axys Data, a fintech company he founded in 2001. Mr. Hamm founded, and was Chairman, CEO and CIO of Memorial Investment Advisors, a registered investment advisor, and Memorial Funds, an institutional multi-fund registered investment company, where he served as Chairman and CEO. Prior to founding his own firms, Mr. Hamm served as Executive Director — Institutional Services at CIBC Oppenheimer, Senior Vice President — Capital Markets at PaineWebber, and Vice President — Taxable Fixed Income at Howard Weil Labouisse & Friederichs.
Vidisha Prasad has served as a member of the Board since October 2023. Ms. Prasad brings more than two decades of experience in energy investments, strategic and board advisory, corporate mergers, asset acquisitions and divestitures, capital markets and restructuring. Ms. Prasad is currently the Managing Partner of Adya Partners, a multi-strategy investment firm focused on private secondary investments and early-stage venture capital in the energy, energy transition and technology sectors. Prior to founding Adya Partners, Ms. Prasad was a founding member of Guggenheim Securities’ Energy Investment Banking practice and prior to that, Ms. Prasad held roles of increasing responsibility within Citi’s Global Energy Investment Banking Groups in Houston, London and New York. Ms. Prasad previously served on the Board of Centennial Resources (now Permian Resources) where she served on the Audit, Nominating, Governance and ESG Committees. She also serves on the Board of the Grammy award winning Houston Chamber Choir, where she chairs the Development Committee. Ms. Prasad received a B.A. in Economics from the University of Rochester.
Josh Schmidt will be appointed to serve on the Board at the Effective Time. Mr. Schmidt has been a Partner of Juniper since 2020 and serves as a member of the Investment Committee of Juniper Capital IV. Mr. Schmidt also serves on the board of directors of several of Juniper’s portfolio companies. From January 2021 to June 2023, Mr. Schmidt served on the board of directors of Ranger Oil Corporation, a formerly publicly traded oil and gas company, where he was also chair of the compensation committee. Prior to joining Juniper, Mr. Schmidt served as a portfolio manager and fundamental analyst for Whiteside Energy (“Whiteside”), a Houston-based hedge fund, where he was responsible for, among other things, managing investments in the natural gas and electricity markets across all regions of the United States. Prior to Whiteside, Mr. Schmidt worked at Citigroup Energy in Houston as a natural gas and electricity trader. Mr. Schmidt received a B.S. in Finance from the University of Notre Dame.
Martyn Willsher has served as Chief Executive Officer of the Amplify Energy Board since January 2021, after having served as interim Chief Executive Officer since April 2020. Mr. Willsher also previously served as Senior Vice President and Chief Financial Officer of Amplify Energy from April 2018 to January 2021. From May 2017 to April 2018, Mr. Willsher served as Amplify Energy’s Vice President and Treasurer. He also served as Treasurer of Memorial Production Partners GP, LLC, Amplify Energy’s predecessor, from July 2014 to May 2017, and as Director of Strategic Planning for Memorial Resource Development LLC, an affiliate of the predecessor of Amplify Energy, from March 2012 to June 2014. Prior to that, he served as Manager, Financial Analysis of AGL Resources from September 2009 to March 2012, and as Director — Upstream Oil & Gas A&D of Constellation Energy from August 2006 to March 2009. Prior to that, he served in various business development and financial analysis roles at JM Huber Corp., FTI

Consulting and PricewaterhouseCoopers LLP. Mr. Willsher received his Master of Business Administration from The University of Texas at Austin and his Bachelor of Business Administration in Finance from Texas A&M University.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
On January 14, 2025, Amplify, the Merger Subs, the Acquired Companies and, solely for purposes of the specified provisions therein, Juniper and the Specified Company Entities set forth on Annex A thereto, entered into the Merger Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions in the Merger Agreement (a) First Merger Sub will merge with and into NPOG, with NPOG being the surviving entity and an indirect, wholly owned subsidiary of Amplify and (b) Second Merger Sub will merge with and into COG, with COG being the surviving entity and an indirect, wholly owned subsidiary of Amplify. The Transactions are expected to close in the second quarter of 2025 subject to customary closing conditions, including obtaining the requisite shareholder and regulatory approvals.
Total consideration payable to Juniper, as of January 31, 2025, will be approximately $142.7 million. The consideration payable to Juniper consists of approximately 26.7 million shares of Common Stock. Pro forma for the Transactions, Amplify stockholders will retain approximately 61% of Amplify’s outstanding equity and approximately 39% will be owned by Juniper, each on a fully diluted basis.
The Acquired Companies own oil-weighted producing assets and leasehold interests in the DJ Basin and the PRB. The Transactions will increase Amplify’s acreage by approximately 287,000 net acres in the DJ Basin and the PRB. Over 115,000 of these acres are held-by-production and operated with an average working interest of approximately 90.0%.
The Transactions have been assumed to be accounted for as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The assets acquired and liabilities assumed will be recorded at their respective fair values as of the Closing Date. Any transaction costs were assumed to be expensed as incurred in accordance with ASC 805. The unaudited pro forma condensed combined financial information presented herein have been prepared to reflect the transaction accounting adjustments to Amplify’s historical condensed consolidated financial information.
The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2024, gives effect to the Transactions as if they had been completed on September 30, 2024. The Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2024 and the Year Ended December 31, 2023 gives effect to the Transactions as if they had been completed on January 1, 2023. The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Amplify. These pro forma adjustments are described in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information. Additional assumptions and estimates underlying the pro forma adjustments are also described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information included in this proxy statement is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the Transactions occurred on the dates noted above, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position of the combined company. Future results may vary significantly from the results reflected because of various factors. In Amplify’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.
The unaudited pro forma condensed combined financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the Transactions and, accordingly, does not attempt to predict or suggest future results.
The unaudited pro forma condensed combined financial information has been developed from and should be read in conjunction with:
•
The audited consolidated financial statements and accompanying notes of Amplify contained in Amplify’s Annual Reports on Form 10-K for the years ended December 31, 2023 and 2022;

•
The unaudited consolidated financial statements and accompanying condensed notes contained in Amplify’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024;

•
The audited combined financial statements and related notes of the Acquired Companies for the years ended December 31, 2023 and 2022, which are included in this proxy statement; and

•
The unaudited combined financial statements and related notes of the Acquired Companies as of September 30, 2024 and for the nine months ended September 30, 2024 and 2023, which are included in this proxy statement.

Amplify Energy Corp.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2024
(in thousands)
	Historical		Transaction Accounting Adjustments				Pro Forma Combined
	Amplify	Acquired Companies	Conforming and Reclassifications		Transaction Adjustments
ASSETS
Current assets:
Cash and cash equivalents	$—	$1,871	$—		$—		$1,871
Accounts receivable, net	32,295	18,988	647	(a)	—		51,930
Affiliate receivable	—	647	(647)	(a)	—		—
Short-term derivative instruments	15,556	—	8,115	(a)	—		23,671
Commodity derivative assets	—	8,115	(8,115)	(a)	—		—
Inventory	—	2,187	(2,187)	(a)	—		—
Prepaid expenses and other current assets	22,306	4,155	2,187	(a)	—		28,648
Total current assets	70,157	35,963	—		—		106,120
Property and equipment, at cost:
Oil and natural gas properties, successful efforts method	927,402	571,896	(231,124)	(a)	(25,049)	(b)	1,243,125
			365,041	(a)	(365,041)	(c)
Unproved properties	—	—	231,124	(a)	(231,124)	(b)	—
Support equipment and facilities	150,407	—	—		—		150,407
Other	11,396	—	—		—		11,396
Less: Accumulated depreciation, depletion and amortization	(710,334)	—	(365,041)	(a)	365,041	(c)	(710,334)
Total property and equipment, net	378,871	571,896	—		(256,173)		694,594
Long-term derivative instruments	4,419	—	1,495	(a)	—		5,914
Commodity derivative assets	—	1,495	(1,495)	(a)	—		—
Restricted investments	27,451	—	—		—		27,451
Operating lease – long term right-of-use asset	4,613	—	—		—		4,613
Deferred tax asset	250,713	—	—		1,817	(i)	252,530
Other assets	—	535	(535)	(a)	—		—
Other long-term assets	2,992	—	535	(a)	—		3,527
Total assets	$739,216	$609,889	$—		$(254,357)		$1,094,749
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$18,107	$—	$27,123	(a)	$8,650	(d)	$53,880
Accounts payable and accrued liabilities	—	64,905	(64,905)	(a)	—		—
Revenues payable	11,362	—	19,884	(a)	—		31,246
Accrued liabilities	36,699	—	17,898	(a)	—		54,597
Asset retirement obligations	—	1,635	(1,635)	(a)	—		—
Long-term debt, current portion	—	43,150	—		(43,150)	(e)	—
Total current liabilities	66,168	109,690	(1,635)		(34,500)		139,723
Long-term debt	120,000	98,269	—		43,150	(e)	261,419
Asset retirement obligations	127,556	3,434	1,635	(a)	(2,910)	(f)	129,715
Operating lease liability	3,806	—	—		—		3,806
Other long-term liabilities	7,016	2,498	—		—		9,514
Total liabilities	324,546	213,891	—		5,740		544,177
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—	—		—		—
Common stock	400	—	—		267	(g)	667
Additional paid-in capital	438,309	—	—		142,468	(g)	580,777
Accumulated deficit	(24,039)	—	—		(8,650)	(d)	(30,872)
			—		1,817	(i)
Members’ equity	—	395,998			(395,998)	(h)	—
Total stockholders’ equity	414,670	395,998	—		(260,097)		550,572
Total liabilities and equity	$739,216	$609,889	$—		$(254,357)		$1,094,749

Amplify Energy Corp.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2024
(in thousands, except per share amounts)
	Historical		Transaction Accounting Adjustments				Pro Forma Combined
	Amplify	Acquired Companies	Conforming and Reclassifications		Transaction Adjustments
Revenues:
Oil and natural gas sales	$215,803	$—	$123,277	(a)	$—		$339,080
Crude oil, natural gas and NGL sales, net	—	123,277	(123,277)	(a)	—		—
Other revenues	9,857	—	—		—		9,857
Total revenue from contracts with customers	225,660	123,277	—		—		348,937
Loss on derivatives, net	—	(148)	148	(a)	—		—
Total revenues	225,660	123,129	148		—		348,937
Costs and expenses:
Lease operating expense	107,850	—	35,593	(a)	—		143,443
Lease operating and workover	—	35,593	(35,593)	(a)	—		—
Gathering, processing and transportation	13,959	—	—		—		13,959
Exploration	—	137	—		—		137
Taxes other than income	15,539	—	16,337	(a)	—		31,876
Production and ad valorem taxes	—	16,337	(16,337)	(a)	—		—
Depreciation, depletion, and amortization	24,168	50,559	—		(25,098)	(b)	49,629
Impairment of oil and natural gas properties	—	233	—		—		233
General and administrative	26,409	1,051	72	(a)	—		32,951
			5,419	(a)	—
Legal	—	72	(72)	(a)	—		—
Accretion of asset retirement obligations	6,282	—	195	(a)	(55)	(b)	6,422
Accretion	—	195	(195)	(a)	—		—
Loss (gain) on commodity derivative instruments	(7,258)	—	148	(a)	—		(7,110)
Gain on sale of properties	—	—	(1)	(a)	—		(1)
Pipeline incident loss	1,454	—	—		—		1,454
Affiliate	—	5,419	(5,419)	(a)	—		—
Other, net	187	—	—		—		187
Total costs and expenses	188,590	109,596	147		(25,153)		273,180
Operating income	37,070	13,533	1		25,153		75,757
Other income (expense):
Interest expense, net	(10,915)	(16,078)	—		—		(26,993)
Other income (expense)	(334)	3,314	—		—		2,980
Gain on sale of oil and natural gas properties	—	1	(1)	(a)	—		—
Total other expense	(11,249)	(12,763)	(1)		—		(24,013)
Income before income taxes	25,821	770	—		25,153		51,744
Income tax expense – current	(2,364)	—	—		—		(2,364)
Income tax expense – deferred	(3,082)	—	—		(5,444)	(c)	(8,526)
Net income	$20,375	$770	$—		$19,709		$40,854
Allocation of net income to:
Net income available to common stockholders	$19,392	$770					$39,654	(d)
Net income available to participating securities	983	—					1,200	(d)
Net income available to Amplify Energy Corp	$20,375	$770					$40,854
Earnings per unit/share:
Basic	$0.49	$1.32					$0.60	(d)
Diluted	$0.49	$1.32					$0.60	(d)
Weighted average common shares/units outstanding:
Basic	39,608	584			26,729	(d)	66,337	(d)
Diluted	39,608	584			26,729	(d)	66,337	(d)

Amplify Energy Corp.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2023
(in thousands, except per share amounts)
	Historical		Transaction Accounting Adjustments
	Amplify	Acquired Companies	Conforming and Reclassifications		Transaction Adjustments		Pro Forma Combined
Revenues:
Oil and natural gas sales	$288,271	$—	$204,030	(a)	$—		$492,301
Crude oil, natural gas, and NGL sales, net		204,030	(204,030)	(a)	—		—
Other revenues	19,325	—	—		—		19,325
Total revenue from contracts with customers	307,596	204,030	—		—		511,626
Gains on derivatives, net	—	5,642	(5,642)	(a)	—		—
Total revenues	307,596	209,672	(5,642)		—		511,626
Costs and expenses:
Lease operating expense	139,587	—	48,462	(a)	—		188,049
Lease operating and workover expenses	—	48,462	(48,462)	(a)	—		—
Gathering, processing, and transportation	20,808	—	—		—		20,808
Exploration	—	414	—		—		414
Taxes other than income	21,348	—	26,461	(a)	—		47,809
Severance and ad valorem taxes	—	26,461	(26,461)	(a)	—		—
Depreciation, depletion, and amortization	28,004	70,085	—		(29,215)	(b)	68,874
Impairment of oil and natural gas properties	—	21,074	—		—		21,074
General and administrative	32,984	1,045	376	(a)	8,650	(e)	49,832
			6,777	(a)	—
Legal and litigation expense	—	376	(376)	(a)	—		—
Accretion of asset retirement obligations	7,951	—	272	(a)	(86)	(b)	8,137
Accretion expense	—	272	(272)	(a)	—		—
Gain on commodity derivative instruments	(40,343)	—	(5,642)	(a)	—		(45,985)
Gain on sale of properties	—	—	(3,735)	(a)	—		(3,735)
Pipeline incident loss	19,981	—	—		—		19,981
Affiliate expense	—	6,777	(6,777)	(a)	—		—
Other, net	1,060	—	—		—		1,060
Total costs and expenses	231,380	174,966	(9,377)		(20,651)		376,318
Operating income	76,216	34,706	3,735		20,651		135,308
Other income (expense):
Interest expense, net	(17,719)	(22,905)	—		—		(40,624)
Litigation settlement	84,875	—	2,035	(a)	—		86,910
Gain on litigation	—	2,035	(2,035)	(a)	—		—
Other income	399	3,832	—		—		4,231
Gain on sale of oil and natural gas properties	—	3,735	(3,735)	(a)	—		—
Total other income (expense)	67,555	(13,303)	(3,735)		—		50,517
Income before income taxes	143,771	21,403	—		20,651		185,825
Income tax expense – current	(4,817)	—	—		—		(4,817)
Income tax (expense) benefit – deferred	253,796	—	—		(8,831)	(c)	244,965
Net income	$392,750	$21,403	$—		$11,820		$425,973
Allocation of net income to:
Net income available to common stockholders	$375,151	$21,403					$414,442	(d)
Net income available to participating securities	17,599	—					11,531	(d)
Net income available to Amplify Energy Corp	$392,750	$21,403					$425,973
Earnings per unit/share:
Basic	$9.63	$39.29					$6.31	(d)
Diluted	$9.63	$39.29					$6.31	(d)
Weighted average common shares/units outstanding:
Basic	38,961	545			26,729	(d)	65,690	(d)
Diluted	38,961	545			26,729	(d)	65,690	(d)

Notes to Unaudited Pro Forma Condensed Combined Financial Information
1.
Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information was prepared based on the historical consolidated financial statements of Amplify and the historical combined financial statements of the Acquired Companies. The Transactions have been assumed to be accounted for as a business combination in accordance with ASC 805. The assets acquired and liabilities assumed will be recorded at their respective fair values as of the closing date. Any transaction costs were assumed to be expensed as incurred in accordance with ASC 805.
The Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2024 and the Year Ended December 31, 2023 were prepared assuming the Transactions occurred on January 1, 2023. The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2024 was prepared as if the Transactions had occurred on September 30, 2024. These pro forma adjustments are described in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Amplify would have been had the Transactions occurred on the dates noted above, nor are they indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial statement of operations. In Amplify’s opinion, all adjustments that are necessary to fairly present the unaudited pro forma condensed combined financial information have been made.
2.
Consideration and Purchase Price Allocation

The preliminary allocation of the total purchase price in the Transactions is based upon management’s estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed as of the Closing Date using currently available information and market data. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates and is therefore incomplete, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. The purchase price allocation will be finalized after the Closing has occurred, post-close adjustments are determined, and the final valuation of assets acquired and liabilities assumed has been completed.
The preliminary purchase price allocation is subject to change due to several factors, including but not limited to:
•
Changes in the value of Amplify’s Common Stock prior to the Closing Date, which could significantly change the preliminary amount of consideration transferred used in this unaudited pro forma condensed combined financial information;

•
Changes to Amplify’s assessment as to whether, under ASC 805, the Transactions represent a business combination or asset acquisition, along with changes in estimated direct transaction costs, which could significantly change the preliminary allocation of value to assets acquired and liabilities assumed in this unaudited pro forma condensed combined financial information;

•
Changes in the identified oil and gas properties, specifically related to unevaluated properties not being depleted, which could significantly change the amount of pro forma depletion expense used in this unaudited pro forma condensed combined financial information; and

•
Changes in the estimated fair value of assets acquired and liabilities assumed as of the Closing Date, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors, which could significantly change the preliminary values assigned to the assets acquired in this unaudited pro forma condensed combined financial information.

The estimated consideration transferred and the fair value of assets acquired and liabilities assumed by Amplify are as follows (in thousands, except share amounts and share stock price):
Consideration:
Shares of Common Stock issued	26,729,315
Common Stock price at January 31, 2025	$5.34
Total consideration	$142,735
Fair value of assets acquired:
Cash and cash equivalents	$1,871
Accounts receivable	19,635
Short-term derivative instruments	8,115
Prepaid expenses and other current assets	6,342
Oil and natural gas properties	315,723
Long-term derivative instruments	1,495
Other long-term assets	535
Amounts attributable to assets acquired	$353,716
Fair value of liabilities assumed:
Accounts payable	$27,123
Revenues payable	19,884
Accrued liabilities	17,898
Asset retirement obligations	2,159
Long-term debt	141,419
Other long-term liabilities	2,498
Amounts attributable to liabilities assumed	$210,981
Total identifiable net assets	$142,735
Amplify believes that a 20% fluctuation in the market price of its Common Stock is reasonably possible based upon historical price fluctuations in its Common Stock. The following table shows the effect of changes in the price of Amplify’s Common Stock and the resulting impact on total consideration (amounts in thousands, except the price of Amplify’s Common Stock):
Change in Price of Amplify Common Stock	Amplify Common Stock Price	Estimated Consideration
Increase of 10%	$5.87	$157,008
Increase of 20%	$6.41	$171,281
Decrease of 10%	$4.81	$128,461
Decrease of 20%	$4.27	$114,188
The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.
Significant unobservable inputs included future commodity prices adjusted for differentials, projections of estimated quantities of recoverable reserves, forecasted production based on decline curve analysis, estimated timing and amount of future operating and development costs, and a weighted average cost of capital.

3.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Amplify. Actual results may differ materially from the assumptions and estimates contained herein.
The pro forma adjustments are based on currently available information and certain estimates and assumptions that Amplify believes provide a reasonable basis for presenting the significant effects of the Transactions. General descriptions of the pro forma adjustments are provided below.
Unaudited Pro Forma Condensed Combined Balance Sheet
The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2024:
(a)
Adjustment to reclassify various assets and liabilities to conform to the presentation of Amplify.

(b)
Adjustment to reflect the estimated fair value of proved and unproved oil and natural gas properties. The fair value of proved oil and natural gas properties was estimated using a discounted cash flow approach and strip prices as of September 30, 2024.

(c)
Adjustment to remove the historical accumulated depreciation, depletion and amortization of the Acquired Companies.

(d)
Adjustment to reflect estimated direct costs for the Transactions incurred or expected to be incurred subsequent to September 30, 2024.

(e)
Adjustment to reclassify the current portion of long-term debt to long-term classification. As a condition of closing of the Transactions, Amplify will be required to refinance the outstanding debt of the Acquired Companies or receive certain consents or waivers from the Acquired Companies’ creditors. Amplify is in discussions with various financial institutions and terms are being negotiated. As a result, the unaudited pro forma condensed combined financial information excludes any adjustments to interest expense that may result from the results of such negotiations with respect to the outstanding debt of the Acquired Companies.

(f)
Adjustment to reflect the estimated fair value of asset retirement obligations. The fair value of asset retirement obligations was estimated using assumptions consistent with those of Amplify, including a credit-adjusted risk free rate of 8.6%, an inflation rate of 2.5%, a 20 year well life and a reclamation cost of $0.05 million per well.

(g)
Adjustment to reflect the issuance of 26,729,315 shares of Common Stock based on the January 31, 2025 closing price of $5.34 per share.

(h)
Adjustment to remove the historical equity of the Acquired Companies.

(i)
Adjustment to tax effect to reflect the estimated direct costs for the Transactions incurred or expected to be incurred subsequent to September 30, 2024. The tax effect was calculated using the statutory rate of 21.0%.

Unaudited Pro Forma Condensed Combined Statements of Operations
The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Statements of Operations for the Nine Months Ended September 30, 2024 and the Year Ended December 31, 2023:
(a)
Adjustments to reclassify various revenues and expenses to conform to the presentation of Amplify.

(b)
Adjustment to depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired and accretion expense from new asset retirement obligations recognized as a result of the Transactions. The depletion adjustment was calculated using the unit-of-production method under the successful efforts method of accounting using estimated proved reserves and production volumes attributable to the Transactions.
(c)
Adjustment to reflect estimated income taxes from the operations of the Acquired Companies. Income taxes were estimated by applying the statutory rate of 21.0% to pre-tax income of the operations of the Acquired Companies and to the transaction accounting adjustments.

(d)
The following table reconciles historical and pro forma basic and diluted earnings per share for the period indicated (in thousands, except per share amounts):

	For the Nine Months Ended September 30, 2024		Year Ended December 31, 2023
	Historical	Pro Forma	Historical	Pro Forma
Net income	$20,375	$40,854	$392,750	$425,973
Less: Net income allocated to participating securities	983	1,200	17,599	11,531
Basis and diluted earnings available to common stockholders	$19,392	$39,654	$375,151	$414,442
Common shares:
Common shares outstanding – basic	39,608	66,337	38,961	65,690
Dilutive effect of potential common shares	—	—	—	—
Common shares outstanding – diluted	39,608	66,337	38,961	65,690
Net earnings per share:
Basic	$0.49	$0.60	$9.63	$6.31
Diluted	$0.49	$0.60	$9.63	$6.31

(e)
Adjustment to reflect estimated direct costs for the Transactions incurred or expected to be incurred subsequent to September 30, 2024.

4.
Supplemental Unaudited Pro Forma Combined Oil and Natural Gas Reserves and Standardized Measure Information

The following tables set forth information with respect to the historical and pro forma combined estimated oil and natural gas reserves as of December 31, 2023 for Amplify and the Acquired Companies. The reserve information of Amplify has been prepared by Cawley, Gillespie and Associates, Inc., independent petroleum engineers. The Acquired Companies’ reserve information has been prepared by DeGolyer and MacNaughton, independent petroleum engineers. The following unaudited pro forma combined proved reserve information is not necessarily indicative of the results that might have occurred had the Transactions taken place on January 1, 2023, nor is it intended to be a projection of future results. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Periodic revisions or removals of estimated reserves and future cash flows may be necessary as a result of a number of factors, including reservoir performance, new drilling, crude oil and natural gas prices, changes in costs, technological advances, new geological or geophysical data, changes in business strategies, or other economic factors. Accordingly, proved reserve estimates may differ significantly from the quantities of crude oil and natural gas ultimately recovered. For both Amplify and the Acquired Companies, the reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil and natural gas for the year ended December 31, 2023.

ESTIMATED OIL AND NATURAL GAS RESERVES
	As of December 31, 2023
	Amplify	Acquired Companies	Pro Forma Combined
Proved developed and undeveloped reserves:
Oil (MBbl)	41,078	74,718	115,796
Natural gas (MMcf)	226,878	149,325	376,203
Natural gas liquids (MBbl)	19,185	18,110	37,295
Total proved developed and undeveloped reserves (MBoe)(1)	98,077	117,715	215,792
Proved developed reserves:
Oil (MBbl)	39,306	13,709	53,015
Natural Gas (MMcf)	226,427	10,054	236,481
Natural gas liquids (MBbl)	19,108	1,684	20,792
Total proved developed reserves (MBoe)(1)	96,151	17,069	113,220
Proved undeveloped reserves:
Oil (MBbl)	1,772	61,009	62,781
Natural Gas (MMcf)	451	139,270	139,721
Natural gas liquids (MBbl)	77	16,425	16,502
Total proved undeveloped reserves (MBoe)(1)	1,926	100,646	102,572

(1)
Assumes a ratio of 6 Mcf of natural gas per Boe.

Note: The reserve estimates presented above were derived from the historical reserve information of Amplify and the Acquired Companies. After the Transactions are complete, the combined company will re-evaluate these reserves. Future development timing, development expenditures, operating costs, reservoir performance as well as commodity prices will affect the reserve volumes attributable to the combined company. The results of such reevaluation will likely result in material revisions to total proved developed and undeveloped reserves.
The following table presents the Standardized Measure of Discounted Future Net Cash Flows (as defined by FASB Accounting Standards Codification 932) relating to the proved crude oil and natural gas reserves of Amplify and of the properties acquired in the Transactions on a pro forma combined basis as of December 31, 2023 for Amplify and the Acquired Companies. The Pro Forma Combined Standardized Measure shown below represents estimates only and should not be construed as the market value of either Amplify’s crude oil and natural gas reserves or the acquired crude oil and natural gas reserves attributable to the Transactions.

STANDARDIZED MEASURE OF DISCOUNTED FUTURE CASH FLOWS
	For the Year Ended December 31, 2023		Transaction Adjustments(1)	Pro Forma Combined
	Amplify	Acquired Companies
	(In thousands)
Future cash inflows	$4,277,014	$6,324,883	$—	$10,601,897
Future production costs	(2,751,065)	(2,663,000)	—	(5,414,065)
Future development costs	(313,290)	(1,373,658)	—	(1,686,948)
Future income tax expense	(203,770)	—	(435,210)	(638,980)
Future net cash flows for estimated timing of cash flows	1,008,889	2,288,225	(435,210)	2,861,904
10% annual discount for estimated timing of cash flows	(382,759)	(1,257,168)	224,281	(1,415,646)
Standardized measure of discounted future net cash flows	$626,130	$1,031,057	$(210,929)	$1,446,258

(1)
Transaction adjustment represents estimated effect of income taxes on the undiscounted and discounted future net cash flows associated with the Acquired Companies.

The following table sets forth the changes in the Standardized Measure of discounted future net cash flows attributable to estimated net proved crude oil and natural gas reserves of Amplify and the Acquired Companies on a pro forma combined basis for the year ending December 31, 2023:
CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
	For the Year Ended December 31, 2023		Transaction Adjustments(1)	Pro Forma Combined
	Amplify	Acquired Companies
	(In thousands)
Beginning of year	$1,337,956	$2,562,842	—	$3,900,798
Changes in prices and costs	(798,942)	(1,030,771)	—	(1,829,713)
Revisions of previous quantities	(196,093)	(703,721)	—	(899,814)
Sale of oil and natural gas produced, net of production costs	(106,469)	(129,107)	—	(235,576)
Net change in taxes	180,530	—	(210,929)	(30,399)
Extensions, discoveries and improved recoveries, less related costs	—	45,428	—	45,428
Accretion of discount	164,937	256,284	—	421,221
Change in production rates and other	38,174	(75,062)	—	(36,888)
Net changes in future development costs	(3,669)	28,366	—	24,697
Previously estimated development costs incurred	9,706	76,798	—	86,504
End of year	$626,130	$1,031,057	$(210,929)	$1,446,258

(1)
Pro forma adjustment represents estimated effect of income taxes on the undiscounted and discounted future net cash flows associated with the Acquired Companies.

PRICE RANGE OF SECURITIES
Amplify Energy Corp.
Amplify’s Common Stock trades on the NYSE under the symbol “AMPY.” Historical market price information is publicly available.
The Acquired Companies.
Historical market price information regarding the Acquired Companies is not provided because there is no public market for their respective securities. For information about distributions paid by the Acquired Companies to their respective equityholders, please see the section entitled “Management’s Discussion and Analysis of the Acquired Companies.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, to our knowledge, as of            , 2025, the beneficial ownership of our common stock that are owned by:
•
each person known by us to be a beneficial owner of more than 5% of our outstanding common shares;

•
each director;

•
each executive officer; and

•
all executive officers and current directors as a group.

We have prepared the table and the related notes based on information provided in the most recent Section 16 filing or Schedule 13D filed by such person. We have not sought to verify such information. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options, restricted stock units, and any other derivative securities to acquire common stock held by that person that are currently exercisable or convertible within 60 days after the date of this Proxy Statement. The shares issuable under any such securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.
The beneficial ownership percentages are based on       shares of our Common Stock outstanding as of           , 2025, the Record Date.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent Beneficial Ownership (%)(3)
5% Shareholders:
Affiliates of Stoney Lonesome HF LP(5)	2,649,410	%
BlackRock, Inc.(4)	2,515,369	%
Dimensional Fund Advisors LP(6)	2,374,481	%
The Vanguard Group(7)	2,264,005	%
Directors and Officers:
Deborah G. Adams	51,961	*
James E. Craddock	24,892	*
Patrice Douglas	60,295	*
Eric Dulany	34,617	*
Christopher W. Hamm	167,371	*
James Frew	39,222	*
Daniel Furbee	39,238	*
Anthony W. Lopez	140,421	*
Vidisha Prasad	13,185	*
Todd R. Snyder	83,416	*
Eric M. Willis	222,753	*
Martyn Willsher	295,794	*
All Executive Officers and Current Directors as a group (12 people)	1,173,165	%

*
Less than 1%

(1)
Unless otherwise noted, the address for all beneficial owners in this table is c/o Amplify Energy Corp., 500 Dallas Street, Suite 1700, Houston, Texas 77002.

(2)
The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

(3)
Based on       shares of Common Stock outstanding as of           , 2025. Shares of Common Stock (i) issuable upon the vesting of restricted stock units within 60 days of the date of this Proxy Statement and (ii) subject to stock options that are currently exercisable or exercisable within 60 days of the date of this Proxy Statement are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those restricted stock units or stock options, but are not treated as outstanding for the purpose of computing the percentage ownership of (x) any other person or (y) the aggregate held by all executive officers and directors as a group.

(4)
Based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on January 29, 2024 by BlackRock, Inc. (“BlackRock”) indicating that, as of September 30, 2024, Dimensional had sole voting power over 2,327,438 shares of Common Stock, shared voting power over 0 shares, sole dispositive power over 2,374,481 shares and shared dispositive power over 0 shares. The principal address of the foregoing entity is 50 Hudson Yards, New York, NY 10001.

(5)
Based on information contained in Amendment No. 3 to Schedule 13G filed with the SEC on February 13, 2025 by a group consisting of Stoney Lonesome HF LP and Clint Cloghill (together, “Stoney”), indicating that, as of December 31, 2024, Stoney was the beneficial owner of an aggregate of 2,649,410 shares of Common Stock. Mr. Coghill is the president of the general partner of Stoney Lonesome HF LP. The principal address of the foregoing persons is 222 S Riverside Plaza Ste 15‑155, Chicago IL 60606.

(6)
Based on information contained in Schedule 13G filed with the SEC on October 31, 2024 by Dimensional Fund Advisors LP (“Dimensional”) indicating that, as of December 31, 2023, BlackRock had sole voting power over 2,392,147 shares of Common Stock, shared voting power over 0 shares, sole dispositive power over 2,515,369 shares and shared dispositive power over 0 shares. The principal address of the foregoing entity is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(7)
Based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”) indicating that, as of December 31, 2023, Vanguard had sole voting power over 0 shares of Common Stock, shared voting power over 91,313 shares, sole dispositive power over 2,162,094 shares and shared dispositive power over 101,911 shares. The principal address of the foregoing entity is 101 Vanguard Blvd., Malvern, PA 19355.

APPRAISAL RIGHTS
Appraisal rights are not available to holders of our Common Stock in connection with the Transactions.

HOUSEHOLDING INFORMATION
If you share an address with another stockholder, you may receive only one set of proxy materials unless you have provided contrary instructions. The rules promulgated by the SEC, permit companies, brokers, banks or other financial institutions to deliver a single copy of proxy statements and annual reports to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings, save significant printing and postage costs, and conserve natural resources. Stockholders will receive only one copy of this proxy statement if they share an address with another stockholder, have been previously notified of householding by their broker, bank or other financial institution, and have consented to householding, either affirmatively or implicitly by not objecting to householding. If you would like to opt out of householding for future mailings, or if you currently receive multiple copies of our annual reports and proxy statements and would prefer to receive a single copy in the future, please contact your broker, bank or financial institution. You may also obtain a separate proxy statement without charge by sending a written request to Amplify Energy Corp., Attention: General Counsel, 500 Dallas Street, Suite 1700, Houston, TX 77002, by email at eric.willis@amplifyenergy.com or by telephone at (832) 219-9001. We will promptly send additional copies of the proxy statement upon receipt of such request.

TRANSFER AGENT AND REGISTRAR
The transfer agent for our securities is Equiniti Trust Company, LLC.

SUBMISSION OF STOCKHOLDER PROPOSALS
Our Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

OTHER MATTERS
If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2025 Annual Meeting of Stockholders, you must have submitted the proposal to our Secretary no later than February 14, 2025.
In addition, if you desire to bring business or nominate an individual for election or re-election as a director outside of Rule 14a-8 under the Exchange Act before our 2025 Annual Meeting of Stockholders, you must comply with our bylaws, which required that you provide written notice of such business to our Secretary no earlier than January 14, 2025, and no later than the close of business on February 14, 2025, and otherwise comply with the advance notice and other provisions set forth in our bylaws, which included, among other things, the submission of specified information. For additional requirements, stockholders should refer to Article II, Section 2.9 and Article II, Section 2.14 of our bylaws, a current copy of which may be obtained from our General Counsel.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at Our SEC filings can also be found on our website at http://www. amplifyenergy.com. Except for our filings with the SEC that are incorporated by reference into this proxy statement, the information on or accessible through our website is not a part of this proxy statement.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information about Amplify by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement incorporates by reference the documents and reports listed below (other than portions of these documents that are deemed to have been furnished and not filed):
•
our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2024 (including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2024 incorporated by reference therein);

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 8, 2024, for the fiscal quarter ended June 30, 2024, filed with the SEC on August 7, 2024 and for the fiscal quarter ended September 30, 2024, filed with the SEC on November 6, 2024; and

•
our Current Reports on Form 8-K (in all cases other than information furnished rather than filed pursuant to any Form 8-K) filed with the SEC on May 15, 2024, October 25, 2024 and January 15, 2025.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements of exhibits relating thereto furnished pursuant to Item 9.01)) after the date of this proxy statement and prior to the date of the Special Meeting. The information contained in any such document will be considered part of this proxy statement from the date the document is filed with the SEC.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this proxy statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.
If you would like additional copies of this proxy statement or if you have questions about the Transactions or the proposals to be presented at the Special Meeting, you should contact us at the following address, telephone number or email address:
Amplify Energy Corp.
500 Dallas Street, Suite 1700
Houston, Texas 77002
(832) 219-9001
Attention: General Counsel
Email: eric.willis@amplifyenergy.com
If you are a stockholder of Amplify and would like to request documents, please do so no later than five business days prior to the Special Meeting in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.
All information contained in this proxy statement relating to Amplify has been supplied by us, and all such information relating to NPOG and COG has been supplied by the Acquired Companies. Information provided by either Amplify or the Acquired Companies does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of Amplify for the Special Meeting. We have not authorized anyone to give any information or make any representation about the Transactions, Amplify or the Acquired Companies that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION
Combined Financial Statements of the Acquired Companies and their Subsidiaries

NORTH PEAK OIL AND GAS
Combined Financial Statements
December 31, 2023 and 2022
(With Independent Auditors’ Report Thereon)

NORTH PEAK OIL AND GAS

REPORT OF INDEPENDENT AUDITORS
To the Management and Members of
North Peak Oil and Gas
Opinion
We have audited the combined financial statements of North Peak Oil and Gas and its subsidiaries (collectively referred to as the “Company”), which comprise the combined balance sheets as of December 31, 2023 and 2022, and the related combined statements of income, changes in members’ equity, and cash flows for the years then ended, and the related notes to the combined financial statements.
In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with GAAP, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the combined financial statements are issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists.
The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.
In performing an audit in accordance with GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control — related matters that we identified during the audit.
/s/ Whitley Penn LLP
Houston, Texas
October 10, 2024

NORTH PEAK OIL AND GAS
Combined Balance Sheets
(in thousands)
	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$1,192	$53,498
Restricted cash	—	7,859
Accounts receivable, net	24,819	22,231
Affiliate receivable	301	318
Commodity derivative asset	5,154	6,809
Inventory	2,137	5
Prepaid expenses and other current assets	2,725	3,045
Total current assets	36,328	93,765
Oil and natural gas property and equipment, based on successful efforts method of accounting, net	575,948	500,303
Commodity derivative asset	2,611	3,408
Other assets	833	7,369
Total assets	$615,720	$604,845
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$59,701	$47,206
Commodity derivative liability	—	2,693
Accrued legal judgement	—	2,035
Asset retirement obligation	2,009	1,685
Long-term debt, current portion	43,650	22,500
Total current liabilities	105,360	76,119
Long-term debt, net	110,465	150,613
Other noncurrent liabilities:
Asset retirement obligation	2,865	2,747
Commodity derivative liability	—	328
Other long-term liabilities	2,507	2,745
Total other noncurrent liabilities	5,372	5,820
Commitments and contingencies
Members’ equity	394,523	372,293
Total liabilities and members’ equity	$615,720	$604,845
The accompanying notes are an integral part of these combined financial statements.

NORTH PEAK OIL AND GAS
Combined Statements of Income
(in thousands, except per share amounts)
	Year Ended December 31,
	2023	2022
REVENUES:
Crude oil, natural gas, and NGL sales, net	$204,030	$192,267
Gain (loss) on derivatives, net	5,642	(1,919)
Total revenues	209,672	190,348
OPERATING EXPENSES:
Lease operating and workover expenses	48,462	34,085
Exploration expense	414	360
Severance and ad valorem taxes	26,461	24,764
Depletion, depreciation and amortization expense	70,085	46,255
Accretion expense	272	224
Impairment of oil and natural gas properties	21,074	8,230
Legal and litigation expense	376	783
General and administrative	1,045	956
Affiliate expense	6,777	5,941
Total operating expenses	174,966	121,598
Income from operations	34,706	68,750
OTHER INCOME (EXPENSE):
Other income	3,832	1,135
Gain on litigation	2,035	340
Gain on sale of oil and natural gas properties	3,735	—
Loss on member buyout	—	(100)
Interest expense	(22,905)	(9,350)
Total other expense	(13,303)	(7,975)
NET INCOME	$21,403	$60,775
BASIC NET INCOME PER SHARE	$39.29	$127.30
DILUTED NET INCOME PER SHARE	$39.29	$127.30
CLASS A WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	544,675	477,446
The accompanying notes are an integral part of these combined financial statements.

NORTH PEAK OIL AND GAS
Combined Statements of Changes in Members’ Equity
(in thousands)
	Year Ended December 31,
	2023	2022
Beginning Balance	$372,293	$270,574
Contributions	827	42,982
Distributions	—	—
Repurchase of members’ equity	—	(2,038)
Net income	21,403	60,775
Ending Balance	$394,523	$372,293
The accompanying notes are an integral part of these combined financial statements.

NORTH PEAK OIL AND GAS
Combined Statements of Cash Flows
(in thousands)
	Year Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$21,403	$60,775
Adjustments to reconcile net income to net cash provided by operating activities
Depletion, depreciation and amortization	70,085	46,255
Accretion expense	272	224
Impairment of oil and natural gas properties	21,074	8,230
Gain on sale of oil and natural gas properties	(3,735)	—
(Gain) loss on derivatives, net	(5,642)	1,919
Cash settlements on commodity derivatives	5,072	(15,216)
Amortization of debt issuance costs	2,094	1,053
Loss on member buyout	—	100
Payment-in-kind interest	151	151
Gain on litigation result	(2,035)	(340)
Changes in operating assets and liabilities:
Accounts receivable and affiliate receivable	(2,127)	(7,995)
Prepaid expenses and other current assets	336	(1,960)
Inventory	(2,132)	(5)
Other assets	6,266	(5,991)
Accounts payable and accrued liabilities	23,276	11,257
Other long-term liabilities	(237)	1,268
Net cash provided by operating activities	134,121	99,725
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	(178,129)	(104,360)
Acquisition of oil and natural gas properties	—	(151,938)
Proceeds from sale of oil and natural gas properties	3,989	—
Net cash used in investing activities	(174,140)	(256,298)
CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions	827	42,982
Distributions	—	—
Payment of debt issuance costs	(310)	(6,233)
Proceeds from long-term debt	1,837	159,500
Payments on long-term debt	(22,500)	(5,625)
Repurchase of members’ equity	—	(2,138)
Net cash provided by (used in) financing activities	(20,146)	188,486
Net increase (decrease) in cash and cash equivalents	(60,165)	31,913
Cash, cash equivalents and restricted cash at beginning of year	61,357	29,444
Cash, cash equivalents and restricted cash at end of year	$1,192	$61,357
The accompanying notes are an integral part of these combined financial statements.

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
Note 1.   Organization and Summary of Significant Accounting Policies
Description of the Company
The combined financial statements and associated footnotes presented herein represent the financial statements of Century Oil and Gas Holdings, LLC and subsidiaries (“Century”), Navigation Powder River, LLC and subsidiaries (“Navigation”) and North Peak Oil & Gas Holdings, LLC and subsidiaries (“North Peak”). The respective corporate offices of Century, Navigation and North Peak are each located in Houston, Texas. Collectively, Century, Navigation and North Peak are herein referred to as “North Peak Oil and Gas”.
North Peak is engaged in the exploration, development and production of crude oil, natural gas and natural gas liquids (“NGLs”) primarily in the Denver-Julesburg (“DJ”) Basin, located in Colorado and Wyoming. Century and Navigation are engaged in the exploration, development and production of crude oil, natural gas and NGLs in the Powder River Basin (“PRB”), located in Wyoming.
Basis of Presentation of Combined Financial Statements
The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of North Peak Oil and Gas and their wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated upon combination.
Use of Estimates
The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ significantly from these estimates, and changes in these estimates are recorded when known. Significant items subject to such estimates and assumptions include proved oil and natural gas reserves, evaluation of suspended well costs, derivative financial instruments, and asset retirement obligations.
Cash and Cash Equivalents
North Peak Oil and Gas considers all highly liquid investments with original maturities of three months or less to be cash equivalents. North Peak Oil and Gas maintains deposits in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”).
Restricted Cash
Restricted cash represents cash required to be set aside by the District Court for the First Judicial District State of Wyoming, County of Laramie (the “Court”). For further information, refer to Note 11 — Commitments and Contingencies. As of December 31, 2023, North Peak Oil and Gas did not have any restricted cash.
Accounts Receivable
North Peak Oil and Gas accounts receivable are due from purchasers of crude oil, natural gas, and NGLs or joint interest billings from non-operated working interest owners and are generally unsecured. North Peak Oil and Gas determines its allowance for each type of receivable based on the length of time the receivable is past due, its previous loss history, and customers current ability to pay its obligation. North Peak Oil and Gas also bases its allowance for each type of receivable on its respective credit risks and writes

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
off specific receivables when they become uncollectible. Once an allowance is recorded, any subsequent payments received on such receivables are credited to the allowance for credit losses. To date, North Peak Oil and Gas has not experienced any pattern of credit losses and therefore has no allowance as of December 31, 2023. North Peak Oil and Gas will continually monitor the creditworthiness of its counterparties by reviewing credit ratings, financial statements, and payment history.
Inventory
All inventories as of December 31, 2023, consist of primarily tubular goods and equipment used for drilling and completion activities. North Peak Oil and Gas accounts for inventories at the lower of cost or market value.
Commodity Derivative Financial Instruments
North Peak Oil and Gas is exposed to certain risks relating to its ongoing business operations, such as risks related to commodity prices. As such, North Peak Oil and Gas uses derivative instruments primarily to manage commodity price risk.
North Peak Oil and Gas enters into derivative financial instruments with respect to a portion of its crude oil, natural gas and NGL production to hedge future prices received. These instruments are used to manage the inherent uncertainty of future revenues resulting from commodity price volatility. These derivative financial instruments typically include financial price swaps and costless price collars. North Peak Oil and Gas does not hold or issue derivative financial instruments for speculative trading purposes.
Under the terms of the price swaps, North Peak Oil and Gas receives a fixed price for its production and pays a variable market price to the contract counterparty. When the settlement price is above the fixed price, North Peak Oil and Gas pays its counterparty an amount equal to the difference between the settlement price and the fixed price multiplied by the contract volume. When the settlement price is below the fixed price, the counterparty pays North Peak Oil and Gas an amount equal to the difference between the settlement price and the fixed price multiplied by the contract volume.
For costless price collars, North Peak Oil and Gas utilizes two-way price collars. The two-way price collars set a floor and ceiling price for the hedged production. When the settlement price is below the price floor established by these collars, North Peak Oil and Gas receives an amount from its counterparty equal to the difference between the settlement price and the price floor multiplied by the contract volume. When the settlement price is above the price ceiling established by these collars, North Peak Oil and Gas pays its counterparty an amount equal to the difference between the settlement price and the price ceiling multiplied by the contract volume. No payment is received or paid if the settlement price is above the floor price and below the ceiling price.
All derivative financial instruments are recognized at their current fair value as either assets or liabilities in the combined balance sheets. Amounts related to contracts allowed to be netted upon payment subject to a master netting arrangement with the same counterparty are reported on a net basis in the balance sheet. Changes in the fair value of these derivative financial instruments are recorded in earnings unless specific hedge accounting criteria are met. For derivative financial instruments held during the years ended December 31, 2023 and 2022, North Peak Oil and Gas chose not to meet the necessary criteria to qualify its derivative financial instruments for hedge accounting treatment. Cash settlements with counterparties on derivative financial instruments held by North Peak Oil and Gas are also recorded in earnings.
Fair Value Measurements
Certain assets and liabilities of North Peak Oil and Gas are measured at fair value at each reporting date. Fair value represents the price that would be received to sell the asset or paid to transfer the liability in an orderly transaction between market participants. This price is commonly referred to as the “exit price.”

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
Fair value measurements are classified according to a hierarchy that prioritizes the inputs underlying the valuation techniques and requires that assets and liabilities are classified in their entirety based on the lowest level input that is significant to the fair value measurement. This hierarchy consists of three broad levels:
•
Level 1 — Observable inputs that are based upon quoted market prices for identical assets and liabilities within active markets.

•
Level 2 — Observable inputs other than Level 1 that are based upon quoted market prices for similar assets or liabilities, based upon quoted prices within inactive markets, or inputs other than quoted market prices that are observable through market data for substantially the full term of the asset or liability.

•
Level 3 — Inputs that are unobservable for the particular asset or liability due to little or no market activity and are significant to the fair value of the asset or liability. These inputs reflect assumptions that market participants would use when valuing the particular asset or liability.

Oil and Natural Gas Properties
North Peak Oil and Gas follows the successful efforts method of accounting for its oil and natural gas properties. Exploration costs, such as exploratory geological and geophysical costs, and costs associated with nonproductive exploratory wells, delay rentals and exploration overhead are charged against earnings as incurred. Costs of drilling successful exploratory wells along with acquisition costs and the costs of drilling development wells, including those that are unsuccessful, are capitalized. Costs of seismic studies that are utilized in development drilling within an area of proved reserves are capitalized as development costs.
Exploratory drilling costs are initially capitalized, or suspended, pending the determination of proved reserves. If proved reserves are found, drilling costs remain capitalized as proved properties. Costs of unsuccessful wells are charged to exploration expense. For exploratory wells that discover reserves that cannot be classified as proved when drilling is completed, costs continue to be capitalized as suspended exploratory well costs if there have been sufficient reserves found to justify completion as a producing well and sufficient progress is being made in assessing the reserves and the economic and operating viability of the project. If management determines that future appraisal drilling or development activities are unlikely to occur, the associated suspended exploratory well costs are expensed. The policy of North Peak Oil and Gas is to expense the costs of such exploratory wells if a determination of proved reserves has not been made within a twelve-month period after drilling is complete.
Unproved properties and properties under development include costs that are not being depleted or amortized. North Peak Oil and Gas excludes these costs until proved reserves are found, until it is determined that the costs are impaired or until major development projects are placed in service, at which time such costs are moved into proved properties and subject to amortization.
Proved properties are assessed for impairment when events or changes in circumstances dictate that the carrying value of those assets may not be recoverable. Individual assets are grouped for impairment purposes based on a common operating field. If there is an indication the carrying amount of an asset may not be recovered, the asset is assessed for potential impairment. If, upon review, the sum of the undiscounted pre-tax reserve cash flows is less than the carrying value of the asset, the carrying value is written down to estimated fair value. There is normally a lack of quoted market prices for long-lived assets. As such, the fair value of impaired assets is typically determined based on the present values of expected future cash flows using discount rates believed to be consistent with those used by principal market participants or by comparable transactions. The expected future cash flows used for impairment reviews and related fair value calculations are typically based on judgmental assessments of future production volumes, commodity prices, operating costs, and capital investment plans, considering all available information at the date of review.
All unproved property costs are reviewed at least annually to determine if impairment has occurred. In addition, impairment assessments are made on an interim basis if facts and circumstances exist that suggest

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
impairment may have occurred. The impairment assessments are affected by economic factors such as the results of exploration activities, commodity price outlooks, anticipated drilling programs, remaining lease terms, and potential shifts in business strategy. During any period in which impairment is indicated, the accumulated costs associated with the impaired property are charged against earnings.
Depreciation, Depletion and Amortization
Depreciation, depletion and amortization of capitalized drilling and development costs of producing crude oil and natural gas properties, including related support equipment and facilities, are computed using the unit-of-production method on a field basis based on total estimated proved developed reserves. Amortization of producing leaseholds is based on the unit-of-production method using total estimated proved reserves, which includes proved undeveloped reserves. The rates utilized under the unit-of-production method are based upon quantities of recoverable crude oil and natural gas reserves, which are established based on estimates made by the external independent reserve engineers.
Upon sale or retirement of proved oil and natural gas properties, the cost and related accumulated depreciation, depletion and amortization are eliminated from the accounts and the resulting gain or loss, if any, is recognized. Sales of proved oil and natural gas properties constituting a part of an amortization base are accounted for as normal retirements with no gain or loss recognized if doing so does not significantly affect the unit-of-production amortization rate.
Asset Retirement Obligations
North Peak Oil and Gas recognizes liabilities for retirement obligations associated with tangible long-lived assets, such as producing well sites when there is a legal obligation associated with the retirement of such assets and the amount can be reasonably estimated. The initial measurement of an asset retirement obligation is recorded as a liability at its fair value, with an offsetting asset retirement cost recorded as an increase to the associated property and equipment on the combined balance sheets. When the assumptions used to estimate a recorded asset retirement obligation change, a revision is recorded to both the asset retirement obligation and the asset retirement cost. The asset retirement cost is depreciated over the useful life of the associated asset. Accretion of the discount on asset retirement obligations is charged to expense.
Debt Issuance Costs
Costs incurred to secure debt financing are capitalized and amortized over the life of the arrangement on a straight-line basis, which approximates the effective interest method. Unamortized debt issuance costs for revolving notes are reflected as a component of “Other assets” in the combined balance sheets. All other unamortized debt issuance costs are reflected as a reduction of “Long-term debt, net” in the combined balance sheets. The amortization of all debt issuance costs are reflected as a component of “Interest expense” in the combined statements of income.
Class B Units
North Peak Oil and Gas has issued Class B units to certain members of management, which are designed as a profits interest and entitle the Class B unit holders to an increased share of distributable cash flow generated by North Peak Oil and Gas in the event certain performance hurdles are met.
Revenue Recognition
Revenues include the sale of crude oil, natural gas and NGL production. Crude oil, natural gas and NGL sales are recognized when production is sold to a purchaser at a fixed or determinable price, delivery has occurred, control has transferred, and collectability of the revenue is probable. The performance obligations of North Peak Oil and Gas are satisfied at a point in time. This occurs when control is transferred

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
to the purchaser upon delivery of contract specified production volumes at a specified point. The transaction price used to recognize revenue is a function of the contract billing terms. Taxes assessed by governmental authorities on crude oil, natural gas and NGL sales are presented separately from such revenues in the accompanying combined statements of comprehensive earnings.
In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which includes a five-step model that requires an entity to identify performance obligations in its contracts, estimate the amount of consideration to be received, allocate the consideration to each separate performance obligation, and recognize revenue as obligations are satisfied. ASU 2014-09 requires expanded disclosures surrounding revenue recognition and is intended to improve the financial reporting requirements for revenue from contracts with customers and converge these requirements with international standards Subsequently, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), pertaining to the presentation of revenues on a gross basis (revenues presented separately from associated expenses) versus a net basis.
Oil
Sales under oil contracts of North Peak Oil and Gas are generally considered performed when it sells the oil production at the wellhead and receives an agreed-upon index price, net of any price differentials. North Peak Oil and Gas recognizes revenue when control transfers to the purchaser at the wellhead based on the net price received.
Natural Gas and NGLs
A control-based assessment is performed to identify whether North Peak Oil and Gas is a principal or an agent in the transaction, which determines whether revenue and the related expenses are presented on a gross or net basis. North Peak Oil and Gas acts as a principal in sales transactions when it has the ability to take-in-kind, which is not the case in the majority of its gas processing and transportation contracts. North Peak Oil and Gas recognizes revenue on a net basis, with the gathering, processing and transportation costs associated with its arrangements being recorded as a reduction to natural gas and NGL sales in the statements of income. Natural gas and NGL processing fees are reported as a reduction of natural gas and NGL revenues.
Performance Obligations and Contract Balances
The majority of product sale commitments of North Peak Oil and Gas are short-term in nature with a contractual term of one year or less. For these contracts, North Peak Oil and Gas applies the practical expedient in Accounting Standards Codification (“ASC”) 606-10-50-14, which exempts entities from disclosing the transaction price allocated to remaining performance obligations, if any, if the performance obligation is part of a contract that has an original expected duration of one year or less.
For contracts with terms greater than one-year, North Peak Oil and Gas does not disclose the value of unsatisfied performance obligations under its contracts with customers as it applies the practical expedient in ASC 606-10-50-14A, which applies to variable consideration that is recognized as control of the product is transferred to the customer. Since each unit of product represents a separate performance obligation, future volumes are wholly unsatisfied, and disclosure of the transaction price allocated to remaining performance obligations is not required.
North Peak Oil and Gas typically satisfies its performance obligations upon transfer of control and records the related revenue in the month production is delivered to the purchaser. Settlement statements for crude oil, natural gas and NGLs may not be received for 30 to 60 days after the date the volumes are delivered, and as a result, North Peak Oil and Gas is required to estimate the amount of volumes delivered to the purchaser and the price that will be received from the sale of the product. North Peak Oil and Gas

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
records the difference between estimated volumes and prices for production and actual volumes and prices for production in the month that payment is received from the purchaser. Historically, differences between revenue estimates and actual revenue received have not been significant.
Contract Balances
North Peak Oil and Gas recognizes revenue after its performance obligations have been satisfied, at which point it has an unconditional right to receive payment for its activities that give rise to revenues. Therefore, the product sales contracts of North Peak Oil and Gas do not give rise to contract assets or contract liabilities. Instead, the unconditional right of North Peak Oil and Gas to receive consideration are presented as a receivable within “Accounts receivable” in its combined balance sheet.
Income Taxes
North Peak Oil and Gas is organized as a limited liability company and taxed as a partnership for federal income tax purposes. As a result, income or loss are taxable or deductible to the members rather than at the North Peak Oil and Gas level. Accordingly, no provision has been made for federal income taxes in the accompanying combined financial statements. In certain instances, North Peak Oil and Gas is subject to state taxes on income arising in or derived from the state tax jurisdictions in which it operates.
State income tax positions are evaluated in a two-step process. North Peak Oil and Gas first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more likely than not threshold, it is then measured to determine the amount of expense to record in the combined financial statements. The tax expense recorded would be equal to the largest amount of expense related to the outcome that is 50% or greater likely to occur. North Peak Oil and Gas classifies any potential accrued interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as operating expense. Management of North Peak Oil and Gas has not taken a tax position that, if challenged, would be expected to have a material effect on the combined financial statements of North Peak Oil and Gas as of or for the years ended December 31, 2023 and 2022.
North Peak Oil and Gas did not incur any penalties or interest related to its state tax returns during the years ended December 31, 2023 and 2022.
Under the new centralized partnership audit rules effective for tax years beginning after 2018, the Internal Revenue Service (“IRS”) assesses and collects underpayments of tax from the partnership instead of from each partner. The partnership may be able to pass the adjustments through to its partners by making a push-out election or, if eligible, by electing out of the centralized partnership audit rules. The collection of tax from the partnership is only an administrative convenience for the IRS to collect any underpayment of income taxes, including interest and penalties. Income taxes on partnership income, regardless of who pays the tax or when the tax is paid, is attributed to the partners. Any payment made by the partnership as a result of an IRS examination will be treated as a distribution from the partnership to the partners in the combined financial statements.
Net Income Per Share
Basic net income per share of North Peak Oil and Gas has been computed based on the average number of Class A shares outstanding for the period. During periods when North Peak Oil and Gas has net income, basic net income per share includes the effect of participating securities, which consist of Class B shares outstanding. North Peak Oil and Gas utilizes the if-converted method for the purpose of calculating diluted earnings per share if the result is more dilutive than under the two-class method.
Leases
North Peak Oil and Gas establishes right-of-use assets and lease liabilities on the balance sheet for all leases with a term longer than 12 months. Typical right-of-use operating lease assets of North Peak Oil and

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
Gas are for certain leases related to drilling rigs, compressors and other equipment related to the exploration, development and production of oil and gas. For the years ended December 31, 2023 and 2022, North Peak Oil and Gas had no leases in effect with a term extending greater than 12 months.
Commitments and Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Liabilities for environmental remediation or restoration claims resulting from allegations of improper operation of assets are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated.
Affiliate Transactions
An affiliate provides certain operational and administrative support to North Peak Oil and Gas and bills for these services. Amounts incurred by North Peak Oil and Gas for these services are shown as “Affiliate expenses” in the combined statements of income. Amounts paid in excess of actual billings for operational and administrative support provided to North Peak Oil and Gas are reflected as “Affiliate receivables” in the combined balance sheets.
Segments
The crude oil and natural gas and production activities of North Peak Oil and Gas are solely focused in the U.S. North Peak Oil and Gas aggregates its operating segments into one reporting segment, exploration and production, due to the similarity of these operations.
Recent Accounting Pronouncements
In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting” (“ASU 2020-04”). ASU 2020-04 provides optional expedients and exceptions for applying U.S. GAAP to contracts, hedging relationships and other transactions that reference London Interbank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued because of reference rate reform. In December 2022, the FASB issued ASU 2022-06, “Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848” (“ASU 2022-06”), which defers the sunset date of Topic 848 from December 31, 2022 to December 31, 2024. Beginning in August of 2022, North Peak Oil and Gas began using the SOFR (“Standard Overnight Financing Rate”) reference rate. For further information, refer to Note 7 — Debt and Related Expenses.
In June 2016, the FASB issued ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). ASU 2016-13 requires that a financial asset measured at amortized cost be presented at the net amount expected to be collected. ASU 2016-13 is intended to provide more timely decision-useful information about the expected credit losses on financial instruments. In November 2019, the FASB ASU 2019-19, “Codification Improvements to Topic 326: Financial Instruments — Credit Losses”, which makes amendments to clarify the scope of the guidance, including clarification that receivables arising from operating leases are not within its scope. The amended guidance became effective for North Peak Oil and Gas on January 1, 2023 and did not result in a material impact to the financial position, cash flows, or results of operations.

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
Note 2.   Accounts Receivable and Accounts Payable
Components of accounts receivable include the following (in thousands):
	December 31,
	2023	2022
Crude oil, natural gas and NGL Sales	$21,377	$19,592
Joint interest billings	2,592	2,548
Other	850	91
Gross accounts receivable	24,819	22,231
Allowance for credit losses	—	—
Net accounts receivable	$24,819	$22,231
Accounts payable and accrued liabilities consisted of the following at the dates indicated (in thousands):
	December 31,
	2023	2022
Accounts payable	$25,173	$28,986
Severance and ad valorem taxes	17,502	2,946
Suspense	7,663	5,160
Accrued oil and gas capital expenditures	111	1,594
Accrued lease operating and workover expenses	441	—
Owner advances and prepayments	315	3,113
Revenues payable	7,947	4,826
Accrued compensation costs	170	—
Other	379	581
Accounts payable and accrued liabilities	$59,701	$47,206
Note 3.   Oil and Natural Gas Properties
Capitalized Costs
The following table reflects the aggregate capitalized costs associated with North Peak Oil and Gas (in thousands):
	December 31,
	2023	2022
Oil and natural gas properties and equipment:
Proved properties	$581,972	$459,638
Unproved properties	308,225	263,699
Total oil and natural gas properties and equipment	890,197	723,337
Less: Accumulated depreciation, depletion and amortization	(314,249)	(223,034)
Oil and natural gas properties and equipment, net	$575,948	$500,303

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
During the years ended December 31, 2023 and 2022, North Peak Oil and Gas recorded proved property impairments of $16.4 million and $3.4 million, respectively. During the years ended December 31, 2023 and 2022, North Peak Oil and Gas recorded unproved property impairment of $4.7 million and $4.8 million, respectively.
Acquisitions
On August 29, 2022, North Peak Oil and Gas completed the acquisition of certain oil and natural gas working interests and related equipment pursuant to the purchase and sale agreement with (i) Helis Oil and Gas Company, LLC, dated July 16, 2022, (ii) Walter Oil & Gas Corporation, dated August 11, 2022, and (iii) Gray & Company, Inc., dated August 11, 2022. At closing, the acquired assets included approximately 26 gross producing wells (22 net producing wells), 1 gross saltwater disposal well (0.9 net saltwater disposal wells), as well as approximately 33,490 net acres in the Niobrara-DJ Basin in Laramie County, Wyoming.
The total consideration paid by North Peak Oil and Gas was $151.9 million, consisting of $19.5 million in funds deposited into escrow and cash in the amount of $132.4 million. North Peak Oil and Gas funded the purchase price through a combination of cash on hand and the $150.0 term loan discussed in Note 7 — Debt and Related Expenses.
The acquisition was accounted for using the acquisition method under ASC Topic 805, Business Combinations, which requires all assets acquired and liabilities assumed to be recorded at fair value at the acquisition date.
The following table summarizes the fair values assigned to assets acquired and liabilities assumed as of the acquisition date (in thousands):
Fair value of net assets:
Proved oil and natural gas properties	$122,169
Unproved oil and natural gas properties	29,184
Oilfield equipment	779
Total assets acquired	$152,132
Fair value of liabilities assumed:
ARO liability acquired	$194
Total liabilities assumed	$194
Fair value of consideration paid for net assets:
Deposit to escrow	$19,530
Final payment	132,408
Total fair value of consideration transferred	$151,938
The results of operations from the August 29, 2022 closing date through December 31, 2022, included approximately $33.6 million of revenue and $22.1 million of income from operations from the acquisition.
Suspended Exploratory Well Costs
The following table summarizes the changes in suspended exploratory wells costs for North Peak Oil and Gas (in thousands):

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
	Year Ended December 31,
	2023	2022
Beginning balance	$17,729	$16,769
Additions pending determination of proved reserves	1,914	20,615
Charges to exploration expense	—	—
Reclassifications to proved properties	(5,266)	(19,655)
Ending Balance	$14,377	$17,729
North Peak Oil and Gas had no projects with suspended exploratory well costs that were capitalized for a period of greater than one year since the completion of drilling as of December 31, 2023 and 2022.
Note 4.   Revenue
Disaggregation of Revenue
The following table presents the disaggregation of crude oil, natural gas and NGL revenue of North Peak Oil and Gas (in thousands):
	Year Ended December 31,
	2023	2022
Crude oil	$194,612	$178,747
Natural gas	2,725	6,233
NGLs	6,693	7,287
Total crude oil, natural gas and NGL sales, net	$204,030	$192,267
Contract Balances
As of December 31, 2023 and 2022, the accounts receivable balance representing amounts due or billable under the terms of contracts with purchasers was $21.4 million and $19.6 million, respectively. As of January 1, 2022, the accounts receivable balance representing amounts due or billable under the terms of contracts with purchasers was $10.8 million.
Note 5.   Derivative Financial Instruments
Commodity Derivatives
As of December 31, 2023, North Peak Oil and Gas had the following open crude oil derivative positions:
	2024	2025	2026
WTI NYMEX Sold Swaps
Notional Quantity (Bbls)	1,299,500	687,000	387,000
Weighted Average Fixed Price ($/Bbl)	$75.07	$71.05	$66.12
WTI NYMEX Purchased Puts
Notional Quantity (Bbls)	132,500	151,000	104,000
Weighted Average Strike Price ($/Bbl)	$69.53	$63.01	$61.39
WTI NYMEX Sold Calls
Notional Quantity (Bbls)	72,500	151,000	104,000
Weighted Average Strike Price ($/Bbl)	$77.75	$74.17	$73.64

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
As of December 31, 2023, North Peak Oil and Gas had the following open natural gas derivative positions:
	2024	2025	2026
Henry Hub NYMEX Purchased Puts
Notional Quantity (MMBtu)	159,000	—	—
Weighted Average Strike Price ($/MMBtu)	$2.85	$—	$—
Henry Hub NYMEX Sold Calls
Notional Quantity (MMBtu)	159,000	—	—
Weighted Average Strike Price ($/MMBtu)	$3.75	$—	$—
As of December 31, 2023, North Peak Oil and Gas did not have any open NGL derivative positions.
Derivative Gains and Losses
Cash receipts and payments reflect the gains or losses on derivative contracts which matured during the applicable period, calculated as the difference between the contract price and the market settlement price of matured contracts. The derivative contracts of North Peak Oil and Gas are settled based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on the New York Mercantile Exchange (“NYMEX”) West Texas Intermediate pricing and natural gas derivative settlements based primarily on NYMEX Henry Hub pricing. Non-cash gains and losses represent the change in fair value of derivative instruments which continued to be held at period end and the reversal of previously recognized non-cash gains or losses on derivative contracts that matured during the period.
The following table presents cash receipts and payments along with non-cash gains and losses of commodity derivative contracts (in thousands):
	Year Ended December 31,
	2023	2022
Cash received (paid) on derivatives	$5,072	$(15,216)
Non-cash gain (loss) on derivatives	(570)	13,297
Gain (loss) on derivatives, net	$5,642	$(1,919)
Financial Statement Presentation
All derivative financial instruments are recognized at their current fair value as either assets or liabilities in the combined balance sheets. Amounts related to contracts allowed to be netted upon payment subject to a master netting arrangement with the same counterparty are reported on a net basis in the combined balance sheets. The table below presents a summary of these positions as of December 31, 2023 and 2022 (in thousands):
	December 31, 2023
	Gross Fair Value	Amounts Netted	Net Fair Value
Commodity derivative assets:
Commodity derivative asset, current	$5,410	$(256)	$5,154
Commodity derivative asset, noncurrent	5,063	(2,452)	2,611
Total commodity derivative assets	$10,473	$(2,708)	$7,765

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
	December 31, 2023
	Gross Fair Value	Amounts Netted	Net Fair Value
Commodity derivative liabilities:
Commodity derivative liability, current	$(256)	$256	$—
Commodity derivative liability, noncurrent	(2,452)	2,452	—
Total commodity derivative liabilities	$(2,708)	$2,708	$—

	December 31, 2022
	Gross Fair Value	Amounts Netted	Net Fair Value
Commodity derivative assets:
Commodity derivative asset, current	$10,306	$(3,497)	$6,809
Commodity derivative asset, noncurrent	4,222	(814)	3,408
Total commodity derivative assets	$14,528	$(4,311)	$10,217
Commodity derivative liabilities:
Commodity derivative liability, current	$(6,190)	$3,497	$(2,693)
Commodity derivative liability, noncurrent	(1,142)	814	(328)
Total commodity derivative liabilities	$(7,332)	$4,311	$(3,021)
Note 6.   Asset Retirement Obligations
The following table presents changes in asset retirement obligations of North Peak Oil and Gas (in thousands):
	Year Ended December 31,
	2023	2022
Asset retirement obligations at beginning of year	$4,432	$4,048
Wells acquired/developed	123	385
Liabilities settled	(47)	(130)
Revision of estimated obligation	94	(95)
Accretion expense on discounted obligation	272	224
Asset retirement obligations at end of year	$4,874	$4,432
Note 7.   Debt and Related Expenses
The following table presents the outstanding debt and related expenses of North Peak Oil and Gas (in thousands):
	December 31,
	2023	2022
Prudential Notes	$36,488	$34,686
EOC Loan	121,875	144,375
Amegy Notes	187	—
Total debt, including current portion	158,550	179,061
Less: Debt issuance costs	(4,435)	(5,948)

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
	December 31,
	2023	2022
Total debt, including current portion, net	154,115	173,113
Less: Prudential Notes, current portion	(21,150)	—
Less: EOC Loan, current portion	(22,500)	(22,500)
Long-term debt, net	$110,465	$150,613

Debt maturities as of December 31, 2023, excluding debt issuance costs, are as follows (in thousands):
2024	$43,837
2025	37,838
2026	76,875
Total	$158,550
EOC Term Loan
On August 29, 2022, North Peak entered into a four-year $150.0 million term loan agreement with EOC Partners Advisors, L.P. (“EOC Loan”), managed by Alter Domus, LLC. Proceeds from the EOC Loan were used to fund development drilling, future acquisitions and pay transactions fees and expenses. The EOC Loan is secured against a first lien on North Peak’s oil and natural gas properties and other assets. The EOC Loan matures on August 29, 2026, at which time all advances are required to be paid in full. Interest accrues at the Secured Overnight Financing Rate (“SOFR”) plus an applicable margin of 7.0% and an annual adjustment of 0.15%, which was 12.5% as of December 31, 2023.
Principal payments of 3.75% of the original balance are due quarterly, and the remaining balance and accrued interest are due at maturity.
The EOC Loan contains various financial covenants, defined within the EOC Loan agreement, including a Consolidated Net Leverage Ratio, Current Ratio and Asset Coverage Ratio (collectively, the “EOC Financial Covenants”). The following table summarizes the Financial Covenants of the EOC Loan for the periods indicated:
	Consolidated Net Leverage Ratio*	Current Ratio**	Asset Coverage Ratio
At December 31, 2023:
EOC Loan	2.75 to 1.00	1.00 to 1.00	1.50 to 1.00

*
Fiscal quarters ending from December 31, 2022 to December 31, 2023. Lowered to 2.50 to 1.00 for subsequent fiscal quarters.

**
Fiscal quarter ending December 31, 2023, specifically, lowered to 0.25 to 1.00 according to the Third Amendment to EOC Term Loan Credit Agreement.

Additionally, the EOC Loan restricts North Peak’s indebtedness, limits its ability to create liens securing certain indebtedness, make restricted payments, make or permit investments, loans and advances or enter into certain sale-leaseback transactions, among other matters. These covenants are subject to a number of important exceptions and qualifications. North Peak was in compliance with the EOC Financial Covenants at December 31, 2023.
Amegy Notes
On October 18, 2022, North Peak entered into a Senior Secured Revolving Credit Agreement with Zions Bancorporation, N.A. dba Amegy Bank (“Amegy”) with a commitment and borrowing base of

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
$10.0 million (“Amegy Notes”). The Amegy Notes are secured against a first lien on North Peak’s oil and natural gas properties and other assets. Balances outstanding under the Amegy Notes bear interest at the SOFR plus an applicable margin based on revolver utilization, which was 9.07% as of December 31, 2023. Principal and any accrued interest is due at maturity on October 18, 2024.
The Amegy Notes contain various financial covenants, defined within Amegy Notes agreement, including a Consolidated Net Leverage Ratio, Current Ratio and Asset Coverage Ratio (collectively, the “Amegy Financial Covenants”). The following table summarizes the Financial Covenants of the Amegy Loan for the periods indicated:
	Consolidated Net Leverage Ratio*	Current Ratio**	Asset Coverage Ratio
At December 31, 2023:
Amegy Notes	2.75 to 1.00	1.00 to 1.00	1.50 to 1.00

*
Fiscal quarters ending from December 31, 2022 to December 31, 2023. Lowered to 2.50 to 1.00 for subsequent fiscal quarters.

**
Fiscal quarter ending December 31, 2023, specifically, lowered to 0.25 to 1.00 according to the Third Amendment to Amegy Senior Secured First Lien Revolving Credit agreement.

Additionally, the Amegy Notes restricts North Peak’s indebtedness, limits its ability to create liens securing certain indebtedness, make restricted payments, make or permit investments, loans and advances or enter into certain sale-leaseback transactions, among other matters. These covenants are subject to a number of important exceptions and qualifications. North Peak was in compliance with the Amegy Financial Covenants at December 31, 2023.
Prudential Notes
On October 7, 2021, Navigation entered into an agreement with Prudential Capital Energy Partners, L.P., Prudential Capital Energy Partners Management Fund, L.P. and Prudential Annuities Life Assurance Corporation (collectively, “Prudential”) to fund both three-year $40.0 million Senior Secured Revolving Notes (“Prudential Senior Notes”) and four-year $15.0 million Senior Subordinated 13.0% Notes (“Prudential Subordinated Notes”, collectively, the “Prudential Notes”). Proceeds from the Prudential Notes were used to refinance existing indebtedness under the Citibank Credit Facility, fund development drilling, potential future acquisitions and pay transaction fees and expenses. The Prudential Notes are secured against a first lien on Navigation’s crude oil and natural gas properties and other assets.
The borrowing base under the Prudential Senior Notes was $33.0 million at December 31, 2023. The borrowing base is redetermined twice per year, on or about March 31 and September 30. Fundings under the Prudential Senior Notes are classified as Eurodollar Loans and bear interest at LIBOR plus a margin of 6.0% to 7.0% based on the total leverage ratio and subject to a minimum LIBOR floor of 1.0%. Effective November 2022, the LIBOR rate was replaced with a benchmark of Adjusted Term SOFR. Adjusted Term SOFR is defined as Term SOFR, plus the applicable margin, plus 0.15% or 0.25%, dependent upon the LIBOR screen rate replaced term. Additionally, at any time the commitments under the Prudential Subordinated Notes have not been terminated, Navigation is required to pay a portion of such interest due on the Prudential Subordinated Notes equal to the payment-in-kind (“PIK”) by adding the amount of the PIK to the principal balance of the Prudential Subordinated Notes, not to exceed 1.0%. All cash interest is payable quarterly in arrears. The interest rate on the Prudential Senior Notes was 11.54% at December 31, 2023.
The Prudential Notes contain various financial covenants, each defined within the purchase agreements for the Prudential Senior Notes and the Prudential Subordinated Notes, including a Total Leverage Ratio,

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
Senior Leverage Ratio, Interest Coverage Ratio, and Asset Coverage Ratio (collectively, the “Financial Covenants”). The following table summarizes the Financial Covenants of the Prudential Notes for the periods indicated:
	Total Leverage Ratio	Senior Leverage Ratio	Interest Coverage Ratio	Asset Coverage Ratio
At December 31, 2023:
Prudential Senior Notes	2.50 to 1.00	2.00 to 1.00	2.50 to 1.00	1.50 to 1.00
Prudential Subordinated Notes	3.00 to 1.00	2.50 to 1.00	2.00 to 1.00	1.50 to 1.00
Additionally, the Prudential Notes require Navigation to maintain unrestricted cash of at least $0.75 million and limit Navigation’s ability to create liens securing certain indebtedness, enter into certain sale-leaseback transactions, or consolidate, merge or transfer certain assets, among other matters. These covenants are subject to a number of important exceptions and qualifications. Navigation was in compliance with the Financial Covenants at December 31, 2023.
Debt Issuance Costs
Unamortized debt issuance costs were $4.5 million and $6.6 million at December 31, 2023 and 2022, respectively. Unamortized debt issuance costs include $0.4 million on unamortized debt issuance costs associated with the Prudential Senior Notes included in “Other assets” in the combined balance sheets. Amortization of debt issuance costs were $2.1 million and $1.1 million for the years ended December 31, 2023 and 2022, respectively. Future amortization of debt issuance costs is as follows (in thousands):
2024	$1,948
2025	1,573
2026	944
Total	$4,465
Note 8.   Leases
Adoption of ASC 842
In accordance with ASU 2016-02, Leases (“ASC 842”), North Peak Oil and Gas records a right-of-use (“ROU”) asset and corresponding liability on the combined balance sheets for all operating or finance leases with a lease term in excess of 12 months.
North Peak Oil and Gas elected the accounting policy election as described in ASC 842-20-25-2 to not apply the recognition requirements within ASC 842 to short-term leases for all applicable asset classes.
Lease Recognition
North Peak Oil and Gas enters into contractual lease arrangements related to drilling rigs, compressors and other equipment related to the exploration, development and production of oil and gas from third-party lessors. All current leases are short-term, with an initial term of 12 months or less and are not recorded on the combined balance sheets. North Peak Oil and Gas recognizes lease expense in the combined statements of income for these short-term leases on a straight-line basis over the lease term. The lease costs of North Peak Oil and Gas were as follows (in thousands):

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
	Year Ended December 31,
	2023	2022
Lease costs included in combined statements of operations:
Short-term lease costs	$11,317	$6,168
Total lease costs	$11,317	$6,168
Note 9.   Fair Value Measurements
The carrying values of cash, accounts receivable, other current assets, accounts payable and accrued expenses included in the accompanying combined balance sheets approximated fair value at December 31, 2023 and 2022 due to their short term nature. Therefore, such financial assets and liabilities are not presented in the following table. The following table provides the carrying value and fair value measurement information for certain of the financial assets and liabilities of North Peak Oil and Gas (in thousands):
			Fair Value Measurements Using:
	Carrying Amount	Total Fair Value	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs
December 31, 2023 assets (liabilities):
Commodity derivatives	$7,765	$7,765	$—	$7,765	$—
Asset retirement obligations	$(4,874)	$(4,874)	$—	$—	$(4,874)
Long-term debt	$(114,900)	$(114,706)	$—	$(114,706)	$—
December 31, 2022 assets (liabilities):
Commodity derivatives	$7,196	$7,196	$—	$7,196	$—
Asset retirement obligations	$(4,432)	$(4,432)	$—	$—	$(4,432)
Long-term debt	$(156,561)	$(156,561)	$—	$(156,561)	$—
The following methods and assumptions were used to estimate the fair values in the table above.
Level 2 Fair Value Measurements
Commodity derivatives — The fair value of commodity derivatives is estimated using observable market data and assumptions with adjustments based on widely accepted valuation techniques. A discounted cash flow analysis on the expected cash flows of each derivative reflects the contractual terms of the derivative, including period to maturity, and uses observable market-based inputs, including interest rate curves, implied volatilities, transaction size, counterparty credit quality and the estimated current replacement cost of the derivative instrument.
Long-term debt — The debt instruments of North Peak Oil and Gas do not trade actively in an established market. The fair value of the EOC Loan, Amegy Notes and the Prudential Senior Notes approximate carrying value as both facilities contain variable interest rates. The fair value of the Prudential Subordinated Notes was $15.1 million at December 31, 2023 and was estimated based on debt with similar terms and maturity.
Level 3 Fair Value Measurements
Asset retirement obligations — The fair value of asset retirement obligations is estimated using discounted cash flow projections using numerous estimates, assumptions and judgments regarding such factors as the existence of a legal obligation, estimated plugging and abandonment costs, timing of remediation, the credit-adjusted risk-free rate and inflation rate.

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
Assets Measured at Fair Value on a Nonrecurring Basis
Certain assets are reported at fair value on a nonrecurring basis in the combined financial statements. The following methods and assumptions were used to estimate the fair values for those assets.
Asset impairments — Proved crude oil and natural gas properties are reviewed for impairment on a field-by-field basis each quarter. The estimated future cash flows expected in connection with the field are compared to the carrying amount of the field to determine if the carrying amount is recoverable. If the carrying amount of the field exceeds its estimated undiscounted future cash flows, the carrying amount of the field is reduced to its estimated fair value. Risk-adjusted probable and possible reserves may be taken into consideration when determining estimated future net cash flows and fair value when such reserves exist and are economically recoverable. Due to the unavailability of relevant comparable market data, a discounted cash flow method is used to determine the fair value of proved properties. Significant unobservable inputs (Level 3) utilized in the determination of discounted future net cash flows include future commodity prices adjusted for differentials, forecasted production based on decline curve analysis, estimated future operating and development costs, property ownership interests, and a 10.0% discount rate.
Unobservable inputs to the fair value assessments of North Peak Oil and Gas are reviewed and revised as warranted based on a number of factors, including reservoir performance, new drilling, crude oil and natural gas prices, changes in costs, technological advances, new geological or geophysical data, or other economic factors.
During the years ended December 31, 2023 and 2022, North Peak Oil and Gas recorded proved property impairments of $16.4 million and $3.4 million, respectively.
Certain unproved crude oil and natural gas properties were impaired during the years ended December 31, 2023 and 2022, reflecting recurring amortization of undeveloped leasehold costs on properties North Peak Oil and Gas expects will not be transferred to proved properties over the lives of the leases based on drilling plans, experience of successful drilling, and the average holding period.
The following table sets forth the non-cash impairments of both proved and unproved properties (in thousands):
	For the Year Ended December 31,
	2023	2022
Proved property impairments	$16,378	$3,442
Unproved property impairments	4,696	4,788
Impairment expense	$21,074	$8,230
Note 10.   Members’ Equity and Incentive Units
Profits and Losses Allocation
Profits and losses will be determined and allocated with respect to each fiscal year as of the end of such fiscal year. Profits and losses will be allocated among the members in a manner such that the adjusted capital account for each member is, as nearly as possible, equal (proportionately) to the distributions that would be made to such member if North Peak Oil and Gas were dissolved.
During the third quarter of 2022, some former North Peak, Navigation and Pine Haven equity and incentive unit holders agreed to have all of their units repurchased for $1.0 million, $0.9 million and $0.3 million, respectively. North Peak repurchased 900 Class A units from Vertex Energy, resulting in a loss on the member buyout of $0.1 million, Navigation repurchased 788 Class A units from members of the former

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
management team and Pine Haven repurchased 831 Class A units from Boreas Energy Resources. The Class A units for Navigation and Pine Haven remain issued but are not outstanding as of December 31, 2022.
As of December 31, 2023, North Peak Oil and Gas had the following equity commitments (amounts in thousands):
	Equity Committed	Equity Percentage
Juniper*	$665,170	99.8%
Boomtown Oil, LLC	1,033	0.2%
Century Natural Resources, LLC	225	0.0%
Total	$666,428	100.0%

*
Juniper, as denoted in the table above, includes Juniper CAR Holdings, LLC; Juniper Century Holdings, LLC; Juniper Capital II, LP; Juniper Capital III, LP; Juniper North Peak Partners, LP; Juniper NPR Holdings, LLC; and Juniper PHR Holdings, LLC

Profits Interest Units
North Peak Oil and Gas has issued to certain members of management Class B units, which are designed as profits interests. Class B unit holders are entitled to an increased share of the distributable cash flow generated by North Peak Oil and Gas in the event certain performance hurdles are met. Profits interests, such as the Class B units, do not typically have value until a major asset liquidation event occurs, and a major liquidation event is not deemed probable until such event has actually occurred under U.S. GAAP. Based upon the sharing ratios set forth in the operating agreements, the limited history of North Peak Oil and Gas and the fact no liquidation event has occurred, the realization of value for the Class B unitholders is not probable at the date of grant. As such, no compensation expense was recorded during the years ended December 31, 2023 and 2022. As of December 31, 2023 and 2022, North Peak Oil and Gas had 1,150 and 1,150 Class B units outstanding, respectively.
During the third quarter 2022, Cassidy, Navigation and Pine Haven redeemed 237, 1,000 and 500 Class B units, respectively. As of December 31, 2022, these Class B units were issued but not outstanding.
Note 11.   Commitments and Contingencies
Environmental Remediation
Various federal, state and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, may affect the operations and the cost of crude oil and natural gas exploration, development, and production operations of North Peak Oil and Gas. North Peak Oil and Gas does not anticipate that it will be required in the near future to expend significant amounts for compliance with such federal, state and local laws and regulations and therefore no amounts have been accrued for such purposes.
Litigation
North Peak Oil and Gas is involved in various legal proceedings including, but not limited to, commercial disputes, claims from royalty and surface owners, property damage claims, personal injury claims, regulatory compliance matters, disputes with tax authorities and other matters. While the outcome of these legal matters cannot be predicted with certainty, North Peak Oil and Gas does not expect them to have a material effect on its financial condition, results of operations or cash flows, other than as discussed below.

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
North Peak was involved in litigation regarding ownership of revenue and working interests for certain wells during the year ended December 31, 2021. North Peak received an unfavorable judgment from the Court in the matter and as a result, accrued for the entire amount of the judgment of $4.1 million in the combined balance sheet at December 31, 2021, which includes $2.4 million in estimated additional losses. The amount accrued for the legal judgment includes $1.7 million in previously recorded revenue suspense that was subsequently reclassified. On October 26, 2022, the Wyoming Supreme Court ruled in favor of North Peak and remanded the case back to the Court for further consideration, including determination of the disbursement of funds in accordance with the ruling by the Wyoming Supreme Court. As a result of that ruling, the accrual was reduced to $3.7 million at December 31, 2022, resulting in a gain on litigation of $0.4 million. On May 23, 2023, the District Court issued its final ruling in favor of North Peak resulting in all previously restricted funds to be returned to North Peak. As part of the final ruling, North Peak was required by the District Court to pay $1.7 million of undisputed royalties to various third parties. North Peak recorded a $2.0 million gain on legal judgment as it had accrued for the loss in a previous period of $3.7 million. This payment is included in other income in the combined statements of income.
Note 12.   Concentrations of Credit Risk
North Peak Oil and Gas is subject to credit risk resulting from the concentration of its crude oil, natural gas and NGL receivables with significant purchasers. Receivables from purchasers are generally unsecured as North Peak Oil and Gas does not require collateral. For the years ended December 31, 2023 and 2022, three purchasers and four purchasers accounted for 86% and 85%, respectively, of crude oil, natural gas, and NGL sales. North Peak Oil and Gas does not believe the loss of any single purchaser would materially impact its financial position, results of operations, or cash flows as crude oil, natural gas and NGLs are fungible products with well-established markets and numerous purchasers in its areas of operations. For the years ended December 31, 2023 and 2022, North Peak Oil and Gas experienced no such credit losses.
Derivative financial instruments are generally executed with major financial institutions that expose North Peak Oil and Gas to market and credit risks and which may, at times, be concentrated with certain counterparties. The credit worthiness of the counterparties is subject to continual review. North Peak Oil and Gas also has netting arrangements in place with counterparties to reduce its credit exposure. North Peak Oil and Gas has not historically experienced any losses from such instruments.
North Peak Oil and Gas maintains cash and cash equivalents in bank deposit accounts which, at times, may exceed the federally insured limits. North Peak Oil and Gas has not experienced any losses related to amounts in excess of FDIC limits and believes it is not exposed to significant credit risk in this area.
Note 13.   Net Income Per Share
The following table reconciles net loss from North Peak Oil and Gas and weighted-average Class A shares outstanding used in the calculations of basic and diluted net income per share (in thousands, except share and per share amounts):
	For the Year Ended December 31,
	2023	2022
Net income attributable to North Peak Oil and Gas:
Net income	$21,403	$60,775
Less: income allocated to participating securities	—	—
Net income attributable to North Peak Oil and Gas	$21,403	$60,775

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
	For the Year Ended December 31,
	2023	2022
Class A weighted average shares outstanding:
Basic and diluted	544,675	477,446
Net income per share:
Basic and diluted	$39.29	$127.30

For the years ended December 31, 2023 and 2022, the performance hurdles for Class B units to participate in the profits of North Peak Oil and Gas were not met. As a result, no income is allocable to the Class B units for the years ended December 31, 2023 and 2022 for purposes of basic and diluted earnings per share.
Note 14.   Transactions with Affiliates
For the years ended December 31, 2023 and 2022, North Peak Oil and Gas incurred management fees for certain operational and administrative functions of $6.8 million and $5.9 million, respectively. These management fees are included in affiliate expense on the combined statements of income. For the years ended December 31, 2023 and 2022, management fees were overfunded by $0.3 million, respectively.
Note 15.   Supplemental Disclosures to Combined Financial Statements
Cash and Cash Equivalents
The following table reconciles cash and cash equivalents on the combined balance sheets to cash, cash equivalents and restricted cash on the combined statements of cash flows (in thousands):
	December 31,
	2023	2022
Cash and cash equivalents	$1,192	$53,498
Restricted cash	—	7,859
Total cash, cash equivalents and restricted cash	$1,192	$61,357
Supplemental Cash Flow Information
The following table provides certain supplemental cash flow information for the periods indicated (in thousands):
	December 31,
	2023	2022
Supplemental Disclosure of Cash Flow Information:
Interest paid	$21,521	$5,493
Supplemental Disclosure of Non-Cash Information:
Additions to oil and natural gas properties included in accounts payable and accrued liabilities	$1,176	$10,065
Revisions and additions to asset retirement obligations, net	$185	$255
Settlements of asset retirement obligations accrued	$—	$(93)

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
Note 16.   Subsequent Events
North Peak Oil and Gas has evaluated all subsequent events through October 10, 2024, the date the accompanying financial statements were issued. Based on this evaluation, there were no events or transactions that occurred subsequent to the balance sheet date that would require recognition or disclosure in the accompanying financial statements.
Note 17.   Supplemental Crude Oil and Natural Gas Information (Unaudited)
Costs Incurred
The following tables reflect the costs incurred in oil and gas property acquisition, exploration and development activities (in thousands):
	Years Ended December 31,
	2023	2022
Property acquisition costs
Proved properties	$—	$—
Unproved properties	10,738	36,472
Exploration costs	1,914	3,616
Development costs	155,851	216,000
Total costs incurred	$168,503	$256,088
Results of Operations
The following table presents the results of operations of crude oil, natural gas and NGL producing activities (excluding corporate overhead and interest costs) for the periods indicated (in thousands):
	Years Ended December 31,
	2023	2022
Revenues:
Crude oil, natural gas, and NGL sales, net	$204,030	$192,267
Production costs:
Lease operating and workover expenses	48,462	34,085
Exploration expense	414	360
Severance taxes	12,142	11,299
Total production costs	61,018	45,744
Other costs:
Depletion, depreciation and amortization expense	70,085	46,255
Accretion of asset retirement obligation	—	224
Impairment expense	21,074	8,230
Income tax expense/(benefit)	—	—
Total other costs	91,159	54,709
Results of operations	$51,853	$91,814

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
Net Proved Oil, NGL and Natural Gas Reserves
The reserves engineers for North Peak Oil and Gas for the years ended December 31, 2023 and 2022, was DeGolyer and MacNaughton.
In accordance with SEC regulations, the reserves as of December 31, 2023 and 2022 were estimated using realized prices, which reflect adjustments to the benchmark prices for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point. North Peak Oil and Gas reports reserves in three streams; crude oil, natural gas and NGLs.
The SEC has defined proved reserves as the estimated quantities of crude oil, natural gas, and NGLs that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. The process of estimating crude oil, natural gas and NGLs reserves is complex, requiring significant decisions in the evaluation of available geological, geophysical, engineering and economic data. The data for a given property may also change substantially over time as a result of numerous factors, including additional development activity, evolving production history and a continual reassessment of the viability of production under changing economic conditions. As a result, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variances in available data for various properties increase the likelihood of significant changes in these estimates. If such changes are material, they could significantly affect future amortization of capitalized costs and result in impairment of assets that may be material.
The following tables provide an analysis of the changes in estimated proved reserve quantities of crude oil, natural gas and NGLs for the years ended December 31, 2023 and 2022, all of which are located within the United States:
	Year ended December 31, 2023
	Crude Oil (Bbl)	Natural Gas (Mcf)	Liquids (Bbl)	Total Boe
Proved reserves as of December 31, 2022	103,675,666	176,888,985	25,285,691	158,442,854
Revisions of previous estimates	(29,497,910)	(27,715,077)	(7,213,317)	(41,330,406)
Extensions, discoveries and other additions	3,235,035	1,773,191	284,815	3,815,381
Production	(2,693,772)	(1,622,572)	(247,482)	(3,211,683)
Sales of minerals in place	(1,063)	(185)	(45)	(1,138)
Purchase of minerals in place	—	—	—	—
Proved reserves as of December 31, 2023	74,717,956	149,324,342	18,109,662	117,715,008
Proved developed reserves
Beginning of year	13,483,470	9,763,294	1,819,367	16,930,052
End of year	13,709,050	10,054,206	1,684,399	17,069,149
Proved undeveloped reserves
Beginning of year	90,192,196	167,125,691	23,466,324	141,512,802
End of year	61,008,906	139,270,136	16,425,263	100,645,859

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
	Year ended December 31, 2022
	Crude Oil (Bbl)	Natural Gas (Mcf)	Liquids (Bbl)	Total Boe
Proved reserves as of December 31, 2021	29,310,869	30,180,160	2,811,067	37,151,964
Revisions of previous estimates	(8,957,067)	(14,245,705)	(69,626)	(11,400,978)
Extensions, discoveries and other additions	58,562,121	145,912,365	18,670,398	101,551,246
Production	(2,404,071)	(2,184,639)	(267,207)	(3,035,385)
Sales of minerals in place	—	—	—	—
Purchase of minerals in place	27,163,814	17,226,804	4,141,059	34,176,007
Proved reserves as of December 31, 2022	103,675,666	176,888,985	25,285,691	158,442,854
Proved developed reserves
Beginning of year	9,692,816	5,403,443	495,257	11,088,647
End of year	13,483,470	9,763,294	1,819,367	16,930,052
Proved undeveloped reserves
Beginning of year	19,618,053	24,776,717	2,315,810	26,063,317
End of year	90,192,196	167,125,691	23,466,324	141,512,802
For the year ended December 31, 2023, North Peak Oil and Gas had downward revisions of previous estimates of 41.3 MMBoe and this was primarily attributable to the lower commodity prices throughout 2023 and the PUD downgrades related to changes in the overall development plans of North Peak Oil and Gas.
For the year ended December 31, 2022, extensions, discoveries and other additions resulted primarily from 12 new proved undeveloped locations by Cassidy for 3,560 BOE, 118 new unproved locations added in the DJ Basin by North Peak for 31,013 Boe and 127 new unproved locations from Navigation for 65,994 BOE.
Standardized measure of discounted future net cash flows relating to proved crude oil and natural gas reserves
The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the oil, NGL and natural gas reserves of the property. An estimate of fair value would take into account, among other things, the recovery of reserves not presently classified as proved, the value of proved properties and consideration of expected future economic and operating conditions.
The estimates of future cash flows and future production and development costs as of December 31, 2023 and 2022 are based on realized prices, which reflect adjustments to the benchmark prices for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point. All realized prices are held flat over the forecast period for all reserve categories in calculating the discounted future net cash flows. Any effect from the commodity hedges is excluded. In accordance with SEC regulations, the proved reserves were anticipated to be economically producible from the “as of date” forward based on existing economic conditions, including prices and costs at which economic producibility from a reservoir was determined. These costs, held flat over the forecast period, include development costs, operating costs, ad valorem and production taxes and abandonment costs after salvage. Future income tax expenses would have been computed using the appropriate year-end statutory tax rates applied to the future pretax net cash flows from proved oil, NGL and natural gas reserves, less the tax basis of the oil and natural gas properties of North Peak Oil and Gas. The estimated future net cash flows are then discounted at a rate of 10%.

NORTH PEAK OIL AND GAS
Notes to Combined Financial Statements
December 31, 2023 and 2022
The following table presents the standardized measure of discounted future net cash flows relating to proved oil, NGL and natural gas reserves for the periods presented (in thousands):
	December 31,
	2023	2022
Future cash inflows	$6,324,883	$11,063,183
Future production costs	(2,663,000)	(3,482,737)
Future development and abandonment costs	(1,373,658)	(1,943,452)
Future income taxes	—	—
Future net cash flows	2,288,225	5,636,994
10% annual discount for estimated timing of cash flows	(1,257,168)	(3,074,152)
Standardized measure of discounted future net cash flows	$1,031,057	$2,562,842
It is not intended that the FASB’s standardized measure of discounted future net cash flows represent the fair market value of the proved reserves of North Peak Oil and Gas. North Peak Oil and Gas cautions that the disclosures shown are based on estimates of proved reserve quantities and future production schedules which are inherently imprecise and subject to revision, and the 10% discount rate is arbitrary. In addition, prices and costs as of the measurement date are used in the determinations, and no value may be assigned to probable or possible reserves.
The following table presents the changes in the standardized measure of discounted future net cash flows relating to proved oil, NGL and natural gas reserves for the periods presented (in thousands):
	December 31,
	2023	2022
Standardized measure of discounted future net cash flows at January 1	$2,562,842	$481,238
Net change in prices and production costs	(1,030,771)	260,298
Changes in estimated future development and abandonment costs	28,366	167,357
Sales of crude oil and natural gas produced, net of production costs	(129,107)	(133,418)
Extensions, discoveries and improved recoveries, less related costs	45,428	1,194,536
Purchases (sales) of minerals in place, net	—	772,600
Revisions of previous quantity estimates	(703,721)	(205,682)
Development costs incurred during the period	76,798	7,541
Change in income taxes	—	—
Accretion of discount	256,284	48,124
Change in timing of estimated future production and other	(75,062)	(29,752)
Net change	(1,531,785)	2,081,604
Standardized measure of discounted future net cash flows at December 31	$1,031,057	$2,562,842
Estimates of economically recoverable oil, NGL and natural gas reserves and of future net cash flows are based upon a number of variable factors and assumptions, all of which are, to some degree, subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil, NGL and natural gas may differ materially from the amounts estimated.

NORTH PEAK OIL AND GAS
Combined Financial Statements
December 31, 2022 and 2021
(With Independent Auditors’ Report Thereon)

NORTH PEAK OIL AND GAS

REPORT OF INDEPENDENT AUDITORS
To the Management and Members of
North Peak Oil and Gas
Opinion
We have audited the combined financial statements of North Peak Oil and Gas and its subsidiaries (collectively referred to as the “Company”), which comprise the combined balance sheets as of December 31, 2022 and 2021, and the related combined statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the combined financial statements.
In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with GAAP, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the combined financial statements are issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.
In performing an audit in accordance with GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control — related matters that we identified during the audit.
/s/ Whitley Penn LLP
Houston, Texas
May 26, 2023

NORTH PEAK OIL AND GAS
Combined Balance Sheets
(in thousands)
	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$53,498	$25,368
Restricted cash	7,859	4,076
Accounts receivable, net	22,231	12,720
Affiliate receivable	318	226
Commodity derivative asset	6,809	—
Prepaid expenses and other current assets	3,050	1,063
Total current assets	93,765	43,453
Oil and natural gas property and equipment, based on successful efforts method of accounting, net	500,303	299,764
Commodity derivative asset	3,408	—
Other assets	7,369	736
Total assets	$604,845	$343,953
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$47,206	$34,051
Commodity derivative liability	2,693	4,624
Accrued legal judgement	2,035	4,076
Asset retirement obligation	1,685	1,432
Term loan, current portion	22,500	—
Total current liabilities	76,119	44,183
Long-term debt, net	150,613	23,624
Other noncurrent liabilities:
Asset retirement obligation	2,747	2,616
Commodity derivative liability	328	1,477
Other long-term liabilities	2,745	1,479
Total other noncurrent liabilities	5,820	5,572
Commitments and contingencies
Members’ equity	372,293	270,574
Total liabilities and members’ equity	$604,845	$343,953

NORTH PEAK OIL AND GAS
Combined Statements of Operations
(in thousands, except per share amounts)
	Year Ended December 31,
	2022	2021
REVENUES:
Crude oil, natural gas, and NGL sales, net	$192,267	$73,894
Loss on derivatives, net	(1,919)	(16,172)
Total revenues	190,348	57,722
OPERATING EXPENSES:
Lease operating and workover expenses	34,085	14,831
Exploration expense	360	136
Severance and ad valorem taxes	24,764	9,241
Depletion, depreciation and amortization expense	46,255	22,096
Accretion expense	224	477
Impairment of oil and natural gas properties	8,230	20,996
Legal and litigation expense	783	—
General and administrative	956	1,710
Affiliate expense	5,941	7,288
Total operating expenses	121,598	76,775
Income (loss) from operations	68,750	(19,053)
OTHER INCOME (EXPENSE):
Other income	1,135	718
Gain (loss) on litigation result	340	(2,374)
Loss on sale of oil and natural gas properties	—	(669)
Loss on member buyout	(100)	—
Interest expense	(9,350)	(1,333)
Total other expense	(7,975)	(3,658)
NET INCOME (LOSS)	$60,775	$(22,711)
BASIC NET INCOME (LOSS) PER SHARE	$127.30	$(58.74)
DILUTED NET INCOME (LOSS) PER SHARE	$127.30	$(58.74)
CLASS A WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	477,446	386,616

NORTH PEAK OIL AND GAS
Combined Statements of Changes in Members’ Equity
(in thousands)
	Year Ended December 31,
	2022	2021
Beginning Balance	$270,574	$268,360
Contributions	42,982	24,994
Distributions	—	(69)
Repurchase of members’ equity	(2,038)	—
Net income (loss)	60,775	(22,711)
Ending Balance	$372,293	$270,574

NORTH PEAK OIL AND GAS
Combined Statements of Cash Flows
December 31, 2022 and 2021
	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$60,775	$(22,711)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depletion, depreciation and amortization	46,255	22,096
Accretion expense	224	477
Impairment of oil and natural gas properties	8,230	20,996
Loss on sale of oil and natural gas properties	—	669
Loss on derivatives, net	1,919	16,172
Cash settlements on commodity derivatives	(15,216)	(10,105)
Loss on settlement of asset retirement obligations	—	20
Amortization of debt issuance costs	1,053	237
Loss on member buyout	100	—
Payment-in-kind interest	151	35
(Gain) loss on litigation result	(340)	2,374
Changes in operating assets and liabilities:
Accounts receivable and affiliate receivable	(7,995)	(4,386)
Prepaid expenses and other current assets	(1,965)	840
Deposits	(5,958)	—
Other assets	(33)	243
Accounts payable and accrued liabilities	11,257	2,238
Other long-term liabilities	1,268	981
Accrued legal judgment	—	1,701
Net cash provided by operating activities	99,725	31,877
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	(104,360)	(57,178)
Acquisition of oil and natural gas properties	(151,938)	—
Proceeds from sale of oil and natural gas properties	—	1,000
Net cash used in investing activities	(256,298)	(56,178)
CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions	42,982	24,994
Distributions	—	(69)
Payment of debt issuance costs	(6,233)	(1,648)
Proceeds from long-term debt	159,500	25,000
Payments on long-term debt	(5,625)	(20,000)
Repurchase of members’ equity	(2,138)	—
Net cash provided by financing activities	188,486	28,277
Net increase in cash and cash equivalents	31,913	3,976
Cash, cash equivalents and restricted cash at beginning of year	29,444	25,468
Cash, cash equivalents and restricted cash at end of year	$61,357	$29,444

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
Note 1.   Organization and Summary of Significant Accounting Policies
Description of the Company
The combined financial statements and associated footnotes presented herein represent the financial statements of Cassidy American Resources Holdings, LLC and subsidiaries (“Cassidy”), Century Oil and Gas Holdings, LLC and subsidiaries (“Century”), Navigation Powder River, LLC and subsidiaries (“Navigation”), Pine Haven Resources, LLC and subsidiaries (“Pine Haven”) and North Peak Oil and Gas Holdings, LLC and subsidiaries (“North Peak”). The respective corporate offices of Cassidy, Century, Navigation, Pine Haven and North Peak are each located in Houston, Texas. Collectively, Cassidy, Century, Navigation, Pine Haven and North Peak are herein referred to as “North Peak Oil and Gas”.
North Peak is engaged in the exploration, development and production of crude oil, natural gas and natural gas liquids (“NGLs”) primarily in the Denver-Julesburg (“DJ”) Basin, located in Colorado and Wyoming. Cassidy, Century, Navigation and Pine Haven are engaged in the exploration, development and production of crude oil, natural gas and NGLs in the Powder River Basin (“PRB”), located primarily in Wyoming.
Basis of Presentation of Combined Financial Statements
The combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of North Peak Oil and Gas and their wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated upon combination.
Use of Estimates
The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ significantly from these estimates, and changes in these estimates are recorded when known. Significant items subject to such estimates and assumptions include proved oil and gas reserves, evaluation of suspended well costs, derivative financial instruments, and asset retirement obligations.
Cash and Cash Equivalents
North Peak Oil and Gas considers all highly liquid investments with original maturities of three months or less to be cash equivalents. North Peak Oil and Gas maintains deposits in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”).
Restricted Cash
Restricted cash represents cash required to be set aside by the District Court for the First Judicial District State of Wyoming, County of Laramie (the “Court”). For further information, please see “— Note 11. Commitments and Contingencies”.
Accounts Receivable
North Peak Oil and Gas accounts receivable are due from purchasers of crude oil, natural gas, and NGLs or joint interest billings from non-operated working interest owners and are generally unsecured. North Peak Oil and Gas determines its allowance for each type of receivable based on the length of time the receivable is past due, its previous loss history, and the customer’s current ability to pay its obligation.

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
North Peak Oil and Gas also bases its allowance for each type of receivable on its respective credit risks. North Peak Oil and Gas writes off specific receivables when they become uncollectible. Once an allowance is recorded, any subsequent payments received on such receivables are credited to the allowance for credit losses. To date, North Peak Oil and Gas has not experienced any pattern of credit losses and therefore has no allowance as of December 31, 2022 and 2021. North Peak Oil and Gas will continually monitor the creditworthiness of its counterparties by reviewing credit ratings, financial statements, and payment history.
Commodity Derivative Financial Instruments
North Peak Oil and Gas is exposed to certain risks relating to its ongoing business operations, such as risks related to commodity prices. As such, North Peak Oil and Gas uses derivative instruments primarily to manage commodity price risk.
North Peak Oil and Gas enters into derivative financial instruments with respect to a portion of its crude oil, natural gas and NGL production to hedge future prices received. These instruments are used to manage the inherent uncertainty of future revenues resulting from commodity price volatility. These derivative financial instruments typically include financial price swaps and costless price collars. North Peak Oil and Gas does not hold or issue derivative financial instruments for speculative trading purposes.
Under the terms of the price swaps, North Peak Oil and Gas receives a fixed price for its production and pays a variable market price to the contract counterparty. When the settlement price is above the fixed price, North Peak Oil and Gas pays its counterparty an amount equal to the difference between the settlement price and the fixed price multiplied by the contract volume. When the settlement price is below the fixed price, the counterparty pays North Peak Oil and Gas an amount equal to the difference between the settlement price and the fixed price multiplied by the contract volume.
For costless price collars, North Peak Oil and Gas utilizes two-way price collars. The two-way price collars set a floor and ceiling price for the hedged production. When the settlement price is below the price floor established by these collars, North Peak Oil and Gas receives an amount from its counterparty equal to the difference between the settlement price and the price floor multiplied by the contract volume. When the settlement price is above the price ceiling established by these collars, North Peak Oil and Gas pays its counterparty an amount equal to the difference between the settlement price and the price ceiling multiplied by the contract volume. No payment is received or paid if the settlement price is above the floor price and below the ceiling price.
All derivative financial instruments are recognized at their current fair value as either assets or liabilities in the combined balance sheets. Amounts related to contracts allowed to be netted upon payment subject to a master netting arrangement with the same counterparty are reported on a net basis in the balance sheet. Changes in the fair value of these derivative financial instruments are recorded in earnings unless specific hedge accounting criteria are met. For derivative financial instruments held during the years ended December 31, 2022 and 2021, North Peak Oil and Gas chose not to meet the necessary criteria to qualify its derivative financial instruments for hedge accounting treatment. Cash settlements with counterparties on derivative financial instruments held by North Peak Oil and Gas are also recorded in earnings.
Fair Value Measurements
Certain assets and liabilities of North Peak Oil and Gas are measured at fair value at each reporting date. Fair value represents the price that would be received to sell the asset or paid to transfer the liability in an orderly transaction between market participants. This price is commonly referred to as the “exit price.” Fair value measurements are classified according to a hierarchy that prioritizes the inputs underlying the valuation techniques and requires that assets and liabilities are classified in their entirety based on the lowest level input that is significant to the fair value measurement. This hierarchy consists of three broad levels:

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
•
Level 1 — Observable inputs that are based upon quoted market prices for identical assets and liabilities within active markets.

•
Level 2 — Observable inputs other than Level 1 that are based upon quoted market prices for similar assets or liabilities, based upon quoted prices within inactive markets, or inputs other than quoted market prices that are observable through market data for substantially the full term of the asset or liability.

•
Level 3 — Inputs that are unobservable for the particular asset or liability due to little or no market activity and are significant to the fair value of the asset or liability. These inputs reflect assumptions that market participants would use when valuing the particular asset or liability.

Oil and Natural Gas Properties
North Peak Oil and Gas follows the successful efforts method of accounting for its oil and natural gas properties. Exploration costs, such as exploratory geological and geophysical costs, and costs associated with nonproductive exploratory wells, delay rentals and exploration overhead are charged against earnings as incurred. Costs of drilling successful exploratory wells along with acquisition costs and the costs of drilling development wells, including those that are unsuccessful, are capitalized. Costs of seismic studies that are utilized in development drilling within an area of proved reserves are capitalized as development costs.
Exploratory drilling costs are initially capitalized, or suspended, pending the determination of proved reserves. If proved reserves are found, drilling costs remain capitalized as proved properties. Costs of unsuccessful wells are charged to exploration expense. For exploratory wells that discover reserves that cannot be classified as proved when drilling is completed, costs continue to be capitalized as suspended exploratory well costs if there have been sufficient reserves found to justify completion as a producing well and sufficient progress is being made in assessing the reserves and the economic and operating viability of the project. If management determines that future appraisal drilling or development activities are unlikely to occur, the associated suspended exploratory well costs are expensed. The policy of North Peak Oil and Gas is to expense the costs of such exploratory wells if a determination of proved reserves has not been made within a twelve-month period after drilling is complete.
Unproved properties and properties under development include costs that are not being depleted or amortized. North Peak Oil and Gas excludes these costs until proved reserves are found, until it is determined that the costs are impaired or until major development projects are placed in service, at which time such costs are moved into proved properties and subject to amortization.
Proved properties are assessed for impairment when events or changes in circumstances dictate that the carrying value of those assets may not be recoverable. Individual assets are grouped for impairment purposes based on a common operating field. If there is an indication the carrying amount of an asset may not be recovered, the asset is assessed for potential impairment. If, upon review, the sum of the undiscounted pre-tax reserve cash flows is less than the carrying value of the asset, the carrying value is written down to estimated fair value. There is normally a lack of quoted market prices for long-lived assets. As such, the fair value of impaired assets is typically determined based on the present values of expected future cash flows using discount rates believed to be consistent with those used by principal market participants or by comparable transactions. The expected future cash flows used for impairment reviews and related fair value calculations are typically based on judgmental assessments of future production volumes, commodity prices, operating costs, and capital investment plans, considering all available information at the date of review.
All unproved property costs are reviewed at least annually to determine if impairment has occurred. In addition, impairment assessments are made on an interim basis if facts and circumstances exist that suggest impairment may have occurred. The impairment assessments are affected by economic factors such as the results of exploration activities, commodity price outlooks, anticipated drilling programs, remaining lease

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
terms, and potential shifts in business strategy. During any period in which impairment is indicated, the accumulated costs associated with the impaired property are charged against earnings.
Depreciation, Depletion and Amortization
Depreciation, depletion and amortization of capitalized drilling and development costs of producing crude oil and natural gas properties, including related support equipment and facilities, are computed using the unit-of-production method on a field basis based on total estimated proved developed reserves. Amortization of producing leaseholds is based on the unit-of-production method using total estimated proved reserves, which includes proved undeveloped reserves. The rates utilized under the unit-of-production method are based upon quantities of recoverable crude oil and natural gas reserves, which are established based on estimates made by the external independent reserve engineers.
Upon sale or retirement of proved oil and natural gas properties, the cost and related accumulated depreciation, depletion and amortization are eliminated from the accounts and the resulting gain or loss, if any, is recognized. Sales of proved oil and natural gas properties constituting a part of an amortization base are accounted for as normal retirements with no gain or loss recognized if doing so does not significantly affect the unit-of-production amortization rate.
Asset Retirement Obligations
North Peak Oil and Gas recognizes liabilities for retirement obligations associated with tangible long-lived assets, such as producing well sites when there is a legal obligation associated with the retirement of such assets and the amount can be reasonably estimated. The initial measurement of an asset retirement obligation is recorded as a liability at its fair value, with an offsetting asset retirement cost recorded as an increase to the associated property and equipment on the combined balance sheets. When the assumptions used to estimate a recorded asset retirement obligation change, a revision is recorded to both the asset retirement obligation and the asset retirement cost. The asset retirement cost is depreciated over the useful life of the associated asset. Accretion of the discount on asset retirement obligations is charged to expense.
Debt Issuance Costs
Costs incurred to secure debt financing are capitalized and amortized over the life of the arrangement on a straight-line basis, which approximates the effective interest method. Unamortized debt issuance costs for revolving notes are reflected as a component of “Other assets” in the combined balance sheets. All other unamortized debt issuance costs are reflected as a reduction of “Long-term debt, net” in the combined balance sheets. The amortization of all debt issuance costs are reflected as a component of “Interest expense” in the combined statements of operations.
Class B Units
North Peak Oil and Gas has issued Class B units to certain members of management, which are designed as a profits interest and entitle the Class B unit holders to an increased share of distributable cash flow generated by North Peak Oil and Gas in the event certain performance hurdles are met.
Revenue Recognition
Revenues include the sale of crude oil, natural gas and NGL production. Crude oil, natural gas and NGL sales are recognized when production is sold to a purchaser at a fixed or determinable price, delivery has occurred, control has transferred and collectability of the revenue is probable. The performance obligations of North Peak Oil and Gas are satisfied at a point in time. This occurs when control is transferred to the purchaser upon delivery of contract specified production volumes at a specified point. The transaction price used to recognize revenue is a function of the contract billing terms. Taxes assessed by governmental

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
authorities on crude oil, natural gas and NGL sales are presented separately from such revenues in the accompanying combined statements of comprehensive earnings.
In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), which includes a five-step model that requires an entity to identify performance obligations in its contracts, estimate the amount of consideration to be received, allocate the consideration to each separate performance obligation, and recognize revenue as obligations are satisfied. ASU 2014-09 requires expanded disclosures surrounding revenue recognition and is intended to improve the financial reporting requirements for revenue from contracts with customers and converge these requirements with international standards Subsequently, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), pertaining to the presentation of revenues on a gross basis (revenues presented separately from associated expenses) versus a net basis.
Oil
Sales under oil contracts of North Peak Oil and Gas are generally considered performed when it sells the oil production at the wellhead and receives an agreed-upon index price, net of any price differentials. North Peak Oil and Gas recognizes revenue when control transfers to the purchaser at the wellhead based on the net price received.
Natural Gas and NGLs
A control-based assessment is performed to identify whether North Peak Oil and Gas is a principal or an agent in the transaction, which determines whether revenue and the related expenses are presented on a gross or net basis. North Peak Oil and Gas acts as a principal in sales transactions when it has the ability to take-in-kind, which is not the case in the majority of its gas processing and transportation contracts. North Peak Oil and Gas recognizes revenue on a net basis, with the gathering, processing and transportation costs associated with its arrangements being recorded as a reduction to natural gas and NGL sales in the statements of operations. Natural gas and NGL processing fees are reported as a reduction of natural gas and NGL revenues.
Performance Obligations and Contract Balances
The majority of product sale commitments of North Peak Oil and Gas are short-term in nature with a contractual term of one year or less. For these contracts, North Peak Oil and Gas applies the practical expedient in Accounting Standards Codification (“ASC”) 606-10-50-14, which exempts entities from disclosing the transaction price allocated to remaining performance obligations, if any, if the performance obligation is part of a contract that has an original expected duration of one year or less.
For contracts with terms greater than one-year, North Peak Oil and Gas does not disclose the value of unsatisfied performance obligations under its contracts with customers as it applies the practical expedient in ASC 606-10-50-14A, which applies to variable consideration that is recognized as control of the product is transferred to the customer. Since each unit of product represents a separate performance obligation, future volumes are wholly unsatisfied, and disclosure of the transaction price allocated to remaining performance obligations is not required.
North Peak Oil and Gas typically satisfies its performance obligations upon transfer of control and records the related revenue in the month production is delivered to the purchaser. Settlement statements for crude oil, natural gas and NGLs may not be received for 30 to 60 days after the date the volumes are delivered, and as a result, North Peak Oil and Gas is required to estimate the amount of volumes delivered to the purchaser and the price that will be received from the sale of the product. North Peak Oil and Gas records the difference between estimated volumes and prices for production and actual volumes and

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
production in the month that payment is received from the purchaser. Historically, differences between revenue estimates and actual revenue received have not been significant.
Contract Balances
North Peak Oil and Gas recognizes revenue after its performance obligations have been satisfied, at which point it has an unconditional right to receive payment for its activities that give rise to revenues. Therefore, the product sales contracts of North Peak Oil and Gas do not give rise to contract assets or contract liabilities. Instead, the unconditional right of North Peak Oil and Gas to receive consideration are presented as a receivable within “Accounts receivable” in its combined balance sheet.
Income Taxes
North Peak Oil and Gas is organized as a limited liability company and taxed as a partnership for federal income tax purposes. As a result, income or loss are taxable or deductible to the members rather than at the North Peak Oil and Gas level. Accordingly, no provision has been made for federal income taxes in the accompanying combined financial statements. In certain instances, North Peak Oil and Gas is subject to state taxes on income arising in or derived from the state tax jurisdictions in which it operates.
State income tax positions are evaluated in a two-step process. North Peak Oil and Gas first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more likely than not threshold, it is then measured to determine the amount of expense to record in the combined financial statements. The tax expense recorded would be equal to the largest amount of expense related to the outcome that is 50% or greater likely to occur. North Peak Oil and Gas classifies any potential accrued interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as operating expense. Management of North Peak Oil and Gas has not taken a tax position that, if challenged, would be expected to have a material effect on the combined financial statements of North Peak Oil and Gas as of or for the year ended December 31, 2022.
North Peak Oil and Gas did not incur any penalties or interest related to its state tax returns during the years ended December 31, 2022 and 2021.
Under the new centralized partnership audit rules effective for tax years beginning after 2018, the Internal Revenue Service (“IRS”) assesses and collects underpayments of tax from the partnership instead of from each partner. The partnership may be able to pass the adjustments through to its partners by making a push-out election or, if eligible, by electing out of the centralized partnership audit rules. The collection of tax from the partnership is only an administrative convenience for the IRS to collect any underpayment of income taxes, including interest and penalties. Income taxes on partnership income, regardless of who pays the tax or when the tax is paid, is attributed to the partners. Any payment made by the partnership as a result of an IRS examination will be treated as a distribution from the partnership to the partners in the combined financial statements.
Net Income (Loss) Per Share
Basic net income (loss) per share of North Peak Oil and Gas has been computed based on the average number of Class A shares outstanding for the period. During periods when North Peak Oil and Gas has net income, basic net income per share includes the effect of participating securities, which consist of Class B shares outstanding. North Peak Oil and Gas utilizes the if-converted method for purposes of calculating diluted earnings per share if the result is more dilutive than under the two-class method.
Leases
North Peak Oil and Gas establishes right-of-use assets and lease liabilities on the balance sheet for all leases with a term longer than 12 months. Typical right-of-use operating lease assets of North Peak Oil and

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
Gas are for certain leases related to drilling rigs, compressors and other equipment related to the exploration, development and production of oil and gas. For the years ended December 31, 2022 and 2021, North Peak Oil and Gas had no leases in effect with a term extending greater than 12 months.
Commitments and Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation or other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Liabilities for environmental remediation or restoration claims resulting from allegations of improper operation of assets are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated.
Affiliate Transactions
An affiliate provides certain operational and administrative support to North Peak Oil and Gas and bills for these services. Amounts incurred by North Peak Oil and Gas for these services are shown as “Affiliate expenses” in the combined statements of operations. Amounts paid in excess of actual billings for operational and administrative support provided to North Peak Oil and Gas are reflected as “Affiliate receivables” in the combined balance sheets.
Segments
The crude oil and natural gas and production activities of North Peak Oil and Gas are solely focused in the U.S. North Peak Oil and Gas aggregates its U.S. operating segments into one reporting segment, exploration and production, due to the similarity of these operations.
Recent Accounting Pronouncements
In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting” (“ASU 2020-04”). ASU 2020-04 provides optional expedients and exceptions for applying U.S. GAAP to contracts, hedging relationships and other transactions that reference London Interbank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued because of reference rate reform. In December 2022, the FASB issued ASU 2022-06, “Reference Rate Reform (Topic 848): Deferral of the Sunset Date of Topic 848” (“ASU 2022-06”), which defers the sunset date of Topic 848 from December 31, 2022 to December 31, 2024. Beginning in August of 2022, North Peak Oil and Gas began using the SOFR (“Standard Overnight Financing Rate”) reference rate. For further information, please see “— Note 7. Debt and Related Expenses”.
Note 2.   Accounts Receivable
Components of accounts receivable include the following (in thousands):
	December 31,
	2022	2021
Crude oil, natural gas and NGL Sales	$19,592	$11,034
Joint interest billings	2,548	966
Other	91	720
Gross accounts receivable	22,231	12,720
Allowance for doubtful accounts	—	—
Net accounts receivable	$22,231	$12,720

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
Note 3.   Oil and Natural Gas Properties
Capitalized Costs
The following table reflects the aggregate capitalized costs associated with North Peak Oil and Gas (in thousands):
	December 31,
	2022	2021
Oil and natural gas properties:
Proved properties	$459,638	$270,414
Unproved properties	263,699	198,018
Total oil and natural gas properties	723,337	468,432
Less: Accumulated depreciation, depletion and amortization	(223,034)	(168,668)
Oil and natural gas properties, net	$500,303	$299,764
During the year ended December 31, 2022, North Peak Oil and Gas recorded proved property impairments of $3.4 million. There were no proved property impairments for the year ended December 31, 2021. Unproved property impairments for the years ended December 31, 2022 and 2021 were $4.8 million and $21.0 million, respectively.
Acquisitions
On August 29, 2022, North Peak Oil and Gas completed the acquisition of certain oil and gas working interests and related equipment pursuant to the purchase and sale agreement with (i) Helis Oil and Gas Company, LLC, dated July 16, 2022, (ii) Walter Oil & Gas Corporation, dated August 11, 2022, and (iii) Gray & Company, Inc., dated August 11, 2022. At closing, the acquired assets included approximately 26 gross producing wells (22 net producing wells), 1 gross salt water disposal well (0.9 net salt water disposal wells), as well as approximately 33,490 net acres in the Niobrara-DJ Basin in Laramie County, Wyoming.
The total consideration paid by North Peak Oil and Gas was $151.9 million, consisting of $19.5 million in funds deposited into escrow and cash in the amount of $132.4 million. North Peak Oil and Gas funded the purchase price through a combination of cash on hand and the $150.0 term loan discussed in “— Note 7. Debt and Related Expenses”.
The acquisition was accounted for using the acquisition method under ASC Topic 805, Business Combinations, which requires all assets acquired and liabilities assumed to be recorded at fair value at the acquisition date.

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
The following table summarizes the provisional fair values assigned to assets acquired and liabilities assumed as of the acquisition date (in thousands):
Fair value of net assets:
Proved oil and natural gas properties	$122,169
Unproved oil and natural gas properties	29,184
Oilfield equipment	779
Total assets acquired	$152,132
Fair value of liabilities assumed:
ARO liability acquired	$194
Total liabilities assumed	$194
Fair value of consideration paid for net assets:
Deposit to escrow	$19,530
Final payment	132,408
Total fair value of consideration transferred	$151,938
The results of operations from the August 29, 2022 closing date through December 31, 2022, included approximately $33.6 million of revenue and $22.1 million of income from operations from the acquisition.
Divestitures
On April 8, 2021, North Peak Oil and Gas divested of certain unproved properties for $1.0 million in cash. North Peak Oil and Gas recognized a loss of $0.7 million on the divestiture during the year ended December 31, 2021.
Suspended Exploratory Well Costs
The following table summarizes the changes in suspended exploratory wells costs for North Peak Oil and Gas (in thousands):
	Year Ended December 31,
	2022	2021
Beginning balance	$16,769	$9,085
Additions pending determination of proved reserves	20,615	46,077
Charges to exploration expense	—	—
Reclassifications to proved properties	(19,655)	(38,393)
Ending Balance	$17,729	$16,769
North Peak Oil and Gas had no projects with suspended exploratory well costs that were capitalized for a period of greater than one year since the completion of drilling as of December 31, 2022 and 2021.

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
Note 4.   Revenue
Disaggregation of Revenue
The following table presents the disaggregation of crude oil, natural gas and NGL revenue of North Peak Oil and Gas (in thousands):
	Year Ended December 31,
	2022	2021
Crude oil	$178,747	$65,489
Natural gas	6,233	4,104
NGLs	7,287	4,301
Total crude oil, natural gas and NGL sales, net	$192,267	$73,894
Contract Balances
At December 31, 2022 and 2021, the accounts receivable balance representing amounts due or billable under the terms of contracts with purchasers was $19.6 million and $10.8 million, respectively. As of January 1, 2021, the accounts receivable balance representing amounts due or billable under the terms of contracts with purchasers was $7.5 million.
Note 5.   Derivative Financial Instruments
Commodity Derivatives
As of December 31, 2022, North Peak Oil and Gas had the following open crude oil derivative positions:
	Price Swaps		Price Collars
Period	Volume (Bbls)	Weighted Average Price ($/Bbl)	Volume (Bbls)	Weighted Average Floor Price ($/Bbl)	Weighted Average Ceiling Price ($/Bbl)
January 2023 – July 2025	2,079,500	$79.28	—	$—	$—
January 2023 – October 2024	—	$—	606,000	$73.33	$85.62
As of December 31, 2022, North Peak Oil and Gas had the following open natural gas derivative positions:
	Price Swaps		Price Collars
Period	Volume (MMBtu)	Weighted Average Price ($/MMBtu)	Volume (MMBtu)	Weighted Average Floor Price ($/MMBtu)	Weighted Average Ceiling Price ($/MMBtu)
January 2023 – October 2023	141,000	$3.27	—	$—	$—
February 2023 – October 2024	—	$—	262,000	$2.97	$4.10
As of December 31, 2022, North Peak Oil and Gas did not have any open NGL derivative positions.
Derivative Gains and Losses
Cash receipts and payments reflect the gains or losses on derivative contracts which matured during the applicable period, calculated as the difference between the contract price and the market settlement price of

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
matured contracts. The derivative contracts of North Peak Oil and Gas are settled based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on the New York Mercantile Exchange (“NYMEX”) West Texas Intermediate pricing and natural gas derivative settlements based primarily on NYMEX Henry Hub pricing. Non-cash gains and losses represent the change in fair value of derivative instruments which continued to be held at period end and the reversal of previously recognized non-cash gains or losses on derivative contracts that matured during the period.
The following table presents cash receipts and payments along with non-cash gains and losses of commodity derivative contracts (in thousands):
	Year Ended December 31,
	2022	2021
Cash paid on derivatives	$(15,216)	$(10,105)
Non-cash gain (loss) on derivatives	13,297	(6,067)
Loss on derivatives, net	$(1,919)	$(16,172)
Financial Statement Presentation
All derivative financial instruments are recognized at their current fair value as either assets or liabilities in the combined balance sheets. Amounts related to contracts allowed to be netted upon payment subject to a master netting arrangement with the same counterparty are reported on a net basis in the combined balance sheets. The table below presents a summary of these positions as of December 31, 2022 and 2021 (in thousands):
	December 31, 2022
	Gross Fair Value	Amounts Netted	Net Fair Value
Commodity derivative assets:
Commodity derivative asset, current	$10,306	$(3,497)	$6,809
Commodity derivative asset, noncurrent	4,222	(814)	3,408
Total commodity derivative assets	$14,528	$(4,311)	$10,217
Commodity derivative liabilities:
Commodity derivative liability, current	$(6,190)	$3,497	$(2,693)
Commodity derivative liability, noncurrent	(1,142)	814	(328)
Total commodity derivative liabilities	$(7,332)	$4,311	$(3,021)
	December 31, 2021
	Gross Fair Value	Amounts Netted	Net Fair Value
Commodity derivative assets:
Commodity derivative asset, current	$5,959	$(5,959)	$—
Commodity derivative asset, noncurrent	106	(106)	—
Total commodity derivative assets	$6,065	$(6,065)	$—
Commodity derivative liabilities:
Commodity derivative liability, current	$(10,583)	$5,959	$(4,624)
Commodity derivative liability, noncurrent	(1,583)	106	(1,477)
Total commodity derivative liabilities	$(12,166)	$6,065	$(6,101)

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
Note 6.   Asset Retirement Obligations
The following table presents changes in asset retirement obligations of North Peak Oil and Gas (in thousands):
	Year Ended December 31,
	2022	2021
Asset retirement obligations at beginning of year	$4,048	$6,758
Wells acquired/developed	385	131
Liabilities incurred	(130)	(50)
Revision of estimated obligation	(95)	(3,268)
Accretion expense on discounted obligation	224	477
Asset retirement obligations at end of year	$4,432	$4,048
Note 7.   Debt and Related Expenses
The following table presents the outstanding debt and related expenses of North Peak Oil and Gas (in thousands):
	December 31,
	2022	2021
Prudential Notes	$34,686	$25,035
EOC Loan	144,375	—
Amegy Notes	—	—
Total debt, including current portion	179,061	25,035
Debt issuance costs	(5,948)	(1,411)
Total debt, including current portion, net	173,113	23,624
Term loan, current portion	22,500	—
Long-term debt, net	$150,613	$23,624
Debt maturities as of December 31, 2022, excluding debt issuance costs, are as follows (in thousands):
2023	$22,500
2024	42,000
2025	37,686
2026	76,875
Total	$179,061
EOC Term Loan
On August 29, 2022, North Peak entered into a four-year $150.0 million term loan agreement with EOC Partners Advisors, L.P. (“EOC Loan”), managed by Alter Domus, LLC. Proceeds from the EOC Loan were used to fund development drilling, future acquisitions and pay transactions fees and expenses. The EOC Loan is secured against a first lien on North Peak’s oil and natural gas properties and other assets. The EOC Loan matures on August 29, 2026, at which time all advances are required to be paid in full. Interest accrues at the Secured Overnight Financing Rate (“SOFR”) plus an applicable margin of 7.0% and an annual adjustment of 0.15%, which was 10.71% as of December 31, 2022.

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
Principal payments of 3.75% of the original balance are due quarterly, and the remaining balance and accrued interest are due at maturity.
The EOC Loan contains various financial covenants, defined within the EOC Loan agreement, including a Consolidated Net Leverage Ratio, Current Ratio and Asset Coverage Ratio (collectively, the “EOC Financial Covenants”). The following table summarizes the Financial Covenants of the EOC Loan for the periods indicated:
	Consolidated Net Leverage Ratio*	Current Ratio	Asset Coverage Ratio
At December 31, 2022:
EOC Loan	2.75 to 1.00	1.00 to 1.00	1.50 to 1.00

*
Fiscal quarters ending December 31, 2023 and each fiscal quarter after, 2.50 to 1.00

Additionally, the EOC Loan restricts North Peak’s indebtedness, limits its ability to create liens securing certain indebtedness, make restricted payments, make or permit investments, loans and advances or enter into certain sale-leaseback transactions, among other matters. These covenants are subject to a number of important exceptions and qualifications. North Peak was in compliance with the EOC Financial Covenants at December 31, 2022.
Amegy Notes
On October 18, 2022, North Peak entered into a Senior Secured Revolving Credit Agreement with Zions Bancorporation, N.A. dba Amegy Bank (“Amegy”) with a commitment and borrowing base of $10.0 million (“Amegy Notes”). The Amegy Notes are secured against a first lien on North Peak’s oil and natural gas properties and other assets. Balances outstanding under the Amegy Notes bear interest at the SOFR plus an applicable margin based on revolver utilization, which was 9.75% as of December 31, 2022. Principal and any accrued interest is due at maturity on October 18, 2024. As of December 31, 2022, no draws have been made on the Amegy Notes.
The Amegy Notes contain various financial covenants, defined within Amegy Notes agreement, including a Consolidated Net Leverage Ratio, Current Ratio and Asset Coverage Ratio (collectively, the “Amegy Financial Covenants”). The following table summarizes the Financial Covenants of the Amegy Loan for the periods indicated:
	Consolidated Net Leverage Ratio*	Current Ratio	Asset Coverage Ratio
At December 31, 2022:
Amegy Notes	2.75 to 1.00	1.00 to 1.00	1.50 to 1.00

*
Fiscal quarters ending December 31, 2023 and each fiscal quarter after, 2.50 to 1.00

Additionally, the Amegy Notes restricts North Peak’s indebtedness, limits its ability to create liens securing certain indebtedness, make restricted payments, make or permit investments, loans and advances or enter into certain sale-leaseback transactions, among other matters. These covenants are subject to a number of important exceptions and qualifications. North Peak was in compliance with the Amegy Financial Covenants at December 31, 2022.

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
Prudential Notes
On October 7, 2021, Navigation entered into an agreement with Prudential Capital Energy Partners, L.P., Prudential Capital Energy Partners Management Fund, L.P. and Prudential Annuities Life Assurance Corporation (collectively, “Prudential”) to fund both three-year $40.0 million Senior Secured Revolving Notes (“Prudential Senior Notes”) and four-year $15.0 million Senior Subordinated 13.0% Notes (“Prudential Subordinated Notes”, collectively, the “Prudential Notes”). Proceeds from the Prudential Notes were used to refinance existing indebtedness under the Citibank Credit Facility, fund development drilling, potential future acquisitions and pay transaction fees and expenses. The Prudential Notes are secured against a first lien on Navigation’s crude oil and natural gas properties and other assets.
The borrowing base under the Prudential Senior Notes was $30.0 million at December 31, 2022. The borrowing base is redetermined twice per year, on or about March 31 and September 30. Fundings under the Prudential Senior Notes are classified as Eurodollar Loans and bear interest at LIBOR plus a margin of 6.0% to 7.0% based on the total leverage ratio and subject to a minimum LIBOR floor of 1.0%. Effective November 2022, the LIBOR rate was replaced with a benchmark of Adjusted Term SOFR. Adjusted Term SOFR is defined as Term SOFR, plus the applicable margin, plus 0.15% or 0.25%, dependent upon the LIBOR screen rate replaced term. Additionally, at any time the commitments under the Prudential Subordinated Notes have not been terminated, Navigation is required to pay a portion of such interest due on the Prudential Subordinated Notes equal to the payment-in-kind (“PIK”) by adding the amount of the PIK to the principal balance of the Prudential Subordinated Notes, not to exceed 1.0%. All cash interest is payable quarterly in arrears. The interest rate on the Prudential Senior Notes was 9.2% at December 31, 2022.
The Prudential Notes contain various financial covenants, each defined within the purchase agreements for the Prudential Senior Notes and the Prudential Subordinated Notes, including a Total Leverage Ratio, Senior Leverage Ratio, Interest Coverage Ratio, and Asset Coverage Ratio (collectively, the “Financial Covenants”). The following table summarizes the Financial Covenants of the Prudential Notes for the periods indicated:
	Total Leverage Ratio	Senior Leverage Ratio	Interest Coverage Ratio	Asset Coverage Ratio
At December 31, 2022:
Prudential Senior Notes	2.50 to 1.00	2.00 to 1.00	2.50 to 1.00	1.50 to 1.00
Prudential Subordinated Notes	3.00 to 1.00	2.50 to 1.00	2.00 to 1.00	1.50 to 1.00
Additionally, the Prudential Notes require Navigation to maintain unrestricted cash of at least $0.75 million and limit Navigation’s ability to create liens securing certain indebtedness, enter into certain sale-leaseback transactions, or consolidate, merge or transfer certain assets, among other matters. These covenants are subject to a number of important exceptions and qualifications. Navigation was in compliance with the Financial Covenants at December 31, 2022.
Citibank Credit Facility
On October 24, 2019, Navigation entered into a five-year $150.0 million credit facility with Citibank N.A. (“Citibank Credit Facility”). The Citibank Credit Facility was secured against a first lien on Navigation’s crude oil and natural gas properties and other assets. Draws under the Citibank Credit Facility were classified as Eurodollar Loans and bore interest at LIBOR plus a margin of 3.0% to 4.0% based on the utilization percentage of the borrowing base of the Citibank Credit Facility at the date the draw request was made. Interest rates for each draw could be redetermined on a one, two, three or six month basis. The Citibank Credit Facility was fully repaid in October 2021.

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
Debt Issuance Costs
Unamortized debt issuance costs were $6.6 million and $1.4 million at December 31, 2022 and 2021, respectively. Unamortized debt issuance costs include $0.6 million on unamortized debt issuance costs associated with the Prudential Senior Notes included in “Other assets” in the combined balance sheets. Amortization of debt issuance costs were $1.1 million and $0.2 million for the years ended December 31, 2022 and 2021, respectively. Future amortization of debt issuance costs is as follows (in thousands):
2023	2,003
2024	1,907
2025	1,564
2026	971
Total	$6,445
Note 8.   Leases
Adoption of ASC 842
In accordance with ASU 2016-02, Leases (“ASC 842”), North Peak Oil and Gas records a right-of-use (“ROU”) asset and corresponding liability on the combined balance sheets for all operating or finance leases with a lease term in excess of 12 months.
North Peak Oil and Gas elected the accounting policy election as described in ASC 842-20-25-2 to not apply the recognition requirements within ASC 842 to short-term leases for all applicable asset classes.
Lease Recognition
North Peak Oil and Gas enters into contractual lease arrangements related to drilling rigs, compressors and other equipment related to the exploration, development and production of oil and gas from third-party lessors. All current leases are short-term, with an initial term of 12 months or less and are not recorded on the combined balance sheets. North Peak Oil and Gas recognizes lease expense in the combined statements of operations for these short-term leases on a straight-line basis over the lease term. The lease costs of North Peak Oil and Gas were as follows (in thousands):
	Year Ended December 31,
	2022	2021
Lease costs included in combined statements of operations:
Short-term lease costs	$6,168	$1,743
Total lease costs	$6,168	$1,743
Note 9.   Fair Value Measurements
The carrying values of cash, accounts receivable, other current assets, accounts payable and accrued expenses included in the accompanying combined balance sheets approximated fair value at December 31, 2022 and 2021 due to their short term nature. Therefore, such financial assets and liabilities are not presented in the following table. The following table provides the carrying value and fair value measurement information for certain of the financial assets and liabilities of North Peak Oil and Gas (in thousands):

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
			Fair Value Measurements Using:
	Carrying Amount	Total Fair Value	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs
December 31, 2022 assets (liabilities):
Commodity derivatives	$7,196	$7,196	$—	$7,196	$—
Asset retirement obligations	$(4,432)	$(4,432)	$—	$—	$(4,432)
Long-term debt	$(156,561)	$(156,561)	$—	$(156,561)	$—
December 31, 2021 assets (liabilities):
Commodity derivatives	$(6,101)	$(6,101)	$—	$(6,101)	$—
Asset retirement obligations	$(4,048)	$(4,048)	$—	$—	$(4,048)
Long-term debt	$(25,035)	$(25,035)	$—	$(25,035)	$—
The following methods and assumptions were used to estimate the fair values in the table above.
Level 2 Fair Value Measurements
Commodity derivatives — The fair value of commodity derivatives is estimated using observable market data and assumptions with adjustments based on widely accepted valuation techniques. A discounted cash flow analysis on the expected cash flows of each derivative reflects the contractual terms of the derivative, including period to maturity, and uses observable market-based inputs, including interest rate curves, implied volatilities, transaction size, counterparty credit quality and the estimated current replacement cost of the derivative instrument.
Long-term debt — The debt instruments of North Peak Oil and Gas do not trade actively in an established market. The fair value of the EOC Loan, Amegy Notes and the Prudential Senior Notes approximate carrying value as both facilities contain variable interest rates. The fair value of the Prudential Subordinated Notes was $14.1 million at December 31, 2022 and was estimated based on debt with similar terms and maturity.
Level 3 Fair Value Measurements
Asset retirement obligations — The fair value of asset retirement obligations is estimated using discounted cash flow projections using numerous estimates, assumptions and judgments regarding such factors as the existence of a legal obligation, estimated plugging and abandonment costs, timing of remediation, the credit-adjusted risk-free rate and inflation rate.
Assets Measured at Fair Value on a Nonrecurring Basis
Certain assets are reported at fair value on a nonrecurring basis in the combined financial statements. The following methods and assumptions were used to estimate the fair values for those assets.
Asset impairments — Proved crude oil and natural gas properties are reviewed for impairment on a field-by-field basis each quarter. The estimated future cash flows expected in connection with the field are compared to the carrying amount of the field to determine if the carrying amount is recoverable. If the carrying amount of the field exceeds its estimated undiscounted future cash flows, the carrying amount of the field is reduced to its estimated fair value. Risk-adjusted probable and possible reserves may be taken into consideration when determining estimated future net cash flows and fair value when such reserves exist and are economically recoverable. Due to the unavailability of relevant comparable market data, a discounted cash flow method is used to determine the fair value of proved properties. Significant unobservable inputs (Level 3) utilized in the determination of discounted future net cash flows include future commodity prices adjusted for differentials, forecasted production based on decline curve analysis, estimated future operating and development costs, property ownership interests, and a 10.0% discount rate.

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
Unobservable inputs to the fair value assessments of North Peak Oil and Gas are reviewed and revised as warranted based on a number of factors, including reservoir performance, new drilling, crude oil and natural gas prices, changes in costs, technological advances, new geological or geophysical data, or other economic factors.
For the year ended December 31, 2022, North Peak Oil and Gas recorded a $3.4 million impairment of proved property. There was no impairment of proved property for the year ended December 31, 2021.
Certain unproved crude oil and natural gas properties were impaired during the years ended December 31, 2022 and 2021, reflecting recurring amortization of undeveloped leasehold costs on properties North Peak Oil and Gas expects will not be transferred to proved properties over the lives of the leases based on drilling plans, experience of successful drilling, and the average holding period.
The following table sets forth the non-cash impairments of both proved and unproved properties (in thousands):
	For the Year Ended December 31,
	2022	2021
Proved property impairments	$3,442	$—
Unproved property impairments	4,788	20,966
Impairment expense	$8,230	$20,966
Note 10.   Members’ Equity and Incentive Units
Profits and Losses Allocation
Profits and losses will be determined and allocated with respect to each fiscal year as of the end of such fiscal year. Profits and losses will be allocated among the members in a manner such that the adjusted capital account for each member is, as nearly as possible, equal (proportionately) to the distributions that would be made to such member if North Peak Oil and Gas were dissolved.
During the third quarter of 2022, North Peak, Navigation and Pine Haven equity and incentive unit holders agreed to have all of their units repurchased for $1.0 million, $0.9 million and $0.3 million, respectively. North Peak repurchased 900 Class A units from Vertex Energy, resulting in a loss on the member buyout of $0.1 million, Navigation repurchased 788 Class A units from members of the former management team and Pine Haven repurchased 831 Class A units from Boreas Energy Resources. The Class A units for Navigation and Pine Haven remain issued but are not outstanding as of December 31, 2022.
As of December 31, 2022, North Peak Oil and Gas had the following equity commitments (amounts in thousands):
	Equity Committed	Equity Percentage
Juniper*	$665,170	99.8%
Boomtown Oil, LLC	1,033	0.2%
Century Natural Resources, LLC	225	0.0%
Total	$666,428	100.0%

*
Juniper, as denoted in the table above, includes Juniper CAR Holdings, LLC; Juniper Century Holdings, LLC; Juniper Capital II, LP; Juniper Capital III, LP; Juniper North Peak Partners, LP; Juniper NPR Holdings, LLC; and Juniper PHR Holdings, LLC

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
Profits Interest Units
North Peak Oil and Gas has issued to certain members of management Class B units, which are designed as profits interests. Class B unit holders are entitled to an increased share of the distributable cash flow generated by North Peak Oil and Gas in the event certain performance hurdles are met. Profits interests, such as the Class B units, do not typically have value until a major asset liquidation event occurs, and a major liquidation event is not deemed probable until such event has actually occurred under U.S. GAAP. Based upon the sharing ratios set forth in the operating agreements, the limited history of North Peak Oil and Gas and the fact no liquidation event has occurred, the realization of value for the Class B unitholders is not probable at the date of grant. As such, no compensation expense was recorded during the years ended December 31, 2022 and 2021. As of December 31, 2022 and 2021, North Peak Oil and Gas had 1,150 and 2,887 Class B units outstanding, respectively.
During the third quarter 2022, Cassidy, Navigation and Pine Haven redeemed 237, 1,000 and 500 Class B units, respectively. As of December 31, 2022, these Class B units were issued but not outstanding.
Note 11.   Commitments and Contingencies
Environmental Remediation
Various federal, state and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, may affect the operations and the cost of crude oil and natural gas exploration, development, and production operations of North Peak Oil and Gas. North Peak Oil and Gas does not anticipate that it will be required in the near future to expend significant amounts for compliance with such federal, state and local laws and regulations and therefore no amounts have been accrued for such purposes.
Litigation
North Peak Oil and Gas is involved in various legal proceedings including, but not limited to, commercial disputes, claims from royalty and surface owners, property damage claims, personal injury claims, regulatory compliance matters, disputes with tax authorities and other matters. While the outcome of these legal matters cannot be predicted with certainty, North Peak Oil and Gas does not expect them to have a material effect on its financial condition, results of operations or cash flows, other than as discussed below.
North Silo was involved in litigation regarding ownership of revenue and working interests for certain wells during the year ended December 31, 2021. North Silo received an unfavorable judgment from the Court in the matter and as a result, accrued for the entire amount of the judgment of $4.1 million in the combined balance sheet at December 31, 2021, which includes $2.4 million in estimated additional losses. The amount accrued for the legal judgment includes $1.7 million in previously recorded revenue suspense that was subsequently reclassified. On October 26, 2022, the Wyoming Supreme Court ruled in favor of North Silo and remanded the case back to the Court for further consideration, including determination of the disbursement of funds in accordance with the ruling by the Wyoming Supreme Court. As a result of that ruling, the accrual was reduced to $3.7 million at December 31, 2022, resulting in a gain on litigation of $0.4 million. On April 4, 2023, North Silo requested the Court issue an order confirming the Wyoming Supreme Court opinion. The Court notified North Silo it would issue its own order at a later date.
Note 12.   Concentrations of Credit Risk
North Peak Oil and Gas is subject to credit risk resulting from the concentration of its crude oil, natural gas and NGL receivables with significant purchasers. Receivables from purchasers are generally unsecured as North Peak Oil and Gas does not require collateral. For the years ended December 31, 2022 and 2021, four purchasers and sixteen purchasers accounted for 85% and 100%, respectively, of crude oil, natural gas, and NGL sales. North Peak Oil and Gas does not believe the loss of any single purchaser would

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
materially impact its financial position, results of operations, or cash flows as crude oil, natural gas and NGLs are fungible products with well-established markets and numerous purchasers in its areas of operations. For the years ended December 31, 2022 and 2021, North Peak Oil and Gas experienced no such credit losses.
Derivative financial instruments are generally executed with major financial institutions that expose North Peak Oil and Gas to market and credit risks and which may, at times, be concentrated with certain counterparties. The credit worthiness of the counterparties is subject to continual review. North Peak Oil and Gas also has netting arrangements in place with counterparties to reduce its credit exposure. North Peak Oil and Gas has not historically experienced any losses from such instruments.
North Peak Oil and Gas maintains cash and cash equivalents in bank deposit accounts which, at times, may exceed the federally insured limits. North Peak Oil and Gas has not experienced any losses related to amounts in excess of FDIC limits and believes it is not exposed to significant credit risk in this area.
Note 13.   Net Income (Loss) Per Share
The following table reconciles net loss from North Peak Oil and Gas and weighted-average Class A shares outstanding used in the calculations of basic and diluted net loss per share (in thousands, except share and per share amounts):
	For the Year Ended December 31,
	2022	2021
Net income (loss) attributable to North Peak Oil and Gas:
Net income (loss)	$60,775	$(22,711)
Less: (income) loss allocated to participating securities	—	—
Net income (loss) attributable to North Peak Oil and Gas	$60,775	$(22,711)
Class A weighted average shares outstanding:
Basic and diluted	477,446	386,616
Net income (loss) per share:
Basic and diluted	$127.30	$(58.74)
For the years ended December 31, 2022 and 2021, the performance hurdles for Class B units to participate in the profits of North Peak Oil and Gas were not met. As a result, no income is allocable to the Class B units for the years ended December 31, 2022 and 2021 for purposes of basic and diluted earnings per share.
Note 14.   Transactions with Affiliates
For the years ended December 31, 2022 and 2021, North Peak Oil and Gas incurred management fees for certain operational and administrative functions of $5.9 million and $7.3 million, respectively. These management fees are included in affiliate expense on the combined statements of operations. For the years ended December 31, 2022 and 2021, management fees were overfunded by $0.3 million.
Note 15.   Supplemental Disclosures to Combined Financial Statements
Cash and Cash Equivalents
The following table reconciles cash and cash equivalents on the combined balance sheets to cash, cash equivalents and restricted cash on the combined statements of cash flows (in thousands):

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
	December 31,
	2022	2021
Cash and cash equivalents	$53,498	$25,368
Restricted cash	7,859	4,076
Total cash, cash equivalents and restricted cash	$61,357	$29,444
Accounts Payable and Accrued Liabilities
Accounts payable and accrued liabilities consisted of the following at the dates indicated (in thousands):
	December 31,
	2022	2021
Accounts payable	$28,986	$18,551
Severance and ad valorem taxes	2,946	6,339
Suspense	5,160	3,023
Accrued oil and gas capital expenditures	1,594	2,680
Accrued lease operating and workover expenses	—	1,582
Owner advances and prepayments	3,113	—
Revenues payable	4,826	1,773
Accrued compensation costs	—	103
Other	581	—
Accounts payable and accrued liabilities	$47,206	$34,051
Supplemental Cash Flow Information
The following table provides certain supplemental cash flow information for the periods indicated (in thousands):
	December 31,
	2022	2021
Supplemental Disclosure of Cash Flow Information:
Interest paid	$5,493	$1,157
Supplemental Disclosure of Non-Cash Information:
Additions to oil and natural gas properties included in accounts payable and accrued liabilities	$10,065	$13,092
Revisions and additions to asset retirement obligations, net	$255	$3,491
Settlements of asset retirement obligations accrued	$(93)	$—
Energy Rebound Program
During 2020, the Wyoming Governor announced the Energy Rebound Program to assist the economic recovery and boost employment in the oil and natural gas sector. The program was reenacted during 2021. The program will utilize up to $12.0 million in CARES Act funding to provide business relief targeted towards drilled but uncompleted oil and gas wells (“DUCs”), wells that were unable to re-completed and plugging and abandonment projects which could not be finished due to the impacts of the COVID-19 pandemic. Operators may apply to be reimbursed for work done on completions, recompletions, workover, or plugging

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
and abandonments between the date of their project approval and December 31, 2021, up to $0.5 million per project. During the year ended December 31, 2021, Pine Haven submitted multiple projects and received $0.5 million in reimbursements under this program. These reimbursements are recorded as a reduction to “Lease operating and workover expenses” in the combined statements of operations. As the program ended on December 31, 2021, there were no program funds received during the year ending December 31, 2022.
Note 16.   Supplemental Crude Oil and Natural Gas Information (Unaudited)
Costs Incurred
The following tables reflect the costs incurred in oil and gas property acquisition, exploration and development activities (in thousands):
	Years Ended December 31,
	2022	2021
Property acquisition costs
Proved properties	$—	$2,429
Unproved properties	36,472	2,003
Exploration costs	3,616	7,859
Development costs	216,000	44,920
Total costs incurred	$256,088	$57,211
Results of Operations
The following table presents the results of operations of crude oil, natural gas and NGL producing activities (excluding corporate overhead and interest costs) for the periods indicated (in thousands):
	Years Ended December 31,
	2022	2021
Revenues:
Crude oil, natural gas, and NGL sales, net	$192,267	$73,894
Production costs:
Lease operating and workover expenses	34,085	14,831
Exploration expense	360	136
Severance taxes	11,299	3,951
Total production costs	45,744	18,918
Other costs:
Depletion, depreciation and amortization expense	46,255	22,096
Accretion of asset retirement obligation	224	477
Impairment expense	8,230	20,966
Income tax expense/(benefit)	—	—
Total other costs	54,709	43,539
Results of operations	$91,814	$11,437

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
Net Proved Oil, NGL and Natural Gas Reserves
The following table presents the reserves engineers for North Peak Oil and Gas for the periods indicated:
	2022 Reserves Engineer	2021 Reserves Engineer
Cassidy	DeGolyer and MacNaughton	Patrick M. Moffitt
Century	DeGolyer and MacNaughton	Patrick M. Moffitt
Longs Peak	DeGolyer and MacNaughton	Internally Prepared
Navigation	DeGolyer and MacNaughton	VSO Petroleum Consultants, Inc.
North Silo	DeGolyer and MacNaughton	Ralph E. Davis Associates, LLC
Pine Haven	DeGolyer and MacNaughton	Patrick M. Moffitt
In accordance with SEC regulations, the reserves as of December 31, 2022 and 2021 were estimated using realized prices, which reflect adjustments to the benchmark prices for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the delivery point. The Company’s reserves are reported in three streams; crude oil, natural gas and NGLs.
The SEC has defined proved reserves as the estimated quantities of crude oil, natural gas, and NGLs that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. The process of estimating crude oil, natural gas and NGLs reserves is complex, requiring significant decisions in the evaluation of available geological, geophysical, engineering and economic data. The data for a given property may also change substantially over time as a result of numerous factors, including additional development activity, evolving production history and a continual reassessment of the viability of production under changing economic conditions. As a result, material revisions to existing reserve estimates occur from time to time. Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variances in available data for various properties increase the likelihood of significant changes in these estimates. If such changes are material, they could significantly affect future amortization of capitalized costs and result in impairment of assets that may be material.
The following tables provide an analysis of the changes in estimated proved reserve quantities of crude oil, natural gas and NGLs for the years ended December 31, 2022 and 2021, all of which are located within the United States:
	Year ended December 31, 2022
	Crude Oil (Bbl)	Natural Gas (Mcf)	Liquids (Bbl)	Total Boe
Proved reserves as of December 31, 2021	29,310,869	30,180,160	2,811,067	37,151,964
Revisions of previous estimates	(8,957,067)	(14,245,705)	(69,626)	(11,400,978)
Extensions, discoveries and other additions	58,562,121	145,912,365	18,670,398	101,551,246
Production	(2,404,071)	(2,184,639)	(267,207)	(3,035,385)
Sales of minerals in place	—	—	—	—
Purchase of minerals in place	27,163,814	17,226,804	4,141,059	34,176,007
Proved reserves as of December 31, 2022	103,675,666	176,888,985	25,285,691	158,442,854

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
	Year ended December 31, 2022
	Crude Oil (Bbl)	Natural Gas (Mcf)	Liquids (Bbl)	Total Boe
Proved developed reserves
Beginning of year	9,692,816	5,403,443	495,257	11,088,647
End of year	13,483,470	9,763,294	1,819,367	16,930,052
Proved undeveloped reserves
Beginning of year	19,618,053	24,776,717	2,315,810	26,063,317
End of year	90,192,196	167,125,691	23,466,324	141,512,802
	Year ended December 31, 2021
	Crude Oil (Bbl)	Natural Gas (Mcf)	Liquids (Bbl)	Total Boe
Proved reserves as of December 31, 2020	18,641,549	17,601,720	1,923,812	23,498,982
Revisions of previous estimates	(1,462,838)	6,537,105	483,058	109,738
Extensions, discoveries and other additions	12,494,369	6,383,073	443,264	14,001,478
Production	(1,033,473)	(918,200)	(98,636)	(1,285,142)
Sales of minerals in place	—	—	—	—
Purchase of minerals in place	671,262	576,462	59,569	826,908
Proved reserves as of December 31, 2021	29,310,869	30,180,160	2,811,067	37,151,964
Proved developed reserves
Beginning of year	6,046,891	4,245,423	470,309	7,224,771
End of year	9,692,816	5,403,443	495,257	11,088,647
Proved undeveloped reserves
Beginning of year	12,594,658	13,356,297	1,453,503	16,274,211
End of year	19,618,053	24,776,717	2,315,810	26,063,317
For the year ended December 31, 2022, extensions, discoveries and other additions resulted primarily from 12 new proved undeveloped locations by Cassidy for 3,560 BOE, 118 new unproved locations added in the DJ Basin by North Peak for 31,013 Boe and 127 new unproved locations from Navigation for 65,994 BOE.
For the year ended December 31, 2021, extensions, discoveries and other additions resulted primarily from new proved undeveloped locations added in the DJ Basin by North Silo and Longs Peak of 11,250,593 Boe and from new wells drilled in the PRB by Navigation and Century of 2,686,712 Boe.
Standardized measure of discounted future net cash flows relating to proved crude oil and natural gas reserves
The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the oil, NGL and natural gas reserves of the property. An estimate of fair value would take into account, among other things, the recovery of reserves not presently classified as proved, the value of proved properties and consideration of expected future economic and operating conditions.
The estimates of future cash flows and future production and development costs as of December 31, 2022 and 2021 are based on realized prices, which reflect adjustments to the benchmark prices for quality, certain transportation fees, geographical differentials, marketing bonuses or deductions and other factors

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
affecting the price received at the delivery point. All realized prices are held flat over the forecast period for all reserve categories in calculating the discounted future net cash flows. Any effect from the Company’s commodity hedges is excluded. In accordance with SEC regulations, the proved reserves were anticipated to be economically producible from the “as of date” forward based on existing economic conditions, including prices and costs at which economic producibility from a reservoir was determined. These costs, held flat over the forecast period, include development costs, operating costs, ad valorem and production taxes and abandonment costs after salvage. Future income tax expenses would have been computed using the appropriate year-end statutory tax rates applied to the future pretax net cash flows from proved oil, NGL and natural gas reserves, less the tax basis of the oil and natural gas properties of North Peak Oil and Gas. The estimated future net cash flows are then discounted at a rate of 10%.
The following table presents the standardized measure of discounted future net cash flows relating to proved oil, NGL and natural gas reserves for the periods presented (in thousands):
	December 31,
	2022	2021
Future cash inflows	$11,063,183	$2,004,560
Future production costs	(3,482,737)	(733,864)
Future development and abandonment costs	(1,943,452)	(358,336)
Future income taxes	—	—
Future net cash flows	5,636,994	912,360
10% annual discount for estimated timing of cash flows	(3,074,152)	(431,122)
Standardized measure of discounted future net cash flows	$2,562,842	$481,238
It is not intended that the FASB’s standardized measure of discounted future net cash flows represent the fair market value of the proved reserves of North Peak Oil and Gas. North Peak Oil and Gas cautions that the disclosures shown are based on estimates of proved reserve quantities and future production schedules which are inherently imprecise and subject to revision, and the 10% discount rate is arbitrary. In addition, prices and costs as of the measurement date are used in the determinations, and no value may be assigned to probable or possible reserves.
The following table presents the changes in the standardized measure of discounted future net cash flows relating to proved oil, NGL and natural gas reserves for the periods presented:
	December 31,
	2022	2021
Standardized measure of discounted future net cash flows at January 1	$481,238	$91,744
Net change in prices and production costs	260,298	(10,579)
Changes in estimated future development and abandonment costs	167,357	96,987
Sales of crude oil and natural gas produced, net of production costs	(133,418)	(52,467)
Extensions, discoveries and improved recoveries, less related costs	1,194,536	192,428
Purchases (sales) of minerals in place, net	772,600	18,535
Revisions of previous quantity estimates	(205,682)	121,544
Development costs incurred during the period	7,541	930
Change in income taxes	—	—
Accretion of discount	48,124	9,175

NORTH PEAK OIL AND GAS
NOTES TO COMBINED FINANCIAL STATEMENTS
December 31, 2022 and 2021
	December 31,
	2022	2021
Change in timing of estimated future production and other	(29,752)	12,941
Net change	2,081,604	389,494
Standardized measure of discounted future net cash flows at December 31	$2,562,842	$481,238

Estimates of economically recoverable oil, NGL and natural gas reserves and of future net cash flows are based upon a number of variable factors and assumptions, all of which are, to some degree, subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil, NGL and natural gas may differ materially from the amounts estimated.
Note 17.   Subsequent Events
In preparing the accompanying combined financial statements of North Peak Oil and Gas, management has evaluated all subsequent events and transactions for potential recognition or disclosure through May 26, 2023, the date the combined financial statements of North Peak Oil and Gas were available for issuance.
Subsequent to December 31, 2022, the following events and transactions have occurred:
•
In January of 2023, Navigation entered into an agreement with a related party through common control in which all interests of Pine Haven were contributed to Navigation, and an availability of funds was made immediately to Pine Haven in the amount of $1.5 million in order to repay a related party payable.

NORTH PEAK OIL AND GAS
Condensed Combined Financial Statements
As of September 30, 2024 (Unaudited) and December 31, 2023 (Audited) and
For the Nine Months Ended September 30, 2024 (Unaudited) and 2023 (Unaudited)

NORTH PEAK OIL AND GAS

NORTH PEAK OIL AND GAS
CONDENSED COMBINED BALANCE SHEETS
	As of September 30, 2024 (Unaudited)	As of December 31, 2023 (Audited)
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1,871	$1,192
Accounts receivable, net	18,988	24,819
Affiliate receivable	647	301
Inventory	2,187	2,137
Prepaids and other current assets	4,155	2,725
Commodity derivative assets	8,115	5,154
Total current assets	35,963	36,328
Oil and natural gas property and equipment, based on successful efforts method of accounting, net	571,896	575,948
Commodity derivative assets	1,495	2,611
Other assets	535	833
TOTAL ASSETS	$609,889	$615,720
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$64,905	$59,701
Asset retirement obligations	1,635	2,009
Long-term debt, current portion	43,150	43,650
Total current liabilities	109,690	105,360
Long-term debt, net	98,269	110,465
Other noncurrent liabilities:
Asset retirement obligations	3,434	2,865
Other long-term liabilities	2,498	2,507
Total other noncurrent liabilities	5,932	5,372
Commitment and contingencies (Note 12)
Member’s equity	395,998	394,523
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$609,889	$615,720
The accompanying notes are an integral part of these condensed combined financial statements.

NORTH PEAK OIL AND GAS
CONDENSED COMBINED STATEMENTS OF OPERATIONS
(Unaudited)
	For the Nine Months Ended
	September 30, 2024	September 30, 2023
	(in thousands – except for per share and share information)
REVENUES:
Crude oil, natural gas, and NGL sales, net	$123,277	$152,296
Loss on derivatives, net	(148)	(19,148)
Total revenues	123,129	133,148
OPERATING EXPENSES:
Lease operating and workover	35,593	33,971
Exploration	137	236
Production and ad valorem taxes	16,337	19,588
Depletion, depreciation, and amortization	50,559	52,563
Accretion	195	210
Impairment of oil and natural gas properties	233	21,074
Legal	72	281
Affiliate	5,419	5,169
General and administrative	1,051	685
Total operating expenses	109,596	133,777
Income from operations	13,533	(629)
OTHER INCOME (EXPENSES):
Other income, net	3,314	3,076
Gain on legal judgment	—	2,035
Gain on sale of oil and natural gas properties	1	3,707
Interest expense, net	(16,078)	(17,084)
Total other expense, net	(12,763)	(8,266)
NET INCOME (LOSS)	$770	$(8,895)
BASIC NET INCOME (LOSS) PER SHARE	$1.32	$(16.73)
DILUTED NET INCOME (LOSS) PER SHARE	$1.32	$(16.73)
CLASS A WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	584,469	531,701
The accompanying notes are an integral part of these condensed combined financial statements.

NORTH PEAK OIL AND GAS
CONDENSED COMBINED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
(Unaudited)
Members’ Equity
(in thousands)
Balance – January 1, 2023	$372,293
Contributions	548
Net loss	(8,895)
Balance – September 30, 2023	$363,946
Members’ Equity
(in thousands)
Balance – January 1, 2024	$394,523
Contributions	705
Net income	770
Balance – September 30, 2024	$395,998
The accompanying notes are an integral part of these condensed combined financial statements.

NORTH PEAK OIL AND GAS
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the Nine Months Ended
	September 30, 2024	September 30, 2023
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$770	$(8,895)
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation, and amortization	50,559	52,563
Accretion	195	210
Impairment of oil and natural gas properties	233	21,074
Gain on sale of oil and natural gas properties	1	(3,707)
Loss on derivatives, net	148	19,148
Cash settlements on commodity derivatives	(1,992)	4,898
Amortization of debt issuance costs	1,520	1,531
Payment-in-kind interest	115	114
Gain on legal settlement	—	(2,035)
Changes in operating assets and liabilities:
Accounts receivable and affiliate receivable	5,485	(7,282)
Inventory	(50)	(2,132)
Prepaid expenses and other current assets	(1,430)	(5,338)
Other assets	20	6,266
Accounts payable and accrued liabilities	(11,341)	(12,356)
Other long-term liabilities	(9)	(9)
Net cash provided by operating activities	44,224	64,050
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	(30,976)	(123,266)
Proceeds from sale of oil and gas properties	781	3,682
Net cash used in investing activities	(30,195)	(119,584)
CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions	705	548
Payment of debt issuance costs	(3)	(220)
Proceeds from long-term debt	3,208	14,500
Payments on term loan	(17,260)	(16,875)
Net cash used by financing activities	(13,350)	(2,047)
Net increase (decrease) in cash and cash equivalents	679	(57,581)
Cash and cash equivalents – Beginning of period	1,192	61,357
Cash and cash equivalents – End of period	$1,871	$3,776
The accompanying notes are an integral part of these condensed combined financial statements.

NORTH PEAK OIL AND GAS
Notes to Condensed Combined Financial Statements
Note 1.   Organization and basis of presentation
Description of the Company
The accompanying unaudited and audited condensed combined financial statements and associated footnotes presented herein represent the financial statements of Century Oil and Gas Holdings, LLC and subsidiaries (“Century”), Navigation Powder River, LLC and subsidiaries (“Navigation”) and North Peak Oil & Gas Holdings, LLC and subsidiaries (“North Peak”). The respective corporate offices of Century, Navigation and North Peak are each located in Houston, Texas. Collectively, Century, Navigation and North Peak are herein referred to as “North Peak Oil and Gas”.
North Peak Oil and Gas is engaged in the exploration, development and production of crude oil, natural gas and natural gas liquids (“NGLs”) primarily in the Denver-Julesburg (“DJ”) Basin, located in Colorado and Wyoming, as well as the Powder River Basin (“PRB”), located in Wyoming.
The crude oil and natural gas and production activities of North Peak Oil and Gas are solely focused in the U.S. North Peak Oil and Gas aggregates its U.S. operating segments into one reporting segment, exploration and production, due to the similarity of these operations.
Basis of Presentation of Unaudited and Audited Condensed Combined Financial Statements
The unaudited condensed combined financial statements were derived from the historical accounting records of North Peak Oil and Gas and reflect the historical financial position, results of operations and cash flows for the periods described herein. The unaudited condensed combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of North Peak Oil and Gas and their wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated upon combination.
As of September 30, 2024, the Company was in violation of certain debt covenants for which it had received a waiver from the lender, and a portion of its debt also matures within the next year. The Company has additional committed capital from its members as well as plans to extend its debt maturity. As the Company currently has production and the support of its members, Management believes that with these commitments and continued improvements in production, the Company will be able to continue as a going concern for at least one year from the issuance of these consolidated financial statements.
Significant accounting policies
There have been no material changes in North Peak Oil and Gas’ significant accounting policies during the nine months ended September 30, 2024. See “Note 1. Organization and Summary of Significant Accounting Policies “ in the 2023 Annual Report for discussion of significant accounting policies.
Disaggregation of Revenue
The following table presents the disaggregation of crude oil, natural gas and NGL revenue of North Peak Oil and Gas:
	Nine Months Ended September 30,
	2024 (Unaudited)	2023 (Unaudited)
	(in thousands)
Crude oil	$116,679	$145,095
Natural gas	1,159	2,034
NGLs	5,439	5,167
Total crude oil, natural gas and NGL sales, net	$123,277	$152,296

NORTH PEAK OIL AND GAS
Notes to Condensed Combined Financial Statements
Note 2.   New Accounting Standards
In June 2016, the FASB issued ASU 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”). ASU 2016-13 requires that a financial asset measured at amortized cost be presented at the net amount expected to be collected. ASU 2016-13 is intended to provide more timely decision-useful information about the expected credit losses on financial instruments. In November 2019, the FASB ASU 2019-19, “Codification Improvements to Topic 326: Financial Instruments — Credit Losses”, which makes amendments to clarify the scope of the guidance, including clarification that receivables arising from operating leases are not within its scope. The amended guidance became effective for North Peak Oil and Gas on January 1, 2023 and did not result in a material impact to the financial position, cash flows, or results of operations.
Note 3.   Derivative Financial Instruments
Objectives and Strategies
North Peak Oil and Gas enters into derivative financial instruments with respect to a portion of its crude oil, natural gas and NGL production to hedge future prices received. These instruments are used to manage the inherent uncertainty of future revenues resulting from commodity price volatility. These derivative financial instruments typically include financial price swaps and costless price collars. North Peak Oil and Gas does not hold or issue derivative financial instruments for speculative trading purposes.
Commodity Derivatives
As of September 30, 2024, North Peak Oil and Gas had the following open crude oil derivative positions:
	2024	2025	2026	2027
WTI NYMEX Sold Swaps
Notional Quantity (Bbls)	328,000	825,000	462,000	—
Weighted Average Fixed Price ($/Bbl)	$75.46	$71.83	$66.79	$—
WTI NYMEX Purchased Puts
Notional Quantity (Bbls)	117,000	375,500	199,500	20,500
Weighted Average Strike Price ($/Bbl)	$74.44	$65.57	$63.12	$65.00
WTI NYMEX Sold Calls
Notional Quantity (Bbls)	117,000	375,500	199,500	20,500
Weighted Average Strike Price ($/Bbl)	$83.29	$75.26	$74.84	$76.15
As of September 30, 2024, North Peak Oil and Gas did not have any open natural gas and NGL derivative positions.
Financial Statement Presentation
All derivative financial instruments are recognized at their current fair value as either assets or liabilities in the unaudited condensed combined balance sheets. Amounts related to contracts allowed to be netted upon payment subject to a master netting arrangement with the same counterparty are reported on a net basis in the unaudited condensed combined balance sheets. The tables below present a summary of these positions as of September 30, 2024 and December 31, 2023:

NORTH PEAK OIL AND GAS
Notes to Condensed Combined Financial Statements
	September 30, 2024
	Gross Fair Value	Amounts Netted	Net Fair Value
	(in thousands)
Commodity derivative assets:
Commodity derivative asset, current	$8,904	$(789)	$8,115
Commodity derivative asset, noncurrent	3,644	(2,149)	1,495
Total commodity derivative assets	$12,548	$(2,938)	$9,610
Commodity derivative liabilities:
Commodity derivative liability, current	$(789)	$789	$—
Commodity derivative liability, noncurrent	(2,149)	2,149	—
Total commodity derivative liabilities	$(2,938)	$2,938	$—
	December 31, 2023
	Gross Fair Value	Amounts Netted	Net Fair Value
	(in thousands)
Commodity derivative assets:
Commodity derivative asset, current	$5,410	$(256)	$5,154
Commodity derivative asset, noncurrent	5,063	(2,452)	2,611
Total commodity derivative assets	$10,473	$(2,708)	$7,765
Commodity derivative liabilities:
Commodity derivative liability, current	$(256)	$256	$—
Commodity derivative liability, noncurrent	(2,452)	2,452	—
Total commodity derivative liabilities	$(2,708)	$2,708	$—
Note 4.   Net Income Per Share
The following table reconciles net loss from North Peak Oil and Gas and weighted-average Class A shares outstanding used in the calculations of basic and diluted net loss per share:
	Nine Months Ended September 30,
	2024	2023
	(in thousands, except per share information
Net income attributable to North Peak Oil and Gas:
Net income (loss)	$770	$(8,895)
Less: income allocated to participating securities	—	—
Net income (loss) attributable to North Peak Oil and Gas	$770	$(8,895)
Class A weighted average shares outstanding:
Basic and diluted	584,469	531,701
Net income per share:
Basic and diluted	$1.32	$(16.73)

NORTH PEAK OIL AND GAS
Notes to Condensed Combined Financial Statements
Note 5.   Members’ Equity and Incentive Units
Profits and Losses Allocation
Profits and losses will be determined and allocated with respect to each fiscal year as of the end of such fiscal year. Profits and losses will be allocated among the members in a manner such that the adjusted capital account for each member is, as nearly as possible, equal (proportionately) to the distributions that would be made to such member if North Peak Oil and Gas were dissolved.
Profits Interest Units
North Peak Oil and Gas has issued to certain members of management Class B units, which are designed as profits interests. Class B unit holders are entitled to an increased share of the distributable cash flow generated by North Peak Oil and Gas in the event certain performance hurdles are met. Profits interests, such as the Class B units, do not typically have value until a major asset liquidation event occurs, and a major liquidation event is not deemed probable until such event has actually occurred under U.S. GAAP. Based upon the sharing ratios set forth in the operating agreements, the limited history of North Peak Oil and Gas and the fact no liquidation event has occurred, the realization of value for the Class B unitholders is not probable at the date of grant. As such, no compensation expense was recorded during the nine months ended September 30, 2024 and 2023. As of September 30, 2024 and December 31, 2023, North Peak Oil and Gas had 1,150 and 1,150 Class B units outstanding, respectively.
Note 6.   Supplemental Disclosures of Condensed Combined Balance Sheets and Condensed Combined Statement of Cash Flows
Accounts Payable and Accrued Liabilities
Accounts payable and accrued liabilities consisted of the following at the dates indicated:
	September 30, 2024	December 31, 2023
	(in thousands)
Accounts payable	$27,123	$25,173
Severance and ad valorem taxes	12,431	17,502
Suspense	12,902	7,663
Accrued oil and natural gas capital expenditures	—	111
Accrued lease operating and workover expenses	21	441
Owner advances and prepayments	1,857	315
Revenues payable	6,982	7,947
Accrued compensation costs	—	170
Other	3,589	379
Accounts payable and accrued liabilities	$64,905	$59,701

NORTH PEAK OIL AND GAS
Notes to Condensed Combined Financial Statements
Accounts Receivable
Components of accounts receivable include the following:
	September 30, 2024	December 31, 2023
Crude oil, natural gas and NGL Sales	$17,084	$21,377
Joint interest billings	1,042	2,592
Other	862	850
Gross accounts receivable	18,988	24,819
Allowance for credit losses	—	—
Net accounts receivable	$18,988	$24,819
Supplemental Cash Flows
The following table provides certain supplemental cash flow information for the periods indicated:
	Nine Months Ended September 30,
	2024	2023
	(in thousands)
Supplemental disclosure of cash flow information:
Interest paid	$14,469	$15,943
Supplemental Disclosure of Non-Cash Information:
Additions to oil and natural gas properties included in accounts payable and accrued liabilities	$16,545	$11,501
Note 7.   Oil and Natural Gas Properties
The following table reflects the aggregate capitalized costs associated with North Peak Oil and Gas:
	September 30, 2024	December 31, 2023
	(in thousands)
Oil and natural gas properties and equipment:
Proved properties	$705,813	$581,972
Unproved properties	231,124	308,225
Total oil and natural gas properties	936,937	890,197
Less: Accumulated depreciation, depletion and amortization	(365,041)	(314,249)
Oil and natural gas properties and equipment, net	$571,896	$575,948

NORTH PEAK OIL AND GAS
Notes to Condensed Combined Financial Statements
Note 8.   Debt and Related Expenses
The following table presents the outstanding debt and related expenses of North Peak Oil and Gas:
	September 30, 2024	December 31, 2023
	(in thousands)
Prudential Notes	$36,104	$36,488
EOC Loan	105,000	121,875
Amegy Notes	3,510	187
Total debt, including current portion	144,614	158,550
Less: Debt issuance costs	(3,195)	(4,435)
Total debt, including current portion, net	141,419	154,115
Less: Prudential Notes, current portion	(20,650)	(21,150)
Less: EOC Loan, current portion	(22,500)	(22,500)
Long-term debt, net	$98,269	$110,465
EOC Term Loan
On August 29, 2022, North Peak entered into a four-year $150.0 million term loan agreement with EOC Partners Advisors, L.P. (“EOC”), managed by Alter Domus, LLC (“EOC Loan”). Proceeds from the EOC Loan were used to fund development drilling, acquisitions and pay transactions fees and expenses. The EOC Loan is secured against a first lien on North Peak’s oil and natural gas properties and other assets. The EOC Loan matures on August 29, 2026, at which time all advances are required to be paid in full. Interest accrues at the Secured Overnight Financing Rate (“SOFR”) plus an applicable margin of 7.0% and an annual adjustment of 0.15%, which was 12.48% as of September 30, 2024.
Principal payments of 3.75% of the original balance are due quarterly, and the remaining balance and accrued interest are due at maturity.
The EOC Loan contains various financial covenants, defined within the EOC Loan agreement, including a Consolidated Net Leverage Ratio, Current Ratio and Asset Coverage Ratio (collectively, the “EOC Financial Covenants”). The following table summarizes the Financial Covenants of the EOC Loan for the periods indicated:
	Consolidated Net Leverage Ratio	Current Ratio	Asset Coverage Ratio
At September 30, 2024:
EOC Loan	2.50 to 1.00	1.00 to 1.00	1.50 to 1.00
Additionally, the EOC Loan restricts North Peak’s indebtedness, limits its ability to create liens securing certain indebtedness, make restricted payments, make or permit investments, loans and advances or enter into certain sale-leaseback transactions, among other matters. These covenants are subject to a number of important exceptions and qualifications.
As of September 30, 2024, North Peak did not meet the required Current Ratio requirement and, as a result, was not in compliance with the EOC Financial Covenants. On January 13, 2025, the Company amended the EOC Loan which waived the current ratio through March 31, 2025. For further discussion, refer to Note 14 — Subsequent Events.
Amegy Notes
On October 18, 2022, North Peak entered into a Senior Secured Revolving Credit Agreement with Zions Bancorporation, N.A. dba Amegy Bank (“Amegy”) with a commitment and borrowing base of

NORTH PEAK OIL AND GAS
Notes to Condensed Combined Financial Statements
$10.0 million (“Amegy Notes”). The Amegy Notes are secured against a first lien on North Peak’s oil and natural gas properties and other assets. Balances outstanding under the Amegy Notes bear interest at the SOFR plus an applicable margin based on revolver utilization, which was 9.75% as of September 30, 2024. Principal and any accrued interest is due at maturity on October 18, 2025.
The Amegy Notes contain various financial covenants, defined within Amegy Notes agreement, including a Consolidated Net Leverage Ratio, Current Ratio and Asset Coverage Ratio (collectively, the “Amegy Financial Covenants”). The following table summarizes the Financial Covenants of the Amegy Loan for the periods indicated:
	Consolidated Net Leverage Ratio	Current Ratio	Asset Coverage Ratio
At September 30, 2024:
Amegy Notes	2.50 to 1.00	1.00 to 1.00	1.50 to 1.00
Additionally, the Amegy Notes restricts North Peak’s indebtedness, limits its ability to create liens securing certain indebtedness, make restricted payments, make or permit investments, loans and advances or enter into certain sale-leaseback transactions, among other matters. These covenants are subject to a number of important exceptions and qualifications.
As of September 30, 2024, North Peak did not meet the required Current Ratio covenant and, as a result, was not in compliance with the Amegy Financial Covenants. On January 13, 2025, the Company amended the Amegy Notes which waived the current ratio through March 31, 2025. For further discussion, refer to Note 14 — Subsequent Events.
Prudential Notes
On October 7, 2021, Navigation entered into an agreement with Prudential Capital Energy Partners, L.P., Prudential Capital Energy Partners Management Fund, L.P. and Prudential Annuities Life Assurance Corporation (collectively, “Prudential”) to fund both three-year $40.0 million Senior Secured Revolving Notes (“Prudential Senior Notes”) and four-year $15.0 million Senior Subordinated 13.0% Notes (“Prudential Subordinated Notes”, collectively, the “Prudential Notes”). Proceeds from the Prudential Notes were used to refinance existing indebtedness under the Citibank Credit Facility, fund development drilling, potential future acquisitions and pay transaction fees and expenses. The Prudential Notes are secured against a first lien on Navigation’s crude oil and natural gas properties and other assets.
The borrowing base under the Prudential Senior Notes was $33.0 million at September 30, 2024. The borrowing base is redetermined twice per year, on or about March 31 and September 30. Fundings under the Prudential Senior Notes are classified as Eurodollar Loans and bear interest at LIBOR plus a margin of 6.0% to 7.0% based on the total leverage ratio and subject to a minimum LIBOR floor of 1.0%. Effective November 2022, the LIBOR rate was replaced with a benchmark of Adjusted Term SOFR. Adjusted Term SOFR is defined as Term SOFR, plus the applicable margin, plus 0.15% or 0.25%, dependent upon the LIBOR screen rate replaced term. Additionally, at any time the commitments under the Prudential Subordinated Notes have not been terminated, Navigation is required to pay a portion of such interest due on the Prudential Subordinated Notes equal to the payment-in-kind (“PIK”) by adding the amount of the PIK to the principal balance of the Prudential Subordinated Notes, not to exceed 1.0%. All cash interest is payable quarterly in arrears. The interest rate on the Prudential Senior Notes was 11.48% at September 30, 2024.
The Prudential Notes contain various financial covenants, each defined within the purchase agreements for the Prudential Senior Notes and the Prudential Subordinated Notes, including a Total Leverage Ratio, Senior Leverage Ratio, Interest Coverage Ratio, and Asset Coverage Ratio (collectively, the “Prudential Financial Covenants”). The following table summarizes the Financial Covenants of the Prudential Notes for the periods indicated:

NORTH PEAK OIL AND GAS
Notes to Condensed Combined Financial Statements
	Total Leverage Ratio	Senior Leverage Ratio	Interest Coverage Ratio	Asset Coverage Ratio
At September 30, 2024:
Prudential Senior Notes	4.00 to 1.00	2.50 to 1.00	1.75 to 1.00	1.50 to 1.00
Prudential Subordinated Notes	4.50 to 1.00	3.00 to 1.00	1.25 to 1.00	1.50 to 1.00
Additionally, the Prudential Notes require Navigation to maintain unrestricted cash of at least $0.75 million and limit Navigation’s ability to create liens securing certain indebtedness, enter into certain sale-leaseback transactions, or consolidate, merge or transfer certain assets, among other matters. These covenants are subject to a number of important exceptions and qualifications.
As of September 30, 2024, Navigation did not meet several of the covenant requirements listed above and, as a result, was not in compliance with the Prudential Financial Covenants. As of September 30, 2024, Navigation obtained a waiver for the noncompliance, and as of January 11, 2025, the Company amended the Prudential Senior Notes extending the maturity date to June 30, 2025. For further discussion, refer to Note 14 — Subsequent Events.
Note 9.   Leases
The following table presents North Peak Oil and Gas’ lease costs as of September 30, 2024 and December 31, 2023:
	September 30, 2024	December 31, 2023
	(in thousands)
Lease costs included in unaudited condensed combined statements of operations:
Short-term lease costs	$9,041	$11,317
Total lease costs	$9,041	$11,317
Note 10.   Asset Retirement Obligations
The following table presents changes in asset retirement obligations of North Peak Oil and Gas:
	Nine Months Ended September 30,
	2024	2023
	(in thousands)
Asset retirement obligations at beginning of period	$4,874	$4,432
Wells acquired/developed	—	110
Liabilities settled	—	(15)
Revision of estimated obligation	—	95
Accretion expense on discounted obligation	195	210
Asset retirement obligations at end of period	$5,069	$4,832
Note 11.   Fair Value Measurements
The carrying values of cash, accounts receivable, other current assets, accounts payable and accrued expenses included in the accompanying unaudited condensed combined balance sheets approximated fair value at September 30, 2024 and December 31, 2023 due to their short term nature. Therefore, such financial

NORTH PEAK OIL AND GAS
Notes to Condensed Combined Financial Statements
assets and liabilities are not presented in the following table. The following table provides the carrying value and fair value measurement information for certain of the financial assets and liabilities of North Peak Oil and Gas:
			Fair Value Measurements Using:
	Carrying Amount	Total Fair Value	Level 1 Inputs		Level 2 Inputs		Level 3 Inputs
	(in thousands)
September 30, 2024 assets (liabilities):
Commodity derivatives	$9,610	$9,610	$	―		$9,610	$	―
Asset retirement obligations	$(5,069)	$(5,069)	$	―	$	―		$(5,069)
Long-term debt	$(101,464)	$(101,613)	$	―		$(101,613)	$	―
December 31, 2023 assets (liabilities):
Commodity derivatives	$7,765	$7,765	$	―		$7,765	$	―
Asset retirement obligations	$(4,874)	$(4,874)	$	―	$	―		$(4,874)
Long-term debt	$(114,900)	$(114,706)	$	―		$(114,706)	$	―
The following methods and assumptions were used to estimate the fair values in the table above.
Level 2 Fair Value Measurements
Commodity derivatives — The fair value of commodity derivatives is estimated using observable market data and assumptions with adjustments based on widely accepted valuation techniques. A discounted cash flow analysis on the expected cash flows of each derivative reflects the contractual terms of the derivative, including period to maturity, and uses observable market-based inputs, including interest rate curves, implied volatilities, transaction size, counterparty credit quality and the estimated current replacement cost of the derivative instrument.
Long-term debt — The debt instruments of North Peak Oil and Gas do not trade actively in an established market. The fair value of the EOC Loan, Amegy Notes and the Prudential Senior Notes approximate carrying value as both facilities contain variable interest rates. The fair value of the Prudential Subordinated Notes was $15.6 million at September 30, 2024 and was estimated based on debt with similar terms and maturity.
Level 3 Fair Value Measurements
Asset retirement obligations — The fair value of asset retirement obligations is estimated using discounted cash flow projections using numerous estimates, assumptions and judgments regarding such factors as the existence of a legal obligation, estimated plugging and abandonment costs, timing of remediation, the credit-adjusted risk-free rate and inflation rate.
Note 12.   Commitments and Contingencies
Environmental Remediation
Various federal, state and local laws and regulations covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, may affect the operations and the cost of crude oil and natural gas exploration, development, and production operations of North Peak Oil and Gas. North Peak Oil and Gas does not anticipate that it will be required in the near future to expend significant amounts for compliance with such federal, state and local laws and regulations and therefore no amounts have been accrued for such purposes.

NORTH PEAK OIL AND GAS
Notes to Condensed Combined Financial Statements
Litigation
North Peak Oil and Gas is involved in various legal proceedings including, but not limited to, commercial disputes, claims from royalty and surface owners, property damage claims, personal injury claims, regulatory compliance matters, disputes with tax authorities and other matters. While the outcome of these legal matters cannot be predicted with certainty, North Peak Oil and Gas does not expect them to have a material effect on its financial condition, results of operations or cash flows, other than as discussed below.
North Silo Resources, LLC (“North Silo”), a subsidiary of North Peak was involved in litigation regarding ownership of revenue and working interests for certain wells during the year ended December 31, 2021. North Silo received an unfavorable judgment from the Court in the matter and as a result, accrued for the entire amount of the judgment of $4.1 million in the unaudited condensed combined balance sheets at December 31, 2021, which includes $2.4 million in estimated additional losses. The amount accrued for the legal judgment includes $1.7 million in previously recorded revenue suspense that was subsequently reclassified. On October 26, 2022, the Wyoming Supreme Court ruled in favor of North Silo and remanded the case back to the Court for further consideration, including determination of the disbursement of funds in accordance with the ruling by the Wyoming Supreme Court. As a result of that ruling, the accrual was reduced to $3.7 million at December 31, 2022. On May 23, 2023, the District Court issued its final ruling in favor of North Silo resulting all previously restricted funds to be returned to North Silo. As part of the final ruling, North Silo was required by the District Court to pay $1.7 million of undisputed royalties to various third parties. North Silo also wrote off the $3.7 million accrual previously booked at December 31, 2022, resulting in a net $2.0 million gain included in gain on legal judgment on the accompanying unaudited condensed combined statements of income for the nine months ended September 30, 2023.
Note 13.   Transactions with Affiliates
For the nine months ended September 30, 2024 and 2023, North Peak Oil and Gas incurred management fees for certain operational and administrative functions of $5.4 million and $5.2 million, respectively. These management fees are included in affiliate expense on the accompanying unaudited condensed combined statements of income.
Note 14.   Subsequent Events
North Peak Oil and Gas has evaluated all subsequent events through January 15, 2025, the date the accompanying unaudited condensed combined financial statements were issued. On January 11, 2025, the Company amended the Prudential Senior Notes to extend the maturity date to June 30, 2025. On January 13, 2025, the Company amended the EOC Loan to waive the current ratio through March 31, 2025 and adjust certain minimum hedging requirements. On January 13, 2025, the Company amended the Amegy Notes to waive the current ratio through March 31, 2025. On January 14, 2025, the Company entered into a merger agreement with Amplify Energy Corp. (NYSE: AMPY).

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
AMPLIFY ENERGY CORP.,
AMPLIFY DJ OPERATING LLC,
AMPLIFY PRB OPERATING LLC,
NORTH PEAK OIL & GAS, LLC,
CENTURY OIL AND GAS SUB-HOLDINGS, LLC
AND,
SOLELY FOR THE LIMITED PURPOSES SET FORTH HEREIN,
JUNIPER CAPITAL ADVISORS, L.P.
AND
THE SPECIFIED COMPANY ENTITIES SET FORTH ON SCHEDULE A HEREIN
DATED AS OF JANUARY 14, 2025

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of January 14, 2025 (this “Agreement”), is entered into by and among (a) Amplify Energy Corp., a Delaware corporation (“Parent”), (b) Amplify DJ Operating LLC, a Delaware limited liability company and indirect wholly owned Subsidiary of Parent (“First Merger Sub”), (c) Amplify PRB Operating LLC, a Delaware limited liability company and indirect wholly owned Subsidiary of Parent (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs”), (d) North Peak Oil & Gas, LLC, a Delaware limited liability company (“NPOG”), (e) Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company (“COG” and, together with NPOG, each, an “Acquired Company” and, collectively, the “Acquired Companies”), (f) Juniper Capital Advisors, L.P., a Delaware limited partnership, solely for purposes of Section 3.2, Section 6.4, Section 6.7, Section 6.16, Section 6.21, Section 6.22, Section 9.6, Section 9.13 and Section 9.14 herein (the “Members’ Representative”), and (g) each of the Persons set forth on Annex A attached hereto, solely for purposes of Section 8.4 (the “Specified Company Entities”). Each of Parent, First Merger Sub, Second Merger Sub, the Acquired Companies and, solely for the limited purposes set forth herein, Members’ Representative and the Specified Company Entities, are referred to herein, collectively, as the “Parties” and each, a “Party”.
RECITALS
WHEREAS, (a) Parent owns all of the issued and outstanding limited liability company interests of Amplify Energy Holdings LLC, a Delaware limited liability company (“Amplify Holdings”), (b) Amplify Holdings owns all of the issued and outstanding limited liability company interests of Amplify Acquisitionco LLC, a Delaware limited liability company (“Amplify Acquisitionco”), (c) Amplify Acquisitionco owns all of the issued and outstanding limited liability company interests of Amplify Energy Operating LLC, a Delaware limited liability company (“Amplify Opco”), and (d) Amplify Opco owns all of the issued and outstanding limited liability company interests of the Merger Subs;
WHEREAS, the Parties wish to effect at the Effective Time: (a) the merger (the “NPOG Merger”) of First Merger Sub with and into NPOG in accordance with the Delaware Limited Liability Company Act (as amended, the “DLLCA”), with NPOG being the surviving entity and an indirect, wholly owned subsidiary of Parent and (b) the merger (the “COG Merger” and, together with the NPOG Merger, the “Mergers”) of Second Merger Sub with and into COG in accordance with the DLLCA with COG being the surviving entity and an indirect, wholly owned subsidiary of Parent;
WHEREAS, in connection with the Mergers, at the Effective Time, the Company Units issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive the Aggregate Merger Consideration upon the terms and subject to the conditions set forth in this Agreement;
WHEREAS, (a) North Peak Oil & Gas Holdings, LLC, a Delaware limited liability company (“NPOG Parent”), as the sole member of NPOG, and (b) Century Oil and Gas Holdings, LLC, a Delaware limited liability company (“COG Parent”), as the sole member of COG, in each case, has approved and adopted this Agreement and the consummation of the transactions contemplated hereby, including the Mergers, upon the terms and subject to the conditions contained herein, concurrently with the execution of this Agreement (such approvals set forth in the foregoing clauses (a) and (b), collectively, the “Acquired Companies Equityholder Approval”);
WHEREAS, the Board of Directors of Parent (the “Parent Board”), at a meeting duly called and held, has unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Mergers and the issuance of Parent Common Stock pursuant to this Agreement (the “Parent Stock Issuance”), are advisable, fair to, and in the best interests of Parent and its stockholders, (b) approved and adopted this Agreement and the transactions contemplated hereby, including the Mergers and the Parent Stock Issuance, (c) approved the execution, delivery and performance by Parent of this Agreement, including the Mergers and the Parent Stock Issuance, upon the terms and subject to the conditions contained herein, (d) directed that this Agreement be submitted to the holders of Parent Common Stock at the Parent Stockholders Meeting to approve the Parent Stock Issuance, and (e) resolved to recommend that the holders of Parent Common Stock approve the Parent Stock Issuance (the “Parent Board Recommendation”), subject to the terms and conditions in this Agreement; and

WHEREAS, Parent, as the sole member of Amplify Holdings, as the sole member of Amplify Acquisitionco, as the sole member of Amplify Opco and as the sole member of the Merger Subs has (a) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are advisable, fair to, and in the best interests of the Merger Subs and Amplify Opco, as the sole member of the Merger Subs, and (b) approved, and has caused Amplify Opco to approve, the execution and delivery by the Merger Subs of this Agreement, the performance by the Merger Subs of their covenants and agreements contained herein and the consummation of the transactions contemplated hereby, including the Mergers, upon the terms and subject to the conditions contained herein.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
1.1   Certain Definitions.   As used in this Agreement, the following terms have the meanings set forth below:
“Acquired Companies Equityholder Approval” has the meaning set forth in the Recitals.
“Acquired Companies Credit Agreement” means, collectively, (a) the Senior Secured First Lien Revolving Credit Agreement, dated as of October 18, 2022, as amended by (i) that certain First Amendment to Senior Secured First Lien Revolving Credit Agreement, dated as of July 19, 2023, (ii) that certain Second Amendment to Senior Secured First Lien Revolving Credit Agreement, dated as of December 11, 2023, (iii) that certain Third Amendment to Senior Secured First Lien Revolving Credit Agreement, dated as of April 24, 2024, and (iv) that certain Fourth Amendment to Senior Secured First Lien Revolving Credit Agreement, dated as of January 13, 2025 by and among North Peak Oil & Gas Holdings, LLC, North Peak Oil & Gas, LLC, Zions Bancorporation, N.A. dba Amegy Bank, as administrative agent, and the lenders party thereto, (b) the Senior Secured First Lien Term Loan Credit Agreement, dated as of August 29, 2022, as amended by (i) that certain First Amendment to Senior Secured First Lien Term Loan Credit Agreement, dated as of July 19, 2023, (ii) that certain Second Amendment to Senior Secured First Lien Term Loan Credit Agreement, dated as of December 11, 2023, (iii) that certain Third Amendment to Senior Secured First Lien Term Loan Credit Agreement, dated as of April 24, 2024, and (iv) that certain Fourth Amendment to Senior Secured First Lien Term Loan Credit Agreement and Limited Waiver, dated as of January 13, 2025 by and among North Peak Oil & Gas Holdings, LLC, North Peak Oil & Gas, LLC, Alter Domus (US) LLC, as administrative agent and as collateral agent, and the lenders party thereto, (c) the Note Purchase Agreement, dated as of October 7, 2021, as amended by that certain (i) Limited Waiver to Note Purchase Agreement dated as of June 27, 2024, (ii) Limited Waiver and Amendment No. 1 to the Note Purchase Agreement, dated as of October 22, 2024, and (iii) Amendment No. 2 to the Note Purchase Agreement, dated as of January 11, 2025 by and between Navigation Powder River, LLC and the purchasers party thereto, pursuant to which, among other things, Navigation Powder River, LLC issued its Senior Secured Revolving Notes due October 7, 2024, and (d) the Note Purchase Agreement, dated as of October 7, 2021, as amended or otherwise modified by that certain (i) Limited Waiver to Note Purchase Agreement dated as of June 27, 2024, (ii) Limited Waiver and Amendment No. 1 to the Note Purchase Agreement, dated as of October 22, 2024, and (iii) Amendment No. 2 to Note Purchase Agreement, dated as of January 11, 2025 by and between Navigation Powder River, LLC and the purchasers party thereto, pursuant to which, among other things, Navigation Powder River, LLC issued its Senior Subordinated Term Notes due October 7, 2025.
“Acquired Company” or “Acquired Companies” has the meaning set forth in the Preamble.
“Acquired Company Group” means, collectively, the Acquired Companies and their respective Subsidiaries.
“Acquired Company LLC Agreements” means, collectively, the NPOG LLCA and the COG LLCA.

“Acquired Company Subsidiary” means each Subsidiary of the Acquired Companies.
“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition and the definition of Subsidiary, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means, with respect to a Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of equity interests, including, but not limited to, voting securities, by contract or agency or otherwise; provided, however¸ that notwithstanding anything to the contrary contained herein, other than for purposes of the definition of Company Expenses, Section 4.26 (Broker and Other Advisors), Section 6.4 (No Solicitation by the Acquired Companies), Section 6.6(c) (Confidentiality), Section 6.10(b) (Indebtedness), Section 6.17 (Termination of Certain Related Party Contracts), Section 6.11 (Indemnification; Directors’ and Officers’ Insurance), Section 6.21 (Cash Contribution), Section 6.22 (Insurance), Section 8.4 (Fees and Expense Reimbursement), Section 9.9 (No Recourse), Section 9.10(a) (Affiliate Liability) and Section 9.14 (Release), no member of the Juniper Group will be deemed to be an Affiliate of any member of the Acquired Company Group or the Members’ Representative for any purpose of this Agreement. For purposes of this Agreement: (i) Parent and the Parent Subsidiaries shall not be considered Affiliates of the Acquired Company Group and (ii) the Acquired Company Group shall not be considered Affiliates of Parent and the Parent Subsidiaries.
“Aggregate Merger Consideration” has the meaning set forth in Section 3.1(b)(i).
“Agreement” has the meaning set forth in the Preamble.
“Allocation” has the meaning set forth in Section 6.16(h).
“Amplify Acquisitionco” has the meaning set forth in the Recitals.
“Amplify Holdings” has the meaning set forth in the Recitals.
“Amplify Opco” has the meaning set forth in the Recitals.
“Anti-Corruption Laws” has the meaning set forth in Section 4.19(b).
“APDs” has the meaning set forth in Section 4.19(e).
“Benefit Plan” means (a) any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, regardless of whether such plan is subject to ERISA), (b) any bonus, incentive, deferred compensation, termination, hospitalization or other medical, dental, vision, accident, disability, life insurance, vacation, paid time off or other fringe benefit plan, program, policy, agreement or arrangement, or any employment, change in control, retention or severance, profit sharing, stock purchase, stock option, stock appreciation, phantom stock, restricted stock, restricted stock unit or other equity or equity-based compensation plan, program, policy, agreement or arrangement and (c) any other compensation or benefit plan, policy, program, Contract, agreement or arrangement.
“Business Day” means any day other than Saturday, Sunday or a day on which the SEC or commercial banks in New York, New York are authorized or required by Law to close.
“Business Employees” has the meaning set forth in Section 4.10(b).
“Certificates of Merger” has the meaning set forth in Section 2.2(b).
“Closing” has the meaning set forth in Section 2.2(a).
“Closing Date” has the meaning set forth in Section 2.2(a).
“CO2” means carbon dioxide.
“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the Internal Revenue Code of 1986, as amended.
“COG” has the meaning set forth in the Preamble.
“COG Certificate of Merger” has the meaning set forth in Section 2.2(b).
“COG LLCA” means that certain Limited Liability Company Agreement of COG, effective as of January 6, 2025.
“COG Merger” has the meaning set forth in the Recitals.
“COG Parent” has the meaning set forth in the Recitals.
“COG Surviving Entity” has the meaning set forth in Section 2.1(b).
“COG Units” means all of the issued and outstanding limited liability company interests of COG, as defined in the COG LLCA.
“Company Alternative Proposal” means any bona fide Contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions with Parent or any of the Parent Subsidiaries) involving: (A) any direct or indirect acquisition (by asset purchase, stock purchase, merger, or otherwise) by any Person or group of any business or assets of the Acquired Companies or any Acquired Company Subsidiary (including capital stock of or ownership interest in any Subsidiary) that generated 15% or more of Acquired Company Group’s net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding 12 months, or any license, lease or long-term supply agreement having a similar economic effect, (B) any direct or indirect acquisition of beneficial ownership by any Person or group of 15% or more of the total voting power or of any class of equity interests of the Acquired Companies or any of the Acquired Company Subsidiaries or any tender or exchange offer that if consummated would result in any Person or group beneficially owning 15% or more of the total voting power or of any class of equity interests of the Acquired Companies or any of the Acquired Company Subsidiaries or (C) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Acquired Companies that is structured to permit any Person or group to acquire beneficial ownership of 15% or more of the Acquired Companies’ and the Acquired Company Subsidiaries’ assets or equity interests.
“Company Balance Sheet” has the meaning set forth in Section 4.6(a).
“Company Benefit Plan” means a Benefit Plan that is (i) maintained, sponsored, or contributed to (or required to be contributed to) for the benefit of the Business Employees, (ii) maintained, sponsored or contributed to (or required to be contributed to) by the Acquired Companies or any Acquired Company Subsidiary, or (iii) under or with respect to which the Acquired Companies or any Acquired Company Subsidiary has any current or contingent liability.
“Company Disclosure Letter” has the meaning set forth in Article IV.
“Company Expenses” means all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers of the Acquired Companies and their Affiliates) incurred by the Acquired Companies or on their behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions and ancillary documents related thereto, any litigation with respect thereto, the filing of any required notices under any antitrust Laws, or in connection with other regulatory approvals, and all other matters related to the Mergers and the other transactions contemplated by this Agreement; provided that Company Expenses shall not exceed an aggregate amount equal to $800,000.
“Company Financial Statements” has the meaning set forth in Section 4.6(a).
“Company Intellectual Property” has the meaning set forth in Section 4.23.
“Company Leased Real Property” has the meaning set forth in Section 4.12(b).

“Company Marketing Contract” has the meaning set forth in Section 4.17(a)(xiii).
“Company Material Adverse Effect” means any change, event, effect or occurrence that (a) has a material adverse effect on the business, assets, financial condition or results of operations of the Acquired Company Group, taken as a whole, or (b) prevents the consummation of the Mergers, provided that in the case of clause (a), none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been a Company Material Adverse Effect: any change, event, effect or occurrence that results from or arises in connection with (A) (I) the oil and gas exploration and production industry generally; (II) the natural gas gathering, compressing, treating, processing and transportation industry generally; (III) the natural gas liquids fractionating and transportation industry generally; (IV) the crude oil and condensate logistics and marketing industry generally; and (V) the natural gas marketing and trading industry generally (including in each case changes in the Laws affecting such industries), (B) general U.S. or global economic or regulatory, legislative or political conditions (or changes therein) or securities, credit, financial or other capital markets conditions (including changes generally in prevailing interest rates, currency exchange rates, commodity prices, credit markets and price levels or trading volumes), (C) any change or prospective change in applicable Law or GAAP (or interpretation or enforcement thereof), (D) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism or any epidemics, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism or any epidemics, (E) any hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster or any other national or international calamity or crises, (F) the failure, in and of itself, of any member of the Acquired Company Group to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of this Agreement, or changes or prospective changes in the market price or trading volume of any securities or indebtedness of the Acquired Companies or any Acquired Company Subsidiaries or the credit rating of the Acquired Companies (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect if such facts are not otherwise excluded under this definition), (G) the announcement, pendency and consummation of any of the transactions contemplated hereby, including the Mergers, or any Proceeding in respect of this Agreement or any of the transactions contemplated hereby, (H) the compliance with the covenants contained in this Agreement and any loss of or change in relationship with any customer, supplier, vendor or other business partner, or departure of any employee or officer, of the Acquired Companies or of any Acquired Company Subsidiary, (I) (1) any action taken by the Acquired Companies or any Acquired Company Subsidiary at Parent’s written request or with Parent’s written consent or (2) the failure to take any action by the Acquired Companies or any Acquired Company Subsidiary if that action is prohibited by this Agreement to the extent that Parent fails to give its written consent after receipt of a request therefor and (J) the identity of, or any facts or circumstances relating to, Parent, Merger Sub or their respective Affiliates, provided that the exceptions set forth in clauses (A), (B), (C), (D) and (E) shall not be excluded to the extent such effect has disproportionately affected the Acquired Companies or any Acquired Company Subsidiary when compared to other Persons operating in the same industries.
“Company Material Customers” has the meaning set forth in Section 4.22(a).
“Company Material Suppliers” has the meaning set forth in Section 4.22(b).
“Company Owned Real Property” has the meaning set forth in Section 4.12(b).
“Company Permits” has the meaning set forth in Section 4.19(d).
“Company Permitted Liens” means, collectively:
(a)   to the extent waived prior to the Effective Time, preferential purchase rights, rights of first refusal, purchase options and similar rights granted pursuant to any Contracts, including joint operating agreements, joint ownership agreements, stockholders agreements, organic documents and other similar agreements and documents;

(b)   contractual or statutory mechanic’s, materialman’s, warehouseman’s, journeyman’s and carrier’s Liens and other similar Liens arising in the ordinary course of business for amounts not yet delinquent and Liens for Taxes or assessments that are not yet delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the consolidated financial statements of the Acquired Companies in accordance with GAAP;
(c)   lease burdens payable to third parties that are deducted in the calculation of discounted present value in the Company Reserve Report, including any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;
(d)   (A) contractual or statutory Liens securing obligations for labor, services, materials and supplies furnished to mineral interests, or (B) Liens on pipeline or pipeline facilities that arise out of operation of Law, or (C) Liens arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, Oil and Gas Leases, farm-out agreements, division orders, Contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements that are customary in the oil and gas business;
(e)   Liens incurred in the ordinary course of business on cash or securities pledged in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and Contracts entered into in the ordinary course of business (including lessee and operator obligations under statute, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters) or to secure obligations on surety or appeal bonds;
(f)   pre-judgment Liens and judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance;
(g)   rights reserved to or vested in any Governmental Entity to control or regulate any member of the Acquired Company Group’s properties or assets in any manner;
(h)   Liens existing on the date of this Agreement securing any Indebtedness;
(i)   all easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of the Acquired Companies or of any Acquired Company Subsidiary that are customarily granted in the oil and gas industry and do not (i) materially interfere with the operation, value or use of the property or asset affected or (ii) increase the burdens payable to third parties that are deducted in the calculation of discounted present value in the Company Reserve Report, including any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;
(j)   such title defects as Parent (in the case of title defects with respect to properties or assets of any member of the Acquired Company Group) has expressly waived in writing; and
(k)   all other Liens, defects and irregularities not arising in connection with Indebtedness, and any encroachments, overlapping improvements, and other state of facts as would be shown on an accurate survey of any real property, that are not such as to materially interfere with the operation, value or use of the property or asset affected.
“Company Real Property Lease” has the meaning set forth in Section 4.12(b).
“Company Released Parties” has the meaning set forth in Section 9.14(b).
“Company Releasing Parties” has the meaning set forth in Section 9.14(a).

“Company Reserve Auditor” has the meaning set forth in Section 4.16(a).
“Company Reserve Report” has the meaning set forth in Section 4.16(a).
“Company Rights-of-Way” has the meaning set forth in Section 4.15.
“Company Specified Contract” has the meaning set forth in Section 4.17(a).
“Company Termination Fee” has the meaning set forth in Section 8.4(i).
“Company Units” means, collectively, the NPOG Units and the COG Units.
“Confidentiality Agreement” has the meaning set forth in Section 6.6(c).
“Consent” has the meaning set forth in Section 4.5(b).
“Continuation Period” has the meaning set forth in Section 6.12(b).
“Continuing Employee” has the meaning set forth in Section 6.12(b).
“Contract” has the meaning set forth in Section 4.5(a).
“Creditors’ Rights” has the meaning set forth in Section 4.4(a).
“Debt Refinancing” means any debt financing to be provided by the Debt Refinancing Sources which is sufficient to fully satisfy all outstanding indebtedness (including, without limitation, all principal, interest, fees (including prepayment fees), costs, and expenses) under and terminate all commitments and other extensions of credit under the Parent Credit Agreement and the Acquired Companies Credit Agreement (in each case other than contingent obligations not then due and payable, and obligations in respect of letters of credit and hedging arrangements with respect to which arrangements will be made to the satisfaction of the applicable issuing banks and hedge counterparties, respectively, and Parent) on or prior to the Closing Date.
“Debt Refinancing Sources” means Persons unaffiliated with Parent, the Subsidiaries of Parent and/or any member of the Acquired Company Group engaged for any and all purposes of the Debt Refinancing, together with their and their affiliates’ respective affiliates, officers, directors, employees, controlling persons, agents and representatives and their successors and permitted assigns, including any successors or permitted assigns of each of the foregoing.
“Derivative Transaction” means any forward, future, hedge, swap, collar, put, call, floor, cap, option or other Contract that is intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in interest rates, basis risk or the price of commodities, including Hydrocarbons and produced Hydrocarbons, that binds a Person or any of its assets.
“Designated Equityholders” means Century Oil and Gas Holdings, LLC, a Delaware limited liability company, and North Peak Oil & Gas Holdings, LLC, a Delaware limited liability company.
“DGCL” means the General Corporation Law of the State of Delaware, as amended.
“DLLCA” has the meaning set forth in the Recitals.
“Effective Time” has the meaning set forth in Section 2.2(b).
“Environmental Law” means any Law enacted and in effect on or prior to the Closing Date that relates to pollution, protection of human health and safety (with respect to exposure to Hazardous Materials) or protection of the environment or natural resources.
“Environmental Permit” means any permit, license, consent, certification, registration, variance, exemption, approval or other authorization issued or required under any Environmental Law.
“Equityholders” has the meaning set forth in Section 3.2.
“ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., as amended.

“Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. § 78a et seq., as amended, and the rules and regulations promulgated thereunder.
“FERC” means the Federal Energy Regulatory Commission or any successor thereto.
“Filed Parent SEC Documents” has the meaning set forth in Article V.
“First Merger Sub” has the meaning set forth in the Preamble.
“FPA” means the Federal Power Act of 1920, 16 U.S.C. §§ 791a, et seq., as amended, and its implementing regulations.
“Fraud” means actual fraud by a Party, which involves an actual and intentional misrepresentation or omission of a material fact with respect to the making of any representation or warranty set forth in (a) Article IV or confirmed in the certificate delivered by the Acquired Companies at Closing pursuant to Section 7.2(c), or (b) Article V or confirmed in the certificate delivered by Parent, First Merger Sub and Second Merger Sub at Closing pursuant to Section 7.3(c) as applicable; provided, that such actual and intentional misrepresentation or omission of such Party shall only be deemed to exist if such Party had actual knowledge (as opposed to imputed or constructive knowledge) that such representation was false when made, with the specific intent to induce the other Parties to enter into or consummate the transactions contemplated by this Agreement, including the Mergers, and such other Parties actually relied on such representation or warranty to their detriment; provided, further, that fraud does not include any claim based on negligent misrepresentation, recklessness or any equitable fraud or promissory fraud.
“GAAP” has the meaning set forth in Section 4.6(a).
“Gibson Dunn” has the meaning set forth in Section 9.13.
“Governmental Entity” has the meaning set forth in Section 4.5(b).
“Hazardous Material” means any substance, material or waste that is listed, defined, designated, classified or otherwise regulated as “hazardous,” “toxic,” a “pollutant” or a “contaminant,” or words of similar meaning and regulatory effect, or for which standards of conduct or liability may be imposed, pursuant to any Environmental Law, including Hydrocarbons and any other petroleum and petroleum byproducts, naturally occurring radioactive minerals, polychlorinated biphenyls, per- and polyfluoroalkyl substances, and asbestos.
“Hydrocarbons” means any hydrocarbon-containing substance, crude oil, natural gas, casinghead gas, condensate, drip gas and natural gas liquids (including coalbed gas), ethane, propane, iso-butane, nor-butane, gasoline, scrubber liquids and other liquids or gaseous hydrocarbons or other substances (including minerals or gases), or any combination thereof, produced or associated therewith.
“ICA” means the Interstate Commerce Act, 49 U.S.C. § 1, et seq., as amended, and its implementing regulations.
“Immaterial Inaccuracies” means any inaccuracies in the representations and warranties of the Acquired Companies in Section 4.2(a) or of Parent in Section 5.2(a) that individually or in the aggregate are immaterial relative to the total fully diluted equity capitalization of the Acquired Companies or Parent, as applicable.
“Indebtedness” of any Person means, without duplication: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person; (c) reimbursement obligations of such Person in respect of drawn letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (d) obligations of such Person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP; and (e) indebtedness of others as described in clauses (a) through (d) above guaranteed by such Person; provided, however, that Indebtedness does not include accounts payable to trade creditors, or accrued expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the ordinary course of business.
“Indemnification Expenses” has the meaning set forth in Section 6.11(a).
“Indemnified Parties” has the meaning set forth in Section 6.11(a).
“Intellectual Property” means all intellectual property rights in the following: (a) trademarks, service marks, trade dress, logos, slogans, domain names, trade names and corporate names, all applications and registrations for the foregoing, including all renewals of the same, and together with the goodwill associated therewith; (b) patents and patent applications, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions, reexaminations and reissues; (c) confidential information, trade secrets and know-how; and (d) copyrightable works of authorship, copyrights, industrial designs and other design rights, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof.
“Issuing Authority” has the meaning set forth in Section 4.12(g).
“Judgment” means any judgment, order, award, ruling, injunction, writ or decree of a Governmental Entity.
“Juniper Group” means (a) Juniper Capital Investments, LLC, (b) any of Juniper Capital Investments, LLC’s Affiliates, (c) any fund, investment account or other investment vehicle managed, advised or sponsored by Juniper Capital Advisors, L.P. or Juniper Capital Investment Management, L.P. (other than the Acquired Company Group), and (d) each investor in any of the foregoing.
“Knowledge” means the actual knowledge, after reasonable inquiry, of, in the case of the Acquired Company Group or any member thereof, the individuals listed in Section 1.1 of the Company Disclosure Letter and, in the case of Parent and the Merger Subs, the individuals listed on Section 1.1 of the Parent Disclosure Letter.
“Labor Agreement” has the meaning set forth in Section 4.10(c).
“Law” means any law, rule, regulation, ordinance, act, statute, code, Judgment, order, treaty, convention, governmental directive or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Entity, including common law.
“Lien” means any mortgage, lien, charge, restriction (including restrictions on transfer), pledge, security interest, option, right of first offer or refusal, preemptive right, lease or sublease, claim, right of any third party, covenant, right of way, easement, encroachment or encumbrance, provided that “Lien” shall not include any license or any option or other covenant with respect to any Intellectual Property.
“Management Companies” means Century Natural Resources, LLC and Boomtown Oil, LLC.
“Material Company Insurance Policies” has the meaning set forth in Section 4.24.
“Measurement Date” has the meaning set forth in Section 5.2(a).
“Members” means the members of the Acquired Companies.
“Members’ Representative” has the meaning set forth in the Recitals.
“Members’ Returns” has the meaning set forth in Section 6.16(b).
“Merger Subs” has the meaning set forth in the Preamble.
“Mergers” has the meaning set forth in the Recitals.
“MLA” has the meaning set forth in Section 4.12(g).
“MMcf” means million cubic feet.

“NGA” means the Natural Gas Act of 1938, 15 U.S.C. § 717 et seq., as amended, and its implementing regulations.
“NGPA” means the Natural Gas Policy Act of 1978, 15 U.S.C. §§ 3302-3432, as amended, and FERC’s implementing regulations thereunder.
“Non-PEO Plan” means each Company Benefit Plan other than a PEO Plan.
“NPOG” has the meaning set forth in the Preamble.
“NPOG Certificates of Merger” has the meaning set forth in Section 2.2(b).
“NPOG LLCA” means that certain Amended and Restated Limited Liability Company Agreement of NPOG, effective as of August 29, 2022.
“NPOG Merger” has the meaning set forth in the Recitals.
“NPOG Parent” has the meaning set forth in the Recitals.
“NPOG Surviving Entity” has the meaning set forth in Section 2.1(a).
“NPOG Units” means all of the issued and outstanding limited liability company interests of NPOG, as defined in the NPOG LLCA.
“NYSE” means the New York Stock Exchange.
“Occurrence-Based Policies” has the meaning set forth in Section 6.22.
“Oil and Gas Leases” means all Hydrocarbon and mineral leases and subleases, royalties, overriding royalties, net profits interests, mineral fee interests, carried interests and other rights to Hydrocarbons in place, and mineral servitudes, and all leases, subleases, licenses or other occupancy or similar agreements under which a Person acquires or obtains operating rights in and to Hydrocarbons or any other real property which is material to the operation of such Person’s business.
“Oil and Gas Properties” means (a) all direct and indirect interests in and rights with respect to Hydrocarbons and similar properties of any kind and nature, including Oil and Gas Leases, mineral interests and operating rights, and the interests in lands covered thereby or pooled, communitized or unitized therewith and royalties, overriding royalties, production payments, net profit interests and other non-working interests and non-operating interests and the interests in lands covered thereby or pooled, communitized or unitized therewith (including all Oil and Gas Leases, operating agreements, pooling, communitization or unitization agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, back-in interests, reservations, and concessions, (b) easements, rights-of-way, licenses, permits, surface use agreements and other surface interests used in connection with the ownership or operation of any other Oil and Gas Properties or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons therefrom and (c) Wells, (d) interests in machinery, equipment (including Well equipment and machinery), facilities, rigs, pumps, plants and other personal property used in connection with the ownership or operation of any other Oil and Gas Properties or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons therefrom and (e) all other interests of any kind or character associated with, appurtenant to, or necessary for the operation of any of the foregoing.
“Organizational Documents” means (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership (general, limited or limited liability), the certificate of formation or partnership and the partnership agreement, and (d) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.

“Other Party” means, (a) with respect to Parent and the Parent Subsidiaries, the Acquired Companies, and (b) with respect to the Acquired Companies, Parent and Merger Sub.
“Outside Date” has the meaning set forth in Section 8.1(f).
“Parent” has the meaning set forth in the Preamble.
“Parent Acceptable Confidentiality Agreement” has the meaning set forth in Section 6.5(e)(ii).
“Parent Alternative Proposal” means any bona fide Contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions with the Acquired Companies or any of the Acquired Company Subsidiaries) involving: (A) any direct or indirect acquisition (by asset purchase, stock purchase, merger, or otherwise) by any Person or group of any business or assets of Parent or any Parent Subsidiary (including capital stock of or ownership interest in any Subsidiary) that generated 15% or more of Parent’s and the Parent Subsidiaries’ net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding 12 months, or any license, lease or long-term supply agreement having a similar economic effect, (B) any direct or indirect acquisition of beneficial ownership by any Person or group of 15% or more of the total voting power or of any class of equity interests of Parent or any of the Parent Subsidiaries or any tender or exchange offer that if consummated would result in any Person or group beneficially owning 15% or more of the total voting power or of any class of equity interests of Parent or of any of the Parent Subsidiaries or (C) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent that is structured to permit any Person or group to acquire beneficial ownership of 15% or more of Parent’s and the Parent Subsidiaries’ assets or equity interests.
“Parent Audit Report” has the meaning set forth in Section 5.17(a).
“Parent Balance Sheet” has the meaning set forth in Section 5.7(c).
“Parent Benefit Plan” means a Benefit Plan maintained, sponsored or contributed to (or required to be contributed to) by Parent or any Parent Subsidiary, or otherwise with respect to which Parent or any Parent Subsidiary has any current or contingent liability.
“Parent Board” has the meaning set forth in the Recitals.
“Parent Board Recommendation” has the meaning set forth in the Recitals.
“Parent Bylaw Amendments” has the meaning set forth in Section 2.4(a).
“Parent Change in Recommendation” has the meaning set forth in Section 6.5(c).
“Parent Charter Amendment” means the second amendment to the second amended and restated certificate of incorporation of Parent in the form set forth in Exhibit C.
“Parent Common Stock” has the meaning set forth in Section 5.2(a).
“Parent Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of July 31, 2023, by and among Amplify Energy Operating LLC, Amplify Acquisitionco, LLC, Keybank National Association, as administrative agent and L/C issuer and the other lenders party thereto, as amended by that certain Borrowing Base Redetermination, Commitment Increase and First Amendment to Amended and Restated Credit Agreement, dated as of October 25, 2024, as further amended, restated, supplemented or otherwise modified from time to time.
“Parent Disclosure Letter” has the meaning set forth in Article V.
“Parent Equity Award” means a Parent Stock Option, Parent PRSU or Parent TRSU granted under one of the Parent Stock Plans or otherwise, as the case may be.
“Parent Expenses” means all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers of Parent and its Affiliates) incurred by Parent or Merger Sub or on their behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions and ancillary documents related thereto, any litigation with respect thereto, the preparation, printing, filing, and mailing of the Proxy Statement, the filing of any required notices under any antitrust Laws, or in connection with other regulatory approvals, and all other matters related to the Mergers and the other transactions contemplated by this Agreement; provided that Parent Expenses shall not exceed an aggregate amount equal to $1,250,000.
“Parent Intellectual Property” has the meaning set forth in Section 5.24.
“Parent Intervening Event” means any event, fact, circumstance, development or occurrence that is not known by the Parent Board as of the date of this Agreement (or if known, the magnitude or material consequences of which were not known by the Parent Board as of the date of this Agreement), which event, fact, circumstance, development or occurrence is material to Parent and the Parent Subsidiaries (taken as a whole) and becomes known (or the magnitude or material consequences thereof become known) to or by the Parent Board prior to the time Parent receives Parent Stockholder Approval; provided, however, that in no event shall the following events, facts, circumstances, developments or occurrences constitute an Parent Intervening Event: (A) any event, fact, circumstance, development or occurrence resulting from any action taken or omitted by Parent or any Parent Subsidiary that is required to be taken or omitted by Parent or any Parent Subsidiary pursuant to this Agreement, (B) the receipt, existence or terms of a Parent Alternative Proposal or any inquiry, proposal, offer, request for information or expression of interest that may reasonably be expected to lead to, or result in, a Parent Alternative Proposal, or any matter relating thereto or consequence thereof, (C) any event, fact, circumstance, development or occurrence relating to the Acquired Companies or any Acquired Company Subsidiary, (D) changes in the market price or trading volume of Parent Common Stock or any other securities of Parent or its Subsidiaries, or any change in the credit rating thereof or the fact that Parent meets or exceeds (or that the Acquired Companies fail to meet or exceed) internal or published estimates, projections, forecasts or predictions for any period (it being understood that the underlying cause thereof or the underlying facts giving rise or contributing to such event, fact, circumstance, development or occurrence may be taken into account for purposes of determining whether a Parent Intervening Event has occurred if such cause or facts are not otherwise excluded under this definition), (E) changes after the date hereof in general economic or business conditions (including, without limitation, the price of oil, natural gas or other commodities) in the United States or elsewhere in the world or (F) changes after the date hereof in the credit, debt, financial or capital markets or in interest or exchange rates, in each case, in the United States or elsewhere in the world.
“Parent Leased Real Property” has the meaning set forth in Section 5.13(b).
“Parent Material Adverse Effect” means any change, event, effect or occurrence that (a) has a material adverse effect on the business, assets, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole, or (b) prevents the consummation of the Mergers, provided that in the case of clause (a), none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been a Parent Material Adverse Effect: any change, event, effect or occurrence that results from or arises in connection with (A) (I) the oil and gas exploration and production industry generally; (II) the natural gas gathering, compressing, treating, processing and transportation industry generally; (III) the natural gas liquids fractionating and transportation industry generally; (IV) the crude oil and condensate logistics and marketing industry generally; and (V) the natural gas marketing and trading industry generally (including in each case changes in the Laws affecting such industries), (B) general U.S. or global economic or regulatory, legislative or political conditions (or changes therein) or securities, credit, financial or other capital markets conditions (including changes generally in prevailing interest rates, currency exchange rates, commodity prices, credit markets and price levels or trading volumes), (C) any change or prospective change in applicable Law or GAAP (or interpretation or enforcement thereof), (D) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism or any epidemics, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism or any epidemics, (E) any hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster or any other national or international calamity or crises, (F) the failure, in and of itself, of Parent or the Parent Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics before, on or after the date of this Agreement, or changes or prospective changes in the market price or trading volume of any securities or indebtedness of Parent or any Parent Subsidiaries or the credit rating of Parent (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Parent Material Adverse Effect if such facts are not otherwise excluded under this definition), (G) the announcement, pendency and consummation of any of the transactions contemplated hereby, including the Mergers, or any Proceeding in respect of this Agreement or any of the transactions contemplated hereby, (H) the compliance with the covenants contained in this Agreement and any loss of or change in relationship with any customer, supplier, vendor or other business partner, or departure of any employee or officer, of Parent or of any Parent Subsidiary, (I) (1) any action taken by Parent or any Acquired Company Subsidiary at the Acquired Company’s written request or with the Acquired Company’s written consent or (2) the failure to take any action by Parent or any Parent Subsidiary if that action is prohibited by this Agreement to the extent that the Acquired Companies fail to give their written consent after receipt of a request therefor and (J) the identity of, or any facts or circumstances relating to, the Acquired Companies or their Affiliates, provided that the exceptions set forth in clauses (A), (B), (C), (D) and (E) shall not be excluded to the extent such effect has disproportionately affected Parent or any Parent Subsidiary when compared to other Persons operating in the same industries.
“Parent Material Customers” has the meaning set forth in Section 5.23(a).
“Parent Material Suppliers” has the meaning set forth in Section 5.23(b).
“Parent Owned Real Property” has the meaning set forth in Section 5.13(b).
“Parent Permits” has the meaning set forth in Section 5.20(d).
“Parent Permitted Liens” means, collectively:
(a)   to the extent waived prior to the Effective Time, preferential purchase rights, rights of first refusal, purchase options and similar rights granted pursuant to any Contracts, including joint operating agreements, joint ownership agreements, stockholders agreements, organic documents and other similar agreements and documents;
(b)   contractual or statutory mechanic’s, materialman’s, warehouseman’s, journeyman’s and carrier’s Liens and other similar Liens arising in the ordinary course of business for amounts not yet delinquent and Liens for Taxes or assessments that are not yet delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the consolidated financial statements of Parent in accordance with GAAP;
(c)   lease burdens payable to third parties that are deducted in the calculation of discounted present value in the Parent Audit Report, including any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;
(d)   (A) contractual or statutory Liens securing obligations for labor, services, materials and supplies furnished to mineral interests, or (B) Liens on pipeline or pipeline facilities that arise out of operation of Law, or (C) Liens arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, Oil and Gas Leases, farm-out agreements, division orders, Contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements that are customary in the oil and gas business;
(e)   Liens incurred in the ordinary course of business on cash or securities pledged in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and Contracts entered into in the ordinary course of business (including lessee and operator obligations under statute, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters) or to secure obligations on surety or appeal bonds;
(f)   pre-judgment Liens and judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance;
(g)   rights reserved to or vested in any Governmental Entity to control or regulate any of Parent’s or the Parent Subsidiaries’ properties or assets in any manner;
(h)   Liens existing on the date of this Agreement securing any Indebtedness;
(i)   all easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of Parent or of any Parent Subsidiary that are customarily granted in the oil and gas industry and do not (i) materially interfere with the operation, value or use of the property or asset affected or (ii) increase the burdens payable to third parties that are deducted in the calculation of discounted present value in the Parent Audit Report, including any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;
(j)   such title defects as the Acquired Companies (in the case of title defects with respect to properties or assets of Parent or the Parent Subsidiaries) has expressly waived in writing; and
(k)   all other Liens, defects and irregularities not arising in connection with Indebtedness, and any encroachments, overlapping improvements, and other state of facts as would be shown on an accurate survey of any real property, that are not such as to materially interfere with the operation, value or use of the property or asset affected.
“Parent Preferred Stock” has the meaning set forth in Section 5.2(a).
“Parent PRSU” means a restricted stock unit of Parent that is subject to the achievement of any performance- or market-based vesting conditions, whether granted pursuant to the Parent Stock Plans or otherwise.
“Parent Real Property Lease” has the meaning set forth in Section 5.13(b).
“Parent Released Parties” has the meaning set forth in Section 9.14(a).
“Parent Releasing Parties” has the meaning set forth in Section 9.14(b).
“Parent Reserve Auditor” has the meaning set forth in Section 5.17(a).
“Parent Specified Contract” has the meaning set forth in Section 5.18(a).
“Parent Stock Issuance” has the meaning set forth in the Recitals.
“Parent Stock Option” means each stock option to acquire shares of Parent Common Stock from Parent, whether granted pursuant to the Parent Stock Plans or otherwise, that is outstanding immediately prior to the Effective Time.
“Parent Stock Plans” means the Amplify Management Incentive Plan, the Amplify Equity Incentive Plan and the Amplify 2024 Equity Incentive Plan.
“Parent Stockholder Approval” has the meaning set forth in Section 5.5(c).
“Parent Stockholders Meeting” means the duly convened special meeting of the holders of Parent Common Stock to be held for the purposes of obtaining the Parent Stockholder Approval (including any postponement, adjournment or recess thereof).
“Parent Subsidiary” means each Subsidiary of Parent.

“Parent Superior Proposal” means a written Parent Alternative Proposal (with references in the definition thereof to “15%” being deemed to be replaced with references to “50%”) that in the good faith business judgment of the Parent Board or any committee thereof, after consultation with its financial advisors and its legal counsel (i) would, if consummated in accordance with its terms, result in a transaction more favorable, in the opinion of the Parent Board or any committee thereof in the exercise of its good faith business judgment, from a financial point of view to the Parent’s stockholders than the transactions contemplated by this Agreement and (ii) is reasonably likely to be consummated on the terms proposed, taking into account the terms and conditions of such proposal and this Agreement, in the case of each of the foregoing clauses (i) and (ii), taking into account the terms and conditions of such proposal and this Agreement, including all financial, regulatory, financing, conditionality, legal and other terms and conditions, of such proposal and any adjustments or revisions to the terms and conditions of the Mergers and/or this Agreement offered by the Acquired Companies in response to such proposal or otherwise.
“Parent Termination Fee” has the meaning set forth in Section 8.4(i).
“Parent TRSU” means each restricted stock unit or similar right of Parent (other than a Parent PRSU) payable in shares of Parent Common Stock or whose value is determined with reference to the value of shares of Parent Common Stock, whether granted pursuant to the Parent Stock Plans or otherwise.
“Parent’s Returns” has the meaning set forth in Section 6.16(c).
“Party” or “Parties” has the meaning set forth in the Preamble.
“Pass-Through Tax Return” means any Tax Return of an Acquired Company or an Acquired Company Subsidiary with respect to any Taxes based on, measured by or determined with reference to (in whole or in part) gross or net income, profits, or receipts (however denominated), including any capital gains or alternative minimum Tax, any franchise Taxes, and any Taxes required to be withheld or deducted from or with respect to any payment, allocation, or distribution if (a) such Acquired Company or Acquired Company Subsidiary is treated as a partnership or disregarded entity for purposes of such Tax Return, and (b) the results of operations reflected on such Tax Return are also reflected on a Tax Return of any Member (or its direct or indirect owners).
“PEO Plan” means each Company Benefit Plan sponsored by a professional employer organization or co-employer organization.
“Person” means any individual, corporation, limited liability company, limited or general partnership, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Entity, or any group composed of two or more of the foregoing.
“Pre-Closing Claims” has the meaning set forth in Section 6.22.
“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or before the Closing Date and the portion of any Straddle Period through the end of the Closing Date.
“Proceeding” has the meaning set forth in Section 4.18.
“Production Burdens” means any and all royalties (including lessors’ royalties and nonparticipating royalties), overriding royalties, production payments, reversionary interests, excess royalties, minimum royalties, shut-in royalties, net profits interests and other similar burdens upon, measured by, or payable out of production of Hydrocarbons from, or allocated to, any Oil and Gas Properties or the proceeds realized from the sale or other disposition thereof (including any amounts payable to publicly traded royalty trusts, but excluding Taxes and assessments of Governmental Entities).
“Proxy Statement” has the meaning set forth in Section 6.14(a).
“Release” means any depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, abandoning, injecting, escaping, leaching, dumping, or disposing into or migrating through the environment.

“Replacement Plans” has the meaning set forth in Section 6.12(c).
“Representatives” means with respect to a Person, its directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.
“Rights” means, with respect to any Person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such person to issue, transfer or sell any equity interest of such person or any of its Subsidiaries or any securities convertible into or exchangeable for such equity interests, or (b) contractual obligations of such person (or the general partner of such person) to repurchase, redeem or otherwise acquire any equity interest in such person or any of its Subsidiaries or any such securities or agreements listed in clause (a) of this definition.
“Sanctioned Country” means any country or region that is, or has been in the last five years, the subject or target of a comprehensive embargo under Trade Controls (including Cuba, Iran, North Korea, Sudan, Syria, Venezuela, and the Crimea region of Ukraine).
“Sanctioned Person” means any Person that is the subject or target of Sanctions or restrictions under Trade Controls, including: (a) any Person listed on any applicable U.S., Canadian, or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List; (b) any entity that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (a); or (c) any national of a Sanctioned Country.
“Sanctions” means those trade, economic and financial sanctions Laws, regulations, embargoes and restrictive measures (in each case having the force of Law) administered, enacted or enforced from time to time by (a) the United States (including, without limitation, the Department of Treasury, Office of Foreign Assets Control), (b) the European Union and enforced by its member states, (c) the United Nations or (d) Her Majesty’s Treasury.
“SEC” means the Securities and Exchange Commission.
“Second Merger Sub” has the meaning set forth in the Preamble.
“Securities Act” means the Securities Act of 1933, 15 U.S.C. § 77a et seq., as amended, and the rules and regulations promulgated thereunder.
“Specified Company Entities” has the meaning set forth in the Recitals.
“Stockholder Agreement” means the Stockholder Agreement, to be entered into at the Closing, substantially in the form attached hereto as Exhibit B.
“Straddle Period” means any taxable period beginning on or before and ending after the Closing Date.
“Subsidiary” means, with respect to a Person, any Person, whether incorporated or unincorporated, of which (a) at least 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, (b) a general partner interest or (c) a managing member interest, is directly or indirectly owned or controlled by such Person or by one or more of its respective Subsidiaries.
“Surviving Entities” has the meaning set forth in Section 2.1(b).
“Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “supermajority”, “affiliate transactions” or “business combination statute or regulation” or any other anti-takeover statute or similar statute enacted under state or federal law.
“Tax Action” has the meaning set forth in Section 6.16(e).

“Tax Return” means any return, declaration, report, claim for refund, information return or other document, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed with any Governmental Entity with respect to Taxes.
“Taxes” means (i) any income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, production, withholding, payroll, employment, social security, registration, royalty, value added, alternative or add-on minimum, employer health, excise, estimated, severance, stamp or documentary, business, occupation, property or other taxes, escheat or unclaimed property obligations, tariff, impost, custom duties, or other similar assessments, fees, levies or charges in the nature of a tax, together with any interest, penalties, additions to tax or additional amounts imposed by any Governmental Entity in connection with any of the foregoing and (ii) any liabilities in respect of an item described in clause (i) payable by reason of contract, assumption, transferee or successor liability, operation of Law, Section 6225 of the Code, Treasury Regulations Section 1.1502-6 (or any analogous or similar provision of Law) or otherwise.
“Termination Fee” has the meaning set forth in Section 8.4(i).
“Trade Controls” has the meaning set forth in Section 4.19(b).
“Treasury Regulations” means the regulations promulgated under the Code, as amended and as hereafter amended from time to time.
“Voting Acquired Company Debt” has the meaning set forth in Section 4.2(c).
“Voting Parent Debt” has the meaning set forth in Section 5.2(c).
“Wells” means all Hydrocarbon wells, CO2 wells, saltwater disposal wells, injection wells and storage wells, whether producing, operating, shut-in or temporarily abandoned, located on an Oil and Gas Lease or any pooled, communitized or unitized acreage that includes all or a part of such Oil and Gas Lease or otherwise associated with an Oil and Gas Property of the applicable Person or any of its Subsidiaries, together with all Hydrocarbon and mineral production from such well.
“Willful Breach” has the meaning set forth in Section 8.3.
1.2   Interpretation.   Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions:
(a)   the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used;
(b)   examples are not to be construed to limit, expressly or by implication, the matter they illustrate;
(c)   the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation;
(d)   all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings;
(e)   a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;
(f)   all references to prices, values or monetary amounts refer to United States dollars;
(g)   wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders;

(h)   this Agreement has been jointly prepared by the Parties, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any Party had a greater or lesser hand in drafting this Agreement;
(i)   the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement;
(j)   any references herein to a particular Section, Article, Annex or Schedule means a Section or Article of, or an Annex or Schedule to, this Agreement unless otherwise expressly stated herein;
(k)   the Annexes and Schedules attached to this Agreement are incorporated herein by reference and will be considered part of this Agreement;
(l)   unless otherwise specified herein, all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP as of the execution date of this Agreement, applied on a consistent basis;
(m)   all references to days mean calendar days unless otherwise provided;
(n)   if any period of days referred to in this Agreement shall end on a day that is not a Business Day, then the expiration of such period shall be automatically extended until the end of the first succeeding Business Day; and
(o)   all references to time mean Houston, Texas time.
ARTICLE II
THE MERGERS; EFFECTS OF THE MERGERS
2.1   The Mergers.
(a)   Upon the terms and subject to the conditions of this Agreement, at the Effective Time, First Merger Sub will be merged with and into NPOG in accordance with the provisions of the DLLCA. As a result of the NPOG Merger, the separate existence of First Merger Sub shall cease and NPOG shall continue its existence under the laws of the State of Delaware as the surviving entity and a direct, wholly owned Subsidiary of Amplify Opco (in such capacity, NPOG is sometimes referred to herein as the “NPOG Surviving Entity”).
(b)   Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Second Merger Sub will be merged with and into COG in accordance with the provisions of the DLLCA. As a result of the COG Merger, the separate existence of Second Merger Sub shall cease and COG shall continue its existence under the laws of the State of Delaware as the surviving entity and a direct, wholly owned Subsidiary of Amplify Opco (in such capacity, COG is sometimes referred to herein as the “COG Surviving Entity” and, together with the NPOG Surviving Entity, the “Surviving Entities”).
2.2   Closing.
(a)   The closing of the Mergers (the “Closing”), shall take place by the exchange of documents by facsimile, PDF or other electronic means at 8:00 a.m., Houston, Texas time, on a date that is no later than the third Business Day after the satisfaction or (to the extent permitted by applicable Law) waiver in accordance with this Agreement of the last of the conditions set forth in Article VII (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement on the Closing Date), unless another date and/or place is agreed to in writing by the authorized officers of the Acquired Companies and Parent. The date on which the Closing actually takes place is referred to as the “Closing Date.”
(b)   As soon as practicable on the Closing Date after the Closing, (i) a certificate of merger in respect of the NPOG Merger that is prepared and executed in accordance with the relevant provisions of the DLLCA (the “NPOG Certificate of Merger”) and (ii) a certificate of merger in respect of the COG Merger that is prepared and executed in accordance with the relevant provisions of the DLLCA (the “COG Certificate of Merger” and, collectively with the NPOG Certificate of Merger, the “Certificates of Merger”), in each case, shall be filed with the Office of the Secretary of State of the State of Delaware. The Mergers shall become effective upon the filing of the Certificates of Merger with the Office of the Secretary of State of the State of Delaware, or at such later time as shall be agreed upon in writing by Parent and the Acquired Companies and specified in the Certificates of Merger in accordance with the DLLCA (such date and time being hereinafter referred to as the “Effective Time”).
2.3   Effect of the Mergers.   At the Effective Time, the Mergers shall have the effects set forth in this Agreement, the Certificates of Merger and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of each of (a) NPOG and First Merger Sub shall vest in the NPOG Surviving Entity and (b) COG and Second Merger Sub shall vest in the COG Surviving Entity, and all claims, debts, liabilities, obligations, restrictions, disabilities and duties of each of (i) NPOG and First Merger Sub shall become the claims, debts, liabilities, obligations, restrictions, disabilities and duties of the NPOG Surviving Entity and (ii) COG and Second Merger Sub shall become the claims, debts, liabilities, obligations, restrictions, disabilities and duties of the COG Surviving Entity, in each case, as provided under the DLLCA and other applicable Law.
2.4   Organizational Documents.
(a)   Subject to Section 6.5 and Section 6.15 and to the receipt of the Parent Stockholder Approval, Parent shall take all actions reasonably necessary such that at the Effective Time, the third amended and restated bylaws of Parent shall be amended in the form set forth in Exhibit A (the “Parent Bylaw Amendments”).
(b)   At the Effective Time, pursuant to the DLLCA, (i) the certificate of formation of NPOG as in effect immediately prior to the Effective Time shall be the certificate of formation of the NPOG Surviving Entity, until thereafter amended in accordance with its terms, the terms of this Agreement and applicable Law, and (ii) the NPOG LLCA shall be amended and restated in the form of limited liability company agreement reasonably approved by Parent and NPOG prior to the Effective Time and, as so amended and restated, shall be the limited liability company agreement of the NPOG Surviving Entity, until thereafter amended in accordance with the terms thereof and applicable Law.
(c)   At the Effective Time, pursuant to the DLLCA, (i) the certificate of formation of COG as in effect immediately prior to the Effective Time shall be the certificate of formation of the COG Surviving Entity, until thereafter amended in accordance with its terms, the terms of this Agreement and applicable Law and (ii) the COG LLCA shall be amended and restated in the form of limited liability company agreement reasonably approved by Parent and COG prior to the Effective Time and, as so amended and restated, shall be the limited liability company agreement of the COG Surviving Entity, until thereafter amended in accordance with the terms thereof and applicable Law.
2.5   Directors and Officers of the Surviving Entities.
(a)   The Parties shall take all necessary action such that from and after the Effective Time, the officers of First Merger Sub as of immediately prior to the Effective Time shall become the officers of the NPOG Surviving Entity, and such officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Organizational Documents of the NPOG Surviving Entity. All current directors and officers of NPOG shall be removed and/or terminated, as applicable, from their respective positions effective immediately upon the Closing, and NPOG shall request that each director and officer of NPOG deliver to Parent written resignation letters, effective as of the Effective Time.
(b)   The Parties shall take all necessary action such that from and after the Effective Time, the officers of Second Merger Sub as of immediately prior to the Effective Time shall become the officers of the COG Surviving Entity, and such officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Organizational Documents of the COG Surviving Entity. All current directors and officers of COG shall be removed and/or terminated, as applicable, from their respective positions effective immediately upon the Closing, and COG shall request that each director and officer of COG deliver to Parent written resignation letters, effective as of the Effective Time.
2.6   Governance.
(a)   Unless otherwise agreed to by Parent and the Acquired Companies prior to the Closing, Parent shall take all requisite action so that immediately upon the Effective Time, the Parent Board shall consist of (i) five members comprised of the persons set forth on Section 2.6(a) of the Parent Disclosure Letter and (ii) two members comprised of the persons set forth on Section 2.6(a) of the Company Disclosure Letter. If, prior to the Effective Time, any Person set forth on Section 2.6(a) of the Company Disclosure Letter is unwilling or unable to serve (or to continue to serve) as a director on the Parent Board following the Effective Time as a result of illness, death, resignation or any other reason, then any replacement for such individual shall be selected by the Acquired Companies or their applicable Affiliate. Parent shall request that each Person who is a member of the Parent Board prior to the Effective Time and is not listed on Section 2.6(a) of the Parent Disclosure Letter execute and deliver a letter effectuating his or her resignation as a member of the Parent Board to be effective as of the Effective Time.
(b)   Parent shall take all actions necessary, effective as of the Effective Time, to (i) cause the Nominating and Governance Committee of the Parent Board to include the person that is set forth on Section 2.6(b)(i) of the Company Disclosure Letter and (ii) cause the Compensation Committee of the Parent Board to include the person that is set forth on Section 2.6(b)(ii) of the Company Disclosure Letter, which person shall be designated as the Chairman of the Compensation Committee of the Parent Board.
ARTICLE III
AGGREGATE MERGER CONSIDERATION; EXCHANGE PROCEDURES
3.1   Effect of the Mergers on Equity.   At the Effective Time, by virtue of the Mergers and without any action on the part of Parent, First Merger Sub, Second Merger Sub, the Acquired Companies or any holder of any securities of Parent, First Merger Sub, Second Merger Sub, or the Acquired Companies:
(a)   Units of Merger Subs.
(i)   All of the limited liability company interests of First Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent all of the limited liability company interests of the NPOG Surviving Entity and Amplify Opco shall be admitted as the sole member of the NPOG Surviving Entity, so that, after the Effective Time, Amplify Opco shall be the holder of all of the issued and outstanding limited liability company interests of the NPOG Surviving Entity and shall be the sole member of the NPOG Surviving Entity, all as reflected in the Organizational Documents of the NPOG Surviving Entity.
(ii)   All of the limited liability company interests of Second Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent all of the limited liability company interests of the COG Surviving Entity and Amplify Opco shall be admitted as the sole member of the COG Surviving Entity, so that, after the Effective Time, Amplify Opco shall be the holder of all of the issued and outstanding limited liability company interests of the COG Surviving Entity and shall be the sole member of the COG Surviving Entity, all as reflected in the Organizational Documents of the COG Surviving Entity.
(b)   Units of the Acquired Companies.
(i)
Subject to the other provisions of this Article III, the Company Units issued and outstanding immediately prior to the Effective Time shall be converted automatically at the Effective Time into the right to receive, in the aggregate, 26,729,315 validly issued, fully paid and nonassessable shares of Parent Common Stock (the “Aggregate Merger Consideration”), subject to the provisions of this Article III, which Aggregate Merger

Consideration shall be paid to the holders of Company Units in accordance with the allocation set forth on Section 3.1(b) of the Company Disclosure Letter.
(ii)
All such Company Units, when so converted, shall cease to be outstanding and shall automatically be cancelled and cease to exist and no longer represent limited liability company interests in the applicable Acquired Company. Each holder of any such Company Unit that was outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto (including any rights as a member or otherwise under the applicable Acquired Company LLC Agreement), except the right to receive a portion of the Aggregate Merger Consideration in accordance with this Section 3.1(b) and the right to receive any dividends or other distributions.

(iii)
At the Closing, Parent shall direct Parent’s transfer agent to create a book-entry account for each holder of Company Units and to credit each such account with a number of shares of Parent Common Stock, in the aggregate equal to the Aggregate Merger Consideration, allocated in accordance with the allocation set forth on Section 3.1(b) of the Company Disclosure Letter.

(c)   Impact of Stock Splits, Etc.   In the event of any change in the number of shares of Parent Common Stock, or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock (including options to purchase shares of Parent Common Stock or any dividend or distribution of securities convertible into shares of Parent Common Stock), issued and outstanding after the date of this Agreement and prior the Effective Time by reason of any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number of shares of Parent Common Stock to be issued as the Aggregate Merger Consideration pursuant to this Agreement shall be equitably adjusted to provide to the holders of Company Units the same economic effect as contemplated by this Agreement prior to such event and, as so adjusted, shall from and after the date of such event, be determined to be the Aggregate Merger Consideration, subject to further adjustment in accordance with this Section 3.1(c). Nothing in this Section 3.1(c) shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.
(d)   Withholding.   Notwithstanding anything in this Agreement to the contrary, Parent, First Merger Sub, Second Merger Sub, the Acquired Companies, the Surviving Entities and the Parent’s transfer agent and each of their respective Affiliates shall be entitled to deduct or withhold (or cause to be deducted or withheld) from any amounts or securities otherwise payable pursuant to this Agreement such amounts or securities as are required to be deducted or withheld with respect to the making of such payments under applicable Law; provided, that except for any deduction or withholding (i) with respect to any compensatory payment made to a service provider or (ii) as a result of the failure by any Member to provide the forms described in Section 7.2(d), Parent, First Merger Sub, Second Merger Sub, the Acquired Companies, the Surviving Entities and the Parent’s transfer agent and each of their respective Affiliates, as applicable, shall use commercially reasonable efforts to notify the Person prior to deducting and withholding from any amounts or securities otherwise payable to such Person pursuant to this Agreement and shall reasonably cooperate with the Person in seeking to reduce or eliminate any such deduction or withholding. To the extent that any such amounts or securities are so deducted or withheld and timely paid over to the appropriate Governmental Entity, such deducted or withheld amounts or securities shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
(e)   Fractional Shares.   No certificate or scrip or shares representing fractional Parent Common Stock shall be issued to a holder of Company Units pursuant to Section 3.1(b), and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. Notwithstanding any other provision of this Agreement, all fractional shares of Parent Common Stock that a holder of Company Units converted pursuant to the Mergers would otherwise be entitled to receive as a portion of the Aggregate Merger Consideration will be aggregated and then, if a fractional share of Parent Common Stock results from that aggregation, be rounded up to the nearest share of Parent Common Stock, as applicable.

3.2   Distribution Cooperation.   In connection with the Closing, if (a) any Acquired Company effectuates or seeks to effectuate a distribution of all or part of the Aggregate Merger Consideration to (i) any controlled Affiliate of such Acquired Company, (ii) the Persons set forth on Schedule 1.1(b) of the Stockholder Agreement or (iii) any Management Transferee (as defined in the Stockholder Agreement) (clauses (i)-(iii), the “Equityholders”), and (b) such distribution would be permitted under Section 2.1 of the Stockholder Agreement if the Stockholder Agreement were in effect between the Designated Equityholders and Parent prior to the Closing, Parent will use its commercially reasonable efforts to assist such Acquired Company (or the Members’ Representative) and the applicable Equityholders to facilitate such distribution in the manner and to the Persons requested by such Acquired Company (or the Members’ Representative) which for avoidance of doubt may include one or more distributions to be effected substantially concurrently with the Closing or as soon as feasible thereafter (but in any event no later than the Closing Date), including the delivery of instruction letters, legal opinions, indemnity letters (which shall in any event, subject to Parent’s transfer agent’s approval, which Parent shall use commercially reasonable efforts to obtain, be provided in lieu of any requirement for such Acquired Company or the applicable Equityholders to obtain and deliver stock powers and/or medallion guarantees to Parent’s transfer agent) and other documentation by Parent or its counsel to Parent’s transfer agent or otherwise as may be required or requested to effect such distribution of the Aggregate Merger Consideration, it being understood that Parent’s commercially reasonable efforts in this regard shall include, without limitation, the placing of all such documents required to effect any such distribution(s) into escrow with Parent’s transfer agent at least three Business Days prior to the Closing such that (a) such distribution(s) can reasonably be expected to be effected substantially concurrently with the Closing and (b) Parent’s transfer agent is able, and does, confirm to such Acquired Company and Parent that it has received all necessary documentation from Parent to effectuate the Acquired Companies’ transfers referred to herein on the contemplated Closing Date, including any such indemnification by Parent in lieu of any medallion guaranteed stock powers and any required opinions of counsel regarding such transfers; provided, that, Parent has received all information and documentation from such Acquired Company (or the Members’ Representative) that is reasonably necessary to effectuate such distribution a reasonable period of time prior to placing such documentation into escrow (and, in any event, at least 10 Business Days prior to the Closing); provided, that if Parent is required or requested to provide an indemnity letter in connection with any such distribution, the Equityholder(s) shall provide an indemnity letter to Parent indemnifying Parent to the same extent Parent is required or requested to indemnify Parent’s transfer agent.
3.3   Appraisal Rights.   No appraisal rights, dissenter rights or similar rights will be available with respect to the Mergers or the other transactions contemplated by this Agreement. The Acquired Companies will enforce any contractual waivers that holders of Company Units have granted regarding appraisal rights that would apply to the Mergers.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED COMPANIES
Except as set forth in the disclosure letter delivered by the Acquired Companies to Parent (the “Company Disclosure Letter”), the Acquired Companies represent and warrant to Parent and Merger Sub as follows:
4.1   Organization, General Authority and Standing.   Each member of the Acquired Company Group is duly organized, incorporated or formed, as applicable, validly existing and in good standing under the laws of the jurisdiction in which it is organized, incorporated or formed, as applicable (in the case of good standing, to the extent the concept is recognized by such jurisdiction), except in the case of any Acquired Company Subsidiary where any such failure would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement. Each member of the Acquired Company Group (a) has full power and authority necessary to own, lease and operate its assets and properties and to enable it to conduct its business as presently conducted and (b) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its assets or properties makes such qualification or licensing necessary, except where the failure to have such power and authority or to be so qualified or licensed would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the

Acquired Company Group’s ability to perform its obligations under this Agreement. No Acquired Company is in violation of its Organizational Documents in any material respect. True and complete copies of the Organizational Documents of each Acquired Company, as amended to the date of this Agreement, have been made available to Parent.
4.2   Capital Structure.
(a)   (i) Section 4.2(a)(i) of the Company Disclosure Letter sets forth a true and complete statement as of the date of this Agreement of (A) the number and class or series (as applicable) of all of the NPOG Units issued and outstanding, and (B) the names of the persons that hold the NPOG Units, (ii) Section 4.2(a)(ii) of the Company Disclosure Letter sets forth a true and complete statement as of the date of this Agreement of (A) the number and class or series (as applicable) of all of the COG Units issued and outstanding, and (B) the names of the persons that hold the COG Units and (iii) Section 4.2(a)(iii) of the Company Disclosure Letter set forth a true and complete statement as of the date of this Agreement of the aggregate number of Company Units. Except as set forth in Section 4.2(a) of the Company Disclosure Letter, as of the date hereof, no equity interests of any Acquired Company were issued, reserved for issuance or outstanding.
(b)   All Company Units are, and all such equity interests that may be issued prior to the Effective Time will be when issued, duly authorized and validly issued, and not subject to preemptive rights.
(c)   As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of any Acquired Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Units may vote (“Voting Acquired Company Debt”).
(d)   Except as set forth above, as of the date of this Agreement, there are no options, warrants, convertible or exchangeable securities, equity-based performance units or other rights or Contracts to which any Acquired Company is a party or by which any Acquired Company is bound (i) obligating any Acquired Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity interests of, or any security convertible or exchangeable for any equity interests of, any Acquired Company or any Voting Acquired Company Debt, (ii) obligating any Acquired Company to issue, grant or enter into any such option, warrant, security, unit, right or Contract or (iii) that give any Person the right to receive any economic interest of any nature accruing to the holders of Company Units. As of the date of this Agreement, there are no outstanding contractual obligations of any Acquired Company to repurchase, redeem or otherwise acquire any equity interests of any Acquired Company or options, warrants, convertible or exchangeable securities, equity-based performance units or other rights to acquire equity interests of any Acquired Company.
4.3   Acquired Company Subsidiaries; Equity Interests.
(a)   Section 4.3(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the name and jurisdiction of each (i) Acquired Company Subsidiary and (ii) entity (other than the Acquired Company Subsidiaries) in which any Acquired Company or any Acquired Company Subsidiary owns any interest. All of the outstanding interests of each Acquired Company Subsidiary have been duly authorized, validly issued, fully paid and nonassessable and, except as set forth on Section 4.3(a) of the Company Disclosure Letter, are owned by an Acquired Company, free and clear of all Liens, other than Company Permitted Liens. As of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, stock-based performance units or Contracts to which any Acquired Company Subsidiary is a party or by which any Acquired Company Subsidiary is bound obligating any Acquired Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or any security convertible or exchangeable for any shares of capital stock of, any Acquired Company Subsidiary.
(b)   Except as set forth on Section 4.3(a) of the Company Disclosure Letter, no Acquired Company nor any Acquired Company Subsidiary (i) owns, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person or (ii) has any obligations, whether contingent or otherwise, to consummate any material additional investment in any Person other than their respective Subsidiaries listed on Section 4.3(a) of the Company Disclosure Letter.
(c)   The Acquired Company Subsidiaries are not in violation of their respective Organizational Documents. True and complete copies of the Organizational Documents of each of the Acquired Company Subsidiaries, as amended as of the date of this Agreement, have been made available to Parent.
4.4   Authority; Execution and Delivery; Enforceability.
(a)   The execution, delivery and performance by the Acquired Companies of this Agreement and the consummation by the Acquired Companies of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of the Acquired Companies in accordance with such Acquired Company’s Organizational Documents and applicable Law. Each of the Acquired Companies has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity (collectively, “Creditors’ Rights”)).
(b)   (i) NPOG Parent, as the sole member of NPOG, and (ii) COG Parent, as the sole member of COG, in each case, has approved and adopted this Agreement and the consummation of the transactions contemplated hereby, including the Mergers, upon the terms and subject to the conditions contained herein, concurrently with its execution. None of the foregoing actions by NPOG Parent, as the sole member of NPOG, or COG Parent, as the sole member of COG, have been rescinded or modified in any way. The only vote of holders of any class or series of equity interests of NPOG or COG necessary to approve this Agreement and to consummate the transactions contemplated hereby, including the Mergers, is the Acquired Companies Equityholder Approval.
4.5   No Conflicts; Consents.
(a)   Except as set forth on Section 4.5(a) of the Company Disclosure Letter, the execution, delivery and performance by the Acquired Companies of this Agreement do not, and the consummation of the Mergers and the other transactions contemplated hereby and compliance with the terms hereof will not, contravene, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of any member of the Acquired Company Group under, any provision of (i) any Acquired Company’s Organizational Documents or the comparable Organizational Documents of the any Acquired Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, concession, franchise or other binding instrument (other than Oil and Gas Leases) (a “Contract”) to which any member of the Acquired Company Group is a party or by which any of their respective properties or assets is bound or (iii) assuming the Consents referred to in Section 4.5(b) are duly and timely obtained or made (as applicable), any Law applicable to a member of the Acquired Company Group or their respective properties or assets, other than, in the case of clause (ii) and (iii) above, any such items that would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement.
(b)   No consent, approval, clearance, waiting period expiration or termination, license, permit, order or authorization of (“Consent”), or registration, declaration, notice, notification, submission or filing with, any national, Federal, state, supranational, provincial, local or other government, domestic or foreign, or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”), is required to be obtained or made by or with respect to any member of the Acquired Company Group in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) (A) the filing with the SEC of such registration statements, reports, schedules and statements, or the taking of other actions, under the Exchange Act and the Securities Act as may be required in connection with this Agreement, the Mergers and the other transactions contemplated hereby and (B) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, (ii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Acquired Companies are qualified to do business, and (iii) such other items (A) required solely by reason of the participation of Parent (as opposed to any third Person) in the transactions contemplated hereby or (B) that the failure of which to obtain or make would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement.
4.6   Financial Statements; Undisclosed Liabilities.
(a)   Set forth on Section 4.6(a) of the Company Disclosure Letter are true, correct and complete copies of: (i) the audited consolidated balance sheets of the Acquired Company Group as of December 31, 2023 and December 31, 2022 and the related audited consolidated statements of income, shareholder’s equity and cash flows for the fiscal years then ended and (ii) the unaudited consolidated balance sheet of the Acquired Company Group as of September 30, 2024 (such balance sheet and the notes thereto, the “Company Balance Sheet”), and the related unaudited statements of income, shareholder’s equity and cash flows for the nine-month period then ended (collectively, the “Company Financial Statements”). Except as set forth on Section 4.6(a) of the Company Disclosure Letter or as otherwise noted therein, the Company Financial Statements (i) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved and (ii) fairly present in all material respects the consolidated financial position of the Acquired Companies and their consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited quarterly statements, to the absence of footnote disclosures and normal year-end adjustments).
(b)   Except as reflected or reserved against in the Company Balance Sheet, or the notes thereto, no member of the Acquired Company Group has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than (i) liabilities or obligations incurred in the ordinary course of business since the date of the Company Balance Sheet (other than any liability for breaches of Contract or relating to any Proceeding), (ii) liabilities or obligations not required to be disclosed in a consolidated balance sheet of any Acquired Company or in the notes thereto prepared in accordance with GAAP, (iii) liabilities or obligations incurred in connection with the transactions contemplated hereby and (iv) liabilities or obligations that would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole.
(c)   The Acquired Companies have established and maintain internal accounting controls and systems of internal control over financial reporting that are sufficient to provide reasonable assurance, in all material respects, regarding the reliability of the Acquired Companies’ financial reporting and the preparation of the Company Financial Statements in accordance with GAAP. There are no, nor have the Acquired Companies’ auditors or the Acquired Companies been advised of, any (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect any member of the Acquired Company Group’s ability to record, process, summarize and report financial information (including compliance with GAAP) or (ii) since December 31, 2022, illegal acts or instances of fraud, whether or not material, that involve management or other employees who have a significant role in any member of the Acquired Company Group’s internal control over financial reporting.
(d)   The Company Financial Statements accurately summarize, in all material respects, the outstanding Derivative Transaction positions of the Acquired Companies and the Acquired Company Subsidiaries, including Hydrocarbon and financial Derivative Transaction positions attributable to the production and marketing activities of the Acquired Companies and the Acquired Company Subsidiaries, as of the dates reflected therein.

4.7   Information Supplied.   None of the information supplied or to be supplied by or on behalf of the Acquired Companies for inclusion or incorporation by reference in the Proxy Statement (and any amendment or supplement thereto) will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to Parent’s stockholders, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not false or misleading.
4.8   Absence of Certain Changes or Events.
(a)   Since the date of the Company Balance Sheet, there has not been any Company Material Adverse Effect or any event, change, effect or development that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.
(b)   Except as set forth on Section 4.8(b) of the Company Disclosure Letter, from the date of the Company Balance Sheet to the date of this Agreement, the Acquired Companies and the Acquired Company Subsidiaries have conducted their businesses in the ordinary course of business in substantially the same manner as previously conducted, and during such period have not taken, or agreed, committed, arranged, authorized or entered into any understanding to take, any action that, if taken after the date of this Agreement, would have required the consent of Parent under Section 6.1(c), Section 6.1(e), Section 6.1(j), Section 6.1(l) or Section 6.1(m).
4.9   Taxes.
(a)   Except as set forth on Section 4.9(a) of the Company Disclosure Letter, each member of the Acquired Company Group has (i) duly and timely filed, or caused to be duly and timely filed on its behalf, taking into account any extensions of time within which to file, all income and other material Tax Returns required to have been filed by or with respect to it, and all such Tax Returns are true and complete in all material respects, and (ii) duly and timely paid, or caused to be paid, all income and other material Taxes required to have been paid by it (whether or not shown as due on any Tax Return).
(b)   Each member of the Acquired Company Group has complied, in all material respects, with all applicable Laws relating to the payment, reporting and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Governmental Entity all Taxes required to be withheld and paid with respect to its employees, independent contractors, creditors, partners, equityholders and other third parties.
(c)   Except as set forth on Section 4.9(c) of the Company Disclosure Letter, no outstanding agreement waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any material Taxes relating to the Acquired Company Group has been entered into with any Governmental Entity.
(d)   The Acquired Company Group has established adequate accruals and reserves, in accordance with GAAP, on the Company Financial Statements for all Taxes payable by all members of the Acquired Company Group for all taxable periods and portions thereof through the date of such Company Financial Statements.
(e)   Except as set forth on Section 4.9(e) of the Company Disclosure Letter, no deficiency for any material amount of Tax has been asserted or assessed by a Governmental Entity in writing against any member of the Acquired Company Group that has not been paid, settled or withdrawn.
(f)   Except as set forth on Section 4.9(f) of the Company Disclosure Letter, there are no material pending adjustments that have been proposed or asserted with respect to any Tax Return of any member of the Acquired Company Group, and no Proceeding or controversy in respect of Taxes of any member of the Acquired Company Group is presently in progress or has been threatened in writing, in each case, with respect to any material amount of Taxes due from or with respect to any member of the Acquired Company Group.
(g)   No member of the Acquired Company Group is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such agreements or arrangements

(i) exclusively between members of the Acquired Company Group or (ii) the primary subject matter of which is not Tax).
(h)   Since December 31, 2022, no member of the Acquired Company Group has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code (or any analogous or similar provision of Law) in a distribution intended to qualify for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).
(i)   No member of the Acquired Company Group is or has been a party to any “reportable transaction” (other than a “loss transaction”) within the meaning of Treasury Regulations Section 1.6011-4(b).
(j)   No member of the Acquired Company Group has entered into or requested a private letter ruling, technical advice memoranda or similar ruling from a Governmental Entity with respect to the Acquired Company Group that would have continuing effect after the Closing Date.
(k)   No member of the Acquired Company Group (i) is or has been a member of any affiliated, consolidated, unitary, combined or similar group (other than any such group the common parent of which is an Acquired Company) or (ii) has any material liability for the Taxes of any Person (other than a member of the Acquired Company Group) by reason of Contract, assumption, transferee or successor liability, operation of Law, Treasury Regulations Section 1.1502-6 (or any analogous or similar provision of Law) or otherwise.
(l)   No claim or assertion has ever been made or, to the Knowledge of the Acquired Company Group, has been threatened in writing by a Governmental Entity against any member of the Acquired Company Group in a jurisdiction where a member of the Acquired Company Group does not file a Tax Return that such entity is or may be required to file such Tax Return or pay Taxes in such jurisdiction.
(m)   No member of the Acquired Company Group will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing or use of an improper method of accounting prior to the Closing; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Law or Laws related to Taxes) or any other written agreement with any Governmental Entity executed on or prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) prepaid amount received prior to the Closing; or (v) intercompany transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any analogous or similar provision of Law) that existed prior to the Closing.
(n)   No member of the Acquired Company Group has had a permanent establishment (within the meaning of an applicable Tax treaty) or has become subject to Tax outside of the United States.
(o)   No member of the Acquired Company Group owns, or has ever owned, an interest in a “controlled foreign corporation” or “passive foreign investment company” within the meaning of the Code.
(p)   Each member of the Acquired Company Group that has claimed any “employee retention credit” pursuant to Section 2301 of the CARES Act or other similar Law has claimed such credits in accordance with applicable Law and no member of the Acquired Company Group shall be required to repay any such credit.
(q)   There are no Liens for Taxes upon any property of any member of the Acquired Company Group except for statutory Liens for current Taxes not yet due and payable.
(r)   For U.S. federal (and applicable state and local) income tax purposes, (i) each of NPR Intermediate, LLC; PHR Intermediate, LLC; COG Intermediate, LLC and LPR Intermediate, LLC is

and has, at all times since formation, been classified as a corporation, and (ii) each other member of the Acquired Company Group is and has, at all times since formation, been classified as a partnership or disregarded entity.
(s)   No member of the Acquired Company Group (i) has elected the nonapplication of subchapter K under Section 761(a) of the Code or (ii) is classified as a publicly traded partnership within the meaning of Section 7704(b) of the Code or any similar provision of state or local Law.
(t)   Section 4.9(t) of the Company Disclosure Letter sets forth the U.S. federal (and applicable state and local) income tax classification of each of the Acquired Company Subsidiaries the classification of which differs from its default classification.
4.10   Labor Relations.
(a)   No member of the Acquired Company Group employs, or since December 31, 2022 has employed, any individual (either directly or under any theory of joint employment).
(b)   Prior to the date hereof, the Acquired Company Group has provided to Parent a complete and accurate list that sets forth each individual employed or engaged by (x) any member of the Acquired Company Group or (y) the Management Companies and whose work duties involve providing services primarily with respect to the Acquired Company Group (each such individual, a “Business Employee”) and, with respect to each such Business Employee, to the extent applicable and permitted by applicable Law, his or her: (i) employing or engaging entity; (ii) job title; (iii) base annualized salary or hourly rate of pay (as applicable); (iv) hire date and service date (if different); (v) leave status (including nature and expected duration of any leave); (vi) primary work location; (vii) exempt or non-exempt status; and (viii) details of any visa. The Business Employees include all of the individuals reasonably required to operate the businesses of the Acquired Company Group as presently operated. Except pursuant to any agreement with the Management Companies or any member of the Acquired Company Group providing for the services of Business Employees, no member of the Acquired Company Group has any liabilities with respect to any current or former Business Employee or any other individual (including any independent contractor, consultant, leased employee and temporary employees) who has provided services with respect to any member of the Acquired Company Group.
(c)   There are no collective bargaining agreements or other labor-related Contracts with a union, works council, labor organization or other employee representative body (each a “Labor Agreement”) to which a member of the Acquired Company Group is a party or by which a member of the Acquired Company Group is bound. There are no Labor Agreements covering or that otherwise pertain to any Business Employees, and none are currently being negotiated. No Business Employee is represented by any labor union, works council, labor organization or other employee representative body. Since December 31, 2022, no member of the Acquired Company Group has experienced (a) any pending, or, to the Knowledge of the Acquired Company Group, threatened unfair labor practice charges, material labor grievances, material labor arbitrations, strikes, work stoppages, slowdowns, lockouts, picketing, hand billing or other material labor disputes or (b) to the Knowledge of the Acquired Company Group, pending or threatened union organizing activities concerning any Business Employees. Since December 31, 2022, there has been no material Proceeding pending or, to the Knowledge of the Acquired Company Group, threatened by or with respect to any Business Employee or any other individual who has provided services with respect to any member of the Acquired Company Group by or before the National Labor Relations Board or any Governmental Entity.
(d)   Each member of the Acquired Company Group and, to the Knowledge of the Acquired Company Group, the Management Companies are, and since December 31, 2022 have been, in compliance in all material respects with all applicable Laws with respect to the employment or engagement of each current or former Business Employee and any other individual who has provided services with respect to a member of the Acquired Company Group, including all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), employment discrimination, harassment, retaliation, restrictive covenants, pay transparency, disability rights or benefits, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws), workers’ compensation, labor relations, employee leave issues, employee trainings and notices, COVID-19, affirmative action, automated employment decision tools and other artificial intelligence and unemployment insurance. To the Knowledge of the Acquired Company Group, each Business Employee and any other individual who is providing or since December 31, 2022 has provided services with respect to a member of the Acquired Company Group and is or was classified and treated as an independent contractor, consultant, leased employee or other non-employee service provider, is and has been properly classified and treated as such for all applicable purposes.
4.11   Employee Benefits.
(a)   Section 4.11(a) of the Company Disclosure Letter sets forth a true and complete list, as of the most recent practicable date prior to the date of this Agreement, of each material Company Benefit Plan, and separately identifies each PEO Plan. With respect to each material Non-PEO Plan, the Acquired Companies have provided to Parent true and complete copies of the following (as applicable): (i) the current plan document(s), (ii) the most recent summary plan description (and any summaries of material modifications thereto), (iii) the most recent IRS determination or opinion letter and (iv) copies of any material, non-routine correspondence with any Governmental Entity in the past one (1) year. With respect to each PEO Plan, the Acquired Companies have provided to Parent a written summary of all of the material terms of such PEO Plan.
(b)   No Company Benefit Plan is sponsored or maintained by any member of the Acquired Company Group, and no member of the Acquired Company Group would reasonably be expected to have any liability or obligation (contingent or otherwise) with respect to any Company Benefit Plan following the Closing.
(c)   To the Knowledge of the Acquired Company Group, each Company Benefit Plan has been established, maintained, funded and administered, in all material respects, in accordance with its terms and all applicable Laws, including ERISA and the Code. With respect to each Company Benefit Plan, to the Knowledge of the Acquired Company Group, all contributions, premiums and other payments that have become due have been timely paid, and any such amounts not yet due have been paid or properly accrued.
(d)   Each Non-PEO Plan and, to the Knowledge of the Acquired Company Group, each PEO Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the Internal Revenue Service, and, to the Knowledge of the Acquired Company Group, no event has occurred, either by reason of any action or failure to act, that could reasonably be expected to adversely affect such Company Benefit Plan’s qualified status.
(e)   No Company Benefit Plan is, and no member of the Acquired Company Group sponsors, maintains, contributes to or is required to contribute to, or has any actual or contingent liability under: (i) any plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 of the Code; or (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA). No member of the Acquired Company Group has any current or contingent liability by reason of at any time being treated as a single employer with any other Person under Section 414 of the Code.
(f)   Except as set forth on Section 4.11(f) of the Company Disclosure Letter, no Company Benefit Plan provides, and no member of the Acquired Company Group has any current or contingent liability in respect of post-retirement health or other welfare benefits for retired, former or current employees, officers, directors, or other individual service providers (or any beneficiary thereof) of the Acquired Company Group other than for continuation coverage required under COBRA for which the covered Person pays the full cost of coverage. No member of the Acquired Company Group has incurred, or is reasonably expected to incur or to be subject to, any material Tax, penalty or other liability that may be imposed under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.
(g)   No Proceeding (other than routine claims for benefits) or hearing is pending or, to the Knowledge of the Acquired Company Group, threatened with respect to any Non-PEO Plan, and to the Knowledge of the Acquired Company Group, no Proceeding or hearing is pending or threatened with respect to any PEO Plan. To the Knowledge of the Acquired Company Group, there have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan, except as could not reasonably be expected to result in a material liability to any member of the Acquired Company Group.
(h)   No amount of compensation or benefits, individually or together with any other payment of compensation or benefit, that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, by any current or former employee, officer, director or other individual service provider of any member of the Acquired Company Group who is a “disqualified individual” (as such term is defined in Section 280G of the Code and the regulations thereunder) could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) and could not be deductible by reason of Section 280G of the Code or could be subject to an excise Tax under Section 4999 of the Code.
(i)   No member of the Acquired Company Group has any current or contingent obligation to “gross-up,” reimburse, indemnify or otherwise make whole any individual for any Taxes, including the imposition of the excise tax under Section 4999 of the Code or under Section 409A of the Code (or any corresponding provisions of state, local or foreign Tax Law).
(j)   None of the execution and delivery of this Agreement or the consummation of the Mergers or any other transaction contemplated hereby (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) could (i) entitle any current or former director, officer, employee, contractor, consultant or other individual service provider of any member of the Acquired Company Group (or any dependent or beneficiary thereof) to any payment of compensation or benefits (whether in cash, property or the vesting of property) or any increase of the amount of compensation or benefits due or payable, (ii) accelerate the time of payment or vesting, or trigger any payment, contribution or funding, of any compensation, equity or equity-based award or other benefits to any current or former director, officer, employee, contractor, consultant or other individual service provider of any member of the Acquired Company Group or trigger any other obligation under any Company Benefit Plan, or (iii) restrict the ability of any Acquired Company to merge, amend or terminate any Non-PEO Plan or, to the Knowledge of the Acquired Company Group, any PEO Plan.
(k)   Each Non-PEO Plan and, to the Knowledge of the Acquired Company Group, each PEO Plan, in either case, that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code and all Internal Revenue Service guidance promulgated thereunder, and no amount under any such plan, agreement or arrangement is, has been or could reasonably be expected to be subject to any additional Tax, interest or penalties under Section 409A of the Code.
4.12   Title to Properties; Oil and Gas Property Matters.
(a)   The Acquired Company Group collectively has good and defensible title to the Oil and Gas Properties described in the Company Reserve Reports, in each case free and clear of all Liens and defects and imperfections of title except (i) for any property sold or otherwise disposed of in the ordinary course of business since the date of the Company Reserve Report relating to the interests of members of the Acquired Company Group referred to therein, in each case, as and to the extent such sale or other disposition is set forth and described in Section 4.12(a) of the Company Disclosure Letter, (ii) for any property reflected in the Company Reserve Report as having been sold or otherwise disposed of (other than transactions effected after the date hereof in accordance with Section 6.1), (iii) for Company Permitted Liens or (iv) such as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. For purposes of the foregoing sentence, “good and defensible title” means that the members of the Acquired Company Group have title (as of date of this Agreement and as of the Closing Date) to each of the Oil and Gas Properties held or owned such Person (or purported to be held or owned by such Person) beneficially or of record with any applicable Governmental Entity that (A) entitles the Acquired Company Group to receive (after satisfaction of all Production Burdens applicable thereto), not less than the net revenue interest share shown in the Company Reserve Report of all Hydrocarbons produced from such Oil and Gas Properties throughout the productive life of such Oil and Gas Properties except, in each case, for (w) any decreases in connection with operations in which any member of the Acquired Company Group has elected to be a non-consenting co-owner since the date of the Company Reserve Report, (x) any decreases resulting from reversion of interest on or after the date of the Company Reserve Report to co-owners with respect to operations in which such co-owners previously elected not to consent, (y) any decrease resulting from the establishment or amendment, after the date hereof, of production sharing agreements, pools or units, and (z) decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries, in each case, to the extent occurring after the date of the Company Reserve Report; (B) obligates any member of the Acquired Company Group to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such Oil and Gas Properties, of not greater than the working interest shown on the Company Reserve Report for such Oil and Gas Properties (other than any positive difference between such percentage and the applicable working interest shown on the Company Reserve Report for such Oil and Gas Properties that are accompanied by a proportionate (or greater) increase in the net revenue interest in such Oil and Gas Properties); and (C) is free and clear of all Liens, except for Company Permitted Liens which, individually or in the aggregate, would not reasonably be expected to materially impair the continued use and operation of such Oil and Gas Properties in the conduct of business of the Acquired Company Group as presently conducted.
(b)   Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and except with respect to any of the Oil and Gas Properties held or owned by (or purported to be held or owned by) the Acquired Company Group, which are addressed in Section 4.12(a), (i) each member of the Acquired Company Group collectively holds (A) good, valid and marketable title to all real property owned by such member of the Acquired Company Group (collectively, including the improvements thereon, the “Company Owned Real Property”), free and clear of all Liens, except Company Permitted Liens, and (B) valid title to the leasehold estates (whether as tenant or subtenant) and valid interests in all licenses or occupancy agreements to license or otherwise occupy (whether as tenant, subtenant, licensee or occupant) all real property leased, subleased, licensed, or otherwise occupied by the Acquired Company Group (collectively, including the improvements thereon, the “Company Leased Real Property”), free and clear of all Liens, except Company Permitted Liens; and (ii) each agreement under which any member of the Acquired Company Group is the landlord, sublandlord, tenant, subtenant, licensor, licensee, or occupant with respect to the Company Leased Real Property (each, a “Company Real Property Lease”) is in full force and effect and is valid and enforceable against such member of the Acquired Company Group and, to the Knowledge of the Acquired Company Group, the other parties thereto, in accordance with its terms (except insofar as such enforceability may be limited by Creditors’ Rights), and no member of the Acquired Company Group, or to the Knowledge of the Acquired Company Group, any other party thereto, has received written notice of any default by such member of the Acquired Company Group under any Company Real Property Lease which remains uncured as of the date of this Agreement. The Company Owned Real Property and Company Leased Real Property held by any member of the Acquired Company Group are sufficient to conduct the business of the Acquired Company Group as presently conducted, except as has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   As of the date of this Agreement, to the Knowledge of the Acquired Company Group, there does not exist any notice or request from any Governmental Entity delivered to any member of the Acquired Company Group requiring any construction work or alterations to cure any violation of applicable Law by any Acquired Company or any of its Subsidiaries which remains uncured as of the date of this Agreement nor, any pending or, to the Knowledge of the Acquired Company Group, threatened, condemnation or eminent domain Proceedings with respect to any of the Oil and Gas Properties, Company Owned Real Property or Company Leased Real Property, as applicable, held or owned by (or purported to be held or owned by) any members of the Acquired Company Group.

(d)   As of the date of this Agreement, with respect to any Oil and Gas Lease held or owned by (or purported to be held or owned by) any member of the Acquired Company Group, there is no default under any such Oil and Gas Lease by any member of the Acquired Company Group or, to the Knowledge of the Acquired Company Group, any other party thereto, no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by any member of the Acquired Company Group or, to the Knowledge of the Acquired Company Group, any other party thereto, in each case, except as would not be expected, individually or in the aggregate, to have a Company Material Adverse Effect. As of the date of this Agreement, no member of the Acquired Company Group has received any written notice (other than de minimis or frivolous claims or demands) that any of its Oil and Gas Lease accounts are not current or that any material payments required thereunder have not been, or by Closing will not be, paid.
(e)   To the Knowledge of the Acquired Company Group, none of the Oil and Gas Properties held or owned by (or purported to be held or owned by) any member of the Acquired Company Group are subject to any material preferential purchase, tag-along, right of first refusal, right of first offer, purchase option, Consent or similar right that would become operative as a result of the entry into (or the consummation of) the transactions contemplated by this Agreement (other than any Consent that, by its terms, cannot be unreasonably withheld (or that contains language to a similar effect)).
(f)   Except to the extent of those obligations previously fulfilled by any member of the Acquired Company Group, or any of their respective predecessors, none of the material Oil and Gas Properties of any member of the Acquired Company Group contain express provisions obligating any member of the Acquired Company Group to drill any Wells (other than provisions requiring optional drilling as a condition of maintaining all or a portion of a presently non-producing Oil and Gas Lease), except as set forth on Section 4.12(f) of the Company Disclosure Letter.
(g)   Section 4.12(g) of the Company Disclosure Letter lists a complete and accurate list of all Oil and Gas Properties held or owned by (or purported to be held or owned by) any member of the Acquired Company Group that are (i) currently subject to any Proceeding challenging the validity of the sale or issuance of an oil and gas lease issued by the Bureau of Land Management or other Governmental Entity (the “Issuing Authority”), or (ii) pursuant to which an Issuing Authority has refused, or could reasonably be expected to refuse, to issue a drilling permit or communitization agreement on the basis of a Proceeding challenging the validity of a sale or issuance of an oil and gas lease. To the Knowledge of the Acquired Company Group, (i) each member of the Acquired Company Group has timely and properly submitted all requests to suspend operations and/or production from any such Oil and Gas Properties as permitted under the applicable provisions of the Mineral Leasing Act of 1920 (30 U.S.C. § 181 et seq.), as amended (the “MLA”) and (ii) none of such requests have been denied.
(h)   Section 4.12(h) of the Company Disclosure Letter sets forth a complete and accurate list of (i) all Oil and Gas Leases of the Acquired Company Group for which any member of the Acquired Company Group has submitted, or is expected to submit within the twelve-month period after the execution date of this Agreement, a request for suspension of operations and/or production pursuant to Section 39 of the MLA, 30 U.S.C. § 209 due to the proximity of the Oil and Gas Lease to unleased federal lands needed to complete lease blocks on a geologic play and (ii) the current status of all such submissions.
(i)   Section 4.12(i) of the Company Disclosure Letter sets forth, to the Knowledge of the Acquired Company Group, all Oil and Gas Leases of the Acquired Company Group with primary terms that expire during the period beginning on the date of this Agreement and ending on December 31, 2025.
4.13   Certain Payment Matters   (a) To the Knowledge of the Acquired Company Group, (i) all rentals, shut-ins and similar payments owed to any Person under (or otherwise with respect to) any Oil and Gas Leases held or owned by (or purported to be held or owned by) any member of the Acquired Company Group have been properly and timely paid in all material respects, or have been (or are currently being) contested in good faith in the ordinary course of business and through appropriate proceedings, and (ii) all royalties, minimum royalties, overriding royalties and other Production Burdens from Oil and Gas Properties held or owned by (or purported to be held or owned by) the Acquired Company Group and payable by the

Acquired Company Group to third parties have been properly and timely paid in all material respects, or have been (or are currently being) contested in good faith in the ordinary course of business and through appropriate proceedings (other than any such Production Burdens which are being held in suspense in accordance with applicable Laws, Contracts or the terms of applicable Oil and Gas Properties).
(b)   Except as set forth on Section 4.13(b) of the Company Disclosure Letter, to the Knowledge of the Acquired Company Group, all proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties held or owned by (or purported to be held or owned by) any member of the Acquired Company Group are being received by them in a timely manner (other than those being contested in good faith in the ordinary course of business and through appropriate proceedings) and are not being held in suspense (by the Acquired Company Group, any third party operator thereof or any other Person) for any reason other than awaiting preparation and approval of division order title opinions and the receipt of division orders for execution for recently drilled Wells.
(c)   Except as set forth on Section 4.13(c) of the Company Disclosure Letter, as of the date of this Agreement, there is no outstanding authorization for expenditure, commitment or similar request or invoice for funding or participation under any agreement or Contract which is binding on any member of the Acquired Company Group or any Oil and Gas Property held or owned by (or purported to be held or owned by) any member of the Acquired Company Group and which the Acquired Companies reasonably anticipate will individually require expenditures by any member of the Acquired Company Group in excess of $1,000,000.
4.14   Wells and Equipment.
(a)   Except as would not be material and adverse to the business of the Acquired Company Group taken as a whole, with respect to Oil and Gas Properties held or owned by (or purported to be held or owned by) any member of the Acquired Company Group that are operated by the Acquired Company Group, (i) all currently producing Wells and all tangible equipment included therein, used in connection with the operation thereof or otherwise primarily associated therewith (including all buildings, plants, structures, platforms, pipelines, machinery, vehicles and other rolling stock) are in a good state of repair and are adequate and sufficient to maintain normal operations in accordance with past practices (ordinary wear and tear excepted) and (ii) there are no Wells that constitute a part of the Oil and Gas Properties held or owned by (or purported to be held or owned by) any member of the Acquired Company Group in respect of which the Acquired Company Group have received a notice, claim, demand or order notifying, claiming, demanding or requiring that such Wells be temporarily or permanently plugged or abandoned.
(b)   All of the Wells and all water, CO2, injection or other wells located on the Oil and Gas Leases held or owned by (or purported to be held or owned by) any member of the Acquired Company Group or otherwise associated with an Oil and Gas Property held or owned by (or purported to be held or owned by) any member of the Acquired Company Group that were drilled and completed by the Acquired Company Group, and to the Knowledge of the Acquired Company Group, all such other wells that were not drilled and completed by the Acquired Company Group, have been drilled, completed and operated within the limits permitted by the applicable Oil and Gas Lease(s), the applicable Contracts entered into by the Acquired Company Group related to such Wells and such other wells and in accordance with applicable Law, and all drilling and completion (and plugging and abandonment, if applicable) of such Wells and such other wells that were drilled and completed (and plugged and abandoned, if applicable) by the Acquired Company Group have been conducted in compliance with all such applicable Oil and Gas Lease(s), Contracts and applicable Law except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
4.15   Company Rights-of-Way.   Each member of the Acquired Company Group has such consents, easements, rights-of-way, servitudes, surface rights, permits and licenses (including the Company Permits) from each Person (collectively, the “Company Rights-of-Way”) as are sufficient to conduct the business of such member of the Acquired Company Group as presently conducted, except for such Company Rights-of-Way the absence of which would not be material and adverse to the business of the Acquired Company Group, taken as a whole. Each member of the Acquired Company Group has fulfilled and performed all of its obligations with respect to each Company Rights-of-Way held by such Person and conducted its business in a manner that does not violate any such Company Rights-of-Way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Company Rights-of-Way, except as would not be material and adverse to the business of the Acquired Company Group taken as a whole. All pipelines and material facilities operated by the Acquired Company Group are subject to valid Company Rights-of-Way, or are located on real property owned or leased by the Acquired Company Group, and there are no gaps (including any gap arising as a result of any breach by the Acquired Company Group of the terms of any Company Rights-of-Way) in the Company Rights-of-Way except as would not be material and adverse to the business of the Acquired Company Group taken as a whole. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Company Rights-of-Way contain a requirement that the holder thereof make royalty or other payments based, directly or indirectly, on the throughput of Hydrocarbons on or across such Company Rights-of-Way (other than customary royalties under Oil and Gas Leases based solely on Hydrocarbons produced from such Oil and Gas Lease).
4.16   Reserve Report.
(a)   The Acquired Companies have made available to Parent the report of the proved Hydrocarbon reserves of the Acquired Company Group with respect to the Oil and Gas Properties of the Acquired Company Group prepared by DeGloyer and MacNaughton (the “Company Reserve Auditor”) dated as of June 30, 2024 (the “Company Reserve Report”).
(b)   The factual, non-interpretive data relating to the Oil and Gas Properties held or owned by (or purported to be held or owned by) any member of the Acquired Company Group upon which the Company Reserve Report was based was complete and accurate in all material respects at the time such data was provided by the Acquired Companies to the Company Reserve Auditor for use in the Company Reserve Report. To the Knowledge of the Acquired Company Group, there are no material errors in the assumptions and estimates used by the Company Reserve Auditor in connection with the preparation of the Company Reserve Report. The proved Hydrocarbon reserve estimates of the Acquired Company Group set forth in the Company Reserve Report fairly reflect, in all material respects, the proved Hydrocarbon reserves of the Acquired Company Group at the dates indicated therein, as applied on a consistent basis throughout the periods reflected therein. Except for changes (including changes in Hydrocarbon commodity prices) generally affecting the oil and gas industry and normal depletion by production, there has been no change in respect of the matters addressed in the Company Reserve Report that would reasonably be expected, individually or in the aggregate, to be material and adverse to the business of the Acquired Company Group taken as a whole.
4.17   Material Contracts.
(a)   Except for this Agreement, Section 4.17(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, and the Acquired Companies have made available to Parent true and complete copies, of:
(i)
each Contract to which any member of the Acquired Company Group is a party that (A) restricts the ability of any member of the Acquired Company Group to compete in any business or with any Person in any geographical area, (B) requires any member of the Acquired Company Group to conduct any business on a “most favored nations” basis with any third party or (C) provides for “exclusivity” or any similar requirement in favor of any third party;

(ii)
each Contract under which any member of the Acquired Company Group licenses Intellectual Property from or to any third party (other than (A) generally commercially available, off-the-shelf software programs and (B) non-exclusive licenses in the ordinary course of business), except for such licenses and sublicenses that are not material to the Acquired Company Group, taken as a whole;

(iii)
any Contract pursuant to which any member of the Acquired Company Group will acquire any material ownership interest in any other Person or other business enterprise other than any Acquired Company Subsidiary, in each case, with a value greater than $1,000,000 after the date of this Agreement;
(iv)
each Contract that constitutes a commitment relating to indebtedness for borrowed money or the deferred purchase price of property by any member of the Acquired Company Group (whether incurred, assumed, guaranteed or secured by any asset) in excess of $1,000,000, other than agreements solely between or among the members of the Acquired Company Group;

(v)
each Contract for a Derivative Transaction;

(vi)
each Contract (including any Company Real Property Lease) to which any member of the Acquired Company Group is a party that provides for annual payments, receipts or expenditures in excess of $1,000,000;

(vii)
any Contract that is a settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which any member of the Acquired Company Group will, in either case, have any material obligations after the date of this Agreement;

(viii)
each (A) Labor Agreement respecting Business Employees; and (B) Contract with a Management Company providing for the engagement of Business Employees by any member of the Acquired Company Group that would reasonably be expected to result in annual payments by the members of the Acquired Company Group in excess of $1,000,000;

(ix)
any Contract that (A) contains “earn out” or other contingent payment obligations, (B) guarantees any obligations of another Person or (C) contains indemnity or similar obligations, in each case, that would reasonably be expected to result in annual payments by or to any member of the Acquired Company Group in excess of $1,000,000;

(x)
all Contracts relating to the pending acquisition, swap, exchange, sale or other disposition of (or option to purchase, acquire, swap, exchange, sell or dispose of) any of the assets or properties of any member of the Acquired Company Group (including any Oil and Gas Properties but excluding purchases and sales of Hydrocarbons), taken as a whole, for which the aggregate consideration (or the fair market value of such consideration, if non-cash) exceeds $1,000,000;

(xi)
each joint development agreement, exploration agreement, participation, farmout, farm-in or program agreement or similar Contract (excluding joint operating agreements) that would reasonably be expected to require any member of the Acquired Company Group to make expenditures in excess of $1,000,000 in any one calendar year period;

(xii)
any Contract that contains a “take-or-pay” clause or any similar prepayment obligation, minimum volume commitment, capacity reservation fees or forward sale arrangement or obligation that otherwise guarantee or commit volumes of Hydrocarbons from any member of the Acquired Company Group’s Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor; and

(xiii)
any Contract providing for the purchase or sale by any Acquired Company or any Acquired Company Subsidiaries of Hydrocarbons, or related to Hydrocarbons or produced water or freshwater or Contracts for gathering, processing, transportation, treating, storage, blending or similar midstream services (each, a “Company Marketing Contract”) that (A) has a remaining term of greater than 90 days and does not allow any member of the Acquired Company Group to terminate it without penalty to any member of the Acquired Company Group within 90 days, (B) which would reasonably be expected to involve volumes in excess of 500 barrels of liquid Hydrocarbons per day or 1,500 MMcf of gas per day (in each case, calculated on a yearly average basis) or (C) that contains acreage dedications of more than 1,000 acres.

Each such Contract described in clauses (i) through (xiii) above is referred to herein as a “Company Specified Contract.”
(b)   As of the date of this Agreement, each of the Company Specified Contracts is valid, binding and enforceable on the applicable member of the Acquired Company Group, as the case may be, and, to the Knowledge of the Acquired Company Group, each other party thereto, and is in full force and effect except (i) for such failures to be valid, binding or enforceable or to be in full force and effect as would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement and (ii) insofar as such enforceability may be limited by Creditors’ Rights. As of the date of this Agreement, to the Knowledge of the Acquired Company Group, there is no default under any Company Specified Contract by any member of the Acquired Company Group or any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by any member of the Acquired Company Group or any other party thereto, in each case except as would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement.
4.18   Litigation.   Except as set forth on Section 4.18 of the Company Disclosure Letter, there is, and since December 31, 2022 has been, no (a) claim, suit, action, charge, complaint, investigation, audit, arbitration, inquiry, appeal or proceeding by or before any Governmental Entity (each, a “Proceeding”) pending or, to the Knowledge of the Acquired Company Group, threatened against or affecting any member of the Acquired Company Group or any of their Oil and Gas Properties or (b) Judgment of any Governmental Entity or arbitrator outstanding against any member of the Acquired Company Group or any of their Oil and Gas Properties, in each case, that would reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement.
4.19   Compliance with Laws; Permits.
(a)   Each member of the Acquired Company Group is and, since December 31, 2022, has been, in compliance with all, and is not in default under or in violation of any, applicable Laws, other than any noncompliance, default or violation that would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement. No member of the Acquired Company Group has received any written communication since December 31, 2022 and prior to the date of this Agreement from a Governmental Entity that alleges that any member of the Acquired Company Group is not in compliance with or is in default or violation of any applicable Law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement.
(b)   In the last five years, no member of the Acquired Company Group nor, to the Knowledge of the Acquired Company Group, any of their respective directors, officers, employees nor any other Person acting on behalf of any member of the Acquired Company Group has: (i) been a Sanctioned Person or been organized, a resident of or located in a Sanctioned Country; (ii) engaged in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country; (iii) made any unlawful payment or given, offered, promised, or authorized or agreed to give, any money or thing of value, directly or indirectly, to any Person in violation of any applicable Laws related to the prevention of corruption, including the Foreign Corrupt Practices Act of 1977, as amended (“Anti-Corruption Laws”); or (iv) otherwise violated applicable Sanctions, Ex-Im Laws, or anti-boycott requirements (collectively, “Trade Controls”) or Anti-Corruption Laws.
(c)   In the last five years, no member of the Acquired Company Group has (i) received from any Governmental Entity or any other Person any notice, inquiry, or internal or external allegation, (ii) made any voluntary or involuntary disclosure to a Governmental Entity or (iii) conducted any internal investigation or audit, in each case, concerning any actual or potential violation or wrongdoing related to Trade Controls or Anti-Corruption Laws.
(d)   Each member of the Acquired Company Group are in possession, and at all times since December 31, 2022 have been in possession, of all franchises, tariffs, grants, authorizations, licenses, permits, easements, rights of way, servitudes, variances, exemptions, consents, certificates, approvals and orders of any Governmental Entity necessary under applicable Law to own, lease and operate their properties and to lawfully carry on their businesses as they are being conducted as of the date of this Agreement (collectively, the “Company Permits”), except where the failure to be in possession of such Company Permits would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement. All Company Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement. To the Knowledge of the Acquired Company Group, there is no outstanding violation in any material respect of any of the Company Permits by any member of the Acquired Company Group (as applicable). No suspension or cancellation of any of the Company Permits is, to the Knowledge of the Acquired Company Group, pending or threatened, except where such suspension or cancellation would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement.
(e)   Section 4.19(e) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a complete and accurate list of (i) all pending, but not yet approved, applications for permits to drill (“APDs”), and (ii) APDs that were previously approved, but (A) will expire on or prior to June 30, 2025 or (B) have expired, and for which an APD extension has been submitted to the applicable Governmental Entity.
4.20   Environmental Matters.   Except for matters that would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group taken as a whole, or that would materially impair, hinder, or delay the Acquired Company Group’s ability to perform its obligations under this Agreement:
(a)   Each member of the Acquired Company Group is, and since December 31, 2022 has been, in compliance with all Environmental Laws, including obtaining, maintaining and complying with all Environmental Permits required for the operation of their businesses as they are being conducted as of the date of this Agreement;
(b)   No member of the Acquired Company Group has received any written notice since December 31, 2022 (or earlier if pending or unresolved) and prior to the date of this Agreement from any Governmental Entity or other Person alleging the violation by any member of the Acquired Company Group of or liability of any member of the Acquired Company Group under any Environmental Law or any Environmental Permit;
(c)   As of the date of this Agreement, there are no Proceedings or Judgments pending or, to the Knowledge of the Acquired Company Group, threatened against any member of the Acquired Company Group relating to any Environmental Law or any Environmental Permit;
(d)   To the Knowledge of the Acquired Company Group, no member of the Acquired Company Group has treated, stored, disposed of, arranged for the disposal of, transported, handled, Released, or exposed any Person to any Hazardous Material in a manner that has given rise to any current, or that is reasonably expected to give rise to any future, liabilities or obligations of any member of the Acquired Company Group pursuant to Environmental Laws;
(e)   Except for customary indemnities in standard service agreements, no member of the Acquired Company Group has assumed, become subject to or provided an indemnity with respect to any liability of any other Person relating to Environmental Laws or Hazardous Materials; and

(f)   The Acquired Companies have furnished to Parent, First Merger Sub and Second Merger Sub copies of all material environmental reports, audits and assessments in their possession or reasonable control.
4.21   Indebtedness.   Section 4.21 of the Company Disclosure Letter contains a true and complete list of all Indebtedness of the Acquired Company Group as of the date hereof and the Acquired Companies have provided Parent with true and complete copies of all agreements (including any attachments thereto and amendments thereof) evidencing such Indebtedness.
4.22   Material Customers and Material Suppliers.
(a)   Section 4.22(a)(i) of the Company Disclosure Letter sets forth the top five customers of the Acquired Company Group collectively (based on the dollar amount of revenue from such customers) for the 12-month period ended September 30, 2024 (the “Company Material Customers”). Except as set forth on Section 4.22(a)(ii) of the Company Disclosure Letter, no such Company Material Customer has, during the last 12 months, cancelled or terminated any of its Contracts or arrangements or materially reduced its business in the aggregate, with any member of the Acquired Company Group or, to the Knowledge of the Acquired Company Group, made any threat to any member of the Acquired Company Group to cancel or otherwise terminate any of its Contracts or arrangements or materially reduce its business in the aggregate with any member of the Acquired Company Group (other than changes to pricing and quantity of products and services which are currently permitted by the arrangements with such Company Material Customer).
(b)   Section 4.22(b)(i) of the Company Disclosure Letter sets forth the top five suppliers of the Acquired Company Group collectively (based on the dollar amount of purchases from such suppliers) for the 12-month period ended September 30, 2024 (the “Company Material Suppliers”). Except as set forth on Section 4.22(b)(ii) of the Company Disclosure Letter, no such Company Material Supplier has, during the last 12 months, cancelled or terminated any of its Contracts or arrangements, or materially reduced its business in the aggregate, with any member of the Acquired Company Group, or, to the Knowledge of the Acquired Company Group, made any threat to any member of the Acquired Company Group to cancel or otherwise terminate any of its Contracts or arrangements with, or materially reduce its supply to, any member of the Acquired Company Group.
4.23   Intellectual Property.   Each member of the Acquired Company Group owns or has the right to use all Intellectual Property that is used in and necessary for the operation of the businesses of such member of the Acquired Company Group as presently conducted (collectively, the “Company Intellectual Property”) free and clear of all Liens except for Company Permitted Liens, except where the failure to own or have the right to use such Intellectual Property would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement. To the Knowledge of the Acquired Company Group, the use of the Company Intellectual Property by Acquired Company Group in the operation of the business of the Acquired Company Group as presently conducted is not infringing upon or misappropriating any Intellectual Property of any other Person, except for such matters that would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement.
4.24   Insurance.   Each member of the Acquired Company Group maintains, or is entitled to the benefits of, insurance in such amounts and against such risks substantially as the Acquired Companies believe to be customary for the industries in which Acquired Company Group operates. Section 4.24 of the Company Disclosure Letter sets forth a true, correct and complete list of all material insurance policies (collectively, the “Material Company Insurance Policies”) held by each member of the Acquired Company Group as of the date of this Agreement, together with the beneficiaries, carriers and liability limits for each such policy. Except as would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or that would impair, hinder, or delay any member of the Acquired Company Group’s ability to perform its obligations under this Agreement, (a) all Material Company Insurance Policies maintained by or on behalf of each member of the Acquired Company Group as of the date of this Agreement are in full force and effect, and all premiums due on such policies have been paid, (b) each member of the Acquired Company Group is in compliance with the terms and provisions of all Material Company Insurance Policies maintained by or on behalf of the Acquired Company Group as of the date of this Agreement, and no member of the Acquired Company Group is in breach or default under, or has taken any action that would permit termination or material modification of, any Material Company Insurance Policies, (c) as of the date of this Agreement, there is no claim outstanding under any such Material Company Insurance Policies and, to the Knowledge of the Acquired Company Group, no event has occurred, and no circumstance or condition exists, that has given rise to or serves as the basis for any such claim under any such Material Company Insurance Policies and (d) no member of the Acquired Company Group has received any written notice from any insurer or reinsurer of any reservation of rights with respect to any material pending or paid claims as of the date of this Agreement.
4.25   Regulatory Matters.   No member of the Acquired Company Group is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder or (b) a “holding company,” a “subsidiary company” of a “holding company,” an Affiliate of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the U.S. Public Utility Holding Company Act of 2005. Except as set forth on Section 4.25 of the Company Disclosure Letter, no member of the Acquired Company Group owns or holds any refined petroleum product, crude oil, natural gas, liquefied natural gas, natural gas liquid, or other hydrocarbon pipelines, lateral lines, pumps, pump stations, storage facilities, terminals, processing plants or other related operations, assets, machinery or equipment that are subject to (x) regulation by FERC under the NGA, NGPA, ICA, or the FPA, or the rules and regulations of FERC promulgated pursuant to the foregoing statutes, or (y) rate regulation or comprehensive nondiscriminatory access regulation under the Laws of any state or other local jurisdiction or Governmental Entity.
4.26   Brokers and Other Advisors.   No broker, investment banker, financial advisor or other Person, other than Wells Fargo Securities, LLC, the fees and expenses of which will be paid by Parent on behalf of the Acquired Companies at the Closing, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement, the Mergers and the other transactions contemplated hereby based upon arrangements made by or on behalf of the Acquired Companies or any of their respective Affiliates.
4.27   Related Party Transactions.   Except as set forth on Section 4.27 of the Company Disclosure Letter, no member of the Acquired Company Group are party to any Contract, transaction or arrangement under which any (a) present or former executive officer or director of any member of the Acquired Company Group, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of equity securities of any member of the Acquired Company Group or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other Contract with or binding upon any member of the Acquired Company Group or any of their respective properties and assets or owns or has any interest in any of their respective properties or assets, in each case, including any bond, letter of credit, guarantee, deposit, cash account, escrow, policy of insurance or other credit support instrument or security posted or delivered by any Person listed in clauses (a), (b) or (c) in connection with the operation of the business of the Acquired Company Group (each such agreement, a “Related Party Contract”).
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS
Except as disclosed in the reports, schedules, forms, statements and other documents filed by Parent with or furnished by Parent to the SEC on or after December 31, 2022 (excluding any disclosures set forth in any such Filed Parent SEC Documents in any risk factor section, any forward-looking disclosure, any quantitative or qualitative disclosures about market risk or any other statements that are non-specific, predictive or primarily cautionary in nature other than historical facts included therein) and publicly available one Business Day prior to the date of this Agreement (the “Filed Parent SEC Documents”) or as set forth in the disclosure letter delivered by Parent to the Acquired Companies (the “Parent Disclosure Letter”), Parent, First Merger Sub and Second Merger Sub represent and warrant to the Acquired Companies as follows:

5.1   Organization, General Authority and Standing.   Each of Parent and the Parent Subsidiaries is duly organized, incorporated or formed, as applicable, validly existing and in good standing under the laws of the jurisdiction in which it is organized, incorporated or formed, as applicable (in the case of good standing, to the extent the concept is recognized by such jurisdiction), except in the case of any Parent Subsidiary where any such failure would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect. Each of Parent and the Parent Subsidiaries (a) has full power and authority necessary to own, lease and operate its assets and properties and to enable it to conduct its business as presently conducted and (b) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its assets or properties makes such qualification or licensing necessary, except where the failure to have such power and authority or to be so qualified or licensed would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect. Parent is not in violation of its Organizational Documents in any material respect. True and complete copies of the Organizational Documents of the Parent, as amended to the date of this Agreement, are included in the Filed Parent SEC Documents.
5.2   Capital Structure.
(a)   The authorized capital stock of Parent consists of 250,000,000 shares of Parent Common Stock, par value $0.01 per share (the “Parent Common Stock”) and 50,000,000 shares of preferred stock, par value $0.01 per share (the “Parent Preferred Stock”). At the close of business on January 13, 2025 (the “Measurement Date”), (i) 39,941,920 shares of Parent Common Stock were issued and outstanding, (ii) zero shares of Parent Common Stock were subject to Parent Stock Options, 1,380,939 shares of Parent Common Stock were subject to Parent TRSUs and 484,531 shares of Parent Common Stock were subject to Parent PRSUs (calculated at target performance in accordance with the terms of the applicable award agreement), (iii) zero shares of Parent Common Stock were held by Parent in its treasury, (iv) 1,990,517 additional shares of Parent Common Stock were reserved for issuance pursuant to the Parent Stock Plans, and (v) zero shares of Parent Preferred Stock were issued and outstanding. Except as set forth above, at the close of business on the Measurement Date, no shares of capital stock of Parent were issued, reserved for issuance or outstanding. From the Measurement Date to the date of this Agreement, there have been no issuances by Parent of shares of capital stock of Parent or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of capital stock of Parent or other rights that give the holder thereof any economic interest of a nature accruing to the holders of Parent Common Stock, other than the rights under the Parent Stock Plan.
(b)   All outstanding shares of Parent Common Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, and all shares of Parent Common Stock which may be issued pursuant to the settlement of Parent Equity Awards will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.
(c)   As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Common Stock may vote (“Voting Parent Debt”).
(d)   Except as set forth above, as of the date of this Agreement, there are no options, warrants, convertible or exchangeable securities, stock-based performance units or other rights or Contracts to which Parent is a party or by which Parent is bound (i) obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or any security convertible or exchangeable for any shares of capital stock of, Parent or any Voting Parent Debt, (ii) obligating Parent to issue, grant or enter into any such option, warrant, security, unit, right or Contract or (iii) that give any Person the right to receive any economic interest of any nature accruing to the holders of Parent Common Stock. As of the date of this Agreement, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or options, warrants, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of capital stock of Parent, except for (A) the withholding of shares of Parent Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Parent Stock Plans and (B) the acquisition by Parent of Parent Stock Options, Parent TRSUs and Parent PRSUs in connection with the forfeiture of awards.
5.3   Parent Subsidiaries; Equity Interests.
(a)   Section 5.3(a) of the Parent Disclosure Letter sets forth, as of the date of this Agreement, the name and jurisdiction of each (i) Parent Subsidiary and (ii) entity (other than the Parent Subsidiaries) in which Parent or any Parent Subsidiary owns any interest. All of the outstanding interests of each Parent Subsidiary have been duly authorized, validly issued, fully paid and nonassessable and, except as set forth on Section 5.3(a) of the Parent Disclosure Letter, are owned by Parent, free and clear of all Liens, other than Parent Permitted Liens. As of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, stock-based performance units or Contracts to which any Parent Subsidiary is a party or by which any Parent Subsidiary is bound obligating any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or any security convertible or exchangeable for any shares of capital stock of, any Parent Subsidiary.
(b)   Except as set forth on Section 5.3(a) of the Parent Disclosure Letter, neither Parent nor any Parent Subsidiary (i) owns, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person or (ii) has any obligations, whether contingent or otherwise, to consummate any material additional investment in any Person other than their respective Subsidiaries listed on Section 5.3(a) of the Parent Disclosure Letter.
(c)   The Parent Subsidiaries are not in violation of their respective Organizational Documents in any material respect.
5.4   Capitalization of Merger Subs; Business Conduct.   All of the issued and outstanding equity interests of each of First Merger Sub and Second Merger Sub are, and immediately prior to the Effective Time will be, owned indirectly by Parent. Each of First Merger Sub and Second Merger Sub was formed on January 9, 2025. Since their inception, neither First Merger Sub nor Second Merger Sub has engaged in any activity, other than such actions in connection with (a) its organization and (b) the preparation, negotiation and execution of this Agreement and the transactions contemplated hereby. Each of First Merger Sub and Second Merger Sub has no operations, has not generated any revenues and has no liabilities other than those incurred in connection with the foregoing and in association with the Mergers as provided in this Agreement.
5.5   Authority; Execution and Delivery; Enforceability.
(a)   The execution, delivery and performance by Parent, First Merger Sub and Second Merger Sub of this Agreement and, subject to obtaining Parent Stockholder Approval, the consummation by Parent, First Merger Sub and Second Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or limited liability company action on the part of Parent, First Merger Sub, Second Merger Sub, as applicable, in accordance with their respective Organizational Documents and applicable Law. Parent, First Merger Sub and Second Merger Sub have duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Acquired Companies, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by Creditors’ Rights).
(b)   The Parent Board, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers and the Parent Stock Issuance, are advisable, fair to, and in the best interests of Parent and its stockholders, (ii) approved and adopted this Agreement and the transactions contemplated hereby, including the Mergers and the Parent Stock Issuance, (iii) approved the execution, delivery and performance by Parent of this Agreement, including the Mergers and the Parent Stock Issuance, upon the terms and subject to the conditions contained herein, (iv) directed that this Agreement be submitted to the holders of the Parent Common Stock at the Parent Stockholders Meeting to approve the Parent Stock Issuance, and (v) resolved to make the Parent Board Recommendation, subject to the terms and conditions in this Agreement. None of the foregoing actions by the Parent Board have been rescinded or modified in any way (unless such rescission or modification has been effected after the date hereof in accordance with the terms of Section 6.5).
(c)   The affirmative vote of at least a majority of the votes cast in person or represented by proxy at the Parent Stockholders Meeting by the holders of Parent Common Stock entitled to vote thereon in accordance with Sections 312.03(c) and 312.07 of the NYSE Listed Company Manual is the only vote of holders of any class or series of capital stock of Parent necessary to approve the Parent Stock Issuance (the “Parent Stockholder Approval”), and no other vote of holders of any securities of Parent is necessary to approve the transactions contemplated by this Agreement, including the Mergers.
(d)   Parent, as the sole member of Amplify Holdings, as the sole member of Amplify Acquisitionco, as the sole member of Amplify Opco, as the sole member of First Merger Sub and as the sole member of Second Merger Sub, has (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, are advisable, fair to, and in the best interests of, Merger Sub and Amplify Opco, as the sole member of Merger Sub, and (ii) approved, and has caused Amplify Opco to approve, the execution and delivery by Merger Sub of this Agreement, the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the transactions contemplated hereby, including the Mergers, upon the terms and subject to the conditions contained herein. None of the foregoing actions by Amplify Opco, as the sole member of Merger Sub, have been rescinded or modified in any way (unless such rescission or modification has been effected after the date hereof in accordance with the terms of Section 6.5).
5.6   No Conflicts; Consents.
(a)   The execution, delivery and performance by Parent, First Merger Sub and Second Merger Sub of this Agreement do not, and the consummation of the Mergers and the other transactions contemplated hereby and compliance with the terms hereof will not, contravene, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or the Parent Subsidiaries under, any provision of (i) Parent’s Organizational Documents (assuming that the Parent Stockholder Approval is obtained) or the comparable Organizational Documents of the Parent Subsidiaries, (ii) any Contract to which Parent or any Parent Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) assuming the Consents referred to in Section 5.6(b) are duly and timely obtained or made (as applicable) and the Parent Stockholder Approval has been obtained, any Law applicable to Parent or the Parent Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect (it being agreed that for purposes of this Section 5.6(a), clause (G) of the definition of the term “Parent Material Adverse Effect” shall not be excluded in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur).
(b)   No Consent of, or registration, declaration, notice, notification, submission or filing with, any Governmental Entity, is required to be obtained or made by or with respect to Parent or any Parent Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) (A) the filing with the SEC of such registration statements, reports, schedules and statements, or the taking of, other actions under the Exchange Act and the Securities Act as may be required in connection with this Agreement, the Mergers and the other transactions contemplated hereby and (B) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, (ii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which Parent, First Merger Sub and Second Merger Sub are qualified to do business, (iii) such filings as may be required under the rules and regulations of the NYSE and (iv) such other items (A) required solely by reason of the participation of the Acquired Companies (as opposed to any third Person) in the transactions contemplated hereby or (B) that the failure of which to obtain or make would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect (it being agreed that for purposes of this Section 5.6(b), clause (G) of the definition of the term “Parent Material Adverse Effect” shall not be excluded in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur).
5.7   SEC Documents; Undisclosed Liabilities.
(a)   Since December 31, 2022, Parent has filed or furnished with the SEC all forms, registration statements, reports, schedules and statements required to be filed or furnished under the Exchange Act and the Securities Act. At the time filed (or, in the case of registration statements, solely on the dates of effectiveness) (except to the extent amended by a subsequently Filed Parent SEC Document prior to the date of this Agreement, in which case as of the date of such amendment), each Filed Parent SEC Document complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be and did not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
(b)   The audited consolidated financial statements and the unaudited quarterly financial statements (including, in each case, the notes thereto) of Parent included in the Filed Parent SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied in all material respects on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iii) fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited quarterly statements, to normal year-end adjustments).
(c)   Except as reflected or reserved against in the consolidated balance sheet of Parent, as of September 30, 2024, or the notes thereto, included in the Filed Parent SEC Documents (such balance sheet and the notes thereto, the “Parent Balance Sheet”), Parent and the Parent Subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than (i) liabilities or obligations incurred in the ordinary course of business since the date of the Parent Balance Sheet (other than any liability for breaches of Contract or relating to any Proceeding), (ii) liabilities or obligations not required to be disclosed in a consolidated balance sheet of Parent or in the notes thereto prepared in accordance with GAAP and the rules and regulations of the SEC applicable thereto, (iii) liabilities or obligations incurred in connection with the transactions contemplated hereby and (iv) liabilities or obligations that would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.
(d)   Parent has established and maintains disclosure controls and procedures and a system of internal control over financial reporting (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) as required by the Exchange Act. From the date of the filing of Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 to the date of this Agreement, Parent’s auditors and the Parent Board have not been advised of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Parent’s or its Subsidiaries’ ability to record, process, summarize and report financial information (including compliance with GAAP) or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s or its Subsidiaries’ internal control over financial reporting.
(e)   The Filed Parent SEC Documents accurately summarize, in all material respects, the outstanding Derivative Transaction positions of Parent and the Parent Subsidiaries, including Hydrocarbon and financial Derivative Transaction positions attributable to the production and marketing activities of Parent and the Parent Subsidiaries, as of the dates reflected therein.
5.8   Information Supplied.   Subject to the accuracy of the representations and warranties of the Acquired Companies set forth in Article IV, none of the information supplied or to be supplied by or on behalf of Parent, First Merger Sub or Second Merger Sub for inclusion or incorporation by reference in the Proxy Statement (and any amendment or supplement thereto) will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to Parent’s stockholders, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Parent, First Merger Sub and Second Merger Sub shall use commercially reasonable efforts to ensure the Proxy Statement (a) will comply as to form in all material respects with the requirements of the Exchange Act and (b) will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not false or misleading, except that Parent, First Merger Sub and Second Merger Sub will make no representation or warranty with respect to statements included or incorporated by reference therein based on information supplied by or on behalf of any Acquired Company for inclusion or incorporation by reference therein.
5.9   Absence of Certain Changes or Events.
(a)   Since the date of the Parent Balance Sheet, there has not been any Parent Material Adverse Effect or any event, change, effect or development that, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect.
(b)   From the date of the Parent Balance Sheet to the date of this Agreement, Parent and the Parent Subsidiaries have conducted their businesses in the ordinary course of business in substantially the same manner as previously conducted, and during such period have not taken, or agreed, committed, arranged, authorized or entered into any understanding to take, any action that, if taken after the date of this Agreement, would have required the consent of the Acquired Companies under Section 6.2(c), Section 6.2(e), Section 6.2(j) or Section 6.2(m).
5.10   Taxes.   Except as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect:
(a)   Each of Parent and the Parent Subsidiaries has (i) duly and timely filed, or caused to be duly and timely filed on its behalf, taking into account any extensions of time within which to file, all Tax Returns required to have been filed by or with respect to it, and all such Tax Returns are true and complete, and (ii) duly and timely paid, or caused to be paid, all Taxes required to have been paid by it (whether or not shown as due on any Tax Return).
(b)   Each of Parent and the Parent Subsidiaries has complied with all applicable Laws relating to the payment, reporting and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Governmental Entity all Taxes required to be withheld and paid with respect to its employees, independent contractors, creditors, partners, stockholders and other third parties.
(c)   No outstanding agreement waiving or extending, or having the effect of waiving or extending, the statute of limitations or the period of assessment or collection of any Taxes relating to Parent or any of the Parent Subsidiaries has been entered into with any Governmental Entity.
(d)   Parent and the Parent Subsidiaries have established adequate accruals and reserves, in accordance with GAAP, on the financial statements included in the Filed Parent SEC Documents for all Taxes payable by Parent and the Parent Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.
(e)   No deficiency for any Tax has been asserted or assessed by a Governmental Entity in writing against Parent or any Parent Subsidiary that has not been paid, settled or withdrawn.
(f)   There are no pending adjustments that have been proposed or asserted with respect to any Tax Return of Parent or any Parent Subsidiary, and no Proceeding or controversy in respect of Taxes of Parent or any Parent Subsidiary is presently in progress or has been threatened in writing.
(g)   Neither Parent nor any Parent Subsidiary is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such agreements or arrangements (i) exclusively between Parent and any Parent Subsidiary or (ii) the primary subject matter of which is not Tax).

(h)   Since December 31, 2022, neither Parent nor any Parent Subsidiary has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code (or any analogous or similar provision of Law) in a distribution intended to qualify for tax-free treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).
(i)   Neither Parent nor any Parent Subsidiary is or has been a party to any “reportable transaction” (other than a “loss transaction”) within the meaning of Treasury Regulations Section 1.6011-4(b).
(j)   Neither Parent nor any Parent Subsidiary has entered into or requested a private letter ruling, technical advice memoranda or similar ruling from a Governmental Entity with respect to Parent or any Parent Subsidiaries that would have continuing effect after the Closing Date.
(k)   Neither Parent nor any Parent Subsidiary (i) is or has been a member of any affiliated, consolidated, unitary, combined or similar group (other than any such group the common parent of which is Parent) or (ii) has any liability for the Taxes of any Person (other than Parent or the Parent Subsidiaries) by reason of Contract, assumption, transferee or successor liability, operation of Law, Treasury Regulations Section 1.1502-6 (or any analogous or similar provision of Law) or otherwise.
(l)   No claim or assertion has ever been made or, to the Knowledge of Parent, has been threatened in writing by a Governmental Entity against Parent or any Parent Subsidiary in a jurisdiction where Parent or any Parent Subsidiary does not file a Tax Return that such entity is or may be required to file such Tax Return or pay Taxes in such jurisdiction.
(m)   Neither Parent nor any Parent Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing or use of an improper method of accounting prior to the Closing; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Law or Laws related to Taxes) or any other written agreement with any Governmental Entity executed on or prior to the Closing; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) prepaid amount received prior to the Closing; or (v) intercompany transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any analogous or similar provision of Law) that existed prior to the Closing.
(n)   Neither Parent nor any Parent Subsidiary has had a permanent establishment (within the meaning of an applicable Tax treaty) or has become subject to Tax outside of the United States.
(o)   Neither Parent nor any Parent Subsidiary owns, or has ever owned, an interest in a “controlled foreign corporation” or “passive foreign investment company” within the meaning of the Code.
(p)   Each of Parent and the Parent Subsidiaries that has claimed any “employee retention credit” pursuant to Section 2301 of the CARES Act or other similar Law has claimed such credits in accordance with applicable Law and neither Parent nor any Parent Subsidiary shall be required to repay any such credit.
(q)   There are no Liens for Taxes upon any property of Parent or any of the Parent Subsidiaries except for statutory Liens for current Taxes not yet due and payable.
5.11   Labor Relations.
(a)   There are no Labor Agreements to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary is bound. There are no Labor Agreements covering or that otherwise pertain to any employees of Parent or any Parent Subsidiary, and none are currently being negotiated. Except as would not reasonably be expected, individually or in the aggregate, to be material to Parent or any Parent Subsidiary, taken as a whole, since December 31, 2022, neither Parent nor any Parent Subsidiary has experienced (a) any pending, or, to the Knowledge of Parent, threatened unfair labor practice charges, labor grievances, labor arbitrations, strikes, work stoppages, slowdowns, lockouts, picketing, hand billing or other material labor disputes or (b) to the Knowledge of Parent, pending or threatened union organization attempts concerning any employees of Parent or any Parent Subsidiary. Since December 31, 2023, there has been no material Proceeding pending or, to the Knowledge of Parent, threatened by or with respect to any employee of Parent or any Parent Subsidiary or any other individual who has provided services with respect to Parent or any Parent Subsidiary, in each case, before the National Labor Relations Board or any similar Governmental Entity.
(b)   Parent and each Parent Subsidiary is, and since December 31, 2022 has been, in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), employment discrimination, harassment, retaliation, restrictive covenants, pay transparency, disability rights or benefits, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws), workers’ compensation, labor relations, employee leave issues, employee trainings and notices, COVID-19, affirmative action, automated employment decision tools and other artificial intelligence and unemployment insurance.
5.12   Employee Benefits.
(a)   Each Parent Benefit Plan has been established, maintained, funded and administered, in all material respects, in accordance with its terms and all applicable Laws, including ERISA and the Code, and all contributions, premiums and other payments that have become due with respect to each Parent Benefit Plan have been timely paid, and any such amounts not yet due have been paid or properly accrued in all material respects.
(b)   Each Parent Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the Internal Revenue Service, and, to Parent’s Knowledge, no event has occurred, either by reason of any action or failure to act, that could reasonably be expected to adversely affect such Parent Benefit Plan’s qualified status.
(c)   No Parent Benefit Plan is, and neither Parent nor any Parent Subsidiary sponsors, maintains, contributes to or is required to contribute to, or has any actual or contingent liability under: (i) any plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 of the Code or (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA). Neither Parent nor any Parent Subsidiary has any material benefits related current or contingent liability by reason of at any time being treated as a single employer with any other Person under Section 414 of the Code.
(d)   Except as set forth on Section 5.12(d) of the Parent Disclosure Letter, no Parent Benefit Plan provides, and neither Parent nor any Parent Subsidiary has any current or contingent liability in respect of post-retirement health or life insurance benefits for retired, former or current employees, officers, directors, or other individual service providers (or any beneficiary thereof) of Parent or the Parent Subsidiaries other than for continuation coverage required under COBRA. Neither Parent nor any Parent Subsidiary has incurred, or is reasonably expected to incur or to be subject to, any material Tax, penalty or other liability that may be imposed under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.
(e)   No Proceeding (other than routine claims for benefits) or hearing is pending or, to Parent’s Knowledge, threatened with respect to any Parent Benefit Plan, and there have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Parent Benefit Plan, in each case, except as could not reasonably be expected to result in a material liability to Parent or a Parent Subsidiary.
(f)   No amount of compensation or benefit, individually or together with any other payment of compensation or benefit, that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, by any current or former employee, officer, director or individual service provider of Parent or any of its Subsidiaries who is a “disqualified individual” (as such term is defined in Section 280G of the Code and the regulations thereunder) could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) and could not be deductible by reason of Section 280G of the Code or could be subject to an excise Tax under Section 4999 of the Code.
(g)   Neither Parent nor any Parent Subsidiary has any current or contingent obligation to “gross-up”, reimburse, indemnify or otherwise make whole any individual for any Taxes, including the imposition of any excise tax under Section 4999 of the Code or under Section 409A of the Code (or any corresponding provisions of state, local or foreign Tax Law).
(h)   Except as would not result in a Parent Material Adverse Effect, none of the execution and delivery of this Agreement or the consummation of the Mergers or any other transaction contemplated hereby (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) could (i) entitle any current or former director, officer, employee, contractor, consultant or other individual service provider of Parent or any Parent Subsidiary (or any dependent or beneficiary thereof) to any payment of compensation or benefits (whether in cash, property or the vesting of property) or any increase of the amount of compensation or benefits due or payable, (ii) accelerate the time of payment or vesting, or trigger any payment, contribution or funding, of any compensation, equity award or other benefits to any current or former director, officer, employee, contractor, consultant or other service provider of Parent or any Parent Subsidiary or trigger any other obligation under any Parent Benefit Plan, or (iii) restrict the ability of the Parent to merge, amend or terminate any Parent Benefit Plan.
(i)   Except as would not result in a Parent Material Adverse Effect, each Parent Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code and all Internal Revenue Service guidance promulgated thereunder, and no amount under any such plan, agreement or arrangement is, has been or could reasonably be expected to be subject to any additional Tax, interest or penalties under Section 409A of the Code.
5.13   Title to Properties; Oil and Gas Properties.
(a)   The Parent and the Parent Subsidiaries collectively have good and defensible title to the Oil and Gas Properties described in the Parent Audit Report, in each case free and clear of all Liens and defects and imperfections of title except (i) for any property sold or otherwise disposed of in the ordinary course of business since the date of the Parent Audit Report relating to the interests of the Parent and the Parent Subsidiaries referred to therein, (ii) for any property reflected in the Parent Audit Report as having been sold or otherwise disposed of (other than transactions effected after the date hereof in accordance with Section 6.2), (iii) for Parent Permitted Liens or (iv) such as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect. For purposes of the foregoing sentence, “good and defensible title” means that the Parent or the applicable Parent Subsidiary has title (as of date of this Agreement and as of the Closing Date) to each of the Oil and Gas Properties held or owned by such Person (or purported to be held or owned by such Person) beneficially or of record with any applicable Governmental Entity that (A) entitles the Parent or the applicable Parent Subsidiary to receive (after satisfaction of all Production Burdens applicable thereto), not less than the net revenue interest share shown in the Parent Audit Report of all Hydrocarbons produced from such Oil and Gas Properties throughout the productive life of such Oil and Gas Properties except, in each case, for (w) any decreases in connection with operations in which the Parent or the applicable Parent Subsidiary has elected to be a non-consenting co-owner since the date of the Parent Audit Report, (x) any decreases resulting from reversion of interest on or after the date of the Parent Audit Report to co-owners with respect to operations in which such co-owners previously elected not to consent, (y) any decrease resulting from the establishment or amendment, after the date hereof, of production sharing agreements, pools or units, and (z) decreases required to allow other working interest owners to make up past underproduction or pipelines to make up past under deliveries, in each case, to the extent occurring after the date of the Parent Audit Report; (B) obligates the Parent or the applicable Parent Subsidiary to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such Oil and Gas Properties, of not greater than the working interest shown on the Parent Audit Report for such Oil and Gas Properties (other than any positive difference between such percentage and the applicable working interest shown on the Parent Audit Report for such Oil and Gas Properties that are accompanied by a proportionate (or greater) increase in the net revenue interest in such Oil and Gas Properties); and (C) is free and clear of all Liens, except for Parent Permitted Liens which, individually or in the aggregate, would not reasonably be expected to materially impair the continued use and operation of such Oil and Gas Properties in the conduct of business of the Parent or the applicable Parent Subsidiary as presently conducted.
(b)   Except as has not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and except with respect to any of the Oil and Gas Properties held or owned by (or purported to be held or owned by) the Parent or the Parent Subsidiaries, which are addressed in Section 5.13(a), (i) the Parent or the Parent Subsidiaries collectively hold (A) good, valid and marketable title to all real property owned by the Parent or the Parent Subsidiaries (collectively, including the improvements thereon, the “Parent Owned Real Property”), free and clear of all Liens, except Parent Permitted Liens, and (B) valid title to the leasehold estates (whether as tenant or subtenant) and valid interests in all licenses or occupancy agreements to license or otherwise occupy (whether as tenant, subtenant, licensee or occupant) all real property leased, subleased, licensed, or otherwise occupied by the Parent or the Parent Subsidiaries (collectively, including the improvements thereon, the “Parent Leased Real Property”), free and clear of all Liens, except Parent Permitted Liens; and (ii) each agreement under which the Parent or any Parent Subsidiary is the landlord, sublandlord, tenant, subtenant, licensor, licensee, or occupant with respect to the Parent Leased Real Property (each, a “Parent Real Property Lease”) is in full force and effect and is valid and enforceable against the Parent or such Parent Subsidiary and, to the Knowledge of the Parent, the other parties thereto, in accordance with its terms (except insofar as such enforceability may be limited by Creditors’ Rights), and neither the Parent nor any of the Parent Subsidiaries, or to the Knowledge of the Parent, any other party thereto, has received written notice of any default by the Parent or the Parent Subsidiaries under any Parent Real Property Lease which remains uncured as of the date of this Agreement. The Parent Owned Real Property and Parent Leased Real Property held by Parent or the Parent Subsidiaries are sufficient to conduct the business of Parent and the Parent Subsidiaries as presently conducted, except as has not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(c)   As of the date of this Agreement, to the Knowledge of the Parent, there does not exist any notice or request from any Governmental Entity delivered to the Parent or any of the Parent Subsidiaries requiring any construction work or alterations to cure any violation of applicable Law by the Parent or any of its Subsidiaries which remains uncured as of the date of this Agreement nor, any pending or, to the Knowledge of the Parent, threatened, condemnation or eminent domain Proceedings with respect to any of the Oil and Gas Properties, Parent Owned Real Property or Parent Leased Real Property, as applicable, held or owned by (or purported to be held or owned by) Parent or any Parent Subsidiary.
(d)   As of the date of this Agreement, with respect to any material Oil and Gas Lease held or owned by (or purported to be held or owned by) Parent or any Parent Subsidiary, there is no default under any such Oil and Gas Lease by the Parent or the applicable Parent Subsidiary or, to the Knowledge of the Parent, any other party thereto, no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Parent or such Parent Subsidiary or, to the Knowledge of the Parent, any other party thereto, in each case except as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.
(e)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, none of the Oil and Gas Properties held or owned by (or purported to be held or owned by) Parent or any Parent Subsidiaries is subject to any preferential purchase, tag-along, right of first refusal, right of first offer, purchase option, Consent or similar right that would become operative as a result of the entry into (or the consummation of) the transactions contemplated by this Agreement.

5.14   Certain Payment Matters.
(a)   Except as would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect, (i) all rentals, shut-ins and similar payments owed to any Person under (or otherwise with respect to) any Oil and Gas Leases held or owned by (or purported to be held or owned by) the Parent or the Parent Subsidiaries have been properly and timely paid or contested in good faith in the ordinary course of business and through appropriate proceedings, and (ii) all royalties, minimum royalties, overriding royalties and other Production Burdens from Oil and Gas Properties held or owned by (or purported to be held or owned by) the Parent or the Parent Subsidiaries and payable by the Parent or any Parent Subsidiary to third parties have been properly and timely paid or contested in good faith in the ordinary course of business and through appropriate proceedings (other than any such Production Burdens which are being held in suspense in accordance with applicable Laws, Contracts or the terms of applicable Oil and Gas Properties).
(b)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, all proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties held or owned by (or purported to be held or owned by) the Parent and the Parent Subsidiaries are being received by them in a timely manner (other than those being contested in good faith in the ordinary course of business and through appropriate proceedings) and are not being held in suspense (by the Parent, any Parent Subsidiaries, any third party operator thereof or any other Person) for any reason other than awaiting preparation and approval of division order title opinions and the receipt of division orders for execution for recently drilled Wells.
(c)   As of the date of this Agreement, there is no outstanding authorization for expenditure, commitment or similar request or invoice for funding or participation under any agreement or Contract which is binding on the Parent, any Parent Subsidiary or any Oil and Gas Property held or owned by (or purported to be held or owned by) Parent or any Parent Subsidiary and which the Parent reasonably anticipates will individually require expenditures by the Parent or any Parent Subsidiary in excess of $1,000,000.
5.15   Wells and Equipment.
(a)   Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, with respect to Oil and Gas Properties held or owed by (or purported to be held or owned by) Parent or any Parent Subsidiary that are operated by the Parent and the Parent Subsidiaries, (i) all currently producing Wells and all tangible equipment included therein, used in connection with the operation thereof or otherwise primarily associated therewith (including all buildings, plants, structures, platforms, pipelines, machinery, vehicles and other rolling stock) are in a good state of repair and are adequate and sufficient to maintain normal operations in accordance with past practices (ordinary wear and tear excepted) and (ii) there are no Wells that constitute a part of the Oil and Gas Properties held or owned by (or purported to be held or owned by) the Parent and the Parent Subsidiaries in respect of which the Parent or any Parent Subsidiaries have received a notice, claim, demand or order notifying, claiming, demanding or requiring that such Wells be temporarily or permanently plugged or abandoned.
(b)   All of the Wells and all water, CO2, injection or other wells located on the Oil and Gas Leases held or owned by (or purported to be held or owned by) the Parent and its Subsidiaries or otherwise associated with an Oil and Gas Property of the Parent or the Parent Subsidiaries that were drilled and completed by the Parent or the Parent Subsidiaries, and to the Knowledge of the Parent, all such other wells that were not drilled and completed by the Parent or the Parent Subsidiaries, have been drilled, completed and operated within the limits permitted by the applicable Oil and Gas Lease(s), the applicable Contracts entered into by the Parent or any Parent Subsidiaries related to such Wells and such other wells and in accordance with applicable Law, and all drilling and completion (and plugging and abandonment, if applicable) of such Wells and such other wells that were drilled and completed (and plugged and abandoned, if applicable) by the Parent or the Parent Subsidiaries have been conducted in compliance with all such applicable Oil and Gas Lease(s), Contracts and applicable Law except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

5.16   Parent Rights-of-Way   Each of the Parent and the Parent Subsidiaries has such consents, easements, rights-of-way, servitudes, surface rights, permits and licenses (including the Parent Permits) from each Person (collectively, the “Parent Rights-of-Way”) as are sufficient to conduct the business of Parent or such Parent Subsidiary as presently conducted, except for such Parent Rights-of-Way the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Parent or the applicable Parent Subsidiary has fulfilled and performed all of its obligations with respect to each Parent Rights-of-Way held by such Person and conducted its business in a manner that does not violate any such Parent Rights-of-Way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Parent Rights-of-Way, except as has not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All pipelines and material facilities operated by the Parent or the Parent Subsidiaries are subject to valid Parent Rights-of-Way, or are located on real property owned or leased by the Parent or a Parent Subsidiary, and there are no gaps (including any gap arising as a result of any breach by the Parent or any of the Parent Subsidiaries of the terms of any Parent Rights-of-Way) in the Parent Rights-of-Way other than gaps that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, no Parent Rights-of-Way contain a requirement that the holder thereof make royalty or other payments based, directly or indirectly, on the throughput of Hydrocarbons on or across such Parent Rights-of-Way (other than customary royalties under Oil and Gas Leases based solely on Hydrocarbons produced from such Oil and Gas Lease).
5.17   Reserve Report.
(a)   Parent has made available to the Acquired Companies the audited report of the estimated proved Hydrocarbon reserves of the Parent and the Parent Subsidiaries with respect to the Oil and Gas Properties of the Parent and the Parent Subsidiaries prepared by Cawley, Gillespie & Associates, Inc. (the “Parent Reserve Auditor”) dated as of January 16, 2024 (the “Parent Audit Report”).
(b)   The factual, non-interpretive data relating to the Oil and Gas Properties held or owned by (or purported to be held or owned by) the Parent or the Parent Subsidiaries upon which the Parent Audit Report was based was complete and accurate in all material respects at the time such data was provided to the Parent Reserve Auditor for use in the Parent Audit Report. To the Knowledge of the Parent, there are no material errors in the assumptions and estimates used by the Parent Reserve Auditor in connection with the preparation of the Parent Audit Report. The proved Hydrocarbon reserve estimates of the Parent and the Parent Subsidiaries set forth in the Parent Audit Report fairly reflect, in all material respects, the proved Hydrocarbon reserves of the Parent and the Parent Subsidiaries at the dates indicated therein, as applied on a consistent basis throughout the periods reflected therein. Except for changes (including changes in Hydrocarbon commodity prices) generally affecting the oil and gas industry and normal depletion by production, there has been no change in respect of the matters addressed in the Parent Audit Report that would reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.
5.18   Material Contracts.
(a)   Except for this Agreement and the Contracts disclosed in the Filed Parent SEC Documents, Section 5.18(a) of the Parent Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, and Parent has made available to the Acquired Companies true and complete copies, of:
(i)
each Contract that would be required to be filed by Parent as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii)
each Contract to which Parent or any Parent Subsidiary is a party that (A) restricts the ability of Parent or any Parent Subsidiary to compete in any business or with any Person in any geographical area, (B) requires Parent or any Parent Subsidiary to conduct any business on a “most favored nations” basis with any third party or (C) provides for “exclusivity” or any similar requirement in favor of any third party, except in the case of each of clauses (A), (B) and (C) for such restrictions, requirements and provisions that are not material to Parent and the Parent Subsidiaries, taken as a whole;

(iii)
each Contract under which Parent or any Parent Subsidiary licenses Intellectual Property from or to any third party (other than (A) generally commercially available, off-the-shelf software programs and (B) non-exclusive licenses in the ordinary course of business), except for such licenses and sublicenses that are not material to Parent and the Parent Subsidiaries, taken as a whole;

(iv)
any Contract pursuant to which Parent or any Parent Subsidiary will acquire any material ownership interest in any other Person or other business enterprise other than any Parent Subsidiary, in each case, with a value greater than $1,000,000 after the date of this Agreement;

(v)
each Contract that constitutes a commitment relating to indebtedness for borrowed money or the deferred purchase price of property by Parent or any Parent Subsidiary (whether incurred, assumed, guaranteed or secured by any asset) in excess of $1,000,000, other than agreements solely between or among Parent and any Parent Subsidiaries;

(vi)
each Contract for a Derivative Transaction;

(vii)
each Contract (including any Parent Real Property Lease) to which Parent or any Parent Subsidiary is a party that provides for annual payments, receipts or expenditures in excess of $1,000,000;

(viii)
any Contract that is a settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which Parent or any Parent Subsidiary will have any material obligations after the date of this Agreement;

(ix)
each Labor Agreement respecting employees of Parent or any Parent Subsidiary; and

(x)
each Contract with or binding upon Parent or any Parent Subsidiary or any of their respective properties or assets that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

Each such Contract described in clauses (i) through (x) above is referred to herein as a “Parent Specified Contract.”
(b)   As of the date of this Agreement, each of the Parent Specified Contracts is valid, binding and enforceable on Parent or a Parent Subsidiary, as the case may be, and, to the Knowledge of Parent, each other party thereto, and is in full force and effect except (i) for such failures to be valid, binding or enforceable or to be in full force and effect as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect and (ii) insofar as such enforceability may be limited by Creditors’ Rights. As of the date of this Agreement, to the Knowledge of Parent, there is no default under any Parent Specified Contract by Parent or any Parent Subsidiary or any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Parent or any Parent Subsidiary or any other party thereto, in each case except as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.
5.19   Litigation.   Except as set forth on Section 5.19 of the Parent Disclosure Letter, there is, and since December 31, 2022 has been, no (a) Proceeding pending or, to the Knowledge of Parent, threatened against or affecting Parent or any Parent Subsidiary or any of their Oil and Gas Properties or (b) Judgment of any Governmental Entity or arbitrator outstanding against Parent or any Parent Subsidiary or any of their Oil and Gas Properties, in each case, that would reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.
5.20   Compliance with Laws; Permits.
(a)   Each of Parent and the Parent Subsidiaries is, and, since December 31, 2022, has been, in compliance with all, and is not in default under or in violation of any, applicable Laws, other than any noncompliance, default or violation that would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary has

received any written communication since December 31, 2022 and prior to the date of this Agreement from a Governmental Entity that alleges that Parent or any Parent Subsidiary is not in compliance with or is in default or violation of any applicable Law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(b)   In the last five years, neither Parent nor any Parent Subsidiary nor, to the Knowledge of Parent, any of their respective directors, officers, employees nor any other Person acting on behalf of the Parent or any Parent Subsidiary has: (i) been a Sanctioned Person or been organized, a resident of or located in a Sanctioned Country; (ii) engaged in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country; (iii) made any unlawful payment or given, offered, promised, or authorized or agreed to give, any money or thing of value, directly or indirectly, to any Person in violation of any Anti-Corruption Laws; or (iv) otherwise violated Trade Controls or Anti-Corruption Laws.
(c)   In the last five years, neither Parent nor any Parent Subsidiary has (i) received from any Governmental Entity or any other Person any notice, inquiry, or internal or external allegation, (ii) made any voluntary or involuntary disclosure to a Governmental Entity or (iii) conducted any internal investigation or audit, in each case, concerning any actual or potential violation or wrongdoing related to Trade Controls or Anti-Corruption Laws.
(d)   Parent and the Parent Subsidiaries are in possession, and at all times since December 31, 2022 have been in possession, of all franchises, tariffs, grants, authorizations, licenses, permits, easements, rights of way, servitudes, variances, exemptions, consents, certificates, approvals and orders of any Governmental Entity necessary under applicable Law to own, lease and operate their properties and to lawfully carry on their businesses as they are being conducted as of the date of this Agreement (collectively, the “Parent Permits”), except where the failure to be in possession of such Parent Permits would not reasonably be expected, individually or in the aggregate, have a Parent Material Adverse Effect. All Parent Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect. To the Knowledge of Parent, there is no outstanding violation in any material respect of any of the Parent Permits by Parent or any Parent Subsidiary (as applicable). No suspension or cancellation of any of the Parent Permits is, to the Knowledge of Parent, pending or threatened, except where such suspension or cancellation would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.
5.21   Environmental Matters.   Except for matters that would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect:
(a)   Parent and the Parent Subsidiaries are in compliance with all Environmental Laws, including obtaining, maintaining and complying with all Environmental Permits required for the operation of their businesses as they are being conducted as of the date of this Agreement;
(b)   Neither Parent nor any Parent Subsidiary has received any written notice since December 31, 2022 (or earlier if pending or unresolved) and prior to the date of this Agreement from any Governmental Entity or other Person alleging the violation by Parent or any Parent Subsidiary of or liability of Parent or any Parent Subsidiary under any Environmental Law or any Environmental Permit;
(c)   As of the date of this Agreement, there are no Proceedings or Judgments pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary relating to any Environmental Law or any Environmental Permit; and
(d)   To the Knowledge of Parent, neither Parent nor any Parent Subsidiary has treated, stored, disposed of, arranged for the disposal of, transported, handled, Released, or exposed any Person to any Hazardous Material in a manner that has given rise to any unresolved current liabilities or obligations of Parent or any Parent Subsidiary pursuant to Environmental Laws.
5.22   Indebtedness.   Section 5.22 of the Parent Disclosure Letter contains a true and complete list of all Indebtedness of Parent and the Parent Subsidiaries as of the date hereof and Parent has provided the

Acquired Companies with true and complete copies of all material agreements (including any attachments thereto and amendments thereof) evidencing such Indebtedness.
5.23   Material Customers and Material Suppliers.
(a)   Section 5.23(a)(i) of the Parent Disclosure Letter sets forth the top five customers of Parent and the Parent Subsidiaries collectively (based on the dollar amount of revenue from such customers) for the 12-month period ended September 30, 2024 (the “Parent Material Customers”). Except as set forth on Section 5.23(a)(ii) of the Parent Disclosure Letter, no such Parent Material Customer has, during the last 12 months, cancelled or terminated any of its Contracts or arrangements or materially reduced its business in the aggregate, with Parent or any Parent Subsidiary or, to the Knowledge of Parent, made any threat to Parent or any Parent Subsidiary to cancel or otherwise terminate any of its Contracts or arrangements or materially reduce its business in the aggregate with Parent or any Parent Subsidiary (other than changes to pricing and quantity of products and services which are currently permitted by the arrangements with such Parent Material Customer).
(b)   Section 5.23(b)(i) of the Parent Disclosure Letter sets forth the top five suppliers of Parent and the Parent Subsidiaries collectively (based on the dollar amount of purchases from such suppliers) for the 12-month period ended September 30, 2024 (the “Parent Material Suppliers”). Except as set forth on Section 5.23(b)(ii) of the Parent Disclosure Letter, no such Parent Material Supplier has, during the last 12 months, cancelled or terminated any of its Contracts or arrangements, or materially reduced its business in the aggregate, with Parent or any Parent Subsidiary, or, to the Knowledge of Parent, made any threat to Parent or any Parent Subsidiary to cancel or otherwise terminate any of its Contracts or arrangements with, or materially reduce its supply to, Parent and the Parent Subsidiaries.
5.24   Intellectual Property.   Parent and the Parent Subsidiaries own or have the right to use all Intellectual Property that is used in and necessary for the operation of the businesses of Parent and the Parent Subsidiaries as presently conducted (collectively, the “Parent Intellectual Property”) free and clear of all Liens except for Parent Permitted Liens, except where the failure to own or have the right to use such Intellectual Property would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect. To the Knowledge of Parent and the Parent Subsidiaries, the use of the Parent Intellectual Property by Parent and the Parent Subsidiaries in the operation of the business of Parent and the Parent Subsidiaries as presently conducted is not infringing upon or misappropriating any Intellectual Property of any other Person, except for such matters that would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.
5.25   Insurance.   Parent and the Parent Subsidiaries maintain, or are entitled to the benefits of, insurance in such amounts and against such risks substantially as Parent believes to be customary for the industries in which Parent and the Parent Subsidiaries operate. Except as would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect, (a) all material insurance policies maintained by or on behalf of Parent or the Parent Subsidiaries as of the date of this Agreement are in full force and effect, and all premiums due on such policies have been paid, (b) Parent and the Parent Subsidiaries are in compliance with the terms and provisions of all material insurance policies maintained by or on behalf of Parent or the Parent Subsidiaries as of the date of this Agreement, and neither Parent nor any Parent Subsidiary is in breach or default under, or has taken any action that would permit termination or material modification of, any material insurance policies, (c) as of the date of this Agreement, there is no claim outstanding under any such material insurance policies and, to the Knowledge of Parent, no event has occurred, and no circumstance or condition exists, that has given rise to or serves as the basis for any such claim under any such material insurance policies and (d) neither Parent nor the Parent Subsidiaries has received any written notice from any insurer or reinsurer of any reservation of rights with respect to any material pending or paid claims as of the date of this Agreement.
5.26   Regulatory Matters.   Neither Parent nor any Parent Subsidiary is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder or (b) a “holding company,” a “subsidiary company” of a “holding company,” an Affiliate of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the U.S. Public Utility Holding Company Act of 2005. Except as set forth on Section 5.26 of the Parent Disclosure Letter, neither Parent nor any Parent

Subsidiary owns or holds any refined petroleum product, crude oil, natural gas, liquefied natural gas, natural gas liquid, or other hydrocarbon pipelines, lateral lines, pumps, pump stations, storage facilities, terminals, processing plants or other related operations, assets, machinery or equipment that are subject to (x) regulation by FERC under the NGA, NGPA, ICA, or the FPA, or the rules and regulations of FERC promulgated pursuant to the foregoing statutes, or (y) rate regulation or comprehensive nondiscriminatory access regulation under the Laws of any state or other local jurisdiction or Governmental Entity.
5.27   Brokers and Other Advisors.   No broker, investment banker, financial advisor or other Person, other than Houlihan Lokey Capital, Inc., the fees and expenses of which will be paid by Parent at or prior to the Closing, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement, the Mergers and the other transactions contemplated hereby based upon arrangements made by or on behalf of Parent or any of its Affiliates.
5.28   Opinion of Financial Advisor.   Parent has received the opinion of Houlihan Lokey Capital, Inc. to the effect that, as of the date of such opinion and based upon and subject to the factors, assumptions, qualifications, limitations and other matters set forth therein, the Aggregate Merger Consideration to be issued by Parent in the Mergers pursuant to this Agreement is fair from a financial point of view to Parent, a signed copy of which opinion will be made available to the Acquired Companies for informational purposes only on a non-reliance basis promptly following the date of this Agreement.
5.29   Related Party Transactions.   Except as disclosed in the Filed Parent SEC Documents, neither Parent nor any Parent Subsidiary are party to any Contract, transaction or arrangement under which any (a) present or former executive officer or director of Parent or any Parent Subsidiary, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of equity securities of Parent or any Parent Subsidiary or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other Contract with or binding upon Parent or any Parent Subsidiary or any of their respective properties and assets or owns or has any interest in any of their respective properties or assets, in each case as would be required to be disclosed by Parent pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.
5.30   Stockholder Rights Plan; Takeover Laws.
(a)   There is no stockholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which Parent is a party or is otherwise bound.
(b)   The restrictions applicable to business combinations contained in Section 203 of the DGCL are inapplicable to the execution, deliver and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Mergers. No Takeover Law or any similar anti-takeover provision in Parent’s Organizational Documents is, or at the Closing will be, applicable to this Agreement, or any of the transactions contemplated hereby, including the Mergers.
5.31   Form S-3.   As of the date of this Agreement, Parent is eligible to register all of the Aggregate Merger Consideration issued to the Acquired Companies (or their respective designees) pursuant to the terms of this Agreement for resale by the Acquired Companies (or their respective designees) under a registration statement on Form S-3 promulgated under the Securities Act.
5.32   Valid Issuance.   The shares of Parent Common Stock comprising the Aggregate Merger Consideration, when and if issued and delivered pursuant to the terms of this Agreement, will have been duly authorized, validly issued, fully paid and non-assessable, will have the rights, preferences and privileges specified in Parent’s second amended and restated certificate of incorporation, as amended from time to time, will be free of any Parent Permitted Liens, other than (a) restrictions on transfer under any applicable state and federal securities Laws and (b) those arising under this Agreement and the Stockholder Agreement.
ARTICLE VI
COVENANTS
The Acquired Companies hereby covenants to and agrees with Parent, First Merger Sub and Second Merger Sub, and Parent, First Merger Sub and Second Merger Sub hereby covenant to and agree with the Acquired Companies, that:

6.1   Conduct of Business by the Acquired Companies.   From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, and except (i) as expressly contemplated or permitted by this Agreement, (ii) as may be required by applicable Law, (iii) as set forth in Section 6.1 of the Company Disclosure Letter or (iv) with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), the Acquired Companies (I) will use commercially reasonable efforts to propose and conduct the operations specified as required operations in Section 6.1(n) of the Company Disclosure Letter and (II) will not and will cause each Acquired Company Subsidiary not to, and with respect to Section 6.1(m), will use commercially reasonable efforts to cause the applicable Management Company employing or engaging Business Employees and/or sponsoring or maintaining any Company Benefit Plans, as applicable, not to:
(a)   (i) conduct its business and the business of the Acquired Company Subsidiaries other than in the ordinary course in any material respect, (ii) fail to use commercially reasonable efforts to preserve intact its business organizations, goodwill and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates, or (iii) take any action that adversely affects the ability of any Party to obtain any regulatory approvals for the transactions contemplated hereby; provided, however, that no action or omission by any member of the Acquired Company Group with respect to matters specifically addressed by any provision of Section 6.1(b) through Section 6.1(t) shall be a breach of this Section 6.1(a);
(b)   issue, sell, pledge, dispose of, grant, transfer, encumber or otherwise permit to become outstanding, or authorize the creation of, any additional equity or any additional Rights;
(c)   (i) split, combine or reclassify any of its equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests, or (ii) repurchase, redeem or otherwise acquire, or permit any Acquired Company Subsidiary to purchase, redeem or otherwise acquire any membership, partnership or other equity interests or Rights;
(d)   (i) sell, lease, transfer, farmout, exchange, dispose of, license, convey, encumber or discontinue all or any portion of any member of the Acquired Company Group’s Oil and Gas Properties or other assets, business or properties other than (A) sales of Hydrocarbons in the ordinary course of business, (B) any individual sales, leases or dispositions for consideration not in excess of $500,000 (individually) or $5,000,000 (in the aggregate for all such sales, leases, or dispositions), or (C) sales or dispositions of obsolete or worthless equipment, inventory, materials or consumables, in the ordinary course of business consistent with past practice, or (D) any distributions expressly permitted under Section 6.1(e); (ii) acquire, by merger or otherwise, or lease any assets or all or any portion of the business or property of any other entity other than (A) acquisitions of Oil and Gas Properties or entry into Oil and Gas Leases in the ordinary course of business for which the aggregate consideration (or fair market value thereof) is not in excess of $500,000 (individually) or $5,000,000 (in the aggregate for all such acquisitions or leases) or (B) acquisitions resulting from a working interest holder’s non-participation election in a well or wells; (iii) merge, consolidate or enter into any other business combination transaction with any Person; or (iv) convert from a limited liability company or corporation, as the case may be, to any other business entity;
(e)   make or declare dividends or distributions to the holders of Company Units or any Acquired Company Subsidiary (other than any dividend or distribution from a wholly owned Acquired Company Subsidiary to an Acquired Company or to any other wholly owned Acquired Company Subsidiary);
(f)   amend any Acquired Company’s or any Acquired Company Subsidiary’s Organizational Documents;
(g)   other than in the ordinary course of business consistent with past practice and other than extensions of six months or less of any Company Marketing Contracts on terms substantially similar to those in effect with respect to such Contract on the date of this Agreement, enter into any Contract that would be a Company Specified Contract if it were in effect on the date of this Agreement;
(h)   (i) modify or amend any material agreement (including any Company Specified Contract), in a manner that would reasonably be expected, individually or in the aggregate, to be material to the Acquired Company Group, taken as a whole, or (ii) terminate (other than upon the expiration of the term of such Company Specified Contract in accordance with its terms without additional action by the Acquired Company Group) or assign, or waive or assign any rights under, any Company Specified Contract other than in the ordinary course of business consistent with past practice;
(i)   waive, release, assign, settle or compromise any material Proceeding or settle or compromise any Proceeding if such settlement or compromise (i) involves a material conduct remedy or material injunctive or similar relief, (ii) involves an admission of criminal wrongdoing by any member of the Acquired Company Group or (iii) has in any material respect a restrictive impact on the business of any member of the Acquired Company Group;
(j)   implement or adopt any change in its GAAP accounting principles, practices or methods, other than as may be required by GAAP;
(k)   fail to use commercially reasonable efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it at present except to the extent that any such failure would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect;
(l)   (i) make, change or rescind any material elections relating to Taxes, (ii) settle or compromise (A) any material Proceeding or controversy relating to Taxes or (B) any material Tax liability or refund, (iii) amend any Tax Return in any material respect, (iv) change in any material respect any of its methods of reporting income or deductions for U.S. federal income tax purposes, (v) agree to any extension or waiver of the statute of limitations with respect to Taxes, (vi) surrender any right to claim a material Tax refund, (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Law or Laws related to Taxes) or other written agreement with any Governmental Entity with respect to Taxes or (viii) enter into any Tax sharing, allocation or indemnification agreement or arrangement (other than such agreements or arrangements (A) exclusively between any Acquired Company and any Acquired Company Subsidiary or (B) the primary subject matter of which is not Tax);
(m)   except as required by the terms of any Company Benefit Plan in effect on the date hereof and set forth on Section 4.11 of the Company Disclosure Letter, (i) establish, adopt, enter into, terminate or materially amend, any Company Benefit Plan or any other benefit or compensation plan, policy, program, Contract, agreement or arrangement that would be a Company Benefit Plan if in effect on the date hereof, except for any amendment to any Company Benefit Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code that is made in the ordinary course of business consistent with past practice in connection with the annual review of any such plan, (ii) increase or accelerate the funding, payment or vesting of the compensation or benefits provided to any Business Employee or former employee, officer, director, or other individual service provider of any member of the Acquired Company Group, except for increases in base compensation, with such increases not to exceed 4% in the aggregate, (iii) grant or announce to any Business Employee or former director, officer, employee or other individual service provider of any member of the Acquired Company Group (or any of their respective dependents or beneficiaries) any cash or equity or equity-based incentive awards, bonus, transaction, change in control, retention, severance, termination pay or similar compensation, other than the payment of annual bonuses earned for any completed performance period prior to the Closing Date in the ordinary course of business consistent with past practice, (iv) (A) modify, extend, terminate or enter into any Labor Agreement or (B) recognize or certify any labor union, labor organization, works council, employee representative or group of employees as the bargaining representative for any Business Employees; (v) implement or announce any employee layoffs, furloughs, reductions in force, plant closings, material reductions in compensation or other similar actions; or (vi) waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former Business Employee;
(n)   (i) incur, assume, guarantee or otherwise become liable for any Indebtedness (directly, contingently or otherwise), other than (A) borrowings under existing revolving credit facilities in the ordinary course of business consistent with past practices not to exceed $1,000,000 or (B) in the ordinary course of business, (ii) redeem, repurchase, cancel or otherwise acquire any Indebtedness (directly, contingently or otherwise), (iii) other than with respect to the existing revolving credit facilities, create any material Lien that is not a Company Permitted Lien on its property or the property of any Acquired Company Subsidiary in connection with any pre-existing Indebtedness, new Indebtedness or lease, or (iv) make or commit to make any capital expenditures other than such capital expenditures that do not exceed 115% of the Acquired Companies’ capital budget (on a rolling three-month basis) as set forth in Section 6.1(n) of the Company Disclosure Letter;
(o)   make any election to be a non-consenting party (or fail to make any election, the result of which is to be deemed a non-consenting party) with respect to any proposed operation regarding any of the Oil and Gas Properties of any member of the Acquired Company Group that (i) involves capital expenditures (net to the interest of the Acquired Company Group) in excess of $1,000,000, without first reasonably consulting with Parent or (ii) would expressly result in permanent forfeiture, relinquishment or termination of an Oil and Gas Property of any member of the Acquired Company Group (excluding, for avoidance of doubt, forfeiture or relinquishment subject to customary back-in rights after payout of a contractual or statutory non-consent penalty);
(p)   implement or otherwise enter into any derivative security with respect to Hydrocarbon production or marketing or enter into any Derivative Transaction applicable to the Acquired Companies other than in the ordinary course of business;
(q)   enter into any transaction or Contracts with any Affiliate or other Person that would be required to be disclosed by any Acquired Company under Item 404 of Regulation S-K promulgated under the Exchange Act;
(r)   authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation; or
(s)   take any action that would reasonably be expected to result in the payment or provision of any compensation or benefits that, individually or together with any other payment of compensation or benefit that could be received (whether in cash or property or the vesting of property) by any current or former employee, officer, director or other individual service provider of any member of the Acquired Company Group who is a “disqualified individual” (as such term is defined in Section 280G of the Code and the regulations thereunder) could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) and could not be deductible by reason of Section 280G of the Code or could be subject to an excise Tax under Section 4999 of the Code;
(t)   agree or commit to do anything prohibited by clauses (a) through (s) of this Section 6.1;
provided, however, that the foregoing does not limit or restrict the ability of any member of the Acquired Company Group to take otherwise prohibited actions in response to emergency situations to the extent required in order to ensure the protection of individuals or assets or to ensure compliance with any Law (including Environmental Law, including with respect to any Release or threatened Release of Hazardous Materials), provided that the applicable Acquired Company promptly notifies Parent of the same.
6.2   Conduct of Business by Parent.   From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, and except (i) as expressly contemplated or permitted by this Agreement, (ii) as may be required by applicable Law or pursuant to the terms of any Parent Benefit Plan in effect on the date hereof, (iii) as set forth in the Parent Disclosure Letter or (iv) with the prior written consent of the Acquired Companies (which consent will not be unreasonably withheld, conditioned or delayed), Parent will not and will cause each Parent Subsidiary not to:
(a)   (i) conduct its business and the business of the Parent Subsidiaries other than in the ordinary course in any material respect, (ii) fail to use commercially reasonable efforts to preserve intact its business organizations, goodwill and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates, or (iii) take any action that adversely affects the ability of any Party to obtain any regulatory approvals for the transactions contemplated hereby; provided, however, that no action or omission by Parent or any Parent Subsidiary with respect to matters specifically addressed by any provision of Section 6.2(b) through Section 6.2(s) shall be a breach of this Section 6.2(a);

(b)   issue, sell, pledge, dispose of, grant, transfer, encumber or otherwise permit to become outstanding, or authorize the creation of, any additional equity or any additional Rights other than (i) grants of Parent TRSUs and Parent PRSUs in the ordinary course of business consistent with past practice (including, without limitation, with respect to award mix and the material terms and conditions of such awards, including those relating to vesting and forfeiture), with the aggregate number of shares of Parent Common Stock subject to such grants (measured assuming target performance with respect to Parent PRSUs) not to exceed 1,200,000, and (ii) issuances of Parent Common Stock in respect of the vesting, settlement and/or exercise of Parent Equity Awards outstanding as of the date hereof or granted after the date hereof as permitted by clause (i) of this Section 6.2(b);
(c)   (i) split, combine or reclassify any of its equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests, or (ii) repurchase, redeem or otherwise acquire, or permit any Parent Subsidiary to purchase, redeem or otherwise acquire any membership, partnership or other equity interests or Rights, except as permitted by the terms of the Parent Stock Plans and any related award agreements or to satisfy any withholding obligations of the holder thereof or as permitted by the terms of its securities outstanding on the date of this Agreement (or granted following the date of this Agreement in accordance with this Agreement) by any Parent Benefit Plan;
(d)   (i) sell, lease, transfer, farmout, exchange, dispose of, license, convey, encumber or discontinue all or any portion of the Parent’s or any Parent Subsidiary’s Oil and Gas Properties or other assets, business or properties other than (A) sales of Hydrocarbons in the ordinary course of business, (B) any individual sales, leases or dispositions for consideration not in excess of $500,000 (individually) or $5,000,000 (in the aggregate for all such sales, leases, or dispositions), (C) sales or dispositions of obsolete or worthless equipment, inventory, materials or consumables, in the ordinary course of business consistent with past practice, or (D) any distributions expressly permitted under Section 6.2(e); (ii) acquire, by merger or otherwise, or lease any assets or all or any portion of the business or property of any other entity other than (A) acquisitions or Oil and Gas Properties or entry into Oil and Gas Leases in the ordinary course of business for which the aggregate consideration (or fair market value thereof) is not in excess of $500,000 (individually) or $5,000,000 (in the aggregate for all such acquisitions or leases) or (B) acquisitions resulting from a working interest holder’s non-participation election in a well or wells; (iii) merge, consolidate or enter into any other business combination transaction with any Person; or (iv) convert from a limited liability company or corporation, as the case may be, to any other business entity;
(e)   make or declare dividends or distributions to the holders of Parent Common Stock or any Parent Subsidiary (other than any dividend or distribution from a wholly owned Parent Subsidiary to Parent or to any other wholly owned Parent Subsidiary);
(f)   other than the Parent Bylaw Amendments, amend Parent’s or any Parent Subsidiary’s Organizational Documents;
(g)   enter into any Contract that would be a Parent Specified Contract if it were in effect on the date of this Agreement, except as would not prevent or materially delay the consummation of the Mergers or the other transactions contemplated by this Agreement;
(h)   modify, amend, terminate or assign, or waive or assign any rights under any material agreement (including any Parent Specified Contract), in a manner that would reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect, or that would reasonably be expected to prevent or materially delay the consummation of the Mergers or the other transactions contemplated by this Agreement;
(i)   waive, release, assign, settle or compromise any material Proceeding or settle or compromise any Proceeding if such settlement or compromise (i) involves a material conduct remedy or material injunctive or similar relief, (ii) involves an admission of criminal wrongdoing by Parent or any Parent Subsidiary or (iii) has in any material respect a restrictive impact on the business of Parent or any Parent Subsidiary;

(j)   implement or adopt any change in its GAAP accounting principles, practices or methods, other than as may be required by GAAP;
(k)   fail to use commercially reasonable efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it at present except to the extent that any such failure would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect;
(l)   (i) make, change or rescind any material elections relating to Taxes, (ii) settle or compromise (A) any material Proceeding or controversy relating to Taxes or (B) any material Tax liability or refund, (iii) amend any Tax Return in any material respect, (iv) change in any material respect any of its methods of reporting income or deductions for U.S. federal income tax purposes, (v) agree to any extension or waiver of the statute of limitations with respect to Taxes, (vi) surrender any right to claim a material Tax refund, (vii) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Law or Laws related to Taxes) or other written agreement with any Governmental Entity with respect to Taxes or (viii) enter into any Tax sharing, allocation or indemnification agreement or arrangement (other than such agreements or arrangements (A) exclusively between Parent and any Parent Subsidiary or (B) the primary subject matter of which is not Tax);
(m)   (i) establish, adopt, enter into, terminate or materially amend any material Parent Benefit Plan or any other benefit or compensation plan, policy, program, Contract, agreement or arrangement that would be a Parent Benefit Plan if in effect on the date hereof, except for any amendment to any Parent Benefit Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code that is made in the ordinary course of business in connection with Parent or a Parent Subsidiary’s annual review of any such plan, (ii) increase or accelerate the funding, payment or vesting of the compensation or benefits provided to any current or former employee, officer, director, or other individual service provider of Parent or any Parent Subsidiary, except for increases in base compensation, with such increases not to exceed 4% in the aggregate, (iii) grant or announce to any current or former director, officer, employee, or other individual service provider of Parent or any Parent Subsidiary any cash or equity or equity-based incentive awards, bonus, transaction, change in control, retention, severance, termination pay or similar compensation, other than the payment of annual bonuses earned for any completed performance period prior to the Closing Date in the ordinary course of business consistent with past practice, (iv) (A) modify, extend, terminate or enter into any Labor Agreement or (B) recognize or certify any labor union, labor organization, works council, employee representative or group of employees as the bargaining representative of any employees of Parent or any Parent Subsidiary, (v) implement or announce any employee layoffs, furloughs, reductions in force, plant closings, material reductions in compensation or other similar actions; or (vi) waive or release any noncompetition, nonsolicitation, nondisclosure or other restrictive covenant obligation of any current or former employee of Parent or any Parent Subsidiary;
(n)   (i) incur, assume, guarantee or otherwise become liable for any Indebtedness (directly, contingently or otherwise), other than (A) borrowings under existing revolving credit facilities in the ordinary course of business consistent with past practices or (B) in the ordinary course of business, (ii) redeem, repurchase, cancel or otherwise acquire any Indebtedness (directly, contingently or otherwise), (iii) other than with respect to the existing revolving credit facilities, create any material Lien that is not a Parent Permitted Lien on its property or the property of any Parent Subsidiary in connection with any pre-existing Indebtedness, new Indebtedness or lease, or (iv) make or commit to make any capital expenditures other than such capital expenditures that do not exceed 115% of Parent’s capital budget (on a rolling three-month basis) as provided to the Acquired Companies prior to the execution of this Agreement;
(o)   make any election to be a non-consenting party (or fail to make any election, the result of which is to be deemed a non-consenting party) with respect to any proposed operation regarding any of the Oil and Gas Properties of Parent or the Parent Subsidiaries that (i) involves capital expenditures (net to the interest of Parent and the Parent Subsidiaries) in excess of $2,000,000, without first reasonably consulting with the Acquired Companies or (ii) would expressly result in permanent forfeiture, relinquishment or termination of an Oil and Gas Property of Parent or a Parent Subsidiary

(excluding, for avoidance of doubt, forfeiture or relinquishment subject to customary back-in rights after payout of a contractual or statutory non-consent penalty);
(p)   implement or otherwise enter into any derivative security with respect to Hydrocarbon production or marketing or enter into any Derivative Transaction applicable to Parent other than in the ordinary course of business;
(q)   enter into any transaction or Contracts with any Affiliate or other Person that would be required to be disclosed by Parent under Item 404 of Regulation S-K promulgated under the Exchange Act;
(r)   authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation; or
(s)   agree or commit to do anything prohibited by clauses (a) through (r) of this Section 6.2;
provided, however, that the foregoing does not limit or restrict the ability of Parent or any Parent Subsidiary to take otherwise prohibited actions in response to emergency situations to the extent required in order to ensure the protection of individuals or assets or to ensure compliance with any Law (including Environmental Law, including with respect to any Release or threatened Release of Hazardous Materials), provided that Parent promptly notifies the Acquired Companies of the same.
6.3   Consummation of the Mergers.
(a)   Subject to the terms and conditions of this Agreement, the Acquired Companies, on the one hand, and each of Parent, First Merger Sub and Second Merger Sub, on the other hand, will cooperate with the other and use (and will cause their respective Subsidiaries to use) its reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Mergers, including preparing and filing promptly and fully all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain promptly all Consents (including regarding Environmental Permits) from any Governmental Entity or third party necessary, proper or advisable to consummate the Mergers and (iii) obtain all necessary consents, approvals or waivers from third parties.
(b)   Each of the Parties hereto will use reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing to or submission with a Governmental Entity in connection with the transactions contemplated hereby and in connection with any investigation or inquiry by or before a Governmental Entity relating to the Mergers, including any Proceeding initiated by a private Person, (ii) promptly inform the Other Party of (and supply to the Other Party) any material communication received by such Party from, or given by such Party to any third party or Governmental Entity and any material communication received or given in connection with any Proceeding by a private Person, in each case regarding the Mergers, (iii) permit the Other Party to review in advance and incorporate their reasonable comments in any communication to be given by it to any Governmental Entity with respect to obtaining any Consents in connection with the transactions contemplated hereby and (iv) to the extent practicable, consult with the Other Party in advance of any substantive meeting, written communications or teleconference with any Governmental Entity or, in connection with any Proceeding by a private Person, with any other Person, and, to the extent not prohibited by the Governmental Entity or other Person, give the Other Party the opportunity to attend and participate in such meetings and teleconferences.
(c)   Subject to Section 6.6, the Parties will use their respective reasonable best efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 6.3 in a manner so as to preserve the applicable privilege. Any Party may share information with any Other Party on an “outside counsel only” basis. Nothing in this Section 6.3 shall obligate the Parties to share any information regarding the value of the transaction or that would result in a violation of any contractual arrangement or, absent the entry of a mutually acceptable joint defense agreement, information covered by the attorney-client privilege, work product doctrine or other similar privilege, and any Party may redact such information before providing materials to any Other Party in accordance with this Section 6.3.
6.4   No Solicitation by the Acquired Companies.
(a)   From and after the date of this Agreement until the
Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII hereof, the Members’ Representative and the Acquired Companies will, and will cause the Acquired Company Subsidiaries and Acquired Companies’ controlled Affiliates to, and will use commercially reasonable efforts to cause its and their Representatives to, as applicable, (i) immediately cease, and cause to be terminated, any solicitation, encouragement, discussion or negotiation with any Person conducted heretofore by any member of the Acquired Company Group or any of its or their Representatives that constitutes or could reasonably be expected to lead to a Company Alternative Proposal, (ii) within two Business Days following the date of this Agreement, request the prompt return or destruction of all confidential information previously furnished to any Person within the last six months for the purposes of evaluating a possible Company Alternative Proposal and (iii) immediately terminate access to any physical or electronic data rooms relating to a possible Company Alternative Proposal.
(b)   From and after the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII hereof, the Members’ Representative and the Acquired Companies will not, and will cause the Acquired Company Subsidiaries and Acquired Companies’ controlled Affiliates not to, and will use commercially reasonable efforts to cause its and their Representatives not to, directly or indirectly, (i) initiate, solicit, propose, seek or knowingly encourage or knowingly facilitate (including by furnishing or providing information or taking any other action) any inquiries, proposals, offers, requests for information, expressions of interest or the making, submission or announcement of any inquiry, proposal, offer, request for information or expression of interest from any Person which constitutes or may reasonably be expected to result in, a Company Alternative Proposal, (ii) enter into, participate in or engage in any discussions or negotiations with any Person with respect to a Company Alternative Proposal or any inquiry, indication of interest that would reasonably be expected to lead to a Company Alternative Proposal, (iii) furnish any information regarding any member of the Acquired Company Group, or afford access to the properties, assets or employees of any member of the Acquired Company Group, to any Person in connection with or in response to a Company Alternative Proposal, (iv) enter into any letter of intent or agreement in principle, or other agreement or arrangement providing for a Company Alternative Proposal, (v) take any action to make any “moratorium”, “control share acquisition”, “fair price”, “supermajority”, “affiliate transactions” or “business combination statute or regulation” or other similar Takeover Laws inapplicable to any Person (other than, for the avoidance of doubt, Parent or any Parent Subsidiary) or any Company Alternative Proposal or (vi) resolve, agree or publicly propose to, or permit any member of the Acquired Company Group or any of its or their Representatives to agree or publicly propose to take any of the actions referred to in clauses (i)  – (v). Notwithstanding the foregoing, the Acquired Companies may respond to any unsolicited proposal regarding a Company Alternative Proposal by communicating only that such Acquired Company is subject to an exclusivity agreement and is unable to provide any information related to any member of the Acquired Company Group or entertain any proposals or offers or engage in any negotiations or discussions concerning a Company Alternative Proposal for as long as this Agreement remains in effect.
(c)   For purposes of this Section 6.4 and Section 6.5, the term “Person” means any Person or “group,” as defined in Section 13(d) of the Exchange Act, other than, with respect to the Acquired Companies, Parent or any Parent Subsidiary and with respect to Parent, the Acquired Companies.
(d)   For the avoidance of doubt, any violation of the restrictions set forth in this Section 6.4 by any of the Acquired Companies’ or the Members’ Representative’s controlled Affiliates or any of their respective Representatives (solely in the case of Representatives, acting at the direction of Members’ Representative, any Acquired Company or any of Members’ Representative’s or the Acquired Companies’ controlled Affiliates) shall be a breach of this Section 6.4 by the Acquired Companies.

6.5   No Solicitation by Parent and Parent Change in Recommendation.
(a)   From and after the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII hereof, Parent will, and will cause the Parent Subsidiaries and the Parent Affiliates to, and will use commercially reasonable efforts to cause its and their Representatives to, as applicable, (i) immediately cease, and cause to be terminated, any solicitation, encouragement, discussion or negotiation with any Person conducted heretofore by Parent or any Parent Subsidiary or any of its or their Representatives that constitutes or could reasonably be expected to lead to a Parent Alternative Proposal, (ii) within two Business Days following the date of this Agreement, request the prompt return or destruction of all confidential information previously furnished to any Person within the last 12 months for the purposes of evaluating a possible Parent Alternative Proposal and (iii) immediately terminate access to any physical or electronic data rooms relating to a possible Parent Alternative Proposal.
(b)   Except as otherwise expressly permitted by this Section 6.5, from and after the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII hereof, Parent will not, and will cause the Parent Subsidiaries and the Parent Affiliates not to, and will use commercially reasonable efforts to cause its and their Representatives not to, directly or indirectly, (i) initiate, solicit, propose, seek or knowingly encourage or knowingly facilitate (including by furnishing or providing information or taking any other action) any inquiries, proposals, offers, requests for information, expressions of interest or the making, submission or announcement of any inquiry, proposal, offer, request for information or expression of interest from any Person which constitutes or may reasonably be expected to result in, a Parent Alternative Proposal, (ii) enter into, participate in or engage in any discussions or negotiations with any Person with respect to a Parent Alternative Proposal or any inquiry, indication of interest that would reasonably be expected to lead to a Parent Alternative Proposal, (iii) furnish any information regarding Parent or the Parent Subsidiaries, or afford access to the properties, assets or employees of Parent or the Parent Subsidiaries, to any Person in connection with or in response to a Parent Alternative Proposal, (iv) enter into any letter of intent or agreement in principle, or other agreement or arrangement providing for a Parent Alternative Proposal (other than a Parent Acceptable Confidentiality Agreement), (v) waive or release any person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other Contract, provided that prior to, but not after, obtaining the Parent Stockholder Approval, if, in response to an unsolicited request from a third party to waive any “standstill” or similar provision, the Parent Board determines in good faith after consultation with Parent’s legal counsel that the failure to waive a particular standstill provision would be a breach of the Parent Board’s fiduciary duties under applicable Law, Parent may, with prior written notice to the Acquired Companies, waive such standstill provision, solely to the extent necessary to permit a third party to make and pursue a Parent Alternative Proposal, on a confidential basis; provided, further, that Parent shall advise the Acquired Companies in writing at least two (2) calendar days prior to taking such action, (vi) take any action to make any “moratorium”, “control share acquisition”, “fair price”, “supermajority”, “affiliate transactions” or “business combination statute or regulation” or other similar Takeover Laws, including Section 203 of the DGCL, inapplicable to any Person (other than, for the avoidance of doubt, the Acquired Company Group) or any Parent Alternative Proposal or (vii) resolve, agree or publicly propose to, or permit Parent or any Parent Subsidiary or any of its or their Representatives to agree or publicly propose to take any of the actions referred to in clauses (i)  – (vi).
(c)   Unless specifically permitted by Section 6.5(e), Parent shall not (i) fail to include the Parent Board Recommendation in the Proxy Statement, (ii) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to the Acquired Companies, the Parent Board Recommendation, (iii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Parent Alternative Proposal, (iv) fail to publicly reaffirm the Parent Board Recommendation within five Business Days after the Acquired Companies so request in writing following any public disclosure of a Parent Alternative Proposal, (v) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Parent Alternative Proposal subject to Regulation 14D under the Exchange Act within five Business Days after the commencement of such Parent Alternative Proposal and (vi) approve or authorize, or cause or permit Parent or any Parent Subsidiary to enter into, any merger agreement, acquisition agreement, reorganization agreement, letter of intent, memorandum of understanding, agreement in principle, option agreement, joint venture agreement, partnership agreement or any other similar arrangement providing for any Parent Alternative Proposal (other than a Parent Acceptable Confidentiality Agreement) (the taking of any action described in this Section 6.5(c) being referred to as a “Parent Change in Recommendation”).
(d)   From and after the date of this Agreement, Parent shall promptly (and in any event within 24 hours of Parent’s receipt thereof) advise the Acquired Companies of the receipt by Parent or by any of Parent’s Affiliates or, to Parent’s Knowledge, its or their respective Representatives of any Parent Alternative Proposal or any inquiries, proposals, offers, requests for non-public information or data or expressions of interest relating to Parent or any Parent Subsidiary made on or after the date of this Agreement by any Person in connection with, or that could reasonably be expected to lead to, a Parent Alternative Proposal or from any Person who has made or has communicated to Parent that it intends to make a Parent Alternative Proposal or any request for discussions or negotiations with Parent or a Representative of Parent relating to a Parent Alternative Proposal. Parent shall provide to the Acquired Companies (within such 24 hour time frame) either (i) an unredacted copy of any such Parent Alternative Proposal made in writing provided to Parent or any Parent Subsidiary or any of their respective Representatives or, if such Parent Alternative Proposal is not in writing, a reasonably detailed written description of the material terms thereof (including the identity of the Person making such Parent Alternative Proposal and the price), or (ii) a written summary of the material terms of any such inquiry, proposal, offer, request or expression of interest (including the identity of the Person making such inquiry, proposal, offer, request or expression of interest and, as applicable, the nature of the information requested). Without limiting Parent’s other obligations under this Section 6.5, Parent shall keep the Acquired Companies informed on a timely basis (and in any event within 24 hours) with respect to the status and material terms of any such Parent Alternative Proposal and any material changes to the status of any such discussions or negotiations or the nature of any information requested of Parent with respect thereto, and shall promptly (and in no event later than 24 hours after transmittal or receipt) provide the Acquired Companies with copies of any material correspondence and, with respect to material oral communications, a written summary of such correspondence or communications, between: (x) on the one hand, Parent or any of their Representatives; and (y) on the other hand, the Person that made or submitted such Parent Alternative Proposal or any Representative of such Person. Without limiting the foregoing, Parent shall promptly (and in any event within 24 hours after such determination) inform the Acquired Companies in writing if Parent determines to begin providing non-public information or to engage in discussions or negotiations concerning a Parent Alternative Proposal pursuant to Section 6.5(e)(ii). Parent agrees that it will not, directly or indirectly, enter into any agreement with any Person which directly or indirectly prohibits Parent from providing any information to the Acquired Companies in accordance with, or otherwise complying with, this Section 6.5.
(e)   Notwithstanding anything in this Agreement to the contrary, Parent, directly or indirectly through one or more of its Representatives, may:
(i)
comply with all applicable Laws, including by issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to a Parent Alternative Proposal if the Parent Board determines that its failure to do so would reasonably be likely to constitute a violation of applicable Laws;

(ii)
prior to the receipt of the Parent Stockholder Approval, engage in the activities prohibited by Sections 6.5(b)(ii) or 6.5(b)(iii), solely with and to any Person who has made a written, Parent Alternative Proposal that did not result from a breach of this Section 6.5; provided, however, that (A) no non-public information that is prohibited from being furnished pursuant to Section 6.5(b) may be furnished until Parent receives an executed confidentiality agreement from such Person (an accurate and complete copy of which shall be provided to the Acquired Companies substantially concurrently with Parent’s entry into such confidentiality agreement) containing limitations on the use and disclosure of nonpublic information furnished to such Person by or on behalf of Parent that are no less favorable to Parent in the aggregate than the terms of the Confidentiality Agreement; provided, further, that such confidentiality agreement does not contain provisions that prohibit Parent from complying with the provisions of this Section 6.5 (such agreement, a “Parent Acceptable Confidentiality Agreement”), (B) Parent also provides the Acquired Companies, prior to or substantially concurrently with the time such non-public information is provided or made available to such Person, any non-public information furnished to such other Person that was not previously furnished to the Acquired Companies, and (C) prior to taking any such actions, the Parent Board (or a committee thereof) determines in good faith, after consultation with its financial advisors and legal counsel, that such Parent Alternative Proposal is, or would reasonably be expected to lead to, a Parent Superior Proposal and, after consultation with its legal counsel, that the failure to engage in such activities would be inconsistent with the Parent Board’s fiduciary duties under applicable Law; and
(iii)
prior to the receipt of the Parent Stockholder Approval, in response to Parent’s receipt of a Parent Alternative Proposal that did not result from a breach of this Section 6.5, if the Parent Board (or any committee thereof) so chooses, cause Parent to effect a Parent Change in Recommendation, if prior to taking such action (A) Parent Board (or a committee thereof) determines in good faith, after consultation with its financial advisors and legal counsel, that such Parent Alternative Proposal is a Parent Superior Proposal (taking into account any adjustment to the terms and conditions of this Agreement proposed by the Acquired Companies in response to such Parent Alternative Proposal), (B) the Parent Board (or a committee thereof) has determined in good faith, after consultation with its legal counsel, that failure to do so would be inconsistent with the Parent Board’s fiduciary duties under applicable Law, and (C) Parent shall have given notice to the Acquired Companies that Parent has received such proposal, specifying the material terms and conditions of such proposal, and that Parent intends to take such action, and either (1) the Acquired Companies shall not have proposed revisions to the terms and conditions of this Agreement prior to the earlier to occur of the scheduled time for the Parent Stockholders Meeting and the fifth Business Day after the date on which such notice is given to the Acquired Companies, or (2) if the Acquired Companies within the period described in the foregoing clause (1) shall have proposed revisions to the terms and conditions of this Agreement, the Parent Board (or any committee thereof), after consultation with its financial advisors and legal counsel, shall, at the end of such period, have determined in good faith that the Parent Alternative Proposal remains a Parent Superior Proposal with respect to the Acquired Companies’ revised proposal; provided, however, that each time material modifications to the financial terms of a Parent Alternative Proposal determined to be a Parent Superior Proposal are made, the time period set forth in this clause (C) following which Parent may effect a Parent Change in Recommendation or terminate this Agreement shall be extended for 48 hours after notification of such change to the Acquired Companies; provided, further, that during the time periods set forth in this clause (C) above, Parent shall cause its Representatives (including its executive officers) to be available to negotiate in good faith (to the extent the Acquired Companies desires to negotiate) any proposal by the Acquired Companies to amend the terms and conditions of this Agreement such that such Parent Alternative Proposal would no longer constitute a Parent Superior Proposal.

(f)   Notwithstanding anything in this Agreement to the contrary, prior to the receipt of the Parent Stockholder Approval, in response to a Parent Intervening Event that occurs or arises after the date of this Agreement, Parent may, if the Parent Board (or any committee thereof) so chooses, effect a Parent Change in Recommendation (only of the type contemplated by Section 6.5(c)(i) or Section 6.5(c)(ii)) if prior to taking such action (A) the Parent Board (or a committee thereof) determines in good faith after consultation with its financial advisors and outside legal counsel that a Parent Intervening Event has occurred; (B) the Parent Board (or a committee thereof) determines in good faith after consultation with its legal counsel that the failure to take such action would be inconsistent with the Parent Board’s fiduciary duties under applicable Law and (C) Parent shall have given notice to the Acquired Companies that Parent has determined that a Parent Intervening Event has occurred or arisen (which notice will reasonably describe such Parent Intervening Event) and that Parent intends to effect a Parent Change in Recommendation, and either (1) the Acquired Companies shall not have proposed revisions to the terms and conditions of this Agreement prior to the earlier to occur of (y) the scheduled time for the Parent Stockholders Meeting and (z) the fifth Business Day after the date on which such notice is given to the Acquired Companies, or (2) if the Acquired Companies within the period described in the foregoing clause (1) shall have proposed revisions to the terms and conditions of this Agreement, the Parent Board (or any committee thereof), after consultation with its financial advisors and legal counsel, shall, at the end of such period, have determined in good faith that such proposed changes do not obviate the need for the Parent Board to effect a Parent Change in Recommendation and, after consultation with its legal counsel, that the failure to make a Parent Change in Recommendation would be inconsistent with the Parent Board’s fiduciary duties under applicable Law, provided that during the time periods set forth in this clause (B) above, Parent shall cause its Representatives (including its executive officers) to be available to negotiate in good faith (to the extent the Acquired Companies desire to negotiate) any proposal by the Acquired Companies to amend the terms and conditions of this Agreement in a manner that would obviate the need to effect a Parent Change in Recommendation.
(g)   For the avoidance of doubt, any violation of the restrictions set forth in this Section 6.5 by any of Parent’s controlled Affiliates or any of their respective Representatives (solely in the case of Representatives, acting at Parent’s or any of Parent’s controlled Affiliates’ direction) shall be a breach of this Section 6.5 by Parent.
6.6   Access to Information; Confidentiality.
(a)   From the date hereof until the Effective Time or the earlier termination of this Agreement in accordance with its terms, upon reasonable prior notice, each of the Acquired Companies shall, and shall cause each of its Subsidiaries to, afford Parent and its Representatives reasonable access during normal business hours to (and, with respect to books and records, the right to copy) all of the Acquired Company Group’s properties, offices, commitments, books, Contracts, records and correspondence (in each case, whether in physical or electronic form), and Representatives. The Acquired Companies shall furnish promptly to Parent all relevant information concerning its and its Subsidiaries’ business, properties and personnel as Parent may reasonably request. Notwithstanding the foregoing provisions of this Section 6.6(a), the Acquired Companies shall not be required to, or to cause any of the Acquired Company Subsidiaries to, (i) grant such access if the Acquired Companies reasonably determine that it would cause significant risk of (A) disrupting or impairing the business or operations of any member of the Acquired Company Group, (B) constituting a violation of any Contract with respect to confidentiality or non-disclosure owing to a third party (including any Governmental Entity) to which any member of the Acquired Company Group is a party, (C) constituting a violation of any applicable Law, (D) disclosure of any information that in the reasonable judgment of the Acquired Companies would result in the disclosure of any trade secrets or other confidential business information, or (E) resulting in a waiver of attorney-client privilege, work product doctrine or similar privilege, or (ii) grant access, except with the Acquired Companies’ prior written consent, to conduct environmental sampling or testing or invasive or subsurface investigations. EXCEPT FOR INCIDENTS CAUSED BY PARENT’S OR ITS AFFILIATE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR THE MERE DISCOVERY OF ANY PRE-EXISTING ENVIRONMENTAL CONDITIONS THAT ARE NOT EXACERBATED BY PARENT OR ITS AFFILIATES, THE ACQUIRED COMPANIES SHALL INDEMNIFY PARENT AND ITS AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES FROM, AND HOLD PARENT AND ITS AFFILIATES AND SUCH REPRESENTATIVES HARMLESS AGAINST, ANY AND ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES, JUDGMENTS, INQUIRIES, FINES AND REASONABLE FEES, COSTS, EXPENSES, INCLUDING ATTORNEYS’ FEES AND DISBURSEMENTS, AND THE COST OF ENFORCING THIS INDEMNITY, WITH RESPECT TO DAMAGE TO PROPERTY, INJURY OR LOSS OF LIFE ARISING OUT OF OR RESULTING FROM ANY ACCESS PROVIDED PURSUANT TO THIS SECTION 6.6(a).
(b)   From the date hereof until the Effective Time or the earlier termination of this Agreement in accordance with its terms, upon reasonable prior notice, Parent shall, and shall cause each of its Subsidiaries to, afford the Acquired Companies and their respective Representatives reasonable access during normal business hours to (and, with respect to books and records, the right to copy) all of Parent’s and the Parent Subsidiaries’ properties, offices, commitments, books, Contracts, records and correspondence (in each case, whether in physical or electronic form), and Representatives. Parent shall furnish promptly to the Acquired Companies (i) a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of federal or state securities Laws and a copy of any communication (including “comment letters”) received by Parent from the SEC concerning compliance with securities Laws and (ii) all other relevant information concerning its and its Subsidiaries’ business, properties and personnel as the Acquired Companies may reasonably request. Notwithstanding the foregoing provisions of this Section 6.6(b), Parent shall not be required to, or to cause any of the Parent Subsidiaries to, (i) grant such access if Parent reasonably determines that it would cause significant risk of (A) disrupting or impairing the business or operations of Parent or any of the Parent Subsidiaries, (B) constituting a violation of any Contract with respect to confidentiality or non-disclosure owing to a third party (including any Governmental Entity) to which Parent or any of the Parent Subsidiaries is a party, (C) constituting a violation of any applicable Law, (D) disclosure of any information that in the reasonable judgment of Parent would result in the disclosure of any trade secrets or other confidential business information, or (E) resulting in a waiver of attorney-client privilege, work product doctrine or similar privilege, or (ii) grant access, except with Parent’s prior written consent, to conduct environmental sampling or testing or invasive or subsurface investigations. EXCEPT FOR INCIDENTS CAUSED BY THE ACQUIRED COMPANIES’ OR THEIR RESPECTIVE AFFILIATE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR THE MERE DISCOVERY OF ANY PRE-EXISTING ENVIRONMENTAL CONDITIONS THAT ARE NOT EXACERBATED BY THE ACQUIRED COMPANIES OR THEIR RESPECTIVE AFFILIATES, PARENT SHALL INDEMNIFY THE ACQUIRED COMPANIES AND THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES FROM, AND HOLD THE ACQUIRED COMPANIES AND THEIR RESPECTIVE AFFILIATES AND SUCH REPRESENTATIVES HARMLESS AGAINST, ANY AND ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES, JUDGMENTS, INQUIRIES, FINES AND REASONABLE FEES, COSTS, EXPENSES, INCLUDING ATTORNEYS’ FEES AND DISBURSEMENTS, AND THE COST OF ENFORCING THIS INDEMNITY, WITH RESPECT TO DAMAGE TO PROPERTY, INJURY OR LOSS OF LIFE ARISING OUT OF OR RESULTING FROM ANY ACCESS PROVIDED PURSUANT TO THIS SECTION 6.6(b).
(c)   The terms of the Confidentiality Agreement dated as of October 19, 2023 between Parent and Juniper Capital Investments LLC (as amended, the “Confidentiality Agreement”) are hereby incorporated mutatis mutandis, and, notwithstanding anything contained in the Confidentiality Agreement, shall continue in full force and effect until Closing, and the Acquired Companies agree that the provisions of the Confidentiality Agreement shall apply to them as if they were parties to the Confidentiality Agreement and that the Members’ Representative shall be considered an “Affiliate” (as such term is defined in the Confidentiality Agreement) for purposes of the Confidentiality Agreement. To the extent that the provisions of this Section 6.6(c) conflict with the provisions of the Confidentiality Agreement, the provisions of this Section 6.6(c) shall prevail and control to the extent of such conflict. All information provided to any Party or its Representatives pursuant to or in connection with this Agreement is deemed to be “Confidential Information” as defined under the Confidentiality Agreement.
6.7   Public Statements.   The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Acquired Companies. Parent, the Acquired Companies and Members’ Representative will not, and each of the foregoing will cause its Representatives not to, issue any public announcements or make other public disclosures regarding this Agreement or the transactions contemplated hereby, without the prior written approval of the Other Party; provided, however, that a Party or its Representatives may issue a public announcement or other public disclosures (a) required by Law or the rules of any stock exchange upon which such Party’s or its parent entity’s capital stock is traded and (b) regarding this Agreement or the transactions contemplated hereby that is consistent with prior disclosure in press releases or public statements previously approved by the Other Party or made by either Party in compliance with this Section 6.7; provided that such Party uses commercially reasonable efforts to afford the Other Party an opportunity to first review the content of the proposed disclosure and provide reasonable comments regarding same; provided, further, that this Section 6.7 shall not be deemed to restrict in any manner the Acquired Companies’, Members’ Representative or Parent’s ability to (i) disclose information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the Parties regarding this Agreement or the transactions contemplated hereby and (ii) communicate with its employees and that Parent shall not be required by this Section 6.7 to consult with, or obtain the approval of, any Other Party with respect to a public announcement in connection with the receipt and existence of a Parent Alternative Proposal and matter related thereto or a Parent Change in Recommendation. Notwithstanding the foregoing, the Acquired Companies and Members’ Representative will be allowed to disclose the terms of this Agreement and the transactions contemplated hereby without the consent of Parent to their respective members (who may disclose to their direct and indirect investors) the material terms of this Agreement and other types of information that are customary for private equity funds to provide their respective members, limited partners and partners.
6.8   Takeover Laws.   None of the Acquired Companies, Parent, First Merger Sub or Second Merger Sub will take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Laws, and each of them will take all reasonable steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from the Takeover Laws of any state that purport to apply to this Agreement or the transactions contemplated hereby.
6.9   Obligations of Merger Subs.   Parent shall take all action reasonably necessary to cause each of First Merger Sub and Second Merger Sub to perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including the Mergers, upon the terms and subject to the conditions set forth in this Agreement.
6.10   Indebtedness.
(a)   From the date hereof until the earlier of (i) the effectiveness of the Debt Refinancing and (ii) the Closing Date, (x) Parent shall use commercially reasonable efforts to consummate the Debt Refinancing and (y) the Acquired Companies shall, and shall cause the Acquired Company Subsidiaries to, and Parent shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts to provide, and shall cause their respective Representatives to use their commercially reasonable efforts to provide all customary cooperation reasonably requested by Parent or the Acquired Companies, as applicable, in connection with the Debt Refinancing (including the arrangement and syndication thereof) to include, without limitation, (i) the furnishing of financial and other pertinent information necessary to show the pro forma impact of the transactions contemplated hereby on Parent and its Subsidiaries, the Acquired Companies and the Acquired Company Subsidiaries, as applicable (it being understood that the Acquired Companies and the Acquired Company Subsidiaries shall not be required to prepare any pro forma financial statements (including pro forma adjustments), projections or other forward-looking statements relating to all or any component of the Debt Refinancing), (ii) cooperating with the creation and perfection of pledge and security instruments effective as of the date of effectiveness of the Debt Refinancing and (iii) providing pertinent information that is required in connection with the Debt Refinancing by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations.
(b)   Notwithstanding anything to the contrary in Section 6.10(a), neither of the Parent nor any of its Subsidiaries or Affiliates, and no member of the Acquired Company Group or its Affiliates shall (i) be required to (x) enter into, execute, deliver or have any obligation under any resolutions, consent, certificate, document, instrument or agreement with respect to the Debt Refinancing that would be effective prior to the Closing and not contingent upon the Closing occurring or (y) pay any fee or other amount, or provide any indemnities or incur any liability in connection with the Debt Refinancing (other than (A) with respect to the Acquired Company Group, agreements entered into and liabilities incurred by the Acquired Company Group that become effective only upon the Closing (and not before) and (B) with respect to the Parent and its Subsidiaries, (1) agreements entered into and liabilities incurred by the Parent and/or any of its Subsidiaries that become effective only upon the Closing (and not before) and (2) indemnification and expense reimbursement agreements customary for the type of debt refinancing contemplated hereunder), (ii) be required to disclose information under this Section 6.10(b) which would contravene any Law or their respective Organizational Documents or is legally privileged (including subject to attorney-client privilege), (iii) be required to take any action that would unreasonably interfere or disrupt the conduct of their respective businesses, (iv) be required to cause any of their respective directors, managers, officers or employees to incur any personal liability in connection with the Debt Refinancing or (v) be required to pledge any assets as collateral that is not contingent upon the effectiveness of the Debt Refinancing.
6.11   Indemnification; Directors’ and Officers’ Insurance.
(a)   Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification agreement or under any Acquired Company’s Organizational Documents, or, if applicable, the Acquired Company Subsidiaries’ Organizational Documents, in each case as in effect on the date of this Agreement and made available to Parent, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Parent and the Surviving Entities, jointly and severally, will: (i) indemnify and hold harmless each person who is now, or has been or becomes at any time prior to the Effective Time, an officer or director of any member of the Acquired Company Group (collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by applicable Law in connection with any Proceeding and any losses, claims, damages, liabilities, costs, Indemnification Expenses, Judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) resulting therefrom; and (ii) promptly pay on behalf of or, within five days after any request for advancement, advance to each of the Indemnified Parties, any Indemnification Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Proceeding in advance of the final disposition of such Proceeding, including payment on behalf of or advancement to the Indemnified Party of any Indemnification Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification or advancement, in each case without the requirement of any bond or other security. The indemnification and advancement obligations of Parent and the Surviving Entities pursuant to this Section 6.11 extend to acts or omissions occurring at or before the Effective Time and any Proceeding relating thereto (including with respect to any acts or omissions occurring in connection with the consummation of the Mergers and the transactions contemplated by this Agreement, including the consideration and approval thereof and the process undertaken in connection therewith and any Proceeding relating thereto), and all rights to indemnification and advancement conferred hereunder continue as to any Indemnified Party who has ceased to be a director or officer of any member of the Acquired Company Group after the date of this Agreement and inure to the benefit of such person’s heirs, executors and personal and legal representatives. As used in this Section 6.11: (x) the term “Indemnification Expenses” means documented out of pocket attorneys’ fees and expenses and all other reasonable and documented out of pocket costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Proceeding for which indemnification is sought pursuant to this Section 6.11, including any Proceeding relating to a claim for indemnification or advancement brought by an Indemnified Party; and (y) the phrase “to the fullest extent authorized or permitted by applicable Law” includes, but is not limited to (1) to the fullest extent authorized or permitted by any provision of the DGCL or DLLCA that authorizes or permits additional indemnification by agreement or otherwise, or the corresponding provision of any amendment to or replacement of the DGCL or DLLCA and (2) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL or DLLCA adopted after the date of this Agreement that increase the extent to which an entity may indemnify its directors, officers, trustees, employees, agents, or fiduciaries or persons serving in any capacity in which any Indemnified Party serves, provided that any amendment, alteration or repeal of the DGCL or DLLCA that adversely affects any right of any Indemnified Party will be prospective only and does not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal. Neither Parent nor the Surviving Entities will settle, compromise or consent to the entry of any Judgment in any actual or threatened Proceeding in respect of which indemnification has been or could be sought by such Indemnified Party hereunder unless such settlement, compromise or Judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding without admission or finding of wrongdoing, or such Indemnified Party otherwise consents thereto.

(b)   Without limiting the foregoing, Parent, First Merger Sub and Second Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the Indemnified Parties as provided in any Acquired Company’s Organizational Documents or the Acquired Company Subsidiaries’ Organizational Documents will be assumed by the Surviving Entities and Parent in the Mergers, without further action, at the Effective Time and will survive the Mergers and continue in full force and effect in accordance with their terms.
(c)   Parent’s Organizational Documents, each Parent Subsidiary’s Organizational Documents, each Surviving Entities’ Organizational Documents and each Acquired Company Subsidiary’s Organizational Documents will contain provisions no less favorable in the aggregate with respect to indemnification, advancement of expenses, exculpation and limitations on liability of directors and officers than are set forth in Parent’s Organizational Documents, each such Parent Subsidiary’s Organizational Documents, the Acquired Companies’ Organizational Documents and each such Acquired Company Subsidiary’s Organizational Documents, each, as in effect immediately prior to the Effective Time, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were Indemnified Parties, unless such modification is required by Law and then only to the minimum extent required by Law; provided, however, that any such modification shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to modification; and provided, further, that all rights to indemnification in respect of any Proceeding made within such period continue until the disposition of such Proceeding.
(d)   The Surviving Entities (or Parent on the Surviving Entities’ behalf) shall, on or prior to the Effective Time, obtain and purchase six years of tail coverage for the Acquired Companies’ current directors’ and officers’ liability and fiduciary liability insurance policies providing coverage for post-Effective Time claims asserting actual or alleged acts or omissions occurring prior to or at the Effective Time (the “D&O Tail Policy”). Notwithstanding anything to the contrary in the foregoing, in no event shall Parent or the Surviving Entities be required to pay a premium for the D&O Tail Policy in excess of 300% of the annual premiums currently paid by the Acquired Companies or any of their respective Affiliates for such insurance; provided, that if the premium for the D&O Tail Policy exceeds such amount, the Surviving Entities (or Parent on the Surviving Entities’ behalf) shall obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount. Section 6.11 of the Company Disclosure Letter sets forth such annual premiums currently paid by the Acquired Companies. Parent shall provide a reasonable opportunity to the Acquired Companies to comment on the terms of any endorsements in connection with the D&O Tail Policy.
(e)   If Parent, the Surviving Entities or any of their respective successors (i) consolidates with or merges with or into any other person and is not the continuing or surviving corporation, partnership or other entity of such consolidation or merger, or (ii) assigns, transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent or the Surviving Entities assume the obligations set forth in this Section 6.11.
(f)   Parent will cause the Surviving Entities to perform all of the obligations of the Surviving Entities under this Section 6.11.
(g)   This Section 6.11 shall survive the consummation of the Mergers and is intended to be for the benefit of, and to be enforceable by, the Indemnified Parties and their respective heirs and personal representatives, and will be binding on Parent, the Surviving Entities and their respective successors and assigns.
6.12   Employee Matters.
(a)   Beginning on the date of the execution of this Agreement, the Acquired Companies shall use commercially reasonable efforts to make available, and cause the Management Companies to make available, to Parent or its Affiliates each of the Business Employees to discuss potential employment, including any employment, retention, consulting or other arrangements that will become effective following the consummation of the Mergers. Parent or its applicable Affiliate will have the right, but not the obligation, to, no later than fifteen (15) days prior to the Closing Date, make offers of employment to the Business Employees. Such offers of employment shall be on terms and conditions determined by Parent or its applicable Affiliate consistent with this Section 6.12. Each such employment offer shall be subject to and conditioned upon the occurrence of the Closing and the satisfaction of Parent’s or its applicable Affiliate’s applicable pre-employment screening processes. Notwithstanding the foregoing, any offer of employment to a Business Employee who as of the Closing Date is not actively at work (each, an “Inactive Employee”) shall be conditioned upon such Inactive Employee returning to active employment within 90 days of the Closing, and the Acquired Companies agree that Parent and its Affiliates shall not be responsible for the provision of benefits and compensation to or any other costs or liabilities incurred in respect of any Inactive Employee prior to the date that such Inactive Employee commences active employment with Parent or its applicable Affiliate. Parent or its Affiliates at their discretion may schedule any meetings or interviews to discuss potential employment of Business Employees and the Acquired Companies shall use commercially reasonable efforts to assist Parent or its Affiliates with respect to such scheduling. Any such meeting or interview between Parent or its Affiliates and Business Employees shall be scheduled during normal business hours and otherwise at times and places that are not unreasonably disruptive to the Acquired Companies or its Affiliates (including the Management Companies), with reasonable advance notice being provided to the Acquired Companies and the applicable Management Company and the applicable Business Employees.
(b)   For a period of 12 months immediately following the Closing Date (or, if earlier, an applicable Continuing Employee’s termination date) (the “Continuation Period”), Parent shall, and shall cause the Surviving Entities to, provide to the Business Employees who become employed by Parent or its Affiliate (including the Surviving Entities) immediately following the Effective Time (each, a “Continuing Employee”), compensation and employee benefits (excluding any long-term incentive or equity or equity-based, nonqualified deferred compensation, severance, retention, change in control, transaction and similar bonuses and payments, and defined benefit pension and post-employment welfare benefits) that are substantially comparable in the aggregate to either, as determined by Parent, (x) those provided to each such Continuing Employee immediately prior to the Effective Time (subject to the same exclusions), (y) those provided to similarly situated employees of Parent and its Subsidiaries immediately prior to the Effective Time (subject to the same exclusions) or (z) some combination thereof.
(c)   To the extent Parent causes a Continuing Employee to cease to be eligible to participate in a Company Benefit Plan and instead provides for such Continuing Employee to be eligible to participate in a Parent Benefit Plan or other Benefit Plan sponsored or maintained by Parent or one of its Affiliates (the “Replacement Plans”) during the plan year in which the Closing Date occurs, if such Replacement Plan is a group health plan, Parent shall use commercially reasonable efforts to credit (or cause to be credited) such Continuing Employee, for such applicable plan year, amounts already paid by such Continuing Employee during the plan year that includes the Closing under any comparable Company Benefit Plan for purposes of applying any deductibles and out-of-pocket maximums (including any lifetime maximums) as though such amounts had been paid in accordance with the terms and conditions of such Replacement Plan. Parent, the Surviving Entities, their Affiliates, and the Replacement Plans shall recognize each Continuing Employee’s years of service and level of seniority with the applicable member of the Acquired Company Group prior to the Effective Time for purposes of eligibility to participate, vesting and benefit determination (but not for benefit accruals under any defined benefit or retiree welfare arrangement) under the Replacement Plans; provided, however, that (i) such service shall only be credited to the same extent and for the same purpose as such service was credited under the analogous Company Benefit Plan in which such Continuing Employee participated immediately prior to the Closing and (ii) no such service shall be credited to the extent doing so would result in a duplication of benefits or compensation. Parent shall use commercially reasonable efforts to cause each Replacement Plan that is a group health plan to waive any preexisting condition exclusion or restriction, waiting period or actively-at-work requirement with respect to participation and coverage requirements applicable to a Continuing Employee in the year in which the Closing Date occurs to the extent such exclusion, restriction or requirement did not apply with respect to such employee under the corresponding Company Benefit Plan in which he or she participated immediately prior to the Effective Time.
(d)   From and after the Closing, it is the intent of the Parties that Parent and its Affiliates shall have no current or contingent liability or obligation with respect to, and the Acquired Companies shall use commercially reasonable efforts to cause the Management Companies to retain, assume, and be solely responsible for all liabilities and obligations relating to or at any time arising under or with respect to, any Company Benefit Plan, including the responsibility for satisfying the continuation coverage requirements of Section 4980B of the Code for all individuals who are “M&A qualified beneficiaries” as such term is defined in Treasury Regulation Section 54.4980B-9.
(e)   Nothing in this Agreement shall constitute the establishment of or an amendment to, or be construed as establishing or amending, any benefit or compensation plan, program, Contract, arrangement or agreement sponsored, maintained or contributed to by the Acquired Companies, Parent or any of their respective Subsidiaries, and nothing in this Agreement shall be deemed to alter or limit the ability of Parent or any of its Affiliates (including, following the Effective Time, the Surviving Entities) to amend, modify or terminate any benefit or compensation plan, program, policy, agreement or arrangement. The provisions of this Section 6.12 are for the sole benefit of the Parties and nothing herein, expressed or implied, is intended or will be construed to confer upon or give to any Person (including, for the avoidance of doubt, any Continuing Employee or other current or former employee of the Acquired Companies or any Acquired Company Subsidiary, or any dependent or beneficiary thereof), other than the Parties and their respective permitted successors and assigns, any legal or equitable or other rights, benefits or remedies (including any third-party beneficiary rights).
6.13   Transaction Litigation.   Parent shall promptly notify the Acquired Companies of any litigation against it or its directors or officers in relation to the Mergers and the other transactions contemplated by this Agreement and shall keep the Acquired Companies informed regarding such litigation. Parent shall give the Acquired Companies the opportunity to participate in the defense or settlement of any litigation against Parent or its directors relating to the Mergers and the other transactions contemplated by this Agreement, and no such settlement shall be agreed to without the prior written consent of the Acquired Companies, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting in any way the Parties’ obligations under Section 6.3, each of the Acquired Companies and Parent shall cooperate, shall cause its respective Subsidiaries, as applicable, to cooperate and shall use its reasonable best efforts to cause its Representatives to cooperate in the defense of such litigation.
6.14   Preparation of Proxy Statement.
(a)   As promptly as reasonably practicable after the execution and delivery of this Agreement, Parent shall prepare and cause to be filed with the SEC, in a form mutually acceptable to the Parties, a proxy statement to be sent to the holders Parent Common Stock in connection with the Parent Stockholders Meeting (as amended or supplemented from time to time, the “Proxy Statement”) Parent shall use its commercially reasonable efforts to ensure that the Proxy Statement complies as to form in all material respects with the rules and regulations promulgated by the SEC under the Exchange Act and the Securities Act and with all other applicable Law. Parent shall ensure that the Proxy Statement includes (i) the opinion of its financial advisor referred to in Section 5.28, and (ii) a summary of the financial analysis conducted by such financial advisor. Subject to Section 6.4, Section 6.5 and Section 6.14(d), the Proxy Statement shall include the Parent Board Recommendation. Parent shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as possible after filing thereof (including by responding to any comments of the SEC). Parent shall also make all necessary filings with respect to the Mergers and the transactions contemplated herein under the Securities Act and the Exchange Act. Parent will cause the Proxy Statement to be mailed to the holders of Parent Common Stock as promptly as reasonably practicable after the Proxy Statement is cleared by the SEC.
(b)   The Acquired Companies shall promptly furnish all data and information concerning it and its Affiliates to Parent, and provide such other assistance, as may be reasonably requested by Parent and shall otherwise reasonably assist and cooperate with Parent in the preparation, filing, and distribution of the Proxy Statement and the resolution of any comments received from the SEC. If at any time prior to the receipt of the Parent Stockholder Approval, any information relating to the Acquired Companies or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Acquired Companies or Parent that is required to be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not false or misleading, the Party that discovers such information shall promptly notify the Other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the holders of Parent Common Stock.
(c)   Parent shall notify the Acquired Companies promptly of the receipt of any comments, whether written or oral, from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply the Acquired Companies with copies of (i) all correspondence between Parent and/or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement and (ii) all stop orders of the SEC relating to the Proxy Statement. Parent shall give the Acquired Companies and its counsel a reasonable opportunity to participate in preparing the proposed response by Parent to comments received from the SEC or its staff and to provide comments on any proposed response thereto, and Parent shall give reasonable consideration to such comments. Unless the Parent Board has made a Parent Change in Recommendation:
(i)
Parent shall use its reasonable best efforts (1) to respond as promptly as reasonably practicable to any comment from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement and (2) to have the SEC advise Parent as promptly as reasonably practicable that the SEC has no further comments on the Proxy Statement; and

(ii)
Parent shall file the Proxy Statement in definitive form with the SEC and cause such definitive Proxy Statement to be sent to the holders of Parent Common Stock as promptly as reasonably practicable after the SEC advises Parent that the SEC has no further comments on the Proxy Statement.

(d)   No amendment or supplement to the Proxy Statement will be made by Parent without the approval of the Acquired Companies, which approval shall not be unreasonably withheld, conditioned or delayed, provided that Parent in connection with a Parent Change in Recommendation made in compliance with the terms hereof may amend or supplement the Proxy Statement (including by incorporation by reference) to the extent it contains (A) a Parent Change in Recommendation, (B) a statement of the reasons of the Parent Board for making such a Parent Change in Recommendation and (C) additional information reasonably related to the foregoing.
6.15   Parent Stockholders Meeting; Other Approvals.   Parent shall take all action necessary in accordance with applicable Laws and the Organizational Documents of Parent to duly give notice of, convene and hold the Parent Stockholders Meeting for the purpose of obtaining the Parent Stockholder Approval, as promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC (and in any event no later than 45 days thereafter). Unless there has been a Parent Change in Recommendation in accordance with Section 6.5, Parent shall (i) through the Parent Board, recommend, including through a recommendation in the Proxy Statement, that the holders of Parent Common Stock vote in favor of the Parent Stock Issuance at the Parent Stockholders Meeting and (ii) solicit from holders of the Parent Common Stock proxies in favor of the Parent Stock Issuance. Notwithstanding anything to the contrary in this Agreement (except for the sentence immediately following this sentence), Parent (A) shall be required to adjourn or postpone the Parent Stockholders Meeting (1) to the extent necessary to ensure that any legally required supplement or amendment to the Proxy Statement is provided to the holders of Parent Common Stock or (2) if, as of the time for which the Parent Stockholders Meeting is scheduled, there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Parent Stockholders Meeting and (B) may, and at the Acquired Companies’ request shall, adjourn or postpone the Parent Stockholders Meeting if, as of the time for which the Parent Stockholders Meeting is scheduled, there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to obtain the Parent Stockholder Approval; provided, however, that unless otherwise agreed to by the Parties, the Parent Stockholders Meeting shall not be adjourned or postponed to a date that is more than 20 Business Days after the date for which the Parent Stockholders Meeting was previously scheduled (it being understood that such Parent Stockholders Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clause (A)(1) and clause (A)(2) exist, and such Parent Stockholders Meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (B) exist). Notwithstanding the foregoing, Parent may adjourn or postpone the Parent Stockholders Meeting to a date no later than the second Business Day after the expiration of the periods contemplated by Section 6.5(e) or Section 6.5(f).   Unless this Agreement has been terminated in accordance with its terms, Parent’s obligation to call, give notice of, convene and hold the Parent Stockholders Meeting in accordance with this Section 6.15 shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Parent Alternative Proposal or Parent Superior Proposal, or by any Parent Change in Recommendation. If requested by the Acquired Companies, Parent shall promptly provide to the Acquired Companies all voting tabulation reports relating to the Parent Stockholders Meeting that have been prepared by Parent or Parent’s transfer agent, proxy solicitor or other Representatives. The only matters to be voted upon at the Parent Stockholders Meeting are the Parent Stockholder Approval and routine proposals required in connection with such vote.
6.16   Tax Matters.
(a)   Parent, on the one hand, and the Members, on the other hand, shall each be responsible for the timely payment of 50% of all sales (including bulk sales), use, value added, documentary, stamp, registration, transfer, conveyance, excise, recording, license, stock transfer stamps, real estate transfer and other similar Taxes and fees arising out of or in connection with, or attributable to, the transactions effected pursuant to this Agreement; provided, however, that any such Taxes or fees arising out of or in connection with, or attributable to, any transactions described in Section 3.2 shall be borne solely by the Members.
(b)   Members’ Representative shall prepare and timely file or cause to be prepared and timely filed all Pass-Through Tax Returns relating to any Pre-Closing Tax Period (but, for the avoidance of doubt, not any Straddle Period) required to be filed by any member of the Acquired Company Group (the “Members’ Returns”). The Members’ Returns shall be prepared in a manner consistent with past practice, except as otherwise required by applicable Law. Members’ Representative shall provide Parent with a draft of such Members’ Returns for Parent’s review and comment at least 30 days prior to the due date of such Members’ Return, and Members’ Representative shall consider in good faith any comments to such Members’ Returns provided at least five days prior to such due date. Parent shall cause the Members’ Returns, as prepared by Members’ Representative, to be timely filed.
(c)   Parent shall prepare and timely file or cause to be prepared and timely filed all Pass-Through Tax Returns relating to any Straddle Period required to be filed by any member of the Acquired Company Group (the “Parent’s Returns”). The Parent’s Returns shall be prepared in a manner consistent with past practice, except as otherwise required by applicable Law; provided, however, that the Parent’s Returns shall use the “interim closing method” using the “calendar day convention” (in each case, within the meaning of Treasury Regulations Section 1.706-4) with respect to allocating items of income, gain, loss, depreciation, deduction or credit of the Acquired Company Group. Parent shall provide Members’ Representative with a draft of such Parent’s Returns for Members’ Representative’s review and comment at least 30 days prior to the due date of such Parent’s Returns, and Parent shall consider in good faith any comments to such Parent’s Returns provided at least five days prior to such due date. Parent shall cause the Parent’s Returns, as prepared by Parent, to be timely filed.
(d)   Following the Closing, without the prior written consent of Members’ Representative (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall not, and shall cause its Affiliates (including the Acquired Company Group) not to, (i) file (other than pursuant to Section 6.16(b) or Section 6.16(c)) or amend or otherwise modify any Pass-Through Tax Return of the Acquired Company Group relating to any Pre-Closing Tax Period or Straddle Period, (ii) extend or waive, or cause to be extended or waived, any statute of limitations or other period for the assessment of any Taxes or deficiencies relating to any Pass-Through Tax Return for any Pre-Closing Tax Period or Straddle Period of the Acquired Company Group, (iii) make or change any Tax election or accounting method or practice on any Pass-Through Tax Return with respect to, or that has retroactive effect to, any Pre-Closing Tax Period or Straddle Period of the Acquired Company Group, (iv) make or initiate any voluntary contact with a Governmental Entity (including any voluntary disclosure agreement or similar process) regarding any Pass-Through Tax Return for any Pre-Closing Tax Period or Straddle Period of the Acquired Company Group, or (v) file an administrative adjustment request in any jurisdiction, in respect of any Pass-Through Tax Return for any Pre-Closing Tax Period or Straddle Period of the Acquired Company Group.
(e)   Parent shall promptly notify Members’ Representative following receipt of any notice of audit or other proceeding relating to any Members’ Return or any Parent’s Return (each, a “Tax Action”). Members’ Representative shall have the right to control any Tax Action relating solely to any Members’ Return, including the filing of an amended return or any claim for refund; provided, that (1) Members’ Representative shall keep Parent reasonably informed of all material developments in such Tax Action and Parent shall be permitted to participate in any such Tax Action, at its own expense, (2) Members’ Representative shall provide Parent with an opportunity to review and comment on any written materials submitted in connection with such Tax Action, and (3) Members’ Representative shall not finalize, settle, compromise or abandon any such Tax Action without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). Parent shall have the right to control any Tax Action relating solely to any Parent’s Return, including the filing of an amended return or any claim for refund; provided, that (x) Parent shall keep Members’ Representative reasonably informed of all material developments in such Tax Action and Members’ Representative shall be permitted to participate in any such Tax Action, at its own expense, (y) Parent shall provide Members’ Representative with an opportunity to review and comment on any written materials submitted in connection with such Tax Action, and (z) Parent shall not finalize, settle, compromise or abandon any such Tax Action without the prior written consent of Members’ Representative (which consent shall not be unreasonably withheld, conditioned or delayed).
(f)   With respect to any partnership Tax audit adjustment of any member of the Acquired Company Group, the Acquired Company Group, Parent, and Members’ Representative shall cause the partnership representative or designated individual of such member of the Acquired Company Group to timely and properly elect the application of Section 6226 of the Code including timely providing a statement of partnership adjustment pursuant to Section 6226(a)(2) after the partnership adjustments are finally determined (and any similar provision of state or local Law) with respect to such adjustment, including with respect to any Tax Action, Tax audit, investigation or similar proceeding with respect to a Tax Return of such member of the Acquired Company Group.
(g)   Parent and Members’ Representative shall (i) provide the Other Party with such assistance as may be reasonably requested in connection with the preparation or review of any Tax Return or any audit or other examination by any Governmental Entity or judicial or administrative proceeding relating to Taxes with respect to the Acquired Company Group, and (ii) retain and provide the Other Party with reasonable access to all records or information that may be relevant to such Tax Return, audit, examination or proceeding and make employees available on a mutually convenient basis to provide additional information and explanation of any material provided.
(h)   The Aggregate Merger Consideration, together with any assumed liabilities of the Acquired Company Group that are treated as consideration for income Tax purposes, shall be allocated among the assets of the Acquired Company Group for income Tax purposes in accordance with the requirements of the Code and the Treasury Regulations (the “Allocation”). Parent shall deliver to Members’ Representative a schedule containing the Allocation within 30 days after the Closing Date. If Members’ Representative does not notify Parent in writing within 30 days following Members’ Representative’s receipt of the Allocation that Members’ Representative objects to the Allocation, the Allocation shall be final and binding upon the Parties. If, within such 30 day period, Members’ Representative so notifies Parent of any objection to the Allocation, Parent and Members’ Representative shall negotiate in good faith to resolve any disputed matters, and if Parent and Members’ Representative are able to resolve the disputed matters within 20 days following Parent’s receipt of Members’ Representative’s notice of objection, Parent and Members’ Representative shall revise the Allocation to reflect such resolution, and the revised Allocation shall be final and binding upon the Parties. If Parent and Members’

Representative are unable to resolve all of the disputed matters within 20 days following Parent’s receipt of Members’ Representative’s notice of objection, Parent and Members’ Representative shall promptly refer the disputed matters to a mutually agreeable independent accounting firm for resolution, which shall be final and binding upon the Parties. The Parties (i) shall file or cause to be filed all Tax Returns in a manner consistent with the Allocation and (ii) shall not take any position (whether in Tax Returns, audits or otherwise) that is inconsistent with the Allocation, except, in each case, as required by a “determination” as defined under Section 1313 of the Code (and comparable provisions of state and local Law) or by a change in Law after the Allocation has been determined. If there are adjustments to amounts Parent is treated as paying pursuant to this Agreement, the Allocation shall be adjusted as appropriate, and Parent and Members’ Representative shall cooperate in good faith in making any such adjustments.
(i)   The Acquired Companies shall cause each of the Acquired Company Subsidiaries that is classified as a partnership for U.S. federal income tax purposes to have a valid election under Section 754 of the Code (and similar or corresponding election under state or local Law) in effect for each taxable period that includes the Closing Date. Parent and Members’ Representative intend for U.S. federal (and applicable state and local) income Tax purposes that the Mergers shall be treated as a taxable acquisition by Parent of the assets of the Acquired Companies in exchange for the Aggregate Merger Consideration, together with any assumed liabilities of the Acquired Company Group and other relevant items in determining the purchase price. The Parties (x) shall file or cause to be filed all Tax Returns in a manner consistent with the foregoing and (y) shall not take any position (whether in Tax Returns, audits or otherwise) that is inconsistent with the foregoing, except, in each case, as required by a “determination” as defined under Section 1313 of the Code (and comparable provisions of state and local Law).
6.17   Termination of Certain Related Party Contracts.   On or prior to the Closing, the Acquired Companies shall, and shall cause its respective Affiliates, as applicable, to terminate all Related Party Contracts, other than those Related Party Contracts set forth on Section 6.17 of the Company Disclosure Letter.
6.18   Notice of Changes.   Each of the Acquired Companies and Parent shall give prompt written notice to the other (and will subsequently keep the other informed on a current basis of any developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that is reasonably likely to result in any of the conditions set forth in Article VII not being able to be satisfied prior to the Outside Date. Notwithstanding the foregoing, a breach of the obligations of the Acquired Companies or Parent under this Section 6.18 will not be taken into account for purposes of determining whether any conditions set forth in Article VII have been satisfied.
6.19   Form S-3.   Prior to the Closing, Parent shall use its reasonable best efforts not to take any action, or fail to take any action, which action or failure would reasonably be expected to cause Parent to be ineligible to file a registration statement on Form S-3 promulgated under the Securities Act (or any successor form) in accordance with the Stockholder Agreement.
6.20   Parent Charter Amendment.   At or prior to the Closing, Parent shall deliver evidence reasonably satisfactory to the Acquired Companies that the Parent Charter Amendment has been properly approved and declared advisable by the Parent Board.
6.21   Cash Contribution.   At or prior to the Closing, Members’ Representative shall, or shall cause its Affiliates to, deliver evidence reasonably satisfactory to the Parent that Members’ Representative, or its Affiliates, have, following the date of this Agreement, made cash contributions, in an aggregate amount of $5,000,000, to the Acquired Companies or the Acquired Company Subsidiaries.
6.22   Insurance.   Members’ Representative acknowledges that the Acquired Company Group may be entitled to the benefit of coverage under occurrence-based insurance policies held by its Affiliates or members of the Juniper Group set forth on Section 4.24 of the Company Disclosure Letter with respect to claims arising out of any actual or alleged act, omission, circumstance, matter, event or occurrence existing or occurring prior to the Closing relating to the Acquired Company Group or the business of the Acquired Company Group (such insurance policies, the “Occurrence-Based Policies,” and such claims (regardless of when reported or asserted), “Pre-Closing Claims”). From and after the Closing, Parent shall have the right to participate, at its expense, with the Members’ Representative or its applicable Affiliate in the pursuit of any claim and shall bear all any costs and expenses incurred by Members’ Representative or its Affiliates in connection with compliance with this Section 6.22, including any retrospective premiums, deductibles, retentions, obligations, chargebacks, or comparable costs, as applicable, and fees of counsel in connection with any claims handling issues and insurance coverage disputes; provided that if Parent does not reimburse the Members’ Representative or its applicable Affiliate within 30 days of any request for reimbursement of such expenses, then from and after the expiration of such 30-day period, the Members’ Representative and its Affiliates shall have no further obligation under this Section 6.22 until such time as Parent pays or reimburses the Members’ Representative or such Affiliate for all such outstanding expenses. From and after Closing, with respect to any Occurrence-Based Policy affording coverage to the Acquired Company Group for any Pre-Closing Claim, at the written request and sole expense of Parent, Members’ Representative shall, and shall cause its Affiliates and the other members of the Juniper Group to, use commercially reasonable efforts, in a manner consistent with past practices, to make available to the Acquired Company Group any applicable coverage under such Occurrence-Based Policy, including (A) notifying or reporting such Pre-Closing Claim, (B) reasonably assisting and cooperating with Parent and the Acquired Company Group in asserting the Pre-Closing Claim to the insurer of such Occurrence-Based Policy and (C) remitting any insurance proceeds received by Members’ Representative, its Affiliates or the Juniper Group solely in respect of such Pre-Closing Claim to the Acquired Company Group. Parent and its Affiliates shall have no right to bring any Proceeding in a court of competent jurisdiction, directly or indirectly, against such insurer or such insurance policies without the prior written consent of the Members’ Representative. The Members’ Representative or any of its Affiliates may amend, to become effective at the Closing, any insurance policies in the manner the Members’ Representative deems appropriate to give effect to this Section 6.22.
ARTICLE VII
CONDITIONS TO CONSUMMATION OF THE MERGERS
7.1   Mutual Closing Conditions.   The obligations of each of the Parties to consummate the Mergers are conditioned upon the satisfaction at or prior to the Closing (or, to the fullest extent permitted by law, waiver by the Acquired Companies and Parent) of each of the following:
(a)   Parent Stockholder Approval.   The Parent Stockholder Approval shall have been obtained.
(b)   No Injunctions or Restraints.   No Law (whether preliminary, temporary or permanent) issued, enacted, promulgated, entered or enforced by a court of competent jurisdiction or other Governmental Entity having jurisdiction over any Party restraining, enjoining, prohibiting or rendering illegal the consummation of the transactions contemplated by this Agreement is in effect, and no Proceeding before a Governmental Entity seeking such a Law shall be pending.
(c)   Listing.   The shares of Parent Common Stock to be issued in the Mergers shall have been approved for listing on the NYSE, subject to official notice of issuance.
7.2   Conditions to Parent’s and Merger Subs’ Obligations to Effect the Mergers.   The obligations of Parent, First Merger Sub and Second Merger Sub to consummate the Mergers shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, First Merger Sub and Second Merger Sub, to the extent permitted by applicable Law:
(a)   the representations and warranties of the Acquired Companies contained in (i) this Agreement (other than in Section 4.2(a) and Section 4.8(a)) shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth in any individual such representation or warranty) would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, (ii) Section 4.2(a) shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for any Immaterial Inaccuracies, and (iii) Section 4.8(a) shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made as of such time;
(b)   the Acquired Companies shall have performed or complied in all material respects with its obligations or covenants under the Agreement required to be performed or complied with by it under the Agreement at or prior to the Effective Time;
(c)   prior to the Effective Time, each Acquired Company shall deliver to Parent a certificate, signed on behalf of such Acquired Company by its chief executive officer or chief financial officer that the conditions set forth in clauses (a) and (b) above shall have occurred and be continuing as of the Effective Time;
(d)   prior to the Effective Time, Parent shall have received a duly executed IRS Form W-9 from the Members;
(e)   the Designated Equityholders shall have delivered a duly executed counterpart to the Stockholder Agreement; and
(f)   the consents or waivers set forth on Section 7.2(f) of the Company Disclosure Letter shall have been obtained or the relevant indebtedness shall no longer be outstanding.
7.3   Conditions to the Acquired Companies’ Obligations to Effect the Mergers.   The obligations of the Acquired Companies to consummate the Mergers shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Acquired Companies, to the extent permitted by applicable Law:
(a)   the representations and warranties of Parent contained in (i) this Agreement (other than in Section 5.2(a) and Section 5.9(a)) shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth in any individual such representation or warranty) would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect, (ii) Section 5.2(a) shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for any Immaterial Inaccuracies, and (iii) Section 5.9(a) shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made as of such time;
(b)   Parent, First Merger Sub and Second Merger Sub shall have performed or complied in all material respects with their respective obligations or covenants under the Agreement required to be performed or complied with by them under the Agreement at or prior to the Effective Time;
(c)   prior to the Effective Time, Parent shall deliver to the Acquired Companies a certificate, signed on behalf of Parent by its chief executive officer or chief financial officer that the conditions set forth in clauses (a) and (b) above shall have occurred and be continuing as of the Effective Time;
(d)   Parent shall have delivered a duly executed counterpart to the Stockholder Agreement; and
(e)   the consent or waiver set forth on Section 7.3(e) of the Parent Disclosure Letter shall have been obtained or the relevant indebtedness shall no longer be outstanding.
7.4   Frustration of Closing Conditions.   None of the Parties may rely, either as a basis for not consummating the Mergers or for terminating this Agreement, on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3 to be satisfied if such failure was caused by such Party’s material breach of any provision of this Agreement.

ARTICLE VIII
TERMINATION
8.1   Termination of Agreement.   This Agreement may be terminated at any time prior to the Closing as follows:
(a)   by the mutual written consent of the Acquired Companies and Parent;
(b)   by the Acquired Companies or Parent if there is in effect a final nonappealable order of a Governmental Entity of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or if there is adopted any Law that permanently makes consummation of the transactions illegal or otherwise permanently prohibited, provided that the right to terminate this Agreement under this Section 8.1(b) is not available to the Acquired Companies, on the one hand, or Parent, on the other hand, if such order was primarily due to a material breach by the Acquired Companies, the Members’ Representative or the Specified Company Entities, on the one hand, or either of Parent, First Merger Sub or Second Merger Sub, on the other hand, of this Agreement;
(c)   by the Acquired Companies or Parent if, after final adjournment or postponement of the Parent Stockholders Meeting at which a vote of the holders of Parent Common Stock has been taken in accordance with this Agreement, the Parent Stockholder Approval has not been obtained;
(d)   by Parent if (i) any Acquired Company has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or (ii) any representation or warranty of any Acquired Company becomes untrue, and, with respect to either clause (i) or (ii) above, which breach, failure to perform or untruth if it was continuing as of the Closing Date would result in the failure of the conditions set forth in Section 7.2(a) or Section 7.2(b) to be satisfied and such breach, failure to perform or untruth is incapable of being cured (or becoming true) or, if capable of being cured (or becoming true), is not cured (or does not become true) by the earlier of (x) the Outside Date or (y) within 30 days following receipt by the Acquired Companies of notice of such breach, failure or untruth from Parent, provided that Parent, First Merger Sub and Second Merger Sub are not in material breach of this Agreement;
(e)   by the Acquired Companies if (i) Parent has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or (ii) any representation or warranty of Parent becomes untrue, and, with respect to either clause (i) or (ii) above, which breach, failure to perform or untruth if it was continuing as of the Closing Date would result in the failure of the conditions set forth in Section 7.3(a) or Section 7.3(b) to be satisfied and such breach, failure to perform or untruth is incapable of being cured (or becoming true) or, if capable of being cured (or becoming true), is not cured (or does not become true) by the earlier of (x) the Outside Date or (y) within 30 days following receipt by Parent of notice of such breach, failure or untruth from the Acquired Companies, provided that no Acquired Company, the Members’ Representative nor any Specified Company Entity is in material breach of this Agreement;
(f)   by the Acquired Companies or Parent if the Closing does not occur on or before the date that is six months from the date hereof (the “Outside Date”); provided, however, that such failure of the Closing to occur is not due to the failure of such Party to perform and comply in all material respects with the covenants and agreements to be performed or complied with by such Party prior to the Closing;
(g)   by Parent, if any Acquired Company is in violation in any material respect of its obligations under Section 6.4; and
(h)   by the Acquired Companies, if (i) prior to, but not after, the time the Parent Stockholder Approval is obtained, the Parent Board (or a committee thereof) shall have effected a Parent Change in Recommendation or (ii) Parent is in violation in any material respect of its obligations under Section 6.5.
8.2   Procedure Upon Termination.   In the event of termination of this Agreement by Parent or the Acquired Companies, or both, pursuant to Section 8.1, written notice thereof shall be given to the Other Party, and this Agreement will terminate without further action by Parent or the Acquired Companies.

8.3   Effect of Termination.   In the event that this Agreement is validly terminated as provided in Section 8.1, then each of the Parties will be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination will be without liability to Parent or the Acquired Companies, provided that the agreements and obligations of the Parties set forth in Section 6.6(c), this Section 8.3, Section 8.4 and Article IX hereof will survive any such termination and are enforceable hereunder; provided, further, that nothing in this Section 8.3 relieves any of Parent, First Merger Sub, Second Merger Sub or the Acquired Companies of any liability for Fraud or any Willful Breach of this Agreement occurring prior to termination, or as provided in the Confidentiality Agreement, in which case the aggrieved Party shall be entitled to all rights and remedies available at Law or in equity (in the case of the Confidentiality Agreement, subject to the terms thereof). “Willful Breach” means an intentional and willful material breach, or an intentional and willful material failure to perform, in each case, that is the consequence of an act or omission by a Party (including the Members’ Representative and the Specified Company Entities) with the Knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause a material breach of this Agreement.
8.4   Fees and Expense Reimbursement.
(a)   In the event that (i) a Parent Alternative Proposal is publicly submitted, publicly proposed, publicly disclosed or otherwise communicated to the Parent Board prior to, and not withdrawn at the time of, the Parent Stockholders Meeting, (ii) this Agreement is terminated by the Acquired Companies pursuant to Section 8.1(e) (Parent Terminable Breach) or by Parent or the Acquired Companies pursuant to Section 8.1(f) (Outside Date) or Section 8.1(c) (Failure to Obtain Parent Stockholder Approval), and (iii) Parent enters into a definitive agreement with respect to, or consummates, a Parent Alternative Proposal within 12 months after the date this Agreement is terminated, then Parent will pay to the Acquired Companies the Parent Termination Fee, within two Business Days of the consummation of such Parent Alternative Proposal. For purposes of this Section 8.4(a), any reference in the definition of Parent Alternative Proposal to “15%” shall be deemed to be to be a reference to “more than 50%.”
(b)   In the event this Agreement is terminated by Parent pursuant to Section 8.1(d) (Company Terminable Breach), then the Acquired Companies will (or will cause the Specified Company Entities to) pay to Parent the Parent Expenses (unless Parent is then entitled to terminate this Agreement pursuant to Section 8.1(g) (Material Breach of Non-Solicit), in which event the Acquired Companies will (or will cause the Specified Company Entities to) pay to Parent the Company Termination Fee) within two Business Days after the date of such termination.
(c)   In the event this Agreement is terminated by Parent or the Acquired Companies pursuant to Section 8.1(c) (Failure to Obtain Parent Stockholder Approval) or by Acquired Companies pursuant to Section 8.1(e) (Parent Terminable Breach), then Parent will pay to the Acquired Companies the Company Expenses (unless the Acquired Companies are then entitled to terminate this Agreement pursuant to Section 8.1(h) (Parent Change in Recommendation or Material Breach of Non-Solicit), in which event Parent will pay to the Acquired Companies the Parent Termination Fee) within two Business Days after the date of such termination.
(d)   In the event this Agreement is terminated by Parent pursuant to Section 8.1(g) (Material Breach of Non-Solicit), the Acquired Companies will (or will cause the Specified Company Entities to) pay to Parent the Company Termination Fee within two Business Days after the date of such termination.
(e)   In the event this Agreement is terminated by the Acquired Companies pursuant to Section 8.1(e) (Parent Change in Recommendation or Material Breach of Non-Solicit), then Parent will pay to the Acquired Companies the Parent Termination Fee within two Business Days after the date of such termination.
(f)   Any payment of the Parent Termination Fee, the Company Termination Fee, Parent Expenses or Company Expenses will be made in cash by wire transfer of same day funds to an account designated in writing by the recipient of such payment.

(g)   Each of the Parties acknowledges that the provisions of this Section 8.4 are an integral part of the transactions contemplated hereby and that, without these agreements, the Other Party would not enter into this Agreement. The Parties agree that (i) in the event that the Acquired Companies (or the Specified Company Entities) pay the Company Termination Fee to Parent, the Acquired Companies and the Specified Company Entities shall have no further liability to Parent of any kind in respect of this Agreement and the transactions contemplated hereby and (ii) in the event that Parent pays the Parent Termination Fee to the Acquired Companies, Parent, First Merger Sub and Second Merger Sub have no further liability to the Acquired Companies of any kind in respect of this Agreement and the transactions contemplated hereby; provided, that the payment by the Acquired Companies (or the Specified Company Entities) of the Company Termination Fee or the payment by Parent of the Parent Termination Fee shall not relieve such Party, as applicable, from any liability or damage resulting from a Willful Breach of any of its covenants or agreements set forth in this Agreement or Fraud. Each Party further acknowledges that any such Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Acquired Companies or Parent, First Merger Sub and Second Merger Sub, as applicable, in the circumstances under which such Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contained herein, including the Mergers. In addition, if either the Acquired Companies or Parent fails to pay in a timely manner any amount due pursuant to this Section 8.4, then (i) such Party shall reimburse the Other Party for all costs and expenses (including disbursements and fees of counsel) incurred in the collection of such overdue amounts, including in connection with any related claims or Proceedings commenced and (ii) such Party shall pay to the Other Party interest on the amounts payable pursuant to this Section 8.4, including the costs and expenses described in clause (i) of this Section 8.4(g) from and including the date payment of such amounts were due through the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus six percent (6%).
(h)   Notwithstanding anything to the contrary in this Agreement, except in the case of Willful Breach of this Agreement or Fraud, the Parties agree that (i) the monetary remedies set forth in this Section 8.4 and the specific performance remedies set forth in Section 9.11 shall be the sole and exclusive remedies of (x) the Acquired Company Group against Parent and the Merger Subs and (y) Parent and the Merger Subs against the Acquired Company Group, in each case, and any of their respective former, current or future directors, officers, stockholders, Representatives or Affiliates for any loss suffered as a result of the failure of the Mergers to be consummated and none of the Parties or any of their respective former, current or future directors, officers, stockholders, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement, the Mergers or the transactions contemplated by this Agreement.
(i)   As used herein, “Parent Termination Fee” means an amount equal to $8,500,000, and “Company Termination Fee” means an amount equal to $5,500,000 (each, a “Termination Fee”).
(j)   In no event shall Parent or the Acquired Companies be entitled to more than one payment of a Parent Termination Fee, Company Termination Fee, Parent Expenses or Company Expenses, as applicable, in connection with this Agreement. Notwithstanding anything to the contrary contained in this Section 8.4, if Parent or the Acquired Companies receive a Termination Fee, then such Person will not be entitled to also receive a payment for Company Expenses or Parent Expenses, as applicable, and if the Termination Fee is payable at such time as such Person has already received payment or concurrently receives payment in respect of any such expenses, the amount of such expenses received by (or on behalf of) such Person shall be deducted from the Termination Fee.
(k)   Except as otherwise provided in this Agreement, each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated by this Agreement. For the avoidance of doubt, Parent shall bear and pay the expenses incurred in connection with the filing, printing and mailing to the holders of Parent Common Stock of the Proxy Statement.

ARTICLE IX
MISCELLANEOUS
9.1   No Survival.   None of the representations, warranties or agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Effective Time, except for agreements which expressly by their terms survive the Effective Time.
9.2   Amendment, Supplement or Waiver.   At any time prior to the Effective Time, this Agreement may be amended, supplemented or waived in any and all respects by written agreement of the Parties hereto, by action taken or authorized by their respective boards of directors or similar governing body; provided, however, that after receipt of Parent Stockholder Approval, no such amendment, supplement or waiver shall be made that pursuant to applicable Law or the rules and regulations of the NYSE requires further approval of the stockholders of Parent, without such further approval.
9.3   Counterparts.   This Agreement may be executed in any number of counterparts, each of which is an original, and all of which, when taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) will be effective as delivery of a manually executed counterpart hereof.
9.4   Notices.   All notices and other communications hereunder will be in writing and deemed given if (a) delivered personally, (b) if transmitted by electronic mail (“e-mail”) (if confirmation of receipt of such e-mail is requested and received by non-automated reply), or (c) mailed by a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the Parties at the following addresses (or at such other address for a Party as specified by like notice, provided that notices of a change of address will be effective only upon receipt thereof):
(a)   If to Parent, First Merger Sub or Second Merger Sub, to:
Amplify Energy Corp.
500 Dallas Street, Suite 1700
Houston, Texas 77002
Attn: Eric Willis
Email: Eric.Willis@amplifyenergy.com
With a copy to (which does not constitute notice):
Kirkland & Ellis LLP
609 Main Street, 45th Floor
Houston, Texas 77002
Attention: Doug Bacon, P.C., Kim Hicks, P.C. and Jack Shirley
Email:
doug.bacon@kirkland.com
kim.hicks@kirkland.com
jack.shirley@kirkland.com

(b)   If to any Acquired Company, any Specified Company Entity or the Members’ Representative, to:
c/o Juniper Capital Advisors, L.P.
2727 Allen Parkway, Suite 1850
Houston, TX 77019
Attn: Edward Geiser, Josh Schmidt, Legal
Email:
egeiser@juncap.com
jschmidt@juncap.com
legalnotices@juncap.com

With a copy to (which does not constitute notice):
Gibson Dunn & Crutcher LLP
811 Main Street, Suite 3000
Houston, Texas 77002
Attention: Gerry Spedale, Michael Piazza and Jesse Myers
Email:
GSpedale@gibsondunn.com
MPiazza@gibsondunn.com
JPMyers@gibsondunn.com

9.5   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the Other Party, except that (a) First Merger Sub or Second Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly owned Parent Subsidiary, (b) Parent may assign any of its rights (but not delegate any of its obligations) under this Agreement to one or more wholly owned Subsidiaries of Parent but, in each case, no such assignment shall relieve the Parent of any of its obligations hereunder and (c) any Acquired Company may assign any of its rights (but not delegate any of its obligations) under Section 8.4 to one or more wholly owned Subsidiaries. Any purported assignment not permitted under this Section 9.5 shall be null and void.
9.6   Entire Understanding: No Third-Party Beneficiaries.   This Agreement (including the exhibits, annexes, the Stockholder Agreement, the Confidentiality Agreement, the Company Disclosure Letter and the Parent Disclosure Letter) and the documents, instruments and other agreements among the Parties as contemplated by or referenced herein, together with the Confidentiality Agreement, constitutes the entire agreement and understanding of the Parties with respect to the matters therein and herein and supersedes all prior agreements and understandings on such matters. The provisions of this Agreement are binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties hereto and their respective successors except (a) as provided in Section 6.11 (which will be to the benefit of the Persons referred to in such Section), (b) following the Effective Time, the rights of holders of Company Units to receive a portion of the Aggregate Merger Consideration in accordance with Section 3.1(b) and (c) the rights of Acquired Company Affiliates and Parent Affiliates solely with respect to Section 9.10.
9.7   Severability.   Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions of this Agreement in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.
9.8   Governing Law; Venue; Waiver of Jury Trial.
(a)   THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.
(b)   THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE LACKS JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR

ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SAID COURTS OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT AND EACH OF THE PARTIES AGREE NOT TO COMMENCE ANY SUCH ACTION, SUIT OR PROCEEDING EXCEPT IN SUCH DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.4 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.
(c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.8.
9.9   No Recourse.   This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as Parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, equityholder, manager, partner, stockholder, agent, attorney or representative of any Party hereto has any liability for any obligations or liabilities of the Parties or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.
9.10   Affiliate Liability.
(a)   Each of the following is referred to as an “Acquired Company Affiliate” for purposes of this Section 9.10(a): (i) the Members’ Representative (ii) any Designated Equityholder, (iii) any Affiliate of any Designated Equityholder (other than the Acquired Companies), (iv) any member of the Juniper Group and (v) any director, officer, employee, Representative or agent of the Acquired Companies, any Designated Equityholder or any Affiliate of any Designated Equityholder. No Acquired Company Affiliate shall have any liability or obligation to Parent, First Merger Sub or Second Merger Sub of any nature whatsoever in connection with or under this Agreement or the transactions contemplated hereby, and Parent, First Merger Sub and Second Merger Sub hereby waive and release all claims of any such liability and obligation; provided, that, with respect to the Members’ Representative and the Specified Company Entities, the foregoing shall not apply in connection with any such liability or obligation under any Section of this Agreement that the Members’ Representative and/or the Specified Company Entities is a party pursuant to the terms of this Agreement.
(b)   Each of the following is referred to as a “Parent Affiliate” for purposes of this Section 9.10(b): any director, officer, employee, Representative or agent of Parent or any Affiliate thereof. No Parent Affiliate shall have any liability or obligation to the Acquired Companies of any nature whatsoever in connection with or under this Agreement or the transactions contemplated hereby, and the Acquired Companies hereby waives and releases all claims of any such liability and obligation.
9.11   Specific Performance.   The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement pursuant to Article VIII, it is accordingly agreed that the Parties shall be entitled to obtain an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 9.11, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each Party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement all in accordance with the terms of this Section 9.11. Each Party further agrees that neither the Other Party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.11, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. If prior to the Outside Date, any Party hereto brings an action to enforce specifically the performance of the terms and provisions hereof by the Other Party, the Outside Date shall automatically be extended by such other time period established by the court presiding over such action.
9.12   No Other Representations or Warranties.
(a)   Except for the representations and warranties set forth in Article IV, member of the Acquired Company Group or any other Person makes or has made any express or implied representation or warranty with respect to any member of the Acquired Company Group or with respect to any other information provided to Parent, First Merger Sub or Second Merger Sub in connection with the Mergers or the other transactions contemplated hereby, and each of Parent, First Merger Sub and Second Merger Sub, on its own behalf and on behalf of their respective Affiliates and its and their respective Representatives, disclaims reliance on any representations or warranties or other information provided to them by any member of the Acquired Company Group or their respective Affiliates or Representatives or any other Person except for the representations and warranties expressly set forth in Article IV. Without limiting the generality of the foregoing, each of Parent, First Merger Sub and Second Merger Sub, on its own behalf and on behalf of its Affiliates and its and their respective Affiliates and Representatives, acknowledges and agrees that no member of the Acquired Company Group or any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent, First Merger Sub or Second Merger Sub (including their respective Affiliates and Representatives), or Parent’s, First Merger Sub’s or Second Merger Sub’s (or such Affiliates’ or Representatives’) use, of any such information, including with respect to (a) any member of the Acquired Company Group or any of its respective businesses, assets, employees, permits, liabilities, operations, prospectus or condition (financial or otherwise) or (b) any opinion, projection, forecast, statement, budget, estimate, advice or other similar information (including with respect to the future revenues, earnings, results or operations (or any component thereof), cash flows, financial condition (or any component thereof) or the future business and operations of the Acquired Company Group, as well as any other business plan and cost-related plan information of the Acquired Company Group) made, communicated or furnished (orally or in writing) or to be made, communicated or furnished (orally or in writing) to Parent, Merger Sub or any of their respective Affiliates or Representatives, in each case, whether made by any member of the Acquired Company Group or any of its respective Affiliates, Representatives or equity holders or any other Person.
(b)   Except for the representations and warranties set forth in Article V, none of Parent, the Parent Subsidiaries (including First Merger Sub and Second Merger Sub) or any other Person makes or has made any express or implied representation or warranty with respect to Parent or the Parent Subsidiaries or with respect to any other information provided to the Acquired Companies in connection with the Mergers or the other transactions contemplated hereby, and the Acquired Companies, on their own behalf and on behalf of their Affiliates and Representatives, disclaims reliance on any representations or warranties or other information provided to them by Parent or its Subsidiaries or their respective Affiliates or Representatives or any other Person except for the representations and warranties expressly set forth in Article V. Without limiting the generality of the foregoing, the Acquired Companies, on their own behalf and on behalf of their Affiliates and its Affiliates and Representatives, acknowledges and agrees that none of Parent, Parent’s Subsidiaries (including First Merger Sub and Second Merger Sub) or any other Person will have or be subject to any liability or other obligation to the Acquired Companies or any other Person resulting from the distribution to the Acquired Companies (including its Affiliates and Representatives), or the Acquired Companies’ (or such Affiliates’ or Representatives’) use, of any such information, including with respect to (a) Parent, First Merger Sub, Second Merger Sub or any of their respective businesses, assets, employees, permits, liabilities, operations, prospectus or condition (financial or otherwise) or (b) any opinion, projection, forecast, statement, budget, estimate, advice or other similar information (including with respect to the future revenues, earnings, results or operations (or any component thereof), cash flows, financial condition (or any component thereof) or the future business and operations of Parent, First Merger Sub, Second Merger Sub, as well as any other business plan and cost-related plan information of Parent and/or Merger Sub) made, communicated or furnished (orally or in writing) or to be made, communicated or furnished (orally or in writing) to the Acquired Companies or any of their respective Affiliates or Representatives, in each case, whether made by Parent, First Merger Sub, Second Merger Sub or any of their respective Affiliates, Representatives or equity holders or any other Person.
9.13   Conflicts and Privilege.   The Parties agree that, as to all communications among Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), on the one hand, and any member of the Acquired Company Group, the Members’ Representative or their respective direct and indirect equity holders and Affiliates, on the other hand, that relate to the negotiation of this Agreement or any agreement entered into in connection herewith or any of the transactions contemplated hereby, are subject to attorney-client privilege and the expectation of client confidence belongs to the Members’ Representative and may be controlled by the Members’ Representative and shall not pass to or be claimed by Parent, the Surviving Entities or any of their respective Subsidiaries from and after the Closing. Notwithstanding the foregoing, in the event that a dispute arises between Parent, the Surviving Entities or any of their respective Subsidiaries and a third-party other than another Party or such Party’s direct or indirect equityholders (including holders of the Company Units) or Affiliates after the Closing, the Surviving Entities and their Subsidiaries may assert the attorney-client privilege to prevent disclosure of confidential communications by Gibson Dunn to such third-party; provided, however, that the Surviving Entities and their Subsidiaries may not waive such privilege without the prior written consent of the Members’ Representative (which consent may be given or withheld in the Members’ Representative’s sole discretion).
9.14   Release.
(a)   Effective as of the Closing, the Members’ Representative, on behalf of itself and its successors, permitted assigns, heirs and Affiliates, and any of their respective officers, directors, employees, managers, partners, members, equityholders, agents, representatives, successors and permitted assigns (collectively, the “Company Releasing Parties”), to the fullest extent permitted by applicable Law, hereby unconditionally and irrevocably releases, waives and forever discharges, and covenants not to sue, Parent, the Merger Subs and the Acquired Companies (including the Surviving Entities) and their respective Subsidiaries and each of their respective past, present and future Affiliates, directors, managers, officers, direct and indirect equityholders, partners (general and limited), employees, agents and Representatives and all of the foregoing Persons’ successors and assigns (collectively, the “Parent Released Parties”), from any and all claims, demands, judgments, causes of action, obligations and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly out of, accruing from or in connection with any act, omission, event, circumstance or transaction occurring on or prior to the Closing, including relating to (i) any Company Releasing Parties’ status as a holder of Company Units or any other equity interest of any member of the Acquired Company Group or from any Company Releasing Parties’ capacity as a direct or indirect equityholder of any member of the Acquired Company Group and (ii) the operation of the Acquired Company Group or its business prior to the Closing, in each case, whether by or through a claim by or on behalf of the Acquired Companies against any Parent Released Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or other applicable Law, or otherwise in favor of a Company Releasing Party against any Parent Released Party, but excluding the Company Releasing Parties’ express rights under this Agreement, including, but not limited to, the right to receive the Aggregate Merger Consideration, and any agreements delivered in connection herewith, including the Stockholder Agreement and the Monitoring and Oversight Agreement (as defined in the Stockholder Agreement), and for clarification, such rights are not released, waived or otherwise affected by this Section 9.14(a). This release is conditioned upon the consummation of the Mergers and will become null and void and will have no effect whatsoever if the Mergers do not occur.
(b)   Effective as of the Closing, Parent, on behalf of itself and its successors, permitted assigns, heirs and Affiliates, and any of their respective officers, directors, employees, managers, partners, members, equityholders, agents, representatives, successors and permitted assigns (collectively, the “Parent Releasing Parties”), to the fullest extent permitted by applicable Law, hereby unconditionally and irrevocably releases, waives and forever discharges, and covenants not to sue, the Members’ Representative and its Subsidiaries and each of its past, present and future Affiliates, directors, managers, officers, direct and indirect equityholders, partners (general and limited), employees, agents and Representatives and all of the foregoing Persons’ successors and assigns (collectively, the “Company Released Parties”), from any and all claims, demands, judgments, causes of action, obligations and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly out of, accruing from or in connection with any act, omission, event, circumstance or transaction occurring on or prior to the Closing, including relating to the operation of the Acquired Company Group or its business prior to the Closing, whether by or through a claim by or on behalf of the Acquired Companies against any Company Released Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or other applicable Law, or otherwise in favor of a Parent Releasing Party against any Company Released Party, but excluding the Parent Releasing Parties’ express rights under this Agreement, and any agreements delivered in connection herewith, including the Stockholder Agreement and the Monitoring and Oversight Agreement (as defined in the Stockholder Agreement), and for clarification, such rights are not released, waived or otherwise affected by this Section 9.14(b). This release is conditioned upon the consummation of the Mergers and will become null and void and will have no effect whatsoever if the Mergers do not occur.
[Signature pages follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first written above.
NPOG
NORTH PEAK OIL & GAS, LLC
By:
/s/ Edward Geiser

Name: Edward Geiser
Title:  Authorized Representative
COG
CENTURY OIL AND GAS SUB-HOLDINGS, LLC
By:
/s/ Edward Geiser

Name: Edward Geiser
Title:  Authorized Representative
[Signature page to Agreement and Plan of Merger]

PARENT
AMPLIFY ENERGY CORP.
By:
/s/ Martyn Willsher

Name: Martyn Willsher
Title:  President and Chief Executive Officer
FIRST MERGER SUB
AMPLIFY DJ OPERATING LLC
By:
/s/ Martyn Willsher

Name: Martyn Willsher
Title:  President and Chief Executive Officer
SECOND MERGER SUB
AMPLIFY PRB OPERATING LLC
By:
/s/ Martyn Willsher

Name: Martyn Willsher
Title:  President and Chief Executive Officer
[Signature page to Agreement and Plan of Merger]

MEMBERS’ REPRESENTATIVE
JUNIPER CAPITAL ADVISORS, L.P.,
solely for purposes of Section 3.2, Section 6.4, Section 6.7, Section 6.16, Section 6.21, Section 6.22, Section 9.6, Section 9.13 and Section 9.14 herein
By:
/s/ Edward Geiser

Name: Edward Geiser
Title:  Authorized Representative
SPECIFIED COMPANY PARTIES,
solely for purposes of Section 8.4 herein
LONGS PEAK RESOURCES, LLC
By:
/s/ Edward Geiser

Name: Edward Geiser
Title:  Authorized Representative
NORTH SILO RESOURCES, LLC
By:
/s/ Edward Geiser

Name: Edward Geiser
Title:  Authorized Representative
CENTURY OIL AND GAS SOUTH, LLC
By:
/s/ Edward Geiser

Name: Edward Geiser
Title:  Authorized Representative
CENTURY OIL AND GAS, LLC
By:
/s/ Edward Geiser

Name: Edward Geiser
Title:  Authorized Representative
[Signature page to Agreement and Plan of Merger]

NAVIGATION POWDER RIVER, LLC
By:
/s/ Edward Geiser

Name: Edward Geiser
Title:  Authorized Representative
PINE HAVEN RESOURCES, LLC
By:
/s/ Edward Geiser

Name: Edward Geiser
Title:  Authorized Representative
[Signature page to Agreement and Plan of Merger]

Exhibit A
Parent Bylaw Amendments
[Attached to this proxy statement as Annex B]
Exhibit A

Exhibit B
Stockholder Agreement
[Attached to this proxy statement as Annex C]
Exhibit B

Exhibit C
Parent Charter Amendment
[Omitted]
Exhibit C

Annex A
1.
Longs Peak Resources, LLC

2.
North Silo Resources, LLC

3.
Century Oil and Gas South, LLC

4.
Century Oil and Gas, LLC

5.
Navigation Powder River, LLC

6.
Pine Haven Resources, LLC

Annex B
AMENDMENT
TO THE
THIRD AMENDED AND RESTATED BYLAWS OF
AMPLIFY ENERGY CORP.
Pursuant to Article EIGHTH of the Second Amended and Restated Certificate of Incorporation of Amplify Energy Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), and Section 8.1 of the Third Amended and Restated Bylaws (the “Bylaws”) of the Corporation, the Corporation certifies that:
1.   The Bylaws are hereby amended by amending and restating in its entirety Section 3.2 thereof to read as follows:
“Section 3.2   Number, Tenure and Qualifications.   Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be seven (7), provided that the Board may, pursuant to a resolution adopted by a majority of the Board, fix a greater number of directors from time to time; provided that, so long as the Stockholders Agreement, dated as of [•], 2025, by and between the Corporation and the stockholders party thereto (the “Stockholders Agreement”) is in effect, and as of the date of any proposed increase in the number of directors, the Corporation is in compliance with the Stockholders Agreement. The election and term of a director shall be as set forth in the Certificate of Incorporation and the Stockholder Agreement, as applicable.”
2.   The Bylaws are hereby amended by amending and restating in its entirety Section 4.1 thereof to read as follows:
“Section 4.1   Powers.   The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, including, if they shall so determine, an executive committee. Each committee shall consist of such number of directors, with such qualifications, as may be required by applicable laws, regulations or stock exchange rules or as from time to time may be fixed by the Board; provided that, so long as the Stockholders Agreement is in effect, the Board may not designate a committee or its members in a manner that would violate any covenant of the Corporation in the Stockholder Agreement. Any such designated committee shall have and may exercise such of the powers and authority of the Board in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board in reference to the following matters: (A) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval (other than recommending the election or removal of directors) or (B) adopting, amending or repealing any Bylaws of the Corporation. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board.”
3.   The Bylaws are hereby amended by amending and restating in its entirety Section 4.2 thereof to read as follows:
“Section 4.2   Procedure; Meetings; Quorum.   Any committee designated pursuant to Section 4.1 shall keep regular minutes of its proceedings and report the same to the Board when requested, and shall meet at such times and at such place or places as may be provided by the charter of such committee or by resolution of such committee or resolution of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. The Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the government of any committee not inconsistent with the provisions of these Bylaws or any such charter, and each committee may adopt its own rules and regulations of government, to the extent not inconsistent with these Bylaws or any charter or other rules and regulations adopted by the Board.”
4.   The Bylaws are hereby further amended by adding a new paragraph at the end of Section 8.1 thereof to read as follows:
“Notwithstanding the foregoing, for so long as the Stockholders Agreement is in effect, the Board may only amend, alter or repeal Section 3.2, Section 4.1 and this paragraph of Section 8.1 by resolution adopted by all directors then-serving on the Board.”
5.   All other provisions of the Bylaws shall remain in full force and effect.
[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed [•], this [•] day of [•], 2025.
AMPLIFY ENERGY CORP.
By: Name: Title:
[Signature Page to Amendment to Third Amended and Restated Bylaws]

Annex C
Final Form

STOCKHOLDER AGREEMENT
by and between
AMPLIFY ENERGY CORP.
and
THE STOCKHOLDERS PARTY HERETO
[•], 2025

STOCKHOLDER AGREEMENT
This STOCKHOLDER AGREEMENT (this “Agreement”) is made and entered into as of [•], 2025 by and among (a) Amplify Energy Corp., a Delaware corporation (the “Company”), (b) Century Oil and Gas Holdings, LLC, a Delaware limited liability company, (c) North Peak Oil & Gas Holdings, LLC, a Delaware limited liability company (clauses (b) and (c), and any successor thereto, collectively, the “Stockholder”), and (d) each other Person who after the date hereof becomes a party hereto.
RECITALS
WHEREAS, in connection with that certain Agreement and Plan of Merger, dated as of January 14, 2025 (the “Merger Agreement”), among the Company, Amplify DJ Operating LLC, a Delaware limited liability company and indirect wholly owned Subsidiary of the Company, Amplify PRB Operating LLC, a Delaware limited liability company and indirect wholly owned Subsidiary of the Company, North Peak Oil & Gas, LLC, a Delaware limited liability company, Century Oil and Gas Sub-Holdings, LLC, a Delaware limited liability company, and, solely for the limited purposes set forth therein, Juniper Capital Advisors, L.P., a Delaware limited partnership, and the Persons set forth on Annex A therein, the parties hereto desire to enter into an agreement to provide for certain rights and obligations associated with ownership of the Stockholder Securities.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1   Definitions.   Capitalized terms used herein without definition shall have the meanings given to them in the Merger Agreement, except that the terms set forth below are used herein as so defined:
“Advice” has the meaning set forth in Section 6.16.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question; provided, that, with respect to a Holder or any of its Affiliates, (x) “Affiliate” does not include any portfolio company of a Holder or any of its Affiliates other than for purposes of Section 7.2; (y) for purposes of this Agreement, the Company and its Subsidiaries shall not be deemed to be an Affiliate of any Stockholder or such Stockholder’s Affiliates and (z) any fund, investment vehicle or account controlled, managed or advised by Juniper Capital Advisors, L.P. shall be deemed to constitute both an Affiliate and a controlled Affiliate of such Holder. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning set forth in the Preamble.
“Authority” means any domestic (including federal, state or local) or foreign court, arbitrator, administrative, regulatory or other governmental department, agency, official, commission, tribunal, authority or instrumentality, non-government authority or self-regulatory body (including any domestic or foreign securities exchange).
“Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Exchange Act.
“Beneficial Owner” has a correlative meaning to “Beneficially Own.”
“Beneficial Ownership” has a correlative meaning to “Beneficially Own.”
“Board” means the board of directors of the Company.
“Business Day” means any day other than a day on which the SEC is closed.

“Bylaws” means the Third Amended and Restated Bylaws of the Company, effective as of November 9, 2021, as may be amended or otherwise modified from time to time.
“Capital Stock” means any and all shares of Common Stock, preferred stock or other forms of equity authorized and issued by the Company (however designated, whether voting or non-voting) and any instruments convertible into or exercisable or exchangeable for any of the foregoing (including any options or swaps).
“Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Company” has the meaning set forth in the Preamble.
“Competitor” means an exploration and production operating company, or any holding company thereof or its Affiliates, that, as of the date of a proposed Transfer, (i) owns, directly or indirectly, oil and gas working interests in any of the Company’s operating areas and (ii) whose revenues exceeded $150 million in the immediately preceding fiscal year (and the Board may determine that any Person that would otherwise be a Competitor is not a “Competitor”).
“Corporate Opportunity” has the meaning set forth in Section 7.2(a).
“Derivative Securities” means options, warrants, rights to purchase Capital Stock, or any securities that are exercisable, convertible or exchangeable for Capital Stock.
“Director” means a member of the Board.
“DJ Basin” means the Denver-Julesburg Basin.
“Effective Date” means the date that a Registration Statement filed pursuant to this Agreement is first declared effective by the SEC.
“Effectiveness Period” means the period beginning on the Effective Date for a Registration Statement and ending at the time all Registrable Securities covered by such Registration Statement (or if such Registration Statement becomes unavailable, another Registration Statement) have ceased to be Registrable Securities.
“Election Meeting” has the meaning set forth in Section 4.3(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“External Permitted Parties” has the meaning set forth in the definition of Permitted Parties.
“Form S-1” means Form S-1 under the Securities Act, or any other form hereafter adopted by the SEC for the general registration of securities under the Securities Act.
“Form S-3” means Form S-3 under the Securities Act, or any other form hereafter adopted by the SEC having substantially the same usage as Form S-3.
“Form S-4” means Form S-4 under the Securities Act, or any other form hereafter adopted by the SEC having substantially the same usage as Form S-4.
“Form S-8” means Form S-8 under the Securities Act, or any other form hereafter adopted by the SEC having substantially the same usage as Form S-8.
“Governance Committee” means the Nominating and Governance Committee of the Board.
“Grace Period” has the meaning set forth in Section 6.3(a).
“Group” has the meaning given to such term in Section 13(d)(3) of the Exchange Act.
“Holder” means the (i) Stockholder, (ii) its controlled Affiliates and (iii) any Person listed on Schedule 1.1(b) hereto, so long as such Person Beneficially Owns any Stockholder Securities, but shall exclude any Management Transferees.

“Indemnified Party” has the meaning set forth in Section 6.10(a).
“Indemnifying Party” has the meaning set forth in Section 6.10(a).
“Independent Director” means a Director who qualifies as “independent” under the rules of the NYSE or the rules of such other national securities exchange on which the Common Stock is then listed or trading.
“Internal Permitted Parties” has the meaning set forth in the definition of Permitted Parties.
“Investor Group” means the Stockholder and the Stockholder’s Affiliates and representatives.
“Legend Removal Documents” has the meaning set forth in Section 6.19.
“Lock-up Period” means the period beginning on the Closing Date and ending on the date that is the one year anniversary of the Closing Date.
“Losses” has the meaning set forth in Section 6.8.
“Management Transferee” means any of Century Natural Resources, LLC, Boomtown Oil II, LLC and their respective direct or indirect partners, shareholders, members, employees or other holders of other equity interests of such entity; provided, that, in each case, such transferees will hold, in the aggregate, less than 2.5% of the Stockholder Securities upon the completion of all such permitted transfers.
“Merger Agreement” has the meaning set forth in the Recitals.
“Monitoring and Oversight Agreement” means the Monitoring and Oversight Agreement, dated as of January 14, 2025, between the Company and Juniper Capital Advisors, L.P., as may be amended or otherwise modified from time to time.
“NewCo” has the meaning set forth in Section 8.17.
“NYSE” means the New York Stock Exchange.
“Opt-Out Notice” has the meaning set forth in Section 6.18.
“Other Holder” means any holder of Common Stock other than a Holder.
“Other Investments” has the meaning set forth in Section 7.2(a).
“Permitted Parties” means (a) the full-time members of the formal investment or equivalent committee of any Affiliate of the Stockholder responsible for the oversight of a Holder’s investment in the Company and (b)(i) internal compliance, legal, accounting, tax, insurance and other personnel of a Holder (clauses (a) and (b)(i), collectively, “Internal Permitted Parties”), and (ii) external compliance, legal, accounting, tax and other professional advisors of a Holder or its Affiliates who are bound by an obligation of confidentiality to the Holder or its Affiliate (either in the course of their professional duties or pursuant to a customary confidentiality agreement) (clause (b)(ii), collectively, “External Permitted Parties”), in each case with respect to clauses (a) and (b), who have a need to review information in order to perform the proper functions of their employment or duties to any Affiliate of the Stockholder.
“Permitted Purposes” has the meaning set forth in Section 8.12(b).
“Person” means any natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, foundation, unincorporated organization or government or other agency or political subdivision thereof.
“Piggyback Notice” has the meaning set forth in Section 6.4(a).
“Piggyback Offering” has the meaning set forth in Section 6.4(a).
“Post-Offering Lock-up Period” has the meaning set forth in Section 6.7(a).
“Powder River Basin” means the fossil fuel producing area located in northeastern Wyoming and southeastern Montana.

“Preferred Stock” means the 50,000,000 shares of preferred stock, par value $0.01 per share that are authorized but have not yet been issued by the Company as of the date hereof.
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“Qualifying Nominee” means, in respect of a Stockholder Nominee, a natural person who, in the good faith determination of the Board or the Governance Committee: (i) is suitable to serve on the Board in accordance with the customary standards of suitability for directors of NYSE-listed companies; (ii) is not prohibited from serving as a director pursuant to any rule or regulation of the SEC or any national securities exchange on which the Stockholder Securities are listed or admitted to trading; and (iii) is not subject to any order, decree or judgment of any Authority prohibiting service as a director of any public company.
“Receiving Party” has the meaning set forth in Section 7.3.
“Registrable Securities” means, collectively, (a) the Stockholder Securities and (b) any additional shares of Common Stock paid, issued or distributed in respect of any such shares by way of a stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (i) when a Registration Statement covering such Registrable Securities becomes or has been declared effective by the SEC and such Registrable Securities have been sold or disposed of pursuant to such effective Registration Statement; (ii) when such Registrable Securities have been sold or disposed of pursuant to Rule 144 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) and the transferee thereof does not receive “restricted securities” as defined in Rule 144; (iii) when such Registrable Securities have been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 6.13; or (iv) such Registrable Securities are no longer outstanding.
“Registration Expenses” means all fees and expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on a Registration Statement pursuant to Section 6.1 or an Underwritten Offering covered under this Agreement, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, reasonable fees and expenses incurred in connection with any “road show” for an Underwritten Offering, all word processing, duplicating and printing expenses, any transfer taxes not otherwise attributable to the sale of Registrable Securities, the fees and disbursements of counsel, independent public accountants and independent petroleum engineers for the Company, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance.
“Registration Statement” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation any registration statement relating to the offer and sale of Registrable Securities by Holders on a continuous or delayed basis pursuant to Rule 415), including the Prospectus, amendments and supplements to such registration statements, post-effective amendments, and all exhibits and all reports incorporated by reference or deemed to be incorporated by reference in such registration statements.
“Renounced Business Opportunity” has the meaning set forth in Section 7.2(a).

“Replacement” has the meaning set forth in Section 4.4.
“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
“Rule 158” means Rule 158 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.
“SEC” means the U.S. Securities and Exchange Commission (or any successor agency).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Securities Ownership Percentage” means, with respect to the Holders, at any time of determination, a fraction (expressed as a percentage), (i) the numerator of which is the aggregate number of shares of the issued and outstanding Common Stock Beneficially Owned by the Holder and, without duplication, their Affiliates at such time and (ii) the denominator of which is the aggregate number of shares of the Company’s issued and outstanding Common Stock as of the date of the Merger Agreement (subject to adjustment pursuant to Section 8.17). It is understood and agreed that the aggregate number of Stockholder Securities to be issued to the Stockholder and its Affiliates at the Closing and the aggregate number of shares of the Company’s issued and outstanding Common Stock as of the date of the Merger Agreement are set forth on Schedule 1.1(a) hereto.
“Selling Expenses” means all (a) underwriting fees, discounts and selling commissions allocable to the sale of Registrable Securities, (b) transfer taxes allocable to the sale of the Registrable Securities and (c) related legal and other fees of a Holder not included within the definition of Registration Expenses.
“Selling Holder” means a Holder who is selling Registrable Securities under a Registration Statement pursuant to the terms of this Agreement.
“Selling Stockholder Questionnaire” means a selling stockholder questionnaire reasonably adopted by the Company from time to time.
“Stockholder” has the meaning set forth in the Preamble.
“Stockholder Nominee” has the meaning set forth in Section 4.1(c).
“Stockholder Nomination Threshold” means, at any time of determination, a 15.0% Securities Ownership Percentage.
“Stockholder Securities” means the shares of Common Stock issued to the Stockholder pursuant to the Merger Agreement and any securities issued or issuable with respect to such Common Stock by way of reclassification, dividend or distribution or in connection with any reorganization or other recapitalization, merger, consolidation or otherwise.
“Termination Date” has the meaning set forth in Section 8.16.
“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, Stockholder Securities; provided, however, that any assignment by the Stockholder pursuant to Section 8.3 shall not be deemed a Transfer hereunder.
“Trigger Date” means the first date on which the Holders, together with their Affiliates, no longer hold a number of shares of Common Stock greater than or equal to 10.0% of the issued and outstanding shares of Common Stock.
“Underwritten Offering” has the meaning set forth in Section 6.2(a).
ARTICLE II
TRANSFERS
Section 2.1   Transfer Restrictions.
(a)   The Holders shall not, without the prior written consent of the Company, Transfer any Stockholder Securities or any right or economic interest pertaining thereto, including the right to vote or consent on any matter or to receive or have any economic interest in dividends from the Company pursuant thereto, until the end of the Lock-up Period; provided, however, that this Section 2.1 shall not restrict or limit any Transfer of the Stockholder Securities to (i) (A) any controlled Affiliate of such Holder, (B) the Persons set forth on Schedule 1.1(b) or (C) any Management Transferee; or (ii) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Capital Stock for cash, securities or other property; provided, however, that in the case of any Transfer pursuant to clauses (i)(A), (i)(B) or (ii) above, each transferee must sign and deliver a lock-up agreement to the Company substantially in the form of this Section 2.1 for a period not to exceed the Lock-Up Period.
(b)   Following the end of the Lock-Up Period, the Holders may Transfer the Stockholder Securities, in whole at any time or in part from time to time, without the prior consent of the Company and without restriction; provided, however, that in connection with any Transfer of Stockholder Securities that is effected (i) pursuant to (A) a Registration Statement or (B) a privately-negotiated transaction not subject to the registration requirements of the Securities Act, in each case in which the Holders (or any of their respective representatives) negotiates the terms of such Transfer directly with the third party purchaser (other than any underwriter, placement agent or initial purchaser thereof) of such Stockholder Securities or (ii) in accordance with Rule 144 under the Securities Act but not pursuant to the manner of sale provisions specified in Rule 144(f), in each case the Holders shall not knowingly Transfer Stockholder Securities to any Person or Group who (x) is a Competitor or (y) at the time of such Transfer is, or following such Transfer would become, a beneficial owner of Common Stock in excess of 10% of the voting power of the outstanding shares of Common Stock; provided, that the restrictions in this Section 2.1(b) shall only apply until the Trigger Date.
(c)   Any purported Transfer in violation of this Section 2.1 shall be null and void ab initio; provided, however, that the restrictions on transfer set forth in this Section 2.1 shall not apply to a Transfer to a Management Transferee.
Section 2.2   Distribution Cooperation.   If any Holder or permitted transferee effectuates or seeks to effectuate a Transfer of all or part of the Stockholder Securities permitted under Section 2.1(a), the Company will use its commercially reasonable efforts to assist such transferor to facilitate such Transfer in the manner and to the Persons requested by such transferor, including the delivery of instruction letters, legal opinions, indemnity letters (which shall in any event, subject to the Company’s transfer agent’s approval, which the Company shall use its commercially reasonable efforts to obtain, be provided in lieu of any requirement for such transferor or the applicable transferees to obtain and deliver stock powers and/or medallion guarantees to the Company’s transfer agent, including any indemnification by the Company in lieu of any medallion guaranteed stock powers) and other documentation by the Company or its counsel to the Company’s transfer agent or otherwise as may be required or requested to effect such Transfer; provided, that if the Company is required or requested to provide an indemnity letter in connection with an Transfer, the transferor shall provide an indemnity letter to the Company indemnifying the Company to the same extent the Company is required or requested to indemnify the Company’s transfer agent.

ARTICLE III
STANDSTILL
Section 3.1   Standstill.   Each Holder hereby agrees not to, and to cause each of their respective Affiliates not to, from the Closing Date until the Trigger Date, unless an exemption or waiver is otherwise approved in advance in writing by the Company:
(a)   purchase or otherwise acquire, offer or propose to acquire, or solicit an offer to sell or agree to acquire, directly or indirectly, alone or in concert with others, Beneficial Ownership of any Capital Stock or any Derivative Securities, other than (i) shares and securities received by way of stock dividend, stock reclassification, reorganization or similar capital transaction involving Capital Stock of the Company or (ii) pursuant to or in connection with a Transfer contemplated by Section 2.1(a); provided that no Holder shall be in breach of this Section 3.1(a) as a result of the acquisition (x) by any Juniper Director of any Capital Stock of the Company pursuant to (A) the grant or vesting of any equity compensation awards granted by the Company to any Juniper Director, or (B) the exercise of any stock options, restricted stock units, or similar awards relating to any Capital Stock of the Company granted by the Company to any Juniper Director or (y) of any Capital Stock of the Company pursuant to the Monitoring and Oversight Agreement;
(b)   make, or in any way participate in, directly or indirectly, alone or in concert with others (including by or through any Group), any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote Common Stock or other Capital Stock of the Company or to provide or withhold consents with respect to Common Stock or other Capital Stock of the Company, whether subject to or exempt from the proxy rules, or seek to advise or knowingly influence any Person or entity with respect to the voting of, or the providing or withholding consent with respect to, any Common Stock or other Capital Stock of the Company, in each case, other than in a manner that is recommended by the Board; provided, however, that the foregoing will not be deemed to restrict or limit in any manner in which any Holder or any of its Affiliates votes any of its respective shares of Common Stock or Capital Stock, directly or by proxy, subject to compliance with the other terms and conditions of this Agreement;
(c)   except as permitted by Section 3.2, either directly or indirectly in concert with others (including by or through any Group) make any public announcement or offer with respect to (with or without conditions), or make or submit a proposal (other than to the Board) with respect to, or ask or request any other Person to make an offer or proposal (other than to the Board) with respect to, any transaction that would, if consummated, be reasonably likely to result in a change of control of the Company, including a merger, business combination, restructuring, reorganization, recapitalization, tender or exchange offer or asset disposition involving the Company or any of its Subsidiaries, in each case, unless such transaction is approved or affirmatively recommended by the Board; provided, however, that any Holder and its Affiliates shall be permitted to (i) vote on any such transaction in accordance with the terms and conditions of this Agreement and (ii) tender into any tender offer or exchange offer not commenced by a Holder or any of its Affiliates;
(d)   except as provided in this Agreement, either directly or indirectly in concert with others (including by or through any Group) call or seek to call a meeting of stockholders of the Company or initiate a stockholder proposal, seek representation on the Board or the board of directors (or equivalent governing body) of any of the Company’s controlled Affiliates, seek to remove any members of the Board or expand or reduce the size of the Board or otherwise act alone or in concert with others (including by or through any Group) to seek control of the Board or the board of directors (or equivalent governing body) of any of the Company’s controlled Affiliates;
(e)   form, join, knowingly encourage the formation of or knowingly engage in discussions relating to the formation of, or participate in a Group for purposes of seeking control, or influencing the control or management of, the Company (other than a Group consisting solely of the Investor Group); or
(f)   either directly or indirectly in concert with others (including by or through any Group) publicly announce any intention, or enter into or disclose any plan or arrangement inconsistent with the foregoing (including publicly making a request that the Company or the Board waive, amend or terminate any provisions of this Section 3.1);
Section 3.2   Permitted Action.   Notwithstanding the provisions of Section 3.1, nothing herein shall prohibit or restrict any activities of a Holder in connection with: (i) exercising any of its rights under this Agreement; (ii) privately communicating with Company management or the chairman of the Board in its capacity as a stockholder of the Company (including by providing its views privately to Company management or the chairman of the Board on any matter); provided, that such actions would not reasonably be expected to require public disclosure of such actions; (iii) exercising any voting, dividend or liquidation rights attached to any securities that it may own in accordance with its corporate governance policies and proxy voting guidelines; (iv) making any disclosure pursuant to Section 13(d) of the Exchange Act that such Holder or such Affiliate reasonably believes, based on the advice of independent legal counsel, is required in connection with any action taken by such Holder or such Affiliate that is not inconsistent with this Agreement; or (v) complying with applicable laws or with any action required by any Authority. Nothing contained in Section 3.1 shall in any way restrict or prohibit any actions taken by any Juniper Director acting solely in his or her capacity as a Director consistent with his or her fiduciary duties as a Director, including communicating with, participating in, or otherwise seeking to affect the outcome of, discussions and votes of the Board (or any committee thereof) with respect to any matters coming before it, or otherwise deemed to be subject to Section 3.1 with respect to such person’s activities in his or her capacity as a Director; provided, that such action does not include any public announcement or disclosure by the Juniper Director.
Section 3.3   Termination.   The restrictions contained in Section 3.1 shall terminate and shall cease to apply to each Holder on the Trigger Date. Notwithstanding anything to the contrary in this Article III, the restrictions contained in Section 3.1 shall terminate if (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities, (ii) the consummation of a sale or disposition (in one transaction or a series of related transactions) of all or substantially all of the Company’s and its Subsidiaries’ assets or (iii) during any period of two consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a majority of the Directors, including at least one Juniper Director, then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board (excluding the Juniper Directors).
ARTICLE IV
CORPORATE GOVERNANCE
Section 4.1   Board Representation; Initial Appointment to the Board.
(a)   From and after the Closing Date, the Board shall consist of seven (7) Directors or such greater number as approved by the Board in accordance with the organizational documents of the Company, subject to Section 4.2(d), and be constituted as follows:
(i)   subject to Section 4.2, two (2) Directors designated by the Stockholder (each, a “Juniper Director” and together, the “Juniper Directors”);
(ii)   four (4) non-executive Directors, as determined by the Board; and
(iii)   the duly appointed and acting Chief Executive Officer of the Company, who shall initially be Martyn Willsher.
(b)   Christopher W. Hamm, an existing non-executive Director of the Company, shall be initially designated as Chairman of the Board, to serve until such time as the Board shall vote to elect a different Chairperson by a majority vote of the full Board.
(c)   Promptly following the Effective Time, but on the date hereof, the Company will take, or cause to be taken, all necessary action to cause the election or appointment to the Board of two (2) natural persons designated in writing by the Stockholder prior to the Effective Time after consultation with the Company, provided that each such natural person is a Qualifying Nominee (each such person, and any other person designated for nomination by the Stockholder pursuant to this Section 4.1(c) or Section 4.2, a “Stockholder Nominee”). The Juniper Directors shall serve an initial term that will expire no earlier than the first annual meeting of the stockholders of the Company to be held following the date of this Agreement.
Section 4.2   Stockholder Nominees; Reduction and Termination of Rights.
(a)   From and after the Closing Date, until the first date on which the Stockholder has a Securities Ownership Percentage of less than 30.0%, the Stockholder shall have the right (but not the obligation) to designate for nomination and appointment or election to the Board two (2) Stockholder Nominees.
(b)   Notwithstanding anything to the contrary in Sections 4.1 and 4.2(a), if at any time the Stockholder has a Securities Ownership Percentage of less than 30.0% but greater than or equal to the Stockholder Nomination Threshold, the number of Stockholder Nominees that the Stockholder has the right (but not the obligation) to designate for nomination and appointment or election to the Board pursuant to Section 4.2(a) shall be reduced to one (1). For the avoidance of doubt, following a reduction of the Stockholder’s right to designate Stockholder Nominees for nomination and appointment or election to the Board pursuant to the foregoing sentence, such right of designation shall not be reinstated if after such occurrence the Stockholder has a Securities Ownership Percentage greater than or equal to 30.0%.
(c)   Notwithstanding anything to the contrary in Sections 4.1, 4.2(a) and 4.2(b), if at any time the Stockholder has a Securities Ownership Percentage less than the Stockholder Nomination Threshold, (i) the Stockholder shall no longer have the right to designate a Stockholder Nominee for nomination and election or appointment to the Board pursuant to this Section 4.2 and (ii) the Company shall no longer be obligated to nominate for election or appoint a Stockholder Nominee to the Board pursuant to Section 4.3(c). For the avoidance of doubt, following the termination of the Stockholder’s right to designate a Stockholder Nominee for nomination and election or appointment to the Board pursuant to the foregoing sentence, such right of designation shall not be reinstated if after such occurrence the Stockholder has a Securities Ownership Percentage greater than or equal to the Stockholder Nomination Threshold.
(d)   Neither the Company nor the Board (subject to the fiduciary duties that the Directors may owe in such capacity) shall be permitted to increase or decrease the number of individuals comprising the Board or amend or modify the designation rights set forth in this Section 4.2 without first having received the affirmative vote of a majority of the Independent Directors then on the Board that are not Juniper Directors and the written consent of the Stockholder; provided, however, that notwithstanding the foregoing sentence, the Board may increase the size of the Board pursuant to Section 3.2 of the Bylaws without the written consent of the Stockholder if the number of Stockholder Nominees that the Stockholder is permitted to designate for nomination to the Board pursuant to this Section 4.2 is increased to the extent necessary to provide the Stockholder with representation on the Board substantially commensurate with the Securities Ownership Percentage of the Stockholder, and the increase in size of the Board is sufficient to allow for the immediate election or appointment of such additional Stockholder Nominees to the Board. If a change in the size of the Board has been properly approved pursuant to this Section 4.2(d), the parties shall cooperate in good faith to take all actions necessary or advisable to reflect such change in this Agreement.
Section 4.3   Election of Stockholder Nominees to the Board.
(a)   In the event that one or more Stockholder Nominees must stand for an election to the Board in connection with any annual or special meeting of stockholders of the Company at which Directors are to be elected (each annual or special meeting, an “Election Meeting”), the Company shall give written notice, no earlier than 120 days nor later than 110 days prior to the date of such Election Meeting, to the Stockholder to request that the Stockholder designate for nomination such Stockholder Nominees, and the Stockholder shall give written notice to the Company of the Stockholder Nominee(s) at least 90 days prior to the date of such Election Meeting; provided, that if the Stockholder fails to give such notice in a timely manner, then the Stockholder shall be deemed to have designated for nomination the incumbent Juniper Directors.

(b)   In connection with any Election Meeting in which a Stockholder Nominee stands for election or reelection to the Board (or in the event that the Stockholder is permitted to designate a Replacement pursuant to Section 4.4), the Stockholder shall take all necessary action to cause the Stockholder Nominee to consent to such reference and background checks and to provide such information (including information necessary to determine any disclosure obligations of the Company) as the Board or the Governance Committee may reasonably request in connection with the Company’s disclosure obligations or in connection with the Company’s legal, regulatory or stock exchange requirements, which requests shall be of the same type as the Company requests of all other nominees to the Board.
(c)   Subject to the provisions set forth in this Article IV, to the extent that a Stockholder Nominee must stand for an election or reelection to the Board in connection with an Election Meeting, subject to applicable requirements or qualifications under applicable law or applicable stock exchange rules, the Company agrees to take, and cause the Board (subject to the fiduciary duties that the Directors may owe in such capacity) to take, all actions necessary to: (i) nominate (including for purposes of the Company’s advance notice bylaw) and recommend that the holders of Capital Stock of the Company who are entitled to vote at such Election Meeting vote in favor of the election or reelection of the Stockholder Nominee (including ensuring that each Stockholder Nominee is included in the proxy statement prepared by the Company in connection with the Company’s solicitation of proxies for such Election Meeting), and at every adjournment or postponement thereof, and on every action or approval by written resolution of the stockholders of the Company or the Board with respect to the election or reelection of members of the Board, and (ii) support the Stockholder Nominee for election or reelection in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees.
(d)   Notwithstanding anything to the contrary in this Agreement, none of the Company, the Governance Committee or the Board shall be under any obligation to nominate or recommend a proposed Stockholder Nominee if the Governance Committee determines (by majority vote) in good faith, following consultation with outside legal counsel, that such proposed Stockholder Nominee is not a Qualifying Nominee (provided that any such determination with respect to any Stockholder Nominee pursuant to this Section 4.3 shall be made no later than fifteen (15) days after the Stockholder sends written notice pursuant to Section 4.3(a) and in any event with reasonably sufficient time for the Stockholder to designate for nomination a substitute Stockholder Nominee).
Section 4.4   Qualification and Replacement of Stockholder Nominees.   If a Juniper Director shall cease for any reason to serve as a Director (including by death, disability, retirement, resignation or removal of such Director), the Stockholder shall have the exclusive right to designate a replacement for such Director (a “Replacement”). Unless the Governance Committee determines that such Replacement is not a Qualifying Nominee, the Company shall promptly take all action within its control necessary to satisfy the requirements under this Article IV with respect to such Replacement, including by causing the appointment of such Replacement to the Board to fill any such vacancy. If any such Replacement is determined by the Governance Committee not to be a Qualifying Nominee, the Stockholder shall be entitled to continue designating a Replacement until such proposed designee is determined by the Governance Committee to qualify as a Qualifying Nominee. The Company shall not fill the vacancy on the Board without the prior written consent of the Stockholder.
Section 4.5   Resignation.
(a)   The Stockholder shall have the right at any time and from time to time to cause any of the Juniper Directors to promptly tender his or her resignation from the Board and any committee of the Board on which he or she then serves.
(b)   If at any time the Stockholder no longer has the right to designate a Stockholder Nominee then serving on the Board pursuant to the terms of this Article IV, then, unless the Governance Committee and the Stockholder agree in writing that any such Juniper Director should remain on the Board, the Stockholder shall use commercially reasonable efforts to cause any such Juniper Director to promptly tender their resignation from the Board and any committee of the Board on which he or she then serves and, if the Board accepts such resignation, the resulting vacancy shall be filled by the

Board. For the avoidance of doubt, if, following a reduction of the Stockholder’s right to designate Stockholder Nominees for nomination to the Board pursuant to the first sentence of Section 4.2(b), there are then two Juniper Directors then serving on the Board, the Stockholder may decide in its sole discretion which of the two Juniper Directors this Section 4.5(b) shall apply to.
Section 4.6   Rights of the Stockholder Nominee.
(a)   The Company shall notify each Stockholder Nominee, at the same time and in the same manner as such notification is delivered to the other members of the Board, of all regular meetings and special meetings of the Board and of all regular and special meetings of any committee of the Board of which such Stockholder Nominee is a member. The Company and the Board shall provide such Stockholder Nominees with copies of all notices, minutes, consents and other material that it provides to all other members of the Board and all other members of each committee of the Board of which such Stockholder Nominee is a member concurrently as such materials are provided to the other members of the Board or such committee.
(b)   Each Stockholder Nominee shall be entitled to the same directors’ and officers’ insurance coverage as the other non-employee Directors and the same indemnification and exculpation rights from the Company as such other Directors, in each case, effective no later than the date on which such Stockholder Nominee joins the Board. If the Company enters into indemnification agreements with its Directors generally, the Company will enter into an indemnification agreement with each such Stockholder Nominee in substantially the same form as the other Directors and with such changes as may be reasonably requested by the Stockholder.
(c)   Except to the extent that the Stockholder may otherwise notify the Company, each Stockholder Nominee shall be entitled to reimbursement for reasonable expenses for his or her service as a Director, consistent with the Company’s policies applicable to other non-employee Directors.
ARTICLE V
VOTING RIGHTS
Section 5.1   Voting With Respect to Election Meetings.   From the Closing Date until the earlier of (x) the Trigger Date and (y) the date immediately preceded by the date of the annual meeting of the Company’s stockholders to be held in 2027, each Holder shall (i) cause all voting securities of the Company held by such Persons or over which any such Person otherwise has voting discretion or control to be present at any Election Meeting either in person or by proxy; and (ii) provided that the Company has complied with the Stockholder’s rights under Section 4.2 and Section 4.3, vote such voting securities beneficially owned by such Person or over which such Person otherwise has voting discretion or control, (A) 100% in favor of the Stockholder Nominees and (B) in the Holder’s sole discretion, either (1) pro rata with the votes cast by all other stockholders of the Company (not taking into account the voting securities held by the Holder) at such meeting with respect to all other director nominees or (2) in favor of all director nominees nominated by the Board (including, for the avoidance of doubt, nominations recommended by the Governance Committee with respect to the Chief Executive Officer).
ARTICLE VI
REGISTRATION RIGHTS
Section 6.1   Shelf Registration.
(a)   Following the end of the Lock-up Period, and no later than 30 days after the written request of the Stockholder (a “Demand Notice”), the Company shall use its commercially reasonable efforts to prepare and file a Registration Statement with the SEC covering the resale of all Registrable Securities that are not covered by an existing Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. In order to be valid, a Demand Notice must provide (i) the number of Registrable Securities sought to be registered and (ii) the proposed plan of distribution, or be followed by such information, when requested as contemplated by Section 6.14 hereof. In addition, on or prior to the end of the Lock-up Period, the Company shall prepare and file with the Commission a Registration Statement to permit the public resale of all of the Registrable Securities of the Holders.

(b)   Any Registration Statement filed with the SEC pursuant to this Section 6.1 shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1, which Form S-1 shall be converted to a Form S-3 at such time as the Company becomes so eligible, or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities, covering the Registrable Securities, and shall contain a Prospectus in such form as to permit any Selling Holder covered by such Registration Statement to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the Effective Date for such Registration Statement. The Company shall use reasonable best efforts to cause a Registration Statement filed pursuant to this Section 6.1 to be declared effective as soon as reasonably practicable thereafter.
(c)   During the Effectiveness Period, the Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 6.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available for the resale of the Registrable Securities without interruption until all Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the Effective Date of a Registration Statement, but in any event within three Business Days of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. At the time it becomes effective, a Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which a statement is made).
(d)   A Registration Statement shall provide for the distribution or resale pursuant to any method or combination of methods legally available to, and requested by, the Stockholder.
Section 6.2   Procedures For Underwritten Offerings.
(a)   At any time and from time to time after the effectiveness of a Registration Statement filed in accordance with Section 6.1, any Holder may request to sell all or any portion of its Registrable Securities included thereon in an underwritten offering that is registered pursuant to such Registration Statement (an “Underwritten Offering”); provided that the Holders shall not be entitled to request more than six (6) Underwritten Offerings in the aggregate, with each Underwritten Offering to include an aggregate number of Registrable Securities reasonably expected to result in gross offering proceeds of at least $40 million.
(b)   In connection with an Underwritten Offering, the Company shall select one (1) or more investment banking firms of national standing to be the managing underwriter or underwriters with the consent of the Stockholder, which consent shall not be unreasonably withheld, conditioned or delayed.
(c)   As a condition for inclusion of any Holder’s Registrable Securities in an Underwritten Offering, such Holder shall agree to enter into an underwriting agreement with the underwriters and complete and execute all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement; provided, that the underwriting agreement is in customary form and reasonably acceptable to the Holder; and provided further, that no Holder shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (i) such Holder’s ownership of its Registrable Securities to be sold or transferred, (ii) such Holder’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested). If any Holder disapproves of the terms of an underwriting, such Holder may elect to withdraw therefrom by notice to the Company and the managing underwriter; provided, that any such withdrawal must be made no later than the time of pricing of such Underwritten Offering. If all Holders withdraw from an Underwritten Offering prior to the pricing of such Underwritten Offering or if the Registration Statement relating to an Underwritten Offering is suspended pursuant to Section 6.3, then such abandoned or suspended, as applicable, Underwritten Offering will not be considered an Underwritten Offering under this Section 6.2.

(d)   If the managing underwriter or underwriters for an Underwritten Offering advises the Company that the total amount of Registrable Securities or other shares of Common Stock to be included in such Underwritten Offering is such as to materially adversely affect the success of such Underwritten Offering, the number of Registrable Securities or other shares of Common Stock to be included in such offering will be reduced as follows: first, the Company shall reduce or eliminate the Common Stock to be included by any Person other than the Holders, if any; second, the Company shall reduce or eliminate any Common Stock to be included by the Company; and third, the Company shall reduce the number of Registrable Securities to be included by the Holders on a pro rata basis based on the total number of Registrable Securities requested by such Holders to be included in the Underwritten Offering.
(e)   The Company will not be required to undertake an Underwritten Offering pursuant to this Section 6.2 if:
(i)   the Company has undertaken an Underwritten Offering, whether for its own account or pursuant to Section 6.2 of this Agreement, within 180 days preceding the date of the request for such Underwritten Offering pursuant to this Section 6.2 is given to the Company; and
(ii)   the number of Underwritten Offerings previously made pursuant to this Section 6.2 and not abandoned in the immediately preceding 12-month period shall exceed three (3).
Section 6.3   Grace Periods.
(a)   Notwithstanding anything to the contrary herein, the Company shall be entitled to postpone the filing or effectiveness of, or, at any time after a Registration Statement has been declared effective by the SEC, suspend the use of, a Registration Statement (including the Prospectus included therein) if in the reasonable and good faith judgment of the Board, (i) such registration, offering or use would reasonably be expected to materially affect in an adverse manner, or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company (provided, however, that to the extent the Company undertakes an underwritten public offering in connection with such transaction, the Holders shall be entitled to the rights set forth in Section 6.4) or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public and the premature disclosure of which would materially affect the Company in an adverse manner; (ii) the Company is in possession of material non-public information, the disclosure of which would not be, in the reasonable and good faith opinion of the Board, in the best interests of the Company; (iii) the Company must amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading; or (iv) such registration or continued registration would render the Company unable to comply with the requirements of the Securities Act or Exchange Act (the period of a postponement or suspension as described in clause (i) and/or a delay described in clause (ii), (iii) or this clause (iv), a “Grace Period”); provided, however, that in the event such Registration Statement relates to an Underwritten Offering pursuant to Section 6.2, then the Holders initiating such Underwritten Offering shall be entitled to withdraw the request for the Underwritten Offering and, if such request is withdrawn, it shall not count against the limits imposed pursuant to Section 6.2 and the Company shall pay all Registration Expenses in connection with such registration.
(b)   The Company shall promptly, and no later than three (3) calendar days following the occurrence of an event giving rise to the Grace Period, (i) notify the Holders in writing of the existence of the Grace Period (provided that the Company shall not disclose the content of such material non-public information to any Holder, without the express consent of such Holder) or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period began or will begin, and (ii) notify the Holders promptly, and no later than three (3) calendar days following the conclusion of an event giving rise to the Grace Period, in writing of the date on which the Grace Period ends.
(c)   The duration of any one Grace Period shall not exceed 45 days, there shall not be more than two (2) Grace Periods in any 365-day period and the aggregate of all Grace Periods in total during any 365-day period shall not exceed 60 days. For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred to in clause (i) of Section 6.3(b) and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) of Section 6.3(b) and the date referred to in such notice.
Section 6.4   Piggyback Registration.
(a)   If at any time, and from time to time, the Company proposes to conduct an underwritten offering of Common Stock for its own account or for the account of owners of Common Stock (including any Holder of Common Stock) entitled to participate in such offering, then the Company shall give written notice (the “Piggyback Notice”) of such underwritten offering to the Holders at least ten (10) Business Days prior to the earlier of the date of filing of the registration statement or the date of filing of the preliminary Prospectus supplement for such underwritten offering. Such Piggyback Notice shall include the number of shares of Common Stock to be offered, the proposed date of such underwritten offering, any proposed means of distribution of such shares of Common Stock, any proposed managing underwriter of such shares of Common Stock and a good faith estimate by the Company of the proposed maximum offering price of such shares of Common Stock (as such price would appear on the front cover page of a registration statement), and shall offer the Holders the opportunity to sell such amount of Registrable Securities as such Holder may request on the same terms and conditions as the Company or any Other Holder (a “Piggyback Offering”). Subject to Section 6.4(b), the Company will include in each Piggyback Offering all Registrable Securities for which the Company has received written requests for inclusion within five (5) Business Days after the date the Piggyback Notice is given; provided, however, that in the case of a “takedown” of Common Stock registered under a shelf registration statement previously filed by the Company, such Registrable Securities are covered by an existing and effective Registration Statement that may be utilized for the offering and sale of the Registrable Securities requested to be offered. Except as provided in Section 6.17, the Company shall not grant piggyback registration rights to any holders of its Common Stock or securities that are convertible into its Common Stock that are senior to the rights of the Holders set forth in this Section 6.4(a).
(b)   The Company will cause the managing underwriter or underwriters of the proposed offering to permit any Holder that has requested Registrable Securities to be included in the Piggyback Offering to include all such Registrable Securities on the same terms and conditions as any similar securities, if any, of the Company or any Other Holder. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advises the Company and the Holders in writing that, in its view, the total amount of shares of Common Stock that the Company and such Holders propose to include in such offering is such as to materially adversely affect the success of such underwritten offering, then:
(i)   if such Piggyback Offering is an underwritten primary offering by the Company for its own account, the Company will include in such Piggyback Offering: (A) first, all shares of Common Stock to be offered by the Company; (B) second, the shares of Common Stock requested to be included in such Piggyback Offering by each Holder, pro rata among any such Holders based on the number of shares of Common Stock requested to be included by such Holders; and (C) third, the shares of Common Stock requested to be included in such Piggyback Offering by each of any Other Holders, pro rata among the Other Holders based on the number of shares of Common Stock requested to be included by such Other Holders; or
(ii)   if such Piggyback Offering is an underwritten secondary offering for the account of Other Holders exercising “demand” rights pursuant to a registration rights agreement, the Company will include in such registration: (A) first, on a pro rata basis, (x) the shares of Common Stock of the Other Holders exercising “demand” rights requested to be included therein and (y) the shares of Common Stock requested to be included in such Piggyback Offering by the Holder (pro rata among such Other Holders and each Holder based in each case on the number of shares of Common Stock each requested to be included); and (B) second, the shares of Common Stock proposed to be included in such underwritten offering by the Company; and

in each case, the total amount of securities to be included in such Piggyback Offering is the full amount that, in the view of such managing underwriter, can be sold without materially adversely affecting the success of such Piggyback Offering.
(c)   If at any time after giving the Piggyback Notice and prior to the time sales of securities are confirmed pursuant to the Piggyback Offering, the Company determines for any reason to delay a Piggyback Offering initiated by the Company, the Company may, at its election, give notice of its determination to the Holders, and in the case of such a determination, will be relieved of its obligation to register any Registrable Securities in connection with the abandoned or delayed Piggyback Offering, without prejudice.
(d)   Any Holder may withdraw its request for inclusion of any or all of its Registrable Securities in a Piggyback Offering by giving written notice to the Company, at least one (1) Business Day prior to the anticipated date of the filing by the Company of a Prospectus supplement under Rule 424 (which shall be the preliminary Prospectus supplement, if one is used in the “takedown”) with respect to such offering, of its intention to withdraw from that registration; provided, however, that (i) the Holder’s request be made in writing and (ii) the withdrawal will be irrevocable and, after making the withdrawal, such Holder will no longer have any right to include its Registrable Securities in that Piggyback Offering.
Section 6.5   Registration Procedures.   If and when the Company is required to effect any registration under the Securities Act as provided in Section 6.1 or any Underwritten Offering as provided in Section 6.2, the Company shall use its commercially reasonable efforts to:
(a)   prepare and file with the SEC the requisite Registration Statement to effect such registration and thereafter use its reasonable best efforts to cause such Registration Statement to become and remain effective, subject to the limitations contained herein;
(b)   prepare and file with the SEC, without the need for a request by the Holders, such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the method of disposition set forth in such Registration Statement, subject to the limitations contained herein;
(c)   (i) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to each Holder whose securities are covered by such Registration Statement copies of all such documents, other than documents that are incorporated by reference into such Registration Statement or Prospectus, proposed to be filed and such other documents reasonably requested by such Holders (which may be furnished by email), and afford counsel to such Holders a reasonable opportunity to review and comment on such documents and (ii) in connection with the preparation and filing of each such Registration Statement pursuant to this Agreement, (A) upon reasonable advance notice to the Company and subject to the confidentiality obligations set forth in Section 8.13, give each of the foregoing such reasonable access to all financial and other records, corporate documents and properties of the Company as shall be necessary, in the reasonable opinion of counsel to the Holders and such underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and the Exchange Act, and (B) upon reasonable advance notice to the Company and subject to the confidentiality obligations set forth in Section 8.13, during normal business hours, provide such reasonable opportunities to discuss the business of the Company with its officers, Directors, employees and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of counsel to the Holders and such underwriters, to conduct a reasonable due diligence investigation for purposes of the Securities Act and the Exchange Act;
(d)   notify each Holder, promptly after the Company receives notice thereof, of (i) any correspondence from the SEC relating to such Registration Statement or Prospectus, (ii) the time when such Registration Statement has been declared effective, and (iii) the time when a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(e)   with respect to any offering of Registrable Securities furnish to each Holder, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such Holder may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such Holder a copy of any and all comment letters, transmittal letters or other correspondence to or received from, the SEC or any other governmental authority relating to such Registration Statement, Prospectus or offer;
(f)   (i) register or qualify all Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such states or other jurisdictions of the United States of America as the Holders covered by such Registration Statement shall reasonably request in writing, (ii) keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (iii) take any other action that may be necessary or reasonably advisable to enable the Holders to consummate the disposition in such jurisdictions of the securities to be sold by the Holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (f) be obligated to be so qualified, to subject itself to taxation in such jurisdiction or to consent to general service of process in any such jurisdiction;
(g)   cause all Registrable Securities included in such Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as necessary upon the opinion of counsel to the Company or counsel to the Holders of Registrable Securities included in such Registration Statement to enable such Holder or Holders thereof to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;
(h)   with respect to any Underwritten Offering, obtain a signed:
(i)   opinion of counsel for the Company (including a customary 10b-5 statement), dated the date of the closing under the underwriting agreement and addressed to the underwriters, reasonably satisfactory (based on the customary form and substance of opinions of issuers’ counsel customarily given in such an offering) in form and substance to such underwriters, if any;
(ii)   “comfort” letter, dated the date of the underwriting agreement and another dated the date of the closing under the underwriting agreement and addressed to the underwriters and signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such Registration Statement, reasonably satisfactory (based on the customary form and substance of “cold comfort” letters of issuers’ independent public accountants customarily given in such an offering) in form and substance to such underwriters covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) as are customarily covered in accountants’ comfort letters delivered to underwriters in such types of offerings of securities;
(iii)   certificate of the chief financial officer or other appropriate executive officer of the Company, dated the date of the underwriting agreement and another dated the date of the closing under the underwriting agreement and addressed to the underwriters, if reasonably requested by the underwriters for the purpose of certifying certain financial information not addressed in the comfort letter referred to in clause (ii) immediately above; and
(iv)   letter, dated the date of the underwriting agreement and another dated the date of the closing under the underwriting agreement and addressed to the underwriters and signed by the Company’s independent petroleum engineers, reasonably satisfactory (based on the customary form and substance of such letters of issuers independent petroleum engineers customarily given in such an offering) in form and substance to such underwriters covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) as are customarily covered in petroleum engineers’ letters delivered to underwriters in such types of offerings of securities;

(i)   notify each Holder of Registrable Securities included in such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and for which the Company chooses to suspend the use of the Registration Statement and Prospectus in accordance with the terms of this Agreement, at the written request of any such Holder, promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus, as supplemented or amended, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
(j)   notify the Holders of Registrable Securities included in such Registration Statement promptly of any request by the SEC for the amending or supplementing of such Registration Statement or Prospectus or for additional information relating thereto;
(k)   advise the Holders of Registrable Securities included in such Registration Statement promptly after the Company receives notice or obtains knowledge of any order suspending the effectiveness of a Registration Statement relating to the Registrable Securities and promptly use commercially reasonable efforts to obtain the withdrawal;
(l)   otherwise comply with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering of Registrable Securities, and make available to its shareholders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the Effective Date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 and which requirement will be deemed satisfied if the Company timely files complete and accurate information on Form 10-Q and Form 10-K and Current Reports on Form 8-K under the Exchange Act and otherwise complies with Rule 158;
(m)   provide and cause to be maintained a transfer agent and registrar for the Registrable Securities included in a Registration Statement no later than the Effective Date thereof;
(n)   enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Holders or the underwriters, if any, shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification, and provide reasonable cooperation, including causing at least one (1) executive officer and a senior financial officer to attend and participate in “road shows” and other information meetings organized by the underwriters, if any, as reasonably requested; provided, however, that the Company shall have no obligation to participate in more than two (2) “road shows” in any 12-month period and such participation shall not unreasonably interfere with the business operations of the Company;
(o)   if requested by the managing underwriter(s) or the Holders beneficially owning a majority of the Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information relating to the plan of distribution for such shares of Registrable Securities provided to the Company in writing by the managing underwriters and the Holders of a majority of the Registrable Securities being sold and that is required to be included therein relating to the plan of distribution with respect to such Registrable Securities, including without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and make any required filings with respect to such information relating to the plan of distribution as soon as practicable after notified of the information;
(p)   if reasonably required by the Company’s transfer agent, promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize the transfer agent to transfer such Registrable Securities without legend upon sale by the Holders of such Registrable Securities under the Registration Statement; and
(q)   otherwise use commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.
In addition, at least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder, including any update to or confirmation of the information contained in the Selling Stockholder Questionnaire, if any, which shall be completed and delivered to the Company promptly upon request and, in any event, within five (5) Business Days prior to the applicable anticipated filing date. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Stockholder Questionnaire and a response to any requests for further information as described in the previous sentence and, if an Underwritten Offering, entered into an underwriting agreement with the underwriters in accordance with Section 6.2(c) and Section 6.7. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall be permitted to exclude such Holder from being a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or request for further information as described in this Section 6.5 will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.
Section 6.6   Registration Expenses.   The Company shall pay all reasonable Registration Expenses, including, in the case of an Underwritten Offering, the Registration Expenses of an Underwritten Offering, regardless of whether any sale is made pursuant to such Underwritten Offering. Each Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. For the avoidance of doubt, each Selling Holder’s pro rata allocation of Selling Expenses shall be the percentage derived by dividing (i) the number of Registrable Securities sold by such Selling Holder in connection with such sale by (ii) the aggregate number of Registrable Securities sold by all Selling Holders in connection with such sale.
Section 6.7   Post-Offering Lock-up.
(a)   In connection with any Underwritten Offering, Piggyback Offering or other underwritten public offering of equity securities by the Company, except with the written consent of the underwriters managing such offering, to the extent requested by the managing underwriter, no Holder who participates in such offering or who Beneficially Owns 5% or more of the outstanding shares of Common Stock at such time shall Transfer, without prior written consent from the Company, during the seven (7) days prior to and the 60-day period beginning on the date of closing of such offering (or such shorter period as agreed to by any of the Company, its executive officers or the Board) (the “Post-Offering Lock-up Period”), except as part of such offering; provided, that nothing herein will prevent any Holder from making a Transfer of Registrable Securities to an Affiliate that is otherwise in compliance with the applicable securities laws, so long as such Affiliate agrees to be bound by the restrictions set forth in this Section 6.7(a). Each such Holder agrees to execute a lock-up agreement in favor of the Company’s underwriters to such effect and, in any event, that the Company’s underwriters in any relevant offering shall be third party beneficiaries of this Section 6.7(a). The provisions of this Section 6.7(a) will no longer apply to a Holder once such Holder ceases to hold Registrable Securities.
(b)   In connection with any Underwritten Offering, the Company, and each of the Company’s Directors and officers, shall not effect any Transfer of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, without prior written consent from the Selling Holder(s), during the Post-Offering Lock-up Period, except as part of such offering. The Company agrees to execute a lock-up agreement, and to call for the Company’s Directors and officers to execute a lock-up agreement, in favor of the Selling Holders’ underwriters to such effect and, in any event, that the Selling Holders’ underwriters in any relevant offering shall be third party beneficiaries to this Section 6.7(b). Notwithstanding the foregoing, the Company may (i) effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to registrations on Form S-4 or Form S-8 or as part of any registration of securities offering and sale to employees, Directors or consultants of the Company and its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement and (ii) Transfer shares of Preferred Stock.
Section 6.8   Indemnification by the Company.   The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, Directors, agents, partners, members, managers, stockholders, Affiliates, employees and investment managers of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, Directors, partners, members, managers, stockholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), to which any of them may become subject, that arise out of or are based upon (a) any untrue or alleged untrue statement of a material fact contained in any Registration Statement contemplated herein, any Prospectus or any form of Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus thereto or (b) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was provided by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (ii) in the case of an occurrence of an event of the type specified in Section 6.5(i), related to the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated and defined in Section 6.16, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party, shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Company may otherwise have.
Section 6.9   Indemnification by Holders.   Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its respective Directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the Directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of Prospectus, or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (a) to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein; (b) to the extent, but only to the extent, that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was provided by such Holder expressly for use therein or (c) in the case of an occurrence of an event of the type specified in Section 6.5(i), to the extent, but only to the extent, related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6.16, but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any Selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party, shall survive the transfer of the Registrable Securities by the Holders, and shall be in addition to any liability which the Holder may otherwise have.
Section 6.10   Conduct of Indemnification Proceedings.
(a)   If any Proceeding shall be brought or asserted against any Person entitled to indemnity under this Section 6.10 (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable and documented fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.
(b)   An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (a) the Indemnifying Party has agreed in writing to pay such fees and expenses; (b) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (c) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that in the reasonable judgment of such counsel a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party; provided, that the Indemnifying Party shall not be liable for the reasonable and documented fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
(c)   Subject to the terms of this Agreement, all reasonable and documented fees and expenses of the Indemnified Party (including reasonable and documented fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 6.10) shall be paid to the Indemnified Party, as incurred, with reasonable promptness after receipt of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined not to be entitled to indemnification hereunder. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 6.10, except to the extent that the Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.
Section 6.11   Contribution.
(a)   If a claim for indemnification under Section 6.8 or Section 6.9 is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’

relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.
(b)   The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.11 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6.11, no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
Section 6.12   Rule 144 and Rule 144A; Other Exemptions.   With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder of Registrable Securities to sell securities of the Company without registration, until the earlier of (a) such time as when no Registrable Securities remain outstanding and (b) such time as the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company covenants that it will use commercially reasonable efforts to (i) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder or (ii) make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (B) any other rules or regulations now existing or hereafter adopted by the SEC. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.
Section 6.13   Transfer of Registration Rights.   The rights of the Holders to cause the Company to register Registrable Securities under this Article VI may not be transferred or assigned, in whole or in part, without the written consent of the Company; provided, however, that a Holder may assign such rights pursuant to this Article VI in connection with a transfer of Registrable Securities to a permitted transferee set forth in Section 2.1(a) so long as (a) such transfer or assignment is effected in accordance with applicable securities laws, (b) the transferee agrees to be bound by the terms set forth in this Article VI, and (c) the Company is given written notice prior to such transfer or assignment, stating the name and address of each such transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned; provided, however, that any rights assigned hereunder shall apply only in respect of the Registrable Securities that are transferred or assigned and not in respect of any other securities that the transferee or assignee may hold.
Section 6.14   Cooperation by Holders.   The Company shall have no obligation to include Registrable Securities of a Holder in any Registration Statement or Underwritten Offering if such Holder has failed to timely furnish such information as the Company may, from time to time, reasonably request in writing regarding such Holder and the distribution of such Registrable Securities that the Company determines, after consultation with its counsel, is reasonably required in order for any Registration Statement, Prospectus or Prospectus supplement, as applicable, to comply with the Securities Act.
Section 6.15   Compliance.   Each Holder covenants and agrees that it will comply with the Prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to any Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in such Registration Statement.

Section 6.16   Discontinued Disposition.   By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of a Grace Period or any event of the kind described in Section 6.5(i), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this Section 6.16.
Section 6.17   Preservation of Rights.   The Company shall not grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder unless any such more favorable rights are concurrently added to the rights granted hereunder.
Section 6.18   Opt-Out Notices.   Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering, the withdrawal of any Underwritten Offering or any event that would lead to a suspension or delay as contemplated by Section 6.3(a); provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any notice to such Holder pursuant to Section 6.4, and such Holder shall no longer be entitled to the rights associated with any such notice.
Section 6.19   Company Obligations Regarding Transfer.   The restrictive legend on any Stockholder Securities covered by this Agreement shall be removed if (i) such shares are sold, distributed or otherwise transferred pursuant to an effective registration statement under the Securities Act in accordance with the plan of distribution described therein, (ii) such shares may be sold by the applicable Holder free of restrictions without regard to Rule 144(b) (i.e., such Holder is not an Affiliate of the Company, and has not been an Affiliate of the Company for the previous three months, and has satisfied the one-year holding period under Rule 144), or (iii) such shares are being sold, assigned or otherwise transferred pursuant to Rule 144; provided that with respect to clause (ii) or (iii) above, the applicable Holder has provided all documentation and evidence (which may include an opinion of counsel) as may reasonably be required by the Company or its transfer agent to confirm that the legend may be removed under applicable securities laws (the “Legend Removal Documents”). The Company shall cooperate with the applicable Holder covered by this Agreement to effect removal of the legend on such shares pursuant to this Section 6.19 as soon as reasonably practicable after delivery of notice from such Holder that the conditions to removal are satisfied (together with any Legend Removal Documents). The Company shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 6.19, provided that the applicable Holder shall be responsible for all fees and expenses (including of counsel for such Holder) incurred by such Holder with respect to delivering the Legend Removal Documents.
ARTICLE VII
OTHER COVENANTS OF THE COMPANY
Section 7.1   Committee Matters.
(a)   From and after the Closing Date and for so long as the Stockholder is entitled to designate at least one (1) Stockholder Nominee for nomination to the Board pursuant to Section 4.2, at least one Juniper Director shall serve as a member of each committee of the Board (other than the Audit Committee of the Board) and each subcommittee of any such committee; provided, however, that if the applicable Juniper Director is not an Independent Director and the inclusion of the Juniper Director would, as determined by the Board, reasonably be expected to have an adverse effect on the Company, the parties hereto will discuss in good faith the implementation of an arrangement whereby, as an alternative to the Juniper Director serving on such committee(s) and subcommittees, the Juniper Director would be provided with an opportunity to review materials furnished to such committee(s) or subcommittees and to propose items for inclusion on the agenda of any meeting of any such committee or subcommittee.
(b)   From and after the Closing Date and for so long as the Stockholder is entitled to designate at least one (1) Stockholder Nominee for nomination to the Board pursuant to Section 4.2, a Juniper Director shall be designated as the chairperson of the Compensation Committee of the Board.

Section 7.2   Business Opportunities.
(a)   The Company, on behalf of itself and its Subsidiaries, to the fullest extent permitted by applicable law, (i) acknowledges and affirms that the Investor Group and the Juniper Directors, (1) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in private equity, venture capital and other direct or indirect investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of businesses similar to those engaged in by the Company and its Subsidiaries (and related businesses) that may, are or will be competitive or overlap with, or are complementary to, the Company’s or any of its Subsidiaries’ businesses or that could be suitable for the Company’s or any of its Subsidiaries’ interests, (2) do business with clients, customers, vendors or lessors of any of the Company or its Affiliates or any other Person with which any of the Company or its Affiliates has a business relationship, (3) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, or serve as officers of, Other Investments, and (4) may develop or become aware of business opportunities for Other Investments (the circumstances described in the foregoing clauses (1) through (4), each a “Corporate Opportunity”), (ii) hereby renounces and disclaims any interest or expectancy of the Company or its Subsidiaries in, or in being offered an opportunity to participate in any Corporate Opportunity that is offered or presented to, or that otherwise comes into the possession or knowledge of any member of the Investor Group or any Juniper Director (each, a “Renounced Business Opportunity”), (iii) acknowledges and affirms that no member of the Investor Group or any Juniper Director (A) shall have any obligation or duty to offer or present any Renounced Business Opportunity to the Company, any of its Subsidiaries or any of the Company’s stockholders, and any member of the Investor Group and any Juniper Director may, directly or indirectly, pursue, engage, participate or possess or own interests in, a Renounced Business Opportunity or (B) shall, solely by reason of such ownership, affiliation or action relating to a Renounced Business Opportunity, become subject to any duty to the Company, any of its Subsidiaries, any of the Company’s stockholders or any of their respective Affiliates and (iv) acknowledges and affirms that the Investor Group and the Juniper Directors may or will, as a result of or arising from the matters referenced in this Section 7.2, the nature of the Investor Group’s businesses and other factors, have conflicts of interest or potential conflicts of interest, and acknowledges and agrees that, to the fullest extent permitted by applicable law, (A) in the event of any conflict of interest related to a Renounced Business Opportunity between the Company or any of its Subsidiaries, on the one hand, and any Juniper Director or any member of the Investor Group, on the other hand, each Juniper Director and each member of the Investor Group may act in its best interest and (B) except as set forth in Section 7.3, none of the Juniper Directors or any member of the Investor Group shall (1) be obligated to reveal or otherwise disclose to the Company or any of its Subsidiaries confidential information belonging to or relating to the business or affairs of such Juniper Director or the Investor Group or (2) have any duty to the Company, any of its Subsidiaries, any of the Company’s stockholders or any of their respective Affiliates with respect to any Renounced Business Opportunity.
(b)   The Company hereby waives, to the fullest extent not prohibited by applicable law, any claim or cause of action against any Juniper Director or member of the Investor Group that may from time to time arise in respect of a breach by any such Person of any duty or obligation disclaimed under this Section 7.2. Notwithstanding anything to the contrary in this Section 7.2, the Company shall not be prohibited from pursuing any Renounced Business Opportunity as a result of this Section 7.2(b).
Section 7.3   Certain Opportunities.   Notwithstanding anything to the contrary in Section 7.2, from the date hereof until the earlier to occur of (a) the termination of this Agreement and (b) the date on which the Stockholder has a Securities Ownership Percentage less than the Stockholder Nomination Threshold, if, following the date hereof, (i) the Stockholder receives an invitation to participate in, or otherwise acquires actual knowledge of, an opportunity to acquire, in one or a series of related transactions, oil and gas assets consisting primarily of operated and/or non-operated working interests covering lands located within the DJ Basin or the Powder River Basin or (ii) the Company (A) receives an invitation to participate in, or otherwise acquires actual knowledge of, an opportunity to acquire, in one or a series of related transactions, oil and gas assets consisting primarily of operated and/or non-operated working interests covering lands located within the DJ Basin or the Powder River Basin and (B) presents such opportunity to the Board for the Board’s consideration (the Stockholder or the Company, as applicable, in such capacity, the “Receiving

Party”), the Receiving Party shall, to the extent legally permissible, notify the other party of any such opportunity as soon as reasonably practicable (provided that, in the case of any third-party confidentiality obligations, the Receiving Party shall work in good faith to permit disclosure to the other party to the maximum extent possible without violating any contract or applicable law); provided, however, that the Stockholder shall be under no obligation to notify the Company of any such opportunity to acquire, in one or a series of related transactions, such oil and gas assets that is for an aggregate purchase price of less than $5,000,000. Each party acknowledges and agrees that nothing in this Section 7.3 shall limit or restrict in any way the other party’s right to pursue, engage, participate or possess or own interests in, any such opportunity.
Section 7.4   Access to Information.   From and after the date hereof until the Trigger Date:
(a)   the Company shall permit the Stockholder to visit and inspect the Company’s properties, to examine its books of accounts and records and to discuss its affairs, finances and accounts with the officers of the Company, upon reasonable advance request, during normal business hours, for a proper purpose reasonably related to the investment of the Stockholder and its Affiliates in the Company; provided, that any such information shall be subject to Section 8.12. The Stockholder shall bear any expenses incurred by the Stockholder pursuant to this Section 7.4;
(b)   upon the written request of the Stockholder, the Company shall provide the Stockholder, in addition to other information that might be reasonably requested by the Stockholder from time to time, (i) copies of all materials provided to the Board (or committee of the Board or subcommittee thereof), and (ii) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries; provided, that any such information shall be subject to Section 8.12; and
(c)   the Juniper Directors shall be permitted to disclose to the Stockholder and the Stockholder’s Affiliates and representatives the information disclosed to the Juniper Directors as members of the Board or any committee of the Board or subcommittee thereof; provided, that such ability to disclose information shall in all circumstances be subject to such Person’s fiduciary duties as Directors, which duties shall include, without limitation, a restriction on sharing information subject to confidentiality by the Company with third parties if the Company has identified to the Juniper Directors or the Board that such information is confidential and the disclosure thereof by the Juniper Directors would cause a breach of such confidentiality obligation and any such representative shall enter into a customary and reasonable mutually acceptable confidentiality agreement with the Company. The Stockholder agrees to be liable to the Company for any breach of confidentiality or use of information by its Affiliates and representatives.
Section 7.5   No Amendment of Organizational Documents.   Subject to Section 7.6, prior to the Termination Date, without the prior written approval of the Stockholder, the Company shall not, and shall cause each of its Subsidiaries not to, adopt, amend or modify (either directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, reorganization, recapitalization, reclassification, waiver, statutory conversion, or otherwise), the certificate of incorporation or Bylaws (or equivalent organizational document) of the Company or any of its Subsidiaries in a way that materially, adversely and disproportionately affects the rights or privileges of the Stockholder or any of its Affiliates that owns Common Stock or other equity interests in the Company in their capacity as owners of Common Stock or other equity interests in the Company or any of its Subsidiaries in relation to any other owner of equity interests of the Company or any of its Subsidiaries. In furtherance and not in limitation of the foregoing, the Company shall not amend Section 3.2, Section 4.1 or the last paragraph of Section 8.1 of the Bylaws without the prior written consent of the Stockholder.
Section 7.6   Charter Amendment.   Following the Closing, and subject to the fiduciary duties that the Directors may owe in such capacity, the resolutions or written consent of the Board with respect to its adoption and approval of the Parent Charter Amendment shall not be rescinded or modified in any way without the prior written consent of the Stockholder. In accordance with the Organizational Documents of the Company, the Board shall direct that the Parent Charter Amendment be submitted to the holders of Common Stock at the first annual meeting of the Company’s stockholders, and at every adjournment or postponement thereof, following the Closing Date and recommend that the Company’s stockholders approve the Parent Charter Amendment (provided, that, if the proxy statement relating to the annual meeting of the Company’s stockholders to be held in 2025 has been sent to the Company’s stockholders prior to the Closing, the Board shall not be required to direct that the Parent Charter Amendment be submitted to the holders of Common Stock at such meeting and the provisions of this Section 7.6 shall instead apply to the next annual meeting of the Company’s stockholders). The Company shall take all actions necessary or advisable to effect the foregoing, including ensuring that the Parent Charter Amendment is included in the proxy statement relating to such annual meeting and supporting the proposal in a manner no less rigorous and favorable than the manner in which the Company supports other proposals submitted by the Company to the Company’s stockholders.
ARTICLE VIII
MISCELLANEOUS
Section 8.1   Notices.   All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received; provided, that, each notice party shall use reasonable best efforts to confirm receipt of any such e-mail correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier, in each case as addressed as follows:
If to the Company, to:
Amplify Energy Corp.
500 Dallas Street, Suite 1700
Houston, Texas 77002
Attn: Eric Willis
Email: Eric.Willis@amplifyenergy.com
With a copy to (which copy shall not constitute notice):
Kirkland & Ellis LLP
609 Main Street,
Houston, Texas 77002
Attn: Matthew R. Pacey, P.C., Doug Bacon, P.C. and Kim Hicks, P.C.
E-mail:
matt.pacey@kirkland.com
doug.bacon@kirkland.com
kim.hicks@kirkland.com

If to the Stockholder, to:
c/o Juniper Capital Advisors, L.P.
2727 Allen Parkway, Suite 1850
Houston, TX 77019
Attn: Edward Geiser, Josh Schmidt, Legal
Email:
egeiser@juncap.com
jschmidt@juncap.com
legalnotices@juncap.com

With a copy to (which copy shall not constitute notice):
Gibson Dunn & Crutcher LLP
811 Main Street, Suite 3000
Houston, Texas 77002
Attention: Gerry Spedale, Michael Piazza and Jesse Myers
Email:
GSpedale@gibsondunn.com
MPiazza@gibsondunn.com
JPMyers@gibsondunn.com

or, if to a transferee of a Holder, to the transferee at the address specified by such transferee. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when notice is sent to the sender that the recipient has read the message, if sent by e-mail; (iii) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
Section 8.2   Successors and Assigns.   This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto, including subsequent Holders to the extent permitted herein.
Section 8.3   Assignment of Rights.   Unless otherwise specified in this Agreement, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by the Stockholder or any of its Affiliates without the prior written consent of the Company; provided, however, that any of the rights, interests or obligations of the Stockholder may be assigned to any of its Affiliates without the requirement of any such consent, and, following such assignment, such assignee shall be a Stockholder for all purposes hereunder. Any purported assignment in breach of this Section 8.3 shall be null and void ab initio.
Section 8.4   Specific Performance.   The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement pursuant to Section 8.16, it is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 8.4, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 8.4. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.4, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
Section 8.5   Counterparts.   This Agreement may be executed in two or more counterparts, including via facsimile or email in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
Section 8.6   Rules of Construction.
(a)   Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the parties shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.
(b)   The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur. The word “including” (in its various forms) means “including, without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.

Unless the context otherwise requires, all references to a specific time shall refer to Houston, Texas time. The word “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The term “dollars” and the symbol “$” mean United States Dollars. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.
(c)   In this Agreement, except as the context may otherwise require, references to: (i) any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof and, if applicable, by the terms of this Agreement); (ii) any Authority includes any successor to that Authority; (iii) any applicable law refers to such applicable law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable law or other law include any successor to such section; and (iv) “days” mean calendar days; when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.
Section 8.7   Governing Law; Venue; Waiver of Jury Trial.
(a)   THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.
(b)   THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8.1 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.7.
Section 8.8   Severability of Provisions.   Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such other term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall substitute a suitable and equitable provision therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Except as otherwise contemplated by this Agreement, in response to an order from a court or other competent authority for any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, to the extent that a party took an action inconsistent with this Agreement or failed to take action consistent with this Agreement or required by this Agreement pursuant to such order, such party shall not incur any liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order.
Section 8.9   Entire Agreement; No Third-Party Beneficiaries.   This Agreement (together with the Merger Agreement and any other documents and instruments executed pursuant hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, that (i) the Persons entitled to indemnification pursuant to Section 4.1 shall be express third-party beneficiaries of Section 6.8, Section 6.9, Section 6.10 and Section 6.11, (ii) each permitted transferee shall be an express third-party beneficiary of Section 2.2 and (iii) each Juniper Director shall be an express third-party beneficiary of Section 7.2.
Section 8.10   Amendment.   Unless otherwise specified in this Agreement, this Agreement may be amended only by means of a written amendment signed by each of the parties hereto.
Section 8.11   Obligations Limited to Parties to Agreement.   Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Stockholder (and its transferees or assignees) and the Company shall have any obligation hereunder and that no recourse under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Stockholder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any Stockholder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Stockholder under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation.

Section 8.12   Confidentiality of Records.
(a)   Subject to Section 8.12(b), each of the parties hereto shall, and shall cause its Affiliates to, keep confidential, disclose only to its Affiliates or Permitted Parties (in the case of the Holder) or representatives (in the case of the Company) with a bona fide need to know, and use only in connection with the transactions contemplated by this Agreement all information and data obtained by them from the other party hereto or its Affiliates or its representatives relating to such other party or the transactions contemplated hereby (other than information or data that (i) is or becomes available to the public other than as a result of a breach of this Section 8.12, (ii) was available on a non-confidential basis prior to its disclosure to or by one party to another, or (iii) becomes available to one party hereto on a non-confidential basis from a source other than the other party hereto; provided, that, such source is not known by the receiving party to be bound by a confidentiality agreement with either of the non-receiving parties or their representatives and is not otherwise prohibited from transmitting the information to the receiving party by a contractual, legal or fiduciary obligation), unless disclosure of such information or data is required by applicable law, regulation or stock exchange listing standard or is requested by an Authority with competent jurisdiction over the disclosing party.
(b)   Notwithstanding the foregoing, but subject to compliance with the Company’s bona fide internal policies, and excluding any trade or business secrets, a Juniper Director may disclose to the Holder, the Permitted Parties and its and their relevant directors, officers and employees, in each case with a bona fide need to know, any and all information received or observed by him or her in his or her capacity as a Juniper Director; provided, that such information shall not be (i) used for any purpose other than, to the extent consistent with applicable law, (A) to monitor, oversee and make decisions with respect to the Holder’s investment in the Company; (B) to comply with the Holder’s obligations under this Agreement; (C) to exercise any of the Holder’s rights under this Agreement; (D) to collaborate with the Company and (E) in order to perform the proper functions of a Person’s employment or duties (clauses (A) through (D), the “Permitted Purposes”) or (ii) disclosed to any Affiliate of the Stockholder other than the Permitted Parties; provided, further, that the Stockholder will be allowed to disclose the types of information that are customary for private equity funds to provide their members, limited partners and partners, without the prior written consent of the Company, so long as (y) such Person is bound by confidentiality obligations to the Stockholder or its Affiliates and (z) no materials provided to members of the Board or committees thereof are disclosed. Notwithstanding anything in this Section 8.12(b) to the contrary but subject to the foregoing proviso, any competitively sensitive information (as determined in good faith by the Board and identified as such in writing to the Stockholder) or local pricing data may only be disclosed to (a) Internal Permitted Parties and (b) External Permitted Parties to whom such disclosure is made for a Permitted Purpose; provided that with respect to any such disclosure: (i) in accordance with applicable law, each Juniper Director shall be subject to his or her fiduciary duties as a Director with respect to sharing such information, which duties shall include, without limitation, a restriction on sharing information subject to confidentiality by the Company with third parties if the Company has identified to each Juniper Director in writing that such information is confidential and the disclosure thereof by each Juniper Director would cause a breach of such confidentiality obligation, (ii) such disclosure to External Permitted Parties is limited to the extent such disclosure is reasonably necessary for a Permitted Purpose and consistent with the internal policies and practices of the Stockholder and its Affiliates, and (iii) no such disclosure shall be permitted to the extent it adversely affects the attorney-client privilege of the Company.
(c)   Notwithstanding anything in Section 8.16 to the contrary, the provisions of this Section 8.12 shall terminate with respect to Holder and its Affiliates and representatives on the date that is 12 months following the Termination Date.
Section 8.13   Further Assurances.   The Company and the Stockholder shall cooperate with each other and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
Section 8.14   Cumulative Remedies.   The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 8.15   Action in Stockholder Capacity Only.   The Stockholder has executed this Agreement solely in its capacity as the record holder or Beneficial Owner of Stockholder Securities and, except as set forth in Section 7.2, nothing herein shall limit or affect any actions or omissions taken by, or fiduciary duties of, any Juniper Director in his or her capacity as a Director to the extent permitted by applicable law.
Section 8.16   Termination.   Unless otherwise specified herein, this Agreement shall terminate upon the earlier of (a) the Trigger Date and (b) the date on which the Stockholder provides written notice to the Company terminating this Agreement (such earlier date, the “Termination Date” with respect to such Holder); provided, however, that the provisions of Section 2.1, Section 3.1 and Article VI shall survive such termination in accordance with their respective terms.
Section 8.17   Adjustments.   If there are any changes in the Capital Stock as a result of stock split, stock dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations under this Agreement shall continue with respect to the Capital Stock as so changed. In the event that the Company effects the separation of any portion of its business or assets into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Holder will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a stockholders agreement with the Holders that provides the Holders with rights vis-à -vis such NewCo that are substantially identical to those set forth in this Agreement, and each of the Holders shall enter into such agreement.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
COMPANY:
AMPLIFY ENERGY CORP.
By: Name: Martyn Willsher Title: President and Chief Executive Officer
[Signature Page to Stockholders Agreement]

STOCKHOLDER:
CENTURY OIL AND GAS HOLDINGS, LLC
By: Name: Title:
NORTH PEAK OIL & GAS HOLDINGS, LLC
By: Name: Title:
[Signature Page to Stockholders Agreement]

Schedule 1.1(a)
Aggregate number of shares of the Company’s issued and outstanding Common Stock as of the date of the Merger Agreement:
39,941,920

Aggregate number of Stockholder Securities to be issued to the Stockholder and its Affiliates at Closing:
26,729,315

[Schedule 1.1(a) to Stockholders Agreement]

Schedule 1.1(b)
1.   Juniper Capital II, L.P.
2.   Juniper Capital III, L.P.
3.   Juniper NPR Partners, L.P.
4.   Juniper North Peak Partners, L.P.
5.   An entity wholly owned by any of the foregoing.
[Schedule 1.1(b) to Stockholders Agreement]

Annex D
January 14, 2025
Amplify Energy Corp.
500 Dallas Street, Suite 1700
Houston, TX 77002
Attn: Board of Directors
Dear Members of the Board of Directors:
We understand that Amplify Energy Corp. (“Parent”) intends to enter into an Agreement and Plan of Merger (the “Agreement”) among Parent, Amplify DJ Operating LLC, a wholly owned subsidiary of Parent (“First Merger Sub”), Amplify PRB Operating LLC, a wholly owned subsidiary of Parent (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs”), North Peak Oil & Gas, LLC (“NPOG”), Century Oil and Gas Sub-Holdings, LLC (“COG” and, together with NPOG, each, an “Acquired Company” and, collectively, the “Acquired Companies”), Juniper Capital Advisors, L.P., solely for the purposes set forth in the Agreement (the “Members’ Representative”), and certain other entities set forth on Annex A thereto solely for the purposes set forth in the Agreement, pursuant to which, among other things, (i) First Merger Sub will merge (the “NPOG Merger”) with NPOG, (ii) NPOG will survive the NPOG Merger as a wholly owned subsidiary of Parent, (iii) Second Merger Sub will merge (the “COG Merger” and, together with the NPOG Merger, the “Mergers”) with COG, (iv) COG will survive the COG Merger as a wholly owned subsidiary of Parent, and (v) all of the outstanding limited liability company interests of NPOG and COG (collectively, the “Company Units”) will be converted into the right to receive, in the aggregate, 26,729,315 shares, par value $0.01 per share (“Parent Common Stock”), of Parent (the “Aggregate Merger Consideration”).
The Board of Directors (the “Board”) of Parent has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Aggregate Merger Consideration to be issued by Parent in the Mergers pursuant to the Agreement is fair, from a financial point of view, to Parent.
In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
1.
reviewed a draft, dated January 14, 2025, of the Agreement;

2.
reviewed certain publicly available business and financial information relating to Parent and the Acquired Companies that we deemed to be relevant;

3.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Parent and the Acquired Companies made available to us by Parent, including (a) with respect to Parent, (i) financial projections relating to Parent (the “Parent Projections”), and (ii) certain reserve estimates for oil, natural gas and natural gas liquids, in each case by reserve category, associated risking and production volume, as well as assessments of Parent’s upside acreage (the “Parent Reserve and Other Information”), in each case prepared by management of Parent, and (b) with respect to the Acquired Companies, (i) certain financial projections relating to the Acquired Companies and (ii) certain reserve estimates for oil, natural gas and natural gas liquids, in each case, by reserve category, associated risking and production volume, as well as assessments of the Acquired Companies’ upside acreage, in each case, prepared by the management of the Acquired Companies as adjusted by the management of Parent (as so

The Board of Directors of Amplify Energy Corp.
January 14, 2025
adjusted, the “Parent Projections for the Acquired Companies” and the “Parent Reserve and Other Information for the Acquired Companies”), and (c) certain forecasts and estimates of potential cost savings expected to result from the Mergers, as prepared by the management of Parent (the “Estimated Synergies”);
4.
reviewed certain publicly available market data regarding future oil and natural gas commodity pricing;

5.
spoken with certain members of the managements of Parent and the Acquired Companies and certain of their respective representatives and advisors regarding the respective businesses, operations, financial condition and prospects of Parent, the Acquired Companies, the Mergers and related matters;

6.
compared the financial and operating performance of Parent and the Acquired Companies with that of companies with publicly traded equity securities that we deemed to be relevant;

7.
conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. Management of Parent has advised us, and at your direction we have assumed, that (i) the Parent Projections for the Acquired Companies and the Parent Reserve and Other Information for the Acquired Companies have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Acquired Companies and the other matters covered thereby, and (ii) the Parent Projections and the Parent Reserve and Other Information have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of Parent and the other matters covered thereby. Furthermore, upon the advice of the management of Parent, and at your direction, we have assumed that the Estimated Synergies have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of Parent and that the Estimated Synergies will be realized in the amounts and the time periods indicated thereby. At your direction, we have assumed that the Parent Projections for the Acquired Companies, the Parent Reserve and Other Information for the Acquired Companies, the Parent Projections, the Parent Reserve and Other Information and the Estimated Synergies provide a reasonable basis on which to evaluate the Acquired Companies, Parent and the Mergers, and we have, at your direction, used and relied upon the Parent Projections for the Acquired Companies, the Parent Reserve and Other Information for the Acquired Companies, the Parent Projections for the Acquired Companies and the Estimated Synergies for purposes of our analyses and this Opinion. We express no view or opinion with respect to the Parent Projections for the Acquired Companies, the Parent Reserve and Other Information for the Acquired Companies, the Parent Projections, the Parent Reserve and Other Information, the Estimated Synergies or the respective assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Acquired Companies or Parent since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.
We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by

The Board of Directors of Amplify Energy Corp.
January 14, 2025
such party (including, without limitation, that the Members’ Representative or its affiliates will after the entry into the Agreement, but prior to the Mergers, contribute to the Acquired Companies or their subsidiaries, cash in the aggregate amount of $5,000,000), (c) all conditions to the consummation of the Mergers will be satisfied without waiver thereof, and (d) the Mergers will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Mergers will be consummated in a manner that complies in all respects with all applicable federal, state and local statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Mergers will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of the Acquired Companies or Parent, or otherwise have an effect on Parent, the Acquired Companies or any of the expected benefits of the Mergers that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the draft of the Agreement identified above.
Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Acquired Companies, Parent or any other party, nor were we provided with any such appraisal or evaluation, other than the Parent Reserve and Other Information for the Acquired Companies and the Parent Reserve and Other Information. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We do not conduct or provide geological, environmental or other technical assessments and are not experts in the evaluation of oil, natural gas, or natural gas liquids reserves or properties and we express no view or opinion as to reserve quantities, or the exploration, development or production (including, without limitation, as to the feasibility or timing thereof), of any oil, natural gas or natural gas liquids properties of the Acquired Companies or Parent. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Acquired Companies or Parent is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Acquired Companies or Parent is or may be a party or is or may be subject. With respect to the October 2021 incident involving Parent’s pipeline off the coast of Newport Beach, California and Parent’s decommissioning obligations related to its Beta properties, we have, at your instruction, (i) relied, without independent verification, solely upon the assessments and judgments of the management of Parent and (ii) have assumed that any potential liabilities, any future settlements or sinking fund or other obligations related thereto will not have a material effect on our analyses or this Opinion.
This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any view or opinion as to what the value of the Parent Common Stock actually will be when issued in the Mergers or the price or range of prices at which the Parent Common Stock or Company Units may be purchased or sold, or otherwise be transferable, at any time.
This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Mergers and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, Parent, any security holder or any other party as to how to act or vote with respect to any matter relating to the Mergers or otherwise.

The Board of Directors of Amplify Energy Corp.
January 14, 2025
In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Parent, the Acquired Companies or any other party that may be involved in the Mergers and their respective affiliates or security holders or any currency or commodity that may be involved in the Mergers.
Houlihan Lokey and/or certain of its affiliates have in the past provided investment banking, financial advisory and/or other financial or consulting services to Parent for which Houlihan Lokey and its affiliates have received compensation, including, among other things, having provided financial advisory services to Parent in connection with a refinancing of its reserve-based lending facility, which closed in November 2023. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to Parent, the Acquired Companies, Juniper Capital, LP (“Juniper”), an affiliate of the Acquired Companies, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, Juniper (collectively, with Juniper, the “Juniper Group”), other participants in the Mergers or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by Juniper, other participants in the Mergers or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with the members of the Juniper Group, other participants in the Mergers or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, Parent, the Acquired Companies, members of the Juniper Group, other participants in the Mergers or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Houlihan Lokey has acted as financial advisor to Parent in connection with, and has participated in certain of the negotiations leading to, the Mergers and will receive a fee for such services, a substantial portion of which is contingent upon the completion of the Mergers. In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Mergers. Parent has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.
We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, Parent, its security holders or any other party to proceed with or effect the Mergers, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Mergers or otherwise (other than the Aggregate Merger Consideration to the extent expressly specified herein), including, without limitation, any aspect or implication of the stockholder agreement to be entered into in connection with the Mergers, (iii) the fairness of any portion or aspect of the Mergers to the holders of any class of securities, creditors or other constituencies of Parent, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Mergers as compared to any alternative business strategies or transactions that might be available for Parent or any other party, (v) the fairness of any portion or aspect of the Mergers to any one class or group of Parent’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Parent’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) the allocation of the Aggregate Merger Consideration as between the Acquired Companies, (vii) the appropriate capital structure of Parent, whether Parent should be issuing debt or equity securities

The Board of Directors of Amplify Energy Corp.
January 14, 2025
or a combination of both in the Mergers, or the form, structure or any aspect or terms of any debt or equity financing for the Mergers or the likelihood of obtaining such financing, (viii) whether or not Parent, the Acquired Companies, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Mergers, (ix) the solvency, creditworthiness or fair value of Parent, the Acquired Companies or any other participant in the Mergers, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (x) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Mergers, any class of such persons or any other party, relative to the Aggregate Merger Consideration or otherwise. Furthermore, we are not expressing any opinion, counsel or interpretation regarding matters that require legal, regulatory, environmental, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Board, Parent and their respective advisors, as to all legal, regulatory, environmental, accounting, insurance, tax and other similar matters with respect to Parent, the Acquired Companies, the Mergers or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Aggregate Merger Consideration to be issued by Parent in the Mergers pursuant to the Agreement is fair, from a financial point of view, to Parent.
Very truly yours,
/s/ Houlihan Lokey Capital, Inc.
HOULIHAN LOKEY CAPITAL, INC.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYTBD-TBD1. The Stock Issuance Proposal—To consider and vote upon a proposal to approve, for purposes of complying with NYSE rules, theissuance of 26,729,315 shares our Common Stock, par value $0.01, in connection with transactions contemplated by the MergerAgreement, a copy of which is attached to the Proxy Statement as Annex A (the "Stock Issuance Proposal").2. The Adjournment Proposal—To adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitationand vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the StockIssuance Proposal.For Against Abstain! ! !! ! !AMPLIFY ENERGY CORP.The Board of Directors recommends you vote FOR the following:AMPLIFY ENERGY CORP.500 DALLAS STREET, SUITE 1700HOUSTON, TX 77002Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on , 2025. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to createan electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please followthe instructions above to vote using the Internet and, when prompted, indicate thatyou agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 P.M. ET on , 2025. Have your proxy card in hand when you call and thenfollow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:is/are available at www.proxyvote.com.TBD-TBDInsert Text HereAMPLIFY ENERGY CORP.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSSPECIAL MEETING OF STOCKHOLDERS, 2025The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders (the "Special Meeting") of Amplify Energy Corp. ("Amplify") and accompanying proxy statement, dated , 2025 (the "Proxy Statement"), in connection with the Special Meeting to be held on , 2025 at Central Time and hereby appoints, and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares of the common stock of Amplify, registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments or postponements thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement.THIS PROXY, WHEN EXECUTED AND DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS.PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.